    As filed with the Securities and Exchange Commission on December 8, 2003

                                                     Registration No. 333-107279

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. ONE

                                       TO

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)

                             THOMAS J. HUTCHISON III
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

Title of each class of securities     Amount to be        Proposed maximum                   Proposed maximum          Amount of
         to be registered              registered     offering price per Share (1)   aggregate offering price (1)   registration fee
         ----------------              ----------     ----------------------------   ----------------------------   ----------------
 Common Stock, $0.01 par value        350,000,000              $10.00                       $3,500,000,000            $283,150 (3)
 Common Stock, $0.01 par value (2)     50,000,000               10.00                         500,000,000               40,450 (3)

(1)  Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)  Represents Shares issuable pursuant to the Company's Reinvestment Plan.

(3)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
CNL HOSPITALITY PROPERTIES, INC.
400,000,000 SHARES OF COMMON STOCK

MINIMUM PURCHASE -- 250 SHARES ($2,500)
100 SHARES ($1,000) FOR IRAS AND KEOGH AND PENSION PLANS

Minimum purchase may be higher in certain states

      Of the 400,000,000 shares of common stock that we have registered, we are offering up to 350,000,000 shares to investors who meet our suitability standards and up to 50,000,000 shares to participants in our reinvestment plan.

      We are qualified and operated for federal income tax purposes as a real estate investment trust.

      AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 14 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER
BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS,
INCLUDING:

-    We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

-    There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

-    We rely on CNL Hospitality Corp., our Advisor, subject to approval by the
     Board of Directors, with respect to all investment decisions.

-    Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company.

-    If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

-    We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments or for distribution to our stockholders as a result of such payments and payments of additional fees and reimbursements to third parties. Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

                                                     Per Share          Total
                                                     ---------          -----
Public Offering Price                                $ 10.00       $4,000,000,000
Selling Commissions and Marketing Support Fee*       $  0.80       $  320,000,000
Proceeds to the Company                              $  9.20       $3,680,000,000

      *The selling commissions and marketing support fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price.

-    The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

-    This offering will end no later than [________, 2005], unless we elect to extend it to a date no later than [___________, 2006] in states that permit us to make this extension.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF
THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO ONE IS AUTHORIZED TO MAKE ANY STATEMENTS ABOUT THE OFFERING DIFFERENT
FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO
SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES
IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE WILL ONLY ACCEPT
SUBSCRIPTIONS FROM PEOPLE WHO MEET THE SUITABILITY STANDARDS DESCRIBED IN THIS
PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT THE DESCRIPTION OF THE COMPANY
CONTAINED IN THIS PROSPECTUS WAS ACCURATE ON NOVEMBER 3, 2003, EXCEPT WITH
RESPECT TO ACQUISITIONS AND PENDING INVESTMENTS WHICH IS ACCURATE AS OF NOVEMBER
20, 2003, BUT MAY NO LONGER BE ACCURATE. WE WILL AMEND OR SUPPLEMENT THIS
PROSPECTUS IF THERE IS A MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY.

      IT IS PROHIBITED FOR ANYONE TO MAKE FORECASTS OR PREDICTIONS IN CONNECTION
WITH THIS OFFERING CONCERNING THE FUTURE PERFORMANCE OF AN INVESTMENT IN THE
COMMON STOCK.

                              CNL SECURITIES CORP.
                                 _________, 2003

FORM OF MANAGING DEALER AGREEMENT
FORM OF PARTICIPATING BROKER AGREEMENT
FORM OF ADVISORY AGREEMENT
CONSENT OF PRICEWATERHOUSECOOPERS LLP
CONSENT OF PRICEWATERHOUSECOOPERS LLP
CONSENT OF KPMG LLP

TABLE OF CONTENTS ............................................................     ii
Questions and Answers About CNL Hospitality Properties, Inc.'s Public Offering      1

        We have not yet located the properties that will be purchased
            with the proceeds of this offering ...............................     14
            You cannot evaluate properties that we have not yet acquired or
              identified for acquisition .....................................     14
            We cannot assure you that we will obtain suitable investments ....     14
        The managing dealer has not made an independent review of the

            We have and may in the future enter into transactions with
            affiliates of the Advisor ........................................     16
            There is no separate counsel for the Company, our affiliates and
              investors ......................................................     16
     Real Estate and Other Investment Risks ..................................     16
        The Company is subject to the risks of hotel operations ..............     16
        Possible lack of diversification increases the risk of

        The economic downturn and concern about terrorist activities have adversely affected the travel and lodging industries
            and the Company's hotel operations ...............................     17
        Use of the TRS structure increases our dependence on the
            operating results of the hotels ..................................     17
        Credit enhancements to our leases may not be available or, if available, will be subject to termination and may also be
            subject to maximum limits ........................................     18
        We will not control the management of our properties .................     18
        Some of the Company's hotels are subject to compliance with
            requirements of franchise agreements .............................     18
        We may not control the joint ventures in which we enter ..............     18
        Joint venture partners may have different interests than we
            have .............................................................     18
        It may be difficult for us to exit a joint venture after an

        Multiple property leases or mortgage loans with individual
            tenants or borrowers increase our risks ..........................     19
        It may be difficult to re-lease our properties .......................     19
        We cannot control the sale of some properties ........................     19
        The liquidation of our assets may be delayed .........................     19
        There may be limited time for the Company's properties to
            appreciate to the point that their sale will generate an
            amount sufficient to return your invested capital ................     20

                                       ii

        The hotel industry is seasonal .......................................     20
        Risks of Mortgage Lending ............................................     20
            Our mortgage loans may be impacted by unfavorable real estate
              market conditions ..............................................     20
            Our mortgage loans will be subject to interest rate fluctuations .     20
            Delays in liquidating defaulted mortgage loans could reduce our

        We have obtained long-term financing and may require additional
            financing in the future ..........................................     21
        Anticipated borrowing creates risks ..................................     21
        We have and may in the future borrow money to make

        Compliance with the Americans with Disabilities Act may

        The Board of Directors can take many actions without
            stockholder approval .............................................     23
        We will rely on the Advisor and Board of Directors to manage

        We will be subject to increased taxation if we fail to qualify
            as a REIT for federal income tax purposes ........................     24
        Our leases may be recharacterized as financings, which would
            eliminate depreciation deductions on hotel properties ............     24
        Excessive non-real estate asset values may jeopardize our REIT
            status ...........................................................     24
        We may have to borrow funds or sell assets to meet our

                                      iii

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

     Advance Notice for Stockholder Nominations for Directors and Proposals
       of New Business .......................................................    132

                                       iv

Form of Reinvestment Plan..............................................    Appendix A
Prior Performance Tables...............................................    Appendix B
Subscription Agreement.................................................    Appendix C

                                       v

                          QUESTIONS AND ANSWERS ABOUT
              CNL HOSPITALITY PROPERTIES, INC.'S PUBLIC OFFERING

Q:   WHAT IS CNL HOSPITALITY PROPERTIES, INC.?

A:   CNL Hospitality Properties, Inc., which we refer to as the Company, is a real estate investment trust, or a REIT, that was formed in 1996 primarily to acquire interests in hotel properties.  Historically, the
     Company leased these properties on a triple-net basis to hotel operators; however, more recently as permitted by the REIT Modernization
     Act of 1999, the Company has been leasing properties and expects to continue to lease its properties primarily to subsidiaries of the
     Company with management of the properties performed by third-party hotel managers.  In addition, the Company may provide mortgage financing loans in connection with the operations of hotel brands and may, to a lesser extent, invest in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry.

     As of November 20, 2003, the Company owned a portfolio with interests in
     126 properties located in 37 states with 19 nationally recognized hotel brands. This portfolio includes 21 properties owned through joint ventures and two properties under development. As of November 20, 2003, the Company also had commitments to acquire interests in four additional properties. Of the properties it owns interests in, including the two Properties under development, the Company has leased or will lease 109 to subsidiaries of the Company or its various joint ventures with management performed by third-party managers, and it has leased 17 on a triple-net basis to unaffiliated third-party operators. In addition, the Company has invested approximately $19 million in convertible preferred units in an operating partnership partially owned by a publicly traded REIT and approximately $8 million in a joint venture with such partnership. As of September 30, 2003, the Company had total assets of over $2.5 billion.

Q:   WHAT IS A REIT?

A:   In general, a REIT is a company that:

     -  combines the capital of many investors to acquire or provide financing for real estate,

     -  offers benefits of a diversified portfolio under professional management,

     -  typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

     -  must pay distributions to investors of at least 90% of its taxable income.

Q:   WHAT KIND OF OFFERING IS THIS?

A:   We are offering up to 350,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 50,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:   HOW DOES A "BEST EFFORTS" OFFERING WORK?

A:   When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold.  If you choose to purchase stock in this offering, you will fill out a
     Subscription Agreement, like the one attached to this Prospectus as
     Appendix C, and pay for the shares at the time you subscribe.  The purchase price will be placed into escrow with SouthTrust Bank.
     SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder.  Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

                                      -1-

Q:   HOW LONG WILL THE OFFERING LAST?

A:   This offering will not last beyond [__________, 2005] unless we decide to extend the offering until not later than [__________, 2006,] in any state that allows us to extend the offering.

Q:   WHO CAN BUY SHARES?

A:   Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the
     "Suitability Standards" section of this Prospectus.

Q:   ARE THERE ANY RISKS INVOLVED IN AN INVESTMENT IN THE SHARES?

A:   An investment in our shares involves significant risks. You should read the
     "Risk Factors" section for a discussion of material risks that you should consider before you invest in the common stock being sold with this
     Prospectus, including the following:

     -   We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

     -   There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

     -   We rely on CNL Hospitality Corp., our Advisor, subject to approval by the Board of Directors, with respect to all investment decisions.

     -   Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company. For a discussion of additional conflicts, see the
         "Conflicts of Interest" section of this Prospectus.

     -   If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

     -   We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments or for distribution to our stockholders as a result of such payments and payments of additional fees and reimbursements to third parties. Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

Q:   IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A:   Yes. Generally, individuals must initially invest at least $2,500 and IRA,
     Keogh or other qualified plans must initially invest at least $1,000.
     Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this
     Prospectus.

Q:   AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A:   Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

                                      -2-

Q:   IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A:   At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

     We anticipate listing the shares on a national securities exchange or over-the-counter market within four years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2007, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

     Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this
     Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

     If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:   WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A:   We plan to use approximately 88.18% of the proceeds to purchase additional hotel properties, to make mortgage loans and to invest in other permitted investments and the balance will be used to pay fees and expenses in connection with this offering.  The payment of these fees will not reduce your invested capital.  Your initial invested capital amount will be $10 per share.  For a discussion of the determination of the offering price, see "The Offering - Determination of Offering Price"
     section of the Prospectus.

     Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

     Assuming 350,000,000 shares are sold in this offering, we expect to have approximately $3.057 billion of net offering proceeds available for investment in additional hotel properties and mortgage loans and over $12 billion in total assets.

Q:   WHAT TYPES OF HOTELS WILL YOU INVEST IN?

A:   We intend to purchase primarily limited service, extended stay and/or full service hotel properties that are managed by third-party nationally recognized hotel brand managers.

Q:   WHAT ARE THE TERMS OF YOUR LEASES?

A:   Since 2001, as permitted by the REIT Modernization Act of 1999, there has been a shift in the Company's business focus from triple-net leases with unaffiliated tenants to leases with the Company's subsidiaries with management of the properties by third-party managers from nationally recognized hotel brands.  This trend is expected to continue.  As of
     November 20, 2003, of the properties we own interests in, we have leased or will lease 109 properties to our subsidiaries or to subsidiaries of our various joint ventures, with management performed by third-party managers and we have leased 17 properties on a triple-net basis to unaffiliated third-party operators.

                                      -3-

     The leases we have entered into with our subsidiaries to date, and the leases we intend to enter into with our subsidiaries in the future, generally have terms of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Under the terms of the leases, the subsidiary generally will pay us a percentage of the property's gross revenues, and will be obligated to pay us a specified minimum amount of rent, regardless of the revenues. Accordingly, the Company's results of operations are affected by the operating results of the underlying properties. The subsidiaries engage a third-party manager to manage the day-to-day operations of the properties.

     The leases we have entered into with unrelated third parties to date, and any leases entered into with unrelated third parties in the future, are expected to be long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple net" means that the tenant is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our triple-net leases, the tenant must pay us minimum rent. In addition, our leases generally require the tenant to pay us percentage rent (generally on gross sales above a specified level) or provide for increases in the base rent at specified times during the term of the lease.

Q:   WHAT PROPERTIES DOES THE COMPANY CURRENTLY OWN?

A:   As of November 20, 2003 we have purchased, directly or through our subsidiaries, 126 properties, including 21 properties owned through joint ventures and two properties under development. These properties consist of 39 full service hotels, 35 extended stay hotels and 52 limited service hotels.  They are located in 37 states and include 19 nationally recognized hotel brands, such as Marriott Hotels, Resorts &
     Suites(R), Courtyard(R) by Marriott(R), Residence Inn(R) by Marriott(R),
     SpringHill Suites(TM) by Marriott(R), TownePlace Suites(R) by
     Marriott(R), Fairfield Inn(R) by Marriott(R), Hilton Hotels & Suites(R),
     Embassy Suites Hotels(R), Doubletree(R), Hampton Inn(R), Hyatt
     Regency(R), Renaissance Hotels, Resorts and Suites(R) by Marriott(R),
     Sheraton(R), Holiday Inn(R), Homewood Suites by Hilton(R) and Wyndham
     Hotels & Resorts(R).  In addition, the Company has invested approximately $19 million in convertible preferred units in an operating partnership partially owned by a publicly traded REIT and approximately
     $8 million in a joint venture with such partnership.

Q:   WHAT IS THE EXPERIENCE OF THE COMPANY'S OFFICERS AND DIRECTORS?

A:   Our management team has extensive previous experience investing in real estate on a triple-net basis.  Our Chairman of the Board and Vice
     Chairman of the Board have over 30 and 25 years, respectively, of experience with other CNL affiliates.  In addition, the Advisor's senior management team has extensive previous experience investing in hotel properties.  The majority of our directors have extensive experience investing in hotels and/or other types of real estate.  Our current directors are listed below:

     -   James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer
         of CNL Holdings, Inc. and its subsidiaries with more than 30 years of real estate experience. As of September 30, 2003, CNL Financial Group,
         Inc. and the entities it has established had more than $8 billion in assets, representing interests in over 3,000 properties in 49 states.

     -   Robert A. Bourne -- President and Treasurer of CNL Financial Group,
         Inc. with over 25 years of real estate experience involving net-lease financing.

     -   Charles E. Adams -- President and Founding Principal with Celebration
         Associates, LLC, a real estate advisory and development firm specializing in large-scale master-planned communities, seniors'
         housing and specialty commercial and mixed-use developments.

     -   Lawrence A. Dustin -- President, a director and a principal stockholder of Dustin/Massagli LLC, a company which manages the operations of EMTG,
         LLC, a company that publishes the Mobil Travel Guide featuring information concerning domestic hotels, resorts, restaurants, sites and attractions, with over 30 years of experience in the hospitality industry. Mr. Dustin also serves as a director and president of EMTG,
         LLC.

     -   Dr. Craig M. McAllaster -- Dean of the Roy E. Crummer Graduate School
         of Business at Rollins College and former Executive Director of the international consulting practicum programs at the Crummer School.

     -   Robert E. Parsons, Jr. -- President of Wasatch Investments, which provides advisory and consulting services to the real estate and lodging industries.

                                      -4-

Q:   HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A:   We have hired CNL Hospitality Corp. as our Advisor.  The Advisor has the
     authority, subject to the approval of our directors, to make all of the
     Company's investment decisions.

Q:   IS THE ADVISOR INDEPENDENT OF THE COMPANY?

A:   No.  Some of our officers and directors are officers and directors of the Advisor.  The conflicts of interest the Company and Advisor face are discussed under the heading "Conflicts of Interest" later in this
     Prospectus.

Q:   WHAT ARE THE FEES THAT THE COMPANY WILL PAY TO THE ADVISOR AND ITS
     AFFILIATES IN CONNECTION WITH THIS OFFERING?

A:   We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform for us.  We will also reimburse them for expenses they pay on our behalf.  The Company estimates that approximately 88.18% of the proceeds from this offering will be used to purchase properties and make other investments and the balance will be used to pay fees and expenses in connection with the offering.  During the acquisition stage, we will also pay to the Advisor acquisition fees in connection with the financing, development, construction or renovation of a property.  During the operating stage, the Advisor will also receive a monthly asset management fee of .05% of an amount equal to the total amount invested in properties and mortgage loans as of the end of the preceding month.  In connection with the sale of properties, we will pay the Advisor subordinated fees after stockholders have received distributions equal to their invested capital plus an 8% return on such capital.  A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties.  The Advisor will also receive a subordinated 10% share of the net sales proceeds from the sale of properties or different subordinated fees if the Company chooses to list its securities under certain circumstances or the contract with the Advisor is terminated.
     Please see the "Management Compensation" section of this Prospectus for a detailed discussion of compensation.

Q:   IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND, IF SO, HOW OFTEN?

A:   Historically, we have paid cash distributions every quarter since our operations commenced.
     We intend to continue to make quarterly cash distributions to our stockholders.  The amount of distributions is determined by the Board of
     Directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.  However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:   ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A:   Yes.  Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits.  In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes.  These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment.
     This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains.  However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:   WHEN WILL I GET MY TAX INFORMATION?

A:   Your Form 1099 tax information will be mailed by January 31 of each year.

                                      -5-

Q:   DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN
     ADDITIONAL SHARES?

A:   Yes.  We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares.  For information on how to participate in our reinvestment plan, see the section of this
     Prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should contact your registered representative or:
                              CNL Sales Department
                                  P.O. Box 4920
                           Orlando, Florida 32802-4920
                                 (800) 522-3863
                                 (407) 650-1000

                                      -6-

                               PROSPECTUS SUMMARY

      This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                        CNL HOSPITALITY PROPERTIES, INC.

      CNL Hospitality Properties, Inc., which we sometimes refer to as the
"Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is CNL Center at City Commons, 450
South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407)
650-1000 or toll free (800) 522-3863.

OUR BUSINESS

      The Company owns a portfolio with interests in 126 hotel properties located in 37 states with 19 nationally recognized hotel brands. This portfolio includes 21 properties owned through joint ventures and two properties under development. As of November 20, 2003, the Company also had commitments to acquire interests in four additional properties. Of the properties it owns interests in, the Company has leased or will lease 109 to subsidiaries of the
Company or its various joint ventures with management performed by third-party managers, and it has leased 17 on a triple-net basis to unaffiliated third-party operators. In addition, the Company has invested approximately $19 million in convertible preferred units in an operating partnership partially owned by a publicly traded REIT and approximately $8 million in a joint venture with such partnership. As of September 30, 2003, the Company had total assets of over $2.5 billion.

      Since 2001, the Company has taken advantage of the tax law changes enacted by the REIT Modernization Act of 1999, which became effective beginning in 2001.
Because of these changes, the Company has shifted its business focus from the leasing of properties to unaffiliated tenants in exchange for rental revenue, to an emphasis on leasing properties to taxable REIT subsidiaries and engaging third-party managers to conduct day-to-day operations of the hotels. This transition has resulted in the replacement of rental income from operating leases with hotel operating revenues and related hotel operating expenses. This has also resulted in a reduction in the Company's overall rental income from operating leases and an increase in hotel operating revenues as a percentage of total revenues. Management feels that this change allows the Company to better align itself with the operations of its properties. Substantially all of the properties that have been acquired since January 2002 are leased to taxable REIT subsidiaries of the Company or one of its joint ventures and are operated by third-party managers. This trend is expected to continue into the future. In addition, with respect to certain of its properties, the Company has received credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed a certain level of performance for properties they manage that are leased to taxable REIT subsidiaries and for properties that they lease directly.

      We intend to invest the proceeds of this offering primarily in limited service, extended stay and full service hotel properties generally located across the United States leased to indirect subsidiaries of the Company with management of the properties performed by third-party nationally recognized hotel brand managers, and to a lesser extent, to unaffiliated third-party operators. We may invest directly in such properties, indirectly through the acquisition of interests in entities which own hotel properties or interests therein or through the acquisition of a portfolio of hotel properties. We may also offer mortgage financing in connection with the operations of the hotels.
In addition, we may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry. You can read the section of this Prospectus under the caption "Business" for a description of the hotel properties we currently own, our pending investments, the types of properties that may be selected by our
Advisor, CNL Hospitality Corp., the property selection and acquisition processes and the nature of the mortgage loans.

      Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2007, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2007, we will sell

                                      -7-

our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of
Incorporation to extend the duration of the Company.

      We have and will continue to borrow money to acquire properties, make mortgage loans and pay certain fees and intend to encumber properties in connection with the borrowing. We have obtained a line of credit and may obtain additional lines of credit. The Company anticipates that the aggregate amount of any lines of credit will be up to $350,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. The Company has also obtained permanent financing. The Board of Directors anticipates we will obtain additional permanent financing and that the aggregate amount of the permanent financing generally will not exceed 50% of our total assets. However, our Articles of Incorporation limit the maximum amount of borrowing in relation to our net assets to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

      We depreciate buildings and equipment on the straight-line method over their estimated useful lives of 40 and 7 years, respectively, for financial reporting purposes.

RISK FACTORS

      An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 14. You should read and understand all of the risk factors before making your decision to invest.

-     As of November 20, 2003, we owned, directly or through our subsidiaries, 126 properties located in 37 states, including 21 properties owned through joint ventures and two properties under development.  The Company has also invested approximately $19 million in convertible preferred units in an operating partnership partially owned by a publicly traded REIT and approximately $8 million in a joint venture with such partnership.  Because the Company has not yet identified the properties to be acquired with proceeds from this offering, and the Board of Directors may approve future offerings, the proceeds of which may be invested in additional properties, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

-     We do not anticipate that there will be a public market for the shares in the near term. Therefore, prior to listing, if at all, if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

-     We rely on the Advisor, which, subject to approval by the Board of
      Directors, has responsibility for the management of our Company and our investments. Not all of the officers and directors of the Advisor have extensive experience, and the Advisor has limited experience, with mortgage financing, which could adversely affect our business.

-     The Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to us.

-     Market and economic conditions that we cannot control will affect the value of our investments.

-     We may make investments that will not appreciate in value over time, such as mortgage loans and building only properties, with the land owned by a third party.

-     We cannot predict the amount of revenues we will receive from tenants and borrowers.

-     If our tenants, borrowers or hotel managers default, we will have less income with which to make distributions.

                                      -8-

-     As of November 20, 2003, a significant portion of our properties are managed by or leased to Marriott and Hilton chains and any adverse developments affecting Marriott or Hilton could materially adversely affect our revenues.

-     If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

-     We have obtained long-term financing. In the future, if we do not obtain additional long-term financing, we will not be able to acquire as many properties or make as many mortgage loans as we anticipate, which could limit further diversification of our investments.

-     Borrowing may be risky if the cash flow from our investments is insufficient to meet our debt obligations. In connection with borrowing, we have mortgaged or pledged our assets, and may do so with regard to future borrowings, which would put us at risk of losing the assets if we are unable to pay our debts.

-     We may incur debt, including debt to make distributions to stockholders, in order to maintain our status as a REIT.

-     The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

-     Restrictions on ownership of more than 9.8% of the shares of common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

-     We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to you as a stockholder.

-     We estimate that approximately 5.15% of the proceeds from the sale of shares will be paid in fees to our advisor and its affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf.  We will not have as much of the offering proceeds to invest in properties, mortgage loans and other permitted investments or for distribution to our stockholders as a result of such payments and payments of additional fees and reimbursements to third parties.  Of the proceeds from the sale of shares, we expect that approximately 88.18% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

OUR REIT STATUS

      As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

      We have retained the Advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

                                      -9-

      All of the executive officers and a majority of the directors of the
Advisor also are officers or directors of the Company. The Advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants or managers for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease or management agreement of a property and each mortgage loan; and (iii) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the Advisor's actions relating to the
Company are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

      You can read the sections of this Prospectus under the captions
"Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the
Company and the Advisor, as well as for a description of the services the
Advisor will provide.

      Certain of our officers and directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of the
Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i)
allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the Advisor, (v) compensation to the Advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the Advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and our stockholders will not have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

      The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the Advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 2002, these entities, which invest in properties that are leased on a "triple-net"
basis, but do not invest in hotel properties, had purchased, directly or indirectly, approximately 1,900 fast-food, family-style, and casual-dining restaurants and 37 retirement facilities. Based on an analysis of the operating results of the prior public programs in which Messrs. Seneff and Bourne have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix B -- Prior
Performance Tables.

OUR INVESTMENT OBJECTIVES

      Our Articles of Incorporation provide that the Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

      -     making distributions.

      -     obtaining fixed income through the receipt of base rent, increasing our income (and distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on mortgage loans.

      -     remaining qualified as a REIT for federal income tax purposes.

      -     providing you with liquidity for your investment within four years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter

                                      -10-

            market or (ii) if listing does not occur within four years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions
"Business -- General," "Business -- Investment of Offering Proceeds," "Business
-- Site Selection and Acquisition of Properties," "Business -- Description of
Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description. For purposes of calculating "estimated maximum" fees payable in the paragraphs below, the Company has made assumptions as to the number of shares
(and the corresponding price per share) that would be sold net of selling commissions, marketing support fees and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

         OFFERING STAGE.

                  SELLING COMMISSIONS, MARKETING SUPPORT FEE, DUE DILIGENCE
EXPENSE REIMBURSEMENTS AND OFFERING EXPENSES. The Company will pay the managing dealer selling commissions of up to 6.5% on all shares sold (estimated maximum of $204,750,000 if 350,000,000 shares are sold), subject to reduction under certain circumstances as described in "The Offering -- Plan of Distribution"
section of this prospectus, and a marketing support fee of up to 1.5% on all shares sold (estimated maximum of $47,250,000 if 350,000,000 shares are sold).
The managing dealer in turn may pass along selling commissions of up to 6% on shares sold by other soliciting dealers, and the marketing support fee it receives to soliciting dealers who are not affiliates of the Company. The
Company will also reimburse bona fide due diligence expenses of the soliciting dealers that are not affiliates of the Company (estimated maximum of $1,750,000 if 350,000,000 shares are sold). The Company will also reimburse the Advisor and its affiliates for actual expenses incurred on the Company's behalf in connection with the offering (estimated maximum of $15,750,000 if 350,000,000 shares are sold).

         ACQUISITION STAGE.

                  ACQUISITION FEES. The Company will pay the Advisor a fee equal to 3.9% of the proceeds of this offering (estimated maximum of $131,425,000 if
350,000,000 shares are sold), subject to reduction under certain circumstances as described in "Management Compensation" section of this prospectus, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, the Company will pay the Advisor a fee equal to 3.9% of loan proceeds from permanent financing and the revolving line of credit that are used to acquire properties for the services described above. However, no acquisition fees will be paid on loan proceeds from the revolving line of credit until such time as all net offering proceeds have been invested by the Company. Acquisition fees will also be paid in connection with the development, construction or renovation of a property.

                  ACQUISITION EXPENSES. The Company will reimburse the Advisor and its affiliates for actual expenses incurred on our behalf in connection with the selection and acquisition of properties, mortgage loans and other permitted investments.

                                      -11-

         OPERATIONAL STAGE.

                  ASSET MANAGEMENT FEE. The Company will pay the Advisor a
monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties (exclusive of acquisition fees and acquisition expenses)
plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

                  ADVISORY FEE. To the extent the acquisition fee to the Advisor is reduced in the manner described in the "Management Compensation" section of this prospectus for investments by a stockholder in excess of 500,000 shares, such stockholder and any person to whom shares are transferred will be required to pay an annual 0.40% advisory fee on its shares to our advisor or its affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder.

         OPERATIONAL OR LIQUIDATION STAGE.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded
8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  DEFERRED, SUBORDINATED REAL ESTATE DISPOSITION FEE. The
Company may pay the Advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property, for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if
you want more information about real estate disposition fees that we may pay to the Advisor.

                  DEFERRED, SUBORDINATED SHARE OF NET SALES PROCEEDS FROM THE
SALE OF ASSETS. The Company will pay to the Advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the
Advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the Advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market other than the Pink Sheets and the OTC Bulletin Board occurs. See "Management Compensation" for a complete description.

THE OFFERING

OFFERING SIZE...............................    -  Maximum -- $4,000,000,000

                                                -  $3,500,000,000 of common stock to be offered to investors meeting certain suitability standards and up to $500,000,000 of common stock available to investors who purchased their shares in this offering or one of the prior offerings of our Company and who choose to participate in our reinvestment plan. The sale of approximately 258,000,000 of the 400,000,0000 shares is subject to the stockholders approving an increase in the number of authorized shares of the Company. You can read the section of the Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws -- Description of
                                                   Capital Stock" for a description of authorized shares. Until such time, if any, as the stockholders approve an increase in the number of authorized shares, this offering will be limited to approximately 142,000,000 shares, up to
                                                   15,000,000 of which will be available to stockholders purchasing pursuant to the reinvestment plan.

                                      -12-

MINIMUM INVESTMENTS                             -  Individuals -- $2,500 -- Additional shares may be purchased in ten dollar increments.

                                                -  IRA, Keogh and other qualified plans -- $1,000 -- Additional shares may be purchased in ten dollar increments.

                                                   (Note:  The amounts apply to most potential investors, but minimum investments may vary from state to state.  Please see "The Offering"
                                                   section, which begins on page 147).

SUITABILITY STANDARDS.......................    -  Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or

                                                -  Net worth (not including home, furnishings and personal automobiles) of at least $150,000.

                                                   (Note:  Suitability standards may vary from state to state.  Please see the
                                                   "Suitability Standards and How to Subscribe" section, which begins on page
                                                   25).

DURATION AND LISTING........................    Anticipated to be within four years from the commencement of this offering, if market conditions are favorable.  If the shares are listed on a national securities exchange or over-the-counter market, our Company will become a perpetual life entity.

DISTRIBUTION POLICY.........................    Consistent with our objective of qualifying as a REIT, we expect to continue to pay quarterly distributions and distribute at least 90% of our REIT taxable income.

OUR ADVISOR.................................    CNL Hospitality Corp. will administer the day-to-day operations of our Company and select our Company's real estate investments, mortgage loans and other permitted investments, subject to the approval of our board of directors.

ESTIMATED USE OF PROCEEDS...................    Approximately 88.18% of the offering proceeds will be available to acquire hotel properties and make mortgage loans and other permitted investments.  The balance will be used to pay fees and expenses in connection with the offering.

OUR REINVESTMENT PLAN.......................    We have adopted a reinvestment plan which will allow some stockholders to have the full amount of their distributions reinvested in additional shares that may be available.  We have registered 50,000,000 shares of our common stock for this purpose.  See the "Summary of Reinvestment Plan" and the "Federal Income Tax
                                                Considerations -- Taxation of Stockholders" sections and the Form of
                                                Reinvestment Plan accompanying this Prospectus as Appendix A for more specific information about the reinvestment plan.

                                      -13-

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this
Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate,"
"continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         WE HAVE NOT YET LOCATED THE PROPERTIES THAT WILL BE PURCHASED WITH THE
PROCEEDS OF THIS OFFERING.

                 You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating hotel brands, particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants or managers and therefore the Board of Directors has flexibility in assessing potential tenants and managers. As of November 20,
2003, we have acquired, directly or through our subsidiaries, 126 properties, including 21 properties owned through joint ventures and two properties under development. In addition, as of November 20, 2003, the Company had entered into commitments to acquire interests in four additional properties. The acquisition of these properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these properties will be acquired by the Company. You can read the sections of this Prospectus under the captions "Business -- Property
Acquisitions" and "Business -- Pending Investments" for a description of these properties. The Company has also invested approximately $19 million in convertible preferred units in an operating partnership partially owned by a publicly traded REIT and approximately $8 million in a joint venture with such partnership. Because the Company has not yet identified the properties to be acquired with proceeds from this offering, and the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business -- General,"
"Business -- Investment of Offering Proceeds," and "Business -- Standards for
Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

                 We cannot assure you that we will obtain suitable investments.
We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

         THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF THE COMPANY
OR THE PROSPECTUS. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

         THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may
delay investing the proceeds from this offering for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. In our first four public offerings we took between one and ten months after each offering closed to invest all net offering proceeds. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior
CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested and that this offering is substantially larger than our previous offerings.

                                      -14-

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the Advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

         THE SALE OF SHARES BY STOCKHOLDERS COULD BE DIFFICULT. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the
Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         OUR MANAGEMENT HAS LIMITED EXPERIENCE WITH MORTGAGE FINANCING. Not all
of the officers and directors of the Advisor have extensive experience, and the
Advisor has limited experience, with mortgage financing, which may adversely affect our results of operations and therefore our ability to pay distributions.

         WE ARE DEPENDENT ON THE ADVISOR. The Advisor, subject to approval by the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the
Advisor, with or without cause, but only subject to payment and release of the
Advisor from all guarantees and other obligations incurred as Advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the Advisor will achieve our objectives or that the Board of
Directors will be able to act quickly to remove the Advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.

         We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                 We will experience competition for properties. The Advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the Advisor to us may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                 There will be competing demands on our officers and directors.
Our directors and some of our officers, and the directors and some of the officers of the Advisor, have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                 The timing of sales and acquisitions may favor the Advisor. The
Advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our
Board of Directors must approve any investments and sales, but the Advisor's recommendation to the Board may be influenced by the impact of the transaction on the Advisor's compensation. The agreements between us and the

                                      -15-

Advisor were not the result of arm's-length negotiations. As a result, the
Advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                 Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of
Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

                 We have and may in the future enter into transactions with affiliates of the Advisor. We have invested in joint ventures with affiliates of the Advisor and may do so in the future. The Board of Directors, including the independent directors, must approve each such transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.
Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm's length. Had they been at arm's length, the terms of the transaction may have been different and may have been more beneficial to you.

                 There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

         THE COMPANY IS SUBJECT TO THE RISKS OF HOTEL OPERATIONS. The Company
has invested primarily in hotel-related assets, and its hotels are subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include: (i) increases in supply of hotel rooms that exceed increases in demand; (ii) increases in energy costs and other travel expenses that reduce business and leisure travel; (iii) reduced business and leisure travel due to continued geo-political uncertainty, including terrorism; (iv) adverse effects of declines in general and local economic activity; (v) adverse effects of a downturn in the hotel industry; and
(vi) risks generally associated with the ownership of hotels and real estate, as discussed below.

         POSSIBLE LACK OF DIVERSIFICATION INCREASES THE RISK OF INVESTMENT.
There is no limit on the number of properties of a particular hotel brand which we may acquire. However, under investment guidelines established by the Board of
Directors, no single hotel brand may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent directors. The Board of Directors, including a majority of the independent directors, will review the Company's properties and potential investments in terms of geographic and hotel brand diversification. As of
November 20, 2003, a significant portion of the Company's properties were
Marriott-branded and Hilton-branded hotels. Because of this concentration, there is a risk that any adverse developments affecting Marriott or Hilton generally could materially adversely affect our revenues (thereby affecting our ability to make distributions to stockholders). Although the Company's properties are located in 37 states, 18.25% of the properties are located in California and
12.70% of the properties are located in Florida. In addition, if in the future we concentrate our acquisitions on another chain, or in certain geographic areas or on certain product types, it will increase the risk that our financial condition will be adversely affected by the poor judgment of a particular management group, by poor brand performance, by a downturn in a particular market sub-segment or by market disfavor with a certain product type.

         Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the money necessary to further diversify our investments or achieve the highest possible return on our investments.

         WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS. Changes in
general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the

                                      -16-

value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

         ADVERSE TRENDS IN THE HOTEL INDUSTRY MAY IMPACT OUR PROPERTIES. The
success of our properties depends largely on the property operators' ability to adapt to dominant trends in the hotel industry, including those noted below, as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The "Business -- General"
section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders.

         THE ECONOMIC DOWNTURN AND CONCERN ABOUT TERRORIST ACTIVITIES HAVE
ADVERSELY AFFECTED THE TRAVEL AND LODGING INDUSTRIES AND THE COMPANY'S HOTEL
OPERATIONS. As a result of the effects of the economic downturn, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, some of our hotels have experienced declines in occupancy and average daily rates due to the decline in travel.

         Although aggressive cost containment and a significant slowdown in the construction of new hotels has occurred over the past two years, positioning the industry for a recovery, management still expects the economic slowdown to continue throughout the remainder of 2003. In addition, any extended U.S.
military participation in a war with Iraq or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of our assets. The
Company's properties and the business of the Company's tenants and managers may continue to be affected, including hotel occupancy and revenues and, as a result, the Company's revenues may remain at reduced levels or be reduced further to the extent that rents and other revenues received by the Company are calculated as a percentage of hotel revenues. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the Company's revenues and cash flows may decline or remain at reduced levels for extended periods and cash available for distributions to stockholders may be reduced.

         According to Smith Travel Research, for all U.S. hotels, industry revenue per available room experienced year over year decreases of approximately
2.0% and 6.9% in 2002 and 2001, respectively, and is expected to increase slightly in 2003. If the Company is unable to sustain appropriate levels of revenue per available room, its operating margins may deteriorate.

         Certain of our leases and operating agreements contain credit enhancement features such as guarantees, which are intended to cover payment of minimum returns to the Company. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged.

         USE OF THE TRS STRUCTURE INCREASES OUR DEPENDENCE ON THE OPERATING
RESULTS OF THE HOTELS. Prior to January 1, 2001, substantially all of the
Company's hotels were leased to unaffiliated third-parties under leases providing for the payment of rent based, in part, on revenues from the Company's hotels. Accordingly, operating risks were essentially limited to changes in hotel revenues and to the lessees' ability to pay the rent due under the leases.
For properties leased to our subsidiaries that do not have credit enhancements in place, collection of amounts due under the related rental agreements are dependent on the profitable operations of the hotel properties. In addition to the ownership expenses previously borne by the Company, the Company is now subject to the risks of increased hotel operating expenses for the hotels now in the Company's TRS lessee structure, including but not limited to: (i) wage and benefit costs; (ii) repair and maintenance expenses; (iii) energy costs, which have increased significantly in recent months, especially at the California hotels; (iv) the costs of liability insurance; and (v) other operating expenses.
Increases in these operating expenses can have a significant adverse impact on the Company's earnings and cash flow. Poor performance by the properties leased to subsidiaries will affect the Company's results of operations to a much greater extent than would performance by properties leased to third parties. We do, however, have the right under our agreements with the third party managers of these hotels to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager.

                                      -17-

         CREDIT ENHANCEMENTS TO OUR LEASES MAY NOT BE AVAILABLE OR, IF
AVAILABLE, WILL BE SUBJECT TO TERMINATION AND MAY ALSO BE SUBJECT TO MAXIMUM
LIMITS. Although historically our leases generally have had credit enhancement provisions, some of our credit enhancements have started to expire and the
Company may not obtain credit enhancements, such as guarantees, net worth requirements or liquidity facility agreements, from a third-party tenant or manager in connection with future leases. Even if provided to the Company, these enhancements generally terminate at either a specific time during the lease term or at such time that the funding limits have been reached. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments.
If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely impacted and, if multiple tenants were similarly affected, cash available to make distributions to our stockholders may be reduced or we may experience losses.

         WE WILL NOT CONTROL THE MANAGEMENT OF OUR PROPERTIES. Our tenants or managers are responsible for maintenance and other day-to-day management of the properties. Our financial condition is dependent on the ability of third-party tenants or managers that we do not control to operate the properties successfully. We have and in the future intend to continue to enter into only leasing agreements with third-party tenants or management agreements with managers having substantial prior hotel experience. Although we believe the third-party tenants and/or managers of the 126 properties directly or indirectly owned, and the four properties identified as probable acquisitions, as of
November 20, 2003, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants or managers are unable to operate the properties successfully, the tenants may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

         SOME OF THE COMPANY'S HOTELS ARE SUBJECT TO COMPLIANCE WITH
REQUIREMENTS OF FRANCHISE AGREEMENTS. Some of the Company's hotels are operated under franchise licenses. Each license agreement requires that the licensed hotel be maintained and operated in accordance with certain standards and requires the Company to pay a variety of franchise related fees to the franchisers. The franchisers also may require substantial improvements to the
Company's hotels, for which the Company would be responsible, as a condition to the renewal or continuation of these franchise licenses. If a franchise license terminates due to the Company's failure to make required improvements or to otherwise comply with its terms, the Company may be liable to the franchiser for a termination payment. These termination payments would vary by franchise agreement and by hotel. Although the Company has never had a franchise agreement terminated by a franchiser, the loss of a substantial number of franchise licenses and the related termination payments could have a material adverse effect on its business, financial condition and results of operations.

         WE MAY NOT CONTROL THE JOINT VENTURES IN WHICH WE ENTER. Our
independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. In any joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties indirectly through the acquisition of interests in entities that own hotel properties or interests therein, we may not control the management of such assets.

         JOINT VENTURE PARTNERS MAY HAVE DIFFERENT INTERESTS THAN WE HAVE.
Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture or other investment, the value of our investment will be affected by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

         IT MAY BE DIFFICULT FOR US TO EXIT A JOINT VENTURE AFTER AN IMPASSE. In
our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer

                                      -18-

will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         WE MAY NOT HAVE CONTROL OVER PROPERTIES UNDER CONSTRUCTION. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. You can read the section of this Prospectus under the caption "Business -- Site
Selection and Acquisition of Properties" if you want more information about property development and renovation.

         WE WILL HAVE NO ECONOMIC INTEREST IN GROUND LEASE PROPERTIES. If we
invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement.
Thus, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         MULTIPLE PROPERTY LEASES OR MORTGAGE LOANS WITH INDIVIDUAL TENANTS OR
BORROWERS INCREASE OUR RISKS. The value of our properties leased to unaffiliated third parties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant, borrower or manager could cause a reduction in income.

         IT MAY BE DIFFICULT TO RE-LEASE OUR PROPERTIES. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

         WE CANNOT CONTROL THE SALE OF SOME PROPERTIES. Although we have not yet done so, we may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the Advisor and the Board of Directors to freely control the sale of the property. See "Business -- Description of Property Leases -- Right of Tenant to
Purchase."

         THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. For up to the first four years after commencement of this offering, we intend to use any proceeds from the sale of properties, mortgage loans or from other investments, which proceeds are not required to be distributed to stockholders in order to preserve the
Company's status as a REIT, to acquire additional properties, make additional mortgage loans, invest in permitted investments and repay outstanding indebtedness. If our shares are listed on a national securities exchange or over-the-counter market, we may reinvest the proceeds from sales in other properties, mortgage loans or permitted investments for an indefinite period of time. If our shares are not listed by December 31, 2007, we are obligated under our Articles of Incorporation to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise.

         Neither the Advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be

                                      -19-

delayed beyond the time of the sale of all of the properties until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

         THERE MAY BE LIMITED TIME FOR THE COMPANY'S PROPERTIES TO APPRECIATE TO
THE POINT THAT THEIR SALE WILL GENERATE AN AMOUNT SUFFICIENT TO RETURN YOUR
INVESTED CAPITAL. Because a portion of the offering price is used to pay expenses and fees, the full offering price is not invested in properties. In order to return your invested capital we must sell the properties for an amount in excess of their original purchase price. If the Company does not list its shares by December 31, 2007, then it must liquidate its investments and as a result, there may not be adequate time for the appreciation in value needed to return your invested capital. However, upon listing, the market value of your investment will fluctuate and there is no guarantee that you will recover your invested capital at or subsequent to the listing of the shares.

         THE HOTEL INDUSTRY IS SEASONAL. The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. In addition, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our third-party leases. Quarterly financial results may be adversely affected by factors outside the Company's control, including weather conditions and poor economic factors. As a result, the Company may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to its stockholders.

         RISKS OF MORTGAGE LENDING.

                 Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels.
We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                 Our mortgage loans will be subject to interest rate
fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                 Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                 Returns on our mortgage loans may be limited by regulations.
The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         OUR PROPERTIES MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES. Under
various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

                                      -20-

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem;
or (ii) the Company has negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

         WE HAVE OBTAINED LONG-TERM FINANCING AND MAY REQUIRE ADDITIONAL
FINANCING IN THE FUTURE. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments and our ability to achieve our investment objectives.

         ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for any other authorized corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Company anticipates that we will obtain one or more revolving lines of credit in an aggregate amount of up to $350,000,000 to provide financing for the acquisition of assets, although the Board of
Directors could determine to borrow a greater amount. As of November 3, 2003, the Company had obtained a revolving line of credit for up to approximately
$96,700,000, of which approximately $23.7 million was outstanding as of such date, and a construction loan facility for up to approximately $64,000,000, of which approximately $38.7 million was outstanding as of such date. We may repay the lines of credit using equity offering proceeds, including proceeds from this offering, working capital, permanent financing or proceeds from the sale of assets. As of November 3, 2003, the Company had outstanding permanent financing totalling approximately $1.234 billion, including its share from unconsolidated subsidiaries. We may also obtain additional long-term, permanent financing. We anticipate that our permanent financing generally will not exceed 50% of our total assets. We may not borrow more than 300% of our net assets, without showing our independent directors that a higher level of borrowing is appropriate. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. See "Business --
Borrowing" for a description of the lines of credit and permanent financing the
Company has obtained as of November 3, 2003.

         WE HAVE AND MAY IN THE FUTURE BORROW MONEY TO MAKE DISTRIBUTIONS. We
may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes. During 2003 and to a much lesser extent in 2002, we used borrowings on our line of credit to fund distributions. We anticipate that, at least for the near term, we will continue to borrow on our line of credit to fund a portion of our distributions. Were we to discontinue this practice at the current time, distributions may be adversely affected.

MISCELLANEOUS RISKS

         OUR HOTEL PROPERTIES MAY BE UNABLE TO COMPETE SUCCESSFULLY. We compete with other companies for the acquisition of properties. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. The operating results of our properties depend in part on the ability of the tenants and managers to compete successfully with other businesses in the vicinity. In addition, we compete with other financing sources for suitable tenants, managers and properties. If

                                      -21-

we, our tenants and our managers are unable to continue to compete successfully, our results of operations will be adversely affected.

         INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS. Inflation may
decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         WE MAY NOT HAVE ADEQUATE INSURANCE. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled "Business -- Description of Property Leases -- Insurance,
Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant or taxable REIT subsidiary, as applicable, to obtain. The Company or its third-party tenants or management companies maintain comprehensive insurance on each of the Company's properties, including liability, fire and extended coverage, of the type and amount the
Company believes is customarily obtained for or by hotel owners. Some of the
Company's hotels in California and the Company's hotel in Hawaii are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under building codes that were less stringent with regard to earthquake related requirements. An earthquake could render significant uninsured damage to the hotels. Additionally, areas in
Florida and Louisiana, where certain of the Company's hotels are located, may experience hurricane or high-wind activity. The Company has earthquake insurance policies on its hotels located in seismic areas of California and in Hawaii, and has wind insurance policies on certain of its hotels located in Florida and
Louisiana. However, various types of catastrophic losses, like earthquakes and floods may not be fully insurable or may not be commercially practical to insure. Additionally, deductibles on earthquake and wind insurance policies may be higher than general property insurance policies. With respect to some of the hotels in California, in addition to the applicable deductibles under the earthquake insurance policies, the Company is self-insured for the first $7.5 million per earthquake.

         Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Changes in building codes and ordinances, inflation, environmental considerations and other factors might also affect the
Company's ability to replace or renovate a hotel after it has been damaged or destroyed.

         POSSIBLE EFFECT OF ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be
"plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT MAY ADVERSELY
AFFECT OUR FINANCIAL CONDITION. Under the Americans with Disabilities Act of
1990, all public accommodations, including hotels, are required to meet certain federal requirements for access and use by disabled persons. The Company believes that its hotels substantially comply with the requirements of the
Americans with Disabilities Act. However, a determination that the hotels are not in compliance with that Act could result in liability for both governmental fines and damages to private parties. If the Company were required to make unanticipated major modifications to the hotels to comply with the requirements of the Americans with Disabilities Act, it could adversely affect the Company's ability to pay its obligations.

         OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVERS. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions

                                      -22-

of the Articles of Incorporation which exempt us from the application of
Maryland's Business Combinations Statute and Control Share Acquisition Statute,
may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the
Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk
Factors -- Tax Risks -- Ownership limits may discourage a change in control,"
"Summary of the Articles of Incorporation and Bylaws -- General," "Summary of
the Articles of Incorporation and Bylaws -- Mergers, Combinations, and Sale of
Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share
Acquisitions" and "Summary of the Articles of Incorporation and Bylaws --
Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         OUR STOCKHOLDERS ARE SUBJECT TO OWNERSHIP LIMITS. The Articles of
Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person.
If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         MAJORITY STOCKHOLDER VOTE MAY DISCOURAGE CHANGES OF CONTROL.
Stockholders may take some actions, including approving amendments to the
Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders.
Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         INVESTORS IN OUR COMPANY MAY EXPERIENCE DILUTION. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. This is the sixth offering being undertaken by the
Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of
Incorporation and Bylaws -- Description of Capital Stock" and "The Offering --
Plan of Distribution."

         THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER
APPROVAL. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the
Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the Advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi)
change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         WE WILL RELY ON THE ADVISOR AND BOARD OF DIRECTORS TO MANAGE THE
COMPANY. If you invest in the Company, you will be relying entirely on the management ability of the Advisor and on the oversight of our Board of
Directors. You will have no right or power to take part in the management of our
Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the Advisor and the Board of Directors.

         OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY. The Articles of
Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited.
Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that

                                      -23-

he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this
Prospectus under the caption "Summary of the Articles of Incorporation and
Bylaws -- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         WE WILL BE SUBJECT TO INCREASED TAXATION IF WE FAIL TO QUALIFY AS A
REIT FOR FEDERAL INCOME TAX PURPOSES. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2002 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

         You should be aware that opinions of counsel are not binding on the
Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         OUR LEASES MAY BE RECHARACTERIZED AS FINANCINGS, WHICH WOULD ELIMINATE
DEPRECIATION DEDUCTIONS ON HOTEL properties. Our tax counsel, Greenberg Traurig,
LLP, is of the opinion, based upon certain assumptions, that the leases of hotels where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels where we do not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a hotel does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased.
Any increase in our distribution requirements may limit our ability to invest in additional hotels and to make additional mortgage loans.

         EXCESSIVE NON-REAL ESTATE ASSET VALUES MAY JEOPARDIZE OUR REIT STATUS.
In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of such company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable
REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. The Company may invest in securities of another REIT, and its investment may represent in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT. If the other REIT were to lose its
REIT status during a taxable year in which the Company's investment represented in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT as of the close of a calendar quarter, the Company will lose its REIT status.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.

                                      -24-

         WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION
REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         OWNERSHIP LIMITS MAY DISCOURAGE A CHANGE IN CONTROL. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of such class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than
100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of the common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         WE MAY BE SUBJECT TO OTHER TAX LIABILITIES. Even if we qualify as a
REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         CHANGES IN TAX LAWS MAY PREVENT US FROM QUALIFYING AS A REIT. As we
have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the
"Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of
Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Company's Shares, (d) the background and qualifications of the Advisor, and (e) the tax consequences of the investment.

         California, Iowa, Maine, Massachusetts, Michigan, Missouri, New
Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and
Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, NORTH CAROLINA AND TENNESSEE
-- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least
$60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

                                      -25-

         MISSOURI -- The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings, and personal automobiles) in the
Company and (ii) has either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

         OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account
(such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the
Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See
"The Offering -- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax
Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the
Subscription Agreement in the form attached hereto as Appendix C. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL
Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering --
Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow
Agent." See "The Offering -- Subscription Procedures." Certain Soliciting
Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the
Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan
of Distribution."

                                      -26-

         A minimum investment of 250 Shares ($2,500) is required, except for
Nebraska and North Carolina investors who must make a minimum investment of 500
Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000).
Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Company's reinvestment plan (the "Reinvestment Plan"). See "The Offering
-- General," "The Offering -- Subscription Procedures," and "Summary of
Reinvestment Plan."

                          --Intentionally Left Blank --

                                      -27-

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that
350,000,000 Shares are sold. The Company estimates that 5% of the Shares to be sold will be sold through distribution channels that will not involve the payment of selling commissions ("Selling Commissions") or the marketing support fee and accordingly will be sold at a purchase price of $9.20, and further estimates that 5% of the Shares will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee ("Acquisition Fee") and accordingly will be sold at a purchase price equal to $8.91 per Share. The Company estimates that the remainder of the Shares (90%) will be sold at the full $10.00 per Share offering price. These estimates and the figures set forth below represent the
Company's best estimate of its intended sales results. Depending primarily on the number of Shares sold in this offering, the Company estimates that approximately 88.18% of the offering proceeds, or $8.82 per Share, will be used to purchase properties (the "Properties") and make or acquire loans ("Loans")
and other "permitted investments"(as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling
Commissions and the marketing support fee, and to pay the Advisor a fee for its services in connection with the selection, acquisition, development and construction of the Company's real estate investments. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                                     Maximum Offering (1)
                                                                                     --------------------
                                                                                    Amount           Percent
                                                                                    ------           -------

OFFERING PROCEEDS TO THE COMPANY (2)                                            $3,466,925,000          100.0%
Less:
    Selling Commissions to CNL Securities Corp. (2)                                204,750,000           5.91%
    Marketing Support Fee to CNL Securities Corp. (2)                               47,250,000           1.36%
    Due Diligence Reimbursements to CNL Securities Corp. (2)                         1,750,000           0.05%
    Offering Expenses (3)                                                           15,750,000           0.46%
                                                                                --------------          -----

NET PROCEEDS TO THE COMPANY                                                      3,197,425,000          92.22%
Less:
    Acquisition Fees to the Advisor (4)                                            131,425,000           3.79%
    Acquisition Expenses (5)                                                         8,750,000           0.25%
    Initial Working Capital Reserve (6)                                                     --              --
                                                                                --------------          -----
CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE
    MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS
    BY THE COMPANY (7)                                                          $3,057,250,000          88.18%
                                                                                ==============          ======

--------
FOOTNOTES:

(1)  Excludes 50,000,000 Shares that may be sold pursuant to the Reinvestment
     Plan.

(2)  As stated above, it has been estimated that 90% of the Shares sold will not be sold subject to a discount, 5% of the Shares sold will be sold at a price "net" of Selling Commissions and the marketing support fee and 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%.
     Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to
     1.5% of aggregate Gross Proceeds and an Acquisition Fee equal to 3.9%
     applied to 90% of the Shares sold; (ii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 3.9% of Gross
     Proceeds applied to 5% of the Shares sold; and (iii) no Selling
     Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds applied to 5% of the Shares sold. See "The
     Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions and marketing support fees may be reduced, including commission and marketing support fee discounts available for purchases by registered representatives or principals of the Managing
     Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers.

(3)  Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the
     Shares, including marketing and sales costs, but exclude Selling
     Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4)  Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any
     Property or other permitted investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include
     Acquisition Expenses. See "The Offering - Plan of Distribution" for a
     description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.

                                      -28-

(5)  Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with
     Property acquisitions that are part of the purchase price of the
     Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in
     connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other permitted investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross
     Proceeds.

(6)  Generally the Company's leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering
     Proceeds") available to the Company for maintenance and repairs. As used herein, "Net Offering Proceeds" means Gross Proceeds less (i) Selling
     Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7)  Offering proceeds designated for investment in Properties or the making of
     Mortgage Loans or other permitted investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."

                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its
Affiliates may be entitled by reason of their purchase and ownership of Shares.
The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan. See "The Advisor and the
Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates during 2002 and from January 1, 2003 through
November 3, 2003, see "Certain Relationships and Related Transactions." For
information concerning compensation to the Directors, see the section of this
Prospectus entitled "Management."

         A maximum of 350,000,000 Shares ($3,500,000,000) may be sold, subject to approval by the stockholders of an increase in the number of authorized
Shares. See "Summary of the Articles of Incorporation and Bylaws -- Description
of Capital Stock." An additional 50,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the
Reinvestment Plan. Prior to the conclusion of this offering, if any of the
50,000,000 Shares remain after meeting anticipated obligations under the
Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of this Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, the Company has made assumptions as to the number of Shares (and the corresponding price per Share) that would be sold net of Selling
Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                                      -29-

         TYPE OF                                   METHOD OF COMPUTATION                                       ESTIMATED
       COMPENSATION                                                                                         MAXIMUM AMOUNT*
      AND RECIPIENT
-------------------------   --------------------------------------------------------------------     -------------------------------
                                                       Offering Stage

Selling Commissions to      Selling Commissions of up to 6.5% per Share on all Shares sold,          Actual amount is not determinable
Managing Dealer and         subject to reduction under certain circumstances as described in         at this time but it is estimated
Soliciting Dealers          "The Offering -- Plan of Distribution." Soliciting Dealers may be        to be approximately $204,750,000
                            reallowed Selling Commissions of up to 6.0% with respect to Shares       if 350,000,000 Shares are sold.
                            they sell.

Due diligence expense       Actual expenses incurred in connection with the due diligence of         Actual amount is not
reimbursements to           our Company and this offering.                                           determinable at this time
Managing Dealer and                                                                                  but is estimated to be
Soliciting Dealers                                                                                   approximately $1,750,000 if
                                                                                                     350,000,000 Shares are sold.

Marketing support fee to    Marketing support fee of up to 1.5% of Gross Proceeds to the             Up to $47,250,000 if
Managing Dealer and         Managing Dealer, subject to reduction under certain circumstances        350,000,000 Shares are sold.
Soliciting Dealers          as described in the section of this Prospectus entitled "The
                            Offering -- Plan of Distribution." The Managing Dealer may reallow all or a portion of this fee to certain Soliciting Dealers who enter into separate marketing support agreements with the Managing
                            Dealer relating to this fee. Generally, the Managing Dealer will not reallow the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our common stock.

Reimbursement to the        Actual expenses incurred.  The Offering Expenses paid by the             Actual amount is not
Advisor and its             Company, together with the 6.5% Selling Commissions, the marketing       determinable at this time,
Affiliates for Offering     support fee and due diligence expense reimbursements incurred by         but is estimated to be
Expenses                    the Company will not exceed 13% of the proceeds raised in                $15,750,000 if 350,000,000
                            connection with this offering.                                           Shares are sold.

                                                     Acquisition Stage

Acquisition Fee to the      Up to 3.9% of Gross Proceeds, subject to reduction under certain         Actual amount is not
Advisor                     circumstances described below, and 3.9% of loan proceeds from            determinable at this time
                            permanent financing ("Permanent Financing") and the line of credit       but it is estimated to be
                            ("Line of Credit") that are used to acquire Properties                   approximately $131,425,000
                            (collectively, "Total Proceeds") payable to the Advisor as               if 350,000,000 Shares are
                            Acquisition Fees.  However, no Acquisition Fees will be paid on          sold plus $124,800,000 if
                            loan proceeds from the Line of Credit until such time as all Net         Permanent Financing equals
                            Offering Proceeds have been invested by the Company.  Acquisition        approximately $3,200,000,000.
                            Fees payable to the Advisor on sales of 500,000 Shares or more to a
                            "purchaser" (as such term is defined in the section of this
                            Prospectus titled "The Offering  -- Plan of Distribution") may be reduced to 1.0% of Gross Proceeds, provided all such Shares are purchased through the same registered investment adviser,
                            Soliciting Dealer,  or the Managing Dealer.

----------------

*     For purposes of calculating "estimated maximum" fees payable, the Company has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, marketing support fees and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                                      -30-

         TYPE OF                                   METHOD OF COMPUTATION                                       ESTIMATED
       COMPENSATION                                                                                         MAXIMUM AMOUNT*
      AND RECIPIENT
-------------------------   --------------------------------------------------------------------     -------------------------------
Other Acquisition Fees to   Any fees paid to Affiliates of the Advisor in connection with the        Amount is not determinable
Affiliates of the Advisor   financing, development, construction or renovation of a Property.        at this time.
                            Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the
                            Board of Directors, including a majority of the Directors who are independent of the Advisor (the "Independent Directors"), not
                            otherwise interested in the transaction.

Reimbursement of            Reimbursement to the Advisor and its Affiliates for expenses             Acquisition Expenses, which
Acquisition Expenses to     actually incurred.  Acquisition Expenses may include, without            are based on a number of
the Advisor and its         limitation, legal fees and expenses, travel and communication            factors, including the
Affiliates                  expenses, costs of appraisals, nonrefundable option payments on          purchase price of the
                            property not acquired, accounting fees and expenses, taxes, and          Properties, are not
                            title insurance.                                                         determinable at this time.

                            The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset
                            Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                            commercially competitive, fair and reasonable to the Company.
                            Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                            customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the
                            transaction. "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                            Acquisition Expenses.
----------------

*     For purposes of calculating "estimated maximum" fees payable, the Company has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, marketing support fees and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                                      -31-

         TYPE OF                                   METHOD OF COMPUTATION                                       ESTIMATED
       COMPENSATION                                                                                         MAXIMUM AMOUNT*
      AND RECIPIENT
-------------------------   --------------------------------------------------------------------     -------------------------------
                                                     Operational Stage

Asset Management Fee to     A monthly Asset Management Fee in an amount equal to .05% of the         Amount is not determinable at
the Advisor                 Company's Real Estate Asset Value and the outstanding principal          this time.  The amount of the
                            amount of any Mortgage Loans, as of the end of the preceding             Asset Management Fee will
                            month.  Specifically, Real Estate Asset Value equals the amount          depend upon, among other
                            invested in the Properties wholly owned by the Company, determined       things, the cost of the
                            on the basis of cost, plus, in the case of Properties owned by any       Properties and the amount
                            joint venture or partnership in which the Company is a co-venturer       invested in Mortgage Loans.
                            or partner ("Joint Venture"), the portion of the cost of such
                            Properties paid by the Company, exclusive of Acquisition Fees and
                            Acquisition Expenses.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

Advisory Fee payable to     To the extent the Acquisition Fee to the Advisor is reduced in the       Amount is not determinable at
the Advisor or its          manner described above, for investments by a stockholder in excess       this time.
Affiliates                  of 500,000 Shares, such stockholder and any person to whom Shares are transferred will be required to pay an annual 0.40% Advisory
                            Fee on its Shares to the Advisor or its Affiliates. Payment of this fee will be withheld from Distributions otherwise payable to such stockholder. Upon Listing, the Advisory Fee will no longer be payable to the Advisor or its Affiliates.

Reimbursement to the        Operating Expenses (which, in general, are those expenses relating       Amount is not determinable at
Advisor and Affiliates      to administration of the Company on an ongoing basis) will be            this time.
for operating expenses      reimbursed by the Company.  To the extent that Operating Expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of
                            Average Invested Assets or 25% of Net Income (the "2%/25%
                            Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the
                            2%/25% Guidelines. "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for
                            depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves;
                            provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

----------------

*     For purposes of calculating "estimated maximum" fees payable, the Company has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, marketing support fees and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                                      -32-

         TYPE OF                                   METHOD OF COMPUTATION                                       ESTIMATED
       COMPENSATION                                                                                         MAXIMUM AMOUNT*
      AND RECIPIENT
-------------------------   --------------------------------------------------------------------     -------------------------------
Deferred, subordinated      A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable at
real estate disposition     the Sale of one or more Properties, in an amount equal to the            this time. The amount of
fee payable to the          lesser of (i) one-half of a Competitive Real Estate Commission, or       this fee, if it becomes
Advisor from a Sale or      (ii) 3% of the sales price of such Property or Properties. Payment       payable, will depend upon the
Sales of a Property not     of such fee shall be made only if the Advisor provides a                 price at which Properties are
in liquidation of the       substantial amount of services in connection with the Sale of a          sold.
Company                     Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return (as defined below) and (ii) their aggregate invested capital ("Invested Capital"). In general,
                            Invested Capital is the amount of cash paid by the stockholders to the Company for their Shares, reduced by certain prior
                            Distributions to the stockholders from the Sale of assets. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the
                            Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after
                            Listing, of 30 days during which the Shares are traded.
                            "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on
                            Invested Capital.

Subordinated incentive      At such time, if any, as Listing occurs (other than on the Pink          Amount is not determinable at
fee payable to the          Sheets or the OTC Bulletin Board), the Advisor shall be paid the         this time.
Advisor at such time, if    subordinated incentive fee ("Subordinated Incentive Fee") in an
any, as Listing occurs      amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until the date of Listing exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the
                            total Distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after
                            Listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred,
                            subordinated share of Net Sales Proceeds from Sales of assets of the Company.

----------------

*     For purposes of calculating "estimated maximum" fees payable, the Company has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, marketing support fees and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                                      -33-

         TYPE OF                                   METHOD OF COMPUTATION                                       ESTIMATED
       COMPENSATION                                                                                         MAXIMUM AMOUNT*
      AND RECIPIENT
-------------------------   --------------------------------------------------------------------     -------------------------------
Deferred, subordinated      A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable at
share of Net Sales          from Sales of assets of the Company payable after receipt by the         this time.
Proceeds from Sales of      stockholders of Distributions equal to the sum of (i) the
assets of the Company not   Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the       Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the      the Advisor.
Advisor

Performance Fee payable     Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable at
to the Advisor              occurred and the Advisor has met applicable performance standards,       this time.
                            the Advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of the
                            Company's assets on the date of termination of the Advisory
                            Agreement (the "Termination Date"), less any indebtedness secured by such assets, plus total Distributions paid to stockholders from the Company's inception through the Termination Date, exceeds (ii)
                            the sum of 100% of Invested Capital plus an amount equal to the
                            Stockholders' 8% Return from inception through the Termination
                            Date. The Performance Fee, to the extent payable at the time of
                            Listing, will not be payable in the event the Subordinated
                            Incentive Fee is paid.

                                                     Liquidation Stage

Deferred, subordinated      A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable at
real estate disposition     Sale of one or more Properties, in an amount equal to the lesser of      this time. The amount of
fee payable to the          (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or      the sales price of such Property or Properties. Payment of such          payable, will depend upon
Sales in liquidation of     fee shall be made only if the Advisor provides a substantial amount      the price at which Properties
the Company                 of services in connection with the Sale of a Property or Properties      are sold.
                            and shall be subordinated to receipt by the stockholders of
                            Distributions equal to the sum of (i) their aggregate Stockholders'
                            8% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the
                            subordination conditions are satisfied.

Deferred, subordinated      A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable at
share of Net Sales          from Sales of assets of the Company payable after receipt by the         this time.
Proceeds from Sales of      stockholders of Distributions equal to the sum of (i) the
assets of the Company in    Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the          Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the      the Advisor.
Advisor

----------------
*     For purposes of calculating "estimated maximum" fees payable, the Company has made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, marketing support fees and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

                                      -34-

                             CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the
Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL HOLDINGS, INC. (1)

              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                   Retail Properties:
                                                       Commercial Net Lease Realty, Inc. (9)
   CNL Capital Markets, Inc. (2)
     CNL Investment Company                        Restaurant Properties:
       CNL Securities Corp. (3)                        CNL Restaurant Properties, Inc. (10)
     CNL Institutional Advisors, Inc.
                                                   HOSPITALITY PROPERTIES:
Administrative Services:                               CNL HOSPITALITY PROPERTIES, INC. (11)
   CNL Shared Services, Inc. (4)
                                                    Retirement Properties:
                                                       CNL Retirement Properties, Inc. (8)
Real Estate Services:
   CNL Real Estate Services, Inc. (5)               Financial Services:
     CNL HOSPITALITY CORP. (6)                         CNL Finance, Inc.
       CNL HOTEL DEVELOPMENT COMPANY (7)                  CNL Capital Corp.
     CNL Retirement Corp. (8)
       CNL Retirement Development Corp.
     CNL Realty & Development Corp.
     CNL Asset Management, Inc.
     CNL Corporate Venture, Inc.
     CNL Plaza Venture, Inc.

-----------------------

(1)      CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc.
         and its Affiliates. James M. Seneff, Jr., Chairman of the Board of the
         Company, shares ownership and voting control of CNL Holdings, Inc. with
         Dayle L. Seneff, his wife.

(2)      CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial
         Group, Inc. and is the parent company of CNL Investment Company.

(3)      CNL Securities Corp. is a wholly owned subsidiary of CNL Investment
         Company and has served as managing dealer in the offerings for various
         CNL public and private real estate programs, including the Company.

(4)      CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings,
         Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5)      CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL
         Financial Group, Inc., is the parent company of CNL Hospitality Corp.,
         CNL Retirement Corp., CNL Realty " Development Corp. and CNL Asset
         Management, Inc.

(6)      CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate
         Services, Inc., provides management and advisory services to the
         Company pursuant to the Advisory Agreement.

(7)      CNL Hotel Development Company is a wholly owned subsidiary of CNL
         Hospitality Corp., the Advisor to the Company.

                                      -35-

(8)      CNL Retirement Properties, Inc., is a public, unlisted REIT. James M.
         Seneff, Jr. holds the position of Chairman of the Board, Thomas J.
         Hutchison III holds the position of Chief Executive Officer and Robert
         A. Bourne holds the positions of Treasurer and Vice Chairman of the
         Board of CNL Retirement Properties, Inc. CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Retirement Properties, Inc. pursuant to an advisory agreement.

(9)      Commercial Net Lease Realty, Inc. is a REIT listed on the New York
         Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc.
         and Commercial Net Lease Realty, Inc. merged, at which time Commercial
         Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne holds the position of Vice Chairman of the Board of Commercial Net Lease Realty,
         Inc.

(10)     CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund,
         Inc.) is a public, unlisted REIT. Effective September 1, 1999, CNL Fund
         Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and
         CNL Restaurant Properties, Inc. merged, at which time CNL Restaurant
         Properties, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne holds the position of Vice Chairman of the Board of CNL Restaurant Properties,
         Inc.

(11)     CNL Hospitality Properties, Inc., the Company, is a public, unlisted
         REIT. James M. Seneff, Jr. holds the positions of Chairman of the
         Board, Thomas J. Hutchison III holds the position of Chief Executive
         Officer and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of the Company.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, other than joint ventures with the Company or its subsidiaries, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may invest in hotel properties, may purchase properties concurrently with the
Company and may lease properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage financing to the same or similar entities as those targeted by the Company, thereby affecting the
Company's Mortgage Loan activities. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict
Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire hotel properties or invest in mortgage loans of a type suitable for acquisition by the
Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and full service hotel brands (the
"Hotel Brands") and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example)
may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the
Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis and subsequently transfer them to the
Company. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the
Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties to be transferred by the Advisor to the Company may be subject to conflicts of interest. The Company cannot be sure that the Advisor will act in its best interests when deciding whether to allocate any particular property to
it.

                                      -36-

Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Hotel Brands. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property or make a mortgage loan that also would be a suitable investment for an
Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL
Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of
Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain
Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that the Company will acquire such
Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) the Board of
Directors has approved the acquisition, (ii) a binding purchase contract is executed and delivered by the seller and the Company, (iii) a nonrefundable deposit has been paid on the Property, and (iv) a commitment letter is executed by a proposed tenant or third-party manager.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its
Affiliates may be entitled upon the Sale of a Property. See "Conflicts of
Interest -- Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the
Board of Directors will be required to approve each Sale of a Property.

DEVELOPMENT OF PROPERTIES

         A conflict could arise in connection with the Advisor's determination as to whether to acquire Properties which require development. Affiliates may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of
Directors, including the independent directors, must approve employing an
Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

         Subject to the limitations set forth in the Articles of Incorporation, the Company may engage in transactions with Affiliates and pay compensation in connection therewith. For additional information concerning these relationships, see the sections of this Prospectus entitled "Management Compensation" and
"Certain Relationships and Related Transactions."

POSSIBLE LISTING OF SHARES

         A conflict could arise in connection with the determination of whether or not to list the Company's Shares since the Advisor and other Affiliates may receive different amounts of compensation if such Shares are Listed, and

                                      -37-

such compensation could be paid earlier if Listing occurs. The Board of
Directors must approve the Listing of the Shares.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company has in the past and may in the future invest in Joint
Ventures with other programs sponsored by the Advisor or its Affiliates. A majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, must determine that each such investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the
Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of
Property, in which the approval of the Company and each co-venturer is required.
In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors --
Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the
Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time.
These officers and directors of the Advisor and officers and Directors of the
Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the
Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent
Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a
Mortgage Loan by the Company may result in the immediate realization by the
Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the
Board of Directors must approve all of the Company's acquisitions and Sales of
Properties and the entering into and Sales of Mortgage Loans. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property or Mortgage Loan as such determination could impact the timing and amount of fees payable to the
Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the
Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the
Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the
Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the
Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

                                      -38-

LEGAL REPRESENTATION

         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10%
interest. Neither the Company nor the stockholders will have separate counsel.
In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the
Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its
Affiliates, (ii) certain future offerings, and (iii) allocation of properties and mortgage loans among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its
Affiliates to the Company except for transactions in which the Advisor or its
Affiliates provide goods or services to the Company in accordance with the
Articles of Incorporation, or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the
Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors)
not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the
Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the
Company acquire any such asset at an amount in excess of its appraised value.
The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent
Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and
joint ventures of wholly owned subsidiaries of the Company) in which the co-venturer is not the Sponsor, the Advisor, the Directors or any Affiliate of
those persons or of the Company (other than a wholly owned subsidiary of the
Company), subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert). Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the
Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the
Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the
Company or Joint Ventures in which the Company is a co-venturer, subject to the
2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased either on a "triple-net" basis to operators of Hotel Brands or to subsidiaries with management of the properties performed by third-party managers, and (ii) offer mortgage loans. The Advisor and its Affiliates also will not purchase a property or offer a mortgage loan for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of hotel properties to be leased either on a "triple-net" basis to operators of Hotel Brands or to subsidiaries with management of the properties performed by third-party managers until substantially all (generally, 80%) of the funds available for investment
(Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any

                                      -39-

funds have been reserved to make contingent payments in connection with any
Property, whether or not any such payments are made.) The Advisor or its
Affiliates may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company and/or to offer mortgage loans.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its
Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its
Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of hotels and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its
Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any
Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any
Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under
"Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint
Investment With An Affiliated Program," and "Conflicts of Interest -- Legal
Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions, which will be paid in arrears, may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's
Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as
Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is
Bank of New York, will act on behalf of the participants in the Reinvestment
Plan (the "Participants"). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission.
At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is currently $10.00 per Share. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the
Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding
Mortgage Loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
(i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii)
capitalization rates in use by private appraisers, to the extent that the
Advisor deems such factors appropriate, as

                                      -40-

well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value"
balance sheet, the internal accountants will then assume a Sale of the Company's
Assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933, as amended (the "Securities
Act") through a separate prospectus relating solely to the Reinvestment Plan.
Until this offering has terminated, Shares will be available for purchase out of the additional 50,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the
offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment
Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the
Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the
Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after such person receives the current prospectus or a separate prospectus relating solely to the
Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the
Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase.
In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the
Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase
Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any
Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of
Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the
Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the
Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The

                                      -41-

administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50.
The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the
Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the
Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such
Distributions are made. The purchased Shares will be allocated among the
Participants based on the portion of the aggregate Distributions received by the
Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the
Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the
Participants in the offering. Accordingly, the Company will pay the Managing
Dealer Selling Commissions of 6.5%, of which up to 6% will be reallowed to
Soliciting Dealers (subject to reduction under the circumstances provided under
"The Offering -- Plan of Distribution"), a marketing support fee of 1.5%, which may be reallowed to Soliciting Dealers, due diligence expense reimbursements of approximately 0.05%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of
3.9% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.
The Company may also pay approximately 0.45% and 0.25% to Affiliates as reimbursement for Offering Expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to Affiliates of the Company will total approximately 5.15% of the proceeds of reinvested Distributions.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment
Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of
Shares purchased during the quarter, the per Share purchase price for such
Shares, the total administrative charge paid by the Company on behalf of each
Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees,
and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. If the Company is not engaged in an offering and until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the
Shares, determined as described above. See "Summary of Reinvestment Plan --
General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for
Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan
will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a current prospectus or a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the
Reinvestment Plan must terminate his or her entire participation in the
Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates

                                      -42-

his or her participation, the Reinvestment Agent will send him or her a check in payment for the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and the Company's record books will be revised to reflect the ownership records of his or her full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. There are no fees associated with a
Participant's terminating his or her interest in the Reinvestment Plan. A
Participant in the Reinvestment Plan who terminates his or her interest in the
Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan, by notifying the
Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified
Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan.
Specifically, stockholders will be treated as if they have received the
Distribution from the Company and then applied such Distribution to purchase
Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the
Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment
Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the
"Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the
Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose
Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares until such time as the Company commits to redeeming such Shares.

                                      -43-

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional
Property (directly or through a Joint Venture) or to invest in additional
Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the
Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such
Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next
Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the
"Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the
Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the
Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the
Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8.0%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share.
The net redemption price approximates the per Share net proceeds received by the
Company in the offering, after deducting Selling Commissions of 6.5% and a marketing support fee of 1.5% payable to the Managing Dealer and certain
Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before
Listing occurs (and liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the
Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to
Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders.

         A stockholder may present fewer than all of his or her Shares to the
Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her
Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of
Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v)
they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of
Shares in the Company, could cause direct or indirect ownership of Shares of the
Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the

                                      -44-

best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of
Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk
Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."

                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12,
1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership ("Hospitality Partners"). CNL
Hospitality GP Corp. and CNL Hospitality LP Corp., wholly owned corporate subsidiaries of the Company, are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, owned by the Company through
Hospitality Partners. Various other wholly owned subsidiaries have been and may be formed or acquired in the future for the purpose of acquiring or developing hotel Properties. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., Hospitality Partners, CNL
Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC,
(formerly known as Courtyard Annex L.L.C., an 89 percent owned limited liability company), CNL Hotel Investors, Inc. ("Hotel Investors"), CNL LLB SHS Management,
LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL
Bridgewater Hotel Partnership, LP, CNL Hotel MI-4, LP, CNL Foothill Hotel
Partnership, LP, CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Hotel RI
Orlando, Ltd., CNL Hotel CY-Weston, Ltd., CNL Hotel CY-Edison, LP, CNL Tampa
International Hotel, LP, RFS Partnership, L.P., RFS Financing Partnership, LP,
RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, RFS SPE 2000 LLC, RFS SPE2 2000 LLC, RFS
Financing Partnership II, LP, Wharf Associates and each of their wholly owned subsidiaries.

         The Company most likely will invest in interests in Properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of
5 to 10 years, plus renewal options for an additional 5 to 25 years. Properties leased to subsidiaries are managed by third-party managers. For Properties subject to this arrangement, the Company's consolidated financial statements will report the Properties' operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective January 1, 2001, the Company is permitted to lease its Properties to subsidiaries, provided that the subsidiary lessees engage a third party management company to manage the hotels and make a joint election with the Company to be treated as "taxable REIT subsidiaries". If this election is made, rents received from the subsidiaries will not be disqualified from being "rents from real property" under the Code. See "Federal Income Tax
Considerations -- Taxation of the Company." In 2001, the Company began operating
Properties through taxable REIT subsidiaries ("TRSs") using independent third party managers. It is expected that the Company will focus on operating
Properties using third parties to manage the Properties' day-to-day operations.
The Company also may invest in Properties to be leased on a "triple-net" basis to unaffiliated third parties, generally on a longer term basis of 10 to 20 years, plus renewal options for an additional 10 to 20 years. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may invest directly in Properties or indirectly through the acquisition of interests in entities which own hotel Properties, or interests therein. The Properties typically will be freestanding and generally will be located across the United
States.

         The Company may provide Mortgage Loans in connection with the operations of Hotel Brands. The Company, through subsidiaries, may also invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry
("Ancillary Businesses"). The Board of Directors must approve each investment in an Ancillary Business. As discussed above, changes in the Code relating to REITs have enabled REITs to engage in activities, through TRSs, that were previously not permitted for REITs. Each Property acquisition or acquisition of a portfolio of Properties and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See "Business -- Description of Property Leases -- Computation
of Lease Payments," below.

                                      -45-

         Generally, the leases obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund is used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel
Properties (the "FF&E Reserve funds"). FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures and equipment of the
Properties and routine capital expenditures related to the Properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the
Company. The Company may be responsible for capital expenditures or repairs in excess of the reserve fund. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.

INDUSTRY PERFORMANCE

         The travel and tourism industry, the largest industry globally, is one of the largest in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported by Smith Travel
Research, a leading provider of lodging industry statistical data, in 2002 there were approximately 47,000 hotel properties in the United States that included over 4.4 million hotel rooms. These hotels generated approximately $102.6 billion in revenue in 2002.

         According to Smith Travel Research, the industry had shown nine consecutive years of financial performance improvement through 2000. That streak of year-over-year growth ended as a result of weak economic conditions resulting from the slowing economy and the effects of the September 11, 2001 terrorist attacks. The lodging industry experienced a significant decline in performance caused by the resulting reduction in travel. The effects of an uncertain economy, which have caused declines in business and leisure demand nationwide, continue to affect hotel occupancy and average daily rate. Revenue per available room, an important hotel metric that combines occupancy and average daily rate, decreased slightly in 2002 to $49.24 from $50.49 in 2001. Despite a challenged operating environment, the lodging industry still produced the third highest room rates ever in 2002.

         The table below presents average U.S. hospitality industry operating data by year.

                   United States Hospitality Industry Average
                   ------------------------------------------

         Year           Occupancy              ADR               RevPAR
         ----           ---------              ---               ------
         1987             63.3%               $52.93             $33.48
         1988             63.4%                54.92              34.82
         1989             64.3%                56.82              36.54
         1990             63.5%                58.47              37.13
         1991             61.9%                58.72              36.35
         1992             62.6%                59.51              37.25
         1993             63.5%                61.12              38.81
         1994             64.7%                63.50              41.08
         1995             65.0%                66.49              43.22
         1996             64.9%                70.84              45.98
         1997             64.4%                74.94              48.26
         1998             63.7%                78.42              49.95
         1999             63.2%                81.78              51.68
         2000             63.6%                85.91              54.64
         2001             59.8%                84.45              50.49
         2002             59.2%                83.15              49.24

                  Source: Smith Travel Research

         The hotel industry has grown in profitability at a compounded annual growth rate of 22.0% from 1993 to 2002 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $102.6 billion in total revenue for 2002, the third highest year in history despite a slight drop from the prior year. In addition, in 2002, pre-tax profits were $14.2 billion, the sixth most profitable year in such 10-year period, despite a 12.3% drop from the prior year.

                                      -46-

         The table below presents pre-tax profits for the hospitality industry by year.

                                 Pre-tax Profits
                                  (in billions)
                                  -------------

                        Year               Profitability
                        ----               -------------
                        1993                  $  2.4
                        1994                     5.5
                        1995                     8.5
                        1996                    12.5
                        1997                    17.0
                        1998                    20.9
                        1999                    22.1
                        2000                    26.4
                        2001                    16.2
                        2002                    14.2

                          Source: Smith Travel Research

         A positive aspect of the recent reduction in travel is a significant constraint on hotel supply, which is expected to see historically low growth through the next few years. Some industry experts assert that supply, not demand, is the primary determinant of long-term hotel industry profitability.

         The terrorist attacks of September 11, 2001 exacerbated an already slowing U.S. economy and caused a dramatic reduction in travel. As a result, the
U.S. hotel industry experienced significant declines in occupancy and average daily rate from 2000, the most successful year in the history of the lodging industry.

         Management has been encouraged at the return of leisure demand since the terrorist attacks, but is still seeing slow corporate travel typical of a recessionary period, particularly in the transient business segment. The return of leisure demand may signal a reversal of the effects on travel by the terrorist attacks. Management anticipates a return of business travel as the
U.S. economy recovers; however, the economic slowdown is expected to continue through 2003. There can be no assurance, however, that the current weak economic conditions will not continue for an extended period of time and that they will not affect our business. In addition, any extended U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry.

INVESTMENT OF OFFERING PROCEEDS

         The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. With respect to TRS leases, all hotel revenues will be reflected as revenues of the Company. With respect to its third-party tenant leases, the Company intends to include percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases with third-party tenants to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular
Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants and managers (as described in "Business -- Standards for

                                      -47-

Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Hotel Brands and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Brands, managers, operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions under the Company's Articles of Incorporation on the geographic area or areas in which Properties acquired by the Company may be located. The
Properties owned by the Company as of November 20, 2003, were located in 37 states and it is anticipated that additional Properties acquired in the future by the Company will be located in various geographic areas. Although the
Properties are located in 37 states, 18.25% of the Properties are located in
California and 12.70% are located in Florida.

         Although as of November 20, 2003, the Company had not invested in any
Mortgage Loans, the Company may provide Mortgage Loans in connection with the operations of Hotel Brands. However, because it prefers to focus on investing in
Properties, which have the potential to appreciate, the Company may provide
Mortgage Loans in the aggregate principal amount of no more than approximately
5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms
(generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company has borrowed and will continue to borrow money to acquire
Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company has obtained a Line of Credit and may obtain Lines of Credit aggregating up to $350,000,000. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or
Permanent Financing. The Company has also obtained Permanent Financing. The
Board of Directors anticipates that the Company will obtain additional Permanent
Financing and that the aggregate amount of any Permanent Financing generally will not exceed 50% of the Company's total assets. Permanent Financing may be used to acquire Assets and pay a fee of 3.9% of any Permanent Financing, as
Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. As of November 3, 2003, the Company had obtained a revolving line of credit (the "Revolving LOC") for up to approximately
$96,700,000, of which approximately $23,700,000 was outstanding as of such date, and a construction loan facility for up to $64,000,000, of which approximately
$38,700,000 was outstanding as of such date. As of November 3, 2003, the Company had obtained Permanent Financing totalling approximately $1,389,000,000, including its share from unconsolidated subsidiaries, to finance the acquisition and/or development of various hotel Properties; of this amount, approximately
$1,234,000,000 remained outstanding as of November 3, 2003. See "Business --
Borrowing" for a description of the $96,700,000 Revolving LOC and Permanent
Financing the Company had obtained as of November 3, 2003.

         As of November 20, 2003, the Company had acquired interests in, directly or through its subsidiaries, 126 Properties, including 21 Properties owned through joint ventures and two Properties under development. The Company also had entered into commitments to acquire four additional Properties. The acquisition of these Properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these Properties will be acquired by the
Company. In addition, the Company has invested approximately $19 million in convertible preferred units in an operating partnership partially owned by a publicly traded REIT, and approximately $8 million in a joint venture with such partnership. As of November 20, 2003, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan. As of such date, the Company had made small investments in two businesses which provide services ancillary to the lodging business, one of which provides high-speed internet access and other broadband services to the lodging industry and the second which owns the licensing rights to a travel guide.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire
Properties at such time as the Company believes that a reasonable probability exists that such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the
Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) the Board of Directors has approved the acquisition,
(ii) a binding purchase contract is executed and delivered by the seller and the
Company, (iii) a nonrefundable deposit has been paid on the Property, and (iv) a commitment letter is executed by a proposed tenant or third-party manager.
However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

                                      -48-

         Based generally on the amount invested or committed for investment in the 130 Properties that the Company had either acquired or committed to acquire as of November 20, 2003 and current market conditions, the Company and the
Advisor have estimated an average investment of $20,000,000 to $60,000,000 per hotel Property. The Board of Directors may determine to engage in future offerings of Common Stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that 10% to
15% of the Company's investment for each hotel Property will be for the cost of land, 80% to 85% for the cost of the building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Joint Venture Arrangements" below and
"Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

PROPERTY ACQUISITIONS

         As of November 20, 2003, the Company owned interests in 126 Properties, including 21 Properties through joint ventures and two Properties under development. In connection with the purchase of 52 of these Properties, the
Company and/or its joint ventures (as applicable), as lessor, entered into lease agreements with various TRSs as lessees with management performed by third-party managers. In connection with the purchase of 12 of these Properties, the Company entered into triple-net lease agreements with third-party operators. By virtue of the merger transaction in which the Company acquired RFS Hotel Investors,
Inc., a Tennessee REIT ("RFS") (the "RFS Transaction") (see "Business -- Other
Investments" for more information regarding the RFS Transaction), the Company and its subsidiaries succeeded to all of RFS's rights and obligations, including the rights and obligations under lease agreements with respect to the 57 properties previously owned by RFS. Of the 57 Properties, 52 are leased by the
Company to certain of its TRS entities and are managed by third-party managers.
In connection with the five remaining Properties, the Company, as lessor, is the successor to triple-net lease agreements with third-party operators.
Accordingly, a total of 109 of the Company's Properties are leased or will be leased to TRSs and the remaining 17 Properties are leased to unrelated third-party operators. The general terms of the lease agreements are described in "Business -- Description of Property Leases."

         The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to ten Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be minimum rent. Additionally, if these conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties.

         In connection with the Properties under construction or renovation, the
Company, through subsidiaries, entered into development services agreements with an Affiliate of the Advisor to construct or renovate a hotel or resort on each
Property. The general terms of these agreements are described in "Business --
Site Selection and Acquisition of Properties -- Construction and Renovation."

         The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries and guarantee the Company certain minimum returns on its Properties. Funding under these guarantees is either recognized as other income, as reductions in base management fees or as liabilities by the Company, depending upon the nature of each credit enhancement agreement and whether the funded amounts are required to be repaid by the Company in the future. All of the credit enhancements are subject to expiration or "burn-off" provisions over time or at such time that the funding limit has been reached. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on Properties acquired in the future. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay
Distributions to stockholders may be affected. For more information regarding the credit enhancements see the "Business - Credit Enhancements" section below.

                                      -49-

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel Properties.
FF&E Reserve funds are generally owned by the landlords. In addition, leases with unrelated third-parties generally require the tenant to make a security deposit relating to the Property which is retained by the Company as security for the tenant's obligations under the lease.

         The following table sets forth the location, acquisition date, lease expiration date and renewal options, as well as the number of rooms for each of the Properties owned by the Company as of November 20, 2003.

         LOCATION                                 DATE ACQUIRED       ROOMS OF ROOMS
         --------                                 -------------       --------------
FULL SERVICE HOTELS:
     Doubletree
         Arlington (Crystal City), VA (1)         12/12/02               631
         Dallas, TX (1)                           12/24/02               500
         San Diego, CA (1) (2)                         07/10/03                  221
     Marriott Hotels, Resorts and Suites
         Waikiki Beach, HI (1)                    07/27/01             1,310
         Bridgewater, NJ (1)                      06/14/02               347
         Seattle, WA (1)                          05/23/03               358
         Dallas, TX (1)                           02/25/99               266
         Plano, TX (1)                                 08/15/03                  404
         Baltimore, MD (1)                             08/29/03                  310
     JW Marriott
         Phoenix (Desert Ridge), AZ (1)           12/21/00               950
         New Orleans, LA (1)                      04/21/03               494
     Hilton Hotels and Suites
         Miami, FL (1)                            09/06/01               500
         Costa Mesa, CA (1)                       09/17/01               486
         Tucson (El Conquistador), AZ (1)         12/24/02               428
         Rye Town, NY (1)                         02/20/03               446
         Auburn Hills, MI (1)                     09/27/01               224
         Birmingham, AL (1) (2)                        07/10/03                  205
         San Francisco, CA (1) (2)                     07/10/03                  234
     Wyndham Hotels and Suites
         Denver, CO (3)                           06/01/00               180
         Billerica, MA (3)                        06/01/00               210
     Embassy Suites Hotels
         Portland, OR (1)                         09/27/01               276
         Orlando, FL (1)                          02/20/03               174
         Arlington (Crystal City), VA (1)         02/20/03               267
         Santa Clara, CA (1)                      02/20/03               257
     Hyatt Hotels and Resorts
         Coral Gables, FL (1)                     02/20/03               242
         Dearborn, MI (1)                              08/28/03                  772
     Renaissance Hotel
         Tampa, FL (1)                           04/9/2003                (4)

                                      -50-

            LOCATION                                            DATE ACQUIRED              NUMBER OF ROOMS
      Sheraton
            Milpitas, CA (1) (2)                                      07/10/03                        229
            Sunnyvale, CA (1) (2)                                     07/10/03                        173
            Clayton, MO (1) (2)                                       07/10/03                        257
      Four Points by Sheraton
            Bakersfield, CA (1) (2)                                   07/10/03                        198
            Pleasonton, CA (1) (2)                                    07/10/03                        214
      Holiday Inn
            Crystal Lake, IL (1) (2)                                  07/10/03                        197
            Louisville, KY (1) (2)                                    07/10/03                        169
            Lafayette, LA (1) (2)                                     07/10/03                        242
            Flint, MI (1) (2)                                         07/10/03                        171
            Columbia, SC (1) (2)                                      07/10/03                        175
EXTENDED STAY HOTELS:
      Residence Inn by Marriott
            Atlanta (Gwinnett Place), GA (1)                          07/31/98                        132
            Atlanta (Buckhead), GA (1)                                07/31/98                        150
            Las Vegas, NV (1)                                         02/25/99                        256
            Plano, TX (1)                                             02/25/99                        126
            Phoenix (Airport), AZ (1)                                 06/16/99                        200
            San Diego (Mira Mesa), CA (3)                             12/10/99                        150
            Palm Desert, CA (3)                                       06/16/00                        130
            Merrifield, VA (3)                                        07/28/00                        149
            Salt Lake City (Cottonwood), UT (1)                       08/22/00                        144
            Orlando (Sea World), FL (1)                               12/06/00                        350
            Manchester, CT (1)                                        11/19/01                         96
            Newark (Silicon Valley), CA (1)                           11/15/02                        168
            Sacramento, CA (1) (2)                                    07/10/03                        176
            Torrance, CA (1) (2)                                      07/10/03                        247
            Wilmington, DE (1) (2)                                    07/10/03                        120
            Jacksonville, FL (2) (3)                                  07/10/03                        120
            Orlando, FL (1) (2)                                       07/10/03                        176
            West Palm Beach, FL (2) (3)                               07/10/03                         78
            Atlanta, GA (1) (2)                                       07/10/03                        128
            Ann Arbor, MI (1) (2)                                     07/10/03                        114
            Kansas City, MO (1) (2)                                   07/10/03                         96
            Charlotte, NC (1) (2)                                     07/10/03                        116
            Fishkill, NY (1) (2)                                      07/10/03                        139
            Warwick, RI (1) (2)                                       07/10/03                         96
            Fort Worth, TX (1) (2)                                    07/10/03                        120
            Tyler, TX (1) (2)                                         07/10/03                        128
      TownePlace Suites by Marriott
            Portland (Scarborough), OR (1)                            08/22/00                         95
            Philadelphia (Mt. Laurel), PA (1)                         08/22/00                         95
            Boston (Tewksbury), MA (1)                                08/22/00                         95
            Newark (Silicon Valley), CA (3)                           11/03/00                        127
            Manhattan Beach, CA (1)                                   01/18/02                        144
            Miami Lakes, FL (2) (3)                                   07/10/03                         95

                                      -51-

            LOCATION                                            DATE ACQUIRED              NUMBER OF ROOMS
            --------                                            -------------              ---------------
      TownePlace Suites by Marriott (continued)
            Miami West, FL (2) (3)                                    07/10/03                         95
            Fort Worth, TX (1) (2)                                    07/10/03                         95
      Homewood Suites by Hilton
            Chandler, AZ (1) (2)                                      07/10/03                         83
LIMITED SERVICE HOTELS:
      SpringHill Suites by Marriott
            Gaithersburg, MD (3)                                      07/28/00                        162
            Orlando (Lake Buena Vista), FL (3)                        11/21/00                        400
            Raleigh, NC (1)                                           02/02/01                        120
            Centerville, VA (1)                                       03/23/01                        136
            Charlotte, NC (1)                                         03/23/01                        136
            Richmond, VA (1)                                          12/28/01                        136
            Manhattan Beach, CA (1)                                   01/18/02                        164
            Plymouth Meeting, PA (1)                                  01/18/02                        201
      Hampton Inn
            Houston, TX (1)                                           09/04/02                        176
            Phoenix, AZ (1) (2)                                       07/10/03                        101
            Sedona, AZ (1) (2)                                        07/10/03                         56
            Denver, CO (1) (2)                                        07/10/03                        138
            Lakewood, CO (1) (2)                                      07/10/03                        150
            Ft. Lauderdale, FL (1) (2)                                07/10/03                        122
            Jacksonville, FL (2) (3)                                  07/10/03                        118
            Indianapolis, IN (1) (2)                                  07/10/03                        131
            Bloomington, MN (1) (2)                                   07/10/03                        135
            Minnetonka, MN (1) (2)                                    07/10/03                        127
            Hattiesburg, MS (1) (2)                                   07/10/03                        154
            Lincoln, NE (1) (2)                                       07/10/03                        110
            Omaha, NE (1) (2)                                         07/10/03                        129
            Oklahoma City, OK (1) (2)                                 07/10/03                        134
            Tulsa, OK (1) (2)                                         07/10/03                        148
            Memphis, TN (1) (2)                                       07/10/03                        120
            Laredo, TX (1) (2)                                        07/10/03                        119
            Houston, TX (1) (2)                                       07/10/03                        119
            Manhattan, NY (1)                                         08/29/03                        144
      Courtyard by Marriott
            Plano, TX (1)                                             02/25/99                        153
            Scottsdale, AZ (1)                                        06/16/99                        180
            Seattle, WA (1)                                           06/16/99                        250
            Philadelphia, PA (3)                                      11/16/99                        498
            Palm Desert, CA (3)                                       06/16/00                        151
            Alpharetta, GA (1)                                        08/22/00                        154
            Orlando (Lake Buena Vista), FL (3)                        11/21/00                        312
            Ft. Lauderdale (Weston), FL (1)                           12/22/01                        174
            Overland Parks, KS (1)                                    02/02/01                        168
            Edison, NJ (1)                                            04/06/01                        146
            Manchester, CT (1)                                        11/19/01                         90
            Oakland, CA (1)                                           12/28/01                        156
            Basking Ridge, NJ (1)                                     03/01/02                        235

                                      -52-

                                                                 DATE                     NUMBER OF
                  LOCATION                                      ACQUIRED                    ROOMS
                  --------                                      --------                    -----
      Courtyard by Marriott (Continued)
            San Francisco, CA (1)                              06/14/02                      405
            Foothill Ranch, CA (1)                             07/03/02                       (5)
            Newark (Silicon Valley), CA (1)                    10/25/02                      181
            Flint, MI (1) (2)                                  07/10/03                      102
            Arlington, VA (1)                                  08/29/03                      272
      Fairfield Inn

            Orlando (Lake Buena Vista), FL (3)                 11/21/00                      388
      Holiday Inn Express

            Arlington Heights, IL (1) (2)                      07/10/03                      125
            Downers Grove, IL (1) (2)                          07/10/03                      123
            Bloomington, MN (1) (2)                            07/10/03                      142
            Austin, TX (1) (2)                                 07/10/03                      125
            Wauwatosa, WI (1) (2)                              07/10/03                      122
      Comfort Inn

            Marietta, GA (1) (2)                               07/10/03                      184
INDEPENDENT HOTELS:

            Milpitas, CA (1) (2)                               07/10/03                      237
            San Francisco, CA (1) (2)                          07/10/03                       94
                                                                                           ------
Total Rooms                                                                                26,599
                                                                                           ======

(1)   The lessee of this Property is or is expected to be an indirect wholly owned subsidiary of the Company or of one of the Company's joint ventures and the Property is or is expected to be operated by a third-party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2)   Property was acquired through RFS Transaction.

(3)   The lessee of this Property is an unrelated third party tenant. For
      Properties subject to this arrangement, the Company's financial statements will report rental income under operating leases.

(4)   Property is under construction and is expected to be completed in July
      2004 and have 293 guest rooms upon completion.

(5)   Property is under construction and is expected to be completed in February
      2004 and have 156 guest rooms upon completion.

Other Investments

      On May 28, 2002, the Company invested $1 million in STSN, Inc. in return for Series E Preferred Stock. STSN, Inc. is a privately held company that is a provider of high-speed internet access and other broadband services to hotels, convention centers and office buildings.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the
Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

      In addition, in January 2002, the Company acquired a 25% interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels
Corporation ("Hilton") and Marriott International, Inc. (the "Mobil Travel Guide
Joint Venture") that owns a 77.5% interest in a joint venture with Exxon Mobil and PIL (the "EMTG Joint Venture") that owns the licensing rights to the Mobil
Travel Guide (the "Travel Guide"), a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. EMTG
Joint Venture has licensing rights to assemble, edit, publish and sell the
Travel Guide. The Company's required total capital contribution to the Mobil
Travel Guide Joint Venture was approximately $3.6 million. In December 2002, the

                                      -53-

Company contributed an additional $893,750 to the Mobil Travel Guide Joint
Venture, thereby increasing its ownership in the Mobil Travel Guide Joint
Venture from 25% to 31.25%. In June 2003, the Company contributed an additional
$726,563 to the joint venture that owns the EMTG Joint Venture. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer. A director of the Company also serves as president, a director and a principal stockholder of the company that manages the EMTG Joint Venture.

      In April 2003, the Company committed to invest approximately $25 million in convertible preferred partnership units of Hersha Hospitality Limited
Partnership ("HLP") and up to $40 million in joint ventures with HLP. On April
21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of HLP. In addition, in connection with the acquisition of an interest in the Chelsea-Manhattan
Property, on August 29, 2003, the Company invested approximately $4 million in convertible preferred partnership units of HLP and approximately $8 million in a joint venture with HLP. The joint venture assumed approximately $16 million of debt related to the Chelsea-Manhattan Property. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and each of the current and any future investments in joint ventures with HLP are or will be structured to provide the Company with a 10.5% cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP is partially owned by Hersha Hospitality Trust ("HT"), an American Stock Exchange listed, self-advised REIT that invests in limited-service, mid-priced hotels located primarily in business districts and suburban office markets. HT, through HLP, currently owns interests in 18 hotels located in New York, Georgia, Pennsylvania and Maryland, which include brands such as Hampton Inn, Holiday Inn and Mainstay Suites(R). If it so chooses, the
Company has the option of converting the HLP preferred partnership units into limited partnership units of HLP, common stock of HT and/or convertible preferred stock of HT, subject to certain restrictions to protect HT's qualifications as a REIT. Additionally, the Company's equity interest in joint ventures with HLP are convertible into limited partnership units of HLP or common stock of HT, subject to certain restrictions to protect HT's qualifications as a REIT. If the Company converts the HLP preferred partnership units into the convertible preferred stock of HT, the Company is expected to retain the 10.5% cumulative return subsequent to conversion.

      On July 10, 2003, the Company, through its subsidiaries, acquired RFS and
RFS OP for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities (including transaction and severance costs which are expected to total approximately $55 million). Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continues to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The former assets of RFS are now held by subsidiaries of the Company. By virtue of the closing of the RFS Transaction, in July 2003, the Company and its subsidiaries
(which now include RFS OP) became responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). Previously, on
May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS's common stock at a price per share of
$12.35.

      The Company initially financed this transaction by using approximately
$158 million from sales of Common Stock in its current offering, borrowing approximately $43 million under its Revolving LOC (which amount was subsequently repaid in November 2003), obtaining $50 million in Permanent Financing related to one of its Properties, obtaining an additional $81 million in permanent debt funding from an existing loan and obtaining a bridge loan of $101 million (the "Bridge Loan"). On
August 27, 2003, the Company borrowed an additional $88 million on the Bridge
Loan which was repaid on September 30, 2003. A portion of these funds, approximately $44 million, were used to refinance former RFS debts, and the remaining $44 million was used by the Company to acquire additional
Properties. On December 4, 2003, the Company obtained a loan totalling $130 million of which approximately $101 million
was used to repay the Bridge Loan. This new loan bears interest at a rate of LIBOR plus 189 basis points per year. The Company has pooled 26 Properties as collateral for this loan. Prior to
December 31, 2003, the Company expects to obtain an additional loan collateralized by the same 26 Properties in the amount of
$35 million. The terms of this loan are expected to be
substantially consistent with the terms of the Company's existing financing arrangements.

    In connection with the RFS Transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. Brands under which these hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R),
Hilton(R), DoubleTree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by
Hilton(R). The RFS Transaction provides further brand and geographic diversification to the Company's portfolio of hotels. Flagstone Hospitality
Management LLC ("Flagstone") previously managed 50 of the 57 hotel Properties.
In October 2003, the Company began terminating both existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management agreements and franchise licenses with internationally

                                      -54-

recognized hotel managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by December 31, 2003.

Credit Enhancements

      The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or "burn-off" provisions over time. There is no guarantee that the
Company will continue to be able to obtain credit enhancements in the future. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows.
To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay Distributions to stockholders may be affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

      LIMITED RENT GUARANTEES. Limited rent guarantees ("LRG") are provided by hotel managers to the Company for certain Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the
Company. The expiration of LRGs may result in the inability of the Company to collect the full amount of rent from its third-party tenants. The following table summarizes the amounts and utilization of the LRGs which benefit the
Company (in thousands):

                                                                                               Unconsolidated
                                                                         Company                Subsidiaries
                                                                         -------                ------------

Amount of LRG available as of January 1, 2002                            $ 5,911                   $   --
Utilization during 2002                                                   (4,584)                      --
Amount of LRG available as of December 31, 2002                            1,327                       --
Utilization during nine months ended September 30, 2003                     (196)
Expirations during nine months ended September 30, 2003                   (1,131)                      --
                                                                         -------                   ------
Amount of LRG available as of September 30, 2003                         $    --                   $   --
                                                                         =======                   ======

      THRESHOLD GUARANTEES. Threshold guarantees ("TG") are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Generally, each TG is available for a specific Property or pool of Properties. Funding under these guarantees is either recognized as other income, as a reduction in base management fees or as liabilities by the Company, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by the
Company in the future. The expiration of TGs may result in a reduction of other income and cash flows derived from these Properties in future operating periods.
The following table summarizes the amounts and utilization of the Company's TGs
(in thousands):

                                                                                            Unconsolidated
                                                                       Company               Subsidiaries
                                                                       -------               ------------
Amount of TG available as of January 1, 2002                         $  50,000                      -
New TG obtained during 2002                                              6,150                      -
Utilization during 2002                                                (18,279)                     -
Amount of TG available as of December 31, 2002                          37,871                      -
New TG obtained                                                         20,900
Utilization during nine months ended September 30, 2003                (22,436)                     -
                                                                     ---------                   ---
Amount of TG available as of September 30, 2003                      $  36,335                   $  -
                                                                     =========                   ===

      During the nine months ended September 30, 2003 and the year ended
December 31, 2002, the Company recognized approximately $12.5 million and $10.3 million, respectively, in other income and approximately $2.4 million and $0, respectively, as a reduction in base management fees as a result of TG amounts that were utilized. As of September 30, 2003 and December 31, 2002, the Company
has $0.5 million and $0, respectively, recorded as other liabilities related to funding under its TGs. The repayment of TG fundings that have been recorded as other liabilities is expected to be paid at such time that the operating cash flows are in excess of minimum returns to the Company. Of the total remaining amounts available under the TGs approximately $5.2 million is subject to repayment provisions if utilized.

                                      -55-

      For ten of the Company's Properties leased to affiliates of Marriott, the
TG funding was sent directly to the Company's third-party tenant lessee, which in turn allows them to make periodic rental payments to the Company. The TG applicable to these Properties was fully utilized and expired in the third quarter of 2003. Rent payments for these Properties total $26.7 million for a calendar year. Out of the total amount of rental income from operating leases earned from these Properties approximately $7.3 million was funded from TGs during the nine months ended September 30, 2003. There is no guarantee that the
Company will continue to receive scheduled rental payments for these Properties.
There are certain circumstances whereby the Company may be required to assume the leases for these ten Properties (see "Management's Discussion and Analysis
of Financial Condition and Results of Operations - Liquidity and Capital
Resources - Commitments and Contingencies"). If this occurs, the Company will be required to assume a liability for the TG funding that were previously paid to the third-party lessees. These amounts may be required to be paid back by the
Company using the net operating income of these Properties in excess of a minimum return threshold to the Company. There is no guarantee that these leases will be assumed by the Company. On November 10, 2003, the Company entered into an agreement whereby the TG available for three of its Properties acquired in
2003 will be used to fund short falls in rental payments to the Company.

      LIQUIDITY FACILITY LOANS. Liquidity Facility Loans ("LFL") are provided by hotel managers to the Company in order to guarantee a certain minimum distribution for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because the Company may be required to repay amounts funded. The expiration of
LFLs for the Company's Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company's LFLs (in thousands):

                                                                                           Unconsolidated
                                                                   Company                  Subsidiaries
                                                                   -------                  ------------
Amount of LFL available as of January 1, 2002                      $     --                   $ 46,951
New LFL obtained during 2002                                          6,594                     12,000
Utilization during 2002                                              (1,727)                   (12,923)
Amount of LFL available as of December 31, 2002                       4,867                     46,028
Utilization during nine months ended September 30, 2003              (3,061)                   (22,087)
                                                                   --------                   --------
Amount of LFL available as of September 30, 2003                   $  1,806                   $ 23,941
                                                                   ========                   ========

      As of September 30, 2003 and December 31, 2002, the Company had
liabilities of approximately $8.5 million and $5.6 million, respectively, and the Company's unconsolidated subsidiaries had liabilities of approximately $40.3 million and $23.9 million, respectively, from LFL fundings. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties are in excess of minimum returns to the Company. The
LFL for the Waikiki Beach Marriott Property, in which the Company owns a 49%
joint venture interest, is expected to expire in the first quarter of 2004. As a result, the Company and its co-venturers may no longer receive cash distributions from this joint venture and may be required to make capital contributions to fund hotel operating shortfalls until the time that the operating performance of this Property improves. This may reduce cash flows available for Distribution to the stockholders of the Company.

      SENIOR LOAN GUARANTEES. Senior loan guarantees ("SLG") are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded.
The expiration of SLGs from Properties owned directly by the Company or through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries and may affect the Company's ability to pay debt service. The following table summarizes the amounts and utilization of the Company's SLGs (in thousands):

                                                                                                   Unconsolidated
                                                                           Company                  Subsidiaries
                                                                           -------                  ------------
Amount of SLG available as of January 1, 2002                               $ --                     $ 30,509
Utilization during 2002                                                       --                       (9,411)
                                                                            ----                     --------
Amount of SLG available as of December 31, 2002                               --                       21,098
Utilization during nine months ended September 30, 2003                       --                       (6,098)
                                                                            ----                     --------
Amount of SLG available as of September 30, 2003                            $ --                     $ 15,000
                                                                            ====                     ========

                                      -56-

      As of September 30, 2003 and December 31, 2002, the Company's
unconsolidated subsidiaries had liabilities of approximately $22.1 million and
$8.5 million, respectively, from SLG funding. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these
Properties are in excess of minimum returns to the Company. The SLG for the
Waikiki Beach Marriott Property expired in the third quarter of 2003. As a result, the Company and its co-venturers may be required to make capital contributions to fund debt service until the operations of the Property improve.
This may reduce cash flows available for Distribution to the stockholders of the
Company.

Hotel Brands

      Marriott Brands. The brands, Residence Inn by Marriott, Courtyard by
Marriott, Fairfield Inn by Marriott, SpringHill Suites by Marriott, TownePlace
Suites by Marriott, Marriott Hotels, Resorts and Suites and Renaissance(R)
Hotels, Resorts and Suites by Marriott are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott
International, Inc. is a leading worldwide hospitality company with operations worldwide. According to Marriott International, Inc.'s 2002 Form 10-K, Marriott
International operates or franchises over 2,500 hotels and resorts totalling over 463,000 rooms worldwide.

      Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of January 3, 2003, Residence Inn by Marriott is the top extended-stay lodging chain in the United States, with 428 hotels in the United States, Canada and Mexico.

      Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of January 3, 2003, Courtyard by Marriott is the leading United States moderate price lodging chain with 587 Courtyard by
Marriott hotels in the United States and nine other countries.

      Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of as of January 3, 2003, there were
450 Marriott Hotels, Resorts and Suites, 293 properties in the United States and
157 in 56 other countries and territories. The Marriott Hotels, Resorts and
Suites brand also includes JW Marriott Hotels & Resorts, which is a world-class collection of distinctive hotels that cater to travelers seeking an elegant environment and personal service. In addition to the features found in a typical
Marriott full-service hotel, the facilities and amenities include larger guestrooms and more luxurious decor and furnishings. According to Marriott data, as of as of January 3, 2003, there were 23 JW Marriott Hotels & Resorts with locations throughout the world.

      Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of as of January 3, 2003, there were 503
Fairfield Inn by Marriott hotels nationwide.

      SpringHill Suites by Marriott is Marriott's all-suite hotel in the moderate-priced tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of as of January
3, 2003, SpringHill Suites by Marriott had 98 hotels with locations throughout the United States and Canada.

      TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of as of
January 3, 2003, there were 104 TownePlace Suites by Marriott with locations throughout the United States.

                                      -57-

      Renaissance Hotels, Resorts and Suites by Marriott. Renaissance Hotels,
Resorts and Suites by Marriott is an upscale, distinctive, sophisticated full-service hotel designed to provide stylish, comfortable environments.
Renaissance Hotels, Resorts and Suites by Marriott feature business centers, swimming pools, fitness centers and conference and banquet facilities. According to Marriott data, as of January 3, 2003, there were more than 126 Renaissance
Hotels, Resorts and Suites by Marriott hotels worldwide.

      Wyndham Brands. The brand, Wyndham Hotels & Resorts, is part of Wyndham
International, Inc.'s portfolio of lodging brands. According to Wyndham
International Inc.'s 2002 Form 10-K, Wyndham International, Inc. is one of the
largest United States based hotel owners/operators operating primarily in the upper upscale and luxury segments of the hotel and resorts industry.

      Hilton Brands. The brands, Hilton Hotels & Resorts, Hilton Garden Inn(R),
Hampton Inn(R), Hampton Inns & Suites(R), Doubletree, Embassy Suites Hotels,
Homewood Suites(R) by Hilton, Conrad Hotels(R) and Harrison Conference Centers
are part of Hilton Hotels Corporation's portfolio of lodging brands. According to Hilton's corporate profile, Hilton Hotels Corporation is recognized around the world as a leading lodging hospitality company. According to Hilton data, as of December 31, 2002, Hilton Hotels Corporation had 2,084 properties with approximately 337,000 rooms located in the United States, Puerto Rico and Latin
America.

      The Doubletree family is a mid-market to upscale hotel brand that primarily serves major metropolitan areas and leisure destinations, with each property reflecting the local or regional environment. Typical properties offer a full-service restaurant and lounge, room service, swimming pool, health club, complete meeting and banquet facilities and comfortable guest rooms with luxury amenities. According to Hilton data, as of December 31, 2002, Doubletree had 154 properties with approximately 41,000 rooms located in the United States and
Latin America.

      Embassy Suites Hotels is an upscale, all-suite hotel brand that features two-room guest suites with separate living room and dining/work area. Embassy
Suites Hotels helped create the all-suite segment of the lodging industry and maintains the commanding presence in this segment in terms of system size, geographic distribution, brand-name recognition and operating performance.
Created in 1983, Embassy Suites Hotels was a pioneer in the all-suite concept and today is a market share leader with more than 150 locations in the United
States, Canada and Latin America. According to Hilton data, as of December 31,
2002, Embassy Suites Hotels had 169 properties with approximately 41,000 rooms.

      Hampton Inn is a moderately priced hotel brand with limited food and beverage facilities. According to Hilton data, as of December 31, 2002, Hampton
Inn had 1,206 properties with approximately 123,000 rooms, located in the United
States, Canada, Puerto Rico and Latin America.

      Homewood Suites by Hilton is Hilton's upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton
International. Inc.'s 2002 Form 10-K, as of December 31, 2002, there were 121
Homewood Suites, representing 13,728 rooms, located in 33 states, the District of Columbia and Canada. As of December 31, 2002, nine Homewood Suites hotels were under construction.

      Hyatt Brands. The brand Hyatt Regency is part of Hyatt Corporation's portfolio of lodging brands. Hyatt Regency properties are located in the world's major cities as well as in well-known resort destinations, and can be found in more than 34 countries around the world.

      Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by
Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.'s ("Starwood")
portfolio of lodging brands. According to Starwood's 2002 Form 10-K, Starwood is one of the world's largest hotel and leisure companies. Starwood's brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by
Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood's operations are grouped into two business segments, hotels and vacation ownership operations. Starwood's hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood's 2002 Form
10-K, at December 31, 2002, Starwood's hotel portfolio included owned, leased, managed and franchised hotels totalling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which hotels Starwood also manages), 277 hotels managed by Starwood on behalf of third-party owners (including entities in which Starwood has a minority equity interest) and 308 hotels for which Starwood receives franchise fees.

                                      -58-

      Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood's largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.

      Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.

      InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza,
Staybridge Suites, Holiday Inn and Holiday Inn Express are part of
InterContinental Hotels Group PLC's ("InterContinental") portfolio of lodging brands. With more than 3,300 owned, leased, managed and franchised hotels with approximately 515,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2002, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to
InterContinental's Form 20-F for the fiscal year ended September 30, 2002.

      Holiday Inn is InterContinental's mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental's largest global hotel brand based on room numbers. Holiday Inn is also one of the world's most recognized hotel brands. According to InterContinental's Form 20-F for the fiscal year ended September 30, 2002, there were 1,567 Holiday Inn hotels located in more than 70 countries which represented 57% of all
InterContinental's rooms at the end of fiscal year 2002. The brand is predominantly franchised. Of the 1,567 Holiday Inn branded hotels, 73% are located in the Americas. As well as having the largest market share in the
United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.

      Holiday Inn Express is InterContinental's mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental's Form 20-F for the fiscal year ended September 30, 2002, there were 1,352 Holiday Inn Express hotels worldwide, which represented 21% of all InterContinental's rooms at the end of fiscal year 2002. Holiday Inn Express is the third largest brand in the United
States mid-scale limited service segment based on room numbers, and over 90% of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn
Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.

      Comfort Inn. The brand, Comfort, which primarily operates as either
Comfort Inns or Comfort Suites, is part of Choice Hotels International, Inc.'s portfolio of lodging brands. Comfort Inn offers rooms in the mid-scale category, without food and beverage, and is targeted to business and leisure travelers.
Comfort Suites offer business and leisure guests a large room with separate living and sleeping areas. According to Choice Hotels International, Inc.'s 2002
Form 10-K, at December 31, 2002, there were 1,916 Comfort Inn properties and 352
Comfort Suites properties with a total of approximately 142,000 and 28,200 rooms, respectively, open and operating worldwide. An additional 188 Comfort Inn and Comfort Suites properties with a total of approximately 15,100 rooms were under development at December 31, 2002.

                                      -59-

        OCCUPANCY RATES

        The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels & Resorts, Hilton lodging brands, the Comfort Inn brand and Starwood North America:

                          TOTAL OCCUPANCY RATE FOR 2002
            MARRIOTT BRANDS, WYNDHAM HOTELS & RESORTS, HILTON BRANDS,
                  COMFORT INN BRAND AND STARWOOD NORTH AMERICA
                        COMPARED TO U.S. LODGING INDUSTRY

                                                 Occupancy Rate
                                                 --------------

U.S. Lodging Industry                                 59.2%
Residence Inn by Marriott                             76.8%
Homewood Suites                                       72.7%
TownePlace Suites by Marriott                         72.4%
Wyndham Hotels & Resorts                              69.9%
Embassy Suites                                        69.3%
Courtyard by Marriott                                 69.3%
Marriott Hotels, Resorts and Suites                   68.7%
SpringHill Suites by Marriott                         68.2%
Hilton                                                68.1%
Hampton Inn                                           67.1%
Renaissance Hotels, Resorts and Suites by
Marriott                                              66.6%
Doubletree                                            66.1%
Fairfield Inn by Marriott                             66.0%
Comfort Inn                                           65.2%
Starwood North America                                64.8%

Source:     Smith Travel Research (U.S. Lodging Industry only), Marriott
            International, Inc. 2002 Form 10-K, Wyndham International, Inc. 2002
            Form 10-K, Hilton Hotels Corporation 2002 Form 10-K, Choice Hotels
            International, Inc. 2002 Form 10-K and Starwood Hotels and Resorts
            Worldwide, Inc. 2002 Form 10-K (note that Starwood does not report separately for each of its brands).

PENDING INVESTMENTS

        As of November 20, 2003, the Company had initial commitments to acquire interests in four Properties for an estimated aggregate purchase price of approximately $646.6 million. The Properties are the Hotel del Coronado located on Coronado Island in California; two Hilton Hotels (one each in La Jolla,
California and Washington, D.C.) and a Wyndham Hotel in Montreal, Quebec. The
acquisition of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. Set forth below is a summary of the principal characteristics of each of the Properties, as well as a summary of the anticipated leasing structure and borrowing terms for each Property.

        During October 2003, the Company entered into a contract to acquire the
Hotel del Coronado on Coronado Island, in California (the "Del Coronado
Property") for approximately $383 million. The Del Coronado Property is a national historic landmark hotel built on 31 beachfront acres of Coronado
Island, California. The 688 room Property has approximately 65,000 square feet of indoor meeting space, eight food and beverage outlets, twenty-two retail outlets, two heated outdoor pools, three tennis courts, bicycle and beach equipment rentals, and a spa and fitness center. The Property is currently subject to permanent financing of approximately $145 million which bears interest at a rate of 6.9% per year and matures on January 1, 2008. The loan is expected to be repaid through the issuance of new Permanent Financing in an amount up to $290 million. The new Permanent Financing is expected to bear interest at a variable rate which is substantially lower than the current fixed rate due under the current loan. The acquisition costs of the Property are expected to include an amount for payment of approximately $22 million in defeasance costs in excess of the purchase price with the prepayment of the current loan. The other terms of the new financing are expected to be consistent with the terms of similar debt that the Company and/or its various other joint ventures have historically obtained. The Del Coronado Property is expected to be acquired through a joint venture

                                      -60-

in which the Company is expected to own a 70% equity interest and an unrelated third party is expected to own a 30% equity interest. The Property is expected to be leased to a joint venture in which the Company is expected to own a 70%
equity interest and is expected to be operated by a third-party manager. For
Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's share of the hotels' net income
(loss) rather than rent contractually due under the leases with our subsidiaries as equity in earnings (loss) of unconsolidated subsidiaries.

        In November 2003, the Company entered into contracts to acquire three additional hotel Properties for an estimated aggregate purchase price of approximately $263.6 million. More specifically, the Company entered into contracts to acquire the Hilton Torrey Pines (the "Torrey Pines Property")
located in La Jolla, California for approximately $106.5 million, the Capitol
Hilton (the "Capitol Hilton Property") located in Washington, D.C. for approximately $105.5 million and the Wyndham Montreal (the "Wyndham Montreal
Property") located in Montreal, Quebec for approximately $51.6 million.

        The Torrey Pines Property consists of 394 rooms and is located within the exclusive San Diego resort community of La Jolla, overlooking the California coastline and Torrey Pines Golf Course. This Property has approximately 26,000 square feet of indoor meeting space, 15,700 square feet of outdoor meeting space, one (three meal) restaurant, two lounges, outdoor pool, whirlpool, sauna, fitness room, two tennis courts and basketball court. The Capitol Hilton
Property consists of 544 rooms and is located in the center of downtown
Washington, D.C. just two blocks from the White House and within walking distance from local attractions. The fourteen-story Property has approximately
25,000 square feet of meeting space, two restaurants, a lobby lounge, and an
11,000 square feet health club and day spa. The Torrey Pines and the Capitol
Hilton Properties are expected to be acquired through a joint venture in which the Company is expected to own a 75% equity interest and Hilton is expected to own a 25% equity interest (the "Hilton 3 Partnership"). The Hilton 3 Partnership
expects to obtain Permanent Financing of approximately $127.2 million upon acquisition of the Properties. The loan is expected to bear interest at a rate of 200 basis points over the 5-year Treasury yield subject to a floor of 5.50%.
Monthly payments of interest only are expected to be required through maturity with all principal and any unpaid interest due and payable at the end of the five-year term. It is expected that the Torrey Pines and the Capitol Hilton
Properties will be leased to an indirect wholly owned subsidiary of the Hilton 3
Partnership and managed by Hilton. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the
Company's share of the hotels' net income (loss) rather than rent contractually due under the leases with our subsidiaries as equity in earnings (loss) of unconsolidated subsidiaries.

        The Wyndham Montreal Property consists of 607 rooms and is located within Complexe Desjardins, which is Montreal's largest mixed-use retail and commercial center. The sixteen-story Property has approximately 35,500 square feet of meeting space, one (three meal) restaurant, a lobby lounge and bar, indoor pool, health club and access to 1,200 parking spaces. The Wyndham
Montreal Property is expected to be converted into a different nationally recognized Hotel Brand upon acquisition. Shortly after the acquisition of this
Property, the Company anticipates that it will obtain Permanent Financing to fund approximately 65% of the purchase price. The terms of the loan are expected to be consistent with the terms of the Company's existing Permanent Financing.
The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

SITE SELECTION AND ACQUISITION OF PROPERTIES

        GENERAL. The standards described in this section specifically relate to the acquisition of individual properties. It is also anticipated that the
Company may acquire larger portfolios of properties in addition to individual property acquisitions. In connection with the acquisitions of larger portfolios, the Company will also follow those general guidelines set forth below which are appropriate in connection with the acquisition of a group of properties.

        It is anticipated that the Hotel Brands selected by the Advisor, and as approved by the Board of Directors, will have full-time personnel engaged in site selection and evaluation. All new sites must be approved by the Hotel
Brands. The Hotel Brands generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age,

                                      -61-

and other factors. The Hotel Brands also will review and approve all proposed tenants, managers and business sites. The Hotel Brands or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

        The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the
Advisor of the potential value of the site, the financial condition and business history of the proposed tenant or manager, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed lease and management agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant or manager must meet at least the minimum standards established by a Hotel Chain for its operators.

        The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, managers and
Properties. Therefore, some of the properties proposed by the Advisor and approved by a Hotel Chain may not be purchased by the Company.

        In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant and, if the Property is to be leased to a subsidiary, the management agreement with the manager. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a
Property, taken as a whole, are favorable to the Company. It is expected that the structure of the lease agreements will increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases"
below for a discussion of the anticipated terms of the Company's leases.

        Some lease agreements will be negotiated to provide a third-party tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the
Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties and Mortgage Loans"
below and "Federal Income Tax Considerations -- Characterization of Property
Leases."

        The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that the Company acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

        The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

        CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be performed by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In lieu of a third-party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years.
Construction loans will be subject to the restrictions applicable to all
Mortgage Loans on the amounts which may be lent to borrowers.
See "Business -- Mortgage Loans."

        The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement.
All general contractors performing work in connection with such

                                      -62-

building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the
Advisor.

        Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection.

        In some cases, construction or renovation will be required before the
Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The
Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the
Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See "Business
-- Mortgage Loans and Other Loans."

        Under development agreements for Properties to be leased to unrelated third parties, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 24 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the
Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs."
The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

        The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer of Properties to be leased to unrelated third parties. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the
Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

                                      -63-

        In certain situations where construction or renovation is required for a
Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

        Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the
Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and
"Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property.

        In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

        INTERIM ACQUISITIONS. The Advisor and its Affiliates may regularly have opportunities to acquire properties suitable for the Company as a result of their relationships with various operators. See "Business -- Site Selection and
Acquisition of Properties -- General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the
Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other
Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the
Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of the Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict
Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

        ACQUISITION SERVICES. Acquisition services performed by the Advisor may include, but are not limited to site selection and/or approval; review and selection of tenants or managers and negotiation of lease agreements, management agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

        The Company will pay the Advisor a fee of 3.9% of the Total Proceeds as
Acquisition Fees. See "Management Compensation." The total of all Acquisition
Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a
Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of
Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

        The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN INDIVIDUAL PROPERTIES

        SELECTION OF HOTEL BRANDS. The selection of Hotel Brands by the Advisor, as approved by the Board of Directors, generally will be based on an evaluation of the operations of the hotels in the Hotel Brands, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a

                                      -64-

hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition, and market penetration.

        SELECTION OF PROPERTIES, TENANTS AND MANAGERS. In making investments in
Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Hotel Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant or manager. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants and managers, the Advisor will consider the prior experience of the tenant or manager, the net worth of the tenant or manager, past operating results of other hotels currently or previously operated by the tenant or manager, and the tenant's or manager's prior experience in managing hotels within a particular Hotel Chain.

        In selecting specific Properties within a particular Hotel Chain and in selecting tenants or managers for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

        1. Each Property will be in what the Advisor believes is a prime business location for that type of Property.

        2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

        3. For Properties leased to third parties, the initial lease term typically will be at least 10 to 20 years. Properties leased to subsidiaries may be leased for a shorter term.

        4. In evaluating prospective tenants and managers, the Company will examine, among other factors, the tenant's or manager's historical financial performance and current financial condition.

        5. In general, the Company will not acquire a Property if the Board of
Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

        The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings.

        Generally, Properties to be acquired by the Company will consist of both land and building; although, in a number of cases, the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing.
It is anticipated that hotel sites purchased by the Company will generally be in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for past and future anticipated lodging demand trends. The hotel buildings generally will be low- to mid-rise construction. The Company may acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities. The Properties may include equipment.

        Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Hotel Chain's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a hotel, and shall receive a certificate from the Hotel Chain to the effect that (i) the Property is operational and (ii) the
Property and the tenant

                                      -65-

are in compliance with all of the chain's requirements, including, but not limited to building plans and specifications approved by the chain. For
Properties to be leased to unrelated third parties, the Company also will receive a certificate of occupancy for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

        A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its
Hotel Chain. These capital expenditures generally will be paid by the tenant during the term of the lease. Some Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund. The management agreement relating to Properties leased to subsidiaries of the Company may require the manager to establish and maintain this reserve fund and make these capital expenditures from the net cash flow of the hotel operations.

DESCRIPTION OF PROPERTY LEASES

        The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a
Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant or manager, the purchase price of the Property, the prior performance of the tenant or manager, and the prior business experience of management of the Company and the Company's
Affiliates with a Hotel Chain, or the operator.

        GENERAL. As of November 20, 2003, of the Properties we own interests in, we have leased or will lease 109 properties to our subsidiaries or to subsidiaries of our various joint ventures, with management performed by third-party managers and we have leased 17 properties on a "triple-net" basis to unaffiliated third-party operators. For Properties leased to subsidiaries of the
Company, leases will generally provide that the subsidiary may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the manager of the Property to perform such requirements and pay such amounts from operating cash flows of the hotel. The 17 leases to unaffiliated third parties generally are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company or an indirect subsidiary will be the landlord under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the landlord, and all references in this section to the Company as landlord therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below. All references to the unrelated or unaffiliated third-party tenants in this section should be interpreted to mean the unrelated third-party tenants that operate the
Company's 17 "triple-net" leases.

        TERM OF LEASES. Properties leased to subsidiaries will generally be leased for an initial term of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Properties leased to unrelated third parties will generally be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for
Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

        COMPUTATION OF LEASE PAYMENTS. During the initial lease term on
Properties leased to a subsidiary, the lease will provide for a percentage of the gross revenues of the Property, with a specified minimum rental payment regardless of the gross revenues (calculated to provide the Company with rent equal to a certain percentage of the cost of the Property). For Properties subject to this arrangement, the Company's consolidated financial statements generally will report the hotels' operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. During the initial term of a lease to an unrelated third-party tenant, the tenant will pay

                                      -66-

the Company, as landlord, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. In addition to minimum annual rent, the third-party tenant will generally pay the Company "percentage rent"
and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular Property.
In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties --
Construction and Renovation" above.

        In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

        ASSIGNMENT AND SUBLEASE. In general, leases to unrelated third-party tenants may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchiser, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of hotel on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the
Company's refusal to consent to an assignment or sublease. In addition, the
Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. In certain cases, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the
Company agrees in writing to release the original tenant from its lease obligations.

        ALTERATIONS TO PREMISES. An unrelated third-party tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000)
without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

        RIGHT OF TENANT TO PURCHASE. In some cases, if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the unrelated third-party tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage
(generally, 15% to 20%) of such purchase price. See "Federal Income Tax
Considerations -- Characterization of Property Leases."

        SUBSTITUTION OF PROPERTIES. Under certain leases, the unrelated third-party tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved hotel on the Property as long as such approved hotel has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original hotel.

        In addition, certain Property leases will provide the unrelated third-party tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted
Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

                                      -67-

        Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted
Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The
Company will pay the tenant the excess, if any, of the cost of the Substituted
Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the
Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the
Property from the Company for a price equal to the then-fair market value of the
Property.

        Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a business of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the
Property to the Company.

        SPECIAL CONDITIONS. Certain leases with unrelated third-party tenants may provide that the tenant will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

        INSURANCE, TAXES, MAINTENANCE AND REPAIRS. Tenants or indirect subsidiaries of the Company, as lessees, will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

        Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to
48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the Properties will vary depending upon individual lease negotiations. In some instances, the Company may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

        CREDIT ENHANCEMENTS. The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel
Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries and guarantee the Company certain minimum returns on its Properties. All of the credit enhancements are subject to expiration or "burn-off" provisions over time or at such time that the funding limit has been reached. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on Properties acquired in the future. For more information regarding the credit enhancements see the
"Business - Credit Enhancements" section. In addition, leases with unrelated tenants or operators leasing more than one Property are generally expected to contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease.

                                      -68-

        EVENTS OF DEFAULT. The leases with unaffiliated third-party tenants generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the
Company of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days); (iv) a default under or termination of the franchise agreement between the tenant and its franchiser, and (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

        Upon default by the third-party tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (However, unless required to do so by the lease or its investment objectives, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Business -- Right of Tenant to
Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

        In the event that a third-party tenant defaults under a lease with the
Company, the Company either will attempt to locate a replacement tenant acceptable to the Hotel Brand involved, which may be a subsidiary of the
Company, or will discontinue operation of the hotel. In lieu of obtaining a replacement tenant, some Hotel Brands may have the option and may elect to lease and operate the hotels themselves. The Company will have no obligation to operate the hotels, and no Hotel Brand will be obligated to permit the Company or a replacement operator to operate the hotels.

        Poor performance by the Properties leased to subsidiaries will affect the Company's results of operations to a much greater extent than would performance by properties leased to unaffiliated third parties. The Company does, however, have the right under its agreements with the third party managers of its hotels to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager.

DESCRIPTION OF MANAGEMENT AGREEMENTS

        The terms of any management agreement entered into by a subsidiary of the Company with regard to a Property are subject to negotiation with the manager and may vary from those described below. For Properties leased to subsidiaries, the subsidiary lessee will enter into a management agreement with an unaffiliated third party manager. The manager will be an operator of a Hotel
Brand and will be approved by the Company's Board of Directors. Under the management agreement, the manager will have exclusive responsibility for the operation of the Property and will obligated to do so in conformity with the policies of a Hotel Brand.

        The term of the management agreement typically will be between 10 and 25 years, with multiple renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

        The manager will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the Property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replenishments to furniture, fixtures and equipment.
The manager may, with prior written approval of the tenant, make more extensive improvements to the Property. All such amounts will be payable from the operations of the hotel thereby reducing net cash flow to the tenant and the
Company.

        Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the Property are not attained. Upon termination, the manager shall vacate and surrender the Property to the tenant.

                                      -69-

        The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement:
(i) the insolvency or bankruptcy of either party; (ii) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time (generally ten days after written notice specifying such failure is received by the defaulting party);
(iii) the failure of either party to comply with any of its other obligations under the management agreement if such failure continues for a specified time
(generally 10 to 30 days after notice specifying such failure is received by the defaulting party); (iv) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying such failure is received by the defaulting party); and (v) in cases where the manager has entered into other management agreements with subsidiaries of the Company, a default under such management agreement. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party has the right to terminate the management agreement.

        In the management agreements entered into as of November 20, 2003, the manager generally will not be able to assign its interest in the management agreement, other than to an affiliate or in connection with the sale of the management company, without the prior written consent of the tenant. In some cases, the agreement may provide that the manager has a right of first offer if the owner wishes to sell the Property to a third party and certain conditions are met. In addition, certain agreements may restrict the ability of the owner of the Property to sell it to a competitor of the manager's Hotel Brand or to a person that does not meet specified financial or other criteria.

        Certain management agreements may prohibit the manager or its affiliates from opening another hotel of the same or similar type as the leased Property that is or will be located within a specified distance of the Property.

        The management agreement may provide that the manager will provide a liquidity or credit enhancement facility for the Property. In such instances, if the management agreement is terminated at such time as there are amounts outstanding under any such facility, the manager will generally have the right to remain as manager until such amounts are repaid.

JOINT VENTURE ARRANGEMENTS

        The Company may enter into a Joint Venture to purchase and hold for investment a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their
Affiliates, if a majority of the Directors, including a majority of the
Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50%
interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We
may not control the joint ventures in which we enter" and "Risk Factors -- Real
Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

        Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the
Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its
Affiliates on behalf of the Joint Venture. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the
Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint
Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding
Properties for investment, in the event that one party desires to sell the
Property and the other party does not desire to sell, generally either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

                                      -70-

        The following paragraphs generally describe the allocations and distributions under the expected terms of the joint venture agreement for any
Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

        Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint
Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section
704(c) of the Code.

        Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.
Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions, and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

        In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the
Joint Venture (whether or not in connection with the liquidation of the Joint
Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have substantial economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal
Income Tax Considerations -- Investment in Joint Ventures."

        Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

        The Company may acquire Properties from time to time by issuing limited partnership units in Hospitality Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Hospitality GP Corp. is
the general partner of Hospitality Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

        The Company may provide Mortgage Loans in connection with the operations of Hotel Brands, or their affiliates, to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loan will be secured by such property.

        The borrower will be responsible for all of the expenses of owning the property, as with a "triple-net" lease, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will require payments of principal and interest with a balloon payment at maturity. In addition, management expects the interest rate charged under the terms of the
Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the
Properties.

                                      -71-

        For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties
-- Construction and Renovation," above.

        The Company may combine leasing and financing in connection with a
Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive interest on its initial investment in each financed building. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

        The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or
Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the
Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

        The Company may also provide loans to entities in which it owns an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.

        Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in
Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In
addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

        Further, the Company will not make or invest in any Mortgage Loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The
Company may provide Mortgage Loans and other loans in the aggregate principal amount of up to approximately 5% to 10% of Gross Proceeds.

MANAGEMENT SERVICES

        The Advisor provides management services relating to the Company, the
Properties and the Mortgage Loans pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor is responsible for assisting the Company in negotiating leases, management agreements and Mortgage Loans, collecting rental and Mortgage Loan payments; inspecting the Properties and the tenants' books and records; and responding to tenant and manager inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the management agreements, the Properties, the Mortgage Loans, the Line of Credit and the Permanent Financing. In exchange for these services, the Advisor is entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor receives the Asset
Management Fee, which generally is payable monthly in an amount equal to .05% of
Real Estate Asset Value and the outstanding principal amount of the Mortgage
Loans, as of the end of the preceding month. See "Management Compensation."

                                      -72-

BORROWING

        The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company has obtained a
Revolving LOC and may obtain additional lines of credit aggregating up to
$350,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of
Assets, working capital or Permanent Financing. The Company also has obtained
Permanent Financing and may obtain additional Permanent Financing.

        On September 7, 2001, the Company obtained a Revolving LOC from a bank to be used by the Company to fund the acquisition and development of Properties and investments in Mortgage Loans. The Revolving LOC provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the Revolving LOC will bear interest at an annual rate of 225 basis points above 30-day LIBOR. The Revolving LOC is collateralized by mortgages on certain hotel Properties. In connection with the
Revolving LOC, the Company incurred a commitment fee, legal fees and closing costs of approximately $1,000,000. As of November 3, 2003, the Company had
approximately $23,700,000 outstanding on the Revolving LOC.

        In March 2000, the Company through CNL Philadelphia Annex, LLC (the
"LLC"), in which the Company owns an 89% interest, entered into a Tax
Incremental Financing Agreement with the Philadelphia Authority for Industrial
Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF note are expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Implicit interest on the TIF
Note is 12.85% and payments are due annually through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfalls pursuant to its guarantee of the TIF Note. As of November 3, 2003, approximately
$8,098,000 was outstanding on the TIF Note.

        On November 8, 2000, the Company through the LLC, obtained a loan from a bank which was used by the Company to finance a portion of the purchase of the
Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the Philadelphia Downtown Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity in December 2007. In connection with the loan, the Company incurred loan fees of approximately $165,000. As of
November 3, 2003, the Company through the LLC had borrowed $32,500,000, of which approximately $31,762,000 was outstanding. The Philadelphia Downtown Property is described above in "Business -- Property Acquisitions."

        On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan provided that the Company could borrow up to $50,000,000 which is secured by the three applicable Properties and monthly rents relating to such Properties.
Borrowings under the loan bear interest at a fixed rate of 8.335% per annum.
Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of November 3, 2003, the
Company had borrowed $50,000,000 which was used to finance a portion of the purchase of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and
SpringHill Suites Lake Buena Vista Properties. The Courtyard Lake Buena Vista,
the Fairfield Inn Lake Buena Vista and the SpringHill Suites Lake Buena Vista
Properties are described above in "Business -- Property Acquisitions."

        On December 21, 2000, in order to fund the land acquisition and development of the Desert Ridge Property, the Desert Ridge Resort Owner, an
unconsolidated subsidiary of the Company, in which the Company owns a 44%
interest, obtained Permanent Financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on
March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month
LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 10.13% per annum. All unpaid interest and principal will be due at maturity. In addition, an affiliate of Marriott International,

                                      -73-

Inc. is providing financing for an additional 19% of the costs to the Desert
Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

        As of November 3, 2003, Hotel Investors, a wholly owned subsidiary of the Company, had notes payable totalling approximately $83.8 million, which are collateralized by seven hotel Properties and monthly rents relating to such
Properties. The loan agreements require monthly principal and interest payments totalling approximately $666,000. The loans bear interest ranging from 7.50% to
7.75% and mature July 31, 2009, at which time any unpaid principal and interest will become due.

        On July 27, 2001, in order to fund the land acquisition and renovation of the Waikiki Beach Property, the Waikiki Beach Resort Owner, an unconsolidated subsidiary of the Company, in which the Company owns a 49% interest, obtained
Permanent Financing from a third party lender for $130 million, secured by a mortgage on the Waikiki Beach Property. The loan has a term of five years with interest payable monthly at a fixed rate of 8.53% per annum, commencing on
August 15, 2001. All unpaid interest and principal will be due at maturity.

        In accordance with the venture formation agreement relating to the acquisition of the Miami Airport, Costa Mesa, Auburn Hills and Portland Downtown
Properties, on October 2, 2001, the joint venture between the Company and Hilton
Hotels Corporation closed on its loan from a financial institution in the amount of $100,000,000, bearing interest at a fixed rate equal to 230 basis points above one-month LIBOR, subject to a three-year cap of 8.30% and a floor of
4.96%, with a maturity date of October 2006. Interest only payments are due monthly through December 2002; thereafter, the loan requires monthly principal and interest payments through October 2006. In connection with the loan, the joint venture incurred a commitment fee, legal fees and closing costs of approximately $1,770,000.

        On November 19, 2001, the Company assumed approximately $6,800,000 of permanent debt relating to the Courtyard Manchester Property which is secured by a mortgage on the Property. The loan bears interest at a fixed rate of 8.32% per annum and requires equal monthly payments through 2010. In connection with the loan, the Company incurred assumption fees of approximately $68,000.

        On June 7, 2002, in order to fund a portion of the acquisition of the
San Francisco Downtown Property, the joint venture, in which the Company owns a
50% interest, obtained Permanent Financing from a third-party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco
Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%.
The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of
(i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

        In September 2002, the Company paid down approximately $50,292,000 that had previously been borrowed on two construction loan facilities for the construction of two Properties. These construction loan facilities were renegotiated in December 2002, resulting in one construction loan facility with an increased total borrowing capacity of $64,000,000. This construction loan facility expires in December 2005 and bears interest at a floating rate with a floor of 6.75% per annum. This facility is being used to fund the construction of one hotel Property in California and another hotel Property in Florida.
Another Property in Florida was constructed and opened in 2002. The outstanding construction cost of this Property remains outstanding under this loan. This facility may be used to fund the construction of other hotel Properties in the future. As of November 3, 2003, approximately $38,700,000 was outstanding on the construction loan facility.

        On September 3, 2002, the Company obtained a commitment for a loan of
$90.7 million relating to eight of the hotel Properties currently owned by the
Company. On October 31, 2002, the Company closed on this loan and borrowed
$9,070,000. The remaining amount available under this loan was borrowed by the
Company in June 2003. Accordingly, approximately $90.7 million was outstanding under this loan as of November 3, 2003. The loan has a term of five years, commencing on the date the funds were first advanced to the Company. The interest rate on the loan is 6.53% per annum and payments of interest only are due on the first day of each month for 24 months. Beginning in the 25th month until maturity, payments of principal and interest are due through the end of the fifth year based on a 20-year amortization schedule.

                                      -74-

        On November 25, 2002, the Company obtained a loan in the amount of $31 million collateralized by the Bridgewater Property, all of which was outstanding as of November 3, 2003. The loan has a term of five years. The interest rate on the loan is 5.84% per annum and payments of interest only are due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity.

        On December 13, 2002, the Company formed the Hilton 2 Partnership with
Hilton Hotels Corporation. On December 24, 2002, the Hilton 2 Partnership
acquired the Doubletree Lincoln Centre Property and the Hilton El Conquistador
Resort Property. The Doubletree Lincoln Centre Property was converted into a
Hilton Hotel on October 14, 2003. As part of its acquisition of these
Properties, the Hilton 2 Partnership obtained mortgage financing in the amount of $33.8 million for the Doubletree Lincoln Centre Property and $44.9 million for the Hilton El Conquistador Resort Property. These loans bear interest at a rate equal to 5.67 percent. Payments of interest only are due monthly for the first two years of the loan, with monthly payments of interest and principal due thereafter, calculated on a 25-year amortization schedule through maturity. The loans have a term of five years commencing on the date of acquisition.

        In addition, on February 20, 2003, the Hilton 2 Partnership obtained
Permanent Financing in the amount of $145 million relating to the Crystal City,
Orlando Airport, Santa Clara, Rye Town and Doubletree Crystal City Properties,
secured by such Properties. The loan bears interest at a rate of 5.95% per annum and requires monthly payments of interest only. The loan matures on March 1,
2010, at which time all unpaid principal and interest is due. For information regarding the Crystal City, Orlando Airport, Santa Clara, Rye Town and
Doubletree Crystal City Properties see "Business -- Property Acquisitions."

        On April 21, 2003, the Company assumed Permanent Financing totalling approximately $49.6 million relating to the New Orleans Property and secured by such Property. The loan bears interest at a rate of 8.08% per annum and requires monthly payments of principal and interest. The loan matures on August 1, 2007, at which time all unpaid principal and interest is due. For information regarding the New Orleans Property see "Business -- Property Acquisitions."

        On July 9, 2003, the Company obtained Permanent Financing totalling $50 million relating to the acquisition of the Seattle Waterfront Property. The loan bears interest at 4.93% per annum and requires payments of interest only through maturity on July 9, 2008 at which time all unpaid principal and interest are due.

        On July 10, 2003, the Company acquired RFS and RFS OP for approximately
$383 million in cash ($12.35 per share or limited partnership unit). For more information regarding this transaction, see the "Business -- Other Investments"
section of this Prospectus. In connection with this transaction the Company obtained the Bridge Loan in the amount of approximately $101 million. In August 2003, the Company obtained an additional $88 million from the same Bridge Loan, of which approximately $44 million was used to refinance RFS secured notes and $44 million was used to acquire additional
Properties. In
September 2003, the Company repaid $88 million on the bridge loan leaving a balance of $101 million. On December 4, 2003, the Company obtained a loan totalling $130 million of which approximately $101 million
was used to repay the Bridge Loan. This new loan bears interest at a rate of LIBOR plus 189 basis points per year. The Company has pooled 26 Properties as collateral for this loan. Prior to
December 31, 2003, the Company expects to obtain an additional loan collateralized by the same 26 Properties in the amount of
$35 million. The terms of this loan are expected to be
substantially consistent with the terms of the Company's existing financing arrangements.

                                      -75-

        By virtue of the closing of the RFS Transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). Such debt includes the $38.5 million which was outstanding under RFS's former line of credit and paid off by the Company and terminated on July 10, 2003, as well as the following borrowings at July 10, 2003 (dollar amounts in thousands):

                                                                            COLLATERAL  NET BOOK VALUE
                                                                               # OF           AT
                     BALANCE       INTEREST RATE               MATURITY       HOTELS    JULY 10, 2003
                     -------       -------------               --------       ------    -------------

     Senior Notes      $121,220       9.75%        Fixed     March 2012           --           $ --
     Mortgage            89,659       7.83%        Fixed     December 2008        10        121,265
     Mortgage            17,763       8.22%        Fixed     November 2007        1          42,280
     Mortgage            50,279       8.00%        Fixed     August 2010          8          81,155
                       --------                                                            --------
                       $278,921                                                            $244,700
                       ========                                                            ========

        On February 26, 2002, the RFS OP sold $125 million in senior notes (the
"Senior Notes"). The Senior Notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and
September 1 of each year, commencing as of September 1, 2002. The Senior Notes are unsecured obligations of RFS OP and are guaranteed by the Company and certain of its subsidiaries. The indenture that governs the Senior Notes contains covenants that, among other things, restrict a subsidiary of the
Company, which is the successor to RFS, the RFS OP and their subsidiaries'
ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. The RFS
OP was in compliance with these covenants at September 30, 2003. During the nine months ended September 30, 2003, RFS retired $3.8 million of Senior Notes. On
August 29, 2003, in accordance with the terms of the indenture governing the
Senior Notes, the RFS OP repurchased from existing holders approximately $42 million of its Senior Notes, as discussed above.

        The other borrowings of RFS to which the Company and its subsidiaries succeeded are nonrecourse to the Company and its subsidiaries and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations.
Payments are due monthly and include principal, interest and escrow amounts for real estate taxes, insurance and FF&E replacement reserves.

        On August 15, 2003, in connection with the acquisition of the Marriott
Plano Property, the Company assumed Permanent Financing of $28.9 million. The loan bears interest at 8.11% per annum and requires monthly payments of principal and interest amortized over a period of 22 years. The loan matures in
February 2011 at which time any remaining unpaid principal and interest are due.

        On August 29, 2003, in order to fund a portion of the acquisition of the
Chelsea-Manhattan Property, the joint venture in which the Company owns a 66.67%
interest assumed a construction loan totalling $16.4 million. The loan bears interest at LIBOR plus 3.5% per annum and requires monthly payments of interest only for the first year and payments of principal and interest of $15,000 starting in the 13th month through maturity in August 2006.

        Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company.
However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the

                                      -76-

Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

        Similarly, management believes that the borrowings will benefit the
Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the
Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

        As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the
Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest --
Certain Conflict Resolution Procedures."

        The Company may borrow funds for the purpose of preserving its status as a REIT or for any other authorized corporate purpose. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning
Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company has obtained a Revolving LOC from a bank for up to approximately $96,700,000, described above. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $350,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the
Company plans to obtain additional Permanent Financing. The Board of Directors anticipates that the aggregate amount of the Permanent Financing will generally not exceed 50% of the Company's total assets. However, in accordance with the
Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

LITIGATION

        On May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee,
30th Judicial District against RFS, RFS's directors and the Company. On June 6,
2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by
RFS's shareholders is significantly less than the intrinsic value of RFS, (ii)
the RFS directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the
Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On July 1, 2003 the
Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Since that ruling, the plaintiff has not aggressively prosecuted its claims. Based upon the information

                                      -77-

currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

        On August 26, 2002, Carmel Valley, LLC filed a lawsuit against RFS and certain of its subsidiaries in the Superior Court of the State of California,
for the County of San Diego. In connection with the RFS Transaction, the Company has become a party to this lawsuit in which the plaintiff is claiming damages relating to a dispute over a parcel of land located adjacent to one of the
Properties previously owned by RFS. The Company has unsuccessfully attempted to mediate this case. At this time, management believes that the damages claimed against the Company lack sufficient factual support and will continue to vigorously defend the action. However, it is possible that losses could be incurred by the Company if the plaintiff ultimately prevails. The plaintiff is seeking monetary damages in an amount of up to $700,000.

SALE OF PROPERTIES AND MORTGAGE LOANS

        For up to four years after the commencement of this offering, the
Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties, Mortgage Loans or other permitted investments any proceeds of the Sale of a Property, a Mortgage
Loan or other permitted investment that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. At or prior to December 31, 2007, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the
Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT, to reinvest in additional Properties, Mortgage Loans and other permitted investments or to repay outstanding indebtedness. If Listing does not occur by December 31, 2007, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

        In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants or joint venture partners. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the
Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

        The Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the
Property (land only) underlying the building improvements which secure the
Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. In addition, the Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

FRANCHISE REGULATION

        Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchiser. The Company will not be an Affiliate of any franchiser, and is not currently aware of any states in which the relationship between the Company as landlord and the tenant or manager will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel Brands which franchise their operations are subject to regulation by the Federal Trade Commission.

                                      -78-

COMPETITION

        The hotel industry is characterized by intense competition. The operators of the hotels located on the Properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. A number of the Company's Properties are located near competitors. The seven most frequent competitors, include, but are not limited to, Courtyard by Marriott, Embassy Suites, Hampton Inn, Hilton,
Homewood Suites, Marriott Hotels and Residence Inn by Marriott. The Company's
Properties compete with the hotels listed above based on items such as price and amenities. Some of the Company's Properties are resorts and compete with local and regional resorts. Many successful hotel "pockets" have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.

        The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its
Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants and Mortgage Loan borrowers.

REGULATION OF MORTGAGE LOANS

        The Mortgage Loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the
Company's ability to effectuate its Mortgage Loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                                      -79-

                             SELECTED FINANCIAL DATA

        The following table sets forth certain financial information for the
Company, and should be read in conjunction with the section entitled
"Management's Discussion and Analysis of Financial Condition and Results of
Operations" and the Financial Information commencing on page F-1 (amounts in thousands except per Share data).

                         Nine Months Ended
                            September 30,                    Year Ended December 31,
                        ---------------------   -------------------------------------------------------
                          2003        2002        2002        2001        2000       1999       1998
                        ---------   ---------   ---------   ---------   ---------  ---------  ---------

Revenues                $ 212,849   $ 105,729   $ 156,408   $  71,463   $  36,099  $  10,678  $   1,955
Income from
  continuing
  operations (1)            1,358      10,751      15,810      19,328      20,670      7,516        959
Cash flows from
  operating
  activities               72,833      50,648      70,340      52,937      43,651     12,890      2,777
Cash flows used in
  investing activities   (939,031)   (254,561)   (452,745)   (295,991)   (334,237)  (130,231)   (34,511)
Cash flows from
  financing activities    850,729     222,762     386,573     237,681     238,811    206,085     36,093
Cash distributions
  declared (2)             88,585      51,812      74,217      48,409      28,082     10,766      1,168
Funds from operations(3)   57,811      43,155      59,366      40,838      30,053     10,478      1,343
Income from continuing
  operations per Share:
  Basic                      0.01        0.12        0.16        0.30        0.53       0.47       0.40
  Diluted                    0.01        0.12        0.16        0.30        0.53       0.45       0.40
Cash distributions
  declared per Share         0.58        0.58        0.78        0.77        0.74       0.72       0.47
Weighted average  number
  of Shares outstanding
    Basic                 156,647      90,622      97,874      64,458      38,698     15,890      2,402
    Diluted               156,647      90,622      97,874      64,458      45,886     21,438      2,402

                            September 30,                             December 31,
                      ----------------------  ----------------------------------------------------------
                         2003        2002        2002        2001        2000        1999        1998
                      ----------  ----------  ----------  ----------  ----------  ----------  ----------

Total assets          $2,561,564  $1,142,383  $1,303,860  $  901,406  $  653,962  $  266,968  $   48,857
Mortgages payable        574,342     167,791     207,206     168,884     170,055          --          --
Other notes payable
  and line of credit     322,231      50,132      53,818      65,072      19,582          --       9,600
Total stockholders'
  equity               1,592,863     885,343   1,012,499     637,876     419,289     253,055      37,116

(1)  To the extent that Operating Expenses payable or reimbursable by the
     Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense
     Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the years ended
     December 31, 2002, 2001, 2000 and 1999, Operating Expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company's
     Operating Expenses exceeded the Expense Cap by $92,733.

(2)  Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
     Approximately 98%, 79%, 79%, 60%, 26%, 30%, and 18% of cash Distributions for the nine months ended September 30, 2003 and 2002, and the years ended
     December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash Distributions treated as a return of capital on a
     GAAP basis represent the amount of cash Distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. Historically, the Board of Directors has declared
     Distributions based on various factors, including cash from operations, rather than net earnings

                                      -80-

     on a GAAP basis. Due to the fact that net earnings includes deductions for depreciation expense and other non-cash items, management believes that net earnings does not reflect the amount of funds available for distribution.
     The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3)  Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO, based on the revised definition adopted by the Board of Governors of the National
     Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and
     as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2003 and the years ended December 31, 2002,
     2001, 2000, 1999 and 1998, net earnings included approximately ($6), $35,
     $118, $117, $35 and $44, respectively, of these amounts. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity
     REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i)
     does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the
     Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the
     Company's ability to make Distributions. FFO, as presented, may not be comparable to similarly titled measures reported by other companies.
     Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the
     Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Financial Information commencing on page F-1.

          The following is a reconciliation of net earnings to FFO for the nine months ended September 30, 2003 and 2002, and the years ended December 31,
     2002, 2001, 2000, 1999 and 1998:

                                Nine Months Ended                     Year Ended December 31,
                                  September 30,
                              ---------------------   ---------------------------------------------------------
                                 2003        2002        2002        2001        2000        1999        1998
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

Net earnings                  $   2,132   $  10,751   $  15,810   $  19,328   $  20,670   $   7,516   $     959
   Adjustments:
     Effect of
       unconsolidated
       subsidiaries              21,053       8,700      12,341       2,702       1,825       1,710          --
     Effect of minority
       interest                    (178)       (178)       (237)       (941)       (272)        (16)         --
     Depreciation and
       amortization of
       real estate assets        34,804      20,306      27,876      19,749       7,830       1,268         384
     Effect of assumption of
       liabilities                   --       3,576       3,576          --          --          --          --
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
   Funds from operations      $  57,811   $  43,155   $  59,366   $  40,838   $  30,053   $  10,478   $   1,343
                              =========   =========   =========   =========   =========   =========   =========

Weighted average shares:
     Basic                      156,647      90,622      97,874      64,458      38,698      15,890       2,402
                              =========   =========   =========   =========   =========   =========   =========
     Diluted                    156,647      90,622      97,874      64,458      45,886      21,438       2,402
                              =========   =========   =========   =========   =========   =========   =========

                                      -81-

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion is based on the condensed consolidated financial statements of the Company as of September 30, 2003 and December 31,
2002, and for the quarters and nine months ended September 30, 2003 and 2002.
This information should be read in conjunction with the accompanying unaudited consolidated financial statements and the notes thereto included in Financial
Information commencing on page F-1.

        The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"). These statements generally are characterized by the use of terms such as "believe," "expect" and
"may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, terrorism, extended U.S. Military combat operations, availability of capital from borrowings under the Company's
Revolving LOC and security agreement, continued availability of proceeds from the Company's offerings, the ability of the Company to obtain additional
Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable managers and tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

        THE COMPANY

        The Company is a corporation which was organized pursuant to the laws of the State of Maryland on June 12, 1996 and operates for federal income tax purposes as a REIT. On June 15, 1998, the Company formed CNL Hospitality
Partners, LP, a wholly owned Delaware limited partnership ("Hospitality
Partners"). CNL Hospitality GP Corp. and CNL Hospitality LP Corp., wholly owned corporate subsidiaries of the Company which were organized in Delaware in June
1998, are the general and limited partner, respectively, of Hospitality
Partners. Properties acquired are generally expected to be held by Hospitality
Partners and, as a result, are owned by the Company through Hospitality
Partners. The terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., Hospitality Partners, CNL
Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC,
(formerly known as Courtyard Annex L.L.C., an 89 percent owned limited liability company), CNL Hotel Investors, Inc. ("Hotel Investors"), CNL LLB SHS Management,
LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL
Bridgewater Hotel Partnership, LP, CNL Hotel MI-4, LP, CNL Foothill Hotel
Partnership, LP, CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Hotel RI
Orlando, Ltd., CNL Hotel CY-Weston, Ltd., CNL Hotel CY-Edison, LP, CNL Tampa
International Hotel, LP, RFS Partnership, L.P., RFS Financing Partnership, LP,
RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, RFS SPE 2000 LLC, RFS SPE2 2000 LLC, RFS
Financing Partnership II, LP, Wharf Associates and each of their wholly owned subsidiaries. Various other wholly owned subsidiaries have been and may be formed or acquired in the future for purposes of holding or developing hotel
Properties.

        The Company is engaged primarily in the acquisition, development and ownership of interests in hotel Properties generally located across the United
States, and has retained CNL Hospitality Corp. as its Advisor (the "Advisor") to
provide management, acquisition, advisory and certain administrative services.
The hotel Properties may include limited service, extended stay and full service hotel Properties. As of September 30, 2003, the Company owned interests in 126
Properties. The Company leases most of its Properties to wholly owned taxable
REIT subsidiary ("TRS") entities and contracts with third-party hotel management companies to operate these Properties. Hotel operating revenues and expenses for these Properties are included in the Company's consolidated results of operations. Interests in 21 Properties are owned through various joint ventures and are generally leased to wholly owned TRS entities of the joint ventures.
Other Properties are leased on a triple-net basis to unrelated, third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. Substantially all of the Properties acquired since the beginning of 2002, and Properties expected to be acquired in the future, have been and are generally expected to be leased to
TRS entities of the Company or of its joint ventures. Additionally, several previously entered into third-party leases were assumed by TRS entities of the
Company during 2002 and the

                                      -82-

Company may assume additional leases in the future. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party hotel managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage. See
"Business -- Credit Enhancements" for additional information on credit enhancements.

        The Company may also provide Mortgage Loans to operators of Hotel
Brands, however, it has not done so as of September 30, 2003. In addition, the
Company may invest up to a maximum of 5 percent of total assets in equity interests in Ancillary Businesses. As of September 30, 2003, the Company had
limited investments in Ancillary Businesses (0.8% of total assets).

        On July 10, 2003, the Company completed the acquisition of RFS and RFS
OP for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities including severance and transaction costs which are expected to total approximately $55 million. In connection with this transaction, the
Company obtained interests in 57 Properties. See "Business -- Other Investments"
for additional information regarding the RFS Transaction.

LIQUIDITY AND CAPITAL RESOURCES

        The Company uses capital primarily to acquire interests in or develop hotel Properties and invest in joint ventures, which acquire and own hotel
Properties. Additionally, the Company is required to distribute at least 90 percent of its taxable income to stockholders. The Company generally raised funds through the sales of Common Stock, the acquisition of Permanent Financing and through draws on its Revolving LOC.

Uses of Liquidity and Capital Resources

        PROPERTY ACQUISITIONS AND COMPLETED DEVELOPMENT PROPERTIES

        During 2002, the Company made the following acquisitions, all of which are operated as the noted brand affiliation:

             Brand Affiliation         Property Location           Purchase Date
             -----------------         -----------------           -------------
       SpringHill Suites by Marriott  Manhattan Beach, CA        January 18, 2002
       TownePlace Suites by Marriott  Manhattan Beach, CA        January 18, 2002
       SpringHill Suites by Marriott  Plymouth Meeting, PA       January 18, 2002
           Courtyard by Marriott       Basking Ridge, NJ           March 1, 2002
              Marriott Hotel            Bridgewater, NJ            June 14, 2002
           Courtyard by Marriott       Foothill Ranch, CA          July 3, 2002*
           Courtyard by Marriott           Newark, CA            October 25, 2002
         Residence Inn by Marriott         Newark, CA            November 15, 2002
          Doubletree Crystal City        Arlington, VA           December 19, 2002

*    Land purchased for development on which a hotel Property is being constructed.

        Additionally, the Company completed construction and opened the following Properties during 2002:

             Brand Affiliation         Property Location           Opening Date
             -----------------         -----------------           ------------

         Residence Inn by Marriott        Orlando, FL            February 14, 2002
           Courtyard by Marriott           Weston, FL            February 14, 2002
           Courtyard by Marriott           Edison, NJ            November 4, 2002

                                      -83-

        In addition to the interests in the Properties acquired as a result of the RFS Transaction discussed in "Business - Other Investments," during the nine months ended September 30, 2003, the Company acquired the following Properties:

          Brand Affiliation      Property Location   Date of Acquisition    Purchase Price
          -----------------      -----------------   -------------------    --------------
                                                                            (in thousands)
                Hyatt                Miami, FL        February 20, 2003        $ 35,800
             JW Marriott          New Orleans, LA       April 21, 2003          92,500
              Marriott*             Seattle, WA          May 23, 2003           88,900
               Marriott              Plano, TX         August 15, 2003          55,550
               Marriott            Baltimore, MD       August 29, 2003          69,000
        Courtyard by Marriott      Arlington, VA       August 29, 2003          35,000

*    Newly constructed

        Substantially all of the Properties that have been acquired or completed since the beginning of 2002 are leased to TRS entities of the Company or of its joint ventures and are operated by third-party hotel managers. See Schedule III,
"Real Estate and Accumulated Depreciation" in the Financial Information section commencing on page F-1, for a listing of all Properties owned by the Company as of December 31, 2002.

        Additionally, the Company is currently developing one hotel in
California and another hotel in Florida, which are expected to be completed in
February 2004 and July 2004, respectively. Construction in progress of approximately $16.3 million and approximately $0.9 million are included in Hotel
Properties in the accompanying condensed consolidated balance sheets as of
September 30, 2003 and December 31, 2002, respectively. These Properties are expected to be leased to TRS entities of the Company and managed by a subsidiary of Marriott.

        In connection with the RFS Transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. One of the Properties is owned through a partnership in which the Company owns a 75% interest ("Wharf
Associates"). Brands under which these hotels are operated include Sheraton(R),
Residence Inn(R) by Marriott(R), Hilton(R), DoubleTree(R), Holiday Inn(R),
Hampton Inn(R), and Homewood Suites by Hilton(R). This transaction has provided further brand and geographic diversification to the Company's portfolio of hotels.

        Flagstone Hospitality Management LLC ("Flagstone") previously managed 50 of the 57 hotel Properties. In October 2003, the Company began terminating both existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management agreements and franchise licenses with internationally recognized hotel managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by December 31, 2003.

        INVESTMENTS

        In April 2003, the Company committed to invest approximately $25 million in convertible preferred partnership units of Hersha Hospitality Limited
Partnership ("HLP") and up to $40 million in joint ventures with HLP. On April
21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of Hersha Hospitality
Limited Partnership ("HLP"). In addition, in connection with the acquisition by a joint venture with HLP of an interest in the Hampton Inn Chelsea-Manhattan
Property, on August 29, 2003, the Company invested approximately $4 million in additional convertible preferred partnership units of HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and each of the current and any future investments in joint ventures with HLP are or will be structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP declares dividends quarterly in arrears and, therefore, the Company received approximately $263,000 during the quarter ended
September 30, 2003, which related to the second quarter. During October 2003, the Company received approximately $432,000 in distributions related to the third quarter.

        INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

        Desert Ridge Partnership. The Company owns 44 percent of Desert Ridge
Resort Partners, LLC (the "Desert Ridge Partnership") at a cost of approximately
$25 million as of November 3, 2003. The Desert Ridge Partnership owns a resort which was under construction during the majority of 2002 and all of 2001. The resort opened for business on November 30, 2002. Limited golf course operations are included in consolidated operations

                                      -84-

of the Company until the resort opened in late 2002. The total cost to construct the resort was approximately $303 million.

        Waikiki Partnership. The Company owns 49 percent of WB Resort Partners,
LP (the "Waikiki Partnership") at a cost of approximately $42 million as of
November 3, 2003. The Waikiki Partnership owns the Waikiki Beach Marriott in
Honolulu, Hawaii, which was undergoing significant renovations for the majority of 2002, and was completed by July 10, 2003. The total cost of the resort is approximately $212 million.

        Hilton Partnership. The Company owns 70 percent of CNL HHC Partners, LP
(the "Hilton Partnership"), which owns four Properties, one each in Miami,
Florida, Costa Mesa, California, Auburn Hills, Michigan, and Portland, Oregon.
The total cost of the four Properties acquired by the Hilton Partnership was approximately $215.9 million.

        Interstate Partnership. In September 2002, the Company acquired an 85 percent interest in a Hampton Inn Property located in Houston, Texas in return for an equity contribution of approximately $4.8 million. This Property was acquired by a partnership between the Company and Interstate Hotels and Resorts
(the "Interstate Partnership") that was originally formed in November 2001. The total purchase price of the Houston Property was $14.3 million. In connection with this purchase, the Interstate Partnership assumed a loan of approximately
$9.3 million, which is secured by the Property. This partnership also owns two other Properties located in Manchester, Connecticut.

        Mobil Travel Guide. In January 2002, the Company acquired a 25 percent interest in a partnership with Publications International, Ltd. ("PIL"), Hilton, and Marriott that owns a 77.5 percent interest in a partnership with Exxon Mobil
Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel
Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the
Mobil Travel Guide and use such rights to generate additional products using the
Mobil Travel Guide brand. The Company's required total capital contribution was approximately $3.6 million. EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company's Directors is president, a director and principal stockholder, to manage its business. In December 2002, the Company contributed an additional $894,000 to the partnership that owns EMTG, thereby increasing the
Company's ownership in the partnership from 25 percent to 31.25 percent. In June
2003, the Company contributed an additional $726,563 to the joint venture that owns the EMTG Joint Venture. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

        Office Building. In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300,000. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the
Company has severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

        San Francisco Partnership. In June 2002, the Company acquired a 50 percent interest in CY-SF Hotel Parent, LP (the "San Francisco Partnership"), a
partnership with an affiliate of Marriott. The San Francisco Partnership purchased a Courtyard by Marriott in downtown San Francisco for $82 million. The purchase was financed with equity investments of $13 million from both the
Company and Marriott as well as $56 million in borrowings consisting of two loans from a third-party lender.

        Hilton 2 Partnership. On December 13, 2002, the Company formed a partnership (the "Hilton 2 Partnership") with Hilton, of which the Company owns a 75 percent interest and Hilton owns a 25 percent interest. On December 24,
2002, the Hilton 2 Partnership acquired a Doubletree hotel located in Dallas,
Texas (the "Doubletree Lincoln Centre Property") and the Sheraton El
Conquistador Resort and Country Club located in Tucson, Arizona. The Sheraton El
Conquistador Resort and Country Club was immediately converted to a Hilton Hotel
(the "Hilton El Conquistador Resort Property"). The Doubletree Lincoln Centre
Property was converted into a Hilton Hotel on October 14, 2003. Each of the
Doubletree Lincoln Centre Property and the Hilton El Conquistador Resort
Property were acquired from sellers that were not affiliated with the Hilton 2
Partnership. The total purchase price of these Properties was approximately $121 million.

        On February 20, 2003, the Company contributed a Doubletree hotel located in Arlington, Virginia ("the Doubletree Crystal City Property"), which was originally acquired in December 2002, and Hilton conveyed a Hilton hotel located in Rye, New York (the "Hilton Rye Town Property") to the Hilton 2 Partnership.
Simultaneously, the Hilton 2 Partnership acquired three Embassy Suites
Properties (one each located in Orlando, Florida; Arlington, Virginia; and Santa
Clara, California) for a purchase price of $104.5 million. The Embassy Suites
Properties were

                                      -85-

acquired from sellers that were not affiliated with the Hilton 2 Partnership. At the time of these transactions, the Hilton 2 Partnership obtained term financing of $145 million, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity. The Hilton 2 Partnership plans to make improvements at certain of its Properties for an estimated $20 million over the next two years. As of September 30, 2003, the Company had contributed approximately $119.3 million for its 75 percent interest in this partnership.

        On February 25, 2003, the Company and a subsidiary of Hersha Hospitality
Trust ("Hersha") formed a partnership (the "Hersha Partnership") of which the
Company owns a 66.67 percent interest and Hersha owns a 33.33 percent interest.
In August 2003, Hersha Partnership acquired a newly constructed Property in
Manhattan, New York (the "Hampton Inn Chelsea-Manhattan Property"), which was owned by a trustee of Hersha and was valued at approximately $28 million. The partnership assumed a construction mini-permanent loan totalling $16.4 million to finance the purchase of this Property. The loan bears interest at LIBOR plus
3.5% per annum and requires monthly payments of interest only for the first year and payments of principal and interest of $15,000 starting in the 13th month through maturity in August 2006. As of September 30, 2003, the Company had
contributed approximately $8.1 million for its 66.67 percent interest in this partnership.

        CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest that owns EMTG, LLC, has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

        In August 2003, the Company acquired an interest in a partnership (the
"Dearborn Partnership") of which the Company owns an 85 percent interest and
Ford Motor Land Development Corporation ("Ford") owns a 15 percent interest. The
Dearborn Partnership owns a Property in Dearborn, Michigan, which was owned by
Ford and was valued at $65 million. As of September 30, 2003, the Company had contributed approximately $56 million for its 85 percent interest in this partnership.

        The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective entities may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of these other entities. Some of these unconsolidated subsidiaries may be consolidated with the financial statements of the Company in the future upon implementation of FIN 46 as discussed in "Management's Discussion and
Analysis of Financial Condition and Results of Operations - Recent Accounting
Pronouncements."

        DISTRIBUTIONS

        During the nine months ended September 30, 2003 and the years ended
December 31, 2002, 2001 and 2000, the Company generated cash from operations of approximately $72.8 million, $70.3 million, $52.9 million, and $43.6 million, respectively. The Company declared and paid Distributions to its stockholders of approximately $88.6 million, $74.2 million, $48.4 million, and $28 million during the nine months September 30, 2003 and the years ended December 31, 2002,
2001 and 2000, respectively. In addition, on October 1 and November 1, 2003, the
Company declared Distributions to stockholders of record on October 1 and
November 1, 2003, totalling approximately $12.9 million and $13.8 million, respectively, or $0.064583 per Share, payable by December 31, 2003.

        The Company has set its Distribution policy based on a balanced analysis of both current and long-term stabilized cash flows of its Properties and value creation. During the quarter and the nine months ended September 30, 2003,
Distributions paid to stockholders were greater than cash flows generated from operations. This occurred predominantly because the Company's acquisition strategy has focused on opportunistically investing in larger portfolios, which allows the Company to obtain increased efficiencies as it invests the proceeds received from the sale of Shares of its Common Stock. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments prior to making such purchases. In addition, many of the larger Properties that the
Company is currently operating through joint ventures are undergoing renovations or have recently been renovated and as a result the cash distributions that the
Company has received from these joint ventures were less than what is ultimately expected to be received once these

                                      -86-

Properties stabilize and obtain their projected market share. Management expects this trend to continue at least through the remainder of 2003 as cash is invested and the renovated Properties stabilize. However, the expected increase in cash distributions from joint ventures may be delayed if economic recovery is further delayed. During the nine months ended September 30, 2003 the Company used borrowings on its Revolving LOC to fund a portion of its Distributions.
During the nine months ended September 30, 2003, the Company also utilized funding under its credit enhancements to fund a portion of Distributions to stockholders.

        For the nine months ended September 30, 2003 and 2002 and the years ended December 31, 2002, 2001 and 2000, approximately 35 percent, 60 percent, 51 percent, 52 percent and 63 percent, respectively, of the Distributions paid to stockholders were considered ordinary income and approximately 65 percent, 40 percent, 49 percent, 48 percent and 37 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2003 and
2002 and the years ended December 31, 2002, 2001 and 2000 were required to be or have been treated by the Company as a return of capital to stockholders for purposes of calculating the Stockholders' 8% Return on their Invested Capital.

        REDEMPTIONS

        In October 1998, the Board of Directors elected to implement the
Company's redemption plan. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may elect, at its discretion, to redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company's outstanding Common
Stock at the beginning of the 12-month period. During the nine months ended
September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and
2000, approximately 434,000 Shares, 239,000 Shares, 239,000 Shares, 251,000
Shares and 269,000 Shares, respectively, were redeemed at $9.20 per share
(approximately $4.3 million, $2.4 million, $2.4 million, $2.3 million and $2.5 million, respectively), and retired from Shares outstanding of Common Stock.

Sources of Liquidity and Capital Resources

        EQUITY SALES

        The Company was formed in June 1996, at which time it received an initial capital contribution of $200,000 from the Advisor for 20,000 Shares of
Common Stock. On July 9, 1997, the Company commenced its initial public offering
(the "Initial Offering") of up to 16.5 million Shares of Common Stock ($165 million) pursuant to a registration statement on Form S-11 under the Securities
Act. Subsequent to the completion of the Initial Offering, through February 4,
2003, the Company had three follow-on, best efforts offerings of up to 117.5 million Shares of Common Stock, including an offering for up to 45 million
Shares (the "2002 Offering"). Immediately following the completion of the 2002
Offering on February 4, 2003, the Company commenced its fifth public offering of up to 175 million Shares of Common Stock at $10 per share ($1.75 billion) (the
"2003 Offering"). Of the 175 million Shares of Common Stock offered under the
2003 Offering, up to 25 million were available to stockholders purchasing Shares through the Reinvestment Plan. CNL Securities Corp., an Affiliate of the
Advisor, is the Managing Dealer for the Company's equity offerings. As of
November 3, 2003, the Company had received gross proceeds totalling approximately $2.156 billion from the sale of approximately 216 million Shares of Common Stock through its public offerings.

        As of September 30, 2003, net proceeds to the Company from its four prior public offerings and the 2003 Offering, loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $2.7 billion. As of such date, the
Company had used approximately $1.6 billion of net offering proceeds and approximately $598 million of loan proceeds to invest in 126 hotel Properties including two parcels of land on which hotel Properties were being constructed
(including ten unconsolidated subsidiaries which own 21 Properties), approximately $19 million to invest in other public REITs, approximately $14 million to redeem approximately 1.5 million Shares of Common Stock, approximately $292 million to pay down its lines of credit and approximately
$126 million to pay Acquisition Fees and expenses, leaving approximately $51 million available for future investments.

                                      -87-

        During the period October 1, 2003 through November 3, 2003, the Company received additional net offering proceeds of approximately $144.7 million from the 2003 Offering. The Company expects to use the uninvested net proceeds from the 2003 Offering and additional proceeds from the 2003 Offering and this offering to purchase interests in additional Properties and, to a lesser extent, invest in Mortgage Loans or other permitted investments such as investments in other real estate companies and partnerships. Additionally, the Company intends to borrow money to acquire interests in additional Properties, to invest in
Mortgage Loans and to pay certain related fees. The Company intends to encumber
Assets in connection with such borrowings. The Company currently has a Revolving
LOC of approximately $96.7 million as described below; however, as of September
30, 2003, no funds were available because the Company borrowed the full amount available under the Revolving LOC and used the proceeds in connection with the
RFS Transaction and to pay a portion of its Distributions to stockholders for the nine months ended September 30, 2003. On November 3, 2003, the Company repaid approximately $73 million borrowed under the Revolving LOC, and therefore, has approximately $73 million available under the Revolving LOC.

        DEBT FINANCING

        The Company's objectives and strategies with respect to long-term debt are to (i) minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and (ii) maintain the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayment earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was approximately 6.7 percent as of September 30, 2003.

        The Company's Revolving LOC is used to temporarily fund acquisition and development of Properties, investments in Mortgage Loans and other permitted investments and for other permitted corporate purposes. The Company is able to receive cash advances of up to approximately $96.7 million until September 2006 subject to minor monthly reductions in total available capacity. Interest payments are due monthly with principal payments of $1,000 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of 225 basis points above 30-day LIBOR (a total of 3.37 percent as of September
30, 2003) and are collateralized by certain hotel Properties. In July 2003, the
Company borrowed the remaining available funds under the Revolving LOC in connection with the RFS Transaction and to pay a portion of the Distributions paid to stockholders for the nine months ended September 30, 2003 (see above).
See "Business - Other Investments" for additional information regarding the RFS
Transaction. On November 3, 2003, the Company repaid approximately $73 million borrowed under the Revolving LOC. As of November 3, 2003, the Company had
approximately $73 million available under the Revolving LOC.

        On October 31, 2002, the Company obtained a loan in the amount of $90.7 million collateralized by eight of its hotel Properties. The loan has a term of five years and bears interest at 6.53 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. At closing, the Company borrowed approximately $9.1 million, and the remainder was borrowed in June 2003.
Accordingly, approximately $90.7 million, including interest, was outstanding under the loan as of November 3, 2003.

        On November 25, 2002, the Company obtained a loan in the amount of $31 million collateralized by one of its hotel Properties. The loan has a term of five years and bears interest at 5.84 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 25-year amortization schedule through maturity. Approximately $31.1 million, including interest, was outstanding under this loan as of November 3, 2003.

        In December 2002, the Company renegotiated its current construction loan facilities, which resulted in one construction loan facility with an increased total borrowing capacity under the facility of $64 million. This construction loan facility expires in December 2005, and bears interest at a floating rate with a floor of 6.75 percent. This facility is being used to fund the construction of one hotel Property in California and another hotel Property in
Florida. Another Property in Florida was constructed and opened in 2002. The outstanding construction cost of this Property remains outstanding under this loan. This facility may be used to fund the construction of other hotel
Properties in the future. Approximately $34.4 million was outstanding under the construction loan facility as of

                                      -88-

September 30, 2003. As of November 3, 2003, approximately $38.7 million was outstanding under the construction loan facility.

        On July 10, 2003, the Company acquired RFS and RFS OP for approximately
$383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in debt and liabilities (including transaction and severance costs which are expected to total approximately $55 million). For more information regarding this transaction, see "Business - Other
Investments". In connection with this transaction, the Company obtained a bridge loan (the "Bridge Loan") in the amount of approximately $101 million. In August
2003, the Company obtained an additional $88 million from the same Bridge Loan, of which approximately $44 million was used to retire RFS secured notes and $44 million was used to acquire an additional Property. In September 2003, the
Company repaid $88 million on the Bridge Loan leaving a balance of
$101 million. On December 4, 2003, the Company obtained a loan totalling $130 million of which approximately $101 million
was used to repay the Bridge Loan. This new loan bears interest at a rate of LIBOR plus 189 basis points per year. The Company has pooled 26 Properties as collateral for this loan. Prior to
December 31, 2003, the Company expects to obtain an additional loan collateralized by the same 26 Properties in the amount of
$35 million. The terms of this loan are expected to be
substantially consistent with the terms of the Company's existing financing arrangements.

        The Company has obtained or assumed various other debt issuances in connection with the acquisition of Properties throughout the year. The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages and notes payable under Permanent Financing arrangements as of
September 30, 2003, approximated the outstanding principal amount. As of
September 30, 2003, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated partnerships, were as follows (in thousands):

                                      -89-

                          Principal and
                            Accrued
                            Interest                                      Variable
                          Balance (in                       Fixed Rate    Rate Per
                           thousands)        Maturity         Per Year       Year   Payments Due
                           ----------        --------         --------       ----   ------------

Three Properties in
Lake Buena Vista, FL       $ 50,348        December 2007       8.34%        --         Monthly

Seven Properties located
throughout the Western
United States                83,424          July 2009         7.67% (1)    --         Monthly

Property in
Philadelphia, PA             32,019        December 2007       8.29%        --         Monthly

Tax Incremental
Financing Note ("TIF
Note") on Property in
Philadelphia, PA              8,098          June 2018        12.85%(4)     --         Monthly

Portfolio of eight
Marriott Properties
located throughout the
United States                91,194        November 2007       6.53%        --         Monthly

One Property located in
New Jersey                   31,151        December 2007       5.84%        --         Monthly

Three developmental
Properties, one in
California and two in                                                      LIBOR + 275
Florida                      34,386        December 2005       --             bps (3)  Monthly

One Property located in
New Orleans, LA              46,780         August 2027        8.08%        --         Monthly

One Property located in
Seattle, WA                  50,245          July 2008         4.93%        --         Monthly

One Property located in
Plano, TX                    28,996        February 2011       8.11%        --         Monthly

Ten Properties
located throughout the
United States                91,059        December 2008       7.83%        --         Monthly

One Property in
San Francisco, CA            18,036        November 2007       8.22%        --         Monthly

                                      -90-

                            Principal and
                              Accrued
                              Interest                                      Variable
                            Balance (in                       Fixed Rate    Rate Per
                             thousands)        Maturity         Per Year       Year      Payments Due
                             ----------        --------         --------       ----      ------------

Eight Properties
located throughout
the United States              51,090         August 2010        8.00%         --           Monthly

Line of credit (2)             96,994       September 2006        --       LIBOR + 225      Monthly
                                                                               Bps
Secured notes                  81,753         March 2012         9.75%         --           Monthly

Bridge loan                    101,000       January 2004         --           (5)          Monthly

(1)  Average interest rate as the loans bear interest ranging from 7.50 percent to 7.75 percent.

(2)  Revolving LOC.

(3)  The Construction LOC has an interest rate floor of 6.75 percent.

(4)  Tax Incremental Financing which is paid down with incremental real estate taxes resulting in an interest rate of 12.85 percent.

(5)  Interest is incurred at an annual rate equal to the average British Bankers
     Association Interest Settlement Rate for Deposits in Dollars with a term equivalent to one month (the "Eurodollar Rate") plus 3 percent.

        For information regarding Permanent Financing arrangements entered into subsequent to September 30, 2003, see "Business - Borrowing."

        EXPOSURE TO INTEREST RATE RISK

        The Company may be subject to interest rate risk through outstanding balances on its variable rate debt, as described in "Debt Financing" above. The
Company may mitigate this risk by paying down additional outstanding balances on its variable rate loans from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. As of September 30, 2003, approximately $232 million in variable rate debt was outstanding.

        Management estimates that a one-percentage point increase in interest rates for the nine months ended September 30, 2003, would have resulted in additional interest costs of approximately $1.2 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk).
Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.

        The following is a schedule of the Company's fixed and variable rate debt maturities for the remainder of 2003, each of the next four years, and thereafter (in thousands):

                       Fixed Rate
                   Mortgages Payable                                   Total Mortgages
                      and Accrued           Variable Rate Other        and Other Notes
                        Interest               Notes Payable               Payable
                        --------               -------------               -------

2003                     $5,390                         $-                  $5,390
2004                      7,613                    101,000                 108,613
2005                      8,772                     34,294                  43,066
2006                      9,405                     96,723                 106,128
2007                    105,737                         --                 105,737
Thereafter              527,639                         --                 527,639
                       --------                   --------                --------
                       $664,556                   $232,017                $896,573
                       ========                   ========                ========

                                      -91-

        HISTORICAL CASH FLOWS

        During the nine months ended September 30, 2003 and 2002 and the year ended December 31, 2002, the Company generated cash from operating activities of approximately $72.8 million, $50.6 million and $70.3 million, respectively, and cash used in investing activities was approximately $939 million, $254.6 million and $452.7 million for the nine months ended September 30, 2003 and 2002 and the year ended December 31, 2002, respectively. Cash used in investing activities consists primarily of cash and used for the RFS Transaction of approximately
$464.2 million in 2003, additions to hotel Properties of approximately $347.9 million, $181.2 million and $307.4 million during the nine months ended
September 30, 2003 and 2002 and the year ended December 31, 2002, respectively, and investments in unconsolidated subsidiaries of approximately $90.3 million,
$42 million and $95 million during the nine months ended September 30, 2003 and
2002 and the year ended December 31, 2002, respectively.

        Cash provided by financing activities was approximately $850.7 million,
$222.8 million and $386.6 million for the nine months ended September 30, 2003, and 2002 and the year ended December 31, 2002, respectively. Cash provided by financing activities for the nine months ended September 30, 2003 and 2002 and the year ended December 31, 2002, includes the receipt of approximately $743.2 million, $327.4 million and $489.1 million, respectively, in subscriptions from stockholders. In addition, Distributions to stockholders for the nine months ended September 30, 2003 and 2002 and the year ended December 31, 2002, were approximately $88.6 million, $51.8 million and $74.2 million, respectively (or
$0.58, $0.58 and $0.78 per Share, respectively). During the nine months ended
September 30, 2003, Distributions to stockholders exceeded cash flows from operations. The Company used its Revolving LOC to pay a portion of these
Distributions as discussed above.

        Until Properties are acquired, or Mortgage Loans or other permitted investments are entered into, Net Offering Proceeds are held in short-term
(defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire interests in Properties and to fund Mortgage Loans or other permitted investments. At September 30, 2003, the Company had approximately $33.5 million invested in short-term investments as compared to approximately $49.0 million at
December 31, 2002. The decrease in the amount invested in short-term investments was primarily attributable to Property acquisitions (including the RFS
Transaction and investments in joint ventures), offset by proceeds received from the sale of Common Stock.

        LIQUIDITY REQUIREMENTS

        The Company expects to meet its liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, investments in Mortgage Loans and repayment of debt with proceeds from its equity offerings, cash flows from operations, Permanent Financing and refinancing of debt.

        Management believes that the Company has obtained reasonably adequate insurance coverage. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

                                Other Information

        RELATED PARTIES

        Certain Directors and officers of the Company hold similar positions with the Advisor and its Affiliates, including the Managing Dealer, CNL
Securities Corp. These Affiliates are by contract entitled to receive fees and compensation for services provided in connection with Common Stock offerings, and the acquisition, development, management and sale of the Company's Assets.

                                      -92-

        Amounts incurred relating to these transactions with Affiliates were as follows for the nine months ended September 30, 2003 and 2002 and the years ended December 31, 2002 and 2001 (in thousands):

                                  Sept. 30, Sept. 30, Dec. 31,  Dec. 31,
                                    2003      2002      2002      2001
                                  --------  --------  --------  --------
CNL Securities Corp.:
   Selling Commissions*           $ 54,897  $ 24,637  $ 37,003  $ 21,804
   Marketing support fee and due
     diligence reimbursements*       3,716     1,639     2,448     1,351
                                  --------  --------  --------  --------

                                    58,613    26,276    39,451    23,155
                                  --------  --------  --------  --------

Advisor and its Affiliates:
   Acquisition Fees                 47,417    17,728    29,464    21,057
   Development Fees                  1,968     3,394     1,896     2,107
   Asset Management Fees             8,410     4,819     6,696     3,327
                                  --------  --------  --------  --------

                                    57,795    25,941    38,056    26,491
                                  --------  --------  --------  --------

                                  $116,408  $ 52,217  $ 77,507  $ 49,646
                                  ========  ========  ========  ========

   * The majority of these commissions, fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

        Of these amounts, approximately $2.1 million and $2.5 million is included in due to related parties in the accompanying consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively.

        The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended
September 30, 2003 and 2002 and the years ended December 31, 2002 and 2001 (in thousands):

                                       Sept. 30,  Sept. 30,  Dec. 31,  Dec. 31,
                                         2003       2002       2002      2001
                                        ------     ------     ------    ------
Stock issuance costs                    $3,660     $2,246     $3,128    $4,705
General operating and administrative
  expenses                               1,453        953      1,128     1,092
                                        ------     ------     ------    ------

                                        $5,113     $3,199     $4,256    $5,797
                                        ======     ======     ======    ======

        The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were approximately $29.1 million and $14.9 million at September 30, 2003 and December 31, 2002, respectively.

        CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest which owns EMTG, LLC has engaged Dustin/Massagli LLC, a company in which one of the Company's Directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

        The Company owns a ten percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition,

                                      -93-

the Company has severally guaranteed a 16.67 percent share, or approximately
$2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

        See "Certain Relationships and Related Transactions" for more information on amounts paid to related parties.

        COMMITMENTS AND CONTINGENCIES

        In connection with the RFS Transaction discussed in "Business - Other
Investments," on May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee,
30th Judicial District against RFS, RFS's directors and the Company. On June 6,
2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by
RFS's shareholders is significantly less than the intrinsic value of RFS, (ii)
the RFS directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the
Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On July 1, 2003 the
Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Since that ruling, the plaintiff has not aggressively prosecuted its claims. Based upon the information currently available to the Company, the
Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

        On August 26, 2002, Carmel Valley, LLC filed a lawsuit against RFS and certain of its subsidiaries in the Superior Court of the State of California,
for the County of San Diego. In connection with the RFS Transaction, the Company has become a party to this lawsuit in which the plaintiff is claiming damages relating to a dispute over a parcel of land located adjacent to one of the
Properties previously owned by RFS. The Company has unsuccessfully attempted to mediate this case. At this time, management believes that the damages claimed against the Company lack sufficient factual support and will continue to vigorously defend the action. However, it is possible that losses could be incurred by the Company if the plaintiff ultimately prevails. The plaintiff is seeking monetary damages in an amount of up to $700,000.

        From time to time the Company may be exposed to litigation arising from the operation of its business. As of the date of this Prospectus, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

        As of November 20, 2003, the Company had commitments to (i) acquire interests in four hotel Properties for an anticipated aggregate purchase price of approximately $646.6 million, (ii) complete construction on two Properties, with an estimated aggregate cost of approximately $64 million and (iii) fund the remaining total of approximately $20 million for property improvements of several Properties owned through a joint venture, and (iv) fund furniture, fixture and equipment replacements as needed at the Company's Properties. The
Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC and Permanent
Financing.

        The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to ten Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any

                                      -94-

additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be the minimum rent. Additionally, if the conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties.

        On December 4, 2003, the Company obtained a loan
totalling $130 million of which approximately $101 million
was used to repay the Bridge Loan. This new loan bears interest at a rate of LIBOR plus 189 basis points per year. The Company has pooled 26 Properties as collateral for this loan. Prior to
December 31, 2003, the Company expects to obtain an additional loan collateralized by the same 26 Properties in the amount of
$35 million. The terms of this loan are expected to be
substantially consistent with the terms of the Company's existing financing arrangements.

        In addition to its commitments to lenders under its loan agreements and obligations to fund Property acquisitions and development, the Company is a party to certain contracts which may result in future obligations to third parties. See description of obligations below:

        The following table presents the Company's contractual cash obligations and related payment periods as of September 30, 2003 (in thousands):

                                   Less
     Contractual Cash             than 1
        Obligations                Year      2-3 Years     4-5 Years      Thereafter      Total
        -----------                ----      ---------     ---------      ----------      -----

Mortgages and other notes
    payable (including
    Revolving LOC and
    other liabilities)          $  5,390      $151,679      $211,865      $527,639      $896,573
Refundable tenant security
    deposits                          --            --            --        12,166        12,166
                                --------      --------      --------      --------      --------
Total                           $  5,390      $151,679      $211,865      $539,805      $908,739
                                ========      ========      ========      ========      ========

        Refundable Tenant Security Deposits. The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totalling approximately $12.2 million as of September
30, 2003.

        The following table presents the Company's future potential commitments, contingencies and guarantees, which can be assigned a monetary value, and the related estimated expiration periods as of September 30, 2003:

 Commitments, Contingencies        Less
       and Guarantees             than 1
                                   Year   2-3 Years  4-5 Years   Thereafter        Total
                                   ----   ---------  ---------   ----------        -----
Guarantee of unsecured
    promissory note of
    unconsolidated
    subsidiary                  $    --    $ 2,583      $--        $    --        $ 2,583
Earnout provision                    --      2,442       --             --          2,442
Marriott put option                  --         --       --         13,990         13,990
Irrevocable letter of credit         --         --       --          1,375          1,375
Pending investments              66,000         --       --             --         66,000
                                -------    -------      ---        -------        -------

Total                           $66,000    $ 5,025      $--        $15,365        $86,390
                                =======    =======      ===        =======        =======

        The Company does not anticipate being required to fund any of the potential commitments in the above table, with the exception of the pending investments, which are subject to the completion of due diligence procedures and other factors. The following paragraphs briefly describe the nature of some of the above commitments and contractual cash obligations.

        Guarantee of Debt on Behalf of Unconsolidated Subsidiaries. The Company
has severally guaranteed 16.67% of a $15.5 million note payable on behalf of a subsidiary of CNL Plaza, Ltd. The maximum obligation to the Company is approximately $2.6 million, plus interest. Interest accrues at a rate of LIBOR plus 200 basis points per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

                                      -95-

      Guarantee of Other Obligations on Behalf of Unconsolidated Subsidiaries.
The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

      Earnout Provisions on Property Acquisitions. The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain predefined threshold, additional consideration will be due to the prior owner. The earnout provision will terminate on May 31, 2004, at which time the Company will have no further liability. The maximum amount of consideration that the Company may be obligated to pay is approximately $2.5 million.

      Marriott Put Option. Marriott has the right on certain partnerships with the Company to require the Company to buy a portion of Marriott's ownership.
Certain of these rights are exercisable if predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests with an estimated value of approximately $14 million as of September
30, 2003.

      Irrevocable Letter of Credit. In 2002 and 2003, the Company obtained two irrevocable letters of credit for the benefit of two lenders, one in the amount of approximately $0.8 million and the other in the amount of approximately $0.6 million. The letters of credit are automatically extended each fiscal year until
November 10, 2007 and October 25, 2007, respectively. The Company could be liable to the extent that drawings under the letters of credit occur.

      Pending Investments. As of September 30, 2003, the Company had commitments to acquire two hotel Properties, which are expected to be acquired through a joint venture, for an anticipated aggregate purchase price of approximately $66 million.

      CREDIT ENHANCEMENTS

      The Company benefits from certain types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or "burn-off" provisions over time. There is no guarantee that the
Company will continue to be able to obtain credit enhancements in the future. As a result of the downturn in the overall economy and the threat of terrorism, and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows.
To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay Distributions to stockholders may be affected. Please see the "Business -
Credit Enhancements" section of this Prospectus for a summary of the various types of credit enhancements that the Company benefits from.

      CRITICAL ACCOUNTING POLICIES

      Management reviews its Properties and investments in unconsolidated subsidiaries periodically (no less than once per year) for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property.

      The Company's leases have been accounted for as operating leases.
Management estimates the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.

      The Company accounts for its unconsolidated partnerships using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for subsidiaries that are partially owned by the Company, but for which operations of the investee are controlled by, or control is shared with, an unrelated third-party. If consolidation was required, amounts reported for net income and total stockholders' equity would be the same as what would be reported under the equity method of accounting.

      Acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the costs that are directly identifiable with

                                      -96-

that Property or investment are reclassified to land, building and equipment. In the event a Property is not acquired or, is no longer expected to be acquired, any costs are charged to expense.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In accordance with Staff Accounting Bulletin No. 101, the Company recorded
FF&E Reserve income for cash transferred by third-party tenants into restricted
FF&E Accounts" during the years ended December 31, 2002, 2001 and 2000. The funds in the FF&E Accounts are maintained in a restricted cash account that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific
Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the
Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working condition and repair, the Company may make expenditures, in which case annual minimum rent is increased. FF&E Reserve income is not generated from hotels leased by TRS entities and operated by third-party managers; however, cash is restricted by the Company for the purposes stated above. As the Company's business shifts from leasing Properties to acting as tenant for these Properties and engaging third parties to manage operations, the amount of FF&E Reserve income is expected to decline. For the years ended December 31, 2002, 2001 and 2000 and the nine months ended September
30, 2003 and 2002, FF&E Reserve income totaled approximately $4.2 million, $5.8 million, $2.5 million, $2.6 million and $3.4 million, respectively. FF&E Reserve funds of approximately $17.8 million, $8.5 million and $19.8 million were classified as restricted cash as of December 31, 2002 and 2001 and September 30,
2003, respectively.

      In connection with the assumption of certain third-party leases, the
Company has incurred certain costs. These costs have been expensed as lease termination payments. Additionally, the third-party tenants agreed to forfeit their rights to certain security deposits. These amounts were recognized as other income during 2002.

      In January 2003, the Financial Accounting Standards Board ("FASB") issued
FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest
Entities." FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. The consolidation requirements of FIN 46 initially applied immediately to variable interest entities created after January 31,
2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. Effective October 8, 2003, the FASB deferred implementation of FIN 46 prospectively to reporting periods ending after December 15, 2003. As of November 3, 2003, the Company is evaluating the effect of FIN 46 on its unconsolidated subsidiaries. Under the terms of some or all of the Company's unconsolidated subsidiaries' formation agreements, the Company is required to fund its pro rata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on CNL Plaza, Ltd. (see "Management's Discussion and Analysis of Financial
Condition and Results of Operations - Commitments and Contingencies" in
Financial Information commencing on page F-1). These or other variable interests could result in the consolidation of one or more unconsolidated subsidiaries or other investments upon implementation of FIN 46.

      In May 2003, the FASB issued FASB statement No. 150 ("FASB 150"),
"Accounting for Certain Financial Instruments with Characteristics of both
Liabilities and Equity." FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 will require issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. FASB 150 requires that minority interests for majority owned finite lived entities be classified as a liability and recorded at fair market value. Effective October 29, 2003, the FASB deferred implementation of FASB 150, as it applies to minority interests of finite lived entities. The Company adopted FAS 150 in the quarter ended September 30, 2003, except as discussed above, and it did not have a material impact on the
Company's results of operations.

      SUBSEQUENT EVENTS AFTER SEPTEMBER 30, 2003

      During the period October 1, 2003 through November 3, 2003, the Company received subscription proceeds from its fifth public offering of approximately
$144.7 million for approximately 14.5 million Shares of Common Stock.

                                      -97-

      On October 1, 2003 and November 1, 2003, the Company declared
Distributions to stockholders of record on October 1, 2003 and November 1, 2003, respectively, totalling approximately $12.9 million and $13.8 million, respectively, or $0.064583 per Share, payable by December 31, 2003.

      During October 2003, the Company entered into a contract to acquire one hotel Property, the Hotel del Coronado on Coronado Island, in California (the
"Del Coronado Property") for approximately $383 million. The Del Coronado
Property is expected to be acquired through a joint venture in which the Company is expected to own a 70% equity interest. The Property is expected to be leased to a TRS and is expected to be managed by the Company's joint venture partner.
The acquisition of this Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied, or, if satisfied, that this Property will be acquired by the
Company. The Del Coronado Property is currently subject to Permanent Financing of approximately $149 million which bears interest at a rate of 6.9% per year and matures on January 1, 2008. This loan is expected to be repaid at the time the Property is acquired. A portion of the acquisition is expected to be financed with the issuance of new Permanent Financing of up to $290 million. The new loan is expected to bear interest at LIBOR plus 285 basis points and have an initial term of three years. It is expected that the acquisition costs of the
Property will include approximately $22 million in defeasance costs associated with the prepayment of the current loan in addition to the purchase price.

      In November 2003, the Company entered into contracts to acquire three additional hotel Properties for an estimated aggregate purchase price of approximately $263.6 million. Two of these Properties are expected to be acquired through a joint venture in which the Company is expected to own a 75%
equity interest. It is expected that these two Properties will be leased to a
TRS entity and managed by the Company's joint venture partner. The joint venture expects to obtain Permanent Financing of approximately $127.2 million upon acquisition of the two Properties. The loan is expected to bear interest at a rate of 200 basis points over the 5-year Treasury yield, subject to a floor of
5.5%, and have a term of five years. The remaining Property is expected to be converted into a different nationally recognized Hotel Brand upon acquisition.
The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager. Shortly following the acquisition of this Property, the
Company anticipates obtaining Permanent Financing to fund approximately 65% of the purchase price. The terms of the loan are expected to be consistent with the terms of the Company's existing Permanent Financing.

      In November 2003, the Company repaid approximately $73 million of approximately $97 million borrowed under its Revolving LOC.

      The Company currently is seeking additional Properties or other permitted real estate related investment opportunities, such as investments in other real estate companies or partnerships.

      For additional information on Properties acquired in 2003, see "Business -
Property Acquisitions."

RESULTS OF OPERATIONS

      HOTEL OPERATING STATISTICS

      As of September 30, 2003, the Company had acquired interests, directly or indirectly through its unconsolidated subsidiaries, in 126 Properties, located in 37 states, consisting of land, buildings and equipment, including 21
Properties through interests in four partnerships with Marriott, two partnerships with Hilton, and four partnerships with other third parties. As of
September 30, 2003, the Company was developing two hotels (one of which is on leased land). Of the 124 Properties currently operating, the Company leased 107 to TRS entities (including TRS entities owned through joint ventures), with management performed by third-party managers, and it leased 17 Properties to unaffiliated third-party operators on a triple-net basis. Management regularly reviews operating statistics such as revenue per available room ("REVPAR"), average daily rate ("ADR") and occupancy at the Company's Properties in order to gauge how well they are performing as compared with the industry and past results.

                                      -98-

      The following table presents information related to the Company's 124 operating Properties as of September 30, 2003:

               BRAND AFFILIATION               HOTEL PROPERTIES           ROOMS
               -----------------               ----------------           -----
Full Service Hotels:
Doubletree                                             2                    852
Embassy Suites                                         4                    974
Hilton Hotels and Suites                               8                  3,023
Holiday Inn                                            5                    954
Hyatt                                                  2                  1,014
Independent                                            2                    331
Marriott Hotels, Resorts and
Suites                                                 6                  2,995
JW Marriott                                            2                  1,444
Sheraton                                               3                    659
Sheraton Four Points                                   2                    412
Wyndham                                                2                    390
                                                     ---                 ------
                                                      38                 13,048
                                                     ---                 ------
Extended Stay Hotels:
Homewood Suites by Hilton                              1                     83
Residence Inn by Marriott                             26                  3,905
TownePlace Suites by Marriott                          8                    841
                                                     ---                 ------
                                                      35                  4,829
                                                     ---                 ------
Limited Service Hotels:
Comfort Inn                                            1                    184
Courtyard by Marriott                                 17                  3,627
Fairfield Inn                                          1                    388
Hampton Inn                                           19                  2,431
Holiday Inn Express                                    5                    637
SpringHill Suites by Marriott                          8                  1,455
                                                     ---                 ------
                                                      51                  8,722
                                                     ---                 ------
Total                                                124                 26,599
                                                     ===                 ======

      Management regularly reviews operating statistics such as revenue per available room ("RevPAR"), average daily rate ("ADR") and occupancy at the
Company's Properties in order to gauge performance as compared to the industry and past results.

      The following tables present information related to the Company's
Properties by hotel brand for the quarter and nine months ended September 30,
2003. Operating statistics are presented for hotels on a comparable basis.
Comparable hotels are defined as Properties owned by the Company during the entirety of both periods being compared. Unaudited hotel occupancy, ADR and
RevPAR are presented for hotel brands for which the Company owned three or more hotels within each respective brand category.

                                      -99-

          UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS BY BRAND
                  FOR THE QUARTER ENDED SEPTEMBER 30, 2003 (A)

                                                          Occupancy                  ADR                      RevPAR
                                                     -------------------     -------------------       -------------------
                                  Hotels   Rooms     2003       Variance     2003       Variance       2003       Variance
                                                                vs. 2002                vs. 2002                  vs. 2002
                                  ------   -----     ----       --------     ----       --------       ----       --------

Full Service Hotels:
Hilton                              3      1,210       76.9%    7.2 ppt     $ 88.40       (4.7%)       $67.96        5.1%
Marriott                            3      1,923       73.3%    7.5 ppt      126.83        3.3%         92.93       15.1%

Extended Stay Hotels:
Residence Inn                      11      1,893       75.3%    0.1 ppt       88.31        1.6%         66.48        1.7%
TownePlace Suites                   5        556       77.5%   (1.3) ppt      69.23        0.6%         53.67       (1.0%)

Limited Service Hotels:
Courtyard by Marriott              13      2,926       69.2%    3.5 ppt       99.43       (2.1%)        68.78        3.1%
SpringHill Suites by Marriott       8      1,455       71.6%    1.0 ppt       76.43        2.7%         54.69        4.2%

      (A) Includes only brands in which the Company owns three or more
Properties.

     UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS FOR ALL PROPERTIES
                  FOR THE QUARTER ENDED SEPTEMBER 30, 2003 (B)

Full Service Hotels                 9      3,779       74.1%    6.8 ppt    $ 109.32       (0.8%)      $ 81.02        9.2%
Extended Stay Hotels               16      2,449       75.8%   (0.2) ppt      83.94        1.5%         63.61        1.2%
Limited Service Hotels             22      4,769       69.9%    2.5 ppt       88.48       (1.1%)        61.89        2.7%
                                   --      -----       ----     ---        --------       ----       --------        ---
Total Comparable Hotels            47     11,017       72.7%    3.5 ppt    $  95.11        0.0%       $ 69.17        5.0%
                                   ==     ======       ====     ===        ========       ====       ========        ===

      (B) Includes all comparable Properties.

          UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS BY BRAND
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (A)

                                                         Occupancy                 ADR                        RevPAR
                                                     -------------------      -------------------      --------------------
                               Hotels    Rooms       2003     Variance        2003     Variance         2003     Variance
                                                            vs. 2002                 vs. 2002                  vs. 2002
                               ------    -----       ----     --------       ------    --------        -----     --------
Full Service Hotels:
Hilton                            3       1,210       74.6%    4.4 ppt        $96.23      (6.0%)        $71.83        0.0%
Marriott                          2       1,576       70.4%    5.7 ppt        120.12       4.6%          84.52       13.9%

Extended Stay Hotels:
Residence Inn                    10       1,543       75.6%   (1.7) ppt        94.83      (1.8%)         71.71       (3.9%)
TownePlace Suites                 4         412       67.6%  (12.4) ppt        64.10       3.5%          43.36      (12.5%)

Limited Service Hotels:
Courtyard by Marriott            10       2,112       68.8%    1.0 ppt         95.88      (4.7%)         65.93       (3.3%)
SpringHill Suites by Marriott     6       1,090       68.2%    3.1 ppt         75.14      (2.0%)         51.22        2.8%

      (A) Includes brands in which the Company owns three or more Properties.

     UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS FOR ALL PROPERTIES
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (B)

Full Service Hotels               8       3,452       70.5%    4.6 ppt     $  107.89      (1.3%)     $   76.04        5.6%
Extended Stay Hotels             14       1,955       74.0%   (3.9) ppt        89.00      (0.2%)         65.83       (5.2%)
Limited Service Hotels           17       3,590       68.2%    1.4 ppt         85.54      (4.6%)         58.33       (2.5%)
                                 --       -----       ----     ---         ---------      ----       ---------        ---
Total Comparable Hotels          39       8,997       70.3%    1.5 ppt     $   95.27      (1.8%)      $  67.01        0.4%
                                 ==       =====       ====     ===         =========      ====        =========       ===

      (B) Includes all comparable Properties.

                                     -100-

      For the quarter ended September 2003, RevPAR for all comparable Properties was $69.17 for an increase of 5.0 percent compared to the same period in 2002.
This RevPAR increase resulted from a 3.5 percentage point increase in occupancy to 72.7 percent while ADR remained at $95.11. During the quarter ended September
30, 2003, RevPAR increased for five out of the Company's six comparable brand categories for which the Company had three or more hotels within each brand category. The Marriott brand reported the largest increase of 15.1 percent and included double digit increases for the Marriott Waikiki Beach and the Marriott
Suites Dallas, respectively. Additionally, the Company experienced double digit
RevPAR growth at several of its Properties, including two Courtyards, four
Springhill Suites and two TownePlace Suites during the quarter as compared to the prior year.

      For the nine months ended September 2003, RevPAR for comparable Properties was $67.01, for an increase of 0.4 percent compared to the same period in 2002.
This RevPAR increase resulted from a 1.5 percentage point increase in occupancy to 70.3 percent offset by a 1.8 percent decrease in ADR to $95.27. RevPAR decreased for three out of the Company's five comparable brand categories during the nine months ended September 2003 primarily due to operations during the first six months of the year.

Comparison of the Company's operating results for the quarter ended and nine months ended September 30, 2003 to quarter ended and nine months ended September
30, 2002

                                             Quarter Ended September 30,               Nine Months Ended September 30,
                                       ---------------------------------------      --------------------------------------
                                                                           %                                          %
                                       2003        2002       Change    Change       2003         2002     Change   Change
                                       ----        ----       ------    ------       ----         ----     ------   ------
Revenues:
Hotel revenues                          $87,494      $37,648   $49,846    132%    $ 168,019    $ 70,175   $ 97,844    139%
Hotel expenses                           63,867       25,782    38,085    148%      118,923      45,582     73,143    160%
                                        -------      -------                      ---------    --------
   Gross margin                         $23,627      $11,866                      $  49,096    $ 24,593
                                        =======      =======                      =========    ========
   Gross margin percentage                   27%          32%                            29%         35%

Other Revenues:
Rental income from operating leases     $ 9,350      $ 7,249   $ 2,101     29%    $  25,078    $ 29,289   $(4,211)    -14%
FF&E reserve income                         850        1,063     (213)    -20%        2,583       3,440      (857)    -25%
Interest and other income                 9,638          316     9,322   2950%       17,169       2,825     14,344    508%

Other Expenses:
   Interest and loan cost amortization   14,764        4,669    10,095    216%       25,670      13,828     11,842     86%
   General operating and administrative   3,565        1,333     2,232    167%        7,972       4,118      3,854     94%
   Asset mgmt. fees to related party      3,178        1,744     1,434     82%        8,161       4,819      3,342     69%
   Depreciation and amortization         17,003        7,415     9,588    129%       34,804      20,306     14,498     71%

      As of September 30, 2003 and 2002, the Company owned interests in 126 and
51 hotel Properties, respectively. The increase in hotel revenues for the quarter and nine months ended September 30, 2003 and the decrease in rental income and FF&E Reserve income for the nine months ended September 30, 2003 was due to the Company investing in new Properties and leasing them to TRS entities, as well as taking assignment of leases on 11 existing Properties and engaging third-party managers to operate these Properties during 2002. For these
Properties, rental income from operating leases that was recorded during the first half of 2002 has been replaced with hotel operating revenues and expenses during the first half of 2003. Additionally, most of the Properties acquired in
2002 and during the nine months ended September 30, 2003 are leased to TRS entities of the Company and are operated using third-party managers. The decrease in rental income resulting from the lease assumptions discussed above was offset somewhat by an increase in rental income from five Properties acquired in July 2003 as a result of the RFS Transaction (see "Business - Other
Investments" for more information regarding the RFS Transaction). These
Properties are leased on a triple-net basis to unrelated third-party tenants.
The increase in rental income for the quarter ended September 30, 2003, as compared to the same period in 2002, was also a direct result of these five
Properties being acquired. Results of operations are not expected to be indicative of future periods due to the additional acquisitions in late 2002 and in during the nine months ended September 30, 2003 and the additional Property acquisitions that are expected to occur.

                                     -101-

      The increase in hotel operating expenses during the quarter and nine months ended September 30, 2003, as compared to the same periods in 2002, was primarily due to the increase in the number of Properties leased to TRS entities, as described above. Hotel operating expenses increased at a faster rate than hotel revenues resulting in decreased margins as a result of the continued economic slowdown in the lodging industry. Similarly, interest expense increased due to additional proceeds from Permanent Financing used for acquisitions. Depreciation and amortization increased as a result of the additional Properties owned by the Company and Asset Management Fees increased due to additional fees earned on the new Properties acquired and owned by the
Company.

      During the nine months ended September 30, 2003 and 2002, the Company earned approximately $17.2 million and $2.8 million in interest and other income, respectively, $9.6 million and $0.3 million of which was earned during the quarters ended September 30, 2003 and 2002, respectively. The increase in interest and other income during the quarter and nine months ended September 30,
2003, as compared to the same periods in 2002, was primarily due to income recognition from credit enhancements and guaranty payments in 2003 which did not exist in 2002 (see "Business - Credit Enhancements"). Interest income also increased slightly during the nine months ended September 30, 2003 as compared with the same period in 2002 as a result of an increase in the amount of average cash invested during the period in money market accounts and other short-term, highly liquid investments. As net offering proceeds are invested in Properties or other permitted investments, the percentage of the Company's total revenues from interest income is expected to decrease but will vary depending on the amount of offering proceeds, the timing of investments and interest rates in effect.

                                                        Nine Months Ended September 30,
                                          ---------------------------------------------------------
                                                     2003 % of Hotel                 2002 % of Hotel
                                           2003          Revenue          2002          Revenue
                                           ----          -------          ----          -------
Hotel Operating Expenses:
  Room                                    $32,692           19%          $14,578          21%
  Food and beverage                        17,006           10%            4,080           6%
  Other hotel operating departments         2,785            2%            1,279           2%
  Property operations                      40,977           24%           16,383          23%
  Repairs and maintenance                   8,318            5%            2,090           3%
  Management fees                           6,172            4%            2,884           4%
  Sales and marketing                      10,973            7%            4,288           6%
                                           ------                          -----

  Total hotel operating expenses         $118,923           71%          $45,582          65%
                                         ========                        =======

      Total hotel operating expenses increased as a percentage of total hotel revenues during the nine months ended September 30, 2003, as compared to the same period in 2002. Increases occurred primarily in food and beverage expense and repairs and maintenance expense categories offset by a decrease in room expenses. The increase in food and beverage cost as a percentage of total hotel revenue was primarily due to the increase in full service hotels in the total mix of the Company's portfolio of Properties. Repairs and maintenance increased as a percentage of total hotel revenue primarily due to the increase in age of the Company's portfolio as a result of the RFS Transaction and recent other
Property acquisitions.

      General operating and administrative expenses increased from approximately
$4.1 million to approximately $8.0 million for the nine months ended September
30, 2003, (approximately $1.3 million to $3.6 million during the quarters ended
September 30, 2003 and 2002, respectively) primarily due to an increase in state taxes of approximately $1.1 million which is mostly due to the growth experienced by the Company.

      LOSSES FROM UNCONSOLIDATED SUBSIDIARIES

      Losses from unconsolidated subsidiaries were approximately $15.8 million and $6.1 million for the nine-months ended September 30, 2003 and 2002, respectively, of which approximately $11 million and 2.9 million were incurred during the quarters ended September 30, 2003 and 2002, respectively. The losses were primarily due to (i) hotel operating losses incurred at the JW Marriott
Desert Ridge Resort and Spa which normally experiences its significant off-season during the third quarter, the Waikiki Beach Marriott Resort and the
Courtyard San Francisco, all of which are owned through partnerships with
Marriott, and (ii) losses from a startup partnership which owns the licensing rights to the Mobil Travel Guide. The JW Marriott Desert Ridge Resort and Spa
opened in November 2002 and the Waikiki Beach Marriott Resort completed significant renovations in December 2002. Losses at these

                                     -102-

Properties may continue until such time as these Properties establish market presence and capture market share, and could increase if the economy fails to recover. These losses were somewhat offset by net income from one of the
Company's joint ventures with Hilton.

      DISCONTINUED OPERATIONS

      The Company accounts for certain revenues and expenses as originating from discontinued operations pursuant to FASB Statement No.144, "Accounting for the
Impairment or Disposal of Long-Lived Assets" ("FASB 144"). FASB 144 requires that sales of real estate, or the identification of a real estate asset as held for sale, be treated as discontinued operations. Any gain or loss from such disposition, and any income or expenses associated with real estate assets held for sale, are included in the income statement as discontinued operations. In connection with the RFS Transaction of July 2003, the Company decided to sell six non-strategic hotel Properties from the former RFS portfolio (see "Business
- Other Investments" for additional information regarding the RFS Transaction), and therefore, these Properties were classified as real estate held for sale as of September 30, 2003.

      The financial results for these hotel Properties are reflected as discontinued operations in the accompanying condensed consolidated financial statements. The operating results of discontinued operations are as follows for the quarter and nine months ended September 30 (in thousands):

                                                       2003
                                                       ----
         Hotel revenues                              $  3,001
         Hotel expenses                               (2,178)
         Asset management fees to related party          (49)
                                                     -------
         Income from discontinued operations         $   774
                                                     =======

      NET EARNINGS

      The decrease in earnings for the quarter and nine months ended September
30, 2003, as compared to the same periods in 2002, was primarily due to the continued economic downturn in the U.S. economy, particularly the travel and lodging industry, and the military activity in the Middle East. Since late 2001, the Company's net earnings, cash flows and Distributions have been significantly supported by credit enhancements. Net income may decrease further after credit enhancements expire (see "Business - Credit Enhancements") if the economy and the Company's hotel operations do not stabilize prior to that time.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

      REVENUES

      During the years ended December 31, 2002 and 2001, the Company earned hotel operating revenues of approximately $101 million and $1.1 million, respectively. The Company earned rental income from operating leases and FF&E
Reserve income of approximately $41.5 million and $66.8 million for the years ended December 31, 2002 and 2001, respectively. The increase in hotel revenues and the decrease in rental income and FF&E Reserve income was due to the Company investing in new Properties and leasing to TRS entities, as well as taking assignment of leases on 18 existing Properties and engaging third-party managers to operate these Properties during the year ended December 31, 2002. For these
Properties, rental income from operating leases that was recorded in the past has been replaced with hotel operating revenues and expenses as of the time that the lease assumption occurred. Additionally, two Properties that were acquired at the end of 2001 and all of the new Properties acquired in 2002 are leased to
TRS entities of the Company or of its partnerships and operated using third-party managers. Because of the additional acquisitions in 2002 and the additional Property acquisitions that are expected to occur, results of operations are not expected to be indicative of future periods.

      INTEREST AND OTHER INCOME

      During the years ended December 31, 2002 and 2001, the Company earned approximately $1.5 million and $3.5 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and from other income. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term liquid investments, a decrease in average interest rate

                                     -103-

earned and the period the funds were invested during 2002 as compared to 2001.
As net offering proceeds are invested in long-term assets, the percentage of the
Company's total revenues from interest income will vary depending on the amount of offering proceeds, the timing of investments and interest rates in effect.

      The increase in other income during 2002 was primarily due to Marriott's one-time forgiveness of the amounts previously funded under certain credit enhancements, which resulted in other income of approximately $10.3 million being recorded during the fourth quarter of 2002. Additionally, in June 2002, the Company recognized other income of approximately $1.9 million, representing the net of the release of the Company's obligation to repay approximately $5.5 million in security deposits resulting from the assumption of leases on 11 of its existing Properties offset by the assumption of a liquidity facility loan of approximately $3.6 million.

      OPERATING EXPENSES

      Operating expenses, including amortization and depreciation, interest expenses and hotel expenses of consolidated subsidiaries, were approximately
$124.1 million and $43.9 million for the years ended December 31, 2002 and 2001, respectively (79% and 61%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2002, as compared to 2001, was the result of the Company directly owning interests in 42 operating
Properties during 2002 compared to 35 Properties in 2001. Additionally, during the years ended December 31, 2002 and 2001, the Company incurred hotel expenses of approximately $65.6 million and $1.5 million, respectively. Additionally, interest expense increased from $14.6 million for 2001 to $18.3 million for
2002, primarily due to increased borrowing on the Revolving LOC and proceeds from Permanent Financing. Operating expenses are expected to increase as the
Company acquires interests in additional Properties and invests in Mortgage
Loans or other permitted investments. However, general operating and administrative expenses, exclusive of interest expense, as a percentage of total revenues are expected to decrease as the Company makes additional investments.
Asset Management Fees increased from $3.3 million to $6.7 million for the years ended December 31, 2001 and 2002, respectively, due to the additional fees on newly acquired Properties.

      LOSSES FROM UNCONSOLIDATED SUBSIDIARIES

      Equity in losses of unconsolidated subsidiaries of approximately $16.1 million and $7.0 million for the years ended December 31, 2002 and 2001, respectively, were primarily due to pre-opening and marketing expenses incurred during the construction of a resort owned through a partnership, losses at a resort owned through a partnership which was open but undergoing significant renovations and losses at a startup partnership which owns the licensing rights to the Mobil Travel Guide. Losses are expected to moderate, but continue in 2003 as these Properties establish market presence and capture market share.

      NET EARNINGS

      The decrease in earnings from the prior years was in part due to the effect of the current economic downturn on the U.S. economy, particularly the travel and lodging industry, and the events of September 11, 2001, offset by other income from the forgiveness of the amounts previously funded under certain credit enhancements and other income recognized from the assumption of third-party leases during 2002, as discussed above. Net income recognized under the TRS structure for leases assumed from third parties was less than the rental income received from these Properties during the year ended December 31, 2001.
This trend may continue until economic stabilization occurs. Because revenues have been supported by credit enhancements, net income may further decrease after credit enhancements expire if the Company's hotel operations do not stabilize prior to that time.

Comparison of year ended December 31, 2001 to year ended December 31, 2000

      REVENUES

      During the years ended December 31, 2001 and 2000, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve revenue of $66.8 million and $26.7 million, respectively. The increase in rental income, contingent rental income and FF&E Reserve income was due to the Company directly owning 35 Properties during the year ended December 31, 2001, as compared to 29 Properties during the year ended December 31, 2000. In addition, several of the Properties which were owned for only a portion of 2000 were owned for a full year in 2001.

                                     -104-

      INTEREST AND OTHER INCOME

      During the years ended December 31, 2001 and 2000, the Company earned $3.5 million and $6.6 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested during the year 2001 as compared to 2000.
As net offering proceeds are invested in long-term assets, the percentage of the
Company's total revenues from interest income is expected to remain constant or decrease.

      OPERATING EXPENSES

      Operating expenses were $43.9 million and $13.5 million for the years ended December 31, 2001 and 2000, respectively (61% and 37%, respectively, of total revenues). The increase in operating expenses during the year ended
December 31, 2001, as compared to 2000, was the result of the Company directly owning 35 Properties in 2001 compared to 29 Properties during 2000.
Additionally, interest expense increased from $2.3 million for the year ended
December 31, 2000 to $14.7 million for the year ended December 31, 2001, as a result of securing financing.

      LOSSES FROM UNCONSOLIDATED SUBSIDIARIES

      Equity in loss of unconsolidated subsidiaries were $7.1 million and
$387,000 for the years ended December 31, 2001 and 2000, respectively. The increase in the loss from unconsolidated subsidiaries during the year ended
December 31, 2001, was due primarily to pre-opening and marketing expenses incurred by the Desert Ridge Partnership during the year ended December 31, 2001 and operating losses at the Waikiki Beach Property which occurred as a result of a significant portion of the Waikiki Beach Property being closed for renovations. Additional pre-opening and marketing expenses were incurred during
2002 by the Desert Ridge Partnership in preparation for the opening of the
Desert Ridge Property in November 2002.

      CONCENTRATION OF RISK

      A significant portion of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott and Hilton brands.
Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded
Properties, poor performance by the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that this risk may be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

      CURRENT ECONOMIC CONDITIONS

      The lodging industry has continued to be negatively impacted by a general slowdown in business activity. Management currently expects the economic slowdown to continue to affect the Company throughout the remainder of 2003. In addition, the continued military activity in the Middle East may further slow down the recovery in the lodging industry and other unexpected events such as terrorist strikes may worsen the future outlook. As a result of these conditions, most of our hotel operators and managers have reported slower than expected recovery in the operating performance of our hotels. Several of our leases and operating agreements contain credit enhancement features such as guarantees, which are intended to cover payment of minimum returns to the
Company. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the Company's revenues and cash flows may decline or remain at reduced levels for extended periods.

      An uninsured loss or a loss in excess of insured limits could have a material adverse impact on the operating results of the Company. Management feels that the Company has obtained reasonably adequate insurance coverage on its Properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

                                     -105-

      From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolutions of these matters will have a material adverse effect on the Company's financial condition or results of operations.

      Management of the Company currently knows of no other trends that would have a material adverse effect on liquidity, capital resources or results of operations.

                                   MANAGEMENT

GENERAL

      The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of
Incorporation and have adopted the Bylaws.

      The Company currently has six Directors; it may have no fewer than three
Directors and no more than 15. Directors will be elected annually, and each
Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of
Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

      Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

      The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the
Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of
Directors.

      The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the
Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the
Company.

      The Directors have established written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the
Directors, the Company will follow the policies on investments set forth in this
Prospectus. See "Investment Objectives and Policies."

      The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the
Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in

                                     -106-

relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the
Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the
Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of
Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the
Company and (ii) justify the compensation provided for in its contract with the
Company.

      The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law.
See "Summary of the Articles of Incorporation and Bylaws -- Limitation of
Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

      The Directors and executive officers of the Company are listed below:

      NAME                        AGE            POSITION WITH THE COMPANY
      ----                        ---            -------------------------
James M. Seneff, Jr.              57        Director and Chairman of the Board
Robert A. Bourne                  56        Director, Vice Chairman of the Board and Treasurer
Charles E. Adams                  41        Independent Director
Lawrence A. Dustin                58        Independent Director
Craig M. McAllaster               52        Independent Director
Robert E. Parsons, Jr.            48        Independent Director
Thomas J. Hutchison III           62        Chief Executive Officer
John A. Griswold                  54        President
Charles A. Muller                 45        Executive Vice President
C. Brian Strickland               41        Executive Vice President
Lynn E. Rose                      54        Corporate Secretary

      JAMES M. SENEFF, JR. Director and Chairman of the Board. Mr. Seneff served as Chief Executive Officer of the Company from inception through February 14,
2003 and he served as co-Chief Executive Officer from February 14, 2003 through
May 1, 2003. Mr. Seneff continues to serve as a director, Chairman of the Board and co-Chief Executive Officer of the Advisor and Hotel Investors. Mr. Seneff is
a principal stockholder of CNL Holdings, Inc., the parent company of CNL
Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial
Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial
Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., the Advisor, CNL Capital
Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing
Dealer in this offering. As of September 30, 2003, CNL Financial Group, Inc. and
the entities it has established have more than $8 billion in assets, representing interests in over 3,000 properties in 49 states. Mr. Seneff also serves as a director and Chairman of the Board of CNL Retirement Properties,
Inc., a public, unlisted real estate investment trust, as well as CNL Retirement
Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a
public real estate investment trust that is listed on the New York Stock
Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through
August 1999 and co-Chief Executive Officer from December 2000 through September
2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund,
Inc.), a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL
Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL
Institutional Advisors, Inc., a registered investment adviser for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National
Bank of Florida, N.A., and currently serves as the Chairman of the Board of
CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory
Council, which recommends to the Florida Board of Administration investments for various

                                     -107-

Florida employee retirement funds. The Florida Board of Administration is
Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

      ROBERT A. BOURNE. Treasurer. Mr. Bourne serves as a director, Vice
Chairman of the Board and Treasurer of the Advisor, and director and Treasurer of Hotel Investors. Mr. Bourne served as the President of the Company and the
Advisor from 1997 to June 2002, and served as President of Hotel Investors from
1999 to July 2002. Mr. Bourne is also the President and Treasurer of CNL
Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of
CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL
Retirement Corp., its advisor. Mr. Bourne served as President of CNL Retirement
Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to
June 2002. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a
public real estate investment trust listed on the New York Stock Exchange. Mr.
Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999, through August 1999, and
Vice Chairman of the Board since February 1999, of CNL Restaurant Properties,
Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and
Treasurer for various affiliates of CNL Financial Group, Inc., including CNL
Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has
overseen CNL's real estate and capital markets activities including the investment of over $3 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public
Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

      CHARLES E. ADAMS. Independent Director. Since 1997, Mr. Adams has served as the president and a founding principal of Celebration Associates, LLC, a real estate advisory and development firm with offices in Cary and Pinehurst, North
Carolina, Hot Springs, Virginia, and Daufuskie Island and Fort Mill, South
Carolina. Celebration Associates specializes in large-scale master-planned communities and specialty commercial developments. Mr. Adams joined The Walt
Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney
Imagineering. Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration
School Board of Trustees and served as president and founding member of the
Celebration Foundation Board of Directors. Mr. Adams is a council member on the
Resort/Recreation Development Council for the Urban Land Institute. Before
joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow
Residential developing luxury apartment communities in the Orlando and
Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana
University in 1984 and an M.B.A. from Harvard Graduate School of Business in
1989.

      LAWRENCE A. DUSTIN. Independent Director. Mr. Dustin has over 30 years of experience in the hospitality industry. Since January 2002, Mr. Dustin has served as president, a director and a principal stockholder of Dustin/Massagli
LLC, a company which manages the operations of EMTG, LLC. EMTG, LLC publishes the Mobil Travel Guide, a publication which features information about domestic hotels, resorts, restaurants, sites and attractions. Mr. Dustin also serves as a director and president of EMTG, LLC. From August 1999 through January 2002, Mr.
Dustin served as president of the lodging division for Travel Services
International, Inc., a specialized distributor of leisure travel products and services. Prior to this assignment, Mr. Dustin served as principal of BBT, an advisory company specializing in hotel operations, marketing and development from September 1998 to August 1999. From 1994 to September 1998, Mr. Dustin
served as senior vice president of lodging of Universal Studios, Inc., where he led Universal's entry into the lodging business. Mr. Dustin provided strategic direction and tactical implementation for matters related to Universal's hotel interests in Singapore, Osaka, Los Angeles and Orlando. In Orlando, he
supervised the early-stage development of the resort's five highly themed, full service hotels comprised of 5,000 rooms. Before joining Universal Studios in the fall of 1994, Mr. Dustin served as a principal and chief executive officer of
Denver-based AspenCrest Hospitality, Inc., a professional services firm which helped independent hotel owners enhance the asset value of their properties.
From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

                                     -108-

      CRAIG M. MCALLASTER. Independent Director. Dr. McAllaster is dean of the
Roy E. Crummer Graduate School of Business at Rollins College. He directed the
Executive MBA program from 1994 through 2000, has been on the management faculty and served as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on
the faculty at the School of Industrial and Labor Relations and the Johnson
Graduate School of Management, both at Cornell University and the University of
Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to a variety of domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a
B.S. from the University of Arizona in 1972, an M.S. from Alfred University in
1980 and an M.A. in 1985 and Doctorate in 1987, both from Columbia University.

      ROBERT E. PARSONS, JR. Independent Director. Since September 2003, Mr.
Parsons has served as President of Wasatch Investments, which provides advisory and consulting services to the real estate and lodging industries. Prior to
Wasatch Investments, Mr. Parsons spent 22 years at Host Marriott Corporation, a real estate investment trust owning full service hotel properties, where, from
1995 to May 2003 he served as Executive Vice President and Chief Financial
Officer. He is a member of the Urban Land Institute and previously served as
Chairman of the Hotel Development Council. Mr. Parsons received a B.A. in 1979 and an M.B.A. in 1981, from Brigham Young University.

      THOMAS J. HUTCHISON III. Chief Executive Officer. Mr. Hutchison serves as co-Chief Executive Officer and a director of the Advisor, and serves as
President of Hotel Investors. From June 2002 through February 2003, Mr.
Hutchison served as President of the Company and the Advisor. From 2000 to June
2002, Mr. Hutchison served as Executive Vice President of the Company and the
Advisor, and from 2000 to July 2002, he served as Executive Vice President of
Hotel Investors. In addition, Mr. Hutchison serves as President and Chief
Operating Officer of CNL Real Estate Services, Inc., which is the parent company of the Advisor and CNL Retirement Corp. He also serves as the President and
Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr.
Hutchison serves as President and Chief Executive Officer of CNL Retirement
Properties, Inc. and as a director, President and Chief Executive Officer of CNL
Retirement Corp., its advisor. Mr. Hutchison also serves as a director, Chairman and chief executive officer of EMTG, LLC. EMTG, LLC publishes the Mobil Travel
Guide, a publication which features information about domestic hotels, resorts, restaurants, sites and attractions. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Retirement Properties, Inc. and CNL
Retirement Corp. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and
TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development
Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock
Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue
University and the University of Maryland Business School.

      JOHN A. GRISWOLD. President. Mr. Griswold has over 30 years of experience in the hospitality industry. Mr. Griswold also serves as a director and
President of the Advisor. From January 1999 to February 2003, Mr. Griswold
served as an Independent Director of the Company. From 1985 to March 2003, Mr.
Griswold served as president of Tishman Hotel Corporation, an operating unit of
Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel
Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. From 1981 to
1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in
The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen
Arbor, Michigan. In addition, Mr. Griswold served as an operations manager for
The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney
World

                                     -109-

Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Lodging Association, chairman elect of
Orlando/Orange County Convention & Visitors Bureau, Inc. and chairman of the
First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel
Administration at Cornell University in Ithaca, New York.

      CHARLES A. MULLER. Executive Vice President. Mr. Muller joined
CNL Hospitality Corp. in October 1996 and is primarily responsible for overseeing the Company's investor relations functions and related activities. From October 1996 through November 2003, Mr. Muller served as Chief Operating Officer for the Company and its Advisor and was primarily responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as Executive Vice President of the
Company, the Advisor, CNL Hotel Development Company and Hotel Investors, a
real estate investment trust majority owned by the Company. Mr. Muller joined
CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, PKF
Consulting and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel
& Lodging Association, currently serves on the Urban Land Institute - Hotel
Development Council, and is a founding member of the Lodging Industry Investment
Council. He holds a bachelor's degree in Hotel Administration from Cornell
University.

      C. BRIAN STRICKLAND. Executive Vice President. Mr. Strickland currently serves as Executive Vice President of the Advisor, CNL Hotel Development Company
and Hotel Investors. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined the Advisor in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry.
From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with
Patriot American Hospitality, Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional developmental offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in Accounting.

      LYNN E. ROSE. Corporate Secretary. Ms. Rose served as Treasurer of the
Company from 1996 through September 2001. Ms. Rose also serves as Corporate
Secretary of the Advisor, and as Corporate Secretary of the subsidiaries of the
Company. Ms. Rose served as Treasurer and a director of the Advisor from 1997 through June 2001. In addition, Ms. Rose serves as Corporate Secretary of Hotel
Investors, and served as Treasurer from 1999 through June 2001. Ms. Rose is
Corporate Secretary of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and serves as Corporate Secretary of its subsidiaries.
Ms. Rose served as Treasurer of CNL Retirement Properties, Inc. from 1998 through August 2001. In addition, she serves as Corporate Secretary of CNL
Retirement Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose served as Corporate Secretary of CNL Restaurant
Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Corporate Secretary of CNL Financial Group, Inc. since
1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Corporate Secretary of the subsidiaries of CNL
Financial Group, Inc. and holds other offices in the subsidiaries as appropriate in the circumstances. In addition, she serves as Corporate Secretary for approximately 75 additional corporations affiliated with CNL Financial Group,
Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and
Corporate Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms.
Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

                                     -110-

Independent Directors

      Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent
Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs advised by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

Committees of the Board of Directors

      The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

      At such time as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

      At least a majority of the members of each committee of the Company's
Board of Directors must be Independent Directors.

Compensation of Directors and Executive Officers

      Each Director is entitled to receive $12,000 annually for serving on the
Board of Directors, as well as fees of $1,000 per meeting of the Board of
Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000
(or $1,500, in the case of the Chairman of the Audit Committee) per Audit
Committee meeting attended or telephonic Audit Committee meeting in which the
Director participates. In addition, each Director is entitled to receive $750
(or $1,000, in the case of the Chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation
(to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee is entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which the Chairman participates with the Company's independent accountants as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

Management Compensation

      For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their
Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

The Advisor

      CNL Hospitality Corp. (the "Advisor") is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The
Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. The Advisor has a fiduciary responsibility to the
Company and the

                                     -111-

stockholders. Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

      The directors and executive officers of the Advisor are as follows:

 James M. Seneff, Jr.             Chairman of the Board, co-Chief Executive Officer and Director
 Robert A. Bourne                 Vice Chairman of the Board, Treasurer and Director
 Matthew W. Kaplan                Director
 Thomas J. Hutchison III          co-Chief Executive Officer and Director
 John A. Griswold                 President and Director
 Charles A. Muller                Executive Vice President
 C. Brian Strickland              Executive Vice President
 Lynn E. Rose                     Corporate Secretary

      With the exception of Matthew W. Kaplan (whose background is described below), the backgrounds of the directors and executive officers of the Advisor are described above under "Management -- Directors and Executive Officers."

      MATTHEW W. KAPLAN, age 40, serves as a director of the Advisor. Mr. Kaplan served as a director of Hotel Investors from 1999 through June 2001. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of Parkway Properties,
Inc., a public corporation, since 2000. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild
Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from
August 1996 through May 1998 and served as a director of WNY Group, Inc., a private corporation, from 1999 to 2000. Mr. Kaplan is a member of the Urban Land
Institute. Mr. Kaplan received a B.A. with honors from Washington University in
1984 and an M.B.A. from the Wharton School of Finance and Commerce at the
University of Pennsylvania in 1988.

      In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

      TAMMIE A. QUINLAN, age 40, serves as the Advisor's Senior Vice President of Corporate Finance and Treasury. Ms. Quinlan joined the Advisor in August 1999 and is responsible for all accounting, treasury and financial reporting requirements, and corporate finance functions. Prior to joining the Advisor, Ms.
Quinlan was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP,
Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues.
Ms. Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

      RICK SNYDER, age 60, joined the Advisor in April 2002 and was appointed its Senior Vice President of Portfolio Management. In this capacity, Mr. Snyder supervises the portfolio management team and the ongoing relationships with our operating management company partners. He is also responsible for monitoring property activity with regard to financial performance, capital spending and management contract compliance for the purposes of maximizing the return generated by each asset. Mr. Snyder joined the Advisor with more than 30 years in the hotel industry. His experience includes managing several premier hotels such as the Paradise Island Hotel & Villas, Nassau, Bahamas; Americana Hotel,
Bal Harbour, Florida; Caesars Palace, Las Vegas; Boca Beach Club, Boca Raton,
Florida and The Pointe Hilton Resort in Phoenix. Prior to joining CNL, Mr.
Snyder served as vice president of asset management for Strategic Hotel Capital, a privately held hotel investment company from December 1997 through October
2001. In this capacity, he was responsible for the acquisition of several global, full service, luxury hotels through intensive, research-based asset management. Mr. Snyder's experience has included various hospitality brands such as Hyatt, Hilton, Marriott, as well as independent hotels. Mr. Snyder is a member of the Hospitality Asset Management Association and has served on the board of directors for each of the Miami Beach, Atlantic City, Phoenix and Tempe
Visitors and Convention Bureaus.

      JACK ELKINS, age 50, joined the Advisor in July 2000 as Senior Vice
President of Design and Construction. Mr. Elkins also serves as Senior Vice
President of CNL Hotel Development Company and CNL Retirement Development Corp.,
and serves as Senior Vice President of Design and Construction of CNL Real
Estate Services,

                                     -112-

Inc. In these capacities, Mr. Elkins is responsible for planning, design and construction activities for new projects in hospitality, retirement and mixed-use developments. His areas of focus range from initial negotiations with architectural consultants and general contractors, to implementation of contracts and hands-on problem solving with project managers throughout the design and construction process - while ensuring that budgetary, schedule and quality requirements are achieved. From 1993 through 2000, Mr. Elkins was an executive level manager with Welbro Building Corporation. Recognized as one of the Southeast's premier general contracting firms, Welbro is most notable for their quality of service and performance in the hospitality market. In addition to having responsibility for major operational work segments and providing management direction to his various project teams, Mr. Elkins' primary focus was overseeing client relationships and construction operations directly related to the significant renovation and/or new construction of hotel and timeshare resort projects, ranging in size from 100 units to 1,100 units. He worked with hospitality brands such as Marriott, Wyndham, Radisson, and Sheraton, plus independent hotels such as the Sanibel Harbor Resort and the Indian River
Plantation Hotel, with project values up to $300 million. Mr. Elkins is a graduate of East Carolina University and has more than 23 years of commercial construction experience.

      PAUL WILLIAMS, age 39, joined the Advisor in July 2003 and serves as its
Senior Vice President of Strategic and Financial Planning. Mr. Williams is
responsible for developing corporate strategy and implementing financial plans and targets to achieve the Advisor's goals. In this capacity, Mr. Williams works closely with the acquisition and development departments to identify as well as execute corporate and asset investments which meet specified criteria. Mr.
Williams brings 16 years of experience in the areas of investment banking, finance and real estate including mergers and acquisitions, capital markets, accounting and consulting. Immediately prior to his employment with the Advisor,
Mr. Williams served six years as Principal in Mergers and Acquisitions with Banc of America Securities LLC. In doing so, he executed over $10 billion in corporate and asset transactions while specializing in identification and execution of mergers, acquisitions, sales and restructurings for real estate investment trusts and real estate opportunity funds. In addition, Mr. Williams spent 10 years with public accounting firms Price Waterhouse and Deloitte &
Touche. Mr. Williams holds a bachelor's degree in accounting from the University of Florida.

      BARRY A.N. BLOOM, age 39, joined the Advisor in May 2003 and serves as its
Senior Vice President of Portfolio Management & Administration. Mr. Bloom is
responsible for the oversight of select hotel assets as well as directing the
Advisor's efforts in management and franchise agreement administration, real estate ownership issues, hotel technology and integrating acquisitions into the
Advisor's existing portfolio management systems. Immediately prior to joining the Advisor, Mr. Bloom served as Vice President - Investment Management for
Hyatt Development Corporation for three years. At Hyatt, he was responsible for providing ownership discipline and oversight for over 50 hotels and provided direction and decision making for capital expenditures and real estate issues.
Prior to serving as Vice President of Hyatt, Mr. Bloom was a Vice President at
Tishman Hotel Corporation where he spent over 10 years in a variety of capacities including investment banking, asset management and property management. Prior to joining Tishman, he worked for VMS Realty Partners and
Pannell Kerr Forster. Mr. Bloom holds an MBA from the Johnson School at Cornell
University and a bachelor's degree from the School of Hotel Administration at
Cornell University.

      The Advisor currently owns 20,000 Shares of Common Stock (the "Initial
Investment"). The Advisor may not sell the Initial Investment while the Advisory
Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, nor any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the
Advisor, Directors, or any of their Affiliates, or any transaction between the
Company and any of them. In determining the requisite percentage in interest of
Shares of Common Stock necessary to approve a matter on which the Advisor,
Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

The Advisory Agreement

      Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans and renders other services as the
Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

                                     -113-

      The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) selling commissions, advertising expenses, expense reimbursements, and legal and accounting fees;
(iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative service expenses (including personnel costs;
provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the
Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of
Properties or the making of Mortgage Loans, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the
Mortgage Loans.

      The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested
Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total
Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the
Advisor shall reimburse the Company the amount by which the total Operating
Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. The
Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

      Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The
Subordinated Incentive Fee payable to the Advisor under certain circumstances if
Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the
Advisor under the Advisory Agreement nor will any additional share of Net Sales
Proceeds be paid to the Advisor. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

      The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of
Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

      If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the
Company.

      Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than
REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does

                                     -114-

business; (v) the quality and extent of service and advice furnished by the
Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property and
Mortgage Loan portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

      The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent
Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory
Agreement expires on March 31, 2004. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of
Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new
Advisory Agreement is justified.

      The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the
Independent Directors of the Company or a majority of the directors of the
Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the
Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the
Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the
Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the
Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the
Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the
Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as Listing occurs. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the
Subordinated Incentive Fee is paid. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

      The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has
the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

      The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it.
The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory
Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                                     -115-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the Company's 2003 Offering, the Managing Dealer was entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which were reallowable as commissions to other broker-dealers. For the year ended December 31, 2002, the
Company incurred approximately $37 million of such fees in connection with its
2000 Offering and the 2002 Offering, the majority of which was paid by the
Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 2003 through November 3, 2003, the Company incurred approximately $65.3 million of such fees in connection with its 2002 Offering and 2003 Offering, the majority of which has been or will be paid by CNL
Securities Corp. as commissions to other broker-dealers.

      In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and the 2002 Offering, a portion of which was or will be reallowed to other broker-dealers. For the year ended December 31, 2002, the
Company incurred approximately $2.4 million of such fees in connection with its
2000 Offering and the 2002 Offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2003 through
November 3, 2003, the Company incurred approximately $4.3 million of such fees in connection with its 2002 Offering and the 2003 Offering, the majority of which has been or will be reallowed to other broker-dealers.

      In connection with the Initial Offering, the 2000 Offering and the 2002
Offering, the Managing Dealer will also receive a soliciting dealer servicing fee payable annually by the Company on December 31 of each year following the year in which the offering terminates in the amount of 0.20% of Invested Capital from the Initial Offering, the 2000 Offering and the 2002 Offering,
respectively. The Managing Dealer in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients hold Shares on such date. For the year ended December 31, 2002, approximately $293,000 of such fees were incurred and payable in connection with the Initial Offering.

      In connection with its 2000 Offering, 2002 Offering and 2003 Offering, the
Advisor is entitled to receive Acquisition Fees for services in identifying the
Properties and structuring the terms of the acquisition and leases of the
Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent
Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the year ended December 31, 2002, the Company incurred approximately $22.0 million of such fees in connection with its 2000 Offering and the 2002 Offering.
In addition, during the period January 1, 2003 through November 3, 2003, the
Company incurred approximately $39.3 million of such fees in connection with its
2002 Offering and the 2003 Offering. Additionally, for the year ended December
31, 2002 and the period January 1, 2003 through November 3, 2003, the Company incurred Acquisition Fees totalling approximately $7.5 million and approximately
$14.2 million, respectively, as the result of Permanent Financing used to acquire certain Properties.

      CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% to 5% of anticipated project costs.
During the nine months ended September 30, 2003 and the year ended December 31,
2002, the Company incurred approximately $2 million and $1.9 million, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases and investment in unconsolidated subsidiaries in the accompanying consolidated balance sheets included in Financial Information commencing on page F-1.

      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of
..05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset
Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2003 and the year ended
December 31, 2002, the Company incurred approximately $8.4 million and $6.7 million, respectively, of such fees.

                                     -116-

      The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of
Average Invested Assets or 25% of Net Income. During the nine months ended
September 30, 2003 and the year ended December 31, 2002, the Company's Operating
Expenses did not exceed the Expense Cap.

      The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2003 and the year ended December 31, 2002, the
Company incurred a total of approximately $5.1 million and $4.3 million, respectively, for these services, approximately $3.7 million and $3.1 million of such costs, respectively, representing stock issuance costs and approximately
$1.4 million and $1.1 million, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amounts deposited with this bank at December 31, 2002 and at November 3, 2003 were approximately $14.9 million and approximately $28.8 million, respectively.
The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

      In January 2002, the Company acquired a 25% interest in a joint venture with PIL, Hilton and Marriott that owns a 77.5% interest in a joint venture with
Exxon Mobil Corporation and PIL (the "EMTG Joint Venture") that owns the licensing rights to the Mobil Travel Guide, a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. The EMTG Joint Venture will assemble, edit, publish and sell the
Travel Guide. The Company's required total capital contribution was approximately $3.6 million. The EMTG Joint Venture has engaged Dustin/Massagli
LLC, a company of which Lawrence A. Dustin, one of the Company's directors, is president, a director and a principal stockholder, to manage its business. In
December 2002, the Company contributed an additional $893,750 to the joint venture that owns the EMTG Joint Venture, thereby increasing the Company's ownership in the joint venture from 25% to 31.25%. In June 2003, the Company contributed an additional $726,563 to the joint venture that owns the EMTG Joint
Venture. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. The
Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the year ended December 31, 2002, the Company received approximately $0.2 million in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

                          PRIOR PERFORMANCE INFORMATION

      The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE NOT INVESTED IN HOTEL
PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE
RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR
PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL
NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS
TO WHICH THE FOLLOWING INFORMATION RELATES.

      Two Directors and executive officers of the Company, James M. Seneff, Jr.
and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including
18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

                                     -117-

            CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition,
Messrs. Seneff and Bourne currently serve as directors of CNL Restaurant
Properties, Inc. (formerly CNL American Properties Fund, Inc.), an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties, Inc., an unlisted public
REIT organized to invest in retirement and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the
Company. As of December 31, 2002, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2 billion from a total of approximately
100,000 investors, and owned, directly or indirectly, approximately 1,900 fast-food, family-style and casual-dining restaurant properties, and 37 retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public
REITs is set forth below.

                                     -118-

                                                                                NUMBER OF           DATE 90% OF NET
                                                                                LIMITED             PROCEEDS FULLY
                        MAXIMUM                                                 PARTNERSHIP         INVESTED OR
NAME OF                 OFFERING                                                UNITS OR            COMMITTED TO
ENTITY                  AMOUNT (1)                 DATE CLOSED                  SHARES SOLD         INVESTMENT (2)
------                  ----------                 -----------                  -----------         --------------
CNL Income              $15,000,000                December 31, 1986            30,000              December 1986
Fund, Ltd.              (30,000 units)

CNL Income              $25,000,000                August 21, 1987              50,000              November 1987
Fund II, Ltd.           (50,000 units)

CNL Income              $25,000,000                April 29, 1988               50,000              June 1988
Fund III, Ltd.          (50,000 units)

CNL Income              $30,000,000                December 6, 1988             60,000              February 1989
Fund IV, Ltd.           (60,000 units)

CNL Income              $25,000,000                June 7, 1989                 50,000              December 1989
Fund V, Ltd.            (50,000 units)

CNL Income              $35,000,000                January 19, 1990             70,000              May 1990
Fund VI, Ltd.           (70,000 units)

CNL Income              $30,000,000                August 1, 1990               30,000,000          January 1991
Fund VII, Ltd.          (30,000,000 units)

CNL Income              $35,000,000                March 7, 1991                35,000,000          September 1991
Fund VIII, Ltd.         (35,000,000 units)

CNL Income              $35,000,000                September 6, 1991            3,500,000           November 1991
Fund IX, Ltd.           (3,500,000 units)

CNL Income              $40,000,000                April 22, 1992               4,000,000           June 1992
Fund X, Ltd.            (4,000,000 units)

CNL Income              $40,000,000                October 8, 1992              4,000,000           September 1992
Fund XI, Ltd.           (4,000,000 units)

CNL Income              $45,000,000                April 15, 1993               4,500,000           July 1993
Fund XII, Ltd.          (4,500,000 units)

CNL Income              $40,000,000                September 13, 1993           4,000,000           August 1993
Fund XIII, Ltd.         (4,000,000 units)

CNL Income              $45,000,000                March 23, 1994               4,500,000           May 1994
Fund XIV, Ltd.          (4,500,000 units)

CNL Income              $40,000,000                September 22, 1994           4,000,000           December 1994
Fund XV, Ltd.           (4,000,000 units)

CNL Income              $45,000,000                July 18, 1995                4,500,000           August 1995
Fund XVI, Ltd.          (4,500,000 units)

CNL Income              $30,000,000                October 10, 1996             3,000,000           December 1996
Fund XVII, Ltd.         (3,000,000 units)

                                                                                NUMBER OF           DATE 90% OF NET
                                                                                LIMITED             PROCEEDS FULLY
                        MAXIMUM                                                 PARTNERSHIP         INVESTED OR
NAME OF                 OFFERING                                                UNITS OR            COMMITTED TO
ENTITY                  AMOUNT (1)                 DATE CLOSED                  SHARES SOLD         INVESTMENT (2)
------                  ----------                 -----------                  -----------         --------------

CNL Income              $35,000,000                February 6, 1998             3,500,000            December 1997
Fund XVIII, Ltd.        (3,500,000 units)

CNL Restaurant
Properties,              $747,464,413              January 20, 1999 (3)         37,373,221 (3)       February 1999 (3)
Inc.                    (37,373,221 shares)

CNL Retirement          $614,718,974                        (4)                    (4)                     (4)
Properties, Inc.        (61,471,894 shares)

(1)   The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL
      Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd.,
      CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII,
      Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income
      Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant
      Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the
      "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2)   For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3)   In April 1995, the Restaurant Properties REIT commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February
      6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, the Restaurant Properties REIT commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares
      ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan.
      Following completion of the 1997 Offering on March 2, 1998, the Restaurant
      Properties REIT commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31,
      1998, the Restaurant Properties REIT had received subscriptions totalling
      $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
      through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to the Restaurant
      Properties REIT from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4)         Effective September 18, 1998, CNL Retirement Properties, Inc. (the
            "Retirement Properties REIT") commenced an offering of up to
            15,500,000 shares ($155,000,000) of common stock. On September 18,
            2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974 (971,898 shares). Following completion of the initial offering on September 18, 2000, the Retirement Properties
            REIT commenced a subsequent offering (the "2000 Offering") of up to
            15,500,000 shares ($155,000,000) of common stock. On May 24, 2002, the 2000 Offering closed upon receipt of subscriptions totalling
            $155,000,000. Following the completion of the 2000 Offering, the
            Retirement Properties REIT commenced a subsequent offering (the
            "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 3, 2003, the 2002 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2002 Offering, the Retirement Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of September 30, 2003, the Retirement Properties REIT had received aggregate subscriptions totaling $1,147,147,359 (114,714,736 shares) from its public offerings. As of such date, the Retirement Properties REIT owned interests in 92 properties.

      Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners,
Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31,
2002, the partnership had raised approximately $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on
November 30, 2002.

      As of December 31, 2002, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2002. These 70 partnerships raised a total of

                                     -120-

approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 305 projects as of December 31, 2002. These 305 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising
0.3% of the total amount raised by all 70 partnerships), four hotels/motels
(comprising 4.3% of the total amount raised by all 70 partnerships), 29 commercial/retail properties (comprising 12.3% of the total amount raised by all
70 partnerships), and two tracts of undeveloped land (comprising 1% of the total amount raised by all 70 partnerships).

      Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

      Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

      Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2002 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses
(accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

      In addition to the real estate limited partnerships described above, in
2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership.

      The following table sets forth summary information, as of December 31,
2002, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

NAME OF                 TYPE OF                                                               METHOD OF                  TYPE OF
ENTITY                  PROPERTY                      LOCATION                                FINANCING                  PROGRAM
------                  --------                      --------                                ---------                  -------
CNL Income              22 fast-food or               AL, AZ, CA, FL, GA, LA, MD,              All cash                   Public
Fund, Ltd.              family-style                  OK, PA, TX, VA, WA
                        restaurants

CNL Income              50 fast-food or               AL, AZ, CO, FL, GA, IL, IN,              All cash                   Public
Fund II, Ltd.           family-style                  KS, LA, MI, MN, MO, NC, NM,
                        restaurants                   OH, TN, TX, WA, WY

CNL Income              40 fast-food or               AL, AZ, CA, CO, FL, GA, IA,              All cash                   Public
Fund III, Ltd.          family-style                  IL, IN, KS, KY, MD, MI, MN,
                        restaurants                   MO, NC, NE, OK, TX

CNL Income              47 fast-food or               AL, DC, FL, GA, IL, IN, KS,              All cash                   Public
Fund IV, Ltd.           family-style                  MA, MD, MI, MS, NC, OH, PA,
                        restaurants                   TN, TX, VA

CNL Income              36 fast-food or               AZ, FL, GA, IL, IN, MI, NH,              All cash                   Public
Fund V, Ltd.            family-style                  NY, OH, SC, TN, TX, UT, WA
                        restaurants

                                     -121-

NAME OF                     TYPE OF                                           METHOD OF           TYPE OF
ENTITY                      PROPERTY              LOCATION                    FINANCING           PROGRAM
-------                     --------              --------                    ---------           -------
CNL Income                  66 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          ID, IL, IN, KS, MA,
                            restaurants           MD, MI, MN, NC, NE,
                                                  NM, NY, OH, OK, PA,
                                                  TN, TX, VA, WA, WY

CNL Income                  59 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           NE, OH, PA, SC, TN,
                                                  TX, UT, WA

CNL Income                  55 fast-food or       AZ, CO, FL, IL, IN,          All cash            Public
Fund VIII, Ltd.             family-style          LA, MI, MN, NC, NY,
                            restaurants           OH, OR, TN, TX, VA,
                                                  WI

CNL Income                  55 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MD, MI,
                            restaurants           MN, MS, NC, NH, NY,
                                                  OH, SC, TN, TX

CNL Income                  59 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, IN, LA, MI,
                            restaurants           MO, MT, NC, NE, NH,
                                                  NM, NY, OH, PA, SC,
                                                  TN, TX, WA

CNL Income                  48 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  58 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund XII, Ltd.              family-style          GA, IA, IN, LA, MO,
                            restaurants           MS, NC, NM, OH, SC,
                                                  TN, TX, WA

CNL Income                  53 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, MO, NC, OH, PA,
                                                  SC, TN, TX, VA

CNL Income                  71 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

                                     -122-

NAME OF                     TYPE OF                                           METHOD OF           TYPE OF
ENTITY                      PROPERTY              LOCATION                    FINANCING           PROGRAM
-------                     --------              --------                    ---------           -------
CNL Income                  61 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA

CNL Income                  54 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, LA,
                            restaurants           MN, MO, NC, NM, NV,
                                                  OH, PA, TN, TX, UT,
                                                  WI

CNL Income                  39 fast-food,         CA, FL, GA, IL, IN,          All cash            Public
Fund XVII, Ltd.             family-style or       MD, MI, NC, NE, NV,
                            casual-dining         OH, SC, TN, TX, WA,
                            restaurants           WI

CNL Income                  30 fast-food,         AZ, CA, CO, FL, GA,          All cash            Public
Fund XVIII, Ltd.            family-style or       IL, KY, MD, MN, NC,
                            casual-dining         NV, NY, OH, PA, TN,
                            restaurants           TX, VA

CNL Restaurant              1,118 fast-food,      AL, AR, AZ, CA, CO,            (1)           Public REIT
Properties, Inc.            family-style or       CT, DE, FL, GA, IA,
                            casual-dining         ID, IL, IN, KS, KY,
                            restaurants           LA, MD, MI, MN, MO,
                                                  MS, NC, NE, NH, NJ,
                                                  NM, NV, NY, OH, OK,
                                                  OR, PA, RI, SC, TN,
                                                  TX, UT, VA, WA, WI,
                                                  WV

CNL Retirement              37 retirement         AR, CA, CO, CT, FL,            (2)           Public REIT
Properties, Inc.            properties            GA, IL, MA, MD, NC,
                                                  NJ, OH, OK, TN, TX,
                                                  WA

----------------

(1)   As of March 31, 1999, all of the Restaurant Properties REIT's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, the Restaurant Properties REIT has
      used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2)   As of December 31, 2002, the Retirement Properties REIT had invested approximately $364.6 million in 37 retirement properties, which included approximately $45.6 million of permanent financing. As of July 8, 2003, the Retirement Properties REIT had invested in 55 properties.

      A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the
Company will provide, without charge, a copy of the most recent Annual Report on
Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund,
Ltd., CNL Income Fund II, Ltd., CNL

                                     -123-

Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL
Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL
Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL
Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd.,
CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd.,
CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. (formerly CNL
American Properties Fund, Inc.) and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between
January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in
Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs.
Seneff and Bourne.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

      The Company's Articles of Incorporation provide that the Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and
Distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on Mortgage Loans; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within four years after commencement of this offering, through (a)
Listing, or (b) if Listing does not occur within four years after commencement of this offering (December 31, 2007), the commencement of orderly Sales of the
Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof.
The sheltering from tax of income from other sources is not an objective of the
Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

      It should be noted that beginning in 2001, the Company began taking advantage of the tax law changes enacted by the REIT Modernization Act of 1999 which had just become effective, and the Company shifted its business focus from the leasing of properties to unaffiliated tenants in exchange for rental revenue, to an emphasis on leasing properties to taxable REIT subsidiaries and engaging third-party managers to conduct day-to-day operations of the hotels.
This transition has resulted in the replacement of fixed rental income from operating leases (and periodic increases), with hotel operating revenues and related hotel operating expenses. Our management feels that this change allows the Company to better align itself with the operations of its Properties.

      The Company intends to meet its objectives primarily through its investment policies by purchasing interests in carefully selected, well-located
Properties either directly, or indirectly through the acquisition of interests in entities which own such Properties or interests therein, and leasing them to indirect subsidiaries of the Company, with management performed by third-party managers, or to a lesser extent, to unrelated third-party operators or franchisees of Hotel Brands on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance). The leases with unrelated third parties are generally expected to require the tenant to pay a minimal or base annual rent and percentage rent based on gross revenues and/or automatic increases in base rent.
The Company may invest directly in such Properties or indirectly through the acquisition of interests in entities which own hotel Properties or interests therein. In addition, the Company may offer Mortgage Loans in connection with the operations of Hotel Brands. The Company may also invest a small

                                     -124-

portion of its total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry.

      The Company will choose its unrelated tenants and third-party operators based upon recommendations by the Advisor. There is no limit on the number of properties of a particular Hotel Brand which the Company may acquire. However, under investment guidelines established by the Board of Directors, no single
Hotel Brand may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the Independent Directors. In addition, the Company currently does not expect to acquire a Property if the
Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers will similarly be operators of Hotel Brands selected by the Company, following the Advisor's recommendations. It is intended that investments will be made in Properties and Mortgage Loans in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors --
Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see "Business."

      The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the Shares of outstanding Common
Stock. The Bylaws of the Company require the Independent Directors to review the
Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors)
have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies
-- Certain Investment Limitations" below.

CERTAIN INVESTMENT LIMITATIONS

      In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

      1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any
Property under construction, under contract for development or planned for development within one year.

      2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

      3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

      4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the
"aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the

                                     -125-

mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

      5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness
("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's
Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

      6. The Company may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust.
"Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

      7. Unless at least 80% of the Company's tangible assets are comprised of
Properties or first mortgage loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of
Net Assets.

      8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the
Advisor, the Directors, or Affiliates of the Company.

      9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT.
Investments in entities affiliated with the Advisor, a Director, the Company, or
Affiliates thereof are subject to the restrictions on joint venture investments.
In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of
Incorporation.

      10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the
Company as described under "Redemption of Shares"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively,
"Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to
Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the
Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

      11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

      12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

      13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

      14. The Company will not invest in any foreign currency or bullion or engage in short sales.

                                     -126-

      15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

      16. The Company will not make loans to the Advisor or its Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to
Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company)
in which the co-venturer is not the Sponsor, the Advisor, the Directors or any
Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company), subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).

      17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

      18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

      The foregoing limitations may not be modified or eliminated without the approval of a majority of the Shares of outstanding Common Stock.

                               DISTRIBUTION POLICY

GENERAL

      In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make Distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See
"Federal Income Tax Considerations -- Taxation of the Company -- Distribution
Requirements." The declaration of Distributions is within the discretion of the
Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

      The following table presents total Distributions declared and
Distributions per Share:

                                                             Quarter
                                  ---------------------------------------------------------------
                                    First            Second            Third            Fourth             Year
                                  -----------      -----------       -----------      -----------       -----------

2003:
Total Distributions declared      $25,395,897      $29,010,372       $34,177,233         (1)
Distributions per Share                 0.194            0.194             0.194         (1)

2002:
Total Distributions declared      $15,431,508      $17,058,036       $19,321,343      $22,404,860       $74,217,458
Distributions per Share                 0.194            0.194             0.194            0.194             0.775

2001:
Total Distributions declared       $9,772,721      $11,256,998       $13,036,969      $14,342,972       $48,409,660
Distributions per Share                 0.191            0.191             0.194            0.194             0.770

2000:
Total Distributions declared       $5,522,124       $6,414,210        $7,533,536       $8,612,405       $28,082,275
Distributions per Share                 0.181            0.181             0.188            0.188             0.738

1999:
Total Distributions declared         $998,652       $2,053,964        $3,278,456       $4,434,809       $10,765,881
Distributions per Share                 0.175            0.181             0.181            0.181             0.718

1998:
Total Distributions declared         $101,356         $155,730          $362,045         $549,014        $1,168,145
Distributions per Share                 0.075            0.075             0.142            0.175             0.467

                                     -127-

(1)   In October and November 2003, the Company declared Distributions totalling approximately $12.9 million and $13.8 million, respectively (representing
      $0.06458 per Share), payable by December 31, 2003. Distributions for the
      12-month period ended September 30, 2003 represent a historical return of
      7.75%.

(2)   For the nine months ended September 30, 2003 and the years ended December
      31, 2002, 2001, 2000, 1999 and 1998, approximately 35%, 51%, 52%, 63%, 75%
      and 76%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 65%, 49%, 48%, 37%, 25%
      and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8%
      Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of
      December 31, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.
      In addition, the characterization for tax purposes of Distributions declared for the nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ending
      December 31, 2003.

(3)   Cash Distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
      Approximately 98%, 79%, 60%, 26%, 30% and 18% of cash Distributions for the quarter ended September 30, 2003 and the years ended December 31,
      2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles
      ("GAAP"). Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash Distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8%
      Return.

(4)   Distributions declared and paid for the years ended December 31, 2002,
      2001, 2000, 1999 and 1998, represent historical Distribution rates of
      7.75%, 7.70%, 7.38%, 7.18% and 4.67%, respectively, of Invested Capital.

      The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997.
Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares
Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a
Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on another basis during the offering period.

      Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the
Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of
Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

      The Company may, in the future, charge stockholders who elect the monthly
Distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions.
The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

      Stockholders who elect the monthly Distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See
"Summary of Reinvestment Plan."

      The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the

                                     -128-

Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the
Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders'
aggregate Invested Capital. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities; Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or Distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property
Distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

      Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase
Distributions in accordance with increases in net cash from operations.

      To the extent a stockholder purchased its Shares subject to a reduced
Acquisition Fee, the Company shall reduce Distributions otherwise payable to such stockholder by the amount of the Advisory Fee payable to the Advisor or its affiliates. See "Management Compensation."

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

      The Company is organized as a corporation under the laws of the State of
Maryland. As a Maryland corporation, the Company is governed by the Maryland
General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of
Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a
Maryland corporation to address these matters through provisions in its Articles of Incorporation.

      The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the
Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors.
The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

      The Articles of Incorporation also permit Listing by the Board of
Directors after completion or termination of this offering.

      The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law and the
Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

      The Company has authorized a total of 516,000,000 shares of capital stock, consisting of 450,000,000 shares of Common Stock, $0.01 par value per share,
3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000
additional shares of excess stock ("Excess Shares"), $0.01 par value per share.
Of the 63,000,000

                                     -129-

Excess Shares, 60,000,000 are issuable in exchange for Common Stock and
3,000,000 are issuable in exchange for Preferred Stock (see the section entitled
"Summary of the Articles of Incorporation and Bylaws -- Restriction of
Ownership"). As of November 3, 2003, the Company had 214,201,828 Shares of
Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no Preferred Stock or Excess
Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of
Common Stock available.

      The Board of Directors has approved a resolution to amend the Articles of
Incorporation to increase the number of authorized Shares of Common Stock from
450,000,000 to 1,000,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the Shares of Common Stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to the stockholders for approval at the next annual meeting of stockholders. In the event that the increase in the number of authorized Shares is not approved by the stockholders, this offering will be limited to up to 142,000,000 Shares. In the event that the increase in the number of authorized Shares is approved by the stockholders, this offering will be for up to 400,000,000 Shares. See "The
Offering." In addition, if the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized
Shares of Common Stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized Shares, if it determines that such action is in the best interest of the Company.

      The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed transfer form to the
Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of
Incorporation, transfers of Shares shall be effective, and the transferee of the
Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 Shares at any time.

      Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the
Company remaining after payment in full of all creditors.

      All of the Shares offered hereby will be fully paid and nonassessable when issued.

      The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred
Stock without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of
Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

      Similarly, the voting rights per share of equity securities of the Company
(other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

                                     -130-

      For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and
Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

      The Articles of Incorporation provide that the number of Directors of the
Company cannot be less than three nor more than 15. A majority of the Board of
Directors will be Independent Directors. See "Management -- Independent
Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the Shares of Common Stock present in person or by proxy and entitled to vote.
Independent Directors will nominate replacements for vacancies among the
Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a)
amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b)
sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

      An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the
Chairman of the Board of Directors, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by the secretary of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the
Company shall provide to all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

      At any meeting of stockholders, each stockholder is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the Shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

      The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

      Pursuant to the Company's Articles of Incorporation, the Directors can
amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the Shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company, or remove one or more Directors without the necessity of concurrence by the Board of Directors.

                                     -131-

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger in which the Company is not the surviving entity, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the Shares of Common Stock outstanding and entitled to vote.
In addition, any such transaction involving an Affiliate of the Company or the
Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an
"Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an
Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations
Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested
Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power.
Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland
Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the
Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding
Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the Shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the Shares of Common Stock outstanding and entitled to vote.

                                     -132-

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2007, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals
(as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See
"Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person
(as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Stock
(the "Ownership Limit"). It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and
Constructive Ownership (as such terms are defined in the Articles of
Incorporation) of the Common Stock and Preferred Stock. However, the Articles of
Incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a Person if the Board of Directors
determines that such Person's ownership of Common Stock and/or Preferred Stock will not jeopardize the Company's status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT under the Code.

         Subject to the Board's ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of the Company's Common Stock or Preferred Stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the
Ownership Limit; (ii) result in the Company's disqualification as a REIT under the Code, including any transfer that results in: (a) the Company's Common Stock and/or Preferred Stock being owned by fewer than 100 Persons, or (b) the Company being "closely held" within the meaning of Section 856(h) of the Code; or (iii)
potentially jeopardize the Company's status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or "prohibited owner") shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of the Company's excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner's initial capital investment in the Company properly allocated to such shares of excess stock.

         All dividends and other Distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, the
Company has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of

                                     -133-

the transfer or other event) or the market price of the Company's stock on the date the Company exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Articles of Incorporation.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include (i) the Advisor during the period ending on December 31,
1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the initial purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by the Advisor or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being
"closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary
Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of
Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee")
against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor,
Affiliate, employee, or agent and in such capacity, provided, that the
Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent
Director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services; (iv) in the case of any criminal proceeding, the
Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (v) in a proceeding by or in the right of the Company, the
Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer,
Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.
The Company's Articles of Incorporation further provide that any indemnification, payment, or

                                     -134-

reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland
General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the
Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances.
The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care.
However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the
Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the
Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Hospitality
Partners to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type.
The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of

                                      -135-

the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an
Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or
Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the
Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii) one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and
"Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings,"
above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up
Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up
Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's
Articles of Incorporation and described in "Summary of the Articles of
Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                                     -136-

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg
Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the
Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or
other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a
REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         GENERAL. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the
"double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.
Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the
75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or
95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the
Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time

                                     -137-

of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of
"built-in gain" will apply assuming the Company does not make an election under the applicable provision of the Treasury Regulations issued under Section 337 of the Internal Revenue Code. Eighth, the Company will be subject to a 100% tax on
"redetermined rents," "redetermined deductions," or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of the Company to any of our tenants. See "Taxation of the Company - Asset Tests." Redetermined
deductions and excess interest represent amounts that are deducted by a taxable
REIT subsidiary of the Company for amounts paid to the Company that are in excess of the amounts that would have been deducted based on arms-length negotiations.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for Distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for Distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such
Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         OPINION OF COUNSEL. Based upon representations made by officers of the
Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2002, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not "closely held" as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury
Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Hospitality Partners and of any Joint
Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly
(applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of each 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to

                                     -138-

meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock.
Among other provisions, the Articles of Incorporation empower the Board of
Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the
Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of
Incorporation, or the requirements of any other appropriate taxing authority.
Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         The bulk of the Company's assets are and will be direct and indirect interests in real property. The Company has represented that at the end of each quarter the sum of the value of any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, in the aggregate have and will represent less than 25% of the Company's total assets. No independent appraisals have been or will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that the value of any personal property or other property owned by the Company not qualifying for the 75% Asset
Test, exceeds 25% of the Company's total assets.

         A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At the end of each quarter the value of a REIT's stock in TRSs may not exceed 20%
of the value of the REIT's gross assets. Although a TRS is not permitted to operate a lodging facility, it may lease lodging facilities from its affiliated
REIT provided that an eligible independent contractor manages the facilities. As of November 20, 2003, the Company, directly or indirectly, had or will enter into 109 such leases with TRSs and may enter into additional leases with TRSs in the future.

         The common and preferred stock of Hotel Investors owned by Hospitality
Partners represents a significant portion of the Company's assets. As mentioned above, stock of a REIT is considered a "real estate asset" for purposes of the
75% Asset Test and, therefore, the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT's assets or 10%
of the value or voting power of the issuer's outstanding securities. Based on representations made by officers of Hotel Investors with respect to relevant factual matters, and assuming that Hotel Investors will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, Hotel Investors is organized in conformity with the requirements for qualification as a REIT, and Hotel Investors' proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that Hotel Investors' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of Hotel Investors' operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If Hotel Investors fails to qualify as a REIT, then the Company would own (through Hospitality Partners)
securities of an issuer that exceed 5% of the value of the Company's assets and that represent more than

                                     -139-

10% of the value or voting power of the outstanding securities of an issuer in violation of the asset tests discussed above.

         As indicated in "Business -- Joint Venture Arrangements," the Company
may participate in Joint Ventures. If a Joint Venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities.
However, Counsel is of the opinion, based on certain assumptions, that any Joint
Ventures will constitute partnerships for federal income tax purposes. See
"Federal Income Tax Considerations -- Investment in Joint Ventures."

         INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         The 75 Percent and 95 Percent Tests. In general, at least 75% of a
REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of other REITS, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i)
attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         The bulk of the Company's income is and will be derived from rents with respect to the Properties and dividends from Hotel Investors. Dividends from
Hotel Investors will be qualifying income under both the 75% and the 95% test, provided that Hotel Investors qualifies as a REIT. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the
Code provides that rents received from a tenant (other than a TRS leasing a lodging facility operated by an eligible independent contractor) will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15%
of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the
Properties that it (i) has not charged and will not charge (a) rent for any
Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (b) rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (ii) has not directly performed and will not directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property, and (iii) has not entered into and will not enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

                                     -140-

         In addition, the Company will be paid interest on the Mortgage Loans.
All interest income qualifies under the 95% gross income test, and interest on
Mortgage Loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage or percentages of receipts or sales). If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case.
Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75%
gross income test.

         Rents from personal property will satisfy both the 75% and 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income test.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect, (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year, and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which 90% or 75% of the Company's gross income exceeds the gross income qualifying under the 95% or
75% gross income test, respectively (whichever amount is greater).

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income"
(before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it has made and intends to continue to make Distributions to stockholders sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment.
This deficiency dividend will be included in the Company's deductions for
Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which the
Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company out of its current or accumulated earnings and profits to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary

                                     -141-

income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction generally allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such
United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent such Distributions exceed a stockholder's basis, as gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any
Distribution that is (i) declared by the Company in October, November or
December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such
December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan.
Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder sells or disposes of Shares which he has held for six months or less at the time of such sale or disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividends received by such stockholder that were treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the
Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b)
is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code.
Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend"
if it results in a "meaningful reduction" in the stockholder's interest in the
Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the
Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the
Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a

                                      -142-

stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of
Stockholders -- Foreign Stockholders" below.

         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%).
Ordinary dividend distributions made by the Company will be treated as
"qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. "C"-corporation including a TRS, income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the
Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         TAX-EXEMPT STOCKHOLDERS. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with
"acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10%
(by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the
REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the
Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors.
See "Summary of the Articles of Incorporation and Bylaws -- Restriction of
Ownership."

         Assuming that there is no waiver of the restrictions on ownership of
Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the Distributions of the
Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans,
IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

                                     -143-

         FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S.
Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the
Non-U.S. Stockholders' conduct of a United States trade or business. Prospective
Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in
Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such Distributions paid to a Non-U.S.
Stockholder unless (i) a lower treaty rate applies (and the Non-U.S. Stockholder files IRS Form W-8BEN with the Company and, if the Shares are not traded on an established securities market, includes on such Form a taxpayer identification number acquired from the IRS), or (ii) the Non-U.S. Stockholder files an IRS
Form W-8ECI with the Company claiming that the Distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such Distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares.
To the extent that Distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such
Distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the
Shares, as described below. If it cannot be determined at the time a
Distribution is paid whether or not such Distribution will be in excess of current and accumulated earnings and profits, the Distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. The Company is permitted, but not required, to make reasonable estimates of the extent to which Distributions exceed current or accumulated earnings and profits. Such Distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, Distributions that are attributable to gain from sales or exchanges by the Company of United
States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as
amended ("FIRPTA"). Under FIRPTA, Distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such Distributions were effectively connected with a United States business.
Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, Distributions subject to FIRPTA may be subject to a 30%
branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable
Treasury Regulations to withhold 35% of any Distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to
FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S.
Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met.
Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of
Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a

                                     -144-

special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the
Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisers or TRSs pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the
Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the
Company's depreciation deductions could result in a determination that the
Company's Distributions to stockholders were insufficient to satisfy the 90%
distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations
-- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular
Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the landlord or the tenant of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the
Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of
Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the
Properties with an equity investment, rather than with nonrecourse indebtedness.
Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the
Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the
Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to
40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to

                                     -145-

the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the
Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the
Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company
may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint
Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of
Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code; and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section
704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of
Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint
Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of
the Company -- Asset Tests" and "Federal Income Tax Considerations -- Taxation
of the Company -- Income Tests," above.

                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the
Advisor by the Company and including fees or charges paid to the Advisor and any
Affiliate of the Advisor by third parties doing business with the Company; (iv)
the Operating Expenses of the Company, stated as a percentage of the Average
Invested Assets (the average of the aggregate book value of the assets of the
Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically

                                     -146-

charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the Distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the Distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share based primarily on (i) appraisal updates performed by the Company based on a review of any existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that
Property; and (ii) a review of the outstanding Mortgage Loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan. The
Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company, at the location where such reports are kept by the Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the
Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company.
Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL

         A maximum of 400,000,000 Shares ($4,000,000,000) are being offered at a purchase price of $10.00 per Share, which purchase price is subject to reduction in the manner described below. The sale of 258,000,000 of such Shares is subject to approval by the stockholders of a resolution to increase the number of authorized Shares of the Company. See "Summary of the Articles of Incorporation
and Bylaws -- Description of Capital Stock". Included in the 400,000,000 Shares
offered, the Company has registered 50,000,000 Shares ($500,000,000) available to stockholders purchasing Shares in this offering or to stockholders who purchased Shares in one of the Prior Offerings who elect to participate in the
Reinvestment Plan and who receive a copy of this Prospectus or a separate

                                     -147-

prospectus for the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 50,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these
Shares in this offering. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares, this offering will be limited to
142,000,000 Shares ($1,420,000,0000), 15,000,000 Shares ($150,000,000) of which will be available to stockholders purchasing pursuant to the Reinvestment Plan.
Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this
Prospectus or a separate prospectus. See "Summary of Reinvestment Plan." The
Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required, except for
Nebraska and North Carolina investors who must make a minimum investment of 500
Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional
Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering
-- Subscription Procedures," and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis
(which means that no one is guaranteeing that any minimum amount will be sold)
through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers
will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. The
Managing Dealer and the Soliciting Dealers will not execute any transaction involving the purchase of Shares in a discretionary account without the prior written approval of the transaction by the subscriber. Both James M. Seneff, Jr.
and Robert A. Bourne are Affiliates and licensed principals of the Managing
Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest
(generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "The Offering -
Escrow Arrangements" below.

         Subject to the provisions for a reduction of the Selling Commissions, the marketing support fee and the Acquisition Fee described below, the Company will pay the Managing Dealer an aggregate of up to 6.5% of the Gross Proceeds as
Selling Commissions. The Managing Dealer will reallow fees of up to 6% to the
Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer for actual expenses incurred in connection with the due diligence of our Company and this offering and such reimbursement will be reallowed to the Soliciting Dealers who incurred such expenses following submission of invoices supporting such expenses. The Company will also pay to the Managing Dealer an amount equal to 1.5% of Gross Proceeds as a marketing support fee. All or a portion of this fee will be reallowed to any Soliciting
Dealer which enters into a marketing support fee agreement with the Managing
Dealer. Generally, the Managing Dealer will not reallow any portion of the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our Common Stock. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling
Commissions, the marketing support fee and due diligence reimbursements on
Shares purchased for their accounts on the same basis as investors who purchase
Shares in this offering, which purchases are not subject to discounts. See
"Summary of Reinvestment Plan."

         PURCHASES MAY BE MADE BY CERTAIN CATEGORIES OF INVESTORS NET OF SELLING
COMMISSIONS AND THE MARKETING SUPPORT FEE AND, IN CERTAIN CIRCUMSTANCES, 2.9% OF
THE ACQUISITION FEES, AS EXPLAINED BELOW.

         The following persons and entities may purchase Shares net of 6.5%
commissions and the 1.5% marketing support fee, at a per Share purchase price of
$9.20 (assuming no other discounts apply): (i) a registered principal or representative of the Managing Dealer or a Soliciting Dealer; (ii) employees, officers and directors of the Company

                                     -148-

or the Advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that
"immediate family members" means such person's spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation or may contact the Managing Dealer for such assistance. The amount of proceeds to the
Company will not be affected by eliminating commissions and marketing support fees payable in connection with sales to investors purchasing through such registered investment advisers or bank trust departments. In addition,
Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the Selling Commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of Selling
Commissions and the marketing support fee offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of 6.5%
commissions and the marketing support fee, at a per share purchase price of
$9.20.

         In order to encourage purchases in excess of 500,000 Shares, by the categories of investors described above, in addition to a discount equal to the
6.5% Selling Commissions and the 1.5% marketing support fee discount described above, if such investor is a "purchaser" (as defined below) and buys in excess of 500,000 Shares, and all such Shares were purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition
Fee of 1.0% (as opposed to 3.9%). In such instance, the initial purchase price per Share will be $8.91; provided, however, such purchaser and any person to whom the Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40%
Advisory Fee on such person's Shares. See "Management Compensation."

         VOLUME DISCOUNTS.

         In connection with the purchases of certain minimum numbers of Shares by an investor who does not qualify for the discount described above, the amount of commissions otherwise payable to a Soliciting Dealer may be reduced in accordance with the following schedule:

                                                          Commissions on Sales per             Reallowed Commissions on Sales
                            Purchase Price per        Incremental Share Payable to the        per Incremental Share in Volume
                           Incremental Share in                Managing Dealer                         Discount Range
           Number             Volume Discount         --------------------------------        -------------------------------
    of Shares Purchased            Range               Percent           Dollar Amount         Percent          Dollar Amount
    -------------------            -----               -------           -------------         -------          -------------
           1 -- 50,000            $10.00                  0.5%                $0.05               6.0%                $0.60
      50,001 -- 75,000              9.90                  0.5%                $0.05               5.0%                $0.50
      75,001 -- 100,000             9.80                  0.5%                $0.05               4.0%                $0.40
     100,001 -- 250,000             9.70                  0.5%                $0.05               3.0%                $0.30
     250,001 -- 500,000             9.60                  0.5%                $0.05               2.0%                $0.20
       Over 500,001*                9.50                  0.5%                $0.05               1.0%                $0.10

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $992,500 rather than $1 million for the Shares, in which event the Selling Commissions on the sale of such Shares would be $57,500
($0.575 per Share). The net proceeds to the Company will not be affected by such discounts.

         The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of Shares subscribed for in that purchase (other than through the Reinvestment
Plan), will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 Shares, and a second purchase is for 3,000 Shares, 1,000
Shares of the second purchase will be priced at $9.90 per Share and 2,000 Shares of the second purchase will be priced at $9.80 per Share. Any request to treat a subsequent

                                     -149-

purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to the Company and must set forth the basis for such request.

         For purposes of volume discounts, all such Shares must be purchased through the same Soliciting Dealer, or through the Managing Dealer or through the same registered investment adviser, as applicable.

         *Further, in order to encourage purchases in excess of 500,000 Shares, in addition to the volume discounts described above, if the investor is a
"purchaser" and buys in excess of 500,000 Shares, and all such Shares were purchased through the same Soliciting Dealer or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.9%). In such instance, such purchaser and any person to whom such
Shares are transferred, will be required to pay, through withholdings by the
Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

         APPLICATION OF VARIOUS DISCOUNTS. Any discounts will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment
Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, Shares purchased pursuant to the Reinvestment
Plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See "Summary of
Reinvestment Plan."

         For purposes of determining the applicability of volume, Acquisition
Fee and other discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not; (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Any request to be deemed a
"purchaser" must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser."

         Any reduction in Selling Commissions, the marketing support fee, and/or
Acquisition Fees will reduce the effective purchase price per Share to the investor involved but will not alter the proceeds available to the Company as a result of such sale with which to acquire Properties, make Mortgage Loans or invest in other permitted investments. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the
Company as compared to investors who do not pay reduced commissions; provided, however, that Distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the Advisory
Fee.

         SALES INCENTIVES. The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the
Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers,
they will be paid only in cash, and such payments will be made only to the
Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         OTHER COMPENSATION. In connection with the sale of Shares, certain associated persons of the Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of
1.20% of Gross Proceeds, of which 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the Selling Commissions) and 0.7% will be paid either by the Managing Dealer out of its funds or by an Affiliate, but not by the
Company. In addition, in connection with wholesaling activities, the Managing
Dealer and its affiliates are estimated to receive approximately 0.085% of the
Gross Proceeds as expense reimbursement, 0.019% of Gross Proceeds as reimbursement for certain investor relations expenses, 0.093% of Gross Proceeds for reimbursement of sales expenses and 0.003% of Gross Proceeds for reimbursement of legal expenses.

                                      -150-

         In addition, the Company will pay to its Affiliates, including the
Managing Dealer and CNL Investment Company, and to Soliciting Dealers for other expenses expected to be incurred approximately 0.042% of the Gross Proceeds for sales seminars.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase
Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to
"SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per
Share, subject to certain discounts discussed above. See also "The
Offering-Escrow Arrangements" below. Subscriptions will be effective only upon their acceptance by the Company, and the Company reserves the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as the investors are admitted as stockholders of the Company. See "The Offering - Escrow
Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the
Soliciting Dealer will issue a check made payable to the order of the Escrow
Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to
Subscribe -- Suitability Standards." In making this determination, the
Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will generally be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer
receiving a subscriber's check made payable solely to the bank escrow agent
(where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting
Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall

                                     -151-

transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the
Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the
Soliciting Dealer.

         PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers
may permit investors to subscribe for Shares by telephonic order to the
Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the
Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Exchange Act either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the
Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer);
or (ii) to solicit indications of interest in which event (a) such Soliciting
Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii)
is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of California, Florida, Iowa,
Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New
Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of
Soliciting Dealers who accept telephonic orders will execute the Subscription
Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of Oklahoma, and Texas who telephonically subscribe for
Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the
Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting
Dealers do not permit telephonic subscriptions or participation in the
Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription
Agreement for certain Soliciting Dealers who do not permit

                                     -152-

telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank (the
"Bank") provides that escrowed funds will be invested by the Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States
Government, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to the Company upon request following the admission of a stockholder to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the
Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO
ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR
OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR
REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF
ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE
OF THE SHARES BY SUCH PLAN OR IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an
"ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the
ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA
Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section
4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an
IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code).
Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL
Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

                                     -153-

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act
(provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the
Securities Act and have been registered under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the
Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws --
Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares continue to be "widely held" and will be
"freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company in its sole discretion based upon the price which the Company believed investors would pay for the Shares, the fees to be paid to the Advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds it believed should be available to invest in Properties, Mortgage Loans and other permitted investments. There is no public market for the Shares on which to base market value. In addition, the Company did not take into account the value of the underlying assets in determining the price per Share. The Company has sold all of its Shares, commencing with its Initial Offering, at $10 per
Share.

                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure, (ii) a fact sheet describing the general features of the Company, (iii) a properties portfolio, (iv) a summary description of the offering, (v) a slide presentation, (vi) broker updates, (vii)
a listing of properties, (viii) an electronic media presentation, (ix) a cd-rom presentation,(x) seminar advertisements and invitations, (xi) a prospecting letter, and (xii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                     -154-

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors
-- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by
Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm of Greenberg Traurig, LLP may invest in the Company, but do not hold any substantial interest in the Company.
The firm is, however, a tenant in an office building in which the Company owns a
10% interest.

                                     EXPERTS

         The financial statements of the Company as of December 31, 2002 and
2001 and for each of the three years in the period ended December 31, 2002, the financial statements of Desert Ridge Resort Partners, LLC and subsidiaries as of
December 31, 2002 and 2001 and for the two years then ended and the financial statements of WB Resort Partners, LP and subsidiaries as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period from July 27,
2001 (inception) through December 31, 2001 included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of RFS Hotel Investors, Inc. as of December
31, 2002 and 2001 and for each of the three years in the period ended December
31, 2002, and the financial statements of RFS Partnership, L.P. as of December
31, 2002 and 2001 and for each of the three years in the period ended December
31, 2002, included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Crystal City Courtyard by Marriott,
Marriott BWI and Hyatt Regency Dearborn as of December 31, 2002 and for the year then ended, included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The combined financial statements of the Hotel del Coronado Entities as of December 31, 2002 and 2001 and for each of the years in the two-year period ended December 31, 2002, included in this Prospectus, have been included in reliance on the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and
Exchange Commission with respect to the securities offered hereby. This
Prospectus does not contain all information set forth in the Registration
Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the
Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the
Commission without charge. In addition, the Company is required to file periodic reports under the Exchange Act, and has filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The
Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.

                                     -155-

                                   DEFINITIONS

         "1999 Offering" means the public offering of the Company of 27,500,000
Shares of Common Stock, which commenced in June 1999 and terminated on September
14, 2000.

         "2000 Offering" means the public offering of the Company of 45,000,000
Shares of Common Stock, including 5,000,000 Shares available pursuant to the
Reinvestment Plan, which commenced in September 2000 and terminated on April 22,
2002.

         "2002 Offering" means the public offering of the Company of 45,000,000
Shares of Common Stock, including 5,000,000 Shares available pursuant to the
Reinvestment Plan, which commenced in April 2002 and terminated on February 4,
2003.

         "2003 Offering" means the public offering of the Company of 175,000,000
Shares of Common Stock, including 25,000,000 Shares available pursuant to the
Reinvestment Plan, which commenced in February 2003 and is expected to terminate in February 2004.

         "Acquisition Expenses" means any and all expenses incurred by the
Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of
Acquisition Expenses, paid by any person or entity to any other person or entity
(including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "Advisor" means CNL Hospitality Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL
Hospitality Corp. or any successor advisor subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the
Company.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the
Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%)
or more of the outstanding voting securities of another person or entity; (iii)
any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory
Agreement.

         "Assets" means Properties and Mortgage Loans, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before

                                      -156-

reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" or "Board" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company, as the same may be amended from time to time.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the
Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii)
six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distribution of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Hotel
Brands.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common
Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees
paid out of Gross Proceeds, and any other similar fees, however designated.
During the term of the Company, Front-End Fees shall not exceed 20% of Gross
Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for
Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Offering Expenses. For the purpose of computing Gross
Proceeds, the

                                      -157-

purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price of the Shares, currently $10.00.

         "Hospitality Partners" means CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership. Properties acquired are expected to be held by Hospitality Partners and, as a result, owned by the Company through
Hospitality Partners.

         "Hotel Brands" means the national and regional hotel brands, primarily limited service, extended stay and full service hotel brands, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease
Properties purchased by the Company, (ii) become managers under management agreements, or (iii) become borrowers under Mortgage Loans.

         "Hotel Investors" means CNL Hotel Investors, Inc., a jointly owned real estate investment trust between the Company and Five Arrows Realty Securities II
L.L.C., formed for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii)
employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi)
maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company.
A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial Offering" means the initial offering of the Company which commenced on July 9, 1997 and terminated on June 17, 1999.

         "Invested Capital" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales
Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $350,000,000 (or such greater amount as shall be approved by the
Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

                                     -158-

         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the
Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrowers.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net Offering Proceeds" means Gross Proceeds less (i) Selling
Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(a) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the
Company. In the case of a transaction described in clause (i)(b) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(c) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(d) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the
Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more
Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or other assets, to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than
Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the
Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the
Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (i) advisory fees, (ii) any soliciting dealer servicing fees in connection with the 2002 Offering, the 2000 Offering and the Initial Offering,
(iii) the Asset Management Fee, (iv) the Performance Fee, and (v) the
Subordinated Incentive Fee, but excluding (a) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (e) the
Advisor's subordinated 10% share of Net Sales Proceeds, and (f) Acquisition Fees and Acquisition

                                     -159-

Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Ownership Limit" means, with respect to shares of Common Stock and
Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of
Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred
Stock.

         "Participants" means those stockholders who elect to participate in the
Reinvestment Plan.

         "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the
Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay a fee of 4.5% of any Permanent Financing as Acquisition Fees, and, (iii) to
refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the
Company that may be issued in accordance with the terms of the Articles of
Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the
Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and
the 2003 Offering.

         "Properties" means interests in (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only, or (iii) the buildings only; any of which are acquired by the Company, either directly or indirectly through joint ventures, partnerships, or other legal entities.

         "Prospectus" means the final prospectus included in the Company's
Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such
Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment Proceeds" means net proceeds available from the sale of
Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to
Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not

                                     -160-

include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of
Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (a)
the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(b) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the
Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (d) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or portion thereof, including any event with respect to any Mortgage Loan which gives rise to a significant amount of insurance proceeds or similar awards; but (ii) shall not include any transaction or series of transactions specified in clause (i)(a), (i)(b) or (i)(c) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 400,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the
National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         i.       taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         ii.      receiving a material participation in the Company in
                  connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         iii.     having a substantial number of relationships and contacts with the Company;

         iv.      possessing significant rights to control Company Properties;

         v.       receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         vi.      providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested
Capital.

         "Subscription Agreement" means the Subscription Agreement in the form attached hereto as Appendix C.

                                     -161-

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market. The Subordinated Incentive Fee will not be paid if
Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         "Termination Date" means the date of termination of the Advisory
Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent
Financing and the Line of Credit that are used to acquire Properties.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                     -162-

INDEX TO FINANCIAL STATEMENTS

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES

Page
Pro Forma Consolidated Financial Information (unaudited):
Pro Forma Consolidated Balance Sheet as of September 30, 2003	F-2
Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003	F-3
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002	F-4
Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2003
and the year ended December 31, 2002	F-5
Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Hospitality
Properties, Inc.’s September 30, 2003 Form 10-Q:
Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002	F-15
Condensed Consolidated Statements of Operations for the quarters and nine months ended September 30,
2003 and 2002	F-16
Condensed Consolidated Statements of Stockholders’ Equity for the nine months ended September
30, 2003 and the year ended December 31, 2002	F-17
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003
and 2002	F-19
Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended
September 30, 2003 and 2002	F-21
Audited Consolidated Financial Statements as recently filed in CNL Hospitality Properties, Inc.’s
Form 10-K for the year ended December 31, 2002
Report of Independent Certified Public Accountants	F-43
Consolidated Balance Sheets as of December 31, 2002 and 2001	F-44
Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000	F-45
Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the years ended
December 31, 2002, 2001, and 2000	F-46
Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000	F-49
Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000	F-52
Financial Statement Schedule:
Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002	F-70
Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002	F-74

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following Unaudited Pro Forma Consolidated Statements of Operations of CNL Hospitality Properties, Inc. and its subsidiaries (the “Company” or “CHP”) for the nine months ended September 30, 2003 and the year ended December 31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2003 (together with the Unaudited Pro Forma Consolidated Statements of Operations, the “Pro Forma Consolidated Financial Statements”), have been prepared to illustrate the estimated effect of acquiring RFS Hotel Investors, Inc. (“RFS”) (hereinafter referred to as the “RFS Transaction”) and other recent or probable transactions, more fully discussed below. The Pro Forma Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, any interest savings from any refinancing of long-term obligations or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such savings or synergies will occur. The Unaudited Pro Forma Consolidated Statement of Operations has been adjusted to give pro forma effect to the RFS Transaction as if it had occurred on January 1, 2002. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in “Other Financial Information” in this Supplement.

        The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2003, also gives effect to (i) the receipt of approximately $233.0 million in gross offering proceeds from the sale of approximately 23.3 million additional shares for the period October 1, 2003 through November 24, 2003 and (ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) purchase interests in four Properties, of which three will be acquired through joint ventures, and (c) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2003. These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

        The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, also includes the historical operating results of the RFS Transaction, the other Properties acquired and the yield on the convertible preferred partnership units described in (ii)(c) above, as well as the historical operating results of the Properties acquired by the Company prior to September 30, 2003 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the “Pro Forma Period”). These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Statement of Operations.

        This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2003
(in thousands, except per share data)

	Historical CHP September 30, 2003	RFS Transaction Adjustments (a)		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma September 30, 2003
Hotel properties, net of depreciation	$1,980,135	$-		$1,980,135	$56,387	(b)	$2,036,522
Investments in unconsolidated subsidiaries	344,006	-		344,006	145,666	(b)	489,672
Real estate held for sale	36,796	-		36,796	-		36,796
Cash and cash equivalents	33,524	64,000	(a)	97,524	46,103	(b,c,	143,627
Restricted cash	40,100	-		40,100	-	d)	40,100
Receivables	26,540	-		26,540	-		26,540
Due from related parties	5,300	-		5,300	-		5,300
Prepaid expenses and other assets	58,215	-		58,215	(232)	(b,d)	57,983
Loan costs, net of amortization	10,373	-		10,373	-		10,373
Deferred income taxes	26,575	-		26,575	-		26,575

	$2,561,564	$64,000		$2,625,564	$247,924		$2,873,488

Mortgages payable and accrued interest	$574,342	$165,000	(a)	$739,342	$33,527	(b,c)	$772,869
Other notes payable	225,237	(101,000)	(a)	124,237	-		124,237
Line of credit	96,994	-		96,994	-		96,994
Other liabilities	9,648	-		9,648	-		9,648
Accounts payable and accrued expenses	48,242	-		48,242	-		48,242
Due to related parties	2,072	-		2,072	-		2,072
Security deposits	12,166	-		12,166	-		12,166

Total liabilities	968,701	64,000		1,032,701	33,527		1,066,228

Commitments and contingencies	-	-		-	-		-
Stockholders’ equity
Preferred stock, without par value.
Authorized and unissued 3,000 shares	-	-		-	-		-
Excess shares, $.01 par value per share.
Authorized and unissued 63,000 shares	-	-		-	-		-
Common stock, $.01 par value per share.
Authorized 450,000 shares; issued 224,626;
outstanding 223,222 shares, as adjusted	2,000	-		2,000	233	(d)	2,233

Capital in excess of par value	1,781,203	-		1,781,203	214,164	(d)	1,995,367
Accumulated distributions in excess
of net earnings	(184,819)	-		(184,819)	-		(184,819)
Accumulated other comprehensive
loss	(4,008)	-		(4,008)	-		(4,008)
Minority interest distributions in
excess of contributions and
accumulated earnings	(1,513)	-		(1,513)	-		(1,513)

Total stockholders’ equity	1,592,863	-		1,592,863	214,397		1,807,260

	$2,561,564	$64,000		$2,625,564	$247,924		$2,873,488

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
(in thousands, except per share data)

	Historical CHP September 30, 2003	Historical RFS Pre-Merger July 10, 2003 (1)	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma September 30, 2003
Revenues:
Hotel revenue	$168,019	$90,025	$-		$258,044	$56,206	(6)	$314,250
Rental income	25,078	1,519	-		26,597	-		26,597
FF&E reserve income	2,583	-	-		2,583	-		2,583
Interest and other income	17,169	214	-		17,383	1,313	(16)	18,696

	212,849	91,758	-		304,607	57,519		362,126

Expenses:
Hotel expenses	118,923	58,237	-		177,160	45,071	(6)	222,231
Interest and amortization of
loan costs	25,670	14,693	3,139	(2)	43,502	7,591	(8)	51,093
General and administrative	7,972	26,008	(17,232)	(5)	16,748	-		16,748
Asset management fees	8,161	-	2,235	(4)	10,396	2,915	(4)	13,311
Depreciation and amortization	34,804	16,833	(1,867)	(3)	49,770	5,347	(7)	55,117

	195,530	115,771	(13,725)		297,576	60,924		358,500

Earnings (loss) before equity in
earnings (loss) of unconsolidated
subsidiaries, minority interest
and other	17,319	(24,013)	13,725		7,031	(3,405)		3,626
Equity in earnings (loss) of							(10,13
unconsolidated subsidiaries	(15,802)	-	-		(15,802)	10,805	14,15)	(4,997)

Minority interest	(159)	-	-		(159)	-		(159)

Benefit from income taxes	-	1,546	-		1,546	-		1,546

Income (loss) from continuing
operations	1,358	(22,467)	13,725		(7,384)	7,400		16

Discontinued operations:
Income from discontinued
operations, net	774	607	-		1,381	-		1,381
Loss on sale of assets	-	(9)	-		(9)	-		(9)

Net earnings (loss)	$2,132	$(21,869)	$13,725		$(6,012)	$7,400		$1,388

Earnings (loss) per share (9)
(basic and diluted)
Continuing operations	$0.01				$(0.04)			$0.00
Discontinued operations	$0.00				$0.01			$0.01
Weighted average shares outstanding (9)

Basic	156,647				172,112			179,951
Diluted	156,647				172,112			179,951

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share data)

	Historical CHP 2002	Historical RFS 2002(1)	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma 2002
Revenues:
Hotel revenue	$101,005	$193,258	$-		$294,263	$131,350	(6)	$425,613
Rental income	37,341	5,229	-		42,570	(5,989)	(6)	36,581
FF&E reserve income	4,236	-	-		4,236	-		4,236
Interest and other income	13,826	411	-		14,237	2,625	(16)	16,862

	156,408	198,898	-		355,306	127,986		483,292

Expenses:
Hotel expenses	65,601	130,421	-		196,022	101,957	(6)	297,979
Interest and amortization of
loan costs	18,330	27,101	4,999	(2)	50,430	18,262	(8)	68,692
General and administrative	5,667	4,211	-		9,878	-		9,878
Asset management fees	6,696	-	4,271	(4)	10,967	8,011	(4)	18,978
Depreciation and amortization	27,876	29,812	(1,213)	(3)	56,475	13,596	(7)	70,071

	124,170	191,545	8,057		323,772	141,826		465,598

Earnings (loss) before equity in
earnings (loss) of unconsolidated
subsidiaries, minority interest
and other	32,238	7,353	(8,057)		31,534	(13,840)		17,694
							(10,11
Equity in earnings (loss) of							12,13,
unconsolidated subsidiaries	(16,164)	-	-		(16,164)	11,797	14,15)	(4,367)
Minority interest	(264)	654	(654)	(18)	(264)	-		(264)

Benefit from taxes	-	1,096	-		1,096	-		1,096
Debt extinguishments and swap
termination costs	-	(10,122)	6,900	(17)	(3,222)	-		(3,222)

Income (loss) from continuing
operations	$15,810	$(1,019)	$(1,811)		$12,980	$(2,043)		$10,937

Earnings per share (9)
(basic and diluted)
Continuing operations	$0.16				$0.09			$0.06
Weighted average shares outstanding (9)

Basic	97,874				145,424			182,294
Diluted	97,874				145,424			182,294

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	The Unaudited Pro Forma Consolidated Balance Sheet does not include proforma adjustments for the RFS Transaction except for certain adjustments relating to additional debt expected to be obtained subsequent to September 30, 2003 (the RFS Transaction occurred on July 10, 2003, and therefore, it is included in the historical accounts of the Company as of September 30, 2003).

The RFS Transaction was initially financed with a portion of the proceeds from a bridge loan. The bridge loan was refinanced in December 2003 with permanent financing of $165 million. Of this amount, approximately $101 million will be used to repay the bridge loan and approximately $64 million will be available to the Company for other acquisitions.

(b)	Represents the use of cash and cash equivalents to reflect the purchase of one Property, the Montreal Property, for approximately $56.4 million (which includes closing costs of approximately $2.0 million and acquisition fees and costs of approximately $2.8 million, which had been recorded as other assets as of September 30, 2003 and have been reclassified to hotel Properties). The purchase price of this Property was negotiated in Canadian dollars, and therefore the final price paid for this Property is subject to exchange rate fluctuations. Total cash paid is shown net of approximately $33.5 million which represents a mortgage on the Property that is expected to be obtained by the Company.

Also represents the use of cash and cash equivalents to enter into two joint ventures to acquire three Properties for an aggregate purchase price of approximately $169.1 million (which includes acquisition costs and fees of approximately $7.9 million, which had been recorded as other assets as of September 30, 2003 and have been reclassified to investments in unconsolidated subsidiaries and debt acquisition fees of approximately $12.8 million). Total cash paid is shown net of approximately $23.5 million which represents a distribution to the Company from an existing joint venture that is expected to obtain permanent financing on its Property in December 2003. The following is a summary of these estimated investments (in thousands):

	Estimated Initial Investment	Acquisition Fees	Total
Del Coronado Joint Venture	$81,645	$12,881	$94,526
Hilton 3 Partnership	66,750	7,871	74,621

Total	$148,395	$20,752	$169,147

(c)	Represents permanent financing of $33.5 million obtained on one Property.

(d)	Represents gross proceeds of approximately $233.0 million from the sale of approximately 23.3 million shares and the payment of approximately $10.5 million for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of approximately $17.5 million (7.5% of gross proceeds) and marketing support fees of approximately $1.2 million (0.5% of proceeds) which have been netted against stockholders’ equity.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Operations:

(1)	The Unaudited Pro Forma Consolidated Statement of Operations assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company’s historical Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 were combined with RFS’s historical Statement of Operations for the period from January 1, 2003 to July 10, 2003 (on July 10, 2003 the RFS Transaction occurred) and with RFS’s historical Statement of Operations for the year ended December 31, 2002, respectively.

(2)	Reflects additional interest and loan cost amortization expense as a result of the Company’s acquisition of $165.0 million in new permanent financing, including estimated debt acquisition costs. This is offset by a reduction resulting from the repayment of a loan facility of approximately $7.0 million (approximately $8.5 million average outstanding during the period from January 1, 2003 to July 10, 2003) and the repayment of secured notes of approximately $41.8 million. The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2002 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest
Additional interest and loan cost amortization
as a result of RFS Transaction:
Acquisition of permanent financing *	$165,000	3.72%	$6,138
Estimated annual loan cost amortization
(including debt acquisition fees) ($26,212 for 6 years)			4,369

Total estimated additional expenses			10,507

Reduction in interest and loan cost amortization
as a result of and repayment:
Loan facility	6,950	3.32%	231
Repayment of secured notes	41,770	9.75%	4,073
Estimated annual loan cost amortization ($7,225 for 6 years)			1,204

Total estimated expense reduction			5,508

Net increase in interest and loan cost amortization
under new debt structure			$4,999

* Blended estimated interest rate.

In the event that interest rates on floating rate debt increase by one-eighth of one percent, the pro forma adjustment for interest expense would increase by approximately $0.1 million.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following is a summary of the interest expense adjustment calculation for the nine months ended September 30, 2003 (in thousands):

	Balance	Estimated Rate	Estimated Quarterly Interest
Additional interest and loan cost amortization
as a result of RFS Transaction:
Acquisition of permanent financing *	$165,000	3.72%	$3,044
Estimated quarterly loan cost amortization
(including debt acquisition fees) ($26,212 for 6 years)			3,277

Total estimated additional expenses			6,321

Reduction in interest and loan cost amortization
as a result of repayment:
Loan facility	8,500	3.32%	148
Repayment of secured notes	41,770	9.75%	2,131
Estimated quarterly loan cost amortization ($7,225 for 6 years)			903

Total estimated expense reduction			3,182

Net increase in interest and loan cost amortization
under new debt structure			$3,139

* Blended estimated interest rate. A portion of the new financing was outstanding from July 10, 2003 to September 30, 2003 in the form of a bridge loan. Accordingly, interest expense from the bridge loan is included in the historical results of operation of the Company. A portion of the new permanent financing will be used to repay the bridge loan and, therefore, the pro forma adjustment to interest expense only includes the incremental increase in interest.

In the event that interest rates on floating rate debt increase by one-eighth of one percent, the pro forma adjustment for interest expense would increase by less than $0.2 million.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(3)	Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel Property assets and their estimated fair values and the effect of the adjustment to reflect the Company’s basis for calculating depreciation. The increase in the historical cost basis of hotel Properties acquired by the Company through the RFS Transaction was approximately $118.5 million for the year ended December 31, 2002 and at the time of closing. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):

	Year Ended December 31, 2002		Period from January 1, 2003 to July 9, 2003
Assigned value of Hotel Properties after application of
purchase accounting	$711,809		$711,809

Estimated allocation between land, buildings and
equipment:
Land	$71,181	10%	$71,181	10%
Buildings	533,857	75%	533,857	75%
Equipment	106,771	15%	106,771	15%

Total	$711,809	100%	$711,809	100%

Annual estimated depreciation expense
Buildings (40 years)	$13,346		$6,984
Equipment (7 years)	15,253		7,982

Total estimated depreciation expense	28,599		14,966

Less historical RFS depreciation expense	(29,812)		(16,833)

Estimated adjustment to depreciation expense	$(1,213)		$(1,867)

(4)	Represents increase in asset management fees relating to the Properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value, as defined in the Company’s prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

(5)	Represents one time severance and termination costs of approximately $17.2 million (including approximately $11.6 million in severance costs, approximately $4.5 million in advisory fees and approximately $1.1 million in other fees) paid by the Company in connection with the RFS Transaction. These amounts have been excluded as they are directly related to the RFS transaction but are not relevant to ongoing operations.

(6)	For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the other Properties acquired and leased to taxable REIT subsidiaries of the Company as of November 3, 2003 (the “Pro Forma Leased Properties”) and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the “Pro Forma Operating Properties”) which results in hotel operating revenues of approximately $131.4 million offset by hotel operating expenses of approximately $102.0 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

For the nine months ended September 30, 2003, the amount represents adjustments to hotel operating revenues and hotel operating expenses for the Properties acquired or expected to be acquired by the Company as of November 24, 2003, which results in hotel operating revenues of approximately $56.2 million offset by hotel operating expenses of approximately $45.1 million.

The following presents the actual date the other Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the other Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of Operations (in thousands).

	Date Acquired by the Company	Date the Property Became Operational For Pro Forma Leased Purposes	Purchase Price
Marriott Bridgewater, NJ	September 14, 2002	April 2, 2002	$61,500
Hampton Inn Houston, TX	September 4, 2002	January 1, 2002	14,300
Courtyard Newark, CA	October 25, 2002	August 1, 2002	25,500
Residence Inn Newark, CA	November 15, 2002	November 1, 2002	27,300
SpringHill Suites in Plymouth Meeting, PA	January 18, 2002	January 1, 2002	27,000
SpringHill Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	20,000
TownePlace Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	15,000
Courtyard in Basking Ridge, NJ	March 1, 2002	January 1, 2002	35,750
Hyatt Regency Coral Gables Miami, FL	February 20, 2003	January 1, 2002	36,000
JW Marriott New Orleans, LA	April 21, 2003	January 1, 2002	92,500
Seattle Waterfront Marriott Seattle, WA*	May 23, 2003	April 21, 2003	88,900
Marriott Plano, TX	August 15, 2003	January 1, 2002	55,550
Marriott BWI Baltimore, MD	August 29, 2003	January 1, 2003	69,000
Courtyard Arlington, VA	August 29, 2003	January 1, 2003	35,000
Montreal Property, Montreal, Canada**	Pending	January 1, 2003	51,580

*	The Seattle Waterfront Marriott is a newly constructed Property which opened to the public on April 21, 2003. The Property did not have operating results during the Pro Forma Period presented.

**	The purchase price of the Property was negotiated in Canadian dollars, and therefore the final price paid for this Property is subject to exchange rate fluctuations.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following represents the date the other Pro Forma Operating Properties were treated as becoming operational as a TRS Property for purposes of the other Pro Forma Consolidated Statement of Operations.

Date the Property Became Operational For Pro Forma Purposes
Courtyard in Alpharetta, GA	January 1, 2002
Residence Inn in Cottonwood, UT	January 1, 2002
TownePlace Suites in Tewksbury, MA	January 1, 2002
TownePlace Suites in Mt. Laurel, NJ	January 1, 2002
TownePlace Suites in Scarborough, ME	January 1, 2002
Courtyard in Orland Park, KS	January 1, 2002
SpringHill Suites in Durham, NC	January 1, 2002
SpringHill Suites in Centreville, VA	January 1, 2002
SpringHill Suites in Charlotte, NC	January 1, 2002
Residence Inn in Gwinnett, GA	January 1, 2002
Residence Inn in Buckhead, GA	January 1, 2002

(7)	Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $13.6 million and $5.3 million for the year ended December 31, 2002, and the nine months ended September 30, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

The following presents the amount of land, building and FF&E for each of the other pro forma Properties (in thousands):

	Land	Building	FF&E
TownePlace Suites Manhattan Beach, CA	1,748	11,886	616
SpringHill Suites Plymouth Meeting, PA	1,846	23,917	1,237
SpringHill Suites Manhattan Beach, CA	2,680	16,322	998
Courtyard Newark, CA	1,760	20,216	3,524
Residence Inn Newark, CA	1,697	21,802	3,801
Courtyard Basking Ridge, NJ	3,628	31,987	1,885
Marriott Bridgewater, NJ	1,046	55,247	5,207
Hyatt Regency Coral Gables Miami, FL	5,195	29,624	3,580
JW Marriott New Orleans, LA*	9,802	78,410	9,801
Seattle Waterfront Marriott Seattle, WA	12,037	74,033	7,242
Marriott Plano, TX*	5,886	47,089	5,886
Marriott BWI Baltimore, MD*	7,060	56,484	7,061
Courtyard Arlington, VA*	3,581	28,651	3,582
Montreal Property, Montreal, Canada*	5,639	45,110	5,638
* Amounts are estimated values

(8)	Represents estimated interest incurred on new borrowings (other than for the RFS Transaction) for existing and pending Properties for the period from when the Properties or loans were acquired at the beginning of the Pro Forma by the Company through the end of the Pro Forma Period at a weighted average interest rate of approximately 6.5 percent.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(9)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year and nine months ended December 31, 2002 and September 30, 2003. As a result of receipt of gross proceeds from the sale of shares, through November 24, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma Properties and other investments described in Notes above.

(10)	Represents adjustment to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary formed in February 2003 in which the Company owns a 75% interest, for the Pro Forma Period. This subsidiary is not currently consolidated due to the significance of the rights and obligations held by the Company’s joint venture partners. The following information represents historical information for the year ended December 31, 2002 and the nine months ended September 30, 2003 (in thousands):

	December 31, 2002	September 30, 2003
Revenues:
Hotel revenues	$138,105	$ 7,714
Expenses:
Hotel expense	101,619	5,292
Depreciation	13,495	911
Interest	13,419	1,875

Net income (loss)	9,572	(364)
Ownership percentage	75.00%	75.00%

Equity in earnings (loss)	$ 7,179	$ (273)

(11)	Represents adjustment to equity in loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. This subsidiary is not currently consolidated due to the significance of the rights and obligations held by the Company’s joint venture partners. The following information represents historical information for the Hampton Inn in Houston for the period from January 1, 2002 through the date of acquisition in September 2002 (in thousands):

Revenues:
Hotel revenues	$ 3,419
Expenses:
Hotel expense	2,798
Depreciation	332
Interest	484

Net loss	(195)
Ownership percentage	85.00%

Equity in loss	$ (166)

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(12)	Represents adjustment to equity in loss of the San Francisco Joint Venture, an unconsolidated subsidiary formed in September 2002 in which the Company owns a 50% interest, for the Pro Forma Period. This subsidiary is not currently consolidated in the Unaudited Pro Forma Consolidated Balance Sheet because the Company does not have sole majority control over the operations of the joint venture. The following information represents historical information for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues	$ 5,938
Expenses:
Hotel expense	3,995
Depreciation	1,289
Interest	1,797

Net loss	(1,143)
Ownership percentage	50.00%

Equity in loss	$ (572)

(13)	Represents adjustments to equity in earnings/loss of the Hyatt Dearborn Joint Venture, an unconsolidated subsidiary formed in August 2003 in which the Company owns an 85% interest during the Pro Forma Period. This subsidiary is not currently consolidated due to the significance of the rights and obligations held by the Company’s joint venture partners. The following information represents historical information for the Hyatt Dearborn Joint Venture for the year ended December 31, 2002 and the nine months ended September 30, 2003 (in thousands):

	December 31, 2002	September 30, 2003
Revenues:
Hotel revenues	$35,426	$ 21,762
Expenses:
Hotel expense	27,933	17,743
Depreciation	2,361	1,567
Interest	1,934	1,266

Net income (loss)	3,198	1,186
Ownership percentage	85%	85%

Equity in earnings (loss)	$ 2,718	$ 1,008

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(14)	Represents adjustments to equity in earnings of the Del Coronado Joint Venture, an unconsolidated subsidiary in which the Company is expected to own a 70% interest during the Pro Forma Period. This subsidiary is not currently consolidated due to the significance of the rights and obligations held by the Company’s joint venture partners. The following information represents historical information for the Property owned by the Del Coronado Joint Venture for the year ended December 31, 2002 and the nine months ended September 30, 2003 (in thousands):

	December 31, 2002	September 30, 2003
Revenues:
Hotel revenues	$108,814	$89,980
Expenses:
Hotel expense	77,063	60,968
Depreciation	13,256	9,943
Interest	16,200	12,150

Net income	2,295	6,919
Ownership percentage	70%	70%

Equity in earnings	$ 1,606	$ 4,843

(15)	Represents adjustments to equity in earnings of the Hilton 3 Partnership, an unconsolidated subsidiary in which the Company is expected to own a 75% interest during the Pro Forma Period. This subsidiary is not currently consolidated due to the significance of the rights and obligations held by the Company’s joint venture partners. The following information represents historical information for the Property owned by the Hilton 3 Partnership for the year ended December 31, 2002 and the nine months ended September 30, 2003 (in thousands):

	December 31, 2002	September 30, 2003
Revenues:
Hotel revenues	$72,222	$56,744
Expenses:
Hotel expense	56,437	38,968
Depreciation	7,413	5,560
Interest	6,996	5,247

Net income	1,376	6,969
Ownership percentage	75%	75%

Equity in earnings	$ 1,032	$ 5,227

(16)	Represents the Company’s 10.5 percent preferred return on its $15.0 million investment and assumed $10.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(17)	Represents an adjustment to conform the RFS presentation to the accounting policies of the Company, as the Company did not early adopt Statement of Financial Accounting Standards, No. 145 (“SFAS 145”), “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Operations since extraordinary items are generally not included for pro forma purposes.

(18)	Adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Hotel properties, less accumulated depreciation of $91,212 and $56,408, respectively	$1,980,135	$988,646
Investment in unconsolidated subsidiaries	344,006	202,554
Real estate held for sale	36,796	—
Cash and cash equivalents	33,524	48,993
Restricted cash	40,100	18,822
Receivables	26,540	11,382
Due from related parties	5,300	3,164
Prepaid expenses and other assets	58,215	25,177
Loan costs, less accumulated amortization of $3,566 and $2,180, respectively	10,373	5,122
Deferred income taxes, less valuation allowance of $4,566 in 2003	26,575	—

	$2,561,564	$1,303,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages payable and accrued interest	$574,342	$207,206
Other notes payable	225,237	29,739
Line of credit	96,994	24,079
Accounts payable and accrued expenses	48,242	9,256
Other liabilities	9,553	5,632
Distributions payable	95	106
Due to related parties	2,072	2,460
Security deposits	12,166	12,883

Total liabilities	968,701	291,361
Commitments and contingencies
Stockholders’ equity:
Preferred stock, without par value. Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share. Authorized and unissued 63,000 shares	—	—
Common stock, $.01 par value per share. Authorized 450,000 shares; issued 201,322 and 126,802 shares, respectively; outstanding 199,918 and 126,030 shares, respectively	2,000	1,260
Capital in excess of par value	1,781,203	1,115,745
Accumulated distributions in excess of net earnings	(184,819)	(98,366)
Accumulated other comprehensive loss	(4,008)	(4,316)
Minority interest distributions in excess of contributions and accumulated earnings	(1,513)	(1,824)

Total stockholders’ equity	1,592,863	1,012,499

	$2,561,564	$1,303,860

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Hotel revenues:
Room	$74,568	$32,522	$141,909	$62,221
Food and beverage	9,948	3,765	20,828	5,235
Other hotel operating departments	2,978	1,361	5,282	2,719
Rental income from operating leases	9,350	7,249	25,078	29,289
FF&E reserve income	850	1,063	2,583	3,440
Interest and other income	9,638	316	17,169	2,825

	107,332	46,276	212,849	105,729

Expenses:
Hotel expenses:
Room	17,548	5,939	32,692	14,578
Food and beverage	8,588	2,937	17,006	4,080
Other hotel operating departments	1,490	833	2,785	1,279
Property operations	23,591	10,380	40,977	16,383
Repairs and maintenance	4,411	1,418	8,318	2,090
Hotel management fees	2,727	1,509	6,172	2,884
Sales and marketing	5,512	2,766	10,973	4,288
Interest and loan cost amortization	14,764	4,669	25,670	13,828
General operating and administrative	3,565	1,333	7,972	4,118
Asset management fees to related party	3,178	1,744	8,161	4,819
Depreciation and amortization	17,003	7,415	34,804	20,306

	102,377	40,943	195,530	88,653

Income before equity in loss of unconsolidated subsidiaries and minority interests	4,955	5,333	17,319	17,076
Equity in loss of unconsolidated subsidiaries	(10,960)	(2,927)	(15,802)	(6,129)
Minority interests	(57)	(63)	(159)	(196)

Income (loss) from continuing operations	(6,062)	2,343	1,358	10,751

Discontinued operations:
Income (loss) from discontinued operations, net	774	—	774	—

Net earnings (loss)	$(5,288)	$2,343	$2,132	$10,751

Earnings (loss) per share of common stock (basic and diluted):
Continuing operations	$(0.03)	$0.02	$0.01	$0.12
Discontinued operations	—	—	—	—

	$(0.03)	$0.02	$0.01	$0.12

Weighted average number of shares of common stock outstanding:
Basic and diluted	181,941	100,749	156,647	90,622

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Nine Months Ended September 30, 2003 and Year Ended December 31, 2002
(UNAUDITED) (in thousands, except per share data)

	Common Stock
				Accumulated distributions in excess of net earnings	Accumulated other comprehensive loss	Minority interest distributions in excess of contr. and accum. earnings
	Number of shares	Par value	Capital in excess of par value				Total	Comprehensive income
Balance at December 31, 2001	77,358	$773	$681,152	$(39,959)	$(1,190)	$(2,900)	$637,876	$—
Subscriptions received for common stock through public offerings and distribution reinvestment plan	48,911	489	488,622	—	—	—	489,111	—
Retirement of common stock	(239)	(2)	(2,389)	—	—	—	(2,391)	—
Stock issuance costs	—	—	(51,640)	—	—		(51,640)
Net earnings	—	—	—	15,810	—		15,810	15,810
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	1,076	1,076	—
Current period adjustments to recognize changes in value of cash flow hedges of equity investees	—	—	—	—	(3,126)	—	(3,126)	(3,126)

Total comprehensive income	—	—	—	—	—	—	—	$12,684

Distributions declared and paid ($.78 per share)	—	—	—	(74,217)	—	—	(74,217)

Balance at December 30, 2002	126,030	$1,260	$1,115,745	$(98,366)	$(4,316)	$(1,824)	$1,012,499

See accompanying notes to condensed consolidated financial statements.

	Common Stock					Minority interest distributions in excess of contr. and accum. earnings
				Accumulated distributions in excess of net earnings	Accumulated other comprehensive loss
	Number of Shares	Par value	Capital in excess of par value				Total	Comprehensive income
Balance at December 31, 2002	126,030	$1,260	$1,115,745	$(98,366)	$(4,316)	$(1,824)	$1,012,499	$—
Subscriptions received for common stock through public offerings and distribution reinvestment plan	74,322	744	742,472	—	—	—	743,216	—
Retirement of common stock	(434)	(4)	(4,327)	—	—	—	(4,331)	—
Stock issuance costs	—	—	(72,687)	—	—	—	(72,687)	—
Net earnings	—	—	—	2,132	—	—	2,132	2,132
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	311	311	—
Current period adjustments to recognize changes in value of cash flow hedges of equity investees	—	—	—	—	308	—	308	308

Total comprehensive income	—	—	—	—	—	—	—	$2,440

Distributions declared and paid ($.58 per share)	—	—	—	(88,585)	—	—	(88,585)

Balance at September 30, 2003	199,918	$2,000	$1,781,203	$(184,819)	$(4,008)	$(1,513)	$1,592,863

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2003	2002
Net cash provided by operating activities	$72,833	$50,648

Cash flows from investing activities:
Additions to land, buildings and equipment on operating leases	(347,856)	(181,242)
RFS Merger	(464,160)	—
Investment in unconsolidated subsidiaries	(90,292)	(42,007)
Deposit on real estate assets and other investments	(30,977)	(8,104)
Increase in restricted cash	(12,209)	(5,554)
Decrease (increase) in other assets	6,463	(17,654)

Net cash used in investing activities	(939,031)	(254,561)

Cash flows from financing activities:
Proceeds from mortgage loans	131,630	—
Principal payments on mortgage loans	(1,886)	(1,093)
Net proceeds (reduction) of other notes payable	71,837	(31,519)
Draw on line of credit	72,915	16,652
Subscriptions received from stockholders	743,216	327,357
Distributions to stockholders	(88,585)	(51,812)
Distributions to minority interest	(287)	(308)
Retirement of common stock	(4,331)	(2,417)
Payment of stock issuance costs	(72,687)	(33,294)
Payment of loan costs	(1,093)	(804)

Net cash provided by financing activities	850,729	222,762

Net increase (decrease) in cash and cash equivalents	(15,469)	18,849
Cash and cash equivalents at beginning of period	48,993	44,825

Cash and cash equivalents at end of period	$33,524	$63,674

See accompanying notes to condensed consolidated financial statements

	Nine Months Ended September 30,
	2003	2002
Supplemental schedule of non-cash investing activities:
RFS Merger transaction (see Note 13, "RFS Merger"):
Purchase accounting:
Assets Acquired:
Cash and cash equivalents	$5,612	$—
Restricted cash	9,069	—
Accounts receivable	5,442	—
Loan costs	5,544	—
Prepaid expenses and other assets	8,595	—
Deferred tax asset	26,048	—
Hotel properties	711,809	—

Total	$772,119	$—

Liabilities assumed:
Accounts payable and accrued expenses	$23,207	$—
Mortgages payable	160,731	—
Other notes payable	124,021	—

Total	$307,959	$—

Net assets acquired	$464,160	—

Net of Cash	$458,548	$—

Hotel Properties acquired as a result of the RFS transaction (see Note 13, "RFS Merger") classified as Real Estate Held for Sale	$36,796	$—

Contribution of one hotel Property to an unconsolidated joint venture	$72,180	$—

Amounts incurred but not paid for construction in progress	$3,282	$886

Supplemental schedule of non-cash financing activities:
Distributions declared but not paid to minority interest	$96	$95

Reduction in tax incremental financing note through tax payments by tenant	$360	$74

Loan costs capitalized to construction in progress	$52	$61

Assumption of loan with Crestline lease assumption	$—	$3,576

Loans assumed as a result of the acquisition of hotel Properties	$75,571	$—

See accompanying notes to condensed consolidated financial statements

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(in thousands)

1. Organization:

        CNL Hospitality Properties, Inc. (the "Company") was organized pursuant to the laws of the State of Maryland on June 12, 1996. As of September 30, 2003, the terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, CNL Hotel Investors, Inc., CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL Hotel MI-4, LP, CNL Foothill Hotel Partnership, LP, CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Hotel RI Orlando, Ltd., CNL Hotel CY-Weston, Ltd., CNL Hotel CY-Edison, LP, CNL Tampa International Hotel, LP, RFS Partnership, LP, RFS Financing Partnership, LP, RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, RFS SPE 2000 LLC, RFS SPE2 2000 LLC, RFS Financing Partnership II, LP, Wharf Associates and each of their wholly owned subsidiaries. Various other wholly owned subsidiaries are utilized to hold or develop hotel properties. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT") and is engaged in the acquisition, development and ownership of hotel properties ("Properties"). The Company has contracted with CNL Hospitality Corp. (its "Advisor") to conduct the day-to-day operations of its business.

        On July 10, 2003, the Company completed the acquisition of RFS Hotel Investors, Inc. and RFS Partnership, LP (collectively, “RFS”) for approximately $383 million in cash ($12.35 per share) and the assumption of approximately $409 million in liabilities including transaction and severance costs which are expected to total approximately $55 million. In connection with this transaction, the Company obtained interests in 57 Properties. See Note 13, "RFS Merger" for additional information related to this transaction.

        As of September 30, 2003 the Company owned interests in 126 Properties. The Company leases most of its Properties to wholly owned taxable REIT subsidiary ("TRS”) entities and contracts with third-party hotel management companies to operate these Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations. Interests in 21 Properties are owned through various partnerships and are generally leased to wholly owned TRS entities of the partnerships. Other Properties are leased on a triple-net basis to unrelated third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party hotel managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage. See Note, 15, "Credit Enhancements," for additional information on credit enhancements.

2. Summary of Significant Accounting Policies:

        Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim period presented. The accompanying condensed consolidated financial statements include managements current best estimates of all costs incurred related to the acquisition of RFS. It is possible that these estimates may change and affect the purchase accounting related to this acquisition, although no significant revisions are anticipated. Operating results for the quarter ended and nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts as of December 31, 2002, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2002.

        Principles of Consolidation—The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc. and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

        Reclassification—Certain items in the prior year’s consolidated financial statements have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on stockholders’ equity or net earnings.

        Income Taxes—Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations.

        The Company accounts for federal and state income taxes with respect to its TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

        Segment Information—The Company derives all significant revenues from a single line of business, hotel real estate ownership and operation.

        Recent Accounting Pronouncements—In January 2003, the Financial Accounting Standards Board ("FASB”) issued FASB Interpretation No. 46 ("FIN 46”), "Consolidation of Variable Interest Entities". FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. The consolidation requirements of FIN 46 initially applied immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. Effective October 8, 2003, the FASB deferred implementation of FIN 46 prospectively to reporting periods ending after December 15, 2003. As of September 30, 2003, the Company is evaluating the effect of FIN 46 on its unconsolidated subsidiaries. Under the terms of some or all of the Company’s unconsolidated subsidiaries’ formation agreements, the Company is required to fund its pro rata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on CNL Plaza, Ltd. (see Note 13, "Commitments and Contingencies”). These or other variable interests could result in the consolidation of one or more unconsolidated subsidiaries or other investments upon implementation of FIN 46.

        In May 2003, the FASB issued FASB Statement No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FASB 150”). FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. FASB 150 requires that minority interests for majority owned finite lived entities be classified as a liability and recorded at fair market value. Effective October 29, 2003, the FASB deferred implementation of FASB 150, as it applies to minority interests of finite lived Partnerships. The Company adopted FAS 150 in the quarter ended September 30, 2003, except as it applies to minority interest, and it did not have a material impact on the Company’s results of operations.

3. Hotel Properties:

        In addition to the interests in the Properties acquired as a result of the RFS Merger discussed in Note 13, "RFS Merger", during the nine months ended September 30, 2003, the Company acquired the following Properties (in thousands):

Brand Affiliation	Property Location	Date of Acquisition	Purchase Price
Hyatt	Miami, FL	February 20, 2003	$35,800
JW Marriott	New Orleans, LA	April 21, 2003	92,500
Marriott*	Seattle, WA	May 23, 2003	88,900
Marriott	Plano, TX	August 15, 2003	55,550
Marriott	Baltimore, MD	August 29, 2003	69,000
Courtyard by Marriott	Arlington, VA	August 29, 2003	35,000

*
Newly constructed

        All of the above listed Properties are leased to TRS entities of the Company and are operated by third-party managers. The Properties were recorded at cost, which was allocated between land, building, and equipment based on replacement cost using appraisal data. Hotel operating assets, liabilities, and any related intangible assets are also recorded based on their fair values. The results of operations of the Properties since the date of acquisition are included in the consolidated results of operations.

        Additionally, the Company is currently developing one hotel in California and another hotel in Florida, which are expected to be completed in January 2004 and June 2004, respectively. Construction in progress of approximately $16.3 million and approximately $0.9 million are included in hotel Properties in the accompanying condensed consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively. These Properties are expected to be leased to TRS entities of the Company and managed by a subsidiary of Marriott International, Inc. ("Marriott”).

        The following presents unaudited estimated pro forma results of operations of the Company as if the Properties were owned during the entire period for the nine months ended September 30, 2003 and

2002 excluding the effect of the RFS Merger (see Note 13 "RFS Merger”)(in thousands, except per share data):

	2003	2002
Revenues	$250,192	$175,719
Expenses	232,715	154,680
Net earnings	2,339	14,714
Basic and diluted earnings per share	0.01	0.12
Weighted average number of common shares outstanding—basic and diluted	187,809	122,260

4. Investments in Unconsolidated Subsidiaries:

Hilton 2 Partnership

        On February 20, 2003, the Company contributed a Doubletree hotel located in Arlington, Virginia, which was originally acquired in December 2002, and Hilton Hotels Corporation ("Hilton”) conveyed a Hilton hotel located in Rye, New York, to an existing partnership in which the Company owns 75 percent and Hilton owns 25 percent (the "Hilton 2 Partnership”). Simultaneously, the Hilton 2 Partnership acquired three Embassy Suites Properties (one each located in Orlando, Florida; Arlington, Virginia; and Santa Clara, California) for a purchase price of $104.5 million. At the time of these transactions, the Hilton 2 Partnership obtained term financing of $145 million, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity. The Hilton 2 Partnership plans to make improvements at certain of its Properties for an estimated $20 million over the next two years. As of September 30, 2003, the Company had contributed approximately $119.3 million for its 75 percent interest in this partnership.

Hersha Partnership

        On February 25, 2003, the Company and a subsidiary of Hersha Hospitality Trust ("Hersha”) formed a partnership (the "Hersha Partnership”) of which the Company owns a 66.67 percent interest and Hersha owns a 33.33 percent interest. In August 2003, Hersha Partnership acquired a newly constructed Property in Manhattan, New York (the "Hampton Inn Chelsea-Manhattan Property”), which was owned by a trustee of Hersha and was valued at approximately $28 million. The partnership assumed a construction mini-permanent loan totaling $15.9 million to finance the purchase of this Property. The loan bears interest at LIBOR plus 3.5 percent per annum (4.62 percent as of September 30, 2003) and requires monthly payments of interest only for the first year and payments of interest plus principal in the amount of $15,000 starting in the 13th month through maturity in August 2006. As of September 30, 2003, the Company had contributed approximately $8.1 million for its 66.67 percent interest in this partnership.

Exxon Mobil Travel Guide

        CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest through its interest in EMTG, LLC, has engaged Dustin/Massagli LLC, a company in which one of the Company’s directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership through its interest in CTM Partners, LLC. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

Dearborn Partnership

        In August 2003, the Company acquired an interest in a partnership (the “Dearborn Partnership”) of which the Company owns an 85 percent interest and Ford Motor Land Development Corporation (“Ford”) owns a 15 percent interest. The Dearborn Partnership owns a Property in Dearborn, Michigan, which was owned by Ford and was valued at $65 million. As of September 30, 2003, the Company had contributed approximately $56 million for its 85 percent interest in this partnership.

        The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective entities may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of these other entities. Some of these unconsolidated subsidiaries may be consolidated with the financial statements of the Company in the future upon implementation of FIN 46 as discussed in Note 2.

        The following presents unaudited condensed financial information for these investments as of September 30, 2003 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	HT/CNL Metro Hotels, LP	Dearborn Hotel Partners, LP	Total
Hotel Properties	$263,426	$192,576	$220,676	$34,836	$78,516	$—	$—	$366,582	$28,396	$64,085	$1,249,093
Other assets	13,097	14,664	13,400	2,471	7,515	12,049	62,950	25,824	438	3,483	155,891
Mortgages and other notes payable	260,416	171,986	99,271	15,703	60,707	5,586	63,252	224,741	15,578	—	917,240
Other liabilities	16,812	11,776	5,538	811	6,063	626	1,048	11,408	1,144	1,523	56,749
Partners’ capital (deficit)	(705)	23,478	129,267	20,793	19,261	5,837	(1,350)	156,257	12,112	66,045	430,995
Difference between carrying amount of investment and Company’s share of partners’ capital	4,414	4,646	7,671	1,484	1,746	—	—	13,707	—	—	33,668
Company’s ownership interest at end of period	44.00%	49.00%	70.00%	85.00%	50.00%	31.25%	10.00%	75.00%	66.67%	85.00%

        The following presents condensed financial information for these investments as of December 31, 2002 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	HT/CNL Metro Hotels, LP*	Dearborn Hotel Partners, LP*	Total
Hotel Properties	$269,925	$198,140	$218,268	$35,073	$80,374	$—	$—	$122,493	$—	$—	$924,273
Other assets	20,543	22,091	9,439	2,995	3,733	12,623	63,735	5,291	—	—	140,450
Mortgages and other notes payable	230,176	157,798	100,000	15,909	57,160	2,247	64,061	78,650	—	—	706,001
Other liabilities	41,065	15,834	7,075	814	3,725	220	398	5,673	—	—	74,804
Partners’ capital (deficit)	19,227	46,599	120,632	21,345	23,222	10,156	(724)	43,461	—	—	283,918
Difference between carrying amount of investment and company’s share of partners’ capital	3,642	3,503	7,302	2,050	1,831	—	—	4,501	—	—	22,829
Company’s ownership interest at end of period	44.0%	49.0%	70.0%	85.0%	50.0%	31.25%	10.0%	75.0%	—	—

*
These entities were not formed until 2003 and therefore are not presented as of December 31, 2002.

        The following presents unaudited condensed financial information for these investments for the quarter ended September 30, 2003 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	HT/CNL Metro Hotels, LP	Dearborn Hotel Partners, LP	Total
Revenues	$12,161	$14,203	$14,708	$2,373	$3,673	$—	$2,620	$30,563	$401	$3,010	$83,712
Cost of sales	(8,359)	(5,603)	(6,573)	(661)	(1,212)	(1,628)	(808)	(13,605)	(236)	(1,608)	(40,293)
Expenses	(15,580)	(13,640)	(9,488)	(1,562)	(3,485)	(579)	(1,721)	(19,120)	(133)	(1,231)	(66,539)
Minority interest in loss	—	—	—	—	—	510	—	—	—	—	510

Net income (loss)	$(11,778)	$(5,040)	$(1,353)	$150	$(1,024)	$(1,697)	$91	$(2,162)	$32	$171	$(22,610)

Income (loss) allocable to the Company	$(5,182)	$(2,470)	$(947)	$128	$(512)	$(531)	$9	$(1,621)	$21	$145	$(10,960)

Other comprehensive inncome allocable to the Compan	$735	$—	$36	$—	$—	$—	$—	$—	$—	$—	$771

Company’s ownership interest at end of period	44.0%	49.0%	70.0%	85.0%	50.0%	31.25%	10.0%	75.0%	66.67%	85.0%

        The following presents unaudited condensed financial information for these investments for the quarter ended September 30, 2002 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP*	HT/CNL Metro Hotels, LP*	Dearborn Hotel Partners, LP*	Total
Revenues	$816	$12,415	$15,371	$1,891	$5,221	$610	$2,694	$—	$—	$—	$39,018
Cost of sales	(1,128)	(5,294)	(6,327)	(475)	(1,637)	(1,006)	(2,283)	—	—	—	(18,150)
Expenses	(1,811)	(11,199)	(9,114)	(1,033)	(4,049)	(1,156)	(332)	—	—	—	(28,694)
Minority interest in loss	—	—	—	—	—	737	—	—	—	—	737

Income (loss)	$(2,123)	$(4,078)	$(70)	$383	$(465)	$(815)	$79	$—	$—	$—	$(7,089)

Income (loss) allocable to the Company	$(774)	$(1,998)	$(49)	$325	$(233)	$(204)	$6	$—	$—	$—	$(2,927)

Other comprehensive (loss) allocable to the Company	$(1,759)	$—	$(118)	$—	$—	$—	$—	$—	$—	$—	$(1,877)

Company’s ownership interest at end of period	39.5%	49.0%	70.0%	85.0%	50.0%	25.00%	10.0%	—	—	—

*
These entities were not formed until 2003 and therefore are not presented for the quarter ended September 30, 2002.

        The following presents unaudited condensed financial information for these investments for the nine months ended September 30, 2003 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	HT/CNL Metro Hotels, LP	Dearborn Hotel Partners, LP	Total
Revenues	$64,944	$41,469	$46,637	$7,214	$10,950	$1,894	$7,958	$91,433	$401	$3,010	$275,910
Cost of sales	(30,133)	(16,605)	(19,810)	(1,916)	(3,650)	(6,126)	(2,466)	(38,713)	(236)	(1,608)	(121,263)
Expenses	(49,468)	(40,674)	(27,367)	(4,777)	(10,316)	(1,984)	(5,215)	(51,199)	(133)	(1,231)	(192,364)
Minority interest in loss	—	—	—	—	—	1,423	—	—	—	—	1,423

	$(14,657)	$(15,810)	$(540)	$521	$(3,016)	$(4,793)	$277	$1,521	$32	$171	$(36,294)

Income (loss) allocable to the Company	$(6,449)	$(7,747)	$(378)	$443	$(1,508)	$(1,498)	$28	$1,141	$21	$145	$(15,802)

Other comprehensive income allocable to the Company	$275	$—	$33	$—	$—	$—	$—	$—	$—	$—	$308

Company’s ownership interest at end of period	44.0%	49.0%	70.0%	85.0%	50.0%	31.25%	10.0%	75.0%	66.67%	85.0%

        The following presents unaudited condensed financial information for these investments for the nine months ended September 30, 2002 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP*	HT/CNL Metro Hotels, LP*	Dearborn Hotel Partners, LP*	Total
Revenues	$3,324	$34,523	$47,707	$4,640	$5,221	$1,410	$3,591	$—	$—	$—	$100,416
Cost of sales	(2,610)	(14,856)	(19,381)	(1,235)	(1,637)	(2,693)	(2,552)	—	—	—	(44,964)
Expenses	(5,073)	(30,205)	(26,859)	(2,638)	(4,049)	(1,994)	(982)	—	—	—	(71,800)
Minority interest in loss	—	—	—	—	—	737	—	—	—	—	737

	$(4,359)	$(10,538)	$1,467	$767	$(465)	$(2,540)	$57	$—	$—	$—	$(15,611)

Income (loss) allocable to the Company	$(1,720)	$(5,164)	$1,027	$590	$(233)	$(635)	$6	$—	$—	$—	$(6,129)

Other comprehensive (loss) allocable to the Company	$(2,553)	$—	$(533)	$—	$—	$—	$—	$—	$—	$—	$(3,086)

Company’s ownership interest at end of period	39.5%	49.0%	70.0%	85.0%	50.0%	25.00%	10.0%	—	—	—

*
These entities were not formed until 2003 and therefore are not presented for the nine months ended September 30, 2002.

        The difference between the carrying amount of the investments in the above entities and the Company’s share of partners’ capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years, the estimated weighted average depreciable lives of the Company’s hotel Properties.

        The Company is generally entitled to receive cash distributions in proportion to its ownership interest in each partnership. During the nine months ended September 30, 2003 and 2002, the Company recorded the following distributions, which reduce the carrying value of the investment (in thousands):

	September 30,
	2003	2002
Desert Ridge Resort Partners, LLC	$2,162	$724
WB Resort Partners, LP	3,582	2,928
CNL HHC Partners, LP	—	4,620
CNL IHC Partners, LP	667	567
CY-SF Hotel Parent, LP	973	388
CNL HHC Partners II, LP	4,028	—

	$11,412	$9,227

5. Discontinued Operations:

        The Company accounts for certain revenues and expenses as originating from discontinued operations pursuant to FASB Statement No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FASB 144”). FASB 144 requires that sales of real estate, or the identification of a real estate asset as held for sale, be treated as discontinued operations. Any gain or loss from such disposition, and any income or expenses associated with real estate assets held for sale, are included in the income statement as discontinued operations. In connection with the RFS transaction in July 2003, the Company decided to sell six non-strategic hotel Properties from the former RFS portfolio (see Note 13, “RFS Merger”), and therefore, these Properties were classified as real estate held for sale as of September 30, 2003.

        The financial results for these hotel Properties are reflected as discontinued operations in the accompanying condensed consolidated financial statements. The operating results of discontinued operations are as follows for the quarter and nine months ended September 30 (in thousands):

2003
Hotel revenues	$3,001
Hotel expenses	(2,178)
Asset management fees to related party	(49)

Income from discontinued operations	$774

6. Investments:

        On April 21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of Hersha Hospitality Limited Partnership (“HLP”). In addition, in connection with the acquisition of an interest in the Hampton Inn Chelsea-Manhattan Property, on August 29, 2003, the Company invested approximately $4 million in additional convertible preferred partnership units of HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and each of the current and any proposed investments in joint ventures with HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP declares dividends quarterly in arrears. The Company received approximately $263,000 during the quarter ended September 30, 2003, which related to the second quarter. During October 2003, the company received approximately $432,000 in distributions related to the third quarter.

7. Income Taxes

        As of September 30, 2003, the Company’s total deferred tax asset was approximately $31.1 with a valuation allowance of approximately $4.6 million. Prior to the RFS Merger (see Note 13, “RFS Merger”), the types of temporary differences between the tax basis of assets and liabilities and their GAAP financial statement reporting amounts were principally attributable to net operating losses at our TRS entities. The Company has never recorded this future potential benefit because its TRS subsidiaries do not have sufficient historical earnings on which to base a potential future benefit. Upon the acquisition of RFS the Company obtained additional deferred tax assets, which as of September 30, 2003, amounted to approximately $27.9 million with a valuation allowance of approximately $1.3 million. The majority of this amount relates to amortization of certain lease termination costs with the remainder due to net operating losses at RFS’s TRS entities. The deferred tax assets of the RFS TRS entities are not available to offset taxable income for the Company’s existing TRS subsidiaries and, likewise, the deferred tax assets of the existing TRS entities are not available to offset taxable income of the RFS TRS entities.

8. Indebtedness:

        Indebtedness consisted of the following at (in thousands):

	September 30, 2003	December 31, 2002
Mortgages payable and accrued interest	$574,342	$207,206
Construction loan facilities	34,386	21,280
Tax incremental financing note	8,098	8,459
Secured notes	81,753	—
Bridge loan	101,000	—
Line of credit	96,994	24,079

	$896,573	$261,024

        In connection with the RFS Merger (see Note 13, "RFS Merger”), the Company obtained a bridge loan (the “Bridge Loan”) in the amount of approximately $101 million. The Bridge Loan requires monthly payments of interest only. Interest is incurred at an annual rate equal to the average British Bankers Association Interest Settlement Rate for Deposits in Dollars with a term equivalent to one month (the “Eurodollar Rate”) plus 3% (the “Applicable Rate”). The Eurodollar Rate on the date of closing was 1.05%. The Applicable Rate increased by 0.5% on November 7, 2003, and will continue to do so on the last day of each subsequent three-month period thereafter. Amounts borrowed under the Bridge Loan and any interest accrued thereon, is due and payable by the Company no later than January 10, 2004.

9. Distributions:

        For the nine months ended September 30, 2003 and 2002, approximately 35 percent and 60 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 65 percent and 40 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2003 or 2002 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

10. Related Party Transactions:

        Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer for the Company’s equity offerings, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company’s assets.

        Amounts incurred relating to these transactions with affiliates were as follows for the nine months ended September 30 (in thousands):

	2003	2002
CNL Securities Corp.:
Selling commissions*	$54,897	$24,637
Marketing support fee and due diligence reimbursements*	3,716	1,639

	58,613	26,276

Advisor and its affiliates:
Acquisition fees	47,417	17,728
Development fees	1,968	3,394
Asset management fees	8,410	4,819

	57,795	25,941

	$116,408	$52,217

*
The majority of these commissions, fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

        Of these amounts, approximately $2.1 million and $2.5 million are included in due to related parties in the accompanying consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively. The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30 (in thousands):

	2003	2002
Stock issuance costs	$3,660	$2,246
General operating and administrative expenses	1,453	953

	$5,113	$3,199

        The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were approximately $29.1 million and $14.9 million at September 30, 2003 and December 31, 2002, respectively.

        CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest which owns EMTG, LLC, has engaged Dustin/Massagli LLC, a company in which one of the Company’s directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

        The Company owns a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

11. Concentration of Credit Risk:

        A significant portion of the Company’s rental income and hotel revenues were earned from Properties operating as various Marriott and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, poor performance by the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes this risk may be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

12. Stockholders’ Equity:

        On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “Commission”) in connection with the proposed sale by the Company of up to 175 million shares of common stock at $10 per share ($1.75 billion) (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the Company’s fourth public offering on February 4, 2003. Of the 175 million shares of common stock offered pursuant to the 2003 Offering, up to 25 million shares are available to stockholders purchasing shares through the Company’s reinvestment plan. On July 23, 2003, the Company filed a registration statement on Form S-11 with the Commission in connection with the proposed sale by the Company of up to 400 million shares of common stock at $10 per share ($4 billion) (the “2004 Offering”). Of the 400 million shares of common stock to be offered, up to 50 million are expected to be available to stockholders purchasing shares through the reinvestment plan. The Board of Directors expects to submit, for a vote of the stockholders at the next annual meeting of stockholders, a proposal to increase the number of authorized Shares of Common Stock of the Company from 450 million to one billion. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2004 Offering will be limited up to 142 million Shares. The 2004 Offering is expected to commence immediately following the termination of the 2003 Offering. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company’s equity offerings.

13. RFS Merger:

        On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT (“RFS”) and RFS Partnership, L.P. (“RFS OP”), for approximately $383 million in cash ($12.35 per share) and the assumption of approximately $409 million in liabilities including transaction and severance costs which are expected to total approximately $55 million. Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continues to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol “RFS.” The former assets of RFS are now held by subsidiaries of the Company. Upon closing of the transaction, in July 2003, the Company and its subsidiaries (which now include RFS OP) became responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million).

        The Company initially financed this transaction by using approximately $158 million from sales of common stock in its current offering, borrowing approximately $43 million under its line of credit (amount was subsequently repaid in November 2003), obtaining $50 million in permanent financing related to one of its Properties, obtaining an additional $81 million in permanent debt funding from an existing loan and obtaining a bridge loan of $101 million (the “RFS Bridge Loan”). On August 27, 2003, the Company borrowed temporarily an additional $88 million on the bridge loan which was repaid on September 30, 2003. A portion of these funds, approximately $44 million, were used to refinance temporarily former RFS debts, and the remaining $44 million was used by the Company to acquire additional Properties. The outstanding balance of the bridge loan is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its common stock through its offering. Previously, on May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS’s common stock at a price per share of $12.35.

        The following presents unaudited pro forma results of operations of the Company as if the RFS transaction had occurred as of January 1, 2002 (in thousands):

	September 30,
	2003	2002
Revenues	$348,068	$247,850
Expenses	340,776	246,898
Net Earnings	(7,846)	(5,473)
Basic and diluted earnings per share	(0.05)	(0.05)
Weighted average number of common shares outstanding—basic and diluted	157,307	112,550

        In connection with the RFS transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. One of the Properties is owned through a Partnership in which the Company owns a 75% interest (“Wharf Associates”). Brands under which these hotels are operated include Sheraton®, Residence Inn® by Marriott®, Hilton®, DoubleTree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®. This transaction has provided further brand and geographic diversification to the Company’s portfolio of hotels.

        Flagstone Hospitality Management LLC (“Flagstone”) previously managed 50 of the 57 hotel Properties. In October 2003, the Company began terminating both existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management and franchise licenses agreements with internationally recognized hotel managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by December 31, 2003.

14. Commitments and Contingencies:

        In connection with the RFS transaction discussed in Note 13, “RFS Merger,” on May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS’s directors and the Company. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS’s shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties due to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney’s fees, and rescissory damages. On July 1, 2003 the Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff’s motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Since that ruling, the Plaintiff has not aggressively prosecuted its claims. Based upon the information currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

        On August 26, 2002, Carmel Valley, LLC filed a lawsuit against RFS and certain of its subsidiaries in the Superior Court of the State of California for the County of San Diego. In connection with the RFS transaction, the Company has become a party to this lawsuit claiming damages relating to a dispute over a parcel of land located adjacent to one of its Properties. The Company has unsuccessfully attempted to mediate this case. At this time, management believes that the damages claimed against the Company lack sufficient factual support and will continue to vigorously defend the action. However, it is possible that losses could be incurred by the Company if the plaintiff ultimately prevails. The plaintiff is seeking monetary damages in an unspecified amount.

        From time to time the Company may be exposed to litigation arising from the operations of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

        As of September 30, 2003, the Company had an initial commitment to (i) complete construction on two Properties, with an estimated aggregate cost of approximately $64 million (ii) fund the remaining total of approximately $20 million for property improvements of several Properties owned through a joint venture, (iii) acquire two Properties for approximately $66 million, which are expected to be acquired through a joint venture, and (iv) fund furniture, fixture and equipment replacements as needed at the Company’s Properties. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on its revolving line of credit (the “Revolving LOC”) and permanent financing.

        The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to ten Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be the minimum rent. Additionally, if the conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties. There is no assurance that these conditions will be met or that these leases will be assumed.

        In November 2003, the Company expects to obtain new permanent financing totaling $175 million (consisting of two loans; one each for $130 million and $45 million), of which $101 million will be used to repay the RFS Bridge Loan. The loans are expected to bear interest at a blended rate of LIBOR plus 260 basis points per year (3.72 percent as of September 30, 2003). The Company is planning to pool 26 Properties as collateral for this loan.

15. Credit Enhancements:

        The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or “burn-off“ provisions over time. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on the Company’s operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company’s results of operations and its ability to pay distributions to stockholders may be affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

        Limited Rent Guarantees—Limited rent guarantees (“LRG”) are provided by hotel managers to the Company for certain Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the Company. The expiration of LRGs may result in the inability of the Company to collect the full amount of rent from its third party tenants. The following table summarizes the amounts and utilization of the LRGs which benefit the Company (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of LRG available as of December 31, 2002	$1,327	$—
Utilization during nine months ended September 30, 2003	(196)	—
Expirations during the nine months ended September 30, 2003	(1,131)	—

Amount of LRG available as of September 30, 2003	$—	$—

        Threshold Guarantees—Threshold guarantees (“TG”) are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Generally, each TG is available for a specific Property or pool of Properties. Funding under these guarantees is either recognized as other income, as a reduction in base management fees or as liabilities by the Company, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by the Company in the future. The expiration of TGs may result in a reduction of other income and cash flows derived from these Properties in future operating periods. The following table summarizes the amounts and utilization of the Company’s TGs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of TG available as of December 31, 2002	$37,871	$—
New TG obtained	20,900	—
Utilization during nine months ended September 30, 2003	(22,436)	—

Amount of TG available as of September 30, 2003	$36,335	$—

        During the nine months ended September 30, 2003 and 2002, the Company recognized approximately $12.5 million and $0 million, respectively, in other income and approximately $2.4 million and $0, respectively, as a reduction in base management fees as a result of TG amounts that were utilized. As of September 30, 2003 and December 31, 2002, the Company has $0.5 million and $0, respectively, recorded as other liabilities related to funding under its TGs. The repayment of TG fundings that have been recorded as other liabilities is expected to be paid from future operating cash flows in excess of minimum returns to the Company. Of the total remaining amounts available under the TGs approximately $5.2 million is subject to repayment provisions if utilized.

        For ten of the Company’s Properties leased to affiliates of Marriott, the TG funding was sent directly to the Company’s third-party tenant lessee, which in turn allows them to make periodic rental payments to the Company. The TG applicable to these Properties was fully utilized and expired in the third quarter of 2003. Rent payments for these Properties total $26.7 million for a calendar year. Out of the total amount of rental income from operating leases earned from these Properties approximately $7.3 million was funded from TGs during the nine months ended September 30, 2003. There is no guarantee that the Company will continue to receive scheduled rental payments for these Properties. There are certain circumstances whereby the Company may be required to assume the leases for these ten Properties (See Note 14, "Commitments and Contingencies”). If this occurs, the Company will be required to assume a liability for the TG funding that were previously paid to the third-party lessees. These amounts may be required to be paid back by the Company using the net operating income of these Properties in excess of a minimum return threshold to the Company. There is no guarantee that these leases will be assumed by the Company. On November 10, 2003, the Company entered into an agreement whereby the TG available for three of its Properties acquired in 2003 will be used to fund short falls in rental payments to the Company.

        Liquidity Facility Loans—Liquidity Facility Loans ("LFL”) are provided by hotel managers to the Company in order to guarantee a certain minimum distribution for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because the Company may be required to repay amounts funded. The expiration of LFLs for the Company’s Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company’s LFLs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of LFL available as of December 31, 2002	$4,867	$46,028
Utilization during nine months ended September 30, 2003	(3,061)	(22,087)

Amount of LFL available as of September 30, 2003	$1,806	$23,941

        As of September 30, 2003 and December 31, 2002, the Company had liabilities of approximately $8.5 million and $5.6 million, respectively, and the Company’s unconsolidated subsidiaries had liabilities of approximately $40.3 million and $23.9 million, respectively, from LFL fundings. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties in excess of minimum returns to the Company. The LFL for the Waikiki Beach Marriott Property, in which the Company owns a 49% joint venture interest, is expected to expire in the first quarter of 2004. As a result, the Company and its co-venturers may no longer receive cash distributions from this joint venture and may be required to make capital contributions to fund hotel operating shortfalls until the time that the operating performance of this Property improves. This may reduce cash flows available for distribution to the stockholders of the Company.

        Senior Loan Guarantees—Senior loan guarantees ("SLG”) are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded. The expiration of SLGs from Properties owned directly by the Company or through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries and may affect the Company’s ability to pay debt service. The following table summarizes the amounts and utilization of the Company’s SLGs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of SLG available as of December 31, 2002	$—	$21,098
Utilization during nine months ended September 30, 2003	—	(6,098)

Amount of SLG available as of September 30, 2003	$—	$15,000

        As of September 30, 2003 and December 31, 2002, the Company’s unconsolidated subsidiaries had liabilities of approximately $22.1 million and $8.5 million, respectively, from SLG funding. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties are in excess of minimum returns to the Company. The SLG for the Waikiki Beach Marriott Property expired in the third quarter of 2003. As a result, the Company and its co-venturers may be required to make capital contributions to fund debt service until the operations of the Property improve. This may reduce cash flows available for distribution to the stockholders of the Company.

16. Subsequent Events:

        During the period October 1, 2003 through November 3, 2003, the Company received subscription proceeds from its fifth public offering of approximately $144.7 million for approximately 14.5 million shares of common stock.

        On October 1, 2003 and November 1, 2003, the Company declared distributions to stockholders of record on October 1, 2003 and November 1, 2003, respectively, totaling approximately $12.9 million and $13.8 million, respectively, or $0.064583 per share, payable by December 31, 2003.

        During October 2003, the Company entered into a contract to acquire one hotel Property on Coronado Island, in California (the "Del Coronado Property”) for approximately $383 million. The Del Coronado Property is expected to be acquired through a joint venture in which the Company is expected to own a 70% equity interest. The Property is expected to be leased to a TRS and is expected to be managed by the Company’s joint venture partner. The acquisition of this Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied, or, if satisfied, that this Property will be acquired by the Company. The Del Coronado Property is currently subject to permanent financing of approximately $149 million which bears interest at a rate of 6.9% per year and matures on January 1, 2008. This loan is expected to be repaid at the time the Property is acquired. A portion of the acquisition is expected to be financed with the issuance of new permanent financing of up to $290 million. The new loan is expected to bear interest at LIBOR plus 285 basis points and have an initial term of three years. It is expected that the acquisition costs of the Property will include approximately $22 million in defeasance costs associated with the prepayment of the current loan.

        In November 2003, the Company repaid approximately $73 million of approximately $97 million borrowed under its Revolving LOC.

        On September 26, 2003, the Board of Directors (the "Board”) of the Company unanimously voted to increase the size of the Board by one member, for a total of six, and elected Robert E. Parsons, Jr. as an independent director. At the September 26, 2003 Board meeting, Mr. Parsons was also appointed to serve as a member of the Company’s Audit Committee.

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders

CNL Hospitality Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders’ equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Properties, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PRICEWATERHOUSECOOPERS, LLP

Orlando, Florida

February 21, 2003

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2002	2001
ASSETS
Land, buildings and equipment, less accumulated depreciation of $56,408 and $29,182, respectively	$988,646	$699,240
Investment in unconsolidated subsidiaries	202,554	135,271
Cash and cash equivalents	48,993	44,825
Restricted cash	18,822	8,493
Receivables	11,382	672
Due from related parties	3,164	2,006
Prepaid expenses and other assets	25,177	6,796
Loan costs, less accumulated amortization of $2,131 and $980, respectively	5,122	4,103

	$1,303,860	$901,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages payable and accrued interest	$207,206	$168,884
Other notes payable	29,739	57,572
Line of credit	24,079	7,500
Other liabilities	5,632	—
Accounts payable and accrued expenses	9,256	8,269
Distributions payable	106	88
Due to related parties	2,460	1,026
Security deposits	12,883	19,455
Rents paid in advance	—	736

Total liabilities	291,361	263,530

Commitments and contingencies

Stockholders’ equity:
Preferred stock, without par value. Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share. Authorized and unissued 63,000 shares	—	—
Common stock, $.01 par value per share. Authorized 450,000 and 150,000 shares, respectively; issued 126,802 and 77,891 shares, respectively; outstanding 126,030 and 77,358 shares, respectively	1,260	773
Capital in excess of par value	1,115,745	681,152
Accumulated distributions in excess of net earnings	(98,366)	(39,959)
Accumulated other comprehensive loss	(4,316)	(1,190)
Minority interest distributions in excess of contributions and accumulated earnings	(1,824)	(2,900)

Total stockholders’ equity	1,012,499	637,876

	$1,303,860	$901,406

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share data)

	Year Ended December 31,
	2002	2001	2000
Revenues:
Hotel revenues	$101,005	$1,151	$—
Rental income from operating leases	37,341	61,031	24,173
FF&E reserve income	4,236	5,787	2,509
Dividend income	—	—	2,780
Interest and other income	13,826	3,494	6,637

	156,408	71,463	36,099

Expenses:
Hotel expenses	65,601	1,516	—
Interest and loan cost amortization	18,330	14,653	2,384
General operating and administrative	5,667	4,648	1,977
Asset management fees to related parties	6,696	3,327	1,335
Depreciation and amortization	27,876	19,749	7,830

	124,170	43,893	13,526

Earnings before equity in loss of unconsolidated subsidiaries and minority interest	32,238	27,570	22,573
Equity in loss of unconsolidated subsidiaries	(16,164)	(7,093)	(387)
Minority interest	(264)	(1,149)	(1,516)

Net earnings	$15,810	$19,328	$20,670

Earnings per share of common stock:
Basic	$0.16	$0.30	$0.53

Diluted	$0.16	$0.30	$0.53

Weighted average number of shares of common stock outstanding:
Basic	97,874	64,458	38,698

Diluted	97,874	64,458	45,886

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

	Common Stock		Capital in excess of par value	Accumulated distributions in excess of net earnings	Accumulated other comprehensive loss	Minority interest distributions in excess of contr. and accum. earnings	Total
	Number of shares	Par value
Balance at December 31, 1999	28,903	$289	$256,232	$(3,466)	$—	$—	$253,055
Subscriptions received for common stock through public offerings and distribution reinvestment plan	20,368	203	203,480	—	—	—	203,683
Retirement of common stock	(269)	(2)	(2,501)	—	—	—	(2,503)
Stock issuance costs	—	—	(24,808)	—	—	—	(24,808)
Net earnings	—	—	—	20,670	—	—	20,670
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	(2,726)	(2,726)
Current period adjustments to recognize value of cash flow hedges of equity investees	—	—	—	—	—	—	—
Total comprehensive income	—	—	—	—	—	—	—
Distributions declared and paid ($.74 per share)	—	—	—	(28,082)	—	—	(28,082)

Balance at December 31, 2000	49,002	$490	$432,403	$(10,878)	$—	$(2,726)	$419,289

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

	Common Stock		Capital in excess of par value	Accumulated distributions in excess of net earnings	Accumulated other comprehensive loss	Minority interest distributions in excess of contr. and accum. earnings	Total	Comprehensive income
	Number of shares	Par value
Balance at December 31, 2000	49,002	$490	$432,403	$(10,878)	$—	$(2,726)	$419,289	$—
Subscriptions received for common stock through public offerings and distribution reinvestment plan	28,607	286	285,783	—	—	—	286,069	—
Retirement of common stock	(251)	(3)	(2,310)	—	—	—	(2,313)	—
Stock issuance costs	—	—	(34,724)	—	—	—	(34,724)	—
Net earnings	—	—	—	19,328	—	—	19,328	19,328
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	(174)	(174)	—
Current period adjustments to recognize value of cash flow hedges of equity investees	—	—	—	—	(1,190)	—	(1,190)	(1,190)

Total comprehensive income	—	—	—	—	—	—	—	$18,138

Distributions declared and paid ($.77 per share)	—	—	—	(48,409)	—	—	(48,409)

Balance at December 31, 2001	77,358	$773	$681,152	$(39,959)	$(1,190)	$(2,900)	$637,876

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data))

	Common Stock		Capital in excess of par value	Accumulated distributions in excess of net earnings	Accumulated other comprehensive loss	Minority interest distributions in excess of contr. and accum. earnings	Total	Comprehensive income
	Number of shares	Par value
Balance at December 31, 2001	77,358	$773	$681,152	$(39,959)	$(1,190)	$(2,900)	$637,876	$—
Subscriptions received for common stock through public offerings and distribution reinvestment plan	48,911	489	488,622	—	—	—	489,111	—
Retirement of common stock	(239)	(2)	(2,389)	—	—	—	(2,391)	—
Stock issuance costs	—	—	(51,640)	—	—	—	(51,640)	—
Net earnings	—	—	—	15,810	—	—	15,810	15,810
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	1,076	1,076	—
Current period adjustments to recognize value of cash flow hedges of equity investees	—	—	—	—	(3,126)	—	(3,126)	(3,126)

Total comprehensive income	—	—	—	—	—	—	—	$12,684

Distributions declared and paid ($.78 per share)	—	—	—	(74,217)	—	—	(74,217)

Balance at December 31, 2002	126,030	$1,260	$1,115,745	$(98,366)	$(4,316)	$(1,824)	$1,012,499

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Cash flows from operating activities:
Net earnings	$15,810	$19,328	$20,670
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	27,876	19,749	7,830
Amortization	1,151	1,181	66
Distributions from investment in unconsolidated subsidiaries, net of equity in earnings/losses	30,728	9,277	1,124
Minority interest	264	1,149	1,516
Changes in operating assets and liabilities:
Dividends receivable	—	—	1,216
Receivables	(10,710)	(257)	(813)
Due from related parties	(1,158)	—	—
Prepaid expenses	(623)	(23)	20
Accrued rental income	306	(8)	(124)
Accounts payable and accrued expenses	6,920	374	861
Due to related parties—operating expenses	1,434	(333)	361
Credit enhancements	2,056	—	—
Security deposits	(2,978)	4,036	10,377
Rents paid in advance	(736)	(1,536)	547

Net cash provided by operating activities	70,340	52,937	43,651

Cash flows from investing activities:
Additions to hotel Properties	(307,447)	(117,233)	(310,712)
Investment in unconsolidated subsidiaries	(95,026)	(129,033)	(10,174)
Acquisition of additional interest in
Hotel Investors, net of Hotel Investors’ cash	—	(32,884)	(17,873)
Deposit on Property and other investments	(10,300)	—	—
Increase in certificate of deposit	—	—	5,000
Increase in restricted cash	(10,329)	(5,230)	(2,988)
Increase (decrease) in other assets	(29,643)	(11,611)	2,510

Net cash used in investing activities	(452,745)	(295,991)	(334,237)

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Cash flows from financing activities:
Proceeds, net of repayments, from borrowings on line of credit	16,579	7,500	—
Payment of loan costs	(2,170)	(2,954)	(1,343)
Proceeds from mortgage loans and other notes payable	40,070	37,990	102,082
Principal payments on mortgage loans	(1,748)	(1,171)	—
Payments on other notes	(26,607)	—	—
Subscriptions received from stockholders	489,111	286,069	203,683
Distributions to stockholders	(74,217)	(48,409)	(28,082)
Due from related parties—offering expenses	—	(1,411)	—
Distributions to minority interest	(414)	(2,896)	(10,218)
Retirement of common stock	(2,391)	(2,313)	(2,503)
Payment of stock issuance costs	(51,640)	(34,724)	(24,808)

Net cash provided by financing activities	386,573	237,681	238,811

Net increase (decrease) in cash and cash equivalents	4,168	(5,373)	(51,775)

Cash and cash equivalents at beginning of year	44,825	50,198	101,973

Cash and cash equivalents at end of year	$48,993	$44,825	$50,198

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$16,854	$15,248	$1,802

Supplemental schedule of non-cash investing activities:
Amounts incurred but not paid for construction in progress	$668	$6,601	$833

Allocation of acquisition fees included in other assets to investment in hotel Properties and unconsolidated subsidiaries and operating leases	$21,879	$10,657	$16,182

Supplemental schedule of non-cash financing activities:
Non-cash reduction in TIF Note	$1,227	$—	$315

Assumption of other liabilities with Crestline lease assumption	$3,576	$—	$—

Distributions declared not paid to minority interest at year end	$106	$88	$1,089

See accompanying notes to consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

1.	Organization:

CNL Hospitality Properties, Inc., (the “Company”), was organized pursuant to the laws of the State of Maryland on June 12, 1996. The terms “Company” or “Registrant” include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, CNL Hotel Investors, Inc., CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL MI-4 Hotel, LP and each of their wholly owned subsidiaries. Various wholly owned subsidiaries are utilized to hold or develop hotel properties. The Company operates for federal income tax purposes as a real estate investment trust (a “REIT”) and is engaged in the acquisition and ownership of hotel properties (“Properties”).

The Company generally leases its Properties to wholly owned taxable REIT subsidiary (“TRS”) entities and contracts with third-party managers to operate the Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations. Other Properties are leased on a triple-net basis to unrelated third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. All of the Properties acquired in 2002 are, and Properties acquired in the future are generally expected to be, leased to the Company’s TRS entities. Additionally, several previously entered into third-party leases were assumed during 2002 and additional leases may be assumed by the Company in the future. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage.

2.	Summary of Significant Accounting Policies:

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

Lease Accounting—The Company leases its Properties primarily to wholly owned TRS entities and contracts with third-party managers to operate the Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations of the Company.

Other properties are leased to, and operated by, unrelated third-party tenants on a “triple-net” basis, whereby the tenant is generally responsible for all Property operating expenses, including property taxes, insurance, maintenance and repairs. Rental income from these operating leases is included in the Company’s consolidated results of operations for these Properties.

Third-party Property leases are accounted for using the operating method. When minimum lease payments vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term. Accrued rental income, included in other assets, represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled payments to date.

The Company’s leases also require the establishment of separate bank accounts for the replacement of furniture, fixtures, and equipment and routine capital items (“FF&E Accounts”). Deposits into the FF&E Accounts established for the Properties leased to third-party tenants are owned by the Company and have been reported as additional rent (“FF&E Reserve Revenue”) for the years ended December 31, 2002, 2001 and 2000. For the years ended December 31, 2002, 2001 and 2000, revenues from the FF&E Reserve Revenue totaled approximately $4,236, $5,787, and $2,509, respectively. For these Properties, the funds in the FF&E Accounts are maintained in a restricted cash account, funded by the tenant, which the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the Company. FF&E Reserve.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

2.	Summary of Significant Accounting Policies—Continued:

Revenue is not generated from Properties leased by TRS entities and operated by third-party managers; however, with respect to Properties leased by TRS entities, cash is restricted by the Company for the purposes stated above. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working condition and repair, the Company may make expenditures, in which case annual minimum rent and minimum returns are increased.

Hotel Properties—Hotel Properties are comprised of land, buildings, and equipment and are recorded at historical cost. The cost of improvements and betterments and any interest incurred during the construction or renovation periods for hotel construction projects are capitalized. Costs of repairs and maintenance are expensed as incurred. During the years ended December 31, 2002 and 2001, approximately $642 and $1,552 in interest was capitalized, respectively.

Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When the Properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected as income.

Impairment of Long-Lived Assets—Effective January 1, 2002 the Company adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

Investment in Unconsolidated Subsidiaries—Investments in unconsolidated subsidiaries are accounted for under the equity method of accounting since the decision making authority and control is shared. All major decisions are subject to approval of both parties concerning all aspects of the entities’ operations. In the event of a disagreement among the parties, binding arbitration is generally used to settle disagreements. At December 31, 2002, the difference between the Company’s carrying amount of its investments in unconsolidated subsidiaries and the underlying equity in the net assets of the subsidiaries was approximately $22,829 due to acquisition fees and expenses which have been allocated to the Company’s investment. These amounts are being amortized over the estimated lives of the buildings and equipment commencing when the hotel begins operations.

Cash and Cash Equivalents—The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value. Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment at the Company’s various hotel Properties. These amounts have been separately classified as restricted cash in the accompanying consolidated balance sheets. In addition, $1,000 has been restricted to be used for capital improvements on one Property.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

2.	Summary of Significant Accounting Policies—Continued:

Loan Costs—Loan costs incurred in connection with securing financing of the Company’s various acquisitions and developments have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

Earnings Per Share—Basic earnings per share (“EPS”) is calculated based upon the weighted average number of shares of common stock outstanding during each year, and diluted earnings per share is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares.

Reclassification—Certain items in the prior years’ consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on stockholders’ equity or net earnings.

Income Taxes—Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations.

The Company accounts for federal and state income taxes with respect to its TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Segment Information—The Company derives all significant revenues from a single line of business, hotel real estate ownership.

Recent Accounting Pronouncements—In January 2003, FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be considered by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Consolidation of variable interest entities will provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. As of December 31, 2002, the Company is evaluating the effect of FIN 46. It is reasonably possible that some or all of the unconsolidated subsidiaries in Note 4, “Investments in Unconsolidated Subsidiaries” may be required to be consolidated or may require additional disclosures when this interpretation becomes effective. See Note 4 for a discussion of the purpose, size, and activities of these entities. Under the terms of the entities’ formation agreements, the Company is required to fund its prorata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on CNL Plaza, Ltd.

In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

2.	Summary of Significant Accounting Policies—Continued:

assumes under that guarantee and must disclose that information in its interim and annual financial statements. The disclosure requirements of FIN 45 are effective for all fiscal years ending after December 15, 2002. The Company has implemented the interpretation for the year ended December 31, 2002, and all required disclosures have been included in these consolidated financial statements.

In June 2002, the FASB issued FASB Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement rescinds FASB Statement No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” and an amendment of that Statement, FASB Statement No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.” This statement also rescinds FASB Statement No. 44, “Accounting for Intangible Assets of Motor Carriers.” This statement amends FASB Statement No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement, excluding those related to the rescission of FASB Statement No. 4, did not have a significant impact on the financial position or results of operations of the Company. The provisions of this statement related to the rescission of FASB Statement No. 4 are not expected to have a significant impact on the financial position or results of operations of the Company.

Use of Estimates—Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Fair Value of Financial Instruments—The estimated fair value of cash and cash equivalents, accounts receivable and accounts payable, accrued expenses, and variable rate debt approximates carrying value because of short maturities. The estimated fair value of long-term borrowings approximates carrying value as interest rates on the borrowings approximate current market rates.

Derivative Instruments and Hedging Activities—Effective January 1, 2001, derivatives are recorded at fair value in the balance sheet. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they quality for hedging accounting treatment. The Company does not enter into or hold derivatives for trading or speculative purposes. The Company has invested in two partnerships, accounted for under the equity method, that have entered into interest rate hedges on variable rate debt. The Company’s partnerships have treated these hedges as cash flow hedges. At January 1, 2001, the fair value of the interest rate hedges was zero. The Company’s portion of the increased obligation under cash flow hedges reduced the carrying amount of the Company’s investment in unconsolidated subsidiaries by approximately $4,316 and has been reflected in accumulated other comprehensive loss as of December 31, 2002.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

2.	Summary of Significant Accounting Policies—Continued:

Advertising and Promotional Costs—The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included in hotel expense in the accompanying consolidated statement of operations. Advertising, promotional and marketing costs totaled $6,330 for the year ended December 31, 2002. No significant advertising, promotional and marketing costs were incurred in any prior years.

3.	Assumption of Third-Party Leases:

Western International Leases

Effective January 1, 2002, the Company took assignment of its leases with WI Hotel Leasing, LLC for seven hotel Properties. These Properties are being leased by a TRS of the Company and are managed by affiliates of Marriott International, Inc. (“Marriott”). The operations of these Properties have been reflected in the results of operations for the Company for the year ended December 31, 2002. The Company paid approximately $69 for this assignment.

Crestline MI-3 Leases

Effective June 28, 2002, the Company took assignment of its leases from CCCL Leasing, LLC, an affiliate of Crestline Capital Corporation, for nine hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Marriott. The operations of these Properties are reflected in the consolidated results of operations for the Company effective June 28, 2002. In connection with this transaction, CCCL Leasing, LLC gave up its claim to security deposits totaling approximately $4,000. Additionally, the Company assumed a liquidity facility loan of approximately $3,600 and paid approximately $25 in legal fees and other expenses. These transactions resulted in net other income of approximately $400 being recognized by the Company during the year ended December 31, 2002. See Note 13, “Commitments and Contingencies,” for a summary of the terms of the loan that was assumed by the Company.

Crestline Atlanta Leases

Effective June 30, 2002, the Company took assignment of its leases from CC GB Leasing, LLC, an affiliate of Crestline Capital Corporation, for two hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Interstate Hotels and Resorts under the Residence Inn by Marriott brand. The operations of the Properties are reflected in the consolidated results of operations for the Company effective June 30, 2002. In connection with this transaction, CC GB Leasing, LLC forfeited its claim to security deposits totaling $1,400 and the Company assumed net assets of approximately $59, resulting in other income of approximately $1,500 being recognized by the Company during the year ended December 31, 2002.

4.	Investments in Unconsolidated Subsidiaries:

Desert Ridge Partnership

During 2002, the Company contributed an additional $16,200 into Desert Ridge Resort Partners, LLC (the “Desert Ridge Partnership”), an existing partnership in which the Company owns 44%. The Company’s total investment in the Desert Ridge Partnership was $25,000 as of December 31, 2002. The Desert Ridge Partnership owns a resort which was under construction during the majority of 2002 and all of 2001. The resort opened for business on November 30, 2002. Limited golf course operations have been included in the consolidated results of operations of the Company until the resort opened in late 2002. The final costs of construction will be paid in early 2003. Upon completion, the estimated total cost of the resort is expected to be approximately $304,000.

Waikiki Partnership

During 2002, the Company contributed an additional $8,700 into WB Resort Partners, LP (the “Waikiki Partnership”), an existing partnership in which the Company owns 49%. The Company’s total investment in the Waikiki Partnership was $42,000 as of December 31, 2002. The Waikiki Partnership owns the Waikiki Beach Marriott in Honolulu, Hawaii (the “Waikiki Property”), which was undergoing significant renovations for the majority of 2002, and was substantially complete as of December 31, 2002. The total cost of the resort is expected to be approximately $215,000.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

4.	Investments in Unconsolidated Subsidiaries—Continued:

Mobil Travel Guide

In January 2002, the Company acquired a 25 percent interest in a partnership with Publications International, Ltd. (“PIL”), Hilton Hotels Corporation (“Hilton”), and Marriott that owns a 77.5 percent interest in a partnership with Exxon Mobil Corporation and PIL (“EMTG”). EMTG owns the licensing rights to the Mobil Travel Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the Mobil Travel Guide and use such rights to generate additional products using the Mobil Travel Guide brand. The Company’s required total capital contribution was approximately $3,600. EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company’s directors is president, a director and principal stockholder, to manage its business. In December 2002, the Company contributed an additional $894 to the partnership that owns EMTG, thereby increasing the Company’s ownership in the partnership from 25 percent to 31.25 percent.

Office Building

In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2,600, of a $15,500 unsecured promissory note of the limited partnership.

San Francisco Partnership

In June 2002, the Company acquired a 50 percent interest in CY-SF Hotel Parent, LP (the “San Francisco Partnership”), a partnership with an affiliate of Marriott. The San Francisco Partnership purchased a Courtyard by Marriott in downtown San Francisco for approximately $82,000 (the “San Francisco Downtown Property”). The purchase was financed with equity investments of $13,000 each from the Company and Marriott, as well as $56,000 in borrowings consisting of two loans from a third-party lender. One of the loans was in the amount of $41,000 and requires interest payments equal to the greater of one-month LIBOR plus 3.25 percent, or 6.25 percent. The other loan was in the amount of $15,000 and requires interest payments equal to a base rate plus 7 percent. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9 percent, or (b) 3 percent. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of the San Francisco Downtown Property is a wholly owned subsidiary of the San Francisco Partnership and the Property is managed by a subsidiary of Marriott.

Interstate Partnership

In September 2002, the Company acquired an 85 percent interest in a Hampton Inn Property located in Houston, Texas (the “Hampton Inn Property”) in return for an equity contribution of $4,890. The Hampton Inn Property was acquired through an existing partnership with Interstate Hotels and Resorts that was originally formed in November 2001 (the “Interstate Partnership”). The total purchase price of the Hampton Inn Property was $14,300. All characteristics of the Interstate Partnership other than the acquisition of the Hampton Inn Property remain unchanged. In connection with this purchase, the Interstate Partnership assumed a loan of approximately $9,300, which is secured by the Property. The loan bears interest at a rate of 7.78 percent per annum. Monthly payments of principal and interest of $76 are due on the first day of each month through December 1, 2007, at which time the entire remaining principal balance is due.

Hilton 2 Partnership

On December 13, 2002, the Company formed a partnership (the “Hilton 2 Partnership”) with Hilton, of which the Company owns a 75 percent interest and Hilton owns a 25 percent interest. On December 24, 2002, the Hilton 2 Partnership acquired a Doubletree hotel located in Dallas, Texas (the “Doubletree Lincoln Centre Property”) and a Sheraton El Conquistador Resort and Country Club located in Tucson, Arizona. The Sheraton El Conquistador Resort and Country Club was immediately converted to a Hilton Hotel (the “Hilton El Conquistador Resort Property”). The Hilton 2 Partnership expects to convert the Doubletree Lincoln Centre Property into a Hilton hotel during the first half of 2003. The total purchase price of the Properties was approximately $121,000. In connection

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

4.	Investments in Unconsolidated Subsidiaries—Continued:

with this purchase, the Hilton 2 Partnership obtained mortgage financing in the amount of $33,800 for the Doubletree Lincoln Centre Property and $44,850 for the Hilton El Conquistador Resort Property. These loans bear interest at a rate equal to 5.67 percent. Monthly payments of interest only are due monthly for the first two years of the loans, with monthly payments of interest and principal due thereafter until maturity in December 2007.

The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective partnerships may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of the partnerships. The following presents unaudited condensed financial information for these investments as of and for the year ended December 31, 2002:

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	Total
Hotel Properties	$269,925	$198,140	$218,268	$35,073	$80,374	$—	$—	$122,493	$924,273
Other assets	20,543	22,091	9,439	2,995	3,733	12,623	63,735	5,291	140,450
Mortgages and other notes payable	230,176	157,798	100,000	15,909	57,160	2,247	64,061	78,650	706,001
Other liabilities	41,065	15,834	7,075	814	3,725	220	398	5,673	74,804
Partners’ capital	19,227	46,599	120,632	21,345	23,222	10,156	(724)	43,461	283,918
Revenues	7,344	46,667	61,598	6,825	8,564	1,400	6,088	694	139,180
Cost of sales	7,016	20,407	25,809	1,800	2,899	3,941	1,946	386	64,204
Expenses	15,680	44,639	34,990	4,114	7,011	1,604	4,086	549	112,673
Net income (loss)	(15,352)	(18,379)	799	911	(1,346)	(4,145)	56	(241)	(37,697)
Income (loss) allocable to the Company	(6,547)	(9,006)	560	713	(673)	(1,036)	6	(181)	(16,164)
Other comprehensive income (loss) allocable to the Company	(2,572)	—	(554)	—	—	—	—	—	(3,126)
Difference between carrying amount of investment and Company’s share of partners’ capital	3,642	3,503	7,302	2,050	1,831	—	—	4,501	22,829
Company’s ownership interest at end of period	44.0%	49.0%	70.0%	85.0%	50.0%	31.3%	10%	75.0%	—

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

4.	Investments in Unconsolidated Subsidiaries—Continued:

The following presents unaudited condensed financial information for these joint ventures and partnerships as of and for the year ended December 31, 2001:

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP*	CY-SF Hotel Parent, LP**	CTM Partners, LLC**	CNL Plaza, Ltd.**	CNL HHC, Partners, II, LP**	Total
Hotel Properties	$133,500	$186,885	$213,279	$21,049	$—	$—	$—	$—	$554,713
Other assets	82,644	9,070	10,573	571	—	—	—	—	102,858
Mortgages and other notes payable	181,885	137,750	100,000	6,723	—	—	—	—	426,358
Other liabilities	26,970	18,197	4,940	250	—	—	—	—	50,357
Partners’ capital	7,289	40,008	118,912	14,647	—	—	—	—	180,856
Revenues	8,154	10,167	17,564	511	—	—	—	—	36,396
Cost of sales	2,235	5,508	7,095	175	—	—	—	—	15,013
Expenses	13,830	13,989	9,219	409	—	—	—	—	37,447
Net income (loss)	(7,911)	(9,330)	1,250	(73)	—	—	—	—	(16,064)
Income (loss) allocable to the Company	(3,396)	(4,572)	875	—	—	—	—	—	(7,093)
Other comprehensive income (loss) allocable to the Company	(1,370)	—	180	—	—	—	—	—	(1,190)
Difference between carrying amount of investment and Company’s share of partners’ capital	3,197	3,623	7,651	870	—	—	—	—	15,341
Company’s ownership interest at end of period	42.33%	49.00%	70.00%	85.00%	—		—	—	—
*	A portion of the net income for the year ended December 31, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.
**	These entities were not formed until 2002 and therefore are not presented for the year ended December 31, 2001.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

4.	Investment in Unconsolidated Subsidiaries—Continued:

The difference between the carrying amount of the investments in the above partnerships and the Company’s share of partners’ capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years.

The Company earned distributions from the following partnerships during the years ended December 31, 2002 and 2001, which reduce the carrying value of the investment:

	2002	2001
Desert Ridge Resort Partners, LLC	$1,432	$968
WB Resort Partners, LP	4,136	854
CNL HHC Partners, LP	4,753	2,390
CNL IHC Partners, LP	973	—
CY-SF Hotel Parent, LP	716	—
CNL Plaza, Ltd.	164	—

Total	$12,174	$4,212

As of December 31, 2002 and December 31, 2001, the Company had approximately $2,695 and $1,411, respectively, in distributions receivable from the above partnerships, which are included in due from related parties in the accompanying consolidated balance sheets.

5.	Hotel Properties:

During the year ended December 31, 2002, the Company acquired direct interests in eight Properties throughout the United States and purchased one parcel of land on which a hotel is being developed, resulting in a total of 55 Properties currently operating, 42 wholly-owned and 13 held indirectly through partnerships. Substantially all of the Properties directly owned by the Company are pledged as collateral to secure mortgages or other long-term financing.

During the year ended December 31, 2002, the Company acquired the following Properties (See Schedule III, “Real Estate and Accumulated Depreciation,” for a listing of all Properties owned by the Company.):

Brand Affiliation	Property Location	Date of Acquisition	Purchase Price
SpringHill Suites™ by Marriott®	Manhattan Beach, CA	January 18, 2002	$20,000
TownPlace Suites™ by Marriott®	Manhattan Beach, CA	January 18, 2002	$15,000
SpringHill Suites™ by Marriott®	Plymouth Meeting, PA	January 18, 2002	$27,000
Courtyard® by Marriott®	Basking Ridge, NJ	March 1, 2002	$35,750
Marriott® Hotel	Bridgewater, NJ	June 14, 2002	$61,500
Courtyard® by Marriott®	Foothill Ranch, CA	July 3, 2002*	$18,300
Courtyard® by Marriott®	Newark, CA	October 25, 2002	$25,500
Residence Inn by Marriott®	Newark, CA	November 15, 2002	$27,300
Doubletree® Crystal City	Arlington, VA	December 19, 2002	$71,000

*	Land purchased for development on which a hotel Property is being constructed

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

5.	Hotel Properties—Continued:

Additionally, the Company completed construction and opened the following Properties during 2002:

Brand Affiliation	Property Location	Opening Date
Residence Inn by Marriott®	Orlando, FL	February 14, 2002
Courtyard® by Marriott®	Weston, FL	February 14, 2002
Courtyard® by Marriott®	Edison, NJ	November 4, 2002

These hotel Properties, with the exception of the Doubletree Crystal City, are newly constructed and accordingly the pro forma impact is not significant. All of these Properties are leased to the Company’s TRS entities and are operated by third-party managers. The Properties were recorded at cost and allocated between land, building and equipment using appraisal data. The results of operations of the Properties are included in the consolidated results of operations.

Hotel Properties are generally encumbered by debt and consist of the following at December 31:

	2002	2001
Land	$145,719	$106,174
Buildings	816,184	521,230
Equipment	82,232	59,937

	1,044,135	687,341
Less accumulated depreciation	(56,408)	(29,182)
Construction in progress	919	41,081

	$988,646	$699,240

Properties with a net book value of approximately $295,000 are leased to third-party tenants on a “triple-net” basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2002, 2001, and 2000, these third-party tenants paid approximately $4,073, $7,350, and $4,156, respectively, in property taxes for Properties which the Company leases on a triple-net basis.

The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases with third parties at December 31, 2002:

2003	$31,276
2004	31,276
2005	31,276
2006	31,276
2007	31,276
Thereafter	240,047

$396,427

6.	Prepaid Expenses and Other Assets:

Other assets as of December 31, 2002 and 2001 were approximately $25,177 and $6,796, respectively, and consist primarily of deposits and acquisition fees and expenses relating to Properties the Company intends to acquire.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

7.	Indebtedness:

At December 31, 2002 and 2001, indebtedness collateralized by Properties, consisted of the following as of December 31:

	2002	2001
Mortgages payable, bearing interest rates ranging from 7.50 percent to 7.75 percent, with total monthly principal and interest payments of $666, maturing July 31, 2009	$84,638	$86,152
Mortgages payable, bearing interest of 8.335 percent, with monthly interest only payments of approximately $347, maturing December 1, 2007	50,347	50,000
Mortgage payable, bearing interest of 8.29 percent, with monthly principal and interest payments of $257, maturing December 1, 2007	32,069	32,732
Mortgage payable, bearing interest of 5.84 percent, with monthly interest only payments through December 2004 and thereafter principal and interest payments calculated on a 25-year amortization through maturity on December 1, 2007	31,082	—
Mortgage payable, bearing interest of 6.53 percent, with monthly interest only through December 2004 and thereafter principal and interest payments calculated on a 25-year amortization through maturity on November 1, 2007	9,070	—
Construction loan facility for up to $64,000 in borrowings, bearing interest of London Interbank Offered Rate (“LIBOR”) plus 275 percent, with monthly payments of interest only, maturing December 1, 2005	21,280	42,119
Construction loan for up to $17,000 in borrowings, bearing interest of LIBOR plus 300 basis points, with monthly payments of interest only, maturing September 15, 2003	—	5,768
Tax Incremental Financing Note, bearing interest of 12.85 percent, with principal and interest payments made by incremental property tax payments paid by tenant, maturing June 1, 2018	8,459	9,685

	$236,945	$226,456

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

7.	Indebtedness—Continued:

The Company has a revolving line of credit (the “Revolving LOC”) to fund acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $96,725 for a five-year period. Interest payments are due monthly with principal payments of $1 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of 225 basis points above 30-day LIBOR (3.63 percent as of December 31, 2002) and are collateralized by certain hotel Properties. At December 31, 2002, approximately $24,079 was outstanding under the Revolving LOC.

Debt arrangements allow for repayments earlier than the stated maturity date. The weighted average effective interest rate on mortgages and other notes payable was approximately 7 percent as of December 31, 2002. The amount of debt reported in the accompanying consolidated balance sheets approximates the fair value of such debt as of December 31, 2002 and 2001.

The following is a schedule of maturities for all long-term borrowings at December 31, 2002:

2003	$3,562
2004	2,676
2005	24,664
2006	3,701
2007	53,954
Thereafter	154,020

Total	$242,577

In connection with the lease assumptions on nine Properties as discussed in Note 3, “Assignment of Third-Party Leases,” the Company assumed a liquidity facility loan in the amount of approximately $3,600. A total of approximately $10,170 is available under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio Properties. The facility is available until the earlier of (i) expiration of the agreement on December 31, 2004, (ii) the minimum rent coverage of the pooled Properties equals or exceeds a predefined threshold for 13 consecutive accounting periods or (iii) total liquidity facility funding equals or exceeds 10 percent of the total purchase price for all nine Properties at the end of any fiscal year. As of December 31, 2002, approximately $5,632 was outstanding and approximately $4,538 was available for future draws under the liquidity facility loan.

8.	Taxes:

The components of the deferred taxes recognized in the accompanying consolidated balance sheet at December 31, 2002 are as follows:

2002
Deferred tax assets:
Net operating loss	$1,587
Deferred tax liabilities:
Valuation allowance	(1,587)

$—

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

8.	Taxes—Continued:

The types of temporary differences between the tax basis of assets and liabilities and their consolidated financial statement reporting amounts are attributable principally to net operating losses. The TRS tenant had net operating loss carryforwards for federal and state purposes of approximately $4,218 as of December 31, 2002, which is available to offset future operating income. The net operating loss carryforward expires in 2021. The Company has not recorded this potential future benefit because its TRS subsidiaries do not have sufficient historical earnings on which to base a potential future benefit. There were no differences between the tax basis of assets and liabilities and their consolidated financial reporting amounts for the year ended December 31, 2001.

9.	Related Party Transactions:

Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company’s assets.

Amounts incurred relating to these transactions with affiliates were as follows for the years ended December 31:

	2002	2001
CNL Securities Corp.:
Selling commissions (the majority of which was reallowed to unaffiliated broker-dealer firms)	$37,003	$21,804
Marketing support fee and due diligence expense reimbursements*	2,448	1,351

	39,451	23,155

Advisor and its affiliates:
Acquisition fees	29,464	21,057
Development fees	1,896	2,107
Asset management fees	6,696	3,327

	38,056	26,491

	$77,507	$49,646

* The majority of these fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

Of these amounts, approximately $1,916 and $1,026 is included in due to related parties in the accompanying condensed consolidated balance sheets as of December 31, 2002 and December 31, 2001, respectively.

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

9.	Related Party Transactions—Continued:

The expenses incurred for these services were classified as follows for the years ended December 31:

	2002	2001
Stock issuance costs	$3,128	$4,705
General operating and administrative expenses	1,128	1,092

	$4,256	$5,797

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this bank was approximately $14,861 and $6,928 at December 31, 2002 and December 31, 2001, respectively.

EMTG, LLC, a partnership in which the Company has a 31.3 percent interest, engaged Dustin/Massagli LLC, a company in which one of the Company’s directors is president, a director and a principal stockholder, to manage its business.

10.	Concentration of Risk:

A significant portion of the Company’s rental income and hotel revenues were earned from properties operating as various Marriott and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company intends to acquire Properties in various states and regions, carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, failure of the Company’s hotels or the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

11.	Earnings Per Share:

Basic earnings per share (“EPS”) excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the year ended December 31, 2000, approximately 7,188 shares were considered dilutive after the application of the “if converted method” and were included in the denominator of the diluted EPS calculation. For the year ended December 31, 2001, approximately 1,800 shares relating to potentially dilutive securities were anti-dilutive and were excluded from the calculation. There were no potentially dilutive items in 2002.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

11.	Earnings Per Share—Continued:

The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000
Basic Earnings Per Share:
Net earnings	$15,810	$19,328	$20,670

Weighted average number of shares outstanding	97,874	64,458	38,698

Basic earnings per share	$0.16	$0.30	$0.53

Diluted Earnings Per Share:
Net earnings	$15,810	$19,328	$20,670
Additional income attributable to investment in unconsolidated subsidiary assuming all Preferred Shares were converted	—	—	3,564

Adjusted net earnings assuming dilution	$15,810	$19,328	$24,234

Weighted average number of shares outstanding	97,874	64,458	38,698
Assumed conversion of Preferred Stock	—	—	7,188

Adjusted weighted average number of shares outstanding	97,874	64,458	45,886

Diluted earnings per share	$0.16	$0.30	$0.53

12.	Stockholders’ Equity:

On April 22, 2002, the Company commenced its fourth offering of up to 45,000 shares of common stock ($450,000) (the “2002 Offering”). Of the 45,000 shares of common stock offered, up to 5,000 were available to stockholders purchasing shares through the reinvestment plan. Since its formation through December 31, 2002, the Company has received an initial $200 contribution from its Advisor and subscription proceeds of approximately $1,267,821 (126,782 shares), including approximately $7,639 (764 shares) received pursuant to the Company’s reinvestment plan. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company’s equity offerings. The Company has received approximately $392,750 (39,275 shares) in gross offering proceeds from the 2002 Offering, from its inception through December 31, 2002.

On August 13, 2002, the Company filed a registration statement on Form S-11 with the Commission in connection with the proposed sale by the Company of up to an additional 175,000 shares of common stock ($1,750,000) (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 4, 2003. Of the 175,000 shares of common stock to be offered, up to 25,000 are available to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as those for the 2002 Offering. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company’s equity offerings.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

12.	Stockholders’ Equity—Continued:

Under the redemption plan, the Company may elect, at its discretion, to redeem shares, subject to certain conditions and limitations. During the years ended December 31, 2002, 2001 and 2000, 239 shares, 251 shares and 269 shares, respectively, were redeemed at approximately $2,391, $2,313 and $2,503, respectively, and retired from shares outstanding of common stock. Shares were redeemed for $9.20 per share.

For the years ended December 31, 2002, 2001 and 2000, approximately 51 percent, 52 percent and 63 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 49 percent, 48 percent and 37 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2002, 2001 and 2000 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

13.	Commitments and Contingencies:

From time to time the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

As of February 21, 2003, the Company has commitments to (i) acquire or develop three hotel Properties for an anticipated aggregate purchase price of approximately $227,100, (ii) construct or complete construction on one Property, with an estimated cost of approximately $13,000 and (iii) fund the remaining total of approximately $10,000 for property improvements in three existing partnerships. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties are subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC and permanent financing.

The Company has entered into an agreement whereby if certain conditions are met, nine Properties currently leased to third-party tenants on a triple-net basis, must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the deadline, the Company has agreed to return approximately $3,200 in security deposits it holds on three of the Properties. If conversion occurs, the Company is not obligated to pay any additional consideration for the leasehold position and that the manager will participate, through incentive fees, in any additional earnings above what was otherwise the minimum rent. Additionally, the Company would not be obligated to return the security deposits its holds on these three properties.

With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage which are leased to TRS entities. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. These guarantees normally expire (i) when a predefined operating performance threshold is achieved for twelve consecutive months, (ii) after a specified period (typically three to five years) or (iii) when maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be “pooled” in order to measure operating performance for purposes of determining guarantee funding. Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

13.	Commitments and Contingencies—Continued:

funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets. As of December 31, 2002 and December 31, 2001, the Company did not have any outstanding liabilities from its credit enhancement guarantees. Additionally, as of December 31, 2002 and December 31, 2001, the Company had approximately $37,515 and $50,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the partnerships in which the Company has invested. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements in the future.

The Company has amended the agreements relating to one of its credit enhancements with Marriott. Marriott is obligated to fund guarantee payments of certain minimum returns to TRS entities of the Company, however, the management contracts on the hotels subject to the credit enhancement were amended to provide that the first incentive management fee is payable up to a predefined amount rather than paying the fee primarily based on the amounts previously funded under the guarantee. The Company has recognized other income at approximately $10,280 during the fourth quarter of 2002 equal to the amounts previously funded under the credit enhancement through December 31, 2002, which Marriott has agreed will not be subject to repayment provisions. Additionally, the Company will recognize income in the future, rather than liabilities, whenever amounts are funded by Marriott under the arrangement. The Company will recognize incentive management fee expense if and when such incentive management fees are earned by Marriott. These amendments are not expected to have a significant effect on the Company’s cash available for distribution to stockholders.

The Company is a party to certain contracts, which may result in future obligations to third parties. See description of obligations below.

Earnout Provisions on Property Acquisitions—The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain pre-defined threshold, additional consideration will be due from the Company to the prior owner of such Properties. The earnout provision period terminates on May 31, 2004, at which time the Company will have no further liability under this provision. The maximum amount of consideration that the Company may be obligated to pay is approximately $2,472.

Guarantee of Debt on Behalf of Unconsolidated Subsidiaries—The Company has guaranteed 16.67% of a $15,500 note payable on behalf of a subsidiary of CNL Plaza, Ltd. The total liability of the Company under this arrangement is capped at $2,583, plus interest on such amount. Interest accrues at a rate of LIBOR plus 200 basis point per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

Guarantee of Other Obligations on Behalf of Unconsolidated Subsidiaries—The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of certain obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

Irrevocable Letter of Credit—The Company has obtained an irrevocable letter of credit for the benefit of a lender in the amount of $775. The letter of credit is automatically extended each fiscal year until November 10, 2007. The Company could be liable to the extent that drawings under the letter of credit occur.

Refundable Tenant Security Deposits—The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totaling approximately $12,883 as of December 31, 2002.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

13.	Commitments and Contingencies—Continued:

Marriott Put Option—Marriott has the right on certain partnerships with the Company to require the Company to buy-out a portion of Marriott’s ownership. These rights are available if certain predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests valued at approximately $11,050.

14.	Selected Quarterly Financial Data:

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2002 and 2001:

2002 Quarter	First	Second	Third	Fourth	Year
Revenues	$27,147	$32,306	$46,276	$50,679	$156,408
Net income	3,651	4,757	2,343	5,059	15,810
Earnings per share:
Basic	0.05	0.05	0.02	0.04	0.16
Diluted	0.05	0.05	0.02	0.04	0.16

2001 Quarter	First	Second	Third	Fourth	Year
Revenues	$16,713	$18,202	$19,029	$17,519	$71,463
Net income	5,529	7,058	3,890	2,851	19,328
Earnings per share:
Basic	0.11	0.12	0.06	0.01	0.30
Diluted	0.11	0.12	0.06	0.01	0.30

15.	Subsequent Events:

On February 20, 2003, the Company contributed the Doubletree Crystal City and Hilton conveyed a Hilton located in Rye, New York (the “Hilton Rye Town Property”) to the Hilton 2 Partnership. Additionally, on the same day, the Hilton 2 Partnership acquired three Embassy Suite Properties located in Orlando, Florida, Arlington, Virginia, and Santa Clara, California. At the time of acquisition/contribution, the Hilton 2 Partnership obtained permanent financing of approximately $145,000, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity.

On February 20, 2003, the Company acquired the Hyatt Regency Coral Gables, located in Miami, Florida for approximately $36,000. This property is leased to a TRS of the Company and is managed by a subsidiary of Hyatt Hotels Corporation.

During the period January 1, 2003 through February 21, 2003, the Company received subscription proceeds for an additional 8,966 shares ($89,656) of common stock.

On January 1, 2003 and February 1, 2003, the Company declared distributions totaling approximately $8,152, and $8,490, respectively, or $0.064583 per share of common stock, payable by March 31, 2003, to stockholders of record on January 1, 2003 and February 1, 2003, respectively.

The Company currently is seeking additional Properties or other permitted real estate related investment opportunities, such as investments into other real estate companies or partnerships.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

(in thousands)

December 31, 2002

Properties the Company has Invested in Under Operating Leases:

	Encumbrances	Initial Costs			Costs Capatilized Subsequent to Acquisition
		Land	Buildings	Equipment	Improvements	Carrying Costs
RESIDENCE INN BY MARRIOTT:
Atlanta, Georgia	$ —	$1,907	$13,459	$1,270	$ 178	$—
Duluth, Georgia	—	1,019	10,017	1,141	137	—
Orlando, Florida	—	3,533	—	—	31,346	—
Merrifield, Virginia	—	2,621	15,499	2,011	(78)	—
Palm Desert, California	—	2,187	14,212	1,375	37	—
Las Vegas, Nevada	16,997	3,784	27,651	954	3,636	—
Plano, Texas	5,654	1,409	9,478	494	1,373	—
Phoenix, Arizona	10,121	2,215	18,061	852	2,191	—
Salt Lake City, Utah	—	2,330	11,659	1,480	13	—
San Diego, California	—	2,002	12,924	1,701	29	—
Newark, California	1,365	3,871	23,883	1,034	—	—
COURTYARD BY MARRIOTT:
Alpharetta, Georgia	—	2,460	10,916	1,392	18	—
Edison, New Jersey	—	2,770	—	—	13,457	—
Oakland, California	1,025	3,239	17,471	1,125	17	—
Orlando, Florida	17,426	9,025	24,583	4,285	61	—
Overland Park, Kansas	—	1,419	13,014	2,317	22	—
Palm Desert, California	—	1,489	11,269	1,599	78	—
Philadelphia, Pennsylvania	40,527	7,409	55,820	5,160	412	—
Plano, Texas	6,394	1,687	10,088	552	1,487	—
Scottsdale Arizona	10,465	2,869	15,936	745	2,062	—
Seattle, Washington	18,058	7,552	27,621	1,145	3,854	—
Weston, Florida	16,441	1,810	—	—	14,274	—
Basking Ridge, New Jersey	1,788	3,946	31,987	1,892	—	—
Newark, California	1,275	3,787	21,273	1,878	—	—
Foothill Ranch, California	4,839	3,446	—	—	919	—
DOUBLETREE:
Arlington, Virginia	—	7,854	57,979	4,509	3,783	—
MARRIOTT SUITES:
Dallas, Texas	16,948	2,778	27,739	1,404	3,742	—
MARRIOTT HOTEL:
Bridgewater, New Jersey	31,082	3,821	55,249	5,207	—	—

	Gross Amount at Which Carried at Close of Period			Total	Accumulated Depreciation	Date of Construction	Date Acquired
	Land	Buildings	Equipment
RESIDENCE INN BY MARRIOTT:
Atlanta, Georgia	$1,913	$13,504	$1,397	$16,814	$2,486	1997	Aug-98
Duluth, Georgia	1,022	10,051	1,241	12,314	1,861	1997	Aug-98
Orlando, Florida	4,995	25,932	3,952	34,879	1,201	2002	Feb-02
Merrifield, Virginia	2,610	15,431	2,012	20,053	1,625	2000	Jul-00
Palm Desert, California	2,187	14,212	1,412	17,811	1,382	1999	Jun-00
Las Vegas, Nevada	4,035	30,224	1,765	36,024	2,122	1998	Feb-99
Plano, Texas	1,495	10,400	859	12,754	879	1998	Feb-99
Phoenix, Arizona	2,384	19,564	1,371	23,319	1,522	1999	Jun-99
Salt Lake City, Utah	2,330	11,659	1,493	15,482	1,174	1999	Aug-00
San Diego, California	2,002	12,924	1,730	16,656	1,751	1999	Dec-99
Newark, California	3,871	23,883	1,034	28,788	93	2002	Nov-02
COURTYARD BY MARRIOTT:
Alpharetta, Georgia	2,461	10,917	1,408	14,786	1,105	2000	Aug-00
Edison, New Jersey	4,092	10,747	1,388	16,227	93	2002	Nov-02
Oakland, California	3,239	17,471	1,142	21,852	598	2001	Dec-01
Orlando, Florida	9,025	24,583	4,346	37,954	2,573	2000	Nov-00
Overland Park, Kansas	1,419	13,014	2,339	16,772	1,259	2000	Feb-01
Palm Desert, California	1,489	11,315	1,631	14,435	1,283	1999	Jun-00
Philadelphia, Pennsylvania	4,416	58,823	5,561	68,800	6,960	1999	Nov-99
Plano, Texas	1,774	11,103	938	13,815	954	1998	Feb-99
Scottsdale Arizona	2,994	17,401	1,218	21,613	1,341	1999	Jun-99
Seattle, Washington	7,699	30,536	1,938	40,173	2,258	1999	Jun-99
Weston, Florida	2,711	11,884	1,490	16,085	518	2002	Feb-02
Basking Ridge, New Jersey	3,946	31,987	1,892	37,825	891	2001	Mar-02
Newark, California	3,787	21,273	1,878	26,938	133	2002	Oct-02
Foothill Ranch, California	3,446	919	—	4,365	—	—	—
DOUBLETREE:
Arlington, Virginia	8,232	61,006	4,887	74,125	65	1972	Dec-02
MARRIOTT SUITES:
Dallas, Texas	3,064	30,228	2,372	35,664	2,525	1998	Feb-99
MARRIOTT HOTEL:
Bridgewater, New Jersey	3,821	55,247	5,207	64,275	1,240	2002	Jun-02

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

(in thousands)

December 31, 2002

Properties the Company has Invested in Under Operating Leases:

	Encumbrances	Initial Costs			Costs Capitalized Subsequent to Acquisition
		Land	Buildings	Equipment	Improvements	Carrying Costs
SPRINGHILL SUITES:
Centerville, Virginia	—	1,482	9,432	1,223	12	—
Charlotte, North Carolina	—	1,603	9,307	1,588	(138)	—
Durham, North Carolina	—	1,040	6,925	1,401	13	—
Gaithersburg, Maryland	—	2,592	11,931	1,683	(61)	—
Orlando, Florida	17,863	8,750	26,381	3,717	20	—
Richmond, Virginia	518	845	9,368	831	(44)	—
Manhattan Beach, California	1,000	3,889	16,288	998	—	—
Plymouth Meeting, Pennsylvania	1,350	3,606	23,874	1,237	—	—
TOWNEPLACE SUITES:
Mount Laurel, New Jersey	—	1,224	6,395	623	2	—
Newark, California	—	2,305	10,828	1,353	25	—
Scarborough, Maine	—	919	6,109	612	20	—
Tewksbury, Massachusetts	—	1,060	7,982	591	17	—
Manhattan Beach, California	750	3,399	11,831	621	—	—
WYNDHAM:
Billerica, Massachusetts	—	3,838	20,471	2,255	—	—
Denver, Colorado	—	3,883	13,436	2,094	—	—
FAIRFIELD INN:
Orlando, Florida	15,059	9,077	20,318	3,366	9	—

	$236,945	$143,751	$748,665	$69,715	$82,923	$—

	Gross Amount at Which Carried at Close of Period			Total	Accumulated Depreciation	Date of Construction	Date Acquired
	Land	Buildings	Equipment
SPRINGHILL SUITES:
Centerville, Virginia	1,482	9,432	1,235	12,149	720	2000	Mar-01
Charlotte, North Carolina	1,458	9,307	1,595	12,360	807	2001	Mar-01
Durham, North Carolina	1,040	6,925	1,414	9,379	718	2000	Feb-01
Gaithersburg, Maryland	2,581	11,879	1,685	16,145	1,298	2000	Jul-00
Orlando, Florida	8,750	26,381	3,737	38,868	2,381	2000	Dec-00
Richmond, Virginia	845	9,319	836	11,000	352	2001	Dec-01
Manhattan Beach, California	3,889	16,288	998	21,175	504	2001	Jan-02
Plymouth Meeting, Pennsylvania	3,606	23,874	1,237	28,717	709	2001	Jan-02
TOWNEPLACE SUITES:
Mount Laurel, New Jersey	1,224	6,397	623	8,244	581	1999	Aug-00
Newark, California	2,305	10,828	1,378	14,511	1,008	2000	Nov-00
Scarborough, Maine	823	6,197	640	7,660	571	1999	Aug-00
Tewksbury, Massachusetts	1,060	7,982	608	9,650	661	1999	Aug-00
Manhattan Beach, California	3,399	11,831	621	15,851	352	2001	Jan-02
WYNDHAM:
Billerica, Massachusetts	3,838	20,471	2,255	26,564	2,154	1999	Jun-00
Denver, Colorado	3,883	13,436	2,094	19,413	1,641	1999	Jun-00
FAIRFIELD INN:
Orlando, Florida	9,077	20,318	3,375	32,770	2,059	2000	Nov-00

	$145,719	$817,103	$82,232	$1,045,054	$56,408

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES CONTINUED

NOTES TO SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—CONTINUED

(in thousands)

December 31, 2002

(1)	Transactions in real estate and accumulated depreciation during 2002, 2001 and 2000 are summarized as follows:

	Cost (2) (4)	Accumulated Depreciation
Properties the Company has Invested in Under Operating Leases:
Balance, December 31, 1999	113,831	1,603
Acquisitions	477,131	—
Depreciation expense (3)	—	7,830

Balance, December 31, 2000	590,962	9,433
Acquisitions	137,460	—
Depreciation expense (3)	—	19,749

Balance, December 31, 2001	728,422	29,182
Acquisitions	316,632	—
Depreciation expense (3)	—	27,226

Balance, December 31, 2002	$1,045,054	$56,408

(2)	As of December 31, 2002, 2001, and 2000, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes was $1,045,054, $728,422, and $590,962, respectively. All of the leases are treated as operating leases for federal income tax purposes.
(3)	Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.
(4)	During the years ended December 31, 2002, 2001, and 2000, the Company incurred acquisition fees totaling $3,784, $5,473, and $16,182, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases at December 31, 2002, 2001 and 2000.

INDEX TO OTHER FINANCIAL STATEMENTS

The Company is required to file audited consolidated financial statements of Desert Ridge Resort Partners, LLC and WB Resort Partners, LP due to the significance of the results of operations of these unconsolidated subsidiaries.

Page
Desert Ridge Resort Partners, LLC and Subsidiaries	F-76
WB Resort Partners, L.P. and Subsidiaries	F-90

The Company is required to file audited consolidated financial statements as well as interim unaudited consolidated financial statements of RFS Hotel Investors, Inc. and RFS Partnership, L.P. (“RFS”) due to the significance of the results of operations of these unconsolidated subsidiaries. The consolidated financial statements presented for RFS as of December 31, 2002 and 2001, and for each of the years ended December 31, 2002, 2001 and 2000, were obtained from the Form 10-K filed by RFS with the Commission for the fiscal year ended December 31, 2002.

RFS Hotel Investors, Inc. and RFS Partnership, L.P.	F-103

The Company is required to file audited financial statements as well as interim unaudited financial statements relating to the Crystal City Courtyard by Marriott, the Marriott BWI, the Hyatt Regency Dearborn, the Sheraton Ft. Lauderdale Airport, the Sheraton Indianapolis Hotel & Suites and the Del Coronado Properties due to the significance of the results of operations of these acquisitions and pending acquisitions.

Acquired:
Crystal City Courtyard by Marriott Property	F-154
Marriott BWI Property	F-168
To be Acquired:
Hyatt Regency Dearborn Property	F-182
Hotel del Coronado Entities	F-196

INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Marriott guaranteeing payments for several of the Company’s tenants whose aggregate carrying value represents more than 20 percent of the Company’s total assets for the year ended December 31, 2002. The summarized financial information presented for Marriott as of January 3, 2003 and December 28, 2001, and for each of the years ended January 3, 2003, December 28, 2001 and December 29, 2000, was obtained from the Form 10-K filed by Marriott with the Commission for the year ended January 3, 2003. The summarized financial information presented for Marriott as of September 12, 2003, was obtained from the Form 10-Q filed by Marriott for the thirty-six weeks ended September 12, 2003.

Marriott International, Inc. and Subsidiaries:
Selected Financial Data as of September 12, 2003, January 3, 2003 and December
28, 2001 and for the thirty-six week period ended September 12, 2003 and the
years ended January 3, 2003, December 28, 2001 and December 29, 2000	F-214

Desert Ridge Resort Partners, LLC and Subsidiaries

Consolidated Financial Statements

As of and for the years ended December 31, 2002 and 2001

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of

Desert Ridge Resort Partners, LLC

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of operations, of members’ capital and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of Desert Ridge Resort Partners, LLC and its subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PRICEWATERHOUSECOOPERS, LLP

Orlando, Florida

February 17, 2003

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

DECEMBER 31, 2002 AND 2001

	December 31,
	2002	2001
ASSETS
Current assets
Cash and cash equivalents	$7,564,395	$4,378,754
Accounts receivable	2,023,040	236,573
Due from affiliate	3,320,900	52,443
Prepaid expenses and other current assets	731,964	183,962

Total current assets	13,640,299	4,851,732
Restricted cash	51,397	69,208,932
Property, construction in progress and equipment, net of accumulated depreciation of $2,786,920 and $449,167	269,925,397	134,596,034
Loan costs, net of accumulated amortization of $2,453,184 and $1,254,312	5,939,243	7,027,539
Other assets	1,556,115	1,556,115

Total assets	$291,112,451	$217,240,352

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$8,860,837	$1,564,543
Due to affiliate	5,159,727	1,060,934
Construction costs payable, including retainage payable of $7,259,224 and $4,615,373	17,172,419	22,531,663
Obligation under cash flow hedge	9,724,228	3,191,238
Current portion of obligation under capital lease	41,188	41,188

Total current liabilities	40,958,399	28,389,566

Mortgage note payable	179,000,000	179,000,000
Other notes payable	51,175,811	2,289,421
Distributions payable	1,604,923	—
Obligation under capital lease	131,728	172,916

Total liabilities	272,870,861	209,851,903

Commitments and contingencies

Members’ capital	18,241,590	7,388,449

Total liabilities and members’ capital	$291,112,451	$217,240,352

The accompanying notes are an integral part of these consolidated financial statements.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	Years Ended December 31,
	2002	2001
Revenues:
Golf course operations	$3,196,404	$2,658,777
Room	1,411,216	—
Food and beverage	1,655,655	279,837
Interest	356,167	5,214,701
Other income	724,990	637

Total revenue	7,344,432	8,153,952

Cost of sales and other expenses:
Golf course operations	3,185,750	2,050,168
Room	776,563	—
Food and beverage	2,227,158	185,140
Other operating departments	826,282	—
Interest expense and loan cost amortization	3,655,114	10,117,860
Pre-opening expenses	6,547,778	2,587,318
Depreciation	2,337,753	449,167
Property operations and maintenance	1,427,877	366,428
General and administrative	1,055,077	175,741
Sales and marketing	446,670	94,615
Management fees	209,649	88,120

Total cost of sales and other expenses	22,695,671	16,114,557

Net loss	$(15,351,239)	$(7,960,605)

The accompanying notes are an integral part of these consolidated financial statements.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ CAPITAL & COMPREHENSIVE LOSS

DECEMBER 31, 2002 AND 2001

	Class A Members	Class B Members	Accumulated Other Comprehensive Loss	Total	Comprehensive Loss
Balance at December 31, 2000	$10,167,424	$5,695,933	$—	$15,863,357	$—
Capital contributions	10,488,635	—	—	10,488,635	—
Return of capital	—	(5,613,400)	—	(5,613,400)	—
Distributions	(1,725,463)	(472,837)	—	(2,198,300)	—
Net loss	(6,286,490)	(1,674,115)	—	(7,960,605)	(7,960,605)
Current period adjustment to recognize fair value of cash flow hedge	—	—	(3,191,238)	(3,191,238)	(3,191,238)

Balance at December 31, 2001	$12,644,106	$(2,064,419)	$(3,191,238)	$7,388,449	$(11,151,843)
Capital contributions	30,642,956	5,703,991	—	36,346,947	—
Distributions	(3,441,402)	(168,175)	—	(3,609,577)	—
Net loss	(14,911,887)	(439,352)	—	(15,351,239)	(15,351,239)
Current period adjustment to recognize fair value of cash flow hedge	—	—	(6,532,990)	(6,532,990)	(6,532,990)

Balance at December 31, 2002	$24,933,773	$3,032,045	$(9,724,228)	$18,241,590	$(21,884,229)

The accompanying notes are an integral part of these consolidated financial statements.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	Year Ended December 31,
	2002	2001
Cash flows from operating activities:
Net loss	$(15,351,239)	$(7,960,605)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	2,337,753	449,167
Amortization of loan costs	1,198,872	1,254,312
Changes in operating assets and liabilities:
Accounts receivable	(1,787,464)	(119,095)
Due from affiliate	(3,267,460)	(52,573)
Prepaid expenses and other current assets	(548,002)	(83,465)
Accounts payable and accrued expenses	7,296,294	214,467
Due to affiliate	4,098,793	1,060,934

Net cash used in operating activities	(6,022,453)	(5,236,858)

Cash flows from investing activities:
Additions to property and equipment	(143,026,360)	(101,330,789)
Decrease in restricted cash	69,157,535	108,180,058

Net cash (used in) provided by investing activities	(73,868,825)	6,849,269

Cash flows from financing activities:
Borrowings, net of repayments, from other notes payable	48,886,390	(1,795,660)
Principal payments on capital lease obligations	(41,188)	—
Capital contributions from members	36,346,947	10,488,635
Return of capital to member	—	(5,613,400)
Distributions to members	(2,004,654)	(2,198,300)
Payment of loan costs	(110,576)	(462,893)

Net cash provided by financing activities	83,076,919	418,382

Net increase in cash and cash equivalents	3,185,641	2,030,793

Cash and cash equivalents, beginning of period	4,378,754	2,347,961

Cash and cash equivalents, end of period	$7,564,395	$4,378,754

The accompanying notes are an integral part of these consolidated financial statements.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	Year Ended December 31,
	2002	2001
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest, net of $14,979,037 and $7,486,263 in capitalized interest	$685,653	$8,863,548

Supplemental disclosure of non-cash transactions
Increase in obligations related to value of cash flow hedge	$6,532,990	$3,191,238

Assumed obligation under capital lease	$—	$214,104

Distributions declared but not paid to Partners	$1,604,923	$—

Construction costs payable included in construction in progress	$17,172,419	$22,531,663

Ground rental capitalized to construction cost	$515,246	$783,432

The accompanying notes are an integral part of these consolidated financial statements.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

1.	BUSINESS

ORGANIZATION

Desert Ridge Resort Partners, LLC (the “LLC” or the “Company”) was organized pursuant to the laws of the State of Delaware on December 21, 2000. Desert Ridge Resort, LLC and DRR Tenant Corporation are wholly owned subsidiaries of the LLC. The LLC’s Class A members are CNL DRR Investor, LP and CNL Desert Ridge Resort, Ltd. (collectively, the “Class A Members”) and Marriott International, Inc. is the Class B Member (“Marriott”). The managing member is CNL DRR Investor, LP. Both classes of members share in major decisions and there is substantially no difference between the rights and obligations of Class A Members and Class B Members.

The LLC was formed to own and operate a 950-room luxury resort located in Phoenix, Arizona (the “Property”). The Property includes two championship golf courses, a 25,500 square foot spa and 78,000 square feet of meeting space. Affiliates of the members managed the construction activity under development agreements throughout the construction period. Construction was completed on November 30, 2002 (the “Opening Date”), at which time the Property opened to the public. The Property’s day-to-day activities are managed by an affiliate of Marriott, however, all members must agree on key decisions affecting the Property.

The structure of the LLC is designed to allow its managing member’s parent to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this goal, the LLC operates its Property through a taxable REIT subsidiary (“TRS”), as permitted by the REIT Modernization Act of 1999.

The LLC relies on capital contributions from the Class A Members and Marriott and borrowings under loans to fund capital expenditures, operating losses and negative cash flows. Cash flow deficits are possible in the future, which may require additional funding. The Members are committed to fund such shortfalls if they arise.

In accordance with the LLC agreement (the “Agreement”), (i) each members’ account is credited with capital contributions, share of profits and (ii) each members’ account is charged for amounts distributed to each member. The Class A Members and Class B Members hold an 89.8% and 10.2% interest, respectively in the Company as a result of $51,330,009 and $5,803,991 in capital contributions since its formation.

ALLOCATIONS AND DISTRIBUTIONS

Net operating profits are allocated (i) first, to the members who received allocations of losses for earlier fiscal years, pro rata, in proportion to the cumulative amount of losses previously allocated to them, until those members have received cumulative allocation of profits equal to the cumulative losses; (ii) next, to members, pro rata, in proportion to the cumulative distributions made to them, until those members have received cumulative allocation of profits equal to the cumulative amount of such distributions; and (iii) thereafter, to the members, pro rata, in proportion to their respective percentage interests.

Net operating losses are allocated (i) first, to the members who received allocations of profits for earlier fiscal years, pro rata, in proportion to the cumulative amount of profits previously allocated to them, until those members have received cumulative allocation of losses equal to the cumulative profits; (ii) next, to members who have positive capital accounts, pro rata, in proportion to the respective amounts of their positive capital accounts, until the capital accounts of those members is reduced to zero; and (iii) thereafter, to the members, pro rata, in proportion to their respective percentage interests.

In accordance with the LLC Agreement, the Company was required to pay each member a return, computed at the rate of 11 percent per annum on the daily average outstanding balance of the members’ unreturned capital prior to the Opening Date, as defined above. After the Opening Date of the Property, the per annum distribution rate to members increased to 11.5 percent. These cash distributions are made based on cash available for distribution within thirty days of the end of each calendar quarter, as defined in the Agreement. As of December 31, 2002, the Company had distributions payable totaling $1,604,923. As of December 31, 2001, all distributions had been paid.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

BASIS OF FINANCIAL STATEMENT PRESENTATION

The LLC prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Desert Ridge Resort Partners, LLC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

RECLASSIFICATION

Certain items in the prior year’s consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on Members’ Capital or results of operations.

CASH AND CASH EQUIVALENTS

The LLC considers all amounts held in highly liquid instruments with original purchased maturities of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts. Management believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

Certain amounts of cash were restricted for construction activities and are classified as restricted cash in the accompanying consolidated statements of financial position as of December 31, 2001. These amounts were used in 2002 and beginning on the Opening Date, certain amounts of cash were restricted for maintenance and replacement of furniture, fixtures, and equipment. These amounts are calculated as a certain percentage of gross revenue in accordance with the hotel management agreement. The accompanying consolidated statements of financial position as of December 31, 2002 includes $51,397, which has been restricted for maintenance and replacements.

INVENTORY

Inventory consists primarily of food and beverage inventory, merchandise and operating supplies and is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated statements of financial position.

PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT

Property, construction in progress and equipment is stated at cost and includes building, construction in progress, lease and land improvements and furniture, fixtures and equipment (“FF&E”). Land improvements and FF&E are depreciated on the straight-line method over the assets’ estimated useful lives of 15 and 7 years, respectively. Buildings are depreciated over 40 years.

Major renewals and betterments are capitalized and depreciated over the related assets’ estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred. Interest and real estate taxes incurred relating to renovation of the resort and amenities are capitalized to construction in progress during the active renovation period.

DEFERRED LOAN COSTS

Deferred loan costs, primarily loan origination and related fees, are capitalized and are being amortized over the term of the loan using the effective interest method.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

LEASES

The Company has entered into capital and operating leases for equipment used at its Properties. Equipment leased under capital leases are recorded as equipment under capital leases along with a liability for the offsetting obligation under capital leases. Equipment under capital leases is depreciated over the lease term and the obligation is reduced as monthly lease payments are made. Payments under operating leases are recorded as rent expense each month as lease payments are made.

INCOME TAXES

Under the provisions of the Internal Revenue Code and applicable state laws, the LLC is only subject to taxation of income on the profits and losses from the TRS tenant operations. The tax consequences of other LLC revenues and expenses, unrelated to the operation of the Property, will accrue to the Members. Certain of these other revenues and expenses may be treated differently in the LLC’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as reported in the Members’ income tax returns.

The LLC accounts for federal and state income taxes on its TRS tenant using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

REVENUE RECOGNITION

Revenues are recognized as the services are provided. Cash received from customers for events occurring after December 31, 2002 have been recorded as deposits and is included in accounts payable and accrued expenses in the accompanying consolidated statements of financial position. Advanced deposits of approximately $1,082,000 and $0 are included in the accompanying consolidated statements of financial position as of December 31, 2002 and 2001, respectively.

ADVERTISING AND PROMOTION COSTS

The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying consolidated statement of operations. Advertising, promotional and marketing costs totaled $446,670 and $94,615 for the years ended December 31, 2002 and 2001, respectively.

DERIVATIVE FINANCIAL INSTRUMENTS

The LLC follows FAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended. FAS 133 established accounting and reporting standards for derivative instruments and for hedging activities by requiring all derivatives to be measured at fair value and recognized in the consolidated statements of financial position. Gains or losses resulting from changes in fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the consolidated statement of operations when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedging accounting treatment (the ineffective portion, if any, of all hedges is recognized in current prior earnings). The LLC does not enter into or hold derivatives for trading or speculative purposes.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002 the Company adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

3.	PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT

Property, construction in progress and equipment consist of the following at December 31, 2002 and 2001:

	2002	2001
Land and land improvements	$63,466,377	$26,106,831
Buildings	162,147,269	—
Furniture, fixtures and equipment	46,884,567	344,709
Equipment under capital leases	214,104	214,104

	272,712,317	26,665,644
Less: accumulated depreciation	(2,786,920)	(449,167)
Construction in progress	—	108,379,557

	$269,925,397	$134,596,034

Accumulated depreciation for equipment under capital leases was $71,368 and $49,244 for the year and period ended December 31, 2002 and 2001, respectively.

4.	MORTGAGE NOTE PAYABLE

In December 2000, the LLC entered into a $179,000,000 construction loan with an institutional lender to finance construction costs. The construction loan is secured by a first mortgage and lien on the Property and all other LLC assets. The construction loan has a seven-year term and is due on December 15, 2007. Interest only payments are due quarterly on each of March 15, July 15, September 15, and December 15 with the entire principal balance due at maturity. The amount of debt reported in the accompanying consolidated statements of financial position approximates the fair value of such debt as of December 31, 2002 and 2001.

A portion of the construction loan bears interest at an annual rate of 185 basis points above three-month London Interbank Offered Rate (the “LIBOR”). The LLC has entered into a seven-year interest rate swap agreement (the “Swap”) to effectively convert the variable rate portion of this mortgage to a fixed interest rate of 6.025% per annum. The LLC designates the Swap a hedge of specific debt instruments and recognizes interest differentials as adjustments to interest expense as the differentials occur. The counterparty to this agreement is a major financial institution. For the period ended December 31, 2002 and 2001, the LLC recorded $9,724,228 and $3,191,238, respectively, in other comprehensive loss related to the fair value of the Swap. The blended interest rate on the aggregate principal amount of the $179,000,000 mortgage notes, including interest rate, swap costs, premiums for a debt service insurance policy, and amortization of loan costs is approximately 10.13% per annum.

5.	OTHER NOTES PAYABLE

The LLC and Marriott entered into a series of agreements whereby Marriott International Capital Corporation has agreed to make four loans to the LLC: mezzanine loan A (the “Mezzanine Loan”); mezzanine loan B (the “Liquidity Facility Loan”); mezzanine loan C (the “Project Cost Facility Loan”) and mezzanine loan D (the “Senior Loan Guaranty Loan”).

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

A description of each loan is as follows:

Loan	Purpose of Loan	Maximum Capacity
Mezzanine Loan	Fund contributions of Marriott to allow Marriott to pay a portion of development	$57,134,000

Liquidity Facility Loan	Fund priority shortfalls from the operations of the Property	Lesser of $32,500,000 and 50% of Class A Members Contributions or cumulative priority shortfalls

Project Cost Fund Facility Loan	Fund renovation costs in excess of project budget	$30,000,000

Senior Loan Guaranty Loan	Fund any deficiency in the payment of monthly debt service payments under the Mortgage Loan	No Limit **

Loan	Term	Interest Rate
Mezzanine Loan	Seven years	Election of either a floating rate or a fixed rate (not to exceed 13.5%) *

Liquidity Facility Loan	Seven years	Election of either a floating rate or a fixed rate (not to exceed 13.5%) *

Project Cost Facility Loan	Seven years	8% per annum

Senior Loan Guaranty Loan	Seven years	8% per annum

*  The managing member had the option to elect either the floating or fixed interest rate at the time of the initial advance. The floating rate is equal to one-month LIBOR plus 700 basis points and the fixed rate is equal to US Treasury Security, with a maturity closest to the Mezzanine Loan and the Liquidity Facility Loan maturity date, plus 700 basis points. Based on this election, these loans bear interest at an annual rate of 8.876%.

**  The Senior Loan Guaranty Loan has no limit on the amount that can be borrowed until such time as the debt service coverage ratio achieves 1.125 percent. Once the debt service coverage ratio reaches 1.125 percent, future fundings under the Senior Loan Guaranty Loan are limited to $15 million.

At December 31, 2002 and 2001, $5,445,863 and $2,289,421, respectively, were outstanding under the Liquidity Facility Loan and $45,729,948 and $0, respectively, were outstanding under the Mezzanine Loan. No amounts were outstanding under the Project Cost Facility Loan or the Senior Loan Guarantee Loan at December 31, 2002 or 2001. Collateral for these loans is restricted to assets relating to construction accounts, as defined by the Security Agreement. Each of the loans are due in December 2007.

Marriott International Capital Corporation has agreed to loan up to $2,321,000 to the LLC for additional improvements relating to the future occupancy of Marriott Vacation Club (see Note 7). The loan will bear interest at 8% per annum, with the principal due on December 15, 2008. As of December 31, 2002, the Company had not received this amount, however, the Company expects funding to occur in early 2003.

6.	LEASES

The LLC is a lessee of various types of equipment used in operating the Property. The LLC’s leases are categorized as operating or capital leases based upon the terms in the lease agreements.

The LLC leases two parcels of land from the State of Arizona under two separate lease agreements, on which the luxury resort and the two golf courses are located. These operating leases are effective until July 2092 and require escalating base rents. Rental payments are due annually. Total rent expense under all operating leases, including the land leases, for the years ended December 31, 2002 and 2001, was $647,193 and $62,707, respectively. These

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

amounts have been included in property operations and maintenance in the accompanying consolidated statements of operations for the years ended December 31, 2002 and 2001.

Future minimum rental payments required under capital leases together with the present value of the net minimum lease payments as of December 31, 2002:

2003	$57,600
2004	57,600
2005	80,000

Total future minimum lease payments	195,200
Less: interest	(22,284)

Present value of net minimum lease payments	172,916
Less: current portion	(41,188)

$131,728

Future minimum lease rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2002:

2003	$405,424
2004	405,424
2005	405,424
2006	405,424
2007	405,424
Thereafter	77,325,015

Total	$79,352,135

7.	TRANSACTIONS WITH RELATED PARTIES

Hotel Management Agreement

The LLC entered into an agreement with an affiliate of Marriott International, Inc. (the “Manager”) to manage the Property. Under terms of the agreement, the Manager operates the Property in return for a fixed management fee of 3 percent of gross revenues. The Manager also earns an incentive management fee ranging from 20 percent to 50 percent of operating cash flow. The LLC incurred management fees of $209,649 and $88,120 during the years ended December 31, 2002 and 2001, respectively.

Development Agreements

The Company entered into agreements for $9 million with affiliates of the managing member and Marriott to manage the construction of the Property. Under these agreements, approximately $3.0 and $5.8 million has been paid during the years ended December 31, 2002 and 2001, respectively. These amounts have been capitalized to the cost of property and equipment in the accompanying consolidated statements of financial position.

Other

In connection with the development of a Marriott Vacation Club resort (the “MVC Resort”) within close proximity to the Property, the LLC has committed to lease office and lobby space to the MVC Resort for the purposes of the establishment of a gallery and the promotion of Marriott Vacation Club International. The term of the lease is eight years from the Opening Date of the Property and will result in annual rental income of approximately $389,000. During the years ended December 31, 2002 and 2001, the Company received $32,435 and $0 in connection with this lease.

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

The LLC has entered into various other agreements with Marriott, or subsidiaries thereof, to provide services such as marketing support, reservation services, and other services customary to the operation of a national brand hotel concept. Amounts incurred for the year and period ended December 31, 2002 and 2001 were $51,570 and $0, respectively, and have been included in cost of sales for rooms, food and beverage, and other operating departments in the accompanying consolidated statements of operations.

As of December 31, 2002 and 2001, amounts due to Marriott and affiliates was $5,159,727 and $1,060,934, respectively, and is included in due to affiliates in the accompanying consolidated statements of financial position.

As of December 31, 2002 and 2001, amounts due from Marriott were $3,320,900 and $52,443, respectively. These amounts are primarily due for pre-opening expense reimbursements.

8.	INCOME TAXES

The components of the deferred taxes recognized in the accompanying consolidated statements of financial position at December 31, 2002 and 2001 are as follows:

	2002	2001
Deferred tax asset:
Net operating loss	$2,821,000	$163,500
Deferred tax liability:
Tax over book depreciation	(514,000)	(2,000)
Valuation allowance	(2,307,000)	(161,500)

	$—	$—

The types of temporary differences between the tax bases of assets and liabilities and their financial statement reporting amounts are attributable principally to depreciation and net operating losses. The TRS tenant has net operating loss carry-forwards for federal and state purposes of approximately $5,971,000 and $480,000 as of December 31, 2002 and 2001, respectively, which is available to offset future taxable income. The net operating loss carry-forwards expire in 2021. The Company has not recorded this potential future benefit because its TRS subsidiary does not have sufficient historical earnings on which to base a potential future benefit.

9.	COMMITMENTS AND CONTINGENCIES

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Company’s financial condition or results of operations.

* * * * *

WB Resort Partners, L.P. and Subsidiaries

Consolidated Financial Statements

As of and for the year and period ended

December 31, 2002 and the period from July 27, 2001 (inception)

through December 31, 2001

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of WB Resort Partners, L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of WB Resort Partners, L.P. and its subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for the year ended December 31, 2002 and the period from July 27, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PRICEWATERHOUSECOOPERS, LLP

Orlando, Florida

February 14, 2003

WB RESORT PARTNERS, LP and Subsidiaries

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2002 AND 2001

	2002	2001
ASSETS
Current assets
Cash and cash equivalents	$3,309,558	$2,865,747
Accounts receivable, net of allowance for doubtful accounts of $72,508 and $78,413	3,986,276	1,208,991
Prepaid expenses and other current assets	861,371	1,567,735

Total current assets	8,157,205	5,642,473
Restricted cash	11,662,018	77,010
Property, construction in progress and equipment, less accumulated depreciation of $12,012,790 and $2,671,883	198,140,180	188,519,031
Loan costs, less accumulated amortization of $860,569 and $236,659	2,271,970	2,789,808

Total assets	$220,231,373	$197,028,322

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$9,814,084	$5,428,103
Construction costs payable, including retainage payable of $112,758 and $1,856,537	1,716,283	10,222,873
Distribution payable	2,463,838	1,213,418
Current portion of capital lease obligation	1,081,799	1,010,766

Total current liabilities	15,076,004	17,875,160

Mortgage note payable	130,000,000	130,000,000
Other notes payable	27,798,189	7,749,752
Capital lease obligation	757,851	1,875,187

Total liabilities	173,632,044	157,500,099

Commitments (Note 9)

Partners’ capital	46,599,329	39,528,223

Total liabilities and partners’ capital	$220,231,373	$197,028,322

The accompanying notes are an integral part of these consolidated financial statements.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002 AND

PERIOD FROM JULY 27, 2001 (INCEPTION)

TO DECEMBER 31, 2001

	2002	2001
Revenues:
Rooms	$35,776,082	$7,323,321
Food and beverage	7,427,279	1,778,843
Other operating departments	3,463,235	1,064,677

Total revenue	46,666,596	10,166,841

Cost of sales and other expenses:
Rooms	11,741,511	3,007,678
Food and beverage	7,665,138	2,211,960
Other operating departments	1,000,286	288,779
Property operations and maintenance	14,527,007	4,379,115
Depreciation	9,340,907	2,671,883
Interest and loan cost amortization	10,381,823	3,035,605
General and administrative	3,938,931	2,780,902
Sales and marketing	5,070,257	1,297,073
Management fees	1,398,192	304,321

Total costs and expenses	65,064,052	19,977,316

Net loss	$(18,397,456)	$(9,810,475)

The accompanying notes are an integral part of these consolidated financial statements.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

DECEMBER 31, 2002 AND 2001

	General Partner	Limited Partners	Total
Balance, July 27, 2001 (inception)	$51,077	$51,025,423	$51,076,500
Distributions	(1,738)	(1,736,064)	(1,737,802)
Net loss	(9,810)	(9,800,665)	(9,810,475)

Balance, December 31, 2001	$39,529	$39,488,694	$39,528,223
Contributions	$33,924	$33,889,576	33,923,500
Distributions	(8,455)	(8,446,483)	(8,454,938)
Net loss	(18,397)	(18,379,059)	(18,397,456)

Balance, December 31, 2002	$46,601	$46,552,728	$46,599,329

The accompanying notes are an integral part of these consolidated financial statements.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2002 AND

PERIOD FROM JULY 27, 2001 (INCEPTION)

TO DECEMBER 31, 2001

	2002	2001
Cash flows from operating activities:
Net loss	$(18,397,456)	$(9,810,475)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	9,340,907	2,671,883
Amortization of loan costs	623,910	236,659
Bad debt expense	80,802	78,413
Changes in operating assets and liabilities:
Accounts receivable	(2,858,087)	1,763,587
Prepaid expenses and other current assets	706,364	717,867
Accounts payable and accrued expenses	4,385,981	1,303,341

Net cash used in operating activities	(6,117,579)	(3,038,725)

Cash flows from investing activities:
Additions to property and equipment	(27,468,646)	(178,913,348)
Increase in restricted cash	(11,585,008)	(77,010)

Net cash used in investing activities	(39,053,654)	(178,990,358)

Cash flows from financing activities:
Proceeds from mortgage loan	—	130,000,000
Proceeds from other notes payable	20,048,437	7,749,752
Principal payments on capital lease obligations	(1,046,303)	(380,571)
Capital contributions from partners	33,923,500	51,076,500
Distributions to partners	(7,204,518)	(524,384)
Payment of loan costs	(106,072)	(3,026,467)

Net cash provided by financing activities	45,615,044	184,894,830

Net increase in cash and cash equivalents at end of period	443,811	2,865,747
Cash, beginning of period	2,865,747	—

Cash, end of period	$3,309,558	$2,865,747

Supplementary disclosure of cash flow information:
Cash paid during the period for:
Interest, net of capitalized interest of $5,431,858 and $2,227,403	$8,772,225	$3,035,605

The accompanying notes are an integral part of these consolidated financial statements.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

FOR THE YEAR ENDED DECEMBER 31, 2002 AND

PERIOD FROM JULY 27, 2001 (INCEPTION)

TO DECEMBER 31, 2001

Supplementary disclosure of non-cash transactions:
Equipment acquired under capital lease obligations	$—	$3,266,527

Distributions declared but not paid to Partners	$2,463,838	$1,213,418

Construction costs payable included in property and equipment	$1,716,283	$10,222,873

The accompanying notes are an integral part of these consolidated financial statements.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

1.	BUSINESS

ORGANIZATION

WB Resort Partners, L.P. (the “Partnership”) was organized pursuant to the laws of the State of Delaware on July 27, 2001. WBM Resort, L.P., WBR Parent, LLC and WBR Tenant Corporation are wholly owned subsidiaries of the Partnership. The Partnership’s general partner is CNL WBR GP Corp. (the “General Partner”) and the limited partners are CNL WBR Investor, L.P., Marriott International, Inc. (“Marriott”) and Waikiki Beach Resort, Ltd. (collectively, the “Limited Partners”).

The Partnership was formed to own and operate a resort located in Honolulu, Hawaii (the “Property”). The Partnership negotiated a fixed fee agreement with a contractor for $65 million to renovate the Property. As of December 31, 2002, renovations are almost complete. The Property’s day-to-day activities are managed by an affiliate of Marriott, however, all partners must agree to key decisions affecting the Property.

The structure of the Partnership and its subsidiaries is designed to allow the parent of its majority owner to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this objective, the Partnership operates its Property through a taxable REIT subsidiary (“TRS”), as permitted by the REIT Modernization Act of 1999.

The General Partner and Limited Partners hold a 0.1% and 99.9% interest, respectively, in the Partnership and contributed $33,924 and $33,889,576, respectively, during 2002, and $51,077 and $51,025,423, respectively, during 2001, in order to obtain the following percentage interests:

PARTNER	PERCENTAGE INTEREST
General Partner	0.1%
CNL WBR Investor, LP	48.9%
Waikiki Beach Resort, Ltd.	36.0%
Marriott	15.0%

The Partnership relies on capital contributions from the General Partner and Limited Partners and borrowings under loans to fund renovations, capital expenditures, operating losses and negative cash flows. Cash flow deficits are possible in the future, which may require additional funding. The Partners are committed to fund such shortfalls if they arise.

ALLOCATIONS AND DISTRIBUTIONS

Net operating profits and net operating losses are allocated to the General and Limited Partners in accordance with their respective ownership interests.

In addition, the General Partner and Limited Partners are entitled to a return of 11.5% per annum (the “11.5% Preferred Return”). The 11.5% cumulative Preferred Return is to be paid quarterly to each partner based on the capital accounts of each partner during the quarter. As of December 31, 2002 and 2001, the Partnership had distributions payable totaling $2,463,838 and $1,213,418, respectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

BASIS OF FINANCIAL STATEMENT PRESENTATION

The Partnership prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of WB Resort Partners, L.P. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

RECLASSIFICATION

Certain items in the prior year’s consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on Members’ Capital or results of operations.

CASH AND CASH EQUIVALENTS

The Partnership considers all amounts held in highly liquid instruments with original purchased maturities of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts. Management of the Partnership believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment at the Partnership’s Property of which $694,172 is classified as restricted cash in the accompanying consolidated balance sheet. These amounts are calculated as a certain percentage of sales in accordance with the hotel management agreement. The remaining amount of restricted cash represents cash which is restricted for budgeted renovations as of December 31, 2002.

INVENTORY

Inventory consists primarily of food and beverage inventory and operating supplies and is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT

Property, construction in progress and equipment is stated at cost and includes building, land improvements and furniture, fixtures and equipment. Building, land improvements and equipment is depreciated on the straight-line method over the assets’ estimated useful lives of 40, 15 and 7 years, respectively.

Expenditures for major renewals and betterments are capitalized and depreciated over the related assets’ estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred. Interest and real estate taxes incurred relating to renovation of the resort and amenities are capitalized to construction in progress during the active renovation period.

DEFERRED LOAN COSTS

Loan costs, primarily loan origination and related fees, are capitalized and are being amortized over the term of the loan using the effective interest method.

REVENUE RECOGNITION

Revenues are recognized as the services are provided. Cash received from customers for events occurring after each year end have been recorded as deposits in the accompanying consolidated balance sheets. Advanced deposits of approximately $668,315 and $399,864 are included in the accompanying consolidated balance sheet as of December 31, 2002 and 2001, respectively.

ADVERTISING AND PROMOTION COSTS

The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying statement of operations. Advertising, promotional and marketing costs totaled $5,070,257 and $1,297,073 for the year and period ended December 31, 2002 and 2001, respectively.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

LEASES

The Partnership has entered into capital and operating leases for equipment used at the Property. Equipment leased under capital leases is recorded as equipment on the accompanying consolidated balance sheet with a liability for the corresponding obligation under the lease agreement. Equipment under capital leases are depreciated over the useful life of the equipment and the obligation is reduced as monthly lease payments are made. Payments under operating leases are recorded as rent expense as lease payments are made.

INCOME TAXES

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from the TRS tenant operations. The tax consequences of other Partnership revenues and expenses, unrelated to the operation of the Property, will accrue to the partners. Certain of these other revenues and expenses may be treated differently in the Partnership’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as reported in the Partners’ income tax returns.

The Partnership accounts for federal and state income taxes on its TRS tenant using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002 the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

3.	PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT

Property, construction in progress and equipment consist of the following at December 31, 2002 and 2001:

	2002	2001
Building	$121,436,927	$121,436,927
Land improvements	2,265,081	2,265,132
Furniture, fixtures and equipment	23,546,112	20,856,769
Equipment under capital leases	3,234,183	2,885,955

	150,482,303	147,444,783
Less: accumulated depreciation	(12,012,790)	(2,671,883)
Construction in progress	59,670,667	43,746,131

	$198,140,180	$188,519,031

Accumulated depreciation for equipment under capital leases was $1,492,397 and $380,572 as of December 31, 2002 and 2001, respectively.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

4.	MORTGAGE NOTE PAYABLE

In July 2001, the Partnership entered into a $130,000,000 mortgage loan with an institutional lender to finance a portion of the Property acquired and future renovation costs. The mortgage is secured by a first mortgage and lien on the building and all other assets. The loan bears interest at 8.53% per annum and matures on August 15, 2006. Interest only payments are due monthly through maturity. For the year and period ended December 31, 2002 and 2001, the Partnership incurred $9,621,688 and $2,798,946, respectively in interest expense. The amount of debt reported in the accompanying consolidated balance sheets approximates the fair value of such debt as of December 31, 2002 and 2001.

5.	OTHER NOTES PAYABLE

On July 27, 2001, the Partnership and Marriott entered into a loan agreement whereby Marriott has agreed to provide three loans to the Partnership: a liquidity facility loan (“Mezz Loan A”); a senior loan guaranty (“Mezz Loan B”); and a cost overrun loan (“Mezz Loan C”). A description of each loan is as follows:

Loan	Purpose of Loan	Maximum Capacity	Term	Interest Rate
Mezz Loan A	Fund priority shortfalls from the operations of the Property	$20,000,000	Five years	LIBOR plus 700 basis points (not to exceed 13.5%)
Mezz Loan B	Fund any deficiency in the payment of monthly debt service payments under the Mortgage Loan	No limit	Five years	LIBOR plus 700 basis points (not to exceed 13.5%)
Mezz Loan C	Fund renovation costs in excess of project budget	$5,000,000	Five years	LIBOR plus 700 basis points (not to exceed 13.5%)

Each of the three loans are due July 2006. At December 31, 2002, $12,969,406, $14,828,783 and $0 were outstanding under the Mezz Loan A, Mezz Loan B and Mezz Loan C, respectively. As of December 31, 2001, $3,258,258, $4,491,494 and $0 were outstanding under the Mezz Loan A, Mezz Loan B and Mezz Loan C, respectively. The interest rate on the Mezz Loan A and Mezz Loan B was 8.382 percent and 8.876 percent at December 31, 2002 and 2001, respectively.

6.	LEASES

The Partnership is a lessee of various types of equipment used in operating the Property. Leases are categorized as operating or capital leases based upon the terms in the lease agreements.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

The following is a schedule by years of future minimum rental payments required under capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2002:

2003	$1,203,292
2004	759,944
2005	16,832

Total future minimum lease payments	1,980,068
Less: interest	(140,418)

Present value of net minimum lease payments	1,839,650
Less: current portion	(1,081,799)

$757,851

The Partnership leases two parcels of land under ground leases, on which the Property is currently being renovated. These operating leases are effective until 2080 and 2050, respectively. One of the land leases has escalating base rents from 2001 to 2008. The base rents from 2008 through 2080 and 2050, respectively, will never be less than the 2008 base rent and will increase every five years by the consumer price index. The minimum annual rental expense has been straight-lines over the life of these leases. Both leases contain percentage rent calculations based on percentages of gross revenues, as defined. Rent expense, including accrued rental expense and lease taxes for the year ended December 31, 2002 was $4,699,049. Rent expense, including accrued rental expense for the period ended December 31, 2001 was $2,289,952. Percentage rent for the year and period ended December 31, 2002 and 2001 was $128,447 and $4,781, respectively. These amounts have been included in property operations and maintenance in the accompanying consolidated statements of operations as of the year and period ended December 31, 2002 and 2001, respectively.

Future minimum lease rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 2002 are as follows:

2003	$3,784,000
2004	4,794,000
2005	4,794,000
2006	4,794,000
2007	4,794,000
Thereafter	342,042,000

$365,002,000

7.	TRANSACTIONS WITH RELATED PARTIES

Hotel Management Agreement

The Partnership entered into an agreement with an affiliate of Marriott International, Inc. (the “Manager”) to manage the Property. Under terms of the agreement, the Manager operates the Property in return for a fixed management fee of 3 percent of gross revenues. The Manager also earns an incentive management fee equal up to 50 percent of operating profits in excess of certain payment thresholds. The Partnership incurred management fees of $1,398,192 and $304,321 during the year and period ended December 31, 2002 and 2001, respectively.

Development Agreements

The Partnership entered into agreements with affiliates of the General Partner and Marriott to manage the renovation of the Property for $5 million. All amounts were paid under these agreements as of December 31, 2001 and no additional amounts were incurred during 2002.

WB RESORT PARTNERS, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2002 AND 2001

Other

The Partnership has entered into various other agreements with related parties to provide services such as marketing support, reservation services, and other services customary to the operation of a national brand hotel concept. Amounts incurred for the year and period ended December 31, 2002 and 2001 were $740,874 and $188,078, respectively, and have been included in cost of sales for room, food and beverage, and other operating departments in the accompanying consolidated statement of operations.

As of December 31, 2002 and 2001, amounts due from Marriott and affiliates were $0 and $898,117.

8.	INCOME TAXES

The components of the deferred taxes recognized in the accompanying consolidated balance sheet at December 31, 2002 and 2001 are as follows:

	2002	2001
Deferred tax assets:
Net operating loss	$6,583,000	$1,376,000
Accrued rent	562,000	179,000
Deferred tax liabilities:
Tax over book depreciation	(1,921,000)	—
Valuation allowance	(5,224,000)	(1,555,000)

	$—	$—

The types of temporary differences between the tax basis of assets and liabilities and their consolidated financial statement reporting amounts are attributable principally to depreciation differences, accrued expenses and net operating losses. The TRS tenant had net operating loss carryforwards for federal and state purposes of approximately $11,250,000 and $4,050,000 as of December 31, 2002 and 2001, respectively, which is available to offset future operating income. The net operating loss carryforward expires in 2021. The Partnership has not recorded this potential future benefit because its TRS subsidiary does not have sufficient historical earnings on which to base a potential future benefit.

9.	COMMITMENTS AND CONTINGENCIES

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Partnership’s financial condition or results of operations.

* * * * *

RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

Page
RFS HOTEL INVESTORS, INC
Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002	F-104
Consolidated Statements of Operations for the three and six months ended June 30, 2003 and 2002	F-105
Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002	F-106
Notes to Consolidated Financial Statements	F-107
Report of Independent Accountants	F-117
Consolidated Balance Sheets as of December 31, 2002 and 2001	F-118
Consolidated Statements of Operations for the years ended
December 31, 2002, 2001 and 2000	F-119
Consolidated Statements of Comprehensive Income (Loss) for the years ended
December 31, 2002, 2001 and 2000	F-120
Consolidated Statements of Shareholders’ Equity for the years ended
December 31, 2002, 2001 and 2000	F-121
Consolidated Statements of Cash Flows for the years ended
December 31, 2002, 2001 and 2000	F-122
RFS PARTNERSHIP, L.P.
Report of Independent Accountants	F-123
Consolidated Balance Sheets as of December 31, 2002 and 2001	F-124
Consolidated Statements of Operations for the years ended
December 31, 2002, 2001 and 2000	F-125
Consolidated Statements of Comprehensive Income (Loss) for the years ended
December 31, 2002, 2001 and 2000	F-126
Consolidated Statements of Partners’ Capital for the years ended
December 31, 2002, 2001 and 2000	F-127
Consolidated Statements of Cash Flows for the years ended
December 31, 2002, 2001 and 2000	F-128
Notes to Consolidated Financial Statements of RFS Hotel Investors, Inc. and RFS Partnership, L.P.	F-129

RFS Hotel Investors, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Investment in hotel properties, net	$587,660	$593,289
Cash and cash equivalents	5,894	1,938
Restricted cash	5,474	4,383
Accounts receivable	5,058	4,698
Deferred expenses, net	7,779	8,805
Other assets	4,105	3,712
Deferred income taxes	27,376	25,830

Total assets	$643,346	$642,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$23,412	$22,160
Borrowings on Line of Credit	8,500	6,950
Mortgage notes payable	157,941	159,279
Senior notes payable	121,220	125,000
Minority interest in Operating Partnership, 2,422 and 2,459 units issued and
outstanding at June 30, 2003 and December 31, 2002, respectively	27,080	28,047

Total liabilities	338,153	341,436

Commitments and contingencies
Shareholders’ equity:
Common Stock, $.01 par value, 100,000 shares authorized,
30,096 and 29,043 shares issued at June 30, 2003 and
December 31, 2002, respectively	301	290
Additional paid-in capital	421,113	408,017
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(108,121)	(98,988)

Total shareholders’ equity	305,193	301,219

Total liabilities and shareholders’ equity	$643,346	$642,655

The accompanying notes are an integral part of these consolidated financial statements.

RFS Hotel Investors, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Rooms	$41,683	$45,866	$80,046	$86,275
Food and beverage	4,464	4,674	8,635	8,877
Other operating departments	1,399	1,714	2,808	3,307
Lease revenue	1,227	1,234	2,842	2,868
Deferred revenue	(474)	(491)	(1,461)	(1,503)
Other	169	107	208	261

Total hotel revenue	48,468	53,104	93,078	100,085

Hotel operating expenses:
Rooms	8,577	9,010	16,829	17,347
Food and beverage	3,246	3,346	6,247	6,507
Other operating departments	399	458	825	924
Undistributed operating expenses:
Property operating costs	5,748	5,361	11,468	10,621
Property taxes, insurance and other	3,185	3,153	6,113	6,488
Franchise costs	4,030	4,339	7,751	8,152
Maintenance and repair	2,840	2,463	5,360	4,744
Management fees	1,309	1,256	2,653	2,507
Depreciation	7,517	7,539	15,038	14,785
Amortization of franchise fees and unearned compensation	295	319	581	638
General and administrative	5,348	4,995	10,001	9,734

Total operating expenses	42,494	42,239	82,866	82,447

Operating income	5,974	10,865	10,212	17,638
Debt extinguishments and swap termination costs				10,122
Amortization of loan origination costs	421	420	784	777
Interest expense	6,485	6,511	13,143	12,555

Income (loss) from continuing operations before income taxes	(932)	3,934	(3,715)	(5,816)
Minority interest in income (loss) of Operating Partnership	(34)	119	(174)	(676)
Provision for (benefit from) income taxes	(549)	130	(1,546)	(380)

Income (loss) from continuing operations	(349)	3,685	(1,995)	(4,760)
Income from discontinued operations		94		19
Gain (loss) on sale of assets		(10)	(9)	962

Net income (loss)	(349)	3,769	(2,004)	(3,779)
Loss on redemption of Preferred Stock		(1,890)		(1,890)
Preferred stock dividends		(781)		(1,562)

Net income (loss) applicable to common stockholders	$(349)	$1,098	$(2,004)	$(7,231)

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.01)	$0.04	$(0.07)	$(0.27)
Discontinued operations	0.00	0.00	0.00	0.00

Basic earnings (loss) per share	$(0.01)	$0.04	$(0.07)	$(0.27)

Diluted earnings (loss) per share from continuing operations	$(0.01)	$0.04	$(0.07)	$(0.27)
Discontinued operations	0.00	0.00	0.00	0.00

Diluted earnings (loss) per share	$(0.01)	$0.04	$(0.07)	$(0.27)

Weighted average common shares outstanding—basic	29,102	27,046	28,811	26,407
Weighted average common shares outstanding—diluted	29,102	27,046	28,811	26,407
The accompanying notes are an integral part of these consolidated financial statements.

RFS Hotel Investors, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(in thousands)

	2003	2002

Cash flows from operating activities:
Net loss	$(2,004)	$(3,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,403	16,348
Minority Interest in Operating Partnership	(174)	(676)
Write-off of deferred expenses	122	1,361
Loss (gain) on sale of assets	9	(962)
Changes in assets and liabilities:
Accounts receivable	(360)	428
Other assets	(429)	(396)
Deferred income taxes	(1,546)	(380)
Accounts payable and accrued expenses	1,252	7,281

Net cash provided by operating activities	13,273	19,225

Cash flows from investing activities:
Investment in hotel properties	(9,388)	(4,646)
Restricted cash	(1,091)	1,442
Cash returned for franchise fees	107
Proceeds from sale of assets	6	1,111

Net cash used by investing activities	(10,366)	(2,093)

Cash flows from financing activities:
Net proceeds (payments) on line of credit	1,550	(71,938)
Proceeds from issuance of (payments to retire) Senior Notes	(3,780)	125,000
Payments on mortgage notes payable	(1,338)	(59,417)
Redemption of preferred units		(25,850)
Distributions to unitholders	(7,735)	(15,838)
Issuance of common and preferred units	12,408	39,653
Loan fees paid	(56)	(4,004)

Net cash provided (used) by financing activities	1,049	(12,394)

Net increase in cash and cash equivalents	3,956	4,738
Cash and cash equivalents at beginning of period	1,938	5,735

Cash and cash equivalents at end of period	$5,894	$10,473

Supplemental disclosure of non-cash activities:

In 2003, the Company issued 37 thousand shares of common stock with a value of $0.4 million in exchange for 37 thousand Operating Partnership units.

In 2002, the Company recorded a $0.2 million allocation from paid-in capital to minority interest.

The accompanying notes are an integral part of these consolidated financial statements.

RFS Hotel Investors, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    1.        Organization. RFS Hotel Investors, Inc. (“RFS”), was a publicly held hotel real estate investment trust which, at June 30, 2003, owned interests in 57 hotels with 8,271 rooms located in 24 states (collectively the “Hotels”) through its approximate 92% equity interest in RFS Partnership, L.P. (the “Operating Partnership”). At June 30, 2003, third party limited partners owned the remaining 8%. RFS was the general partner in the Operating Partnership. On July 10, 2003, RFS and the Operating Partnership were acquired by subsidiaries of CNL Hospitality Properties, Inc. (“CNL”) for approximately $383 million in cash ($12.35 per share and per unit). Upon consummation of this transaction, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of CNL was merged with and into the Operating Partnership and the Operating Partnership continues to exist as a separate entity and an indirect wholly owned subsidiary of CNL. Prior to the closing of this transaction the common stock of RFS was publicly traded on the New York Stock Exchange under the symbol “RFS.” The common stock of RFS has since been removed from listing on the New York Stock Exchange. RFS filed a Form 15 on July 14, 2003, terminating its filing requirements with the Securities and Exchange Commission (“SEC”). See Note 14, Subsequent Events.

        These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements pursuant to the rules and regulations of the SEC. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for audited financial statements and should be read in conjunction with the financial statements and notes thereto of the Operating Partnership included in the combined RFS and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2002. The following notes to the consolidated financial statements highlight significant changes to notes included in the Form 10-K and present interim disclosures required by the SEC.

        The accompanying consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature. In preparing financial statements that conform with generally accepted accounting principles, management must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses reflected during the reporting period. The results of operations for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results of operations to be expected for the full year or future periods.

        2.  Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share or unit from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share or unit from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units and equivalents outstanding.

        Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options.

        For the three months ended June 30, 2002, there were 171 thousand unit equivalents pursuant upon the exercise of options and for the three and six months ended June 30, 2003, and for the six months ended June 30, 2002, one thousand, 15 thousand and 147 thousand unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per unit. In addition, the Series B Preferred Units are non-convertible and accordingly, are not included in the computation of diluted earning per unit.

    3.        Declaration of Dividends.  On March 3, 2003, the Board of RFS declared a $0.25 dividend on each share of Common Stock outstanding to shareholders of record on March 17, 2003. The dividend on Common Stock was paid on March 31, 2003. Correspondingly, the Partnership declared a $0.25 dividend on each general partnership and limited partnership unit outstanding to unitholders of record on March 17, 2003. A portion ($23 thousand) of the dividend payable to the minority interest holders (limited partnership unitholders) was paid on March 31, 2003 and the remainder ($582 thousand) was paid on April 1, 2003.

    4.        Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with provisions of the percentage lease agreements. SAB 101 effectively defers the recognition of revenue from its percentage leases for the first and second quarters to the third and fourth quarters. At June 30, 2003, deferred revenue of $1.5 million is included in accounts payable and accrued expenses. The lessees are in compliance with their rental obligations under the Percentage Leases. For the three and six months ended June 30, 2003 and 2002, five hotels were leased to third-party lessees.

    5.        Debt. During the first quarter of 2003, the Company borrowed approximately $3.8 million under the Line of Credit to retire $3.8 million of Senior Notes. The Senior Notes were purchased in open market transactions at then prevailing market prices. As a result of the prepayment of the $3.8 million Senior Notes, the Company expensed $122 thousand in unamortized debt issuance costs and $29 thousand of costs related to acquiring the Senior Notes.

        At June 30, 2003, the Company was in violation of certain financial covenants under the Line of Credit. The covenant violations have no impact on the Company because the Line of Credit was terminated in connection with the acquisition of RFS by CNL on July 10, 2003. Deferred issuance costs of approximately $1.8 million will be written off as part of the termination.

    6.        Issuance of Shares or Units. On May 9, 2003, RFS sold 1.0 million shares of common stock for $12.35 per share. Proceeds of approximately $12.3 million were contributed to the Operating Partnership in exchange for the issuance of 1.0 million Operating Partnership units. The Operating Partnership used the proceeds to reduce the outstanding balance on the line of credit.

    7.        Gain (Loss) on Sale of Assets. The loss of $9 thousand relates to losses incurred on the sale of several hotel vans. In the first quarter 2002, the Company recognized a gain of approximately $1.0 million on the sale of an unconsolidated joint venture for approximately $1.1 million.

    8.        Income Taxes. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

        The components of income tax benefit for the three and six months ended June 30, 2003 are as follows:

	Three Months Ended	Six Months Ended

Deferred:
Federal	$(549)	$(1,546)

Benefit from income taxes	$(549)	$(1,546)

        The deferred benefit from income taxes and related deferred tax asset was calculated using an effective tax rate of 38% applied to the income or loss of the TRS Lessees, wholly owned subsidiary companies which lease 52 of the 57 hotels owned by the Company, adjusted for temporary differences related mainly to the Hilton lease termination transaction and operating losses.

        The deferred tax asset is provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities, resulting primarily from the Hilton lease termination, and for operating loss carryforwards. The Company believes that the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset. Accordingly, no valuation allowance has been recorded at June 30, 2003.

    9.        Comprehensive Income. SFAS No. 130, “Reporting Comprehensive Income,” requires the disclosure of the components included in comprehensive income (loss). For the three and six months ended June 30, 2003, there were no items of other comprehensive income.

    10.        Segment Information. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

    11.        Discontinued Operations. In November 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. The results of operations for this hotel for the three and six months ended June 30, 2002 are included on the consolidated statement of operations under the heading, “income from discontinued operations.” There were no results of operations for this hotel in 2003. The results of operations for this hotel have been reclassified as Income from Discontinued Operations on the Consolidated Statements of Operations for the three and six months ended June 30, 2002. The components of income from discontinued operations for the three and six months ended June 30, 2002 are shown below:

	Three Months Ended	Six Months Ended

Hotel revenue	$524	$820
Hotel operating costs	(335)	(608)
Property taxes and insurance	(22)	(45)
Depreciation	(73)	(148)

Income from discontinued operations	$94	$19

    12.        Stock Based Compensation. The FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company applies the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

        There were no grants of options to purchase shares of RFS common stock made during the three and six months ended June 30, 2003. In May 2002, 40,000 options to purchase shares of RFS common stock were granted to each of the seven independent directors. Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS 123, the Company’s net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below for the three and six months ended June 30, 2003 and 2002, respectively:

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net income (loss) applicable to shareholders:
As reported	$(349)	$1,098	$(2,004)	$(7,231)
Pro forma	$(449)	$979	$(2,204)	$(6,994)
Basic and diluted earnings (loss) per share:
As reported	$(0.01)	$0.04	$(0.07)	$(0.27)
Pro forma	$(0.02)	$0.04	$(0.08)	$(0.26)

    13.        Consolidating Financial Information of RFS Partnership, L.P. RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership (“Guarantor Subsidiaries”), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership’s Senior Notes. RFS Leasing II and RFS Leasing VII had no substantial operations prior to January 1, 2002. RFS Leasing II leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII leases 21 hotels from the Operating Partnership. As of and for the three and six months ended June 30, 2003 and 2002, RFS Leasing II and RFS Leasing VII did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002 was formed to facilitate the issuance of the Senior Notes. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the Senior Notes. RFS Financing Corporation and RFS Financing 2002 have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, RFS Leasing VII, RFS Financing 2002 or RFS Financing Corporation to provide credit support for the Senior Notes, RFS Leasing II, RFS Leasing VII, RFS Financing 2002 and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the Senior Notes.

        The following tables present consolidating information for the Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

Consolidating Balance Sheet
June 30, 2003
(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,909	$132,070	$242,681		$587,660
Investment in consolidated entities	245,280		16,871	$(262,151)	—
Cash and cash equivalents	260	3,566	2,068		5,894
Restricted cash			5,474		5,474
Accounts receivable	896	9,674	6,702	(12,214)	5,058
Deferred expenses, net	5,810	78	1,891		7,779
Other assets	1,732	1,055	1,318		4,105
Deferred income taxes		15,654	11,722		27,376

Total assets	$466,887	$162,097	$288,727	$(274,365)	$643,346

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,936	$15,558	$15,174	$(12,214)	$25,454
Borrowings on Line of Credit	8,500				8,500
Mortgage notes payable			157,941		157,941
Senior Notes Payable	121,220				121,220

Total liabilities	136,656	15,558	173,115	(12,214)	313,115

Redeemable units at redemption value	29,837				29,837

General partnership units	300,394	146,539	115,612	(262,151)	300,394

Total partners’ capital	300,394	146,539	115,612	(262,151)	300,394

Total liabilities and partners’ capital	$466,887	$162,097	$288,727	$(274,365)	$643,346

Consolidating Balance Sheet
December 31, 2002
(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,823	$133,507	$246,959		$593,289
Investment in consolidated entities	253,921		18,962	$(272,883)	—
Cash and cash equivalents	446	825	667		1,938
Restricted cash			4,383		4,383
Accounts receivable	2,596	12,439	10,901	(21,238)	4,698
Deferred expenses, net	6,578	176	2,051		8,805
Other assets	1,478	620	1,614		3,712
Deferred income taxes		14,384	11,446		25,830

Total assets	$477,842	$161,951	$296,983	$(294,121)	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$18,668	$9,432	$17,340	$(21,238)	$24,202
Borrowings on Line of Credit	6,950				6,950
Mortgage notes payable			159,279		159,279
Senior Notes Payable	125,000				125,000

Total liabilities	150,618	9,432	176,619	(21,238)	315,431

Redeemable units at redemption value	26,702				26,702

General partnership units	300,522	152,519	120,364	(272,883)	300,522

Total partners’ capital	300,522	152,519	120,364	(272,883)	300,522

Total liabilities and partners’ capital	$477,842	$161,951	$296,983	$(294,121)	$642,655

Consolidating Statement of Operations
For the Three Months Ended June 30, 2003
(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$27,746	$13,937		$41,683
Food and beverage		3,013	1,451		4,464
Other operating departments		744	655		1,399
Lease revenue	$6,579	4,960	655	$(10,967)	1,227
Deferred revenue	(105)		(369)		(474)
Other	275	21	50	(177)	169

Total hotel revenue	6,749	36,484	16,379	(11,144)	48,468

Hotel operating expenses:
Rooms		5,788	2,789		8,577
Food and beverage		2,380	866		3,246
Other operating departments		296	103		399
Undistributed operating expenses:
Property operating costs		4,009	1,739		5,748
Property taxes, insurance and other	1,057	908	1,220		3,185
Franchise costs	(51)	2,556	1,525		4,030
Maintenance and repair		1,900	940		2,840
Management fees		868	441		1,309
Percentage lease expense		10,967		(10,967)
Depreciation	2,579	1,727	3,211		7,517
Amortization of franchise fees and unearned compensation	276	11	8		295
General and administrative	870	2,671	1,807		5,348

Total operating expenses	4,731	34,081	14,649	(10,967)	42,494

Operating income	2,018	2,403	1,730	(177)	5,974
Amortization of loan origination costs	345	1	75		421
Interest expense	3,310	177	3,175	(177)	6,485
Equity in (earnings) loss of consolidated subsidiaries	(1,254)		969	285

Income (loss) from continuing operations before income
taxes	(383)	2,225	(2,489)	285	(932)
Benefit from income taxes		(474)	(75)		(549)

Income (loss) from continuing operations	(383)	2,699	(2,414)	285	(383)
Gain (loss) on sale of assets

Net income (loss)	(383)	2,699	(2,414)	285	(383)
Preferred unit dividends

Net income (loss) applicable to unitholders	$(383)	$2,699	$(2,414)	$285	$(383)

Consolidating Statement of Operations
For the Three Months Ended June 30, 2002
(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$30,381	$15,485		$45,866
Food and beverage		3,186	1,488		4,674
Other operating departments		921	793		1,714
Lease revenue	$7,291	5,841	609	$(12,507)	1,234
Deferred revenue	(163)		(328)		(491)
Other	232	8	52	(185)	107

Total hotel revenue	7,360	40,337	18,099	(12,692)	53,104

Hotel operating expenses:
Rooms		6,077	2,933		9,010
Food and beverage		2,445	901		3,346
Other operating departments		315	143		458
Undistributed operating expenses:
Property operating costs		3,737	1,624		5,361
Property taxes, insurance and other	888	933	1,332		3,153
Franchise costs	(40)	2,716	1,663		4,339
Maintenance and repair		1,660	803		2,463
Management fees		825	431		1,256
Percentage lease expense		12,507		(12,507)
Depreciation	2,592	1,762	3,185		7,539
Amortization of franchise fees and unearned compensation	302	11	6		319
General and administrative	194	2,687	2,114		4,995

Total operating expenses	3,936	35,675	15,135	(12,507)	42,239

Operating income	3,424	4,662	2,964	(185)	10,865
Debt extinguishments and swap termination costs
Amortization of loan origination costs	344		76		420
Interest expense	3,285	186	3,225	(185)	6,511
Equity in (earnings) loss of consolidated subsidiaries	(4,103)		483	3,620

Income (loss) from continuing operations before income
taxes	3,898	4,476	(820)	(3,620)	3,934
Benefit from income taxes		(296)	426		130

Income (loss) from continuing operations	3,898	4,772	(1,246)	(3,620)	3,804
Earnings from discontinued operations		94			94
Gain (loss) on sale of assets	(10)				(10)

Net income (loss)	3,888	4,866	(1,246)	(3,620)	3,888
Loss on sale of Preferred Units	(1,890)				(1,890)
Preferred unit dividends	(781)				(781)

Net income (loss) applicable to unitholders	$1,217	$4,866	$(1,246)	$(3,620)	$1,217

Consolidating Statement of Operations
For the Six Months Ended June 30, 2003
(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$52,704	$27,342		$80,046
Food and beverage		6,014	2,621		8,635
Other operating departments		1,525	1,283		2,808
Lease revenue	$13,178	9,199	1,419	$(20,954)	2,842
Deferred revenue	(613)		(848)		(1,461)
Other	462	22	78	(354)	208

Total hotel revenue	13,027	69,464	31,895	(21,308)	93,078

Hotel operating expenses:
Rooms		11,209	5,620		16,829
Food and beverage		4,625	1,622		6,247
Other operating departments		601	224		825
Undistributed operating expenses:
Property operating costs		8,016	3,452		11,468
Property taxes, insurance and other	1,620	1,836	2,657		6,113
Franchise costs	(102)	4,883	2,970		7,751
Maintenance and repair		3,599	1,761		5,360
Management fees		1,770	883		2,653
Percentage lease expense		20,954		(20,954)
Depreciation	5,159	3,469	6,410		15,038
Amortization of franchise fees and unearned compensation	548	19	14		581
General and administrative	1,087	5,295	3,619		10,001

Total operating expenses	8,312	66,276	29,232	(20,954)	82,866

Operating income	4,715	3,188	2,663	(354)	10,212
Amortization of loan origination costs	633	2	149		784
Interest expense	6,818	354	6,325	(354)	13,143
Equity in (earnings) loss of consolidated subsidiaries	(568)		2,375	(1,807)

Income (loss) from continuing operations before income
taxes	(2,168)	2,832	(6,186)	1,807	(3,715)
Benefit from income taxes		(1,270)	(276)		(1,546)

Income (loss) from continuing operations	(2,168)	4,102	(5,910)	1,807	(2,169)
Gain (loss) on sale of assets	(10)	1			(9)

Net income (loss)	(2,178)	4,103	(5,910)	1,807	(2,178)
Preferred unit dividends

Net income (loss) applicable to unitholders	$(2,178)	$4,103	$(5,910)	$1,807	$(2,178)

Consolidating Statement of Operations
For the Six Months Ended June 30, 2002
(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$57,170	$29,105		$86,275
Food and beverage		6,232	2,645		8,877
Other operating departments		1,830	1,477		3,307
Lease revenue	$14,338	10,807	1,325	$(23,602)	2,868
Deferred revenue	(740)		(763)		(1,503)
Other	514	22	93	(368)	261

Total hotel revenue	14,112	76,061	33,882	(23,970)	100,085

Hotel operating expenses:
Rooms		11,702	5,645		17,347
Food and beverage		4,827	1,680		6,507
Other operating departments		642	282		924
Undistributed operating expenses:
Property operating costs		7,396	3,225		10,621
Property taxes, insurance and other	1,752	1,792	2,944		6,488
Franchise costs	(91)	5,055	3,188		8,152
Maintenance and repair		3,214	1,530		4,744
Management fees		1,640	867		2,507
Percentage lease expense		23,602		(23,602)
Depreciation	5,075	3,442	6,268		14,785
Amortization of franchise fees and unearned compensation	604	21,	13		638
General and administrative	304	5,346	4,084		9,734

Total operating expenses	7,644	68,679	29,726	(23,602)	82,447

Operating income	6,468	7,382	4,156	(368)	17,638
Debt extinguishments and swap termination costs	3,210	6,912			10,122
Amortization of loan origination costs	613	14	150		777
Interest expense	5,238	1,259	6,426	(368)	12,555
Equity in (earnings) loss of consolidated subsidiaries	2,837		600	(3,437)

Income (loss) from continuing operations before income
taxes	(5,430)	(803)	(3,020)	3,437	(5,816)

Benefit from income taxes		(368)	(12)		(380)
Income (loss) from continuing operations	(5,430)	(435)	(3,008)	3,437	(5,436)
Earnings from discontinued operations		19			19
Gain (loss) on sale of assets	975		(13)		962

Net income (loss)	(4,455)	(416)	(3,021)	3,437	(4,455)
Loss on sale of Preferred Units	(1,890)				(1,890)
Preferred unit dividends	(1,562)				(1,562)

Net income (loss) applicable to unitholders	$(7,907)	$(416)	$(3,021)	$3,437	$(7,907)

Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2003
(in thousands)

	LP Only	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$(5,991)	$9,070	$10,194	$13,273
Cash flows from (used in) investing activities	3,417	(6,329)	(7,454)	(10,366)
Cash flows from (used in) financing activities	2,388	--	(1,339)	1,049

Net increase in cash and cash equivalents	(186)	2,741	1,401	3,956
Cash and cash equivalents at beginning of period	446	825	667	1,938

Cash and cash equivalents at end of period	$260	$3,566	$2,068	$5,894

Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2002
(in thousands)

	LP Only	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$28,965	$1,973	$(11,713)	$19,225
Cash flows from (used in) investing activities	(72,474)	56,576	13,805	(2,093)
Cash flows from (used in) financing activities	47,035	(58,191)	(1,238)	(12,394)

Net increase in cash and cash equivalents	3,526	358	854	4,738
Cash and cash equivalents at beginning of period	263	3,467	2,005	5,735

Cash and cash equivalents at end of period	$3,789	$3,825	$2,859	$10,473

    14.        Subsequent Events – On July 10, 2003, RFS and the Operating Partnership were acquired by subsidiaries of CNL for approximately $383 million in cash ($12.35 per share and per unit). Upon consummation of this transaction, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of CNL was merged with and into the Operating Partnership and the Operating Partnership continues to exist as a separate entity and an indirect wholly owned subsidiary of CNL. Prior to the closing of this transaction the common stock of RFS was publicly traded on the New York Stock Exchange under the symbol “RFS.” The common stock of RFS has since been removed from listing on the New York Stock Exchange. The former assets of RFS are now held by subsidiaries of CNL. By virtue of the closing of the transaction, CNL and its subsidiaries (which now include the Operating Partnership) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million).

        On May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS’s directors and CNL. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS’s shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties due to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS board of directors and its financial advisor, (iii) CNL aided and abetted the RFS board of directors in connection with their breach of fiduciary duties, (iv) the RFS board of directors violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other relief, the amended complaint seeks certification of the class action, an injunction enjoining RFS and CNL from completing the merger, monetary damages in an unspecified amount, the payment of attorney’s fees, and rescissory damages. On June 23 and on July 1, 2003, respectively, RFS and CNL filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff’s motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Based upon the information currently available to the Operating Partnership and CNL, the Operating Partnership and CNL believe the allegations contained in the amended complaint are without merit and CNL intends to vigorously defend the action.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and

Shareholders of RFS Hotel Investors, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of RFS Hotel Investors, Inc. (“RFS”) at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of RFS’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, RFS adopted the provisions of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, RFS adopted FASB No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” and FASB No. 145, “Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 29, 2003, except for Note 13, as to

which the date is March 3, 2003

RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$22,160	$20,857
Borrowings on Line of Credit	6,950	81,188
Mortgage notes payable	159,279	219,947
Senior notes payable	125,000
Minority interest in Operating Partnership, 2,459 units issued and outstanding at December 31, 2002 and December 31, 2001, respectively and other consolidated subsidiaries	28,047	31,059

Total liabilities	341,436	353,051

Series B Preferred Stock, $0.01 par value, 5,000 shares authorized, 250 shares issued and outstanding at December 31, 2001		25,000

Commitments and contingencies
Shareholders’ equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,043 and 25,811 shares issued at December 31, 2002 and December 31, 2001, respectively	290	258
Additional paid-in capital	408,017	368,361
Other comprehensive income		(3,220)
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(98,988)	(66,488)

Total shareholders’ equity	301,219	290,811

Total liabilities and shareholders’ equity	$642,655	$668,862

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

	2002	2001	2000
Revenue:
Rooms	$169,357	$187,144
Food and beverage	17,452	17,695
Other operating departments	6,449	9,044
Lease revenue	5,229	5,782	$106,001
Other	411	573	785

Total hotel revenue	198,898	220,238	106,786

Hotel operating expenses:
Rooms	34,679	36,617
Food and beverage	12,793	13,533
Other operating departments	1,874	2,163
Undistributed operating expenses:
Property operating costs	21,798	22,193
Property taxes, insurance and other	12,536	12,767	10,678
Franchise costs	16,265	16,857
Maintenance and repair	9,485	9,576
Management fees	4,876	5,721
Depreciation	29,812	29,290	26,920
Lease termination		65,489
Amortization of franchise fees and unearned compensation	1,247	1,384	674
General and administrative	19,079	19,246	6,304

Total operating expenses	164,444	234,836	44,576

Operating income (loss)	34,454	(14,598)	62,210
Debt extinguishments and swap termination costs	10,122
Amortization of loan origination costs	1,617	1,354	1,036
Interest expense	25,484	24,688	23,016

Income (loss) from continuing operations before minority interest and income taxes	(2,769)	(40,640)	38,158
Minority interest	(654)	(1,150)	3,200
Benefit from income taxes	(1,096)	(24,714)

Income (loss) from continuing operations	(1,019)	(14,776)	34,958
Earnings (losses) from discontinued operations	(3,719)	(80)	208
Gain (loss) on sale of assets	950	1,127	(4,376)

Net income (loss)	(3,788)	(13,729)	30,790
Gain (loss) on redemption of preferred Stock	(1,890)	5,141
Preferred stock dividends	(1,562)	(3,125)	(1,412)

Net income (loss) applicable to common shareholders	$(7,240)	$(11,713)	$29,378

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Basic earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Diluted earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Weighted average common shares outstanding—basic	27,446	25,045	24,559
Weighted average common shares outstanding—diluted	27,446	25,045	24,566

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Net income (loss)	$(3,788)	$(13,729)	$30,790
Reclassification adjustment for losses included in earnings	3,220
Unrealized holding loss on interest rate swaps		(3,220)

Comprehensive income (loss)	$(568)	$(16,949)	$30,790

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

		Common Stock
	Preferred Stock	Number of Shares	Amount	Additional Paid-In Capital	Other Comprehensive Income	Treasury Stock	Distributions in Excess of Income	Total
Balances at December 31, 1999	$10	25,062	$251	$374,087		$(3,656)	$(9,409)	$361,283
Purchase of treasury shares						(4,444)		(4,444)
Issuance of common shares		26		162				162
Distributions on common shares, ($1.54 per share)							(38,586)	(38,586)
Distributions on Series A preferred shares, ($1.54 per share)							(1,412)	(1,412)
Amortization of unearned compensation				661				661
Net income							30,790	30,790

Balances at December 31, 2000	$10	25,088	$251	$374,910		$(8,100)	$(18,617)	$348,454
Redemption of Series A preferred shares, including $5,141 gain on redemption	(10)			(12,990)				(13,000)
Series B Preferred Shares issuance costs				(1,040)				(1,040)
Issuance of common shares		723	7	6,152				6,159
Distributions on common shares, ($1.255 per share)							(30,661)	(30,661)
Distributions on preferred shares, ($0.385 per Series A share and $12.50 per Series B share)							(3,481)	(3,481)
Unrealized holding losses arising on interest rate swaps					$(3,220)			(3,220)
Amortization of unearned compensation				1,329				1,329
Net loss							(13,729)	(13,729)

Balances at December 31, 2001	$0	25,811	$258	$368,361	$(3,220)	$(8,100)	$(66,488)	$290,811
Loss on redemption of Series B preferred shares, net of $1,040 issuance costs				(850)				(850)
Issuance of common shares		3,232	32	39,621				39,653
Allocation to minority interest				(232)				(232)
Distributions on common shares, ($1.00 per share)							(27,150)	(27,150)
Distributions on preferred shares, ($6.25 per Series B share)							(1,562)	(1,562)
Reclassification adjustment for losses included in earnings					3,220			3,220
Amortization of unearned compensation				1,117				1,117
Net loss							(3,788)	(3,788)

Balances at December 31, 2002	$0	29,043	$290	$408,017	$0	$(8,100)	$(98,988)	$301,219

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(3,788)	$(13,729)	$30,790
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,944	32,343	28,908
Minority interest in Operating Partnership	(644)	(1,157)	3,218
(Gain) loss on sale of assets, including loss on sale of discontinued operations	2,890	(1,127)	4,376
Write-off of loan costs	1,361
Changes in assets and liabilities:
Accounts receivable	835	7,508	(2,240)
Other assets	(499)	5,432	(3,473)
Deferred income taxes	(1,096)	(24,734)
Accounts payable and accrued expenses	4,523	5,930	3,644

Net cash provided by operating activities	36,526	10,466	65,223

Cash flows from investing activities:
Investment in hotel properties and hotels under development	(14,576)	(18,013)	(32,551)
Cash paid for franchise fees	(172)	(65)
Restricted cash	2,434	(1,888)	(379)
Proceeds from sale of hotel properties	4,175	11,324	22,087

Net cash used by investing activities	(8,139)	(8,642)	(10,843)

Cash flows from financing activities:
Purchase of treasury stock			(4,444)
Net proceeds (payments) on line of credit	(74,238)	30,914	(48,534)
Proceeds from issuance of debt	125,000		52,200
Payments on mortgage notes payable	(60,668)	(7,210)	(8,513)
Redemption of preferred stock	(25,850)	(13,000)
Distributions to common and preferred shareholders	(28,712)	(34,142)	(39,972)
Distributions to limited partners	(2,592)	(3,135)	(3,988)
Issuance of common stock, net of $0.3 million issuance costs in 2002	39,653	4,479	162
Issuance of preferred stock, net of $1.0 million issuance costs		23,960
Loan fees paid	(4,777)	(1,636)	(3,523)

Net cash provided (used) by financing activities	(32,184)	230	(56,612)

Net increase (decrease) in cash and cash equivalents	(3,797)	2,054	(2,232)
Cash and cash equivalents at beginning of period	5,735	3,681	5,913

Cash and cash equivalents at end of period	$1,938	$5,735	$3,681

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,059	$24,403	$22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

of RFS Hotel Investors, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of partners’ capital and of cash flows present fairly, in all material respects, the financial position of RFS Partnership, L.P. (the “Partnership”) at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, the Partnership adopted the provisions of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, the Partnership adopted FASB No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” and FASB No. 145, “Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 29, 2003, except for Note 13, as to

which the date is March 3, 2003

RFS PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$24,202	$23,032
Borrowings on Line of Credit	6,950	81,188
Mortgage notes payable	159,279	219,947
Senior notes payable	125,000

Total liabilities	315,431	324,167

Commitments and contingencies
Series B Preferred Units, $0.01 par value, 5,000 units authorized, 250 units issued and outstanding at December 31, 2001		25,000

Redeemable limited partnership units at redemption value, 2,459 units at December 31, 2002 and 2001, respectively	26,702	27,980

Partners’ Capital:
Other comprehensive income		(3,220)
General partnership units, 28,467 units and 25,235 units at December 31, 2002 and December 31, 2001, respectively	300,522	294,935

Total partners’ capital	300,522	291,715

Total liabilities and partners’ capital	$642,655	$668,862

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per unit data)

	2002	2001	2000
Revenue:
Rooms	$169,357	$187,144
Food and beverage	17,452	17,695
Other operating departments	6,449	9,044
Lease revenue	5,229	5,782	$106,001
Other	411	573	785

Total hotel revenue	198,898	220,238	106,786

Hotel operating expenses:
Rooms	34,679	36,617
Food and beverage	12,793	13,533
Other operating departments	1,874	2,163
Undistributed operating expenses:
Property operating costs	21,798	22,193
Property taxes, insurance and other	12,536	12,767	10,678
Franchise costs	16,265	16,857
Maintenance and repair	9,485	9,576
Management fees	4,876	5,721
Depreciation	29,812	29,290	26,920
Lease termination		65,489
Amortization of franchise fees and unearned compensation	1,247	1,384	674
General and administrative	19,079	19,246	6,304

Total operating expenses	164,444	234,836	44,576

Operating income (loss)	34,454	(14,598)	62,210
Debt extinguishment and swap termination costs	10,122
Amortization of loan origination costs	1,617	1,354	1,036
Interest expense	25,484	24,688	23,016

Income (loss) from continuing operations before income taxes	(2,769)	(40,640)	38,158
Benefit from income taxes	(1,096)	(24,714)

Income (loss) from continuing operations	(1,673)	(15,926)	38,158
Earnings (losses) from discontinued operations	(3,709)	(87)	226
Gain (loss) on sale of assets	950	1,127	(4,376)

Net income (loss)	(4,432)	(14,886)	34,008
Gain (loss) on redemption of preferred units	(1,890)	5,141
Preferred unit dividends	(1,562)	(3,125)	(1,412)

Net income (loss) applicable to unitholders	$(7,884)	$(12,870)	$32,596

Net income (loss) allocated to general partnership units	$(7,240)	$(11,713)	$29,378

Net income (loss) allocated to limited partnership units	$(644)	$(1,157)	$3,218

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Basic earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Diluted earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Weighted average common units outstanding—basic	29,905	27,520	27,121
Weighted average common units outstanding—diluted	29,905	27,520	27,127

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Net income (loss)	$(4,432)	$(14,886)	$34,008
Reclassification adjustment for losses included in earnings	3,220
Unrealized holding loss on interest rate swaps		(3,220)

Comprehensive income (loss)	$(1,212)	$(18,106)	$34,008

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

Balance, December 31, 1999	369,947
Contributions	162
Redemption of general partnership units	(4,444)
Distributions to general partnership units ($1.54 per unit)	(38,585)
Distributions to redeemable limited partnership units ($1.54 per unit)	(3,988)
Distributions preferred units ($1.54 per unit)	(1,412)
Allocation to redeemable limited partnership units	(6,682)
Contribution from general partner related to amortization of stock-based compensation	661
Net income	34,008

Balance, December 31, 2000	349,667
Issuance of general partnership units	4,661
Redemption of Series A Preferred units, including $5,141 gain on redemption	(13,000)
Series B Preferred Unit issuance costs	(1,040)
Distributions to general partnership units ($1.255 per unit)	(30,661)
Distributions to redeemable limited partnership units ($1.255 per unit)	(3,135)
Distributions preferred units ($0.385 per Series A Preferred unit and $12.50 per Series B Preferred unit)	(3,481)
Allocation from redeemable limited partnership units	5,481
Contribution from general partner related to amortization of stock-based compensation	1,329
Unrealized holding loss on interest rate swaps	(3,220)
Net loss	(14,886)

Balance, December 31, 2001	$291,715
Issuance of general partnership units	39,646
Loss on redemption of Series B Preferred units, net of $1,040 in issuance costs	(850)
Distributions to general partnership units ($1.00 per unit)	(27,018)
Distributions to redeemable limited partnership units ($1.00 per unit)	(2,592)
Distributions preferred units ($6.25 per Series B Preferred unit)	(1,562)
Allocation from redeemable limited partnership units	1,278
Contribution from general partner related to amortization of stock-based compensation	1,117
Reclassification of holding loss on interest rate swaps into earnings	3,220
Net loss	(4,432)

Balance, December 31, 2002	$300,522

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARNTERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(4,432)	$(14,886)	$34,008
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,944	32,343	28,908
(Gain) loss on sale of assets, including loss on sale of discontinued operations	2,890	(1,127)	4,376
Write-off of loan costs	1,361
Changes in assets and liabilities:
Accounts receivable	835	7,508	(2,240)
Other assets	(499)	5,432	(3,473)
Deferred income taxes	(1,096)	(24,734)
Accounts payable and accrued expenses	4,523	5,930	3,644

Net cash provided by operating activities	36,526	10,466	65,223

Cash flows from investing activities:
Investment in hotel properties and hotels under development	(14,576)	(18,013)	(32,551)
Cash paid for franchise fees	(172)	(65)
Restricted cash	2,434	(1,888)	(379)
Proceeds from sale of hotel properties	4,175	11,324	22,087

Net cash used by investing activities	(8,139)	(8,642)	(10,843)

Cash flows from financing activities:
Redemption of general partnership units			(4,444)
Net proceeds (payments) on line of credit	(74,238)	30,914	(48,534)
Proceeds from issuance of debt	125,000		52,200
Payments on mortgage notes payable	(60,668)	(7,210)	(8,513)
Redemption of preferred units	(25,850)	(13,000)
Distributions to general partner and preferred unitholders	(28,712)	(34,142)	(39,972)
Distributions to limited partners	(2,592)	(3,135)	(3,988)
Issuance of general partnership units, net of $0.3 million issuance costs in 2002	39,653	4,479	162
Issuance of preferred units, net of $1.0 million issuance costs		23,960
Loan fees paid	(4,777)	(1,636)	(3,523)

Net cash provided (used) by financing activities	(32,184)	230	(56,612)

Net increase (decrease) in cash and cash equivalents	(3,797)	2,054	(2,232)
Cash and cash equivalents at beginning of period	5,735	3,681	5,913

Cash and cash equivalents at end of period	$1,938	$5,735	$3,681

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,059	$24,403	$22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF

RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

Note 1.	Organization

RFS Hotel Investors, Inc. (“RFS”), is a publicly held hotel real estate investment trust, which at December 31, 2002, owned interests in 57 Hotels with 8,271 rooms located in 24 states through its approximate 92% interest in RFS Partnership, L.P. (the “Operating Partnership”). The Operating Partnership is the issuer of public debt. Because RFS is the issuer of publicly held common stock and the Operating Partnership is the issuer of publicly held debt, both entities are required to file Form 10K’s, either separately or combined. This Form 10K represents a combined Form 10K for both RFS and the Operating Partnership. RFS, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the “Company.” Unless one of the notes to the consolidated financial statements specifically refers to either RFS or the Operating Partnership, the notes are applicable to both RFS and the Operating Partnership as separate registrants.

Under the REIT Modernization Act (the “RMA”) that became effective January 1, 2001, the Company is permitted to lease its hotels to wholly-owned taxable real estate investment trust (“REIT”) subsidiaries of the Company (“TRS Lessees”), provided that the TRS Lessees engage a third-party management company to manage the hotels. Effective January 1, 2001, the Company terminated its operating leases, management contracts and related ancillary agreements with Hilton Hotels Corporation (“Hilton”) for approximately $65.5 million. This transaction represents the cancellation of certain executory contracts some of which extended through 2012. As a result of this transaction, the Company began reporting hotel revenues and expenses rather than lease revenue.

The following table provides a schedule of the hotels by brand at December 31, 2002 (unaudited):

Franchise Affiliation	Hotel Properties	Rooms/Suites
Full Service Hotels:
Sheraton	4	864
Holiday Inn	5	954
Sheraton Four Points	2	412
Independent	2	331
Doubletree	1	221
Hilton	1	234

	15	3,016

Extended Stay Hotels:
Residence Inn by Marriott	14	1,852
TownePlace Suites by Marriott	3	285
Homewood Suites by Hilton	1	83

	18	2,220

Limited Service Hotels:
Hampton Inn	17	2,112
Holiday Inn Express	5	637
Comfort Inn	1	184
Courtyard by Marriott	1	102

	24	3,035

Total	57	8,271

The following summarizes the number of hotels owned for the periods presented:

	2002	2001	2000
Hotels owned at beginning of years	58	60	62
Sales of hotels	(1)	(2)	(2)

Hotels owned at end of years	57	58	60

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation. The consolidated financial statements include the accounts of RFS, the Operating Partnership and each of their consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The Company’s financial instruments include rents receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of these financial instruments, except for the mortgage loans payable are not materially different from their carrying or contract values. The carrying values of the Company’s borrowings are estimated to be below fair value by approximately $50.1 million due to changes in comparable interest rates.

Investment in Hotel Properties. Hotel properties are recorded at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and five to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. The Company periodically reviews the carrying value of each Hotel to determine if circumstances exist indicating impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows.

Cash and Cash Equivalents. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash. Restricted cash includes amounts the Company must make available for the replacement and refurbishment of furniture and equipment and amounts held in escrow by certain lenders for the payment of taxes and insurance.

Deferred Expenses. Deferred expenses, consisting of initial fees paid to franchisors, loan fees and other costs incurred in issuing debt, are recorded at cost. Amortization of franchise fees is computed using the straight-line method over the lives of the franchise agreements, which range from 10 to 15 years. Amortization of loan fees and other costs incurred in issuing debt are computed using the interest method over the maturity period of the related debt. Accumulated amortization of deferred expenses is $7.6 million and $6.6 million at December 31, 2002 and 2001, respectively.

Minority Interest in Operating Partnership and other Consolidated Subsidiaries. Minority interest in the Operating Partnership and other Consolidated Subsidiaries represents the limited partners’ proportionate share of the equity in the Operating Partnership and other Consolidated Subsidiaries. Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the year.

Treasury Stock. The Board of Directors approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, the Company repurchased 409 thousand shares of common stock at an average price per share of $10.88 or $4.4 million, bringing the total number of shares repurchased under the program to 576 thousand.

Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of the lease agreements. The lessees are in compliance with their rental obligations under the leases. For the years ended December 31, 2002 and 2001, five hotels were leased to third party lessees.

Income Taxes. The Company has elected to be treated as a REIT under the Internal Revenue Code. Prior to January 1, 2001, the Company, as a REIT, was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases all but five of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Debt Extinguishment and Swap Termination Costs. The Company has elected to adopt the provisions of SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that would have required the loss on the extinguishments of debt of $6.9 million (excludes the $3.2 million swap termination costs) to be reported net of tax as an extraordinary item. Accordingly, these costs are included in debt extinguishment and swap termination costs in the accompanying 2002 statement of operations.

Stock Based Compensation. The Company accounts for share option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related Interpretations. Under APB 25, no compensation expense is recognized for employee share option grants because the exercise price of the options granted to date has equaled the market price of the underlying shares on the date of grant (the “intrinsic value method”).

Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS 123, the Company’s net income (loss) and earnings per share would have been reduced to the pro forma amounts indicated below:

	2002	2001	2000
Net income (loss) applicable to common shareholders:
As reported	$(7,240)	$(11,713)	$29,378
Pro forma	$(7,728)	$(12,013)	$29,045
Basic and diluted earnings (loss) per share:
As reported	$(0.26)	$(0.47)	$1.20
Pro forma	$(0.28)	$(0.48)	$1.18

The FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units and equivalents outstanding. Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options. At December 31, 2000, six thousand shares or units were issuable pursuant upon the exercise of options. For the years ended December 31, 2002 and 2001, 85 thousand and 135 thousand common share or unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, for the year ended December 31, 2000, the Company’s Series A Preferred Stock or Units, if converted to common shares or units, would be antidilutive; accordingly, the Series A Preferred Stock or Units are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, the Series B Preferred Stock or Units are non-convertible and accordingly, are not included in the computation of diluted earning per share or unit for the years ended December 31, 2002 and 2001.

Derivatives. Effective January 1, 2001, SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 138, established accounting and reporting standards for derivative instruments and hedging activities. It required that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Upon adoption of SFAS 133 on January 1, 2001, the Company recorded a liability of approximately $0.8 million with a corresponding charge to other comprehensive income representing the fair value of its interest rate swap agreements. At December 31, 2001, the fair value of the Company’s interest rate swap agreements was a liability of approximately $3.2 million and was included in “Accounts payable and accrued expenses” with the related unrealized loss recorded in other comprehensive income within shareholders’ equity. In February 2002, the Company terminated both interest rate swap agreements and incurred a loss on termination of approximately $3.2 million. This loss is included in debt extinguishment and swap termination costs on the 2002 statement of operations. This loss was reclassified from other comprehensive income upon termination. At December 31, 2002, the Company had no outstanding derivative interest rate swap agreements.

In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives (cash flow hedges). The Company does not use derivatives for trading or speculative purposes. Further, the Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

Segment Information. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

Distributions. The Company intends to pay regular quarterly distributions on its common shares or units and Operating Partnership units and the current quarterly distribution is $0.25 per share or unit. The Company’s ability to make distributions is dependent upon receipt of its quarterly distributions from the Operating Partnership. The Operating Partnership’s ability to make distributions is dependent upon the results of operations of the Company’s hotels.

Note 3.	Investment in Hotel Properties

Investment in hotel properties consists of the following at December 31, 2002, and 2001, respectively (in thousands):

	2002	2001
Land	$69,639	$70,401
Building and improvements	545,557	543,912
Furniture and equipment	124,496	115,479
Capital improvements in progress	12,002	16,422

	751,694	746,214
Accumulated depreciation	(158,405)	(130,652)

	$593,289	$615,562

Capitalized interest was $16 thousand, $0 and $0.6 million for the years ended December 31 2002, 2001 and 2000, respectively.

Note 4.	Debt

The following details the Company’s debt outstanding at December 31, 2002 and 2001 and the net book value of the collateral pledged against the debt at December 31, 2002 (dollar amounts in thousands):

			Collateral
	Interest Rate	Maturity	# of Hotels		Net Book Value		2002	2001
Variable Rate Debt:
Line of Credit	LIBOR + 250bp	July 2005	24		$212,823		$6,950	$11,188
Fixed Rate Debt:
Line of Credit			(a	)	(a	)		40,000
Line of Credit			(a	)	(a	)		30,000
Senior Notes	9.75%	March 2010					125,000
Mortgage	6.83%	August 2008	15					33,181
Mortgage	7.30%	November 2011	(b	)	(b	)		25,000
Mortgage	7.83%	December 2008	10		122,307		90,600	92,087
Mortgage	8.22%	November 2007	1		42,786		17,960	18,271
Mortgage	8.00%	August 2010	8		81,866		50,719	51,408

					$459,782		$291,229	$301,135

(a)	Interest rate swaps fixed the rate of interest on these portions of the Line of Credit and these portions were also collateralized by the twenty-four properties pledged against the variable portion of the Line. The interest rate swaps were terminated in 2002.
(b)	This mortgage was collateralized by the fifteen properties pledged against the previous mortgage in the table.

On October 31, 2002, the Company concluded an amendment and extension of its $140 million Line of Credit. The amendment extends the maturity of the facility from July 30, 2004 to July 30, 2005, and relaxes certain financial covenants, including the interest coverage, fixed charge coverage, and total leverage tests. The interest rate on the $140 million Line of Credit that matures in July 2005 ranges from 150 basis points to 250 basis points above LIBOR, depending on the Company’s ratio of total debt to its investment in hotel properties (as defined). The average interest rate on outstanding contracts under the Line of Credit at December 31, 2002 was 3.9%, calculated as the LIBOR interest rate of 1.4% plus 250 basis points. The Line of Credit is collateralized by first priority mortgages on 24 hotels that restrict the transfer, pledge or other hypothecation of the hotels (collectively, the “Collateral Pool”). The Company may obtain a release of the pledge of any hotel in the Collateral Pool if the Company provides a substitute hotel or reduces the total availability under the Line of Credit. Borrowings under the Line of Credit are limited to the Borrowing Base Value, which was $93.3 million at December 31, 2002. Accordingly, the Company had borrowings available under the Line of Credit of approximately $86.4 million at December 31, 2002. The Line of Credit contains various covenants including the maintenance of a minimum net worth, minimum debt and interest coverage ratios, and total indebtedness and liability limitations. The Company was in compliance with these covenants at December 31, 2002.

The Company participated in two interest rate swap agreements, the first for a notional amount of $30 million and the second for a notional amount of $40 million, both of which were terminated in February, 2002 in conjunction with the issuance of $125 million senior notes. The Company incurred a loss of $3.2 million upon termination of the interest rate swap agreements. The estimated unrealized net loss on these instruments was approximately $3.2 million and $0.8 million at December 31, 2001 and 2000.

On February 26, 2002, the Company sold $125 million of senior notes. The senior notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and September 1 of each year, commencing on September 1, 2002. The senior notes are unsecured obligations of the Partnership and are guaranteed by RFS and certain of its subsidiaries. The senior notes contain covenants that could, among other things, restrict RFS’s ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. The Company was in compliance with these covenants at December 31, 2002. Net proceeds from the issuance of the senior notes of $121.5 million were used to retire the 1996 CMBS mortgage debt on March 20, 2002 ($57.5 million outstanding), pay the prepayment penalty on the 1996 CMBS mortgage debt of approximately $5.5 million, terminate the two outstanding interest rate swap agreements for approximately $3.2 million, with the balance used to reduce outstanding borrowings under the line of credit. As a result of the prepayment of the 1996 CMBS debt, the Company expensed $1.4 million in unamortized debt costs.

The Company’s other borrowings are nonrecourse to the Company and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations. At December 31, 2002, approximately 98% of the Company’s debt is fixed at a weighted average interest rate of 8.7%.

Future scheduled principal payments of debt obligations at December 31, 2002 are as follows (in thousands):

Amount
2003	$2,695
2004	2,888
2005	10,111
2006	3,424
2007	19,662
Thereafter	252,449

$291,229

In addition to the above principal payment of debt obligations as of December 31, 2002, the Company has a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker’s compensation plan for the benefit of the hotel employees of Flagstone Hospitality Management LLC (“Flagstone”). There are no outstanding balances on the letter of credit. The Company is also committed to make future payments under various operating leases that are not significant.

The Company in the future may seek to increase further the amount of its credit facilities, negotiate additional credit facilities, or issue corporate debt instruments. Although the Company has no charter restrictions on the amount of indebtedness the Company may incur, the Board of Directors of the Company has adopted a current policy limiting the amount of indebtedness that the Company will incur to an amount not in excess of approximately 45% of the Company’s investment in hotel properties, at cost, (as defined). The Board of Directors may change the debt policy at any time without shareholder approval.

The Company may incur, or cause the Partnership to incur, indebtedness to meet distribution requirements imposed on a REIT under the Internal Revenue Code including the requirement that a REIT distribute to its shareholders annually at least 90% of its taxable income to the extent that working capital and cash flow from the Company’s investments are insufficient to make such distributions.

Note 5.	Income Taxes

The Company elected to be taxed as a REIT under the Internal Revenue Code. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute as least 90% of its taxable income to its stockholders. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to corporate level federal income taxes on taxable income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

Prior to January 1, 2001, the Company was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases 52 of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The components of income tax expense (benefit) for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001
Current:
State		$20
Deferred:
Federal	$(1,096)	(24,734)

Benefit from income taxes	$(1,096)	$(24,714)

The benefit from income taxes was calculated using an effective tax rate of 38% applied to the income or losses of the TRS Lessees, adjusted for temporary differences related to the Hilton lease termination transaction, operating losses, bad debts and contributions.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and for operating loss carryforwards. Significant components of the Company’s deferred tax asset are as follows:

	2002	2001
Lease termination	$19,583	$22,228
Operating loss carryforwards	6,175	2,470
Other	72	36

Deferred tax asset	$25,830	$24,734

The Company’s operating loss carryforwards, which are expected to provide future tax benefits, expire in 2021 ($2.5 million) and 2022 ($3.7 million). The Company believes the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset, as such, no valuation allowance has been recorded at December 31, 2002 and 2001, respectively.

The reconciliation of the Company’s statutory income tax rate to effective tax rate for the years ended December 31, 2002 and 2001 is as follows:

	2002	2001
Statutory U.S. Federal income tax benefit	35%	35%
State income tax benefit	3%	3%
Non-taxable REIT income	(22)%	25%
Other	(3)%	1%

Effective tax rate	13%	64%

Reconciliation between GAAP net income (loss) and REIT taxable income:

The following table reconciles the Company’s GAAP net income (loss) to taxable income for the years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000
GAAP net income (loss)	$(3,788)	$(13,729)	$30,790
Plus GAAP net loss on taxable subsidiaries included above	2,014	40,234	889

GAAP net income from REIT operations (a)	(1,774)	26,505	31,679
Book/tax differences on minority interest share of TRS Lessees’ loss	(505)	(3,206)
Book/tax differences on depreciation and amortization	6,290	4,333	(2,005)
Book/tax differences on gains/losses from capital transactions	1,268	4,781	3,745
Other book/tax differences, net	(94)	(180)	915

Adjusted taxable income subject to distribution requirement (b)	$5,185	$32,233	$34,334

(a)	All adjustments to “GAAP net income from REIT operations” are net of amounts attributable to taxable REIT subsidiaries and non-qualified REIT subsidiaries.
(b)	The dividend requirement was 90% in 2002 and 2001, respectively, and 95% in 2000.

Characterization of distributions:

The following table characterizes distributions paid per common share for the years ended December 31, 2002, 2001 and 2000:

	2002		2001		2000
	$	%	$	%	$	%
Ordinary income	$0.13	13.3%	$0.90	71.6%	$1.43	92.8%
Return of capital	0.87	86.7%	0.36	28.4%	0.02	1.3%
Capital gains					0.01	0.3%
Unrecaptured Section 1250 gain					0.08	5.6%

	$1.00	100%	$1.26	100%	$1.54	100%

Note 6.	Capital Stock and Partnership Units

Common Stock. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 2.0 million units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Partnership’s 250,000 outstanding Series B preferred units from RFS.

Preferred Stock. The Board of Directors is authorized to provide for the issuance of up to 5 million shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

In 1996, the Company issued to one of the lessees 973,684 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Company redeemed the Series A Preferred Stock on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to common shareholders in 2001.

On January 2, 2001, the Company issued 250,000 shares of non-convertible mandatorily redeemable Series B Preferred Stock for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Stock are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Company may redeem shares of the Series B Preferred Stock in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the shares are redeemed before December 31, 2003, the redemption price is at varying amounts over the original share price. The shares are mandatorily redeemable by the holders at varying premiums over the original share price upon a change of control, dissolution, or winding up of the Company or on the Company’s failure to qualify as a REIT.

On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Company expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

Operating Partnership Units. RFS is the sole general partner of the Operating Partnership and is obligated to contribute the net proceeds from any issuance of its equity securities to the Operating Partnership in exchange for units of partnership interest (“Units”) corresponding in number and terms to the equity securities issued. The Operating Partnership may also issue Units to third parties in exchange for cash or property, and Units so issued to third parties are redeemable at the option of the holder for a like number of shares of common stock of the Company, or cash, or a combination thereof, at the election of the Company.

The ownership of the Operating Partnership is as follows at December 31, 2002 and 2001:

	Common Units	%	Series B Preferred Units	%
2002
RFS Hotel Investors, Inc.	28,466,461	92.05%
Third parties	2,458,705	7.95%

Total	30,925,166	100.00%

2001
RFS Hotel Investors, Inc.	25,234,877	91.12%
Third parties	2,458,705	8.88%	250,000	100.00%

Total	27,693,582	100.00%	250,000	100.00%

General Partnership Units. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 2.0 million common units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Operating Partnership’s 250,000 outstanding Series B preferred units from RFS.

Redeemable Limited Partnership Units. The Operating Partnership has issued limited partnership units to third parties in exchange for cash or property. The outstanding units of limited partnership interest in the Operating Partnership are redeemable at the option of the holder for a like number of shares of common stock of RFS, or cash, or a combination thereof, at the election of RFS. Due to these redemption rights, these limited partnership units have been excluded from partners’ capital and are included in redeemable limited partnership units and measured at redemption value as of the end of the periods presented based on the closing market price of RFS’s common stock at December 31, 2002 and 2001, which was $10.86 and $11.38 respectively.

Preferred Units. Under the partnership agreement between RFS and the Operating Partnership, the Operating Partnership is authorized to provide for the issuance of up to 5 million Preferred Units in one or more series, to establish the number of units in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

In 1996, the Operating Partnership issued to one of the lessees 973,684 units of Series A Convertible Preferred Units (the “Series A Preferred Units”). The Operating Partnership redeemed the Series A Preferred Units on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to unitholders in 2001.

On January 2, 2001, the Operating Partnership issued 250 thousand shares of non-convertible mandatorily redeemable Series B Preferred Units for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Units are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Operating Partnership may redeem units of the Series B Preferred Units in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the units are redeemed before December 31, 2003, the redemption price is at varying amounts over the original unit price. The units are mandatorily redeemable by the holders at varying premiums over the original unit price upon a change of control, dissolution, or winding up of the Operating Partnership.

On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Operating Partnership expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

When RFS, the general partner, repurchases its outstanding common stock, the Operating Partnership repurchases a matching number of units held by RFS at an equal price. The Board of Directors of RFS approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, RFS repurchased 409 thousand shares at an average price per share of $10.88 or $4.4 million which has been recorded as a reduction to partners’ capital as a result of the redemption of units held by RFS to fund the repurchase, bringing the total number of shares repurchased under the program to 576 thousand.

Note 7.	Commitments and Contingencies

The Company maintains comprehensive insurance on each of its hotels, including liability, fire and extended coverage, of the type and amount customarily obtained for or by hotel owners. All 10 of the Company’s hotels in California are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under building codes which were less stringent with regard to earthquake related requirements. An earthquake could render significant damage to the Company’s hotels. Additionally, areas in Florida where six of the Company’s hotels are located may experience hurricane or high-wind activity. The Company has earthquake insurance policies on its hotels in California and wind insurance policies on certain of its hotels located in Florida. However, various types of catastrophic losses, like earthquakes and floods may not be fully insurable or may not be economically insurable. With respect to its hotels in California, in addition to the applicable deductibles under its earthquake insurance policies, the Company is self-insured for the first $7.5 million per earthquake, and its coverage is for losses up to $45 million per occurrence. The Company believes that this coverage is adequate based on an analysis performed by an independent third party for the benefit of the Company. The Company maintains terrorism insurance, which the Company believes currently insures against losses resulting from a terrorist attach. In the event of a substantial loss, the Company’s insurance coverage may not be able to cover the full current market value or replacement cost of its lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also affect our ability to replace or renovate a hotel after it has been damaged or destroyed.

As of December 31, 2002, the Company had a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker’s compensation plan set-up on behalf of the hotel employees of Flagstone. There are no outstanding balances on the letter of credit.

During 2002 and 2001, the Company received rental income from five hotels leased to third parties under leases which expire in 2007 (1 hotel), 2008 (2 hotels) and 2009 (2 hotels). During 2000, all of the Company’s hotels were leased to third parties.

Each lease provides for the payment of percentage rent each year based on the annual room revenues of the hotel, subject to a minimum base rent. The table below sets forth the percentage rent and base rent earned by the Company for the years ended December 31, 2002, 2001 and 2000 (in thousands).

	2002	2001	2000
Base rent	$2,487	$2,442	$40,073
Percentage rent	2,742	3,340	66,501
Base and percentage rent classified in discontinued operations			(573)

Total lease revenue	$5,229	$5,782	$106,001

Minimum future rental income (base rents) due the Company under these noncancelable operating leases at December 31, 2002, is as follows (in thousands):

Year	Amount
2003	2,489
2004	2,489
2005	2,489
2006	2,489
2007	2,326
2008 and thereafter	1,527

$13,809

Lease revenue is based on a percentage of room revenues, food and beverage revenues and other revenues of the hotels. Both the base rent and the threshold room revenue in each lease computation are adjusted annually for changes in the Consumer Price Index (“CPI”). The adjustment is calculated at the beginning of each calendar year. The CPI adjustments made in January 2002 and 2001 were 1.6% and 3.4%, respectively.

The Company may terminate any lease agreement with respect to a hotel property upon the sale of a hotel property in exchange for a termination payment to the lessee. Under the percentage leases, the Company is obligated to pay the costs of real estate taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside a portion of the hotels’ revenues to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the hotels.

Note 8.	Discontinued Operations

In 2002, the Company adopted the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 establishes criteria beyond that previously specified in Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (“SFAS 121”), to determine when a long-lived asset is classified as held for sale, and it provides a single accounting model for the disposal of long-lived assets. Due to the adoption of SFAS 144, the Company now reports as discontinued operations any assets held for sale (as defined by SFAS 144), of which the Company has none at December 31, 2002, and assets sold in the current period. All results of these discontinued operations, less applicable income taxes, are included in a separate component of income on the consolidated statement of operations under the heading, “earnings (losses) from discontinued operations.” This change has resulted in certain reclassifications of the previously reported 2001 and 2000 statements of operations.

In 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. This loss, as well as results of operations for this hotel for the years ending December 31, 2002, 2001 and 2000, are included on the consolidated statement of operations under the heading, “earnings (losses) from discontinued operations.” The components of earnings (losses) from discontinued operations for the years ended December 31, 2002, 2001 and 2000 are shown below:

	2002	2001	2000
Hotel revenue	$1,590	$1,640	$573
Hotel operating costs	(1,110)	(1,324)
Property taxes and insurance	(81)	(81)	(69)
Depreciation	(268)	(315)	(278)
Hilton lease termination		(7)

Operating income (loss) before minority interest	131	(87)	226
Minority interest	10	(7)	18

Income (loss) from operations	121	(80)	208
Loss on sale of discontinued operations	(3,840)

Earnings (losses) from discontinued operations	$(3,719)	$(80)	$208

Note 9.	Stock-Based Compensation Plans

RFS sponsors a Restricted Stock and Stock Option Plan (the “Plan”) that provides for the grant of stock options to purchase a specified number of shares of common stock (“Options”) and grants of restricted shares of common stock (“Restricted Stock”). Upon issuance of any stock, RFS is obligated to contribute the proceeds to the Operating Partnership in exchange for an equal number of Operating Partnership units. Under the Plan, approximately 2.3 million shares of common stock, of which 650 thousand shares may be restricted stock, are available for awards to the officers and key employees of the Company and 675 thousand shares of common stock, of which 120 thousand shares may be restricted stock, are available for awards to Directors of the Company who are not officers or employees. Options issued under the plan have a maximum term of ten years from the date of grant. The exercise price of the options shall be determined on the date of each grant. Restricted shares vest between one and five years based on each individual award and these shares have voting and dividend rights from the date of grant.

A summary of the RFS’s stock options under the Plan as of December 31, 2002, 2001 and 2000, and the changes during the years are presented below (in thousands, except per share data):

	2002		2001		2000
	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price
Outstanding at beginning of years	1,388	$12.76	1,207	$13.43	1,484	$13.83
Granted	280	13.15	680	11.47	50	11.06
Exercised	(89)	11.99	(343)	12.30	(30)	11.88
Forfeited	(251)	16.14	(156)	13.72	(297)	14.64

Outstanding at end of years	1,328	$12.25	1,388	$12.76	1,207	$13.43

Exercisable at end of years	581	$12.45	519	$14.28	700	$14.25

Weighted-average fair value		$1.79		$1.10		$0.60

Price range of shares under option	$10.50 to $16.87		$10.50 to $16.87		$10.50 to $16.87

The weighted average remaining contractual life of options outstanding as of December 31, 2001 is 8.5 years.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend of $1.00 for 2002 grants, $1.10 for 2001 and $1.54 for 2000; volatility of 27.6% for 2002 grants, volatility of 26.7% for 2001 grants and volatility of 26.2% for 2000 grants, risk-free interest rate of 4.9% for 2002, 4.8% for 2001 and 6.2% for 2000 and expected life of 6 years for 2002, 2001 and 2000.

Restricted Stock. A summary of the status of RFS’s restricted stock grants as of December 31, 2002, 2001 and 2000 and the changes during the years are presented below (value is computed as the weighted average fair market value of the restricted stock at grant date):

	2002		2001		2000
	# Shares	Value	# Shares	Value	# Shares	Value
Outstanding at beginning of year	611,667	$13.31	343,000	$13.42	329,000	$13.56
Granted, subject to vesting	10,500	$11.38	270,000	$13.11	14,000	$11.36
Forfeited	(3,333)	$13.06	(1,333)	$11.88

Outstanding at end of year	618,834	$13.28	611,667	$13.31	343,000	$13.42

Vested at end of year	380,169	$13.43	314,000	$13.65	270,662	$13.89

Note 10.	Supplemental Disclosure of Non-Cash Activities

RFS Hotel Investors, Inc.

In 2002, RFS:

i.	Recorded a $0.2 million allocation from paid in capital to minority interest.

ii.	Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Stock which was previously included in additional paid-in capital.

In 2001, RFS:

i.	Issued 103 thousand shares of common stock with a value of $1.6 million in exchange for 103 thousand Operating Partnership units and issued 7 thousand shares of common stock with a value of $0.1 million for an interest in a subsidiary partnership.

ii.	Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

iii.	Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

In 2000, RFS:

i.	Recorded a $0.1 million allocation to paid-in capital from minority interest.

ii.	Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

RFS Partnership, L.P.

In 2002, the Operating Partnership:

i.	Allocated $1.3 million from redeemable limited partnership units to Partners’ Capital.

ii.	Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Units which was previously included in Partners’ Capital.

In 2001, the Operating Partnership:

i.	Issued 103 thousand general partnership units with a value of $1.6 million in exchange for 103 thousand redeemable limited partnership units and issued 7 thousand general partnership units with a value of $0.1 million for an interest in a subsidiary partnership.

ii.	Allocated $1.3 million from redeemable limited partnership units to Partners’ Capital.

iii.	Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

iv.	Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

In 2000, the Operating Partnership:

i.	Allocated $6.7 million to redeemable limited partnership units from Partners’ Capital.

ii.	Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

Note 11.	Consolidating Financial Information of RFS Partnership, L.P.

RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership (“Guarantor Subsidiaries”), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership’s $125 million senior notes. RFS Leasing II, Inc. and RFS Leasing VII, Inc. had no substantial operations prior to January 1, 2001. RFS Leasing II, Inc. leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII, Inc. leases 21 hotels from the Operating Partnership. As of and for the years ended December 31, 2002 and 2001, RFS Leasing II, Inc. and RFS Leasing VII, Inc. did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002, LLC was formed to facilitate the issuance of the senior notes in February, 2002. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the senior notes. RFS Financing Corporation and RFS Financing 2002, LLC have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC or RFS Financing Corporation to provide credit support for the senior notes, RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the senior notes.

The following tables present consolidating information for the Operating Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

Consolidating Balance Sheet

December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,823	$133,507	$246,959		$593,289
Investment in consolidated entities	253,921		18,962	$(272,883)	—
Cash and cash equivalents	446	825	667		1,938
Restricted cash			4,383		4,383
Accounts receivable	2,596	12,439	10,901	(21,238)	4,698
Deferred expenses, net	6,578	176	2,051		8,805
Other assets	1,478	620	1,614		3,712
Deferred income taxes		14,384	11,446		25,830

Total assets	$477,842	$161,951	$296,983	$(294,121)	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$18,668	$9,432	$17,340	$(21,238)	$24,202
Borrowings on Line of Credit	6,950				6,950
Mortgage notes payable			159,279		159,279
Senior Notes Payable	125,000				125,000

Total liabilities	150,618	9,432	176,619	(21,238)	315,431

Redeemable units at redemption value	26,702				26,702

General partnership units	300,522	152,519	120,364	(272,883)	300,522

Total partners’ capital	300,522	152,519	120,364	(272,883)	300,522

Total liabilities and partners’ capital	$477,842	$161,951	$296,983	$(294,121)	$642,655

Consolidating Balance Sheet

December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$216,228	$143,523	$255,811		$615,562
Investment in consolidated entities	195,290		12,963	$(208,253)	—
Cash and cash equivalents	263	3,467	2,005		5,735
Restricted cash	20	11	6,786		6,817
Accounts receivable	15,556	16,969	2,331	(29,323)	5,533
Deferred expenses, net	3,077	1,512	2,375		6,964
Other assets	1,814	487	1,216		3,517
Deferred income taxes		13,552	11,182		24,734

Total assets	$432,248	$179,521	$294,669	$(237,576)	$668,862

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,365	$4,709	$26,281	$(14,323)	$23,032
Borrowings on Line of Credit	81,188				81,188
Mortgage notes payable		58,181	176,766	(15,000)	219,947

Total liabilities	87,553	62,890	203,047	(29,323)	324,167

Series B Preferred Units, $.01 par value, 5,000 units authorized, 250 units issued and outstanding	25,000				25,000

Redeemable units at redemption value	27,980				27,980

Other comprehensive income	(3,220)				(3,220)
General partnership units	294,935	116,631	91,622	(208,253)	294,935

Total partners’ capital	291,715	116,631	91,622	(208,253)	291,715

Total liabilities and partners’ capital	$432,248	$179,521	$294,669	$(237,576)	$668,862

Consolidating Statement of Operations

For the Year Ended December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$112,969	$56,388		$169,357
Food and beverage		12,241	5,211		17,452
Other operating departments		3,631	2,818		6,449
Lease revenue	$27,071	20,569	2,487	$(44,898)	5,229
Other	911	31	177	(708)	411

Total hotel revenue	27,982	149,441	67,081	(45,606)	198,898

Hotel operating expenses:
Rooms		23,557	11,122		34,679
Food and beverage		9,455	3,338		12,793
Other operating departments		1,313	561		1,874
Undistributed operating expenses:
Property operating costs		15,371	6,427		21,798
Property taxes, insurance and other	3,393	3,581	5,562		12,536
Franchise costs	(193)	10,273	6,185		16,265
Maintenance and repair		6,494	2,991		9,485
Management fees		3,185	1,691		4,876
Percentage lease expense		44,898		(44,898)
Depreciation	10,213	7,228	12,371		29,812
Amortization of franchise fees and unearned compensation	1,181	40	26		1,247
General and administrative	697	10,684	7,698		19,079

Total operating expenses	15,291	136,079	57,972	(44,898)	164,444

Operating income	12,691	13,362	9,109	(708)	34,454
Debt extinguishments and swap termination costs	3,210	6,912			10,122
Amortization of loan origination costs	1,302	16	299		1,617
Interest expense	11,692	1,599	12,901	(708)	25,484
Equity in earnings (loss) of consolidated subsidiaries	1,894		1,527	(3,421)

Income (loss) from continuing operations before income taxes	(5,407)	4,835	(5,618)	3,421	(2,769)
Benefit from income taxes		(832)	(264)		(1,096)

Income (loss) from continuing operations	(5,407)	5,667	(5,354)	3,421	(1,673)
Losses from discontinued operations		(3,709)			(3,709)
Gain (loss) on sale of assets	975		(25)		950

Net income (loss)	(4,432)	1,958	(5,379)	3,421	(4,432)
Loss on redemption of preferred units	(1,890)				(1,890)
Preferred unit dividends	(1,562)				(1,562)

Net income (loss) applicable to unitholders	$(7,884)	$1,958	$(5,379)	$3,421	$(7,884)

Consolidating Statement of Operations

For the Year Ended December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$121,140	$66,004		$187,144
Food and beverage		12,556	5,139		17,695
Other operating departments		5,180	3,864		9,044
Lease revenue	$29,455	23,172	2,651	$(49,496)	5,782
Other	1,715	96	279	(1,517)	573

Total hotel revenue	31,170	162,144	77,937	(51,013)	220,238

Hotel operating expenses:
Rooms		24,049	12,568		36,617
Food and beverage		10,171	3,362		13,533
Other operating departments		1,521	642		2,163
Undistributed operating expenses:
Property operating costs		15,249	6,944		22,193
Property taxes, insurance and other	3,392	3,454	5,921		12,767
Franchise costs	(216)	10,436	6,637		16,857
Maintenance and repair		6,482	3,094		9,576
Management fees		3,966	1,755		5,721
Percentage lease expense		55,403	(5,907)	(49,496)
Depreciation	9,037	6,726	13,527		29,290
Lease termination		35,657	29,832		65,489
Amortization of franchise fees and unearned compensation	1,315	41	28		1,384
General and administrative	1,384	10,420	7,442		19,246

Total operating expenses	14,912	183,575	85,845	(49,496)	234,836

Operating income (loss)	16,258	(21,431)	(7,908)	(1,517)	(14,598)
Amortization of loan origination costs	903	146	305		1,354
Interest expense	7,355	4,650	14,200	(1,517)	24,688
Equity in earnings (loss) of consolidated subsidiaries	(22,886)		(22,047)	44,933

Loss from continuing operations before income taxes	(14,886)	(26,227)	(44,460)	44,933	(40,640)
Benefit from income taxes		(13,552)	(11,162)		(24,714)

Loss from continuing operations	(14,886)	(12,675)	(33,298)	44,933	(15,926)
Losses from discontinued operations		(87)			(87)
Gain on sale of assets			1,127		1,127

Net loss	(14,886)	(12,762)	(32,171)	44,933	(14,886)
Gain on redemption of preferred units	5,141				5,141
Preferred unit dividends	(3,125)				(3,125)

Net loss applicable to unitholders	$(12,870)	$(12,762)	$(32,171)	$44,933	$(12,870)

Consolidating Statement of Operations

For the Year Ended December 31, 2000

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenuer:
Lease revenue	$43,716	$24,442	$37,843		$106,001
Other	2,221	37	177	$(1,650)	785

Total hotel revenue	45,937	24,479	38,020	(1,650)	106,786

Undistributed operating expenses:
Property taxes, insurance and other	4,529	2,177	3,972		10,678
Depreciation	11,687	5,817	9,416		26,920
Amortization of franchise fees and unearned compensation	610	41	23		674
General and administrative	3,617	100	2,587		6,304

Total operating expenses	20,443	8,135	15,998		44,576

Operating income	25,494	16,344	22,022	(1,650)	62,210
Amortization of loan origination costs	678	140	218		1,036
Interest expense	8,623	4,452	11,591	(1,650)	23,016
Equity in earnings of consolidated subsidiaries	21,164			(21,164)

Income from continuing operations	37,357	11,752	10,213	(21,164)	38,158
Earnings from discontinued operations		226			226
Loss on sale of assets	(3,349)		(1,027)		(4,376)

Net income	34,008	11,978	9,186	(21,164)	34,008
Preferred unit dividends	(1,412)				(1,412)

Net income applicable to unitholders	$32,596	$11,978	$9,186	$(21,164)	$32,596

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$36,108	$10,066	$(9,648)	$36,526
Cash flows from (used in) investing activities	(64,421)	45,484	10,798	(8,139)
Cash flows from (used in) financing activities	28,496	(58,192)	(2,488)	(32,184)

Net increase (decrease) in cash and cash equivalents	183	(2,642)	(1,338)	(3,797)
Cash and cash equivalents at beginning of period	263	3,467	2,005	5,735

Cash and cash equivalents at end of period	$446	$825	$667	$1,938

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$26,229	$(14,993)	$(770)	$10,466
Cash flows from (used in) investing activities	(34,462)	(13,540)	39,360	(8,642)
Cash flows from (used in) financing activities	7,447	31,864	(39,081)	230

Net increase (decrease) in cash and cash equivalents	(786)	3,331	(491)	2,054
Cash and cash equivalents at beginning of period	1,049	136	2,496	3,681

Cash and cash equivalents at end of period	$263	$3,467	$2,005	$5,735

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2000

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from operating activities	$28,142	$18,515	$18,566	$65,223
Cash flows from (used in) investing activities	67,997	(14,966)	(63,874)	(10,843)
Cash flows from (used in) financing activities	(98,741)	(3,551)	45,680	(56,612)

Net increase (decrease) in cash and cash equivalents	(2,602)	(2)	372	(2,232)
Cash and cash equivalents at beginning of period	3,651	138	2,124	5,913

Cash and cash equivalents at end of period	$1,049	$136	$2,496	$3,681

Note 12.	Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) of the FASB has set forth in EITF Issue No 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 also included (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002. We believe that SFAS No. 146 will have no effect on our results of operations and financial position.

The FASB has issued SFAS No. 147, “Acquisitions of Certain Financial Institutions,” which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS No. 148. As of December 31, 2002, the Company accounts for stock-based employee compensation in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. However, the Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34,” (“FIN 45”) was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

FASB Interpretation No. 46, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” (“FIN 46”) was issued in January 2003. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has no ownership interest in variable interest entities that would be consolidated under the requirements of FIN 46

Note 13.	Subsequent Events

On March 3, 2003, the Company’s Board of Directors declared a first quarter distribution of $0.25 per common share or unit, payable on March 31, 2003, to holders of record on March 17, 2003.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
June 30, 2003

Page(s)
Unaudited Financial Statements
Unaudited Balance Sheets	F-155
Unaudited Statements of Income and Changes in Owner’s Equity	F-156
Unaudited Statements of Cash Flows	F-157
Notes to Unaudited Financial Statements	F-158

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Balance Sheets
June 30, 2003 and December 31, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$433,642	$95,236
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $3,119 and $1,760, respectively	348,999	215,006
Inventory	76,817	69,738
Prepaid expenses and other current assets	124,219	50,263

Total current assets	983,677	430,243
Property and equipment, net	33,324,513	34,244,329

Total assets	$34,308,190	$34,674,572

Liabilities and Owner’s Equity
Current liabilities
Accounts payable	$178,686	$238,828
Accrued compensation and benefits	220,622	258,405
Accrued taxes	249,377	57,595
Other accrued liabilities	87,975	52,817

Total current liabilities	736,660	607,645
Commitments and contingencies
Owner’s equity	33,571,530	34,066,927

Total liabilities and owner’s equity	$34,308,190	$34,674,572

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Income and Changes in Owner’s Equity
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Revenues
Rooms	$4,312,972	$4,272,092
Food and beverage	647,116	659,733
Telephone	47,224	105,986
Other	219,534	217,892

Total revenues	5,226,846	5,255,703

Departmental expenses
Rooms	902,168	871,515
Food and beverage	493,018	516,180
Telephone	27,008	21,517
Other	48,301	50,674

Total departmental expenses	1,470,495	1,459,886

Undistributed expenses
General and administrative	305,211	355,843
Management fees	156,805	157,671
Franchise fees	237,213	234,965
Marketing	226,139	277,261
Property operations, maintenance and energy costs	337,311	331,883
Depreciation and amortization	936,924	1,094,241
Allocated interest expense	405,851	428,979
Equipment rent, local taxes and insurance	403,803	303,756

Total undistributed expenses	3,009,257	3,184,599

Net income	747,094	611,218
Owner’s equity
Beginning of period	34,066,927	36,177,456
Distributions, net	(1,242,491)	(1,531,127)

End of period	$33,571,530	$35,257,547

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Cash Flows
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$747,094	$611,218
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	936,924	1,090,512
Amortization	--	3,729
Change in working capital components
Guest and trade accounts receivable, net	(133,993)	(163,502)
Inventory	(7,079)	3,415
Prepaid expenses	(73,956)	(63,533)
Accounts payable	(60,142)	148,456
Accrued compensation and benefits	(37,783)	(39,212)
Accrued taxes	191,782	93,289
Other accrued liabilities	35,158	44,608
Deferred income	--	13,711

Net cash provided by operating activities	1,598,005	1,742,691

Cash flows from investing activities
Capital expenditures, net	(17,108)	(27,718)

Net cash used in investing activities	(17,108)	(27,718)

Cash flows from financing activities
Distributions, net	(1,242,491)	(1,531,127)

Net cash used in financing activities	(1,242,491)	(1,531,127)

Increase in cash and cash equivalents	338,406	183,846
Cash and cash equivalents
Beginning of period	95,236	169,718

End of period	$433,642	$353,564

Crystal City Courtyard by Marriott
A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Unaudited Financial Statements
June 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Crystal City Courtyard by Marriott 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements as of and for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
December 31, 2002

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders of
CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Crystal City Courtyard by Marriott (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the “Hotel”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
July 18, 2003, except as to the second
paragraph of Note 1 and Note 7 for which
the date is August 29, 2003

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Balance Sheet
December 31, 2002

Assets
Current assets
Cash and cash equivalents	$95,236
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $1,760	215,006
Inventory	69,738
Prepaid expenses and other current assets	50,263

Total current assets	430,243
Property and equipment, net	34,244,329

Total assets	$34,674,572

Liabilities and Owner’s Equity
Current liabilities
Accounts payable	$238,828
Accrued compensation and benefits	258,405
Accrued taxes	57,595
Other accrued liabilities	52,817

Total current liabilities	607,645

Commitments and contingencies
Owner’s equity	34,066,927

Total liabilities and owner’s equity	$34,674,572

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Income and Changes in Owner’s Equity
Year Ended December 31, 2002

Revenues
Rooms	$8,092,112
Food and beverage	1,286,557
Telephone	182,386
Other	451,506

Total revenues	10,012,561

Departmental expenses
Rooms	1,619,417
Food and beverage	1,011,702
Telephone	48,559
Other	98,288

Total departmental expenses	2,777,966

Undistributed expenses
Administrative and general	835,807
Management fees	300,377
Franchise fees	445,066
Marketing	548,183
Property operation, maintenance and
energy costs	676,167
Depreciation and amortization	2,206,766
Allocated interest expense	841,544
Equipment rent, local taxes and insurance	585,062

Total undistributed expenses	6,438,972

Net income	795,623
Owner’s equity
Beginning of year	36,177,456
Distributions, net	(2,906,152)

End of year	$34,066,927

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net income	$795,623
Depreciation and amortization	2,206,766
Change in working capital
Guest and trade accounts receivable, net	(81,023)
Inventory	(1,200)
Prepaid expenses and other current assets	(19,648)
Accounts payable	67,582
Accrued compensation and benefits	36,696
Accrued taxes	(100,561)
Other accrued liabilities	1,077
Advance deposits	(1,500)

Net cash provided by operating activities	2,903,812

Cash flows from investing activities
Capital expenditures, net	(72,142)

Net cash used in financing activities	(72,142)

Cash flows from financing activities
Distributions, net	(2,906,152)

Net cash used in financing activities	(2,906,152)

Decrease in cash and cash equivalents	(74,482)
Cash and cash equivalents
Beginning of period	169,718

End of period	$95,236

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

1.	Business and Basis of Presentation

The real and personal property commonly known as Crystal City Courtyard by Marriott (the “Hotel”), a 272-room hotel located in the City of Arlington, is owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

Effective August 29, 2003, the Hotel was sold to CNL Hospitality Properties, Inc. (“CNL”). The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of CNL complying with the Securities and Exchange Commission’s (“SEC”) rules and regulations regarding acquired businesses and properties.

The financial statements reflect the historical accounts of the Hotel. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the SEC’s rules and regulations regarding acquired businesses and properties, including the allocation of general and administrative expenses from Starwood in the form of management fees and the allocation of interest expense. The management fees, calculated as a percentage of revenue, are based on determinations that Starwood’s management believes to be reasonable. However, management believes that the Hotel’s administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

For tax purposes, the Hotel’s real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with certain provisions in the Internal Revenue Code. The Hotel’s operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel’s operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.	Significant Accounting Policies

Cash and Cash Equivalents The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expense as incurred.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Revenue Recognition
The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Advertising Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $12,000.

Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

3.	Property and Equipment

Property and equipment consists of the following:

Land	$3,740,000
Building and improvements	32,828,811
Equipment	7,015,681
Construction in progress	34,803

43,619,295
Less: accumulated depreciation	(9,374,966)

$34,244,329

4.	Commitments and Contingencies

Franchise Agreement
Under Starwood’s franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees of 5.5 percent of gross room sales. Additionally, the Marriott agreement requires monthly national marketing fees of 2 percent of gross room sales and a reservation fee of 1 percent of gross room sales. Total franchise expense for 2002 was approximately $445,000. Total national marketing fee expense was approximately $162,000 for the year ended December 31, 2002. Total reservation fee expense was approximately $139,000 for the year ended December 31, 2002.

Contingencies
In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.	Related Party Transactions

Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers’ compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $451,000 for the year ended December 31, 2002.

The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $251,000 for the year ended December 31, 2002.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $35,000 for the year ended December 31, 2002.

7.	Subsequent Event

On August 29, 2003, the Hotel was acquired by CNL Hospitality Properties, Inc.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
June 30, 2003

Page(s)
Unaudited Financial Statements
Unaudited Balance Sheets	F-169
Unaudited Statements of Income and Changes in Owner’s Equity	F-170
Unaudited Statements of Cash Flows	F-171
Notes to Unaudited Financial Statements	F-172

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Balance Sheets
June 30, 2003 and December 31, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$86,664	$363,786
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $81,884 and $79,414	716,070	799,119
Inventory	318,585	342,621
Prepaid expenses and other current assets	157,510	198,837

Total current assets	1,278,829	1,704,363
Property and equipment, net	51,481,302	52,747,184

Total assets	$52,760,131	$54,451,547

Liabilities and Owner’s Equity
Current liabilities
Book overdraft	$208,642	$124,997
Accounts payable	323,646	333,144
Accrued compensation and benefits	481,472	469,273
Accrued taxes	151,718	116,880
Other accrued liabilities	223,296	195,565
Advance deposits	97,062	73,472

Total current liabilities	1,485,836	1,313,331
Commitments and contingencies
Owner’s equity	51,274,295	53,138,216

Total liabilities and owner’s equity	$52,760,131	$54,451,547

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Income and Changes in Owner’s Equity
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Revenues
Rooms	$5,959,735	$6,789,083
Food and beverage	4,296,089	4,334,005
Telephone	171,364	194,579
Other	271,219	210,280

Total revenues	10,698,407	11,527,947

Departmental expenses
Rooms	1,239,987	1,340,308
Food and beverage	2,512,491	2,612,112
Telephone	81,808	92,143
Other	89,439	86,908

Total departmental expenses	3,923,725	4,131,471

Undistributed expenses
Administrative and general	561,501	579,008
Management fees	320,952	345,838
Franchise fees	454,385	503,121
Marketing	509,787	479,719
Property operation, maintenance and
energy costs	652,195	650,491
Depreciation and amortization	1,273,517	1,451,046
Allocated interest expense	637,432	673,756
Equipment rent, local taxes and insurance	289,993	192,170

Total undistributed expenses	4,699,762	4,875,149

Net income	2,074,920	2,521,327
Owner’s equity
Beginning of period	53,138,216	55,870,883
Distributions, net	(3,938,841)	(2,904,659)

End of period	$51,274,295	$55,487,551

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Cash Flows
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$2,074,920	$2,521,327
Depreciation	1,268,018	1,437,603
Amortization	5,499	13,443
Change in working capital
Guest and trade accounts receivable, net	83,049	(830,557)
Inventory	18,537	(11,578)
Prepaid expenses	41,327	24,092
Accounts payable	(9,498)	193,493
Accrued compensation and benefits	12,199	(3,516)
Accrued taxes	34,838	73,716
Other accrued liabilities	27,731	100,187
Advance deposits	23,590	4,358

Net cash provided by operating
activities	3,580,210	3,522,568

Cash flows from investing activities
Capital expenditures, net	(2,136)	217,014

Net cash (used in) provided by investing
activities	(2,136)	217,014

Cash flows from financing activities
Distributions, net	(3,938,841)	(2,904,659)
Book overdraft	83,645	(316,647)

Net cash used in financing activities	(3,855,196)	(3,221,306)

Increase (decrease) in cash and cash equivalents	(277,122)	518,276
Cash and cash equivalents
Beginning of period	363,786	151,024

End of period	$86,664	$669,300

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Unaudited Financial Statements
June 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Marriott BWI 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
December 31, 2002

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders of
CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Marriott BWI (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the “Hotel”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
July 18, 2003, except as to the second
paragraph of Note 1 and Note 7 for which
the date is August 29, 2003

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Balance Sheet
December 31, 2002

Assets
Current assets
Cash and cash equivalents	$363,786
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $79,414	799,119
Inventory	342,621
Prepaid expenses and other current assets	198,837

Total current assets	1,704,363
Property and equipment, net	52,747,184

Total assets	$54,451,547

Liabilities and Owner’s Equity
Current liabilities
Book overdraft	$124,997
Accounts payable	333,144
Accrued compensation and benefits	469,273
Accrued taxes	116,880
Other accrued liabilities	195,565
advance deposits	73,472

Total current liabilities	1,313,331
Commitments and contingencies
Owner’s equity	53,138,216

Total liabilities and owner’s equity	$54,451,547

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Income and Changes in Owner’s Equity
Year Ended December 31, 2002

Revenues
Rooms	$13,403,457
Food and beverage	8,466,146
Telephone	353,960
Other	400,638

Total revenues	22,624,201

Departmental expenses
Rooms	2,523,002
Food and beverage	5,235,608
Telephone	194,715
Other	184,063

Total departmental expenses	8,137,388

Undistributed expenses
Administrative and general	1,245,567
Management fees	678,726
Franchise fees	992,599
Marketing	934,543
Property operation, maintenance and
energy costs	1,307,066
Depreciation and amortization	2,930,468
Allocated interest expense	1,321,734
Equipment rent, local taxes and insurance	461,136

Total undistributed expenses	9,871,839

Net income	4,614,974
Owner’s equity
Beginning of year	55,870,883
Distributions, net	(7,347,641)

End of year	$53,138,216

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net income	$4,614,974
Depreciation	2,902,596
Amortization	27,872
Change in working capital
Guest and trade accounts receivable, net	80,947
Inventory	(40,792)
Prepaid expenses	(33,615)
Accounts payable	296,484
Accrued compensation and benefits	142,961
Accrued taxes	2,107
Other accrued liabilities	(141,616)
Advance deposits	(25,233)

Net cash provided by operating
activities	7,826,685

Cash flows from investing activites
Proceeds from equipment disposals, net	114,105

Net cash provied by investing
activities	114,105

Cash flows from financing activities
Distributions, net	(7,347,641)
Book overdraft	(380,387)

Net cash used in financing activities	(7,728,028)

Increase in cash and cash equivalents	212,762
Cash and cash equivalents
Beginning of year	151,024

End of year	$363,786

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

1.	Business and Basis of Presentation

The real and personal property commonly known as Marriott BWI (the “Hotel”), a 310-room hotel located in the City of Linthuum, is owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

Effective August 29, 2003, the Hotel was sold to CNL Hospitality Properties, Inc. (“CNL”). The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of CNL complying with the Securities and Exchange Commission’s (“SEC”) rules and regulations regarding acquired businesses and properties.

The financial statements reflect the historical accounts of the Hotel. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the SEC’s rules and regulations regarding acquired business and properties, including the allocation of general and administrative expenses from Starwood in the form of management fees and the allocation of interest expense. The management fees, calculated as a percentage of revenue, are based on determinations that Starwood’s management believes to be reasonable. However, management believes that the Hotel’s administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

For tax purposes, the Hotel’s real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with the related provisions in the Internal Revenue Code. The Hotel’s operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel’s operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.	Significant Accounting Policies

Cash and Cash Equivalents The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expense as incurred.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Revenue Recognition
The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Advertising Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $18,000.

Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

3.	Property and Equipment

Property and equipment consists of the following at December 31, 2002:

Land	$3,600,000
Building and improvements	53,495,504
Equipment	7,951,714
Construction in progress	23,219

65,070,437
Less: accumulated depreciation	(12,323,253)

$52,747,184

4.	Commitments and Contingencies

Franchise Agreement
Under Starwood’s franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees at 6 percent of gross room sales and 3 percent of gross food and beverage sales, as defined. Additionally, the Marriott agreement requires monthly national marketing fees of 1 percent of gross room sales. Total franchise expense was approximately $993,000 for the year ended December 31, 2002. Total national marketing fee expense was approximately $134,000 for the year ended December 31, 2002.

Contingencies
In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.	Related Party Transactions

Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers’ compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $662,000 for the year ended December 31, 2002.

The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $459,000 for the year ended December 31, 2002.

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $58,000 for the year ended December 31, 2002.

7.	Subsequent Event

On August 29, 2003, the Hotel was acquired by CNL Hospitality Properties, Inc.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Index
June 30, 2003

Page(s)
Unaudited Financial Statements
Unaudited Balance Sheets	F-183
Unaudited Statements of Income and Changes in Owner’s Equity	F-184
Unaudited Statements of Cash Flows	F-185
Notes to Unaudited Financial Statements	F-186

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Unaudited Balance Sheets
June 30, 2003 and December 31, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$696,232	$458,362
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $77,494 and $73,608, respectively	3,022,494	2,659,615
Inventory	105,171	110,804
Prepaid expenses and other current assets	424,929	529,583

Total current assets	4,248,826	3,758,364
Property and equipment, net	11,392,244	11,999,869

Total assets	$15,641,070	$15,758,233

Liabilities and Owner’s Equity
Current liabilities
Book overdraft	$557,616	$568,812
Accounts payable	657,864	534,451
Accrued compensation and benefits	902,994	1,062,738
Accrued taxes	468,876	502,055
Other accrued liabilities	442,224	410,027
Advance deposits	186,763	201,806

Total current liabilities	3,216,337	3,279,889
Commitments and contingencies
Owner’s equity	12,424,733	12,478,344

Total liabilities and owner’s equity	$15,641,070	$15,758,233

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
A wholly owned property of Ford Motor Land Development Corporation)
Unaudited Statements of Income and Changes in Owner’s Equity
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Revenues
Rooms	$9,197,766	$9,595,945
Food and beverage	6,599,219	6,653,191
Telephone	358,234	445,983
Other	234,811	360,441

Total revenues	16,390,030	17,055,560

Departmental expenses
Rooms	2,334,260	2,399,901
Food and beverage	5,700,929	5,722,246
Telephone	193,366	177,907

Total departmental expenses	8,228,555	8,300,054

Undistributed expenses
General and administrative	1,112,194	1,155,461
Management fees	628,990	750,943
Marketing	896,066	987,466
Property operations, maintenance and energy costs	1,597,752	1,594,884
Depreciation	612,685	599,898
Allocated interest expense	--	13,953
Local taxes and insurance	899,911	741,010

Total undistributed expenses	5,747,598	5,843,615

Income before allocation of income taxes	2,413,877	2,911,891
Allocation of consolidated income taxes	893,134	1,077,400

Net income	1,520,743	1,834,491
Owner’s equity
Beginning of period	12,478,344	14,587,799
Distributions, net	(1,574,354)	(3,886,431)

End of period	$12,424,733	$12,535,859

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Unaudited Statements of Cash Flows
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$1,520,743	$1,834,491
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	612,685	599,898
Change in working capital components
Guest and trade accounts receivable, net	(362,878)	301,414
Inventory	5,633	1,576
Prepaid expenses and other assets	104,654	240,149
Advance deposits	(15,043)	(201,729)
Accounts payable	123,413	(105,723)
Accrued compensation and benefits	(159,744)	145,511
Accrued taxes	(33,179)	113,153
Other accrued liabilities	32,197	(181,431)

Net cash provided by operating activities	1,828,481	2,747,309

Cash flows from investing activities
Capital expenditures, net	(5,061)	(19,708)

Net cash used in investing activities	(5,061)	(19,708)

Cash flows from financing activities
Book overdraft	(11,196)	(56,683)
Distributions, net	(1,574,354)	(3,886,431)

Net cash used in financing activities	(1,585,550)	(3,943,114)

Increase (decrease) in cash and cash equivalents	237,870	(1,215,513)
Cash and cash equivalents
Beginning of period	458,362	1,523,642

End of period	$696,232	$308,129

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Unaudited Financial Statements
June 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Hyatt Regency Dearborn 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements as of and for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Index
December 31, 2002

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders of
CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Hyatt Regency Dearborn (a wholly owned property of Ford Motor Land Development Corporation) (the “Hotel”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
September 5, 2003

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Balance Sheet
December 31, 2002

Assets
Current assets
Cash and cash equivalents	$458,362
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $73,608	2,659,615
Inventory	110,804
Prepaid expenses and other current assets	529,583

Total current assets	3,758,364
Property and equipment, net	11,999,869

Total assets	$15,758,233

Liabilities and Owner’s Equity
Current liabilities
Book overdraft	$568,810
Accounts payable	534,454
Accrued compensation and benefits	1,062,738
Accrued taxes	502,055
Other accrued liabilities	410,026
Advance deposits	201,806

Total current liabilities	3,279,889
Commitments and contingencies
Owner’s equity	12,478,344

Total liabilities and owner’s equity	$15,758,233

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Statement of Income and Changes in Owner’s Equity
Year Ended December 31, 2002

Revenues
Rooms	$19,697,315
Food and beverage	14,286,607

Telephone	827,484

Other	614,404

Total revenues	35,425,810

Departmental expenses

Rooms	5,007,935
Food and beverage	11,927,389

Telephone	384,279

Total departmental expenses	17,319,603

Undistributed expenses

Administrative and general	2,403,407

Management fee	1,612,196

Marketing	1,866,645
Property operation, maintenance and

energy costs	3,216,278

Depreciation	1,206,945

Allocated interest expense	27,905

Local taxes and insurance	1,515,050

Total undistributed expenses	11,848,426

Income before allocation of income taxes
6,257,781

Allocation of consolidated income taxes	2,315,379

Net income	3,942,402
Owner’s equity
Beginning of year	14,587,799
Distributions, net	(6,051,857)

End of year	$12,478,344

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net income	$3,942,402
Depreciation	1,206,945
Change in working capital
Guest and trade accounts receivable, net	59,739
Inventory	(2,726)
Prepaid expenses and other current assets	51,253
Accounts payable	(127,303)
Accrued compensation and benefits	32,638
Accrued taxes	52,201
Other accrued liabilities	(45,743)
Advance deposits	(195,434)

Net cash provided by operating activities	4,973,972

Cash flows from investing activities
Capital expenditures, net	(337,116)

Net cash used in investing\ activities	(337,116)

Cash flows from financing activities
Book overdraft	568,810
Distributions, net	(6,051,857)

Net cash used in financing activities	(5,483,047)

Decrease in cash and cash equivalents	(846,191)
Cash and cash equivalents
Beginning of period	1,304,553

End of period	$458,362

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

1.	Business and Basis of Presentation

The real and personal property commonly known as Hyatt Regency Dearborn (the “Hotel”), a 772-room hotel located in the City of Dearborn, is owned by Ford Motor Land Development Corporation (“Ford”) and is leased to Hyatt Corporation (“Hyatt”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

Effective August 28, 2003, CNL Hospitality Properties, Inc. acquired an 85 percent interest in the Hotel from Ford. The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of complying with the Securities and Exchange Commission’s rules and regulations regarding acquired businesses and properties.

The financial statements reflect the historical accounts of the Hotel. Under the terms of the lease arrangement between Ford and Hyatt, the amount of profit that Hyatt retains is considered to be the equivalent of a management fee (and is restated as such in the Statement of Operations) that would be incurred if Hyatt was operating the Hotel on Ford’s behalf.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Ford. Interest expense has been allocated to the Hotel based on a property specific allocation of Ford’s debt for the year ended December 31, 2002. Post acquisition, the Hotel is expected to have a capital structure different from Ford as presented in these financial statements; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

The Hotel is part of a group that files consolidated tax returns. Federal and state income tax expense has been allocated to the Hotel’s accounts based on the effective tax rate incurred by Ford during the period.

2.	Significant Accounting Policies

Cash and Cash Equivalents The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
Inventory consists of food and beverage stock items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Purchases of linens, china, glass, silver, uniforms, utensils and guest room items are expensed as incurred.

Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 36 years for buildings, 30 years for land improvements and 8-20 years for furniture and equipment.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Income Taxes
The Hotel is included in the consolidated federal income tax return of Ford, as well as the applicable state and local income tax returns where applicable. Income taxes have been computed using the statutory rate estimated to be paid by Ford for the Hotel’s share of taxable income. In addition, the income tax effects of any temporary differences between financial and income tax reporting have been assumed by Ford.

Revenue Recognition
The Hotels’ revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Advertising Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $188,000.

Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is generally limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas. During 2002, the Hotel derived approximately 13 percent of its revenues from Ford Motor Land Development Corporation and its affiliates.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

3.	Property and Equipment

Property and equipment consists of the following:

Land	$289,662
Building and land improvements	35,107,425
Furniture and equipment	3,584,939

38,982,026
Less: accumulated depreciation	(26,982,157)

$11,999,869

4.	Commitments and Contingencies

Contingencies
In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.	Related Party Transactions

In connection with its operations and Hyatt’s customary practices, the Hotel incurred charges for services, programs and allocated costs from Hyatt and certain of its subsidiaries and affiliates for the year ended December 31, 2002 as follows:

Chain allocation	$534,293
Coordinated marketing services	41,233
Gold Passport program	285,719
Employees’ benefit plans	710,381
Insurance	497,725
Data processing services	171,468
Other	224,546

At December 31, 2002, amounts included in other accrued liabilities related to the above transactions were $114,864.

In addition, the Hotel incurred charges of $104,212 in 2002 from a publicly-held company, in which Hyatt holds a minority interest, which provides certain consolidated travel agent payment processing facilities, Internet reservation capabilities and other Internet-related services.

Additionally, Hyatt provides an aggregate of twelve complimentary rooms per year (on a space available basis) to employees who have completed one year of employment with Hyatt or any Hyatt hotel. The maximum number of complimentary room nights per employee in any one hotel is three nights per year. As required by Hyatt, the Hotel must generally reserve 1 percent of room inventory for employee complimentary rooms.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

The Hotel’s electricity and gas charges are billed directly to Ford to take advantage of lower energy costs associated with being under the Ford umbrella. Electricity and gas expense for the year ended December 31, 2002 was approximately $954,000.

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing when the participant is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Participants may contribute from 1 percent to 30 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches 3 percent of salaried employees’ compensation and 2.1 percent of hourly employees’ compensation. Matching contributions made by the Hotel were approximately $138,000 for the year ended December 31, 2002.

7.	Subsequent Event

On August 28, 2003, CNL Hospitality Properties, Inc. acquired an 85 percent interest in the Hotel from Ford.

HOTEL DEL CORONADO ENTITIES
Index
September 30, 2003

Page(s)
Unaudited Combined Financial Statements
Unaudited Combined Balance Sheets	F-197
Unaudited Combined Statements of Operations and Changes in Owner’s Equity	F-198
Unaudited Combined Statements of Cash Flows	F-199
Notes to Unaudited Combined Financial Statements	F-200

HOTEL DEL CORONADO ENTITIES
Unaudited Combined Balance Sheets
September 30, 2003 and December 31, 2002

	September 30, 2003	December 31, 2002
Assets
Current assets
Cash and cash equivalents	$11,583,490	$6,806,127
Accounts receivable, net	5,548,412	6,385,876
Prepaid expenses and other assets	2,865,381	2,878,722

Total current assets	19,997,283	16,070,725
Hotel property, net of accumulated
depreciation and amortization
of $81,302,187 and $72,190,153	319,870,865	325,980,649

Total assets	$339,868,148	$342,051,374

Liabilities and Owner’s Equity
Current liabilities
Accounts payable and accrued expenses	$8,082,897	$9,616,714
Unearned revenue and deposits	3,558,638	4,693,848
Current portion of note payable	3,616,794	3,616,794

Total current liabilities	15,258,329	17,927,356
Note payable	145,119,994	147,809,128

Total liabilities	160,378,323	165,736,484
Owner’s equity	179,489,825	176,314,890

Total liabilities and owner’s equity	$339,868,148	$342,051,374

See accompanying notes to unaudited combined financial statements.

HOTEL DEL CORONADO ENTITIES
Unaudited Combined Statements of Operations and Changes in Owner’s Equity
Nine-Month Periods Ended September 30, 2003 and 2002

	2003	2002
Revenue:
Rooms	$43,772,462	$41,987,890
Food and beverage	31,393,181	28,747,530
Telephone	778,384	1,108,820
Retail	5,272,257	4,311,008
Rental at other	8,763,533	8,368,167

Total revenue	89,979,817	84,523,415

Departmental expenses:
Rooms	9,809,558	9,692,210
Food and beverage	22,860,000	21,374,292
Telephone	557,218	491,165
Retail	3,728,750	3,099,366
Other	3,925,322	3,780,098

Total departmental expenses	40,880,848	38,437,131

Departmental profit	49,098,969	46,086,284

Interest income	50,816	84,402

Other expenses
Management fees	1,327,430	1,268,559
Administrative and general	5,389,475	5,231,719
Sales and marketing	4,072,430	3,927,884
Property operation and maintenance	3,715,463	3,652,554
Energy	1,451,784	1,516,719
Depreciation and amortization expense	9,112,035	9,472,456
Interest expense	7,759,570	7,939,395
Trustee fees	28,424	26,453
Property taxes	2,442,580	2,564,066
Insurance	913,106	858,405
Base asset management fee	757,629	273,079
Other	39,311	52,974

Total other expenses	37,009,237	36,784,263

Net income	$12,140,548	$9,386,423

Changes in Owner’s Equity
Balance, beginning of the period	176,314,890	185,159,146
Net income	12,140,548	9,386,423
Distributions, net	(8,965,613)	(11,372,782

Balance, end of period	$179,489,825	$183,172,787

See accompanying notes to unaudited combined financial statements.

HOTEL DEL CORONADO ENTITIES
Unaudited Combined Statements of Cash Flows
Nine-Month Periods Ended September 30, 2003 and 2002

	Nine-Month Periods Ended
	2003	2002
Cash flows from operating activities:
Net income	$12,140,548	9,386,423
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	9,112,035	9,472,456
Decrease (increase) in accounts receivable, net	837,464	(3,863,435)
Decrease in prepaid expenses and other
assets	13,341	74,444
(Decrease) increase in accounts payable and accrued
expenses	(1,533,817)	4,358,785
Decrease in unearned revenue and deposits	(1,135,210)	(556,684)

Net cash provided by operating activities	19,434,361	18,871,989

Cash flows used in investing activities:- payments for
capital
Payments for capital improvements	(3,002,251)	(1,132,164)
Decrease in restricted cash	--	678,062

Net cash used in investing activities	(3,002,251)	(454,102)

Cash flows from financing activities:
Distributions, net	(8,965,613)	(11,372,782)
Principal payments on note payable	(2,689,134)	(2,510,337)

Net cash used in financing activities	(11,654,747)	(13,883,119)

Net increase in cash and cash equivalents	4,777,363	4,534,768
Cash and cash equivalents at the beginning of the period	6,806,127	8,313,237

Cash and cash equivalents at the end of the period	$11,583,490	12,848,005

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,759,570	7,939,395

See accompanying notes to combined financial statements.

HOTEL DEL CORONADO ENTITIES
Notes to Unaudited Combined Financial Statements
September 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Hotel del Coronado Entities 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements for the nine months ended September 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HOTEL DEL CORONADO ENTITIES
Index
December 31, 2002

Page(s)
Independent Auditors’ Report	F-202
Combined Financial Statements
Combined Balance Sheets	F-203
Combined Statements of Operations	F-204
Combined Statements of Changes in Owner’s Equity	F-205
Combined Statements of Cash Flows	F-206
Notes to Combined Financial Statements	F-207

Independent Auditors’ Report

The Board of Directors of Lowe Enterprises, Inc.

We have audited the accompanying combined balance sheets of the Hotel del Coronado Entities (as defined in note 1 to the combined financial statements) (the Companies) as of December 31, 2002 and 2001 and the related combined statements of operations, changes in owner’s equity, and cash flows for each of the years in the two-year period ended December 31, 2002. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotel del Coronado Entities as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
KPMG LLP

Los Angeles, California
October 28, 2003

HOTEL DEL CORONADO ENTITIES

Combined Balance Sheets

December 31, 2002 and 2001

	2002	2001
Assets
Current assets:
Cash and cash equivalents	$6,806,127	8,313,237
Restricted cash (note 3)	--	678,062
Accounts receivable, less allowance for doubtful accounts of
$192,826 and $140,408 in 2002 and 2001, respectively	6,385,876	4,475,422
Inventory	1,463,564	1,255,536
Prepaid expenses and other assets	1,415,158	1,126,250

Total current assets	16,070,725	15,848,507
Hotel property, net of accumulated depreciation and amortization
of $72,190,153 and $60,240,924 (notes 2 and 3)	325,980,649	336,117,555

Total assets	$342,051,374	351,966,062

Liabilities and Owner’s Equity
Current liabilities:
Accounts payable and accrued expenses	$9,616,714	7,924,036
Unearned revenue and deposits	4,693,848	4,080,641
Current portion of note payable (note 3)	3,616,794	3,376,317

Total current liabilities	17,927,356	15,380,994
Note payable (note 3)	147,809,128	151,425,922

Total liabilities	165,736,484	166,806,916
Owner’s equity	176,314,890	185,159,146

Total liabilities and owner’s equity	$342,051,374	351,966,062

See accompanying notes to combined financial statements.

HOTEL DEL CORONADO ENTITIES

Combined Statements of Operations

Years ended December 31, 2002 and 2001

	2002	2001
Revenue:
Rooms	$52,198,995	47,851,533
Food and beverage	38,715,097	35,426,849
Telephone	1,341,206	1,480,698
Retail	5,850,271	4,552,570
Rental and other	10,708,407	11,197,846

Total revenue	108,813,976	100,509,496

Departmental expenses:
Rooms	12,333,362	11,279,169
Food and beverage	29,062,757	26,686,695
Telephone	669,723	673,729
Retail	4,270,092	3,386,503
Other	4,746,045	4,945,399

Total departmental expenses	51,081,979	46,971,495

Departmental profit	57,731,997	53,538,001

Interest income	111,151	303,069

Other expenses:
Hotel management fees (note 6)	1,110,085	1,257,885
Administrative and general	7,279,284	6,791,378
Sales and marketing (note 6)	5,254,451	5,154,291
Property operation and maintenance	4,764,740	5,112,573
Energy	1,963,680	2,280,414
Depreciation and amortization expense	11,949,229	12,554,463
Interest expense (note 3)	10,556,491	10,782,269
Trustee fees (note 6)	35,273	35,115
Property taxes	3,446,649	3,130,052
Insurance	1,199,223	747,007
Base asset management fees (note 6)	1,007,220	362,359
Other	31,642	221,707

Total other expenses	48,597,967	48,429,513

Net income	$9,245,181	5,411,557

See accompanying notes to combined financial statements.

HOTEL DEL CORONADO ENTITIES

Combined Statements of Changes in Owner’s Equity

Years ended December 31, 2002 and 2001

Owner’s equity, December 31, 2000	$177,011,909
Capital contributions	6,303,000
Distributions	(3,567,320)
Net income	5,411,557

Owner’s equity, December 31, 2001	185,159,146
Capital contributions	9,000,328
Distributions	(27,089,765)
Net income	9,245,181

Owner’s equity, December 31, 2002	$176,314,890

See accompanying notes to combined financial statements.

HOTEL DEL CORONADO ENTITIES

Combined Statements of Cash FlowsYears
ended December 31, 2002 and 2001

	2002	2001
Cash flows from operating activities:
Net income	$9,245,181	5,411,557
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,949,229	12,554,463
(Increase) decrease in accounts receivable, net	(1,910,454)	2,385,823
Increase in inventory	(208,028)	(229,215)
Increase in prepaid expenses and other assets	(288,908)	(417,910)
Increase (decrease) in accounts payable and
accrued expenses	1,692,678	(2,376,040)
Increase in unearned revenue and deposits	613,207	537,900

Net cash provided by operating activities	21,092,905	17,866,578

Cash flows from investing activities:
Payments for capital improvements	(1,812,323)	(15,765,574)
Decrease in restricted cash	678,062	1,958,963

Net cash used in investing activities	(1,134,261)	(13,806,611)

Cash flows from financing activities:
Capital contributions	9,000,328	6,303,000
Distributions	(27,089,765)	(3,567,320)
Principal paid on note payable	(3,376,317)	(3,151,829)

Net cash used in financing activities	(21,465,754)	(416,149)

Net (decrease) increase in cash and cash equivalents	(1,507,110)	3,643,818
Cash and cash equivalents at the beginning of the year	8,313,237	4,669,419

Cash and cash equivalents at the end of the year	$6,806,127	8,313,237

Supplemental disclosure of cash flow information:
Cash paid for interest	$10,575,904	10,782,269

See accompanying notes to combined financial statements.

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business and Principles of Combination

The accompanying combined financial statements include the accounts of L-O Coronado Member, Inc. and its subsidiaries and L-O Coronado Holding, Inc. and its subsidiary (collectively, Hotel del Coronado Entities). As further discussed below, L-O Coronado Member, Inc. and L-O Coronado Holding, Inc. are ultimately wholly owned by the Public Employees Retirement System of Ohio (OPERS). All significant intercompany transactions have been eliminated.

L-O Coronado Member, Inc. is a wholly owned subsidiary of a trust for OPERS for which Wells Fargo Bank N.A. is the trustee (Wells Fargo Trust). L-O Coronado Holding, Inc. is a wholly owned subsidiary of a trust for OPERS for which Ronald E. Silva is the trustee (Coronado Trust). The Wells Fargo Trust and the Coronado Trust (collectively, the Trusts) were established for the purpose of facilitating OPERS’ investments in real estate that is managed by Lowe Enterprises, Inc. (Lowe). Property management is provided by a subsidiary of Destination Hotels and Resorts, Inc. (DH&R). DH&R is a subsidiary of Lowe.

L-O Coronado Holding, Inc.‘s sole asset is an investment in its subsidiary, L-O Coronado Holding II, Inc. L-O Coronado Holding II, Inc. was formed to acquire and own the 692-room hotel known as the Hotel del Coronado (the Hotel) located in Coronado, California, which was acquired on August 28, 1997.

L-O Coronado Member, Inc. was formed to own stock in its subsidiaries, L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. L-O Coronado Hotel, Inc. was formed to operate the Hotel, as well as own the furnishings and equipment of the Hotel. L-O Coronado IP, Inc. was formed to own the intangible assets related to the Hotel.

During 2003, the Trusts made the decision to sell the Hotel and entered into a sales agreement. The accompanying combined financial statements have been prepared to accommodate the proposed buyer as further discussed below.

(b)	Basis of Accounting

The Hotel del Coronado Entities maintain their books and records on a fair-value basis as that is the basis of accounting utilized by the ultimate owner, OPERS, as required by Government Accounting Standards Board No. 25, Financial Reporting for Defined Benefit Plans. The accompanying combined financial statements have been prepared for the purpose of a filing with the Securities and Exchange Commission by the proposed buyer of the Hotel; accordingly, these combined financial statements have been prepared on the historical-cost basis of accounting to comply with SEC requirements.

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(c)	Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

(d)	Inventory

Inventory consists primarily of food, beverage, and merchandise held for sale. Inventory is stated at cost, which approximates fair value.

(e)	Hotel Property

Hotel property is stated at cost, less accumulated depreciation and amortization. Depreciation of building, equipment, furniture, and fixtures is recorded on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 39 years. Amortization of intellectual property is recorded on a straight-line basis over 15 years.

(f)	Fair Value of Financial Instruments

The estimated fair value of the note payable is determined based on the currently available terms of similar debt. The estimated fair values are $159,474,000 and $155,583,000 as of December 31, 2002 and 2001, respectively.

The carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximates fair value, due to the short-term nature of these financial instruments.

(g)	Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of revenue and expense for the period. Actual results could differ from those estimates.

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(h)	Income Taxes

For federal income tax purposes, L-O Coronado Holding, Inc. and its subsidiary operate in a manner intended to enable them to qualify for tax-exempt status under Section 501(c) of the Internal Revenue Code. L-O Coronado Member, Inc. and its subsidiaries are taxable entities. Income taxes for L-O Coronado Member, Inc. and its subsidiaries are recorded under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)	Hotel Property

Hotel property consists of the following as of December 31, 2002 and 2001:

	2002	2001
Land	$158,900,000	158,900,000
Building	125,160,264	124,502,411
Furniture and fixtures	34,110,538	32,956,068
Intellectual property	80,000,000	80,000,000

	398,170,802	396,358,479
Accumulated depreciation and amortization	(72,190,153)	(60,240,924)

	$325,980,649	336,117,555

Intellectual property relates primarily to the intangible value of the Hotel del Coronado Brand. Such value was estimated in connection with allocating the purchase price among the assets acquired and liabilities assumed when the Hotel was acquired.

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(3)	Note Payable

The note payable is secured by the Hotel. Amounts outstanding under the note bear interest at 6.9% per annum through January 1, 2008. Monthly principal and interest payments of $1,162,686 are due through January 1, 2008. Thereafter, monthly payments of $1,162,686 plus excess cash flow, as defined, are due through maturity on January 1, 2023. The interest rate for the period from January 1, 2008 through maturity is the greater of 11.9% or the Treasury rate, as defined, plus 5%. If the note payable is repaid prior to January 1, 2008, a prepayment penalty will be assessed.

The note agreement has certain financial covenants, all of which were met as of December 31, 2002. The note agreement required that $3.2 million be deposited in an escrow account to be utilized to make certain repairs to the Hotel property. The remaining balance of this escrow account was released to the Hotel in 2002 and was $678,062 as of December 31, 2001. The note agreement also requires that an aggregate of 5% of operating income, as defined, be deposited in reserve accounts for capital improvements and purchases of furnishings and equipment.

Principal payments due on the note payable as of December 31, 2002 are as follows:

2003	$3,616,794
2004	3,874,398
2005	4,150,350
2006	4,445,956
2007	4,762,618
Thereafter	130,575,806

$151,425,922

(4)	Leases

L-O Coronado Hotel, Inc. leases space to tenants at various terms. The majority of the tenants are charged a fixed base rental plus contingent rent based on a percentage of gross revenues, as defined, in excess of amounts stated in the lease agreements.

Minimum future rentals on the noncancelable operating leases at December 31, 2002, excluding revenues from contingent rents, are as follows:

2003	$758,863
2004	671,286
2005	624,498
2006	501,985
2007	279,535
Thereafter	850,080

$3,686,247

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(5)	Income Taxes

There is no provision for income taxes primarily due to the tax-exempt status of L-O Coronado Holding, Inc. and its subsidiary and the valuation allowance for deferred tax assets, related primarily to net operating loss carryforwards, recorded for L-O Coronado Member, Inc. and its subsidiaries. A valuation allowance equal to the deferred tax asset has been recorded as realization of such deferred tax asset is not more likely than not.

At December 31, 2002, L-O Coronado Member, Inc. has a consolidated net operating loss carryforward for federal income tax purposes of approximately $55 million, expiring at various dates through 2021, and a net operating loss carryforward for California franchise tax purposes of approximately $30 million, expiring at various dates through 2006.

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(6)	Related Party Transactions

(a)	Trustee and Management Fees

Wells Fargo Bank N.A., as trustee, is entitled to receive, on an annual basis, trustee fees equal to 0.04% of the first $185 million of cost of the Wells Fargo Trust assets (see note 1) and 0.03% of the Wells Fargo Trust assets in excess of $185 million. Trustee fees to Wells Fargo Bank N.A. are allocated pro rata among the Wells Fargo Trust assets. Ronald E. Silva, as trustee, is entitled to receive, on an annual basis, trustee fees equal to $1.

Pursuant to various agreements, the Hotel del Coronado Entities pay the following to Lowe or its affiliates:

•	Beginning January 1, 2002, the base asset management fee for the Hotel is 0.5% of the Average Daily Outstanding Capital Account Balance. Prior to January 1, 2002, such fee was based on various percentages depending on the performance of the Hotel.

•	An incentive asset management fee based on the “adjusted gross profit distributions,” as defined, that exceeds a cumulative return to OPERS, as defined.

•	Hotel management fees based on a maximum of 1.5% of the Hotel’s gross revenues or, if lower, annual costs as defined in the management agreements. Reimbursements for marketing costs not to exceed 0.5% of gross revenues, as defined, and project management costs related to capital expenditures. The management agreements also require the L-O Coronado Hotel, Inc. to annually expend or reserve 3% of gross revenue, as defined, for the purchase, repair, and replacement of Hotel property, furniture, fixtures, and equipment. In addition, L-O Coronado Hotel, Inc. is obligated to pay the compensation of personnel employed at the Hotel property, professional fees, and certain out-of-pocket expenses.

•	For the years ended December 31, 2002 and 2001, the Hotel del Coronado Entities incurred trustee fees of $35,273 and $35,115, base asset management fees of $1,007,220 and $362,359, Hotel management fees of $1,110,085 and $1,257,885, marketing costs of $544,376 and $38,818, and project management costs of $10,997 and $2,357,930, respectively. No incentive asset management fees are currently payable as of December 31, 2002 and 2001 based on net distributed income, and no potential incentive fees were accrued as of December 31, 2002 and 2001.

(b)	Hotel Employees

Nonunion Hotel employees may participate in a 401(k) plan sponsored by DH&R. L-O Coronado Hotel, Inc. matches 25% of employees’ contributions to the plan, up to 3% of the employees’ annual salaries.

HOTEL DEL CORONADO ENTITIES

Notes to Combined Financial Statements

December 31, 2002 and 2001

(7)	Commitments and Contingencies

In the normal course of business, the Hotel del Coronado Entities is subject to certain claims and litigation, including unasserted claims. The Hotel del Coronado Entities, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on its financial position or results of its operations.

OTHER FINANCIAL INFORMATION

Marriott International, Inc. and Subsidiaries
Selected Financial Data
(in Millions, except per share data)

Condensed Consolidated Balance Sheets Data:

	September 12, 2003	January 3, 2003	December 28, 2001
Current Assets	$1,258	$1,773	$2,747
Noncurrent Assets	6,814	6,523	6,360
Current Liabilities	1,883	2,207	1,970
Noncurrent Liabilities	2,521	2,516	3,659
Minority Interest	20	--	--
Stockholders’ Equity	3,648	3,573	3,478

Condensed Consolidated Statements of Income Data:

	Thirty-Six Weeks Ended September 12, 2003	Fiscal Year Ended January 3, 2003	Fiscal Year Ended December 28, 2001	Fiscal Year Ended December 29, 2000
Gross revenues	$6,153	$8,441	$7,786	$7,911
Costs and expenses (including income tax expense)	5,847	8,164	7,550	7,432
Income from discontinued operations	27	--	--	--

Net income	$ 333	$ 277	$ 236	$ 479

Basic earnings per share	$ 1.43	$ 1.15	$ 0.97	$ 1.99

Diluted earnings per share	$ 1.36	$ 1.10	$ 0.92	$ 1.89

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN

      CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the
"Reinvestment Plan") on the terms and conditions set forth below.

      1. Reinvestment of Distributions. Bank of New York, the agent (the
"Reinvestment Agent") for participants (the "Participants") in the Reinvestment
Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant
(collectively, the "Distributions"). The Reinvestment Agent will apply such
Distributions as follows:

            (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in
      Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions, the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of
      Shares to the Participant at the same rate as for initial purchases in this offering.

            (b) If no public offering of Shares is ongoing, the Reinvestment
      Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC")
      for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and
      (ii) a review of the outstanding Mortgage Loans and other permitted investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and other permitted investment. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to
      Listing will be determined by CNL Hospitality Corp. (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the
      Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

            (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The
      Reinvestment Agent will use the aggregate amount of Distributions to all
      Participants for each fiscal quarter to purchase Shares for the
      Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on

                                      A-1

      the portion of the aggregate Distributions received by the Reinvestment
      Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

            (d) Distributions shall be invested by the Reinvestment Agent in
      Shares promptly following the payment date with respect to such
      Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the
      Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in
      Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

            (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

            (f) Distributions attributable to Shares purchased on behalf of the
      Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

            (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment
      Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

      2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the
Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such
Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment
Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of
Shares) following such election, and the election will apply to all
Distributions attributable to the fiscal quarter or month (as the case may be)
in which the stockholder makes such written election to participate in the
Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to
Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.
Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

      3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

      4. Proxy Solicitation. The Reinvestment Agent will distribute to
Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the
Participant's name, such proxy will be deemed to be an instruction to the
Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the
Shares should be voted and does not give a proxy to person(s) representing the
Company covering these Shares, the Reinvestment Agent will not vote said Shares.

                                      A-2

      5. Absence of Liability. Neither the Company nor the Reinvestment Agent
shall have any responsibility or liability as to the value of the Company's
Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the
Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. NOTWITHSTANDING THE
FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED.
Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

      6. Suitability.

            (a) Within 60 days prior to the end of each fiscal year, CNL
      Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the
      Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the
      Participation Agreement or the attached form of Subscription Agreement.

            (b) Each Participant will be required to return the executed
      Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed
      Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation
      Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

            (c) If a Participant fails to return the executed Participation
      Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the
      Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

            (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

            (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the
      Participant to fail to meet the suitability standards set forth in the
      Company's Prospectus.

      7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such
Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the
Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment
Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

      8. Administrative Charges, Commissions, and Plan Expenses. The Company
shall be responsible for all administrative charges and expenses charged by the
Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the
Participant or $2.50, with a minimum charge of $0.50. Any interest earned on
Distributions will be paid to the Company to defray costs relating to the
Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the
Shares, the Company will pay to CSC selling

                                      A-3

commissions of 6.5%, a marketing support fee of 1.5%, due diligence reimbursements of approximately 0.05%, and, in the event that proceeds of the sale of
Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Corp. acquisition fees of
3.9% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.
The Company may also pay approximately 0.45% and 0.25% to Affiliates as reimbursement for Offering Expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to Affiliates of the Company will total approximately 5.15% of the proceeds of reinvested Distributions.

      9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the
Reinvestment Agent except as expressly provided herein.

      10. Taxes. Taxable Participants may incur a tax liability for
Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their
Distributions held in their account under the Reinvestment Plan.

      11. Termination.

            (a) A Participant may terminate his participation in the
      Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the
      Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

            (b) The Company or the Reinvestment Agent may terminate a
      Participant's individual participation in the Reinvestment Plan, and the
      Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all
      Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

            (c) After termination of the Reinvestment Plan or termination of a
      Participant's participation in the Reinvestment Plan, the Reinvestment
      Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any
      Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former
      Participant.

      12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office
Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New
York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment
Agent, or such other addresses as may be specified by written notice to all
Participants. Notices to a Participant may be given by letter addressed to the
Participant at the Participant's last address of record with the Company. Each
Participant shall notify the Company promptly in writing of any change of address.

      13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the
Company at any time, including but not limited to an amendment to the
Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each
Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each
Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

      14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO
PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE
OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID
STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR
STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                      A-4

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public
Programs") sponsored by two of the Company's principals and their Affiliates
(collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement
Properties, Inc., to invest in retirement properties leased on such basis. No
Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public
Programs is set forth in Part II of the registration statement filed with the
Securities and Exchange Commission for this Offering and is available from the
Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual
Report on Form 10-K filed with the Securities and Exchange Commission for CNL
Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL
Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL
Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL
Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL
Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd.,
CNL Restaurant Properties, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS
IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN
SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER
FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY
ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY
PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public
Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

                                       B-1

TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsors of two of the Prior
Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with the Prior
Public Programs, the offerings of which became fully subscribed between January
1998 and December 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table includes a summary of income or loss of the Prior Public
Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior
Public Programs, as distinguished from cash generated from other sources
(special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public
Programs, but rather are related to items of an investing or financing nature.
These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication or stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix B because none of the Prior
Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2000 and December
2002.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                      B-2

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                            CNL Retirement
                                                                              Properties,
                                                                                 Inc.
                                                                                 ----
                                                                            (Notes 1 and 2)
Dollar amount offered                                                        $310,000,000
                                                                             ============
Dollar amount raised                                                           (Note 3)
                                                                             ------------
Less offering expenses:

     Selling commissions and discounts                                               (7.5)
     Organizational expenses                                                         (3.0)
     Marketing support and due diligence
         expense reimbursement fees
         (includes amounts reallowed to
         unaffiliated entities)                                                      (0.5)
                                                                             ------------
                                                                                    (11.0)
                                                                             ------------
Reserve for operations                                                                 --
                                                                             ------------
Percent available for investment                                                     89.0%
                                                                             ============
Acquisition costs:

     Cash down payment                                                               84.0%
     Acquisition fees paid to affiliates                                              4.5
     Acquisition expenses                                                              .5
                                                                             ------------
Total acquisition costs                                                              89.0%
                                                                             ============
Percent leveraged (mortgage financing
     divided by total acquisition costs)                                               --

Date offering began                                                               9/18/98
                                                                              and 9/19/00

Length of offering (in months)                                                 24 and 20,
                                                                             respectively
Months to invest 90% of amount
     available for investment measured
     from date of offering                                                     19 and 24,
                                                                             respectively

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective September 18,
                  1998, CNL Retirement Properties, Inc. (the "Retirement
                  Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the
                  Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18,
                  2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463
                  (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT
                  commenced an offering of up to $155,000,000 (the "2000
                  Offering"), including up to $5,000,000 available to
                  stockholders participating in the company's reinvestment plan.
                  On May 24, 2002, the Retirement Properties REIT completed its
                  2000 Offering from which it received subscription proceeds of
                  $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties
                  REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering"), including up to $50,000,000
                  (5,000,000 shares) available to stockholders participating in the company's reinvestment plan. As of December 31, 2002, the
                  Retirement Properties REIT had received subscription proceeds of $277,627,086 (27,762,705 shares) from its 2002 Offering, including $739,169 (73,917 shares) issued pursuant to the
                  reinvestment plan.

Note 2:           The amounts shown represent the results of the Retirement
                  Properties REIT's Initial Offering and 2000 Offering only due to the fact that the 2002 Offering was not yet fully
                  subscribed at December 31, 2002.

Note 3:           During its Initial Offering and the 2000 Offering, the
                  Retirement Properties REIT raised $9,718,974 or 6.3% and
                  $155,000,000 or 100%, respectively, of the dollar amount
                  offered.

     Past performance is not necessarily indicative of future performance.

                                      B-3

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                                                     CNL Retirement
                                                                                       Properties,
                                                                                          Inc.              Other Programs
                                                                                          ----              --------------
                                                                                        (Note 2)                (Note 1)
Date offering commenced                                                             9/18/98, 9/19/00
                                                                                        and  5/24/02            (Note 1)

Dollar amount raised                                                                    $442,346,060            (Note 1)
                                                                                    ================        ==============
Amount paid to sponsor from proceeds
     of offering:
         Selling commissions and discounts                                                33,175,952
         Real estate commissions                                                                  --
         Acquisition fees (Note 3)                                                        19,887,341
         Marketing support and due diligence
              expense reimbursement fees
              (includes amounts reallowed to
              unaffiliated entities)                                                       2,211,731
                                                                                    ----------------
Total amount paid to sponsor                                                              55,275,024            (Note 1)
                                                                                    ================        ==============
Dollar amount of cash generated from (used in)
     operations before deducting payments
     to sponsor:
         2002                                                                             18,120,532         167,271,966
         2001                                                                              2,466,324         101,478,002
         2000                                                                              1,349,284        (103,119,307)
         1999                                                                                 51,647               NA
         1998                                                                                     --               NA
         1997                                                                                     --               NA
         1996                                                                                     --
         1995                                                                                     --
         1994                                                                                     --
         1993                                                                                     --
Amount paid to sponsor from operations (administrative, accounting and management fees) (Note 4):

         2002                                                                              1,335,769           7,333,973
         2001                                                                                292,945           8,241,644
         2000                                                                                253,265           5,489,273
         1999                                                                                 38,796               NA
         1998                                                                                     --               NA
         1997                                                                                     --               NA
         1996                                                                                     --
         1995                                                                                     --
         1994                                                                                     --
         1993                                                                                     --
Dollar amount of property sales and refinancing before deducting payments to sponsor:

         Cash                                                                                     --         433,519,616
         Notes                                                                                    --                  --
Amount paid to sponsors from property sales and refinancing:

         Real estate commissions                                                                  --                  --
         Incentive fees                                                                           --                  --
         Other                                                                                    --                  --

Note 1:           Other Programs in the table above includes prior public
                  programs sponsored by CNL whose offerings were fully
                  subscribed prior to January 1, 2000. This column present
                  payments to the sponsor during the three years ended December
                  31, 2002 by the CNL Income Funds (18 limited partnerships) and
                  CNL Restaurant Properties, Inc. (the "Restaurant Properties
                  REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.

Note 2:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective September 18,
                  1998, CNL Retirement Properties, Inc. (the "Retirement
                  Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the
                  Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18,
                  2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial
                  Offering, including $50,463 (5,046 shares) through the
                  reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to
                  $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's
                  reinvestment plan. On May 24, 2002, the Retirement Properties
                  REIT completed its 2000 Offering from which it

     Past performance is not necessarily indicative of future performance.

                                      B-4

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 2

(Continued):      received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the
                  reinvestment plan. Immediately following the completion of the
                  2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002
                  Offering"), including up to $50,000,000 (5,000,000 shares)
                  available to stockholders participating in the company's
                  reinvestment plan. As of December 31, 2002, the Retirement
                  Properties REIT had received subscription proceeds of
                  $277,627,086 (27,762,705 shares) from its 2002 Offering,
                  including $739,169 (73,917 shares) issued pursuant to the
                  reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the
                  2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 3:           In addition to acquisition fees paid on gross proceeds from the offerings, the advisor of the Retirement Properties REIT is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire
                  properties. The acquisition fees are equal to 4.5% of the loan proceeds from the permanent financing. During the year ended
                  December 31, 2002, the Retirement Properties REIT paid the advisor $2,051,748 in acquisition fees relating to permanent financing for properties owned by the Retirement Properties
                  REIT. These acquisition fees were not paid using proceeds from the offerings and, therefore, were excluded from this table.

Note 4:           In connection with its Initial Offering, the Retirement
                  Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities
                  Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer.
                  The holder of a Soliciting Dealer Warrant is entitled to
                  purchase one share of common stock from the Retirement
                  Properties REIT at a price of $12.00 during the five year
                  period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties
                  REIT issued 35,776 Soliciting Dealer Warrants to CNL
                  Securities Corp. For the years ended December 31, 2002 and
                  2001, no Soliciting Dealer Warrants were issued.

     Past performance is not necessarily indicative of future performance.

                                      B-5

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RESTAURANT PROPERTIES, INC.

                                                                                                                           1997
                                                                         1994          1995             1996             (Notes 2
                                                                       (Note 1)     (Note 23)         (Note 23)          and 23)
                                                                       --------     ---------         ---------          -------
Continuing Operations:
    Gross revenue (Note 24)                                           $    --     $     539,776      $  4,363,456     $  15,516,102
    Equity in earnings of unconsolidated joint
        venture                                                            --                --                --                --
    Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)             --                --                --                --
    Provision for losses on assets (Notes 12, 14, 17 and 23)               --                --                --                --
    Sale of real estate (Notes 23 and 24)                                  --                --                --                --
    Interest income                                                        --           119,355         1,843,228         3,941,831
    Less:  Operating expenses (Note 23)                                    --          (186,145)         (908,924)       (2,066,962)
           Transaction costs                                               --                --                --                --
           Loss on investment in securities                                --                --                --                --
           Provision for loss on mortgage notes
               held for sale                                               --                --                --                --
           Provision for loss on mortgage,
             equipment and other notes
             receivables                                                   --                --                --                --
           Interest expense (Note 23)                                      --                --                --                --
           Cost of real estate sold (Notes 23
               and 24)                                                     --                --                --                --
           Depreciation and amortization
               (Note 23)                                                   --          (104,131)         (521,871)       (1,795,062)
           Loss on termination of cash flow
              hedge accounting                                             --                --                --                --
           Advisor acquisition expense
               (Note 16)                                                   --                --                --                --
           Minority interest in (income)/loss of
              consolidated joint ventures                                  --               (76)          (29,927)          (31,453)

Discontinued Operations:

    Earnings/(loss) from discontinued operations, net (Note 23)            --                --                --                --

    Gain on disposal of discontinued operations, net (Note 23)             --                --                --                --

Cumulative effect of accounting change                                     --                --                --                --
                                                                      -------     -------------      ------------     -------------
Net income (loss) - GAAP basis                                             --           368,779         4,745,962        15,564,456
                                                                      =======     =============      ============     =============
Taxable income
    - from operations (Note 8)                                             --           379,935         4,894,262        15,727,311
                                                                      =======     =============      ============     =============
    - from gain (loss) on sale (Notes 7, 15, 18 and 21)                    --                --                --           (41,115)
                                                                      =======     =============      ============     =============
Cash generated from (used in) operations (Notes 4 and 5)                   --           498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7, 15, 18
    and 21)                                                                --                --                --         6,289,236
Cash generated from refinancing                                            --                --                --                --
                                                                      -------     -------------      ------------     -------------
Cash generated from (used in) operations, sales and refinancing            --           498,459         5,482,540        23,365,450
Less:  Cash distributions to investors (Note 9)
            - from operating cash flow (Note 4)                            --          (498,459)       (5,439,404)      (16,854,297)
            - from sale of properties                                      --                --                --                --
            - from cash flow from prior period                             --                --                --                --
            - from return of capital (Note 10)                             --          (136,827)               --                --
                                                                      -------     -------------      ------------     -------------
Cash generated (deficiency) after cash distributions                       --          (136,827)           43,136         6,511,153
Special items (not including sales of real estate and refinancing):
            Subscriptions received from stockholders                       --        38,454,158       100,792,991       222,482,560
            Sale of common stock to CNL Fund
                Advisors, Inc.                                        200,000                --                --                --
            Retirement of shares of common stock
                (Note 13)                                                  --                --                --                --
           Contributions from minority interest of
                consolidated joint venture                                 --           200,000            97,419                --
            Distributions to minority interest                             --                --           (39,121)          (34,020)
            Payment of stock issuance costs
                (Note 20)                                                 (19)       (3,680,704)       (8,486,188)      (19,542,862)
            Acquisition of land and buildings on
                operating leases (Note 4)                                  --       (18,835,969)      (36,104,148)     (143,542,667)
            Investment in direct financing leases
                (Note 4)                                                   --        (1,364,960)      (13,372,621)      (39,155,974)

     Past performance is not necessarily indicative of future performance.

                                      B-6

      1998                1999                 2000            2001                2002
    (Notes 3            (Notes 3             (Notes 3        (Notes 3            (Notes 3
     and 23)            and 23)              and 23)          and 23)             and 23)
     -------            -------              -------          -------             -------
   $29,560,219         $55,511,625         $ 86,558,213      $107,560,301       $99,358,298

        16,018              97,307               97,559         1,106,775           921,453

            --          (1,851,838)            (721,230)       (1,136,997)         (347,179)

      (269,149)         (6,198,447)          (2,214,159)      (16,900,116)       (8,639,377)
            --                  --                   --       105,645,379       189,425,562
     8,984,546          13,335,146           29,794,446        48,699,202        40,882,800
    (3,493,160)        (12,047,844)         (28,550,472)      (33,479,222)      (37,889,123)
            --          (6,798,803)         (10,315,116)              --                 --
            --                  --           (5,347,659)         (121,675)               --

            --                  --           (6,854,932)       (5,070,213)       (5,368,261)

            --                  --           (1,804,000)      (28,199,674)       (3,098,660)
            --          (8,346,585)         (46,944,260)      (68,371,033)      (58,780,246)

            --                  --                   --       (97,586,970)     (175,184,763)

    (3,658,617)         (9,554,319)         (16,401,286)      (18,213,287)      (13,732,875)

            --                  --                   --        (8,060,600)               --

            --         (76,333,516)                  --                --                --

       (30,156)            (41,678)           1,023,730          (242,030)       (1,133,798)

     1,042,707           2,391,618            4,606,330        (6,240,436)       (1,892,409)

            --                  --                   --                --        11,068,271
            --                  --                   --        (3,840,902)               --
  -------------       -------------        -------------      ------------       -----------
    32,152,408         (49,837,334)           2,927,163       (24,451,498)       35,589,693
  =============       =============        =============      ============       ===========
    33,553,390          58,152,473           28,881,542        22,681,442         3,205,385
  =============       =============        =============      ============       ===========
      (149,948)           (789,861)          (2,696,079)       (9,518,197)      (10,831,314)
  =============       =============        =============      ============       ===========
    39,116,275         307,261,214         (155,961,649)       48,203,362       111,493,558

     2,385,941           5,302,433           12,833,063        11,207,122        67,043,108
            --                  --                   --                --                --
  -------------       -------------        -------------      ------------       -----------
    41,502,216         312,563,647         (143,128,586)       59,410,484       178,536,666

   (39,116,275)        (60,078,825)                  --       (48,203,362)      (67,990,684)
            --                  --                   --                --                --
      (265,053)                 --          (66,329,582)      (18,263,335)               --
       (67,821)                 --                   --                --                --
  -------------       -------------        -------------      ------------       -----------
     2,053,067         252,484,822         (209,458,168)       (7,056,213)      110,545,982

   385,523,966             210,736                   --         3,691,600         9,750,000

            --                  --                   --                --                --

      (639,528)            (50,891)                  --                --            (4,709)

            --             740,621               39,922                --                --
       (34,073)            (66,763)            (146,601)         (234,002)         (242,788)

   (34,579,650)           (737,190)          (1,493,436)       (1,493,436)       (1,493,437)

  (200,101,667)       (286,411,210)        (160,901,355)      (26,051,869)       (7,211,699)
   (47,115,435)        (63,663,720)         (15,368,629)              --                 --

     Past performance is not necessarily indicative of future performance.

                                      B-7

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

                                                                      1994                                             1997
                                                                    (Note 1)           1995             1996         (Note 2)
                                                                    --------           ----             ----         --------
         Proceeds from sales of equipment direct
             financing leases                                           --               --               --          962,274
         Proceeds from sale of consolidated
             partnership interest (Note 19)                             --               --               --               --
         Proceeds from sale of securities                               --               --               --               --
         Proceeds from borrowing from affiliate
             (Note 22)                                                  --               --               --               --
         Investment in joint venture                                    --               --               --               --
         Increase in restricted cash                                    --               --               --               --
         Purchase of other investments (Note 4)                         --               --               --               --
         Investment in mortgage, equipment and
             other notes receivable (Note 4)                            --               --      (13,547,264)     (16,923,383)
         Collections on mortgage, equipment and
             other notes receivable (Note 4)                            --               --          133,850          250,732
         Redemption of (investment in)
             certificates of deposit                                    --               --               --       (2,000,000)
         Proceeds from the issuance of bonds                            --               --               --               --
         Payment on bonds                                               --               --               --               --
         Proceeds from borrowing on credit
             facility, note payable and subordinated
             note payable                                               --               --        3,666,896       19,721,804
         Payment on credit facility and note
             payable                                                    --               --         (145,080)     (20,784,577)
         Reimbursement of organization,
             acquisition, and deferred offering and
             stock issuance costs paid on behalf of
             CNL Restaurant Properties, Inc.
             by related parties                                   (199,036)      (2,500,056)        (939,798)      (2,857,352)
         Decrease (increase) in intangibles and
             other assets                                               --         (628,142)      (1,103,896)              --
         Proceeds from borrowings on mortgage
             warehouse facilities                                       --               --               --               --
         Payments on mortgage warehouse
             facilities                                                 --               --               --               --
         Payments of loan and bond issuance costs                       --               --               --               --
         Other                                                          --               --          (54,533)          49,001
                                                                  --------       ----------      -----------      -----------
   Cash generated (deficiency) after cash distributions and
           special items                                               945       11,507,500       30,941,643        5,136,689
                                                                  ========       ==========      ===========      ===========
   TAX AND DISTRIBUTION DATA PER
          $1,000 INVESTED (Note 6)
   Federal income tax results:
   Ordinary income (loss) (Notes 9 and 11)
          -  from operations (Notes 8 and 25)                           --               20               61               67
                                                                  ========       ==========       ==========      ===========
          -  from recapture                                             --               --               --               --
                                                                  ========       ==========       ==========      ===========
   Capital gain (loss) (Notes 7, 15, 18 and 21)                         --               --               --               --
                                                                  ========       ==========       ==========      ===========
   Cash distributions to investors:
          Source (on GAAP basis):
          -  from investment income                                     --               19               59               66
          -  from capital gain                                          --               --               --               --
          -  from investment income from prior period                   --               --               --               --
          -  from return of capital (Note 10)                           --               14                8                6
                                                                  --------       ----------       ----------      -----------
   Total distributions on GAAP basis (Note 11):                         --               33               67               72
                                                                  ========       ==========       ==========      ===========
        Source (on cash basis):
          -  from sales                                                 --               --               --               --
          -  from refinancing                                           --               --               --               --
          -  from operations (Note 4)                                   --               26               67               72
          -  from cash flow from prior period                           --               --               --               --
          -  from return of capital (Note 10)                           --                7               --               --
                                                                  --------       ----------       ----------      -----------
   Total distributions on cash basis (Note 11)                          --               33               67               72
                                                                  ========       ==========       ==========      ===========
   Total cash distributions as a percentage of
          original $1,000 investment (Note 6)                         0.00%            5.34%            7.06%            7.45%
   Total cumulative cash distributions per
          $1,000 investment from inception                              --               33              100              172
   Amount (in percentage terms) remaining
          invested in program properties at the end
          of each year (period) presented (original total
          acquisition cost of properties retained,
          divided by original total acquisition cost of
          all properties in program) (Notes 7, 15, 18 and 21)          N/A              100%             100%             100%

     Past performance is not necessarily indicative of future performance.

                                      B-8

           1998                1999                   2000                2001                2002
        (Notes 3            (Notes 3               (Notes 3             (Notes 3            (Notes 3
         and 23)             and 23)                and 23)              and 23)             and 23)
         -------             -------                -------              -------             -------

               --           2,252,766              1,848,664            1,451,456              41,500

               --                  --              1,187,238                   --                  --
               --                  --              7,720,997              982,050                  --

               --                  --                     --            8,708,400          11,750,000
         (974,696)           (187,452)                    --              (10,000)           (664,867)
               --                  --             (1,875,838)          (9,055,564)          6,357,321
      (16,083,055)                 --             (2,831,779)                  --                  --

      (10,724,398)        (31,004,345)           (11,130,607)         (11,457,682)         (6,606,837)

        1,555,623           3,894,067              8,334,231            9,325,173          14,967,959

               --           2,000,000                     --                   --                  --
               --                  --            280,906,000          177,222,667                  --
               --                  --             (2,422,469)         (10,065,808)        (16,557,295)

        7,692,040         439,941,245            397,538,000           63,948,887         249,333,516

           (8,039)        (61,580,289)          (586,425,008)        (159,590,370)        (90,858,385)

       (4,574,925)         (1,492,310)                    --                   --                  --

       (6,281,069)         (1,862,036)              (377,755)                  --                  --

               --          27,101,067            301,227,438          325,264,212         189,901,470

               --        (352,808,966)            (7,718,739)        (358,859,850)       (474,312,483)
               --          (5,947,397)           (20,891,532)          (9,633,523)            (22,557)
          (95,101)                 --                     --                   --                  --
    -------------        ------------           ------------         ------------        ------------
       75,613,060         (77,188,245)           (22,239,426)          (2,913,872)         (5,327,309)
    =============        ============           ============         ============        ============

               63                  73                     30                   15                  --
    =============        ============           ============         ============        ============
               --                  --                     --                   --                  --
    =============        ============           ============         ============        ============
               --                  --                     --                   --                  --
    =============        ============           ============         ============        ============

               60                  --                      3                   --                  40
               --                  --                     --                   --                  --
               --                  --                     --                   --                  --
               14                  76                     73                   76                  36
    -------------        ------------           ------------         ------------        ------------
               74                  76                     76                   76                  76
    =============        ============           ============         ============        ============

               --                  --                     --                   --                  --
               --                  --                     --                   --                  --
               73                  76                     --                   55                  76
                1                  --                     76                   21                  --
               --                  --                     --                   --                  --
    -------------        ------------           ------------         ------------        ------------
               74                  76                     76                   76                  76
    =============        ============           ============         ============        ============
            7.625%              7.625%                 7.625%               7.625%              7.625%

              246                 322                    398                  474                 550

              100%                100%                   100%                 100%                100%

     Past performance is not necessarily indicative of future performance.

                                      B-9

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective March 29, 1995,
                  CNL Restaurant Properties, Inc. (formerly CNL American
                  Properties Fund, Inc. (the "Restaurant Properties REIT")
                  registered for sale $165,000,000 of shares of common stock
                  (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial
                  Offering on February 6, 1997, had received subscription
                  proceeds of $150,591,765 (7,529,588 shares), including
                  $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31,
                  1997, the Restaurant Properties REIT registered for sale
                  $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders
                  participating in the company's reinvestment plan. The 1997
                  Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT
                  registered for sale $345,000,000 of shares of common stock
                  (the "1998 Offering"). The 1998 Offering of the Restaurant
                  Properties REIT commenced following the completion of the 1997
                  Offering on March 2, 1998. As of January 31, 1999, the
                  Restaurant Properties REIT had received subscriptions
                  totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares)
                  issued pursuant to the company's reinvestment plan. The 1998
                  Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.
                  Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not
                  begun.

Note 2:           The amounts shown represent the combined results of the
                  Initial Offering and the 1997 Offering.

Note 3:           The amounts shown represent the combined results of the
                  Initial Offering, 1997 Offering and 1998 Offering.

Note 4:           Cash generated from operations from inception through
                  September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant
                  Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of
                  mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The
                  Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings,
                  investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:           Cash generated from operations per this table agrees to
                  cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant
                  Properties REIT.

Note 6:           Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions
                  declared for the period.

Note 7:           In May 1997 and July 1997, the Restaurant Properties REIT
                  sold four properties and one property, respectively, to a
                  tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435,
                  respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:           Taxable income presented is before the dividends paid
                  deduction.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%,
                  90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and
                  100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%,
                  respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:          Cash distributions presented above as a return of capital
                  on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items.
                  This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant
                  Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December
                  31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note
                  16). During the year ended December 31, 2001, the Restaurant
                  Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

     Past performance is not necessarily indicative of future performance.

                                      B-10

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 11:          Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average dollars
                  outstanding during each period presented.

Note 12:          During the year ended December 31, 1998, the Restaurant
                  Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston
                  Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at
                  December 31, 1998 and the estimated net realizable value for these properties.

Note 13:          In October 1998, the Board of Directors of the Restaurant
                  Properties REIT elected to implement the Restaurant Properties
                  REIT's redemption plan. Under the redemption plan, the
                  Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended
                  December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the
                  Restaurant Properties REIT agreed to redeem fractional shares
                  (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:          During the year ended December 31, 1999, the Restaurant
                  Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes
                  relating to several properties. The tenants of these
                  properties experienced financial difficulties and ceased
                  payment of rents under the terms of their lease agreements.
                  The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:          During the year ended December 31, 1999, the Restaurant
                  Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total
                  aggregate loss of $781,192 for financial reporting purposes.
                  The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on
                  securitization of $1,070,646 for financial reporting purposes.

Note 16:          On September 1, 1999, the Restaurant Properties REIT
                  issued 6,150,000 shares of common stock to affiliates of the
                  Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and
                  securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516
                  relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets
                  acquired.

Note 17:          During the year ended December 31, 2000, 2001 and 2002,
                  the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties.
                  The tenants of these properties experienced financial
                  difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the
                  difference between the carrying value of the properties at
                  December 31, 2000, 2001 and 2002, respectively, and the
                  estimated net realizable value for these properties.

Note 18:          During the year ended December 31, 2000, the Restaurant
                  Properties REIT sold fifteen properties for aggregate net
                  sales proceeds of $12,833,063, which resulted in total
                  aggregate losses of $732,334 for financial reporting purposes
                  (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:          During the year ended December 31, 2000, the Restaurant
                  Properties REIT received $1,187,238 for the sale of
                  consolidated partnership interests.

Note 20:          An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the
                  Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the
                  Restaurant Properties REIT in connection with such offering.
                  An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999,
                  2000, 2001 and 2002 the Restaurant Properties REIT incurred
                  $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of
                  such fees, respectively, which were paid in January 1999,
                  2000, 2001, 2002 and 2003, respectively.

Note 21:          During the year ended December 31, 2001 and 2002, the
                  Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and
                  $67,043,108, which resulted in total aggregate losses of
                  $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the
                  Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:          During the year ended December 31, 2001, an affiliate of
                  the Restaurant Properties REIT advanced $6.0 million to the
                  Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and
                  outstanding principal due upon demand. During the year ended
                  December 31, 2001, the Restaurant

     Past performance is not necessarily indicative of future performance.

                                      B-11

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 22
(Continued):      Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of
                  Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the
                  Restaurant Properties REIT under the same terms of the
                  previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock.
                  As of December 31, 2002, the affiliate had advanced an
                  additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.

Note 23:          Effective January 1, 2002, the Restaurant Properties REIT
                  adopted Statement of Financial Accounting Standards No. 144
                  "Accounting for the Impairment or Disposal of Long-Lived
                  Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as
                  discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued
                  operations for each of the years ended December 31, 1998,
                  1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended
                  December 31, 1994, 1995, 1996 and 1997 have not been restated
                  or reclassified to conform to the 2002 presentation.

Note 24:          Starting in 2001, the Restaurant Properties REIT began
                  designating certain properties as held for sale and began
                  selling these properties to private investors as an
                  alternative to retaining the properties as a long term
                  investment. The accounting for these properties differs from that of similar properties without this designation as the
                  Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All
                  properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December
                  31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25:          For the year ended December 31, 2002, 100% of the
                  distributions to stockholders were deemed return of capital for federal income tax purposes.

     Past performance is not necessarily indicative of future performance.

                                      B-12

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL RETIREMENT PROPERTIES, INC.

                                                                      1997          1998           1999            2000
                                                                    (Note 1)      (Note 1)       (Note 1)        (Note 2)
                                                                    --------      --------       --------        --------
Gross revenue                                                        $    --     $    --       $     --      $  981,672
Interest and other income                                                 --           --         86,231         103,058
Equity in earnings of unconsolidated subsidiary                           --           --             --              --
Less:  Operating expenses                                                 --           --        (79,621)       (181,596)
       Interest expense                                                   --           --             --        (367,374)
       Depreciation and amortization                                      --           --             --        (310,982)
       Organizational costs                                               --           --        (35,000)             --
       Minority interest in earnings of consolidated
       joint ventures                                                     --           --             --              --
                                                                     -------     --------      ---------     -----------
Net income (loss) - GAAP basis                                            --           --        (28,390)        224,778
                                                                     =======     ========      =========     ===========
Taxable income
       -  from operations (Note 7)                                        --           --         86,231          93,269
                                                                     =======     ========      =========     ===========
       -  from gain (loss) on sale                                        --           --             --              --
                                                                     =======     ========      =========     ===========
Cash generated from operations (Notes 4 and 5)                            --                      12,851       1,096,019
Less:  Cash distributions to investors (Note 8)
            -  from operating cash flow                                   --           --        (12,851)       (502,078)
            -  from sale of properties                                    --           --             --              --
            -  from cash flow from prior period                           --           --             --              --
            -  from return of capital (Note 9)                            --           --        (37,553)             --
                                                                     -------     --------      ---------     -----------
Cash generated (deficiency) after cash
       Distributions                                                      --           --        (37,553)        593,941
Special items (not including sales of real
       estate and refinancing):
            Subscriptions received from stockholders                      --           --      5,200,283       6,491,310
            Sale of common stock to CNL
                  Retirement Corp.                                   200,000           --             --              --
            Stock issuance costs                                          --     (199,908)      (418,600)       (931,461)
            Acquisition of land, building and
                  equipment on operating leases                           --           --             --     (13,848,900)
            Investment in direct financing leases                         --           --             --              --
            Investment in notes receivable                                --           --             --              --
            Investment in unconsolidated subsidiary                       --           --             --              --
            Distributions received from unconsolidated
                  Subsidiary                                              --           --             --              --
            Distributions to minority interest                            --           --             --              --
            Payment of acquisition costs                                  --           --             --        (562,491)
            Increase in restricted cash                                   --           --             --         (17,312)
            Proceeds of borrowing on line of credit                       --           --             --       8,100,000
            Payment on line of credit                                     --           --             --      (4,305,000)
            Proceeds from borrowings on mortgages payable                 --           --             --              --
            Principal payments on mortgages payable                       --           --             --              --
            Payment of loan costs                                         --           --             --         (55,917)
            Retirement of shares of common stock                          --           --             --         (30,508)
                                                                     -------     --------      ---------     -----------
Cash generated (deficiency) after cash
       distributions and special items                               200,000     (199,908)     4,744,130      (4,566,338)
                                                                     =======     ========      =========     ===========
TAX AND DISTRIBUTION DATA PER
       $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (Note 10)
       -  from operations (Note 7)                                        --           --             12              32
                                                                     =======     ========      =========      ==========
       -  from recapture                                                  --           --             --              --
                                                                     =======     ========      =========      ==========
Capital gain (Note 8)                                                     --           --             --              --
                                                                     =======     ========      =========      ==========

     Past performance is not necessarily indicative of future performance.

                                      B-13

          2001                 2002
        (Note 2)             (Note 3)
        --------             --------
     $ 1,764,217           $ 16,938,823
         135,402              1,913,205
              --                  5,404
        (343,472)            (2,182,674)
        (105,056)            (1,408,611)
        (535,126)            (3,461,279)
              --                     --

              --               (433,012)
     -----------           ------------
         915,965             11,371,856
     ===========           ============

         600,447              7,792,023
     ===========           ============
              --                     --
     ===========           ============
       2,173,379             16,784,763

      (1,507,322)           (14,379,477)
              --                     --
              --                     --
              --                     --
     -----------           ------------
         666,057              2,405,286

      59,519,751            371,134,716

              --                     --
      (6,903,096)           (40,231,933)

     (20,269,138)          (219,929,327)
              --           (109,720,000)
              --             (2,000,000)
              --               (350,364)

              --                190,922
              --               (508,885)
      (2,644,534)           (16,131,759)
         (17,797)            (1,649,575)
              --                     --
      (3,795,000)                    --
              --             32,620,000
              --               (267,720)
              --             (1,308,758)
         (13,020)              (173,839)
     -----------           ------------
      26,543,223             14,078,764
     ===========           ============

              41                     42
     ===========           ============
              --                     --
     ===========           ============
              --                     --
     ===========           ============

     Past performance is not necessarily indicative of future performance.

                                      B-14

TABLE III - CNL RETIREMENT PROPERTIES, INC. (continued)

                                                                                   1997          1998         1999         2000
                                                                                 (Note 1)      (Note 1)     (Note 1)     (Note 2)
                                                                                 --------      --------     --------     --------
Cash distributions to investors
       Source (on GAAP basis)
       -  from investment income                                                     --            --            --          27
       -  from capital gain                                                          --            --            --          --
       -  from investment income from
              prior period                                                           --            --            --          --
       -  from return of capital (Note 9)                                            --            --            12          32
                                                                                 --------      --------     --------     --------
Total distributions on GAAP basis (Note 10)                                          --            --            12          59
                                                                                 ========      ========     ========     ========

     Source (on cash basis)
       -  from sales                                                                 --            --            --          --
       -  from refinancing                                                           --            --            --          --
       -  from operations (Note 4)                                                   --            --             3          59
       -  from cash flow from prior period                                           --            --            --          --
       -  from return of capital (Note 9)                                            --            --             9          --
                                                                                 --------      --------     --------     --------
Total distributions on cash basis (Note 10)                                          --            --            12          59
                                                                                    ===           ===           ===        ====
Total cash distributions as a percentage
       of original $1,000 investment (Note 6)                                       N/A           N/A           3.0%       5.79%
Total cumulative cash distributions per
       $1,000 investment from inception                                             N/A           N/A            12          71
Amount (in percentage terms) remaining
       invested in program properties at the end of each year presented
       (original total acquisition cost of properties retained, divided by original total acquisition cost of
       all properties in program)                                                   N/A           N/A           N/A         100%

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective September 18,
                  1998, CNL Retirement Properties, Inc. (the "Retirement
                  Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the
                  Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18,
                  2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial
                  Offering, including $50,463 (5,046 shares) through the
                  reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to
                  $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's
                  reinvestment plan. On May 24, 2002, the Retirement Properties
                  REIT completed its 2000 Offering from which it received
                  subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000
                  Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002
                  Offering"), including up to $50,000,000 (5,000,000 shares)
                  available to stockholders participating in the company's
                  reinvestment plan. Activities through July 13, 1999, were
                  devoted to organization of the Retirement Properties REIT and operations had not begun. Amounts shown represent the results of the Initial Offering, including subscription proceeds
                  issued pursuant to the reinvestment plan, from July 14, 1999 through December 31, 1999.

Note 2:           The amounts shown represent the combined results of the
                  Initial Offering and the 2000 Offering.

Note 3:           The amounts shown represent the combined results of the
                  Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:           Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for
                  operating expenses.

Note 5:           Cash generated from operations per this table agrees to
                  cash generated from operations per the statement of cash flows included in the consolidated financial statements of the
                  Retirement Properties REIT.

Note 6:           Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions
                  declared for the period.

Note 7:           Taxable income presented is before the dividends paid
                  deduction.

Note 8:           For the years ended December 31, 2002, 2001, 2000 and 1999, approximately 65%, 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2002, 2001 and 2000, approximately 35%, 35%
                  and 46%, respectively, of distributions received by
                  stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the
                  stockholders' return on their invested capital.

     Past performance is not necessarily indicative of future performance.

                                      B-15

              2001                  2002
            (Note 2)              (Note 3)
            --------              --------
               38                    52
               --                    --

               --                    --
               25                    13
             ----                  ----
               63                    65
             ====                  ====
               --                    --
               --                    --
               63                    65
               --                    --
               --                    --
             ----                  ----
               63                    65
             ====                  ====
              7.0%                  7.0%

              134                   199

              100%                  100%

Note 9:           Cash distributions presented above as a return of capital
                  on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and
                  amortization expense and income from certain non-cash items.
                  In addition, cash distributions presented as a return of
                  capital on a cash basis represents the amount of cash
                  distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 10:          Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average shares
                  outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax
                  results per $1,000 invested presented above has been
                  calculated using the annual earnings and profits split as
                  described in Note 8.

Note 11:          Certain data for columns representing less than 12 months
                  have been annualized.

     Past performance is not necessarily indicative of future performance.

                                      B-16

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)            12/31/86   09/13/00      676,503           --           --            --      676,503
   Golden Corral -
     Salisbury, MD (2) (11)            12/04/86   11/30/00      665,001           --           --            --      665,001
   Wendy's -
     Mesquite, TX (2)                  09/29/86   02/20/02    1,064,259           --           --            --    1,064,259
   Burger King -
     Orlando, FL (30)                  11/12/86   06/18/02      613,553           --           --            --      613,553

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)              09/01/87   06/15/00      601,400           --           --            --      601,400
   Popeye's -
     Sanford, FL (2)                   06/28/87   09/13/00      631,359           --           --            --      631,359
   Popeye's -
     Altamonte Springs, FL (2)         02/11/87   09/13/00      494,052           --           --            --      494,052
   Popeye's -
     Apopka, FL (2)                    01/19/88   09/13/00      615,618           --           --            --      615,618
   IHOP -
     Peoria, AZ (20)                   11/18/99   08/27/01      836,160           --           --            --      836,160
   KFC -
     Bay City, TX (2)                  12/18/87   09/10/01      548,874           --           --            --      548,874
   Burger King -
     San Antonio, TX (2)               05/15/87   06/26/02      747,510           --           --            --      747,510
   Denny's -
     Casper, WY (2) (38)               09/15/87   08/09/02      346,252           --           --            --      346,252
   Denny's -
     Rock Springs, WY (2)              09/18/87   08/09/02      204,659           --           --            --      204,659
   Golden Corral -
     Tomball, TX                       05/13/87   10/10/02      458,175           --           --            --      458,175
   Golden Corral -
     Pineville, LA                     06/18/97   12/18/02      262,425           --           --            --      262,425

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                    04/12/88   09/13/00      507,365           --           --            --      507,365
   Golden Corral -
     Washington, IL (2) (3)            11/20/87   11/29/01      586,132           --           --            --      586,132
   Golden Corral -
     Schereville, IN (2) (23)          11/19/87   09/11/01      810,550           --           --            --      810,550
   Po' Folks -
     Titusville, FL (28)               10/30/87   01/09/02      121,558           --           --            --      121,558
   Burger King -
     Montgomery, AL (2) (36)           01/28/99   05/17/02       78,294           --      320,000            --      398,294
   Golden Corral -
     Altus, OK (2)                     10/14/87   09/27/02      307,785           --           --            --      307,785
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)      08/18/88   09/30/02      106,315           --      640,000            --      746,315

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)                    --          518,409      518,409         909,409
   Golden Corral -
     Salisbury, MD (2) (11)                    --          741,900      741,900       1,326,574
   Wendy's -
     Mesquite, TX (2)                          --          848,000      848,000       1,351,586
   Burger King -
     Orlando, FL (30)                          --          487,500      487,500         911,938

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)                      --          441,000      441,000         715,685
   Popeye's -
     Sanford, FL (2)                           --          560,000      560,000         850,322
   Popeye's -
     Altamonte Springs, FL (2)                 --          426,568      426,568         684,445
   Popeye's -
     Apopka, FL (2)                            --          545,561      545,561         794,039
   IHOP -
     Peoria, AZ (20)                           --          764,975      764,975         125,468
   KFC -
     Bay City, TX (2)                          --          446,827      446,827         767,761
   Burger King -
     San Antonio, TX (2)                       --          703,500      703,500       1,251,201
   Denny's -
     Casper, WY (2) (38)                       --          566,700      566,700         872,849
   Denny's -
     Rock Springs, WY (2)                      --          667,900      667,900         928,587
   Golden Corral -
     Tomball, TX                               --          807,583      807,583       1,434,457
   Golden Corral -
     Pineville, LA                             --          645,400      645,400       1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                            --          606,409      606,409         616,913
   Golden Corral -
     Washington, IL (2) (3)                    --          690,500      690,500       1,083,951
   Golden Corral -
     Schereville, IN (2) (23)                  --          694,100      694,100       1,053,524
   Po' Folks -
     Titusville, FL (28)                       --          714,117      714,117         166,684
   Burger King -
     Montgomery, AL (2) (36)                   --          941,358      941,358         261,836
   Golden Corral -
     Altus, OK (2)                             --          557,900      557,900         920,131
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)              --          924,921      924,921       1,309,270

      Past performance is not necessarily indicative of future performance.

                                      B-17

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                   10/21/88   06/29/00    1,056,475           --           --            --    1,056,475
   Shoney's -
     Temple Terrace, FL (2)            06/27/89   07/06/00    1,293,286           --           --            --    1,293,286
   Shoney's -
     Punta Gorda, FL (2)               02/02/89   07/06/00    1,060,297           --           --            --    1,060,297
   Big Boy -
     Topeka, KS (2)                    12/22/88   11/20/00      496,362           --           --            --      496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)            04/01/91   06/19/01      390,000           --           --            --      390,000
   Bellissimos Family Restaurant -
     Palm Bay, FL                      01/10/89   08/17/01      289,894           --           --            --      289,894
   Po' Folks -
     Titusville, FL (28)               10/30/87   01/09/02       44,052           --           --            --       44,052

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                       03/08/89   03/03/00      124,346           --           --            --      124,346
   Denny's -
     Daleville, IN (2)                 02/06/89   03/02/01      300,386           --           --            --      300,386
   Denny's -
     Huron, OH (2) (6)                 05/19/89   01/15/02      260,956           --           --            --      260,956
   Market Street Buffet and Bakery -
     West Lebanon, NH (2)              07/10/89   01/17/02      654,530           --           --            --      654,530
   Taco Bell -
     Bountiful, UT (2)                 08/17/89   01/28/02    1,039,998           --           --            --    1,039,998
   Burger King -
     Lawrenceville, GA (2)             06/27/89   06/20/02      847,000           --           --            --      847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL                  04/30/90   09/13/00      478,062           --           --            --      478,062
   Popeye's -
     Tallahassee, FL                   04/30/90   09/13/00      619,696           --           --            --      619,696
   Popeye's -
     Jacksonville, FL                  04/30/90   09/13/00      523,672           --           --            --      523,672
   Popeye's -
     Jacksonville, FL                  04/30/90   09/13/00      450,418           --           --            --      450,418
   Captain D's -
     Chester, PA (4)                   02/09/90   05/22/01       83,000           --           --            --       83,000
   IHOP -
     Dublin, CA (14)                   11/12/99   06/28/01    1,274,672           --           --            --    1,274,672
   IHOP -
     Round Rock, TX (21)               10/27/99   10/05/01    1,163,216           --           --            --    1,163,216
   Denny's -
     Cheyenne, WY                      12/19/89   12/21/01      290,800           --           --            --      290,800
   KFC -
     Caro, MI (35)                     04/02/90   11/15/02      396,840           --           --            --      396,840

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                           --      614,500          614,500       1,038,530
   Shoney's -
     Temple Terrace, FL (2)                    --    1,155,705        1,155,705       1,496,453
   Shoney's -
     Punta Gorda, FL (2)                       --      947,500          947,500       1,271,574
   Big Boy -
     Topeka, KS (2)                            --      708,800          708,800         878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --      622,310          622,310         331,788
   Bellissimos Family Restaurant -
     Palm Bay, FL                              --    1,070,822        1,070,822       1,250,729
   Po' Folks -
     Titusville, FL (28)                       --      258,795          258,795          60,406

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                               --     630,432           630,432         250,715
   Denny's -
     Daleville, IN (2)                         --     547,600           547,600         589,375
   Denny's -
     Huron, OH (2) (6)                         --     448,100           448,100         764,529
   Market Street Buffet and Bakery -
     West Lebanon, NH (2)                      --   1,159,990         1,159,990         (29,353)
   Taco Bell -
     Bountiful, UT (2)                         --     614,249           614,249       1,053,833
   Burger King -
     Lawrenceville, GA (2)                     --     797,778           797,778       1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL                          --     406,477           406,477         491,262
   Popeye's -
     Tallahassee, FL                           --     488,817           488,817         658,801
   Popeye's -
     Jacksonville, FL                          --     423,591           423,591         530,389
   Popeye's -
     Jacksonville, FL                          --     383,089           383,089         454,566
   Captain D's -
     Chester, PA (4)                           --     550,000           550,000         786,617
   IHOP -
     Dublin, CA (14)                           --   1,166,160         1,166,160         175,195
   IHOP -
     Round Rock, TX (21)                       --   1,076,103         1,076,103         192,394
   Denny's -
     Cheyenne, WY                              --     765,500           765,500       1,058,493
   KFC -
     Caro, MI (35)                             --     348,855           348,855         651,265

      Past performance is not necessarily indicative of future performance.

                                      B-18

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                        08/21/90   06/20/00    1,005,000           --           --            --    1,005,000
   Popeye's -
     Lake City, FL                     04/30/90   09/13/00      598,959           --           --            --      598,959
   Popeye's -
     Jacksonville, FL                  04/30/90   09/13/00      417,581           --           --            --      417,581
   Popeye's -
     Jacksonville, FL                  04/30/90   09/13/00      494,680           --           --            --      494,680
   Popeye's -
     Brunswick, GA                     04/30/90   09/13/00      535,947           --           --            --      535,947
   Popeye's -
     Jacksonville, FL                  04/30/90   09/13/00      345,168           --           --            --      345,168
   KFC -
     Friendswood, TX                   06/13/90   12/14/00      725,000           --           --            --      725,000
   Church's -
     Daytona Beach, FL (22)            01/16/91   11/27/01      213,482           --      103,581            --      317,063
   Church's
     Gainesville, FL                   01/16/91   11/29/01      182,750           --           --            --      182,750
   Johnnies -
     Saddlebrook, FL                   04/04/90   12/21/01      698,050           --           --            --      698,050
   Burger King -
     Columbus, OH (31)                 09/27/91   06/03/02      218,833           --           --            --      218,833
   Burger King -
     Pontiac, MI (31)                  09/27/91   06/27/02      130,073           --           --            --      130,073
   Jack in the Box -
     Mansfield, TX (34)                03/20/97   08/23/02      799,084           --           --            --      799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                 06/12/91   07/06/00    1,135,380           --           --            --    1,135,380
   Shoney's -
     Brooksville, FL                   02/18/91   07/06/00      940,013           --           --            --      940,013
   Shoney's -
     Sun City, FL                      03/04/91   07/06/00    1,327,317           --           --            --    1,327,317
   Popeye's -
     Jacksonville, FL                  09/28/90   09/13/00      420,006           --           --            --      420,006
   Golden Corral -
     Middleburg Heights, OH (12)       05/31/96   03/21/01      236,740           --           --            --      236,740
   Quincy's -
     Statesville, NC                   10/10/91   05/25/01      877,000           --           --            --      877,000
   Burger King -
     Baseball City, FL                 06/18/91   05/02/02    1,184,559           --           --            --    1,184,559
   Burger King -
     Columbus, OH (31)                 09/27/91   06/03/02      447,392           --           --            --      447,392
   Burger King -
     Pontiac, MI (31)                  09/27/91   06/27/02      265,926           --           --            --      265,926
   Bakers Square -
     Libertyville, IL (33)             08/31/00   09/05/02    1,076,041           --           --            --    1,076,041

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                                --          961,582      961,582         984,472
   Popeye's -
     Lake City, FL                             --          485,455      485,455         641,608
   Popeye's -
     Jacksonville, FL                          --          376,323      376,323         452,824
   Popeye's -
     Jacksonville, FL                          --          384,936      384,936         515,888
   Popeye's -
     Brunswick, GA                             --          468,797      468,797         574,076
   Popeye's -
     Jacksonville, FL                          --          340,429      340,429         407,175
   KFC -
     Friendswood, TX                           --          485,951      485,951         671,580
   Church's -
     Daytona Beach, FL (22)                    --          318,188      318,188         396,488
   Church's
     Gainesville, FL                           --          183,872      183,872         239,254
   Johnnies -
     Saddlebrook, FL                           --        1,100,000    1,100,000       1,324,170
   Burger King -
     Columbus, OH (31)                         --          167,259      167,259         190,438
   Burger King -
     Pontiac, MI (31)                          --          211,050      211,050         238,235
   Jack in the Box -
     Mansfield, TX (34)                        --          617,155      617,155         351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                         --          924,646      924,646       1,040,086
   Shoney's -
     Brooksville, FL                           --          816,355      816,355         961,418
   Shoney's -
     Sun City, FL                              --        1,055,820    1,055,820       1,238,581
   Popeye's -
     Jacksonville, FL                          --          352,445      352,445         401,169
   Golden Corral -
     Middleburg Heights, OH (12)               --          236,740      236,740         127,155
   Quincy's -
     Statesville, NC                           --          893,422      893,422         997,232
   Burger King -
     Baseball City, FL                         --          873,857      873,857       1,096,005
   Burger King -
     Columbus, OH (31)                         --          341,952      341,952         389,340
   Burger King -
     Pontiac, MI (31)                          --          431,480      431,480         487,058
   Bakers Square -
     Libertyville, IL (33)                     --          960,000      960,000         187,961

      Past performance is not necessarily indicative of future performance.

                                      B-19

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY                 12/20/91   05/15/00      693,350           --           --            --      693,350
   Denny's -
     Alliance, OH (16)                 01/22/92   11/30/00           --           --      200,000            --      200,000
   Denny's -
     Blufton, OH (17)                  10/11/91   11/30/00           --           --      300,000            --      300,000
   IHOP -
     Dublin, CA (14)                   11/12/99   06/28/01      424,891           --           --            --      424,891
   Shoney's -
     Bedford, IN                       07/09/91   07/31/01      900,110           --           --            --      900,110
   Shell's Seafood Restaurant -
     Copley Township, OH               12/17/91   11/28/01    1,086,143           --           --            --    1,086,143
   Hardee's -
     Greenville, SC                    10/21/91   05/03/02      976,798           --           --            --      976,798
   Burger King -
     Greensboro, NC (29)               03/30/92   05/16/02      571,744           --           --            --      571,744
   Burger King -
     Columbus, OH (31)                 09/27/91   06/03/02      549,515           --           --            --      549,515
   Burger King -
     Ashland, NH (32)                  06/29/92   06/03/02      402,545           --           --            --      402,545
   Burger King -
     Pontiac, MI (31)                  09/27/91   06/27/02      326,626           --           --            --      326,626
   Shoney's -
     Huntsville, AL                    10/04/91   08/20/02      951,528           --           --            --      951,528
    Bakers Square -
     Libertyville, IL (33)             08/31/00   09/05/02      554,324           --           --            --      554,324
   Hardee's -
     Farragut, TN                      10/09/91   12/18/02      886,300           --           --            --      886,300

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                     12/20/91   12/28/00      749,675           --           --            --      749,675
   IHOP -
     Peoria, AZ (20)                   11/18/99   08/27/01      905,840           --           --            --      905,840
   Jack in the Box -
     San Marcos, TX                    03/03/99   04/23/02    1,161,055           --           --            --    1,161,055
   Burger King -
     Greensboro, NC (29)               03/30/92   05/16/02      571,744           --           --            --      571,744
   Burger King -
     Ashland, NH (32)                  06/29/92   06/03/02      154,802           --           --            --      154,802
   Perkins -
     Ft. Pierce, FL                    02/04/92   12/20/02      329,175           --           --            --      329,175

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)               10/27/99   10/05/01      347,454           --           --            --      347,454
   Quincy's -
     Sebring, FL                       09/29/92   11/21/01    1,029,000           --           --            --    1,029,000

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY                         --          981,482      981,482         692,535
   Denny's -
     Alliance, OH (16)                         --          553,137      553,137         614,999
   Denny's -
     Blufton, OH (17)                          --          642,000      642,000         739,292
   IHOP -
     Dublin, CA (14)                           --          388,720      388,720          58,398
   Shoney's -
     Bedford, IN                               --          754,028      754,028         991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                       --          870,713      870,713         692,662
   Hardee's -
     Greenville, SC                            --          760,405      760,405         957,261
   Burger King -
     Greensboro, NC (29)                       --          460,989      460,989         479,360
   Burger King -
     Columbus, OH (31)                         --          420,008      420,008         478,210
   Burger King -
     Ashland, NH (32)                          --          325,018      325,018         322,154
   Burger King -
     Pontiac, MI (31)                          --          529,969      529,969         598,234
   Shoney's -
     Huntsville, AL                            --          763,901      763,901       1,050,434
    Bakers Square -
     Libertyville, IL (33)                     --          494,545      494,545          96,829
   Hardee's -
     Farragut, TN                              --          707,025      707,025         940,825

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                             --        1,111,111    1,111,111         706,575
   IHOP -
     Peoria, AZ (20)                           --          828,723      828,723         135,923
   Jack in the Box -
     San Marcos, TX                            --        1,020,829    1,020,829         288,292
   Burger King -
     Greensboro, NC (29)                       --          460,989      460,989         479,360
   Burger King -
     Ashland, NH (32)                          --          124,989      124,989         123,887
   Perkins -
     Ft. Pierce, FL                            --        1,002,337    1,002,337         623,996

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                       --          321,434      321,434          57,468
   Quincy's -
     Sebring, FL                               --        1,054,550    1,054,550       1,111,338

      Past performance is not necessarily indicative of future performance.

                                      B-20

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XI, Ltd.
   (Continued):
   Burger King -
     Columbus, OH                      09/01/92   06/03/02      901,125           --           --            --      901,125
   Burger King -
     Ashland, NH (32)                  06/29/92   06/03/02      915,559           --           --            --      915,559
   Burger King -
     East Detroit, MI                  06/29/92   06/20/02      833,247           --           --            --      833,247

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                     12/23/92   03/03/00      797,227           --           --            --      797,227
   Shoney's -
     Bradenton, FL                     03/22/93   07/06/00    1,227,907           --           --            --    1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)       05/31/96   03/21/01    1,663,260           --           --            --    1,663,260
   Jack in the Box -
     Rialto, CA                        01/15/93   09/28/01    1,382,365           --           --            --    1,382,365
   Johnnies -
     Winter Haven, FL                  08/09/93   10/02/01    1,090,297           --           --            --    1,090,297
   Jack in the Box -
     Arlington, TX                     01/15/93   04/23/02    1,248,205           --           --            --    1,248,205
   Burger King -
     Valdosta, GA                      08/24/93   08/30/02      623,661           --           --            --      623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                    07/30/93   04/09/01      947,000           --           --            --      947,000
   Burger King -
     Dayton, OH                        07/30/93   06/03/02    1,049,863           --           --            --    1,049,863
   Lion's Choice -
     Overland Park, KS (5)             12/16/93   08/12/02    1,242,050           --           --            --    1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                      11/10/94   09/22/00    1,631,946           --           --            --    1,631,946
   Golden Corral -
     Paris, TX (13)                    07/26/96   05/25/01      400,000           --           --            --      400,000
   Razzleberries -
     Las Vegas, NV                     07/08/94   02/01/02    1,143,753           --           --            --    1,143,753
   Long John Silver's -
     Laurens, SC                       03/25/94   08/05/02      155,249           --           --            --      155,249
   Golden Corral -
     Greeley, CO                       12/13/94   09/25/02    1,306,595           --           --            --    1,306,595
   Checker's -
     Merriam, KS                       03/31/94   11/07/02      323,175           --           --            --      323,175

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund XI, Ltd.
   (Continued):
   Burger King -
     Columbus, OH                              --          714,413      714,413         798,711
   Burger King -
     Ashland, NH (32)                          --          739,228      739,228         732,715
   Burger King -
     East Detroit, MI                          --          761,501      761,501         779,593

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                             --          622,863      622,863         530,741
   Shoney's -
     Bradenton, FL                             --        1,000,000    1,000,000         898,776
   Golden Corral -
     Middleburg Heights, OH (12)               --        1,663,260    1,663,260         893,350
   Jack in the Box -
     Rialto, CA                                --        1,033,072    1,033,072         936,833
   Johnnies -
     Winter Haven, FL                          --        1,172,608    1,172,608       1,117,762
   Jack in the Box -
     Arlington, TX                             --          966,466      966,466         937,794
   Burger King -
     Valdosta, GA                              --          510,432      510,432         648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                            --          968,134      968,134         755,601
   Burger King -
     Dayton, OH                                --          905,717      905,717       1,032,534
   Lion's Choice -
     Overland Park, KS (5)                     --        1,029,449    1,029,449         964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                              --        1,631,946    1,631,946       1,103,012
   Golden Corral -
     Paris, TX (13)                            --          501,276      501,276         255,146
   Razzleberries -
     Las Vegas, NV                             --        1,006,514    1,006,514         631,310
   Long John Silver's -
     Laurens, SC                               --          448,796      448,796         257,444
   Golden Corral -
     Greeley, CO                               --        1,184,810    1,184,810       1,015,365
   Checker's -
     Merriam, KS                               --          284,609      284,609         269,328

      Past performance is not necessarily indicative of future performance.

                                      B-21

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                     10/22/94   01/12/00      562,130           --           --            --      562,130
   Quincy's -
     Greer, SC (15)                    06/13/94   04/06/01      233,000           --      467,000            --      700,000
   Jack in the Box -
     Woodland Hills, CA                07/29/94   04/19/01    1,253,728           --           --            --    1,253,728
   Golden Corral -
     Paris, TX (13)                    07/26/96   05/25/01      400,000           --           --            --      400,000
   Jack in the Box -
     Altadena, CA                      07/29/94   10/04/01      937,250           --           --            --      937,250
   Jack in the Box -
     Redlands, CA                      07/29/94   02/15/02    1,300,882           --           --            --    1,300,882
   Long John Silver's -
     Medina, OH                        10/05/94   09/30/02      395,205           --           --            --      395,205
   Checker's -
     Stratford, NJ                     05/27/94   12/27/02      350,802           --           --            --      350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN              12/18/95   09/29/00      575,777           --           --            --      575,777
   Denny's -
     Marana, AZ                        02/13/95   03/30/01    1,145,045           --           --            --    1,145,045
   Boston Market -
     St. Cloud, MN                     09/15/95   11/28/01      647,365           --           --            --      647,365
   Big Boy -
     Las Vegas, NV                     05/31/95   12/11/01    1,059,264           --           --            --    1,059,264
   Denny's -
     Mesquite, TX                      08/31/95   03/28/02      448,675           --           --            --      448,675
   Jack in the Box -
     Rancho Cordova, CA                10/31/94   06/04/02    1,325,054           --           --            --    1,325,054
   Denny's -
     Bucyrus, OH (26)                  06/08/95   08/07/02      144,915           --           --            --      144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA                 11/04/96   09/13/00      607,361           --           --            --      607,361
   Boston Market -
     Long Beach, CA                    12/05/96   10/17/00      529,633           --           --            --      529,633
   Boston Market -
     Houston, TX                       06/19/96   01/19/01      782,648           --           --            --      782,648
   Mr. Fable's -
     Kentwood, MI                      09/05/95   06/21/01      681,300           --           --            --      681,300
   Boston Market -
     Inglewood, CA                     07/24/96   09/06/01      298,300           --           --            --      298,300
   Jack in the Box -
     El Dorado, CA                     09/26/96   09/25/01    1,510,463           --           --            --    1,510,463
   Denny's -
     Mesquite, NV                      04/25/96   03/29/02      771,800           --           --            --      771,800

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                             --          646,203      646,203         234,243
   Quincy's -
     Greer, SC (15)                            --          946,933      946,933         649,756
   Jack in the Box -
     Woodland Hills, CA                        --          939,806      939,806         648,254
   Golden Corral -
     Paris, TX (13)                            --          501,276      501,276         255,146
   Jack in the Box -
     Altadena, CA                              --          709,812      709,812         528,007
   Jack in the Box -
     Redlands, CA                              --          973,020      973,020         758,150
   Long John Silver's -
     Medina, OH                                --          812,056      812,056         285,620
   Checker's -
     Stratford, NJ                             --          287,391      287,391         271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN                      --          939,972      939,972         226,734
   Denny's -
     Marana, AZ                                --          719,234      719,234         587,377
   Boston Market -
     St. Cloud, MN                             --        1,075,093    1,075,093         502,978
   Big Boy -
     Las Vegas, NV                             --        1,160,553    1,160,553         476,249
   Denny's -
     Mesquite, TX                              --          987,353      987,353         480,530
   Jack in the Box -
     Rancho Cordova, CA                        --          900,290      900,290         705,521
   Denny's -
     Bucyrus, OH (26)                          --          540,000      540,000         385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA                         --          563,148      563,148         257,018
   Boston Market -
     Long Beach, CA                            --          832,280      832,280         156,091
   Boston Market -
     Houston, TX                               --          812,696      812,696         323,963
   Mr. Fable's -
     Kentwood, MI                              --          855,609      855,609         272,268
   Boston Market -
     Inglewood, CA                             --          857,488      857,488         196,478
   Jack in the Box -
     El Dorado, CA                             --        1,097,220    1,097,220         581,924
   Denny's -
     Mesquite, NV                              --        1,186,460    1,186,460         494,461

      Past performance is not necessarily indicative of future performance.

                                      B-22

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XVII, Ltd.
   (Continued):
   Wendy's -
     Knoxville, TN                     07/30/96   05/31/02    1,045,425           --           --            --    1,045,425
   Bakers Square -
     Wilmette, IL                      01/31/00   06/27/02    1,682,371           --           --            --    1,682,371
   Jack in the Box -
     Mansfield, TX (34)                03/20/97   08/23/02      212,415           --           --            --      212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                      07/13/97   06/29/01      848,550           --           --            --      848,550
   Jack in the Box -
     Henderson, NV                     06/30/97   07/12/01    1,278,046           --           --            --    1,278,046
   IHOP -
     Santa Rosa, CA                    05/21/97   12/28/01    1,664,829           --           --            --    1,664,829
   On the Border -
     San Antonio, TX                   09/02/97   05/08/02      470,304           --           --            --      470,304
   Boston Market -
     San Antonio, TX                   08/18/97   05/29/02      481,325           --           --            --      481,325
   Boston Market -
     Raleigh, NC (27)                  01/23/97   08/07/02      714,050           --           --            --      714,050

CNL Restaurant Properties, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)              04/05/99   01/03/00    2,501,175           --           --            --    2,501,175
   Jack in the Box -
     Los Angeles, CA                   06/30/95   02/18/00    1,516,800           --           --            --    1,516,800
   Golden Corral -
     Dublin, GA                        08/07/98   05/01/00    1,323,205           --           --            --    1,323,205
   Boston Market -
     San Antonio, TX                   04/30/97   05/02/00      517,495           --           --            --      517,495
   Boston Market -
     Corvallis, OR                     07/09/96   06/20/00      717,019           --           --            --      717,019
   Big Boy -
     St. Louis, MO                     01/19/99   06/28/00    1,463,050           --           --            --    1,463,050
   Ground Round -
     Nanuet, NY                        12/02/97   06/30/00      964,825           --           --            --      964,825
   Big Boy -
     Jefferson City, MO                01/19/99   06/30/00      905,250           --           --            --      905,250
   Big Boy -
     Alton, IL                         01/19/99   06/30/00      905,250           --           --            --      905,250
   Boston Market -
     Liberty, MO                       08/18/97   09/13/00      538,800           --           --            --      538,800
   Mr. Fables -
     Grand Rapids, MI                  03/19/96   09/26/00      722,100           --           --            --      722,100
   Pizza Hut -
     Dover, OH                         05/01/97   11/08/00      112,917           --           --            --      112,917
   Big Boy -
     St. Joseph, MO                    04/27/99   11/27/00      646,550           --           --            --      646,550

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Income Fund XVII, Ltd.
   (Continued):
   Wendy's -
     Knoxville, TN                             --          783,748      783,748         484,686
   Bakers Square -
     Wilmette, IL                              --        1,627,273    1,627,273         380,572
   Jack in the Box -
     Mansfield, TX (34)                        --          164,054      164,054          93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                              --        1,140,100    1,140,100         302,665
   Jack in the Box -
     Henderson, NV                             --        1,067,175    1,067,175         494,105
   IHOP -
     Santa Rosa, CA                            --        1,286,364    1,286,364         598,179
   On the Border -
     San Antonio, TX                           --        1,225,163    1,225,163         190,705
   Boston Market -
     San Antonio, TX                           --          857,595      857,595           9,631
   Boston Market -
     Raleigh, NC (27)                          --        1,225,686    1,225,686         511,581

CNL Restaurant Properties, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)                      --        2,430,686    2,430,686              --
   Jack in the Box -
     Los Angeles, CA                           --        1,119,567    1,119,567         549,658
   Golden Corral -
     Dublin, GA                                --        1,272,765    1,272,765         190,590
   Boston Market -
     San Antonio, TX                           --          757,069      757,069          66,889
   Boston Market -
     Corvallis, OR                             --          925,427      925,427         312,232
   Big Boy -
     St. Louis, MO                             --        1,345,100    1,345,100          65,420
   Ground Round -
     Nanuet, NY                                --          927,273      927,273         245,426
   Big Boy -
     Jefferson City, MO                        --        1,113,383    1,113,383          68,389
   Big Boy -
     Alton, IL                                 --        1,012,254    1,012,254          41,032
   Boston Market -
     Liberty, MO                               --          765,530      765,530          84,802
   Mr. Fables -
     Grand Rapids, MI                          --          816,264      816,264         270,873
   Pizza Hut -
     Dover, OH                                 --          233,896      233,896          86,601
   Big Boy -
     St. Joseph, MO                            --          885,883      885,883          35,138

      Past performance is not necessarily indicative of future performance.

                                      B-23

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                     08/19/97   12/14/00      668,753           --           --            --      668,753
   Boston Market -
     Stafford, TX                      07/02/97   12/15/00      881,674           --           --            --      881,674
   Big Boy -
     Guadalupe, AZ                     04/16/97   03/23/01      883,685           --           --            --      883,685
   Tumbleweed's -
     Nashville, TN                     08/01/97   04/20/01      525,050           --           --            --      525,050
   Boston Market -
     Vacaville, CA                     05/06/97   05/08/01    1,064,430           --           --            --    1,064,430
   Big Boy -
     Independence, MO                  01/19/99   05/22/01      524,513           --           --            --      524,513
   Big Boy -
     Belleville, IL (9)                02/26/99   06/13/01      375,000           --           --            --      375,000
   Tumbleweeds -
     Clarksville, TN                   02/10/98   06/15/01      803,050           --           --            --      803,050
   Big Boy -
     Grandview, MO                     02/26/99   06/29/01      516,235           --           --            --      516,235
   Pizza Hut -
     Toledo, OH                        12/05/96   06/29/01      148,528           --           --            --      148,528
   Shoney's -
     Indian Harbor Beach, FL           01/24/97   08/13/01      457,016           --           --            --      457,016
   Black-eyed Pea -
     Wichita, KS                       10/01/97   08/15/01      300,000           --           --            --      300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                     02/10/98   09/24/01      871,496           --           --            --      871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                    08/01/97   09/26/01      844,905           --           --            --      844,905
   Big Boy -
     Granite City, IL                  01/19/99   09/28/01      595,148           --           --            --      595,148
   Big Boy -
     Taylor, MI                        08/19/99   10/16/01      887,731           --           --            --      887,731
   Boston Market -
     Cedar Park, TX                    04/02/97   10/31/01      875,000           --           --            --      875,000
   Shoney's -
     Phoenix, AZ                       03/24/98   11/26/01      399,285           --           --            --      399,285
   Burger King -
     Atlanta, GA                       06/09/98   12/21/01      418,050           --           --            --      418,050
   Barbwires Steakhouse -
     Lawrence, KS                      08/01/97   12/28/01      718,000           --           --            --      718,000
   Boston Market -
     Jessup, MD                        05/06/97   02/19/02      324,343           --           --            --      324,343
   Black-eyed Pea -
     Herndon, VA                       07/14/98   02/22/02      815,875           --           --            --      815,875
   TGI Friday's -
     El Paso, TX                       08/14/98   03/19/02    1,594,729           --           --            --    1,549,729

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                             --        1,378,051    1,378,051         472,895
   Boston Market -
     Stafford, TX                              --        1,077,979    1,077,979         372,102
   Big Boy -
     Guadalupe, AZ                             --        1,706,768    1,706,768         140,439
   Tumbleweed's -
     Nashville, TN                             --        1,308,411    1,308,411         362,588
   Boston Market -
     Vacaville, CA                             --        1,437,474    1,437,474         358,396
   Big Boy -
     Independence, MO                          --        1,253,699    1,253,699          65,156
   Big Boy -
     Belleville, IL (9)                        --          761,074      761,074         (17,597)
   Tumbleweeds -
     Clarksville, TN                           --        1,440,247    1,440,247         229,692
   Big Boy -
     Grandview, MO                             --          962,290      962,290          36,150
   Pizza Hut -
     Toledo, OH                                --          328,381      328,381         (21,742)
   Shoney's -
     Indian Harbor Beach, FL                   --          693,304      693,304          68,946
   Black-eyed Pea -
     Wichita, KS                               --          660,748      660,748         305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                             --        1,410,719    1,410,719         191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                            --        1,471,963    1,471,963         386,178
   Big Boy -
     Granite City, IL                          --        1,037,579    1,037,579          10,800
   Big Boy -
     Taylor, MI                                --        1,227,132    1,227,132          61,898
   Boston Market -
     Cedar Park, TX                            --          827,223      827,223          71,386
   Shoney's -
     Phoenix, AZ                               --          482,368      482,368         (91,021)
   Burger King -
     Atlanta, GA                               --          926,261      926,261         227,653
   Barbwires Steakhouse -
     Lawrence, KS                              --        1,448,598    1,448,598         179,747
   Boston Market -
     Jessup, MD                                --        1,243,060    1,243,060         107,266
   Black-eyed Pea -
     Herndon, VA                               --        1,279,118    1,279,118         354,530
   TGI Friday's -
     El Paso, TX                               --        1,602,944    1,602,944         577,055

      Past performance is not necessarily indicative of future performance.

                                      B-24

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                     08/20/97   04/19/02      981,540           --           --            --      981,540
   Big Boy -
     Overland Park, KS                 02/26/99   04/26/02      577,580           --           --            --      577,580
   Burger King -
     Tappahannock, VA                  03/16/99   05/16/02    1,089,779           --           --            --    1,089,779
   Burger King -
     Prattville, AL                    01/28/99   05/17/02      497,867           --           --            --      497,867
   Burger King -
     Tuskegee, AL                      01/28/99   05/17/02      397,867           --           --            --      397,867
   Burger King -
     Montgomery, AL                    01/28/99   05/17/02      797,867           --           --            --      797,867
   Burger King -
     Montgomery, AL                    01/28/99   05/17/02      397,867           --           --            --      397,867
   Black-eyed Pea -
     McKinney, TX                      12/30/98   05/31/02    1,149,064           --           --            --    1,149,064
   Black-eyed Pea -
     Forestville, MD                   10/01/97   06/01/02           --           --           --            --           --
   Burger King -
     Coon Rapids, MN                   03/16/99   06/03/02    1,078,973           --           --            --    1,078,973
   Burger King -
     Rochester, NH                     03/16/99   06/03/02    1,193,284           --           --            --    1,193,284
   Burger King -
     Columbus, OH                      03/16/99   06/03/02      950,938           --           --            --      950,938
   Burger King -
     Asheboro, NC                      03/16/99   06/03/02    1,513,213           --           --            --    1,513,213
   Hardee's -
     Gulf Shores, AL                   03/16/99   06/13/02      904,861           --           --            --      904,861
   Steak & Ale -
     Palm Harbor, FL                   06/16/98   06/14/02    1,241,943           --           --            --    1,241,943
   Burger King -
     Lancaster, OH                     03/16/99   06/14/02    1,321,822           --           --            --    1,321,822
   Burger King -
     John's Island, SC                 03/16/99   06/14/02    1,289,282           --           --            --    1,289,282
   IHOP -
     Elk Grove, CA                     08/20/97   06/17/02    2,085,346           --           --            --    2,085,346
   Hardee's -
     Tusculum, TN                      03/16/99   06/17/02      653,460           --           --            --      653,460
   Pollo Tropical -
     Miami, FL                         09/22/98   06/20/02    1,302,936           --           --            --    1,302,936
   Burger King -
     St. Paul, MN                      03/16/99   06/26/02      849,273           --           --            --      849,273
   Texas Roadhouse -
     Joilet, IL                        02/25/00   06/27/02    1,940,745           --           --            --    1,940,745
   Black-eyed Pea -
     Phoenix, AZ                       09/30/97   06/28/02      281,000           --           --            --      281,000

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                             --        1,658,000    1,658,000         114,934
   Big Boy -
     Overland Park, KS                         --        1,037,383    1,037,383          (7,476)
   Burger King -
     Tappahannock, VA                          --          857,826      857,826         285,470
   Burger King -
     Prattville, AL                            --        1,018,519    1,018,519         285,895
   Burger King -
     Tuskegee, AL                              --          972,222      972,222         267,501
   Burger King -
     Montgomery, AL                            --        1,296,296    1,296,296         362,395
   Burger King -
     Montgomery, AL                            --        1,018,519    1,018,519         289,495
   Black-eyed Pea -
     McKinney, TX                              --        1,644,856    1,644,856         304,736
   Black-eyed Pea -
     Forestville, MD                           --          643,925      643,925         477,253
   Burger King -
     Coon Rapids, MN                           --          844,815      844,815         288,892
   Burger King -
     Rochester, NH                             --          963,499      963,499         318,314
   Burger King -
     Columbus, OH                              --          744,585      744,585         257,877
   Burger King -
     Asheboro, NC                              --        1,228,831    1,228,831         436,666
   Hardee's -
     Gulf Shores, AL                           --          914,337      914,337         320,113
   Steak & Ale -
     Palm Harbor, FL                           --        1,232,558    1,232,558         504,926
   Burger King -
     Lancaster, OH                             --          799,195      799,195         364,070
   Burger King -
     John's Island, SC                         --        1,077,802    1,077,802         367,639
   IHOP -
     Elk Grove, CA                             --        1,540,356    1,540,356         751,308
   Hardee's -
     Tusculum, TN                              --          666,045      666,045         233,604
   Pollo Tropical -
     Miami, FL                                 --        1,318,182    1,318,182         392,816
   Burger King -
     St. Paul, MN                              --          747,713      747,713         271,528
   Texas Roadhouse -
     Joilet, IL                                --        1,745,014    1,745,014         384,473
   Black-eyed Pea -
     Phoenix, AZ                               --          641,371      641,371         265,557

      Past performance is not necessarily indicative of future performance.

                                      B-25

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                          09/30/97   06/28/02    1,710,000           --           --            --    1,710,000
   Black-eyed Pea
     Phoenix, AZ                       09/30/97   06/28/02      425,000           --           --            --      425,000
   Black-eyed Pea
     Tucson, AZ                        09/30/97   06/28/02      234,000           --           --            --      234,000
   Steak & Ale Restaurant -
     Austin, TX                        06/16/98   07/02/02    1,437,468           --           --            --    1,437,468
   Jack in the Box -
     Fresno, CA                        05/22/98   07/18/02    1,244,289           --           --            --    1,244,289
   Black-eyed Pea
     Phoenix, AZ                       09/30/97   07/19/02      580,000           --           --            --      580,000
   Jack in the Box -
     Austin, TX                        10/05/99   07/22/02    1,384,759           --           --            --    1,384,759
   Black-eyed Pea -
     Albuquerque, NM                   01/00/00   07/26/02           --           --           --            --           --
   Big Boy -
     St. Clairsville, OH               12/18/98   07/29/02      339,300           --           --            --      339,300
   Jack in the Box -
     Fort Worth, TX                    01/11/00   08/05/02    1,141,653           --           --            --    1,141,653
   Jack in the Box -
     Menlo Park, CA                    12/30/99   08/22/02    1,772,360           --           --            --    1,772,360
   Arby's -
     Lawrenceville, GA                 02/08/00   08/26/02    1,422,750           --           --            --    1,422,750
   Darry's -
     Louisville, KY                    06/11/97   08/28/02    1,840,800           --           --            --    1,840,800
   Black-eyed Pea -
     Killeen, TX                       12/18/98   09/05/02    1,133,800           --           --            --    1,133,800
   IHOP -
     Fairfax, VA                       06/18/97   09/06/02    2,268,911           --           --            --    2,268,911
   Black eyed Pea -
     Oklahoma City, OK                 03/26/97   09/10/02      475,000           --           --            --      475,000
   Arby's -
     Circleville, OH                   09/09/99   09/10/02      993,900           --           --            --      993,900
   Black eyed Pea -
     Waco, TX                          10/01/97   09/13/02       70,000           --           --            --       70,000
   Hardee's -
     Iuka, MS                          03/16/99   09/18/02      594,413           --           --            --      594,413
   Hardee's -
     Warrior, AL                       03/16/99   09/18/02      667,050           --           --            --      667,050
   Hardee's -
     Horn Lake, MS                     03/16/99   09/20/02      818,263           --           --            --      818,263
   Jack in the Box -
     Corning, CA                       09/17/99   09/24/02    1,266,556           --           --            --    1,266,556
   Bennigan's -
     Batavia, IL                       10/21/99   09/25/02    2,595,121           --           --            --    2,595,121

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                                  --        1,600,000    1,600,000         522,239
   Black-eyed Pea
     Phoenix, AZ                               --          641,254      641,254         282,585
   Black-eyed Pea
     Tucson, AZ                                --          641,871      641,871         251,809
   Steak & Ale Restaurant -
     Austin, TX                                --        1,372,093    1,372,093         568,339
   Jack in the Box -
     Fresno, CA                                --          972,841      972,841         394,246
   Black-eyed Pea
     Phoenix, AZ                               --          645,471      645,471         207,379
   Jack in the Box -
     Austin, TX                                --        1,289,945    1,289,945         299,499
   Black-eyed Pea -
     Albuquerque, NM                           --          666,355      666,355         238,206
   Big Boy -
     St. Clairsville, OH                       --        1,144,209    1,144,209         169,976
   Jack in the Box -
     Fort Worth, TX                            --        1,062,145    1,062,145         223,450
   Jack in the Box -
     Menlo Park, CA                            --        1,546,740    1,546,740         368,611
   Arby's -
     Lawrenceville, GA                         --        1,374,986    1,374,986         314,054
   Darry's -
     Louisville, KY                            --        1,481,448    1,481,448         514,069
   Black-eyed Pea -
     Killeen, TX                               --        1,386,948    1,386,948         257,250
   IHOP -
     Fairfax, VA                               --        1,709,091    1,709,091         906,669
   Black eyed Pea -
     Oklahoma City, OK                         --          617,022      617,022         268,734
   Arby's -
     Circleville, OH                           --          925,329      925,329         237,321
   Black eyed Pea -
     Waco, TX                                  --          661,682      661,682         280,179
   Hardee's -
     Iuka, MS                                  --          616,476      616,476         233,121
   Hardee's -
     Warrior, AL                               --          627,937      627,937         238,440
   Hardee's -
     Horn Lake, MS                             --          833,058      833,058         319,101
   Jack in the Box -
     Corning, CA                               --        1,158,524    1,158,524         314,769
   Bennigan's -
     Batavia, IL                               --        2,429,907    2,429,907         729,536

      Past performance is not necessarily indicative of future performance.

                                      B-26

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                    03/31/02   09/26/02      686,200           --           --            --      686,200
   Pollo Tropical -
     Sunrise, FL                       09/30/98   09/26/02    1,457,533           --           --            --    1,457,533
   Hardee's -
     Biscoe, NC                        03/16/99   09/27/02      564,984           --           --            --      564,984
   Black-eyed Pea -
     Bedford, TX                       03/26/97   09/30/02      921,175           --           --            --      921,175
   Black-eyed Pea -
     Norman, OK                        11/09/98   09/30/02    1,091,708           --           --            --    1,091,708
   Black-eyed Pea -
     Mesa, AZ                          11/30/98   09/30/02    1,325,500           --           --            --    1,325,000
   Hardee's -
     Aynor, SC                         03/16/99   09/30/02      586,189           --           --            --      586,189
   Denny's
     McKinney, TX                      06/05/96   10/02/02      600,000           --           --            --      600,000
   Black-eyed Pea -
     Scottsdale, AZ                    04/17/97   10/02/02           --           --           --            --           --
   Arby's
     Renton, WA                        09/14/99   10/18/02    1,406,197           --           --            --    1,406,197
   Pizza-Hut -
     Belle, WV                         05/17/96   10/21/02       47,500           --           --            --       47,500
   Pizza Hut -
     Collinsville, IL                  04/02/97   10/25/02      801,953           --           --            --      801,953
   Burger King -
     Tampa, FL                         08/19/99   10/28/02      770,306           --           --            --      770,306
   Big Boy -
     O'Fallon, MO                      01/19/99   10/31/02      679,925           --           --            --      679,925
   Golden Corral -
     Hopkinsville, KY                  02/19/97   11/07/02      924,057           --           --            --      924,057
   Denny's -
     Santee, SC                        03/16/99   11/21/02      583,000           --           --            --      583,000
   Jack in the Box -
     Los Angeles, CA                   01/04/99   12/10/02    1,793,802           --           --            --    1,793,802
   Hardee's
     Columbia, TN                      03/16/99   12/12/02      859,259           --           --            --      859,259
   Golden Corral -
     Olathe, KS                        10/02/97   12/19/02    1,751,760           --           --            --    1,751,760
   Darryl's -
     Hampton, VA                       06/11/97   12/19/02      871,290           --           --            --      871,290
   Jack in the Box -
     Humble, TX                        02/03/97   12/20/02    1,265,506           --           --            --    1,265,506
   Hardee's -
     Chalkville, AL                    03/16/99   12/20/02      680,428           --           --            --      680,428
   TGI Friday's -
     Lakeland, FL                      07/20/99   12/20/02      834,234           --           --            --      834,234

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                            --               --           --         (82,318)
   Pollo Tropical -
     Sunrise, FL                               --        1,454,545    1,454,545         527,258
   Hardee's -
     Biscoe, NC                                --          522,853      522,853         199,708
   Black-eyed Pea -
     Bedford, TX                               --          620,336      620,336         224,003
   Black-eyed Pea -
     Norman, OK                                --        1,429,799    1,429,799         335,124
   Black-eyed Pea -
     Mesa, AZ                                  --        1,677,152    1,677,152         228,704
   Hardee's -
     Aynor, SC                                 --          546,022      546,022         209,884
   Denny's
     McKinney, TX                              --        1,014,221    1,014,221         484,416
   Black-eyed Pea -
     Scottsdale, AZ                            --          769,863      769,863         (31,203)
   Arby's
     Renton, WA                                --        1,286,545    1,286,545         261,304
   Pizza-Hut -
     Belle, WV                                 --           47,485       47,485          13,301
   Pizza Hut -
     Collinsville, IL                          --          795,476      795,476         (55,653)
   Burger King -
     Tampa, FL                                 --        1,057,404    1,057,404           5,224
   Big Boy -
     O'Fallon, MO                              --        1,017,250    1,017,250         (54,647)
   Golden Corral -
     Hopkinsville, KY                          --        1,260,576    1,260,576         255,379
   Denny's -
     Santee, SC                                --          678,340      678,340         251,554
   Jack in the Box -
     Los Angeles, CA                           --        1,575,414    1,575,414         591,448
   Hardee's
     Columbia, TN                              --          787,764      787,764         319,094
   Golden Corral -
     Olathe, KS                                --        1,577,340    1,577,340         791,627
   Darryl's -
     Hampton, VA                               --        1,203,391    1,203,391         595,216
   Jack in the Box -
     Humble, TX                                --          932,112      932,112         566,284
   Hardee's -
     Chalkville, AL                            --          608,445      608,445         248,876
   TGI Friday's -
     Lakeland, FL                              --        1,711,517    1,711,517          85,755

      Past performance is not necessarily indicative of future performance.

                                      B-27

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                         09/22/98   12/23/02    1,079,144           --           --            --    1,079,144
   Golden Corral -
     Universal City, TX                08/04/95   12/30/02      959,975           --           --            --      959,975

CNL Restaurant Property Services,
   Inc. (18):
   Black Angus -
     Boise, ID                         08/14/00   02/20/01    1,776,590           --           --            --    1,776,590
   Jack in the Box -
     Murietta, CA                      04/13/97   02/23/01    1,129,320           --           --            --    1,129,320
   Arby's -
     Kendallville, IN                  07/10/96   04/06/01      792,940           --           --            --      792,940
   Black Angus -
     Folsom, CA                        12/04/00   04/24/01    2,581,569           --           --            --    2,581,569
   Jack in the Box -
     Kingsburg, CA                     04/10/97   06/11/01    1,169,090           --           --            --    1,168,840
   Jack in the Box -
     Garland, TX                       09/27/97   07/26/01    1,085,654           --           --            --    1,085,654

CNL Restaurant Investors Properties,
   LLC (18):
   Arby's -
     Atlanta, GA                       12/07/00   03/30/01      214,900    1,212,813           --            --    1,427,713
   Arby's -
     Peoria, AZ                        03/03/01   04/19/01      154,871    1,200,463           --            --    1,355,335
   Arby's -
     Baxter, MN                        02/20/01   05/31/01       66,351      892,834           --            --      959,185
   Arby's -
     Eagan, MN                         02/20/01   06/29/01      106,348      880,945           --            --      987,293
   Arby's -
     St. Louis Park, MN                02/20/01   06/29/01      119,843      941,178           --            --    1,061,022
   Arby's -
     Willmar, MN                       02/20/01   07/18/01       44,507      704,324           --            --      748,831
   Arby's -
     Pooler, GA                        09/01/00   07/31/01      109,662    1,212,893           --            --    1,322,555
   Arby's -
     White Bear Township, MN           02/20/01   08/07/01       84,441      955,346           --            --    1,039,787
   Arby's -
     Coon Rapids, MN                   02/20/01   08/28/01      168,982    1,281,068           --            --    1,450,050
   Arby's -
     Eden Prairie, MN                  02/20/01   09/07/01      107,288      936,215           --            --    1,043,503
   Arby's -
     Carmel, IN                        10/13/00   09/26/01      142,925    1,297,484           --            --    1,440,409
   Arby's -
     Winston Salem, NC                 04/01/01   10/03/01      123,645    1,090,250           --            --    1,213,895

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Properties, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                                 --        1,227,273    1,227,273         402,650
   Golden Corral -
     Universal City, TX                        --          994,152      994,152         747,387

CNL Restaurant Property Services,
   Inc. (18):
   Black Angus -
     Boise, ID                                 --        1,534,238    1,534,238         120,971
   Jack in the Box -
     Murietta, CA                              --          952,485      952,485         377,385
   Arby's -
     Kendallville, IN                          --          739,628      739,628         421,717
   Black Angus -
     Folsom, CA                                --        2,166,867    2,166,867         146,487
   Jack in the Box -
     Kingsburg, CA                             --        1,001,073    1,001,073         428,186
   Jack in the Box -
     Garland, TX                               --          936,119      936,119         367,842

CNL Restaurant Investors Properties,
   LLC (18):
   Arby's -
     Atlanta, GA                        1,212,813               --    1,212,813           60,359
   Arby's -
     Peoria, AZ                         1,200,463               --    1,200,463           40,467
   Arby's -
     Baxter, MN                           893,855               --      893,855           26,023
   Arby's -
     Eagan, MN                            882,968               --      882,968           33,246
   Arby's -
     St. Louis Park, MN                   943,340               --      943,340           35,241
   Arby's -
     Willmar, MN                          707,592               --      707,592           41,253
   Arby's -
     Pooler, GA                         1,223,108               --    1,223,108          117,724
   Arby's -
     White Bear Township, MN              960,915               --      960,915          148,790
   Arby's -
     Coon Rapids, MN                    1,288,536               --    1,288,536           90,298
   Arby's -
     Eden Prairie, MN                     942,798               --      942,798           51,912
   Arby's -
     Carmel, IN                         1,308,411               --    1,308,411          131,560
   Arby's -
     Winston Salem, NC                  1,098,081               --    1,098,081           58,269

      Past performance is not necessarily indicative of future performance.

                                      B-28

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
   LLC (18) (Continued):
   Arby's -
     Carrboro, NC                      11/16/00   10/11/01      155,473    1,111,725           --            --    1,267,198
   Arby's -
     Cottage Grove, MN                 02/02/01   11/27/01       61,878      703,412           --            --      765,290
   Arby's -
     Minnetonka, MN                    02/02/01   12/13/01      120,202      907,130           --            --    1,027,332
   Arby's -
     Maple Grove, MN                   02/02/01   12/14/01      150,455    1,176,200           --            --    1,326,655
   Arby's -
     Plymouth, MN                      02/02/01   12/21/01      100,063      846,616           --            --      946,679
   Arby's -
     Plymouth, MN                      02/02/01   12/21/01      120,817      899,893           --            --    1,020,710
   Arby's -
     New Castle, PA                    09/21/00   12/28/01       70,999    1,074,459           --            --    1,145,458
   Arby's -
     Oak Park Heights, MN              02/20/01   02/08/02      968,599      860,199           --            --    1,828,798
   Arby's -
     Greenwood, IN                     09/07/01   02/21/02    1,157,535    1,051,402           --            --    2,208,937
   Arby's -
     Hudson, WI                        02/20/01   03/06/02    1,091,160      949,356           --            --    2,040,516
   Arby's -
     Wauseon, OH                       04/10/01   03/11/02      801,488      700,080           --            --    1,501,568
   Arby's -
     St. Paul, MN                      02/20/01   03/21/02      801,651      713,993           --            --    1,515,644
   Arby's -
     Richfield, MN                     02/20/01   04/03/02    1,155,650    1,035,063           --            --    2,190,713
   Arby's -
     Crystal, MN                       02/20/01   04/17/02    1,059,550      945,740           --            --    2,005,290
   Arby's -
     Hopkins, MN                       02/20/01   04/26/02      920,326      829,399           --            --    1,749,725
   Arby's =
     Rochester, MN                     02/20/01   05/02/02      919,488      817,845           --            --    1,737,333
   Arby's -
     Apple Valley, MN                  02/20/01   05/17/02    1,493,264    1,315,159           --            --    2,808,423
   Arby's -
     Pell City, AL                     09/18/01   06/21/02    1,039,537      936,662           --            --    1,976,199
   Arby's -
     East Huntington, PA               09/01/01   07/15/02    1,256,360    1,103,332           --            --    2,359,692
   Arby's -
     Florence, AL                      10/01/01   08/22/02    1,358,100    1,182,056           --            --    2,540,156
   Arby's -
     Troy, AL                          09/21/01   08/22/02    1,055,313      920,681           --            --    1,975,994
   Arby's -
     Muskegon, MI                      11/15/01   08/29/02    1,439,390    1,255,825           --            --    2,695,215

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
   LLC (18) (Continued):
   Arby's -
     Carrboro, NC                       1,123,886               --    1,123,886         106,362
   Arby's -
     Cottage Grove, MN                    710,074               --      710,074          63,567
   Arby's -
     Minnetonka, MN                       916,844               --      916,844          78,525
   Arby's -
     Maple Grove, MN                    1,188,796               --    1,188,796         102,167
   Arby's -
     Plymouth, MN                         855,682               --      855,682          75,302
   Arby's -
     Plymouth, MN                         909,529               --      909,529          80,041
   Arby's -
     New Castle, PA                     1,088,971               --    1,088,971         145,107
   Arby's -
     Oak Park Heights, MN                 870,487               --      870,487          10,593
   Arby's -
     Greenwood, IN                      1,051,402               --    1,051,402             330
   Arby's -
     Hudson, WI                           963,121               --      963,121          15,707
   Arby's -
     Wauseon, OH                          704,249               --      704,249           7,174
   Arby's -
     St. Paul, MN                         724,346               --      724,346           9,604
   Arby's -
     Richfield, MN                      1,051,406               --    1,051,406          16,798
   Arby's -
     Crystal, MN                          960,672               --      960,672          15,913
   Arby's -
     Hopkins, MN                          842,495               --      842,495          14,275
   Arby's =
     Rochester, MN                        831,824               --      831,824          15,757
   Arby's -
     Apple Valley, MN                   1,337,639               --    1,337,639          23,636
   Arby's -
     Pell City, AL                        938,824               --      938,824           2,860
   Arby's -
     East Huntington, PA                1,115,401               --    1,115,401          18,068
   Arby's -
     Florence, AL                       1,196,262               --    1,196,262          17,628
   Arby's -
     Troy, AL                             931,745               --      931,745          10,910
   Arby's -
     Muskegon, MI                       1,261,682               --    1,261,682           6,545

      Past performance is not necessarily indicative of future performance.

                                      B-29

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
   LLC (18) (Continued):
   Arby's -
     Greenville, MI                    07/25/02   10/31/02    1,270,860    1,074,766           --            --    2,345,626
   Arby's -
     Cullman, AL                       09/05/01   11/13/02    1,169,087      993,620           --            --    2,162,707
   Arby's -
     Evansville, IN                    04/01/02   11/15/02    1,247,229    1,080,328           --            --    2,327,557
   Arby's -
     Youngstown, OH                    04/10/02   11/27/02    1,012,310      903,118           --            --    1,915,428
   Arby's -
     Union City, TN                    09/04/02   12/30/02    1,366,005    1,158,879           --            --    2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                      09/25/00   01/19/01      159,023    1,379,621           --            --    1,538,644
   Jack in the Box -
     Baton Rouge, LA                   07/06/00   01/31/01        9,972    1,473,571           --            --    1,483,542
   Jack in the Box -
     Burley, ID                        09/22/00   01/31/01           --      951,027           --            --      951,027
   Jack in the Box -
     Las Vegas, NV                     10/01/00   01/03/01      254,521    1,615,000           --            --    1,869,521
   Jack in the Box -
     Peoria, AZ                        09/15/00   03/08/01      112,352    1,247,170           --            --    1,359,522
   Jack in the Box -
     Cleburne, TX                      09/21/00   01/31/01        4,598    1,118,539           --            --    1,123,137
   Jack in the Box -
     Fresno, CA                        09/15/00   04/26/01      129,458      950,196           --            --    1,079,653
   Jack in the Box -
     Bakersfield, CA                   09/19/00   03/27/01       80,199      973,493           --            --    1,053,692
   Pizza Hut -
     Miami, FL                         10/06/00   06/29/01       69,130      588,593           --            --      657,723
   IHOP -
     Hiram, GA                         10/12/00   04/16/01       97,519    1,432,800           --            --    1,530,319
   IHOP -
     Jacksonville, NC                  10/12/00   06/25/01       47,442    1,367,919           --            --    1,415,361
   IHOP -
     Pueblo, CO                        10/12/00   06/19/01       91,901    1,296,394           --            --    1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                 03/28/01   06/29/01      210,654    1,256,197           --            --    1,466,851
   Jack in the Box -
     Manteca, CA                       05/14/01   06/11/01      236,673    1,432,260           --            --    1,668,934
   Jack in the Box -
     Austin, TX (9)                    07/20/00   05/25/01           --      550,587           --            --      550,587

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
   LLC (18) (Continued):
   Arby's -
     Greenville, MI                     1,074,766               --    1,074,766            (198)
   Arby's -
     Cullman, AL                        1,001,853               --    1,001,853           8,373
   Arby's -
     Evansville, IN                     1,089,280               --    1,089,280          26,999
   Arby's -
     Youngstown, OH                       909,500               --      909,500           8,019
   Arby's -
     Union City, TN                     1,158,879               --    1,158,879          (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                       1,379,621               --    1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                    1,483,542               --    1,483,542          80,121
   Jack in the Box -
     Burley, ID                           951,027               --      951,027          41,109
   Jack in the Box -
     Las Vegas, NV                      1,615,000               --    1,615,000          62,903
   Jack in the Box -
     Peoria, AZ                         1,254,037               --    1,254,037          53,180
   Jack in the Box -
     Cleburne, TX                       1,123,137               --    1,123,137          38,489
   Jack in the Box -
     Fresno, CA                           958,117               --      958,117          56,075
   Jack in the Box -
     Bakersfield, CA                      978,854               --      978,854          45,750
   Pizza Hut -
     Miami, FL                            589,199               --      589,199          44,786
   IHOP -
     Hiram, GA                          1,438,400               --    1,438,400          70,497
   IHOP -
     Jacksonville, NC                   1,371,599               --    1,371,599          92,458
   IHOP -
     Pueblo, CO                         1,303,550               --    1,303,550          85,560
   Jack in the Box -
     Bermuda Dunes, CA                  1,259,276               --    1,259,276          32,187
   Jack in the Box -
     Manteca, CA                        1,432,260               --    1,432,260          10,937
   Jack in the Box -
     Austin, TX (9)                       550,587               --      550,587              --

      Past performance is not necessarily indicative of future performance.

                                      B-30

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
     Littleton, CO                     12/28/00   07/20/01      141,982    1,860,395           --            --    2,002,377
   IHOP -
     Oklahoma City, OK                 10/12/00   07/26/01      165,306    1,831,346           --            --    1,996,652
   Baker's Square -
     Anaheim, CA                       05/14/01   07/26/01      306,267    1,576,144           --            --    1,882,411
   Arby's -
     Southington, CT                   07/21/00   07/27/01      125,178      908,371           --            --    1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                    05/14/01   07/30/01      151,366      999,284           --            --    1,150,650
   IHOP -
     Shreveport, LA                    10/12/00   08/03/01       87,476    1,450,490           --            --    1,537,966
   Baker's Square -
     Rohnert Park, CA                  05/14/01   08/06/01      246,540    1,270,898           --            --    1,517,438
   Village Inn -
     Aurora, CO                        05/14/01   08/08/01       40,903    1,543,233           --            --    1,584,136
   Village Inn -
     Denver, CO                        05/14/01   08/08/01      142,900      880,551           --            --    1,023,451
   IHOP -
     Huntsville, AL                    10/12/00   08/14/01       97,307    1,593,307           --            --    1,690,614
   Ruby Tuesday's -
     Orlando, FL                       05/30/00   08/17/01      156,571    1,598,221           --            --    1,754,792
   Pizza Hut -
     Miami, FL                         10/06/00   08/17/01       84,357      646,698           --            --      731,055
   IHOP -
     Statesboro, GA                    10/12/00   08/21/01       68,915    1,072,888           --            --    1,141,803
   Village Inn -
     Tempe, AZ                         05/14/01   08/24/01      149,028    1,043,952           --            --    1,192,980
   IHOP -
     San Antonio, TX                   12/28/00   08/27/01       76,227    1,594,606           --            --    1,670,833
   Jack in the Box -
     Coppell, TX                       03/28/01   08/29/01      170,623    1,608,077           --            --    1,778,700
   Village Inn -
     Denver, CO                        05/14/01   08/30/01      168,884    1,270,898           --            --    1,439,782
   TGI Friday's -
     Roseville, CA                     03/12/01   08/31/01      109,946    2,931,613           --            --    3,041,559
   Pizza Hut -
     Pembroke Pines, FL                10/06/00   08/31/01       52,912      397,968           --            --      450,880
   Village Inn -
     Ogden, UT                         05/14/01   09/18/01      146,763      907,784           --            --    1,054,547
   Pizza Hut -
     Key Largo, FL                     10/06/00   09/20/01       73,845      578,862           --            --      652,707
   Baker's Square -
     Hoffman Estates, IL               05/14/01   09/20/01      151,812    1,089,341           --            --    1,241,153
   Village Inn -
     Broomfield, CO                    05/14/01   09/20/01      184,629    1,134,730           --            --    1,319,359

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
     Littleton, CO                      1,869,159               --    1,869,159          90,731
   IHOP -
     Oklahoma City, OK                  1,842,950               --    1,842,950         126,315
   Baker's Square -
     Anaheim, CA                        1,577,273               --    1,577,273          34,744
   Arby's -
     Southington, CT                      909,091               --      909,091          95,881
   Vicorp Village Inn -
     Scottsdale, AZ                     1,000,000               --    1,000,000          26,369
   IHOP -
     Shreveport, LA                     1,460,875               --    1,460,875         112,077
   Baker's Square -
     Rohnert Park, CA                   1,272,727               --    1,272,727          31,889
   Village Inn -
     Aurora, CO                         1,545,456               --    1,545,456          40,127
   Village Inn -
     Denver, CO                           881,818               --      881,818          28,503
   IHOP -
     Huntsville, AL                     1,604,715               --    1,604,715         128,194
   Ruby Tuesday's -
     Orlando, FL                        1,611,142               --    1,611,142         193,571
   Pizza Hut -
     Miami, FL                            650,000               --      650,000          70,642
   IHOP -
     Statesboro, GA                     1,078,800               --    1,078,800          94,429
   Village Inn -
     Tempe, AZ                          1,045,455               --    1,045,455          32,022
   IHOP -
     San Antonio, TX                    1,603,687               --    1,603,687          89,761
   Jack in the Box -
     Coppell, TX                        1,616,034               --    1,616,034          67,526
   Village Inn -
     Denver, CO                         1,272,727               --    1,272,727          33,045
   TGI Friday's -
     Roseville, CA                      2,949,827               --    2,949,827         141,497
   Pizza Hut -
     Pembroke Pines, FL                   400,000               --      400,000          37,304
   Village Inn -
     Ogden, UT                            909,091               --      909,091          34,339
   Pizza Hut -
     Key Largo, FL                        581,818               --      581,818          57,260
   Baker's Square -
     Hoffman Estates, IL                1,090,909               --    1,090,909          41,867
   Village Inn -
     Broomfield, CO                     1,136,364               --    1,136,364          43,611

      Past performance is not necessarily indicative of future performance.

                                      B-31

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
     Harrisonburg, VA                  12/28/01   09/21/01      129,619    1,426,704           --            --    1,556,323
   Pizza Hut -
     Miami, FL                         10/06/00   09/21/01       95,727      710,011           --            --      805,738
   Jack in the Box -
     The Colony, TX                    09/15/00   09/28/01       86,043    1,313,521           --            --    1,399,564
   IHOP -
     Birmingham, AL                    10/12/00   10/12/01      178,092    1,362,594           --            --    1,540,686
   Village Inn -
     Naperville, IL                    05/14/01   10/24/01      155,181    1,019,762           --            --    1,174,943
   Village Inn -
     Tucson, AZ                        05/14/01   10/25/01      178,784    1,133,069           --            --    1,311,853
   RT -
     Las Vegas, NV                     07/17/00   11/05/01      199,079    1,785,377           --            --    1,984,456
   Jack in the Box -
     Charlotte, NC                     08/28/00   11/08/01       62,882    1,282,493           --            --    1,345,375
   Bakers Square -
     Rolling Meadows, FL               05/14/01   11/27/01      123,563      928,427           --            --    1,051,990
   TGIF Friday's -
     Albuquerque, NM                   01/08/01   12/14/01      137,493    2,401,376           --            --    2,538,869
   Bakers Square -
     Blaine, MN                        05/14/01   12/20/01        5,880    1,335,029           --            --    1,340,909
   Village Inn -
     Omaha, NE                         05/14/01   12/21/01      147,260    1,185,687           --            --    1,332,947
   Village Inn -
     Lincoln, NE                       05/14/01   12/19/01      148,006    1,040,870           --            --    1,188,876
   IHOP -
     Macon, GA                         12/28/00   12/10/01       28,518    1,246,710           --            --    1,275,228
   Bakers Square -
     Elk Grove, IL                     05/14/01   12/21/01      134,250      995,615           --            --    1,129,865
   Bakers Square -
     Gurnee, IL                        05/14/01   12/03/01      268,799    1,855,464           --            --    2,124,263
   Taco Cabana -
     Plugerville, TX                   12/29/00   12/05/01       30,596    1,444,219           --            --    1,474,815
   Taco Cabana -
     Pasadena, TX                      12/29/00   12/05/01       20,240      955,406           --            --      975,646
   Taco Cabana -
     Austin, TX                        12/29/00   12/05/01       24,947    1,177,594           --            --    1,202,541
   Taco Cabana -
     Houston, TX #177                  02/29/00   12/05/01       19,769      933,188           --            --      952,957
   Taco Cabana -
     Houston, TX #144                  12/29/00   12/05/01       29,653    1,399,782           --            --    1,429,435
   Taco Cabana -
     San Antonio, TX                   12/29/00   12/14/01       23,534    1,110,938           --            --    1,134,472
   Taco Cabana -
     Houston, TX                       12/29/00   12/14/01       28,242    1,333,125           --            --    1,361,367

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
     Harrisonburg, VA                   1,434,579               --    1,434,579          99,922
   Pizza Hut -
     Miami, FL                            713,636               --      713,636          58,013
   Jack in the Box -
     The Colony, TX                     1,332,122               --    1,332,122         131,045
   IHOP -
     Birmingham, AL                     1,370,975               --    1,370,975         135,065
   Village Inn -
     Naperville, IL                     1,022,727               --    1,022,727          42,657
   Village Inn -
     Tucson, AZ                         1,136,364               --    1,136,364          47,518
   RT -
     Las Vegas, NV                      1,800,000               --    1,800,000          55,017
   Jack in the Box -
     Charlotte, NC                      1,308,411               --    1,308,411         146,378
   Bakers Square -
     Rolling Meadows, FL                  931,818               --      931,818          47,329
   TGIF Friday's -
     Albuquerque, NM                    2,430,996               --    2,430,996         141,808
   Bakers Square -
     Blaine, MN                         1,340,909               --    1,340,909          80,287
   Village Inn -
     Omaha, NE                          1,190,909               --    1,190,909          71,306
   Village Inn -
     Lincoln, NE                        1,045,455               --    1,045,455          62,597
   IHOP -
     Macon, GA                          1,258,065               --    1,258,065         109,912
   Bakers Square -
     Elk Grove, IL                      1,000,000               --    1,000,000          59,875
   Bakers Square -
     Gurnee, IL                         1,863,636               --    1,863,636         111,586
   Taco Cabana -
     Plugerville, TX                    1,474,815               --    1,474,815         131,766
   Taco Cabana -
     Pasadena, TX                         975,646               --      975,646          87,168
   Taco Cabana -
     Austin, TX                         1,202,541               --    1,202,541         107,440
   Taco Cabana -
     Houston, TX #177                     952,957               --      952,957          85,140
   Taco Cabana -
     Houston, TX #144                   1,429,435               --    1,429,435         127,711
   Taco Cabana -
     San Antonio, TX                    1,134,472               --    1,134,472         101,358
   Taco Cabana -
     Houston, TX                        1,361,367               --    1,361,367         121,630

      Past performance is not necessarily indicative of future performance.

                                      B-32

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
     Houston, TX                       12/29/00   01/04/02    1,179,851    1,153,066           --            --    2,332,917
   Taco Cabana -
     Austin, TX                        12/29/00   01/04/02    1,107,245    1,082,108           --            --    2,189,353
   Bakers Square -
     Normal, IL                        05/14/01   01/09/02    1,658,260    1,469,683           --            --    3,127,943
   IHOP -
     Nacogdoches, TX                   12/28/00   01/18/02    1,494,210    1,388,437           --            --    2,882,647
   IHOP -
     McAllen, TX                       12/28/00   02/15/02    1,548,521    1,427,813           --            --    2,976,334
   Pizza Hut -
     Dania, FL                         10/06/00   2/19/02       333,812      292,892           --            --      626,704
   Jack in the Box -
     Plano, TX                         09/25/01   02/26/02    1,867,493    1,719,706           --            --    3,587,199
   IHOP -
     Kennewick, WA                     12/20/01   02/27/02    1,779,334    1,626,400           --            --    3,405,734
   Jack in the Box -
     Stephenville, TX                  03/28/01   02/28/02    1,508,567    1,344,498           --            --    2,853,065
   Village Inn -
     Coralville, IA                    05/14/01   02/28/02    1,230,046    1,070,921           --            --    2,300,967
   Taco Cabana -
     San Antonio, TX                   12/29/00   03/05/02    1,247,920    1,214,659           --            --    2,462,579
   Jack in the Box -
     San Antonio, TX                   09/26/01   03/06/02    1,578,322    1,442,978           --            --    3,021,300
   Krystal -
     Rincon, GA                        09/15/00   03/11/02    1,072,800    1,015,712           --            --    2,088,512
   Village Inn -
     Davenport, IA                     05/14/01   03/15/02    1,401,481    1,219,097           --            --    2,620,578
   Jack in the Box
     Katy, TX                          09/25/01   03/18/02    1,499,170    1,376,098           --            --    2,875,268
   IHOP -
     Albuquerque, NM                   10/29/01   03/19/02    1,821,676    1,660,447           --            --    3,482,123
   IHOP -
     Lafayette, LA                     12/28/00   03/19/02    1,636,540    1,548,629           --            --    3,185,169
   Jack in the Box -
     Round Rock, TX                    09/19/00   03/20/02    1,361,104    1,226,470           --            --    2,587,574
   Jack in the Box -
     Concord, NC                       07/07/00   03/22/02    1,422,410    1,296,102           --            --    2,718,512
   Jack in the Box -
     Cedar Hill, TX                    12/20/01   03/22/02    1,509,211    1,388,773           --            --    2,897,984
   IHOP -
     Brownsville, TX                   12/28/00   03/28/02    1,544,680    1,456,628           --            --    3,001,308
   IHOP -
     San Marco, TX                     12/20/01   03/28/02    1,665,800    1,509,200           --            --    3,175,000
   Bakers Square -
     Maple Grove, MN                   05/14/01   03/29/02    1,554,629    1,354,552           --            --    2,909,181

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
     Houston, TX                        1,179,852               --    1,179,852          26,766
   Taco Cabana -
     Austin, TX                         1,107,246               --    1,107,246          25,119
   Bakers Square -
     Normal, IL                         1,477,273               --    1,477,273           6,796
   IHOP -
     Nacogdoches, TX                    1,401,869               --    1,401,869          15,380
   IHOP -
     McAllen, TX                        1,443,318               --    1,443,318          18,025
   Pizza Hut -
     Dania, FL                            295,455               --      295,455           5,279
   Jack in the Box -
     Plano, TX                          1,728,972               --    1,728,972          14,854
   IHOP -
     Kennewick, WA                      1,627,500               --    1,627,500           2,842
   Jack in the Box -
     Stephenville, TX                   1,361,617               --    1,361,617          19,729
   Village Inn -
     Coralville, IA                     1,077,273               --    1,077,273           8,156
   Taco Cabana -
     San Antonio, TX                    1,247,920               --    1,247,920          34,289
   Jack in the Box -
     San Antonio, TX                    1,456,085               --    1,456,085          11,979
   Krystal -
     Rincon, GA                         1,028,215               --    1,028,215          21,369
   Village Inn -
     Davenport, IA                      1,227,273               --    1,227,273           8,905
   Jack in the Box
     Katy, TX                           1,385,410               --    1,385,410          12,373
   IHOP -
     Albuquerque, NM                    1,664,998               --    1,664,998           4,653
   IHOP -
     Lafayette, LA                      1,566,820               --    1,566,820          20,424
   Jack in the Box -
     Round Rock, TX                     1,257,009               --    1,257,009          40,447
   Jack in the Box -
     Concord, NC                        1,331,738               --    1,331,738          46,935
   Jack in the Box -
     Cedar Hill, TX                     1,392,479               --    1,392,479           5,497
   IHOP -
     Brownsville, TX                    1,471,963               --    1,471,963          18,921
   IHOP -
     San Marco, TX                      1,511,250               --    1,511,250           2,990
   Bakers Square -
     Maple Grove, MN                    1,363,636               --    1,363,636          10,198

      Past performance is not necessarily indicative of future performance.

                                      B-33

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
-----------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
     Ammon, ID                         12/28/00   04/05/02    1,516,968    1,433,491           --            --    2,950,459
   Home Town Buffet -
     Visalia, CA                       12/28/01   04/10/02    2,739,205    2,409,694           --            --    5,148,899
   TB/KFC
     Gun Barrel City, TX               10/31/00   04/19/02      952,006      922,295           --            --    1,874,301
   Tahoe Joes
     Roseville, CA                     12/28/01   04/23/02    3,380,332    2,965,855           --            --    6,346,187
   Old Country Buffet
     Glendale, AZ                      12/28/01   04/25/02    2,065,108    1,818,524           --            --    3,883,632
   Home Town Buffet
     Temecula, CA                      12/28/01   04/26/02    2,299,308    2,000,577           --            --    4,299,884
   Village Inn
     Johnston, IA                      05/14/01   04/29/02      933,565      812,100           --            --    1,745,665
   Old Country Buffet
     Woodbury, MN                      12/28/01   04/29/02    1,792,378    1,600,461           --            --    3,392,839
   Bakers Square -
     Orland Park, IL                   05/14/01   04/30/02    2,232,482    1,940,017           --            --    4,172,499
   Pizza-Hut
     Oakland Park, FL                  10/06/00   05/03/02      735,910      652,145           --            --    1,388,055
   Jack in the Box
     Magnolia, TX                      08/30/01   05/03/02    1,347,135    1,245,406           --            --    2,592,541
   IHOP -
     Westminister, CO                  12/20/01   05/03/02    2,060,953    1,831,730           --            --    3,892,683
   Jack in the Box -
     Baton Rouge, LA                   12/20/01   05/03/02    1,591,284    1,405,359           --            --    2,996,643
   Village Inn
     Roy, UT                           05/14/01   05/06/02    1,075,575      933,183           --            --    2,008,758
   Home Town Buffet -
     Loma Linda, CA                    12/28/01   05/07/02    3,493,621    3,046,175           --            --    6,539,796
   Home Town Buffet -
     Champaign, IL                     12/28/01   05/08/02    1,964,259    1,768,682           --            --    3,732,941
   Jack in the Box -
     Baytown, TX                       09/19/00   05/10/02    1,249,196    1,141,081           --            --    2,390,277
   IHOP -
     Norman, OK                        10/12/00   05/13/02    1,773,886    1,554,570           --            --    3,328,456
   IHOP -
     Rockford, IL                      12/20/01   05/15/02    1,794,561    1,646,238           --            --    3,440,799
   Rio Bravo -
     Fayetteville, AR                  06/29/00   05/17/02    1,318,381    1,171,240           --            --    2,489,621
   Bakers Square -
     Onalaska, WI                      05/14/01   05/17/02    1,043,860      924,167           --            --    1,968,027
   Ruby Tuesday -
     University Place, WA              08/23/00   05/31/02    1,707,844    1,574,504           --            --    3,282,348
   Pizza Hut -
     Pembroke Pines, FL                10/06/00   05/31/02      380,495      359,803           --            --      740,298

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   IHOP -
     Ammon, ID                          1,451,613               --    1,451,613          19,833
   Home Town Buffet -
     Visalia, CA                        2,409,000               --    2,409,000            (773)
   TB/KFC
     Gun Barrel City, TX                  931,818               --      931,818          17,313
   Tahoe Joes
     Roseville, CA                      2,965,000               --    2,965,000          (1,077)
   Old Country Buffet
     Glendale, AZ                       1,818,000               --    1,818,000          (1,856)
   Home Town Buffet
     Temecula, CA                       2,000,000               --    2,000,000            (746)
   Village Inn
     Johnston, IA                         818,182               --      818,182           6,761
   Old Country Buffet
     Woodbury, MN                       1,600,000               --    1,600,000            (612)
   Bakers Square -
     Orland Park, IL                    1,954,545               --    1,954,545          16,742
   Pizza-Hut
     Oakland Park, FL                     659,091               --      659,091           6,512
   Jack in the Box
     Magnolia, TX                       1,260,198               --    1,260,198          13,660
   IHOP -
     Westminister, CO                   1,836,750               --    1,836,750           5,100
   Jack in the Box -
     Baton Rouge, LA                    1,412,154               --    1,412,154           7,539
   Village Inn
     Roy, UT                              940,909               --      940,909           8,152
   Home Town Buffet -
     Loma Linda, CA                     3,045,000               --    3,045,000            (619)
   Home Town Buffet -
     Champaign, IL                      1,768,000               --    1,768,000            (848)
   Jack in the Box -
     Baytown, TX                        1,173,149               --    1,173,149          40,830
   IHOP -
     Norman, OK                         1,577,745               --    1,577,745          51,274
   IHOP -
     Rockford, IL                       1,650,750               --    1,650,750           5,243
   Rio Bravo -
     Fayetteville, AR                   1,200,000               --    1,200,000          39,827
   Bakers Square -
     Onalaska, WI                         931,818               --      931,818           8,241
   Ruby Tuesday -
     University Place, WA               1,590,909               --    1,590,909          40,555
   Pizza Hut -
     Pembroke Pines, FL                   363,636               --      363,636          13,021

      Past performance is not necessarily indicative of future performance.

                                      B-34

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
     N. Miami, FL                      10/06/00   05/31/02      282,519      267,154           --            --      549,673
   Bakers Square -
     Rochester, MN                     05/14/01   05/31/02    1,525,200    1,352,440           --            --    2,877,640
   Bakers Square -
     Stillwater, MN                    05/14/01   05/31/02    1,133,136      991,789           --            --    2,124,925
   Home Town Buffet -
     Louisville, KY                    12/28/01   05/31/02    1,700,470    1,500,579           --            --    3,201,049
   Old Country Buffet -
     Mesa, AZ                          12/28/01   06/03/02    2,421,648    2,115,024           --            --    4,536,672
   IHOP -
     Shreveport, LA                    10/12/00   06/04/02    1,850,808    1,643,127           --            --    3,493,935
   IHOP -
     Jonesboro, AR                     10/12/00   06/05/02    1,480,800    1,328,505           --            --    2,809,305
   Taco Cabana -
     Dallas, Texas                     12/29/00   06/06/02    1,021,026      987,667           --            --    2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737            12/28/01   06/13/02    1,592,205    1,455,705           --            --    3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                 12/28/01   06/13/02    2,160,510    1,955,947           --            --    4,116,457
   Jack in the Box -
     Corsicana, TX                     06/30/00   06/14/02    1,153,488    1,083,639           --            --    2,237,127
   Ruby Tuesday
     Port Lucie, FL                    06/06/00   06/14/02    1,702,571    1,583,384           --            --    3,285,955
   Bakers Square -
     Bradley, IL                       05/14/01   06/20/02    1,765,990    1,509,030           --            --    3,275,020
   IHOP -
     Evansville, IN                    03/29/02   06/20/02    1,635,890    1,469,696           --            --    3,105,586
   IHOP -
     Buford, GA                        03/29/02   06/20/02    1,892,911    1,679,961           --            --    3,572,872
   Taco Cabana -
     San Antonio, TX #107              12/29/00   06/26/02      887,111      921,822           --            --    1,808,933
   Taco Cabana -
     Universal City, TX                12/29/00   06/26/02    1,034,963    1,075,459           --            --    2,110,422
   Taco Cabana -
     Austin, TX                        12/29/00   06/26/02    1,394,031    1,448,578           --            --    2,842,609
   Taco Cabana -
     San Antonio, TX #130              12/29/00   06/26/02    1,330,666    1,382,733           --            --    2,713,399
   Taco Cabana -
     Dallas, TX #136                   12/29/00   06/26/02    1,136,347    1,180,810           --            --    2,317,157
   Taco Cabana -
     Houston, TX #143                  12/29/00   06/26/02    1,203,936    1,251,044           --            --    2,454,980
   Taco Cabana -
     San Antonio, TX #158              12/29/00   06/26/02    1,275,750    1,325,668           --            --    2,601,418
   Taco Cabana -
     Schertz, TX                       12/29/00   06/26/02    1,030,738    1,071,069           --            --    2,101,807

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
     N. Miami, FL                         270,000               --      270,000           5,191
   Bakers Square -
     Rochester, MN                      1,363,636               --    1,363,636          12,750
   Bakers Square -
     Stillwater, MN                     1,000,000               --    1,000,000           9,350
   Home Town Buffet -
     Louisville, KY                     1,500,000               --    1,500,000            (726)
   Old Country Buffet -
     Mesa, AZ                           2,114,000               --   2,1114,000          (1,045)
   IHOP -
     Shreveport, LA                     1,663,150               --    1,663,150          33,799
   IHOP -
     Jonesboro, AR                      1,348,500               --    1,348,500          56,238
   Taco Cabana -
     Dallas, Texas                      1,021,026               --    1,021,026          27,228
   HomeTown Buffet -
     Oklahoma City, OK #737             1,455,000               --    1,455,000          (1,031)
   HomeTown Buffet -
     Oklahoma City, OK                  1,955,000               --    1,955,000            (767)
   Jack in the Box -
     Corsicana, TX                      1,118,650               --    1,118,650          52,045
   Ruby Tuesday
     Port Lucie, FL                     1,607,399               --    1,607,399          12,328
   Bakers Square -
     Bradley, IL                        1,522,727               --    1,522,727          15,133
   IHOP -
     Evansville, IN                     1,471,963               --    1,471,963           2,753
   IHOP -
     Buford, GA                         1,682,243               --    1,682,243           2,729
   Taco Cabana -
     San Antonio, TX #107                 952,957               --      952,957          33,569
   Taco Cabana -
     Universal City, TX                 1,111,783               --    1,111,783          39,164
   Taco Cabana -
     Austin, TX                         1,497,504               --    1,497,504          52,752
   Taco Cabana -
     San Antonio, TX #130               1,429,436               --    1,429,436          50,354
   Taco Cabana -
     Dallas, TX #136                    1,220,693               --    1,220,693          38,129
   Taco Cabana -
     Houston, TX #143                   1,293,299               --    1,293,299          45,558
   Taco Cabana -
     San Antonio, TX #158               1,370,443               --    1,370,443          76,694
   Taco Cabana -
     Schertz, TX                        1,107,246               --    1,107,246          39,004

      Past performance is not necessarily indicative of future performance.

                                      B-35

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
     Houston, TX                       12/29/00   06/26/02    1,351,748    1,404,681           --            --    2,756,429
   Taco Cabana -
     Houston, TX #174                  12/29/00   06/26/02      908,233      943,770           --            --    1,852,003
   Taco Cabana -
     Katy, TX                          12/29/00   06/26/02    1,030,738    1,071,069           --            --    2,101,807
   Taco Cabana -
     Arlington, TX                     12/29/00   06/26/02      992,719    1,031,563           --            --    2,024,282
   Taco Cabana -
     Houston, TX #241                  12/29/00   06/26/02    1,269,414    1,319,084           --            --    2,588,498
   Taco Cabana -
     Denton, TX                        12/29/00   06/26/02    1,136,347    1,180,810           --            --    2,317,157
   Baker Square -
     Bolingbrook, IL                   05/14/01   06/28/02    1,911,305    1,621,644           --            --    3,532,949
   IHOP -
     Harlingen, TX                     09/28/01   06/28/02    1,780,269    1,611,009           --            --    3,391,278
   Old Country Buffet -
     Madison, WI                       12/28/01   06/28/02    2,325,120    2,092,013           --            --    4,417,133
   HomeTown Buffet -
     Wichita, KS                       12/28/01   06/28/02    2,225,704    2,000,969           --            --    4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                 12/28/01   06/28/02    1,972,429    1,818,880           --            --    3,791,309
   IHOP -
     Rocky Mount, NC                   10/12/00   06/28/02    1,578,350    1,504,517           --            --    3,082,867
   JIB -
     Hickory, NC                       03/28/01   06/28/02    1,651,770    1,455,112           --            --    3,106,882
   HomeTown Buffet -
     Louisville, KY                    12/28/01   06/28/02    1,258,853    1,145,554           --            --    2,404,407
   Old Country Buffet -
     Franklin, OH                      12/28/01   06/28/02    1,448,568    1,318,638           --            --    2,767,206
   Pizza Hut -
     El Reno, OK                       01/18/02   06/28/02      419,270      367,573           --            --      786,843
   Bakers Square -
     Mt. Prospect, IL                  05/14/01   07/02/02    2,192,978    1,914,440           --            --    4,107,418
   Old Country Buffet -
     Onalaska, WI                      12/28/01   07/10/02    1,602,511    1,455,705           --            --    3,058,216
   Pizza Hut -
     Taylor, TX                        01/25/02   07/11/02      295,390      251,186           --            --      546,576
   IHOP -
     Cathedral City, CA                03/29/02   07/18/02    1,759,896    1,506,263           --            --    3,266,159
   Jack in the Box -
     Shelby, NC                        09/19/00   07/19/02    1,413,282    1,282,602           --            --    2,695,884
   Jack in the Box -
     Simpsonville, SC                  09/26/01   07/19/02    1,587,630    1,485,174           --            --    3,072,804
   Old Country Buffet -
     Cincinnati, OH                    12/28/01   07/22/02    1,116,247      975,569           --            --    2,091,816

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Taco Cabana -
     Houston, TX                        1,452,125               --    1,452,125          51,153
   Taco Cabana -
     Houston, TX #174                     975,647               --      975,647          34,369
   Taco Cabana -
     Katy, TX                           1,107,246               --    1,107,246          21,178
   Taco Cabana -
     Arlington, TX                      1,066,404               --    1,066,404          28,981
   Taco Cabana -
     Houston, TX #241                   1,363,637               --    1,363,637          48,036
   Taco Cabana -
     Denton, TX                         1,220,693               --    1,220,693          43,001
   Baker Square -
     Bolingbrook, IL                    1,636,364               --    1,636,364          16,147
   IHOP -
     Harlingen, TX                      1,619,998               --    1,619,998          (1,134)
   Old Country Buffet -
     Madison, WI                        2,091,000               --    2,091,000          (1,199)
   HomeTown Buffet -
     Wichita, KS                        2,000,000               --    2,000,000          (1,147)
   Old Country Buffet -
     Mechanicsburg, PA                  1,818,000               --    1,818,000          (1,523)
   IHOP -
     Rocky Mount, NC                    1,528,300               --    1,528,300          33,625
   JIB -
     Hickory, NC                        1,481,564               --    1,481,564          28,329
   HomeTown Buffet -
     Louisville, KY                     1,145,000               --    1,145,000            (660)
   Old Country Buffet -
     Franklin, OH                       1,318,000               --    1,318,000            (760)
   Pizza Hut -
     El Reno, OK                          368,764               --      368,764           1,591
   Bakers Square -
     Mt. Prospect, IL                   1,931,818               --    1,931,818          19,310
   Old Country Buffet -
     Onalaska, WI                       1,455,000               --    1,455,000          (1,020)
   Pizza Hut -
     Taylor, TX                           252,000               --      252,000           1,112
   IHOP -
     Cathedral City, CA                 1,509,346               --    1,509,346           3,182
   Jack in the Box -
     Shelby, NC                         1,322,836               --    1,322,836          50,638
   Jack in the Box -
     Simpsonville, SC                   1,503,608               --    1,503,608          21,487
   Old Country Buffet -
     Cincinnati, OH                       975,000               --      975,000            (821)

      Past performance is not necessarily indicative of future performance.

                                      B-36

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   OCB -
     Bourbonnais, IL                   12/28/01   07/23/02    1,401,789    1,273,743           --            --    2,675,532
   HomeTown Buffet -
     Rockford, IL                      12/28/01   07/23/02    2,534,814    2,274,326           --            --    4,809,140
   Pizza-Hut -
     Belton, TX                        01/25/02   07/24/02      724,812      615,776           --            --    1,340,588
   IHOP -
     Covington, LA                     03/29/02   07/26/02    1,939,187    1,716,670           --            --    3,655,857
   IHOP -
     Flourissant, MO                   03/29/02   07/30/02    1,699,850    1,548,233           --            --    3,248,083
   Jack in the Box -
     Rock Hill, SC                     09/15/00   08/05/02    1,250,338    1,143,510           --            --    2,393,848
   Jack in the Box -
     Greer, SC                         09/25/01   08/05/02    1,565,361    1,454,109           --            --    3,019,470
   Jack in the Box -
     Conroe, TX                        09/15/00   08/09/02    1,556,376    1,412,719           --            --    2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                 01/18/02   08/13/02      649,092      550,444           --            --    1,199,536
   Jack in the Box -
     Greenville, SC                    09/25/01   08/16/02    1,647,054    1,530,054           --            --    3,177,108
   Bakers Square -
     Eau Claire, WI                    05/14/01   08/20/02    1,359,362    1,169,094           --            --    2,528,456
   Bakers Square -
     Springfield, IL                   05/14/01   08/20/02    1,230,330    1,079,164           --            --    2,309,494
   Old Country Buffet -
     Mankato, MN                       12/28/01   08/20/02    1,816,605    1,637,118           --            --    3,453,723
   Jack in the Box -
     Baton Rouge, LA                   08/23/00   08/22/02    1,207,920    1,127,994           --            --    2,335,914
   TB/KFC -
     Center, TX                        10/31/00   08/30/02      868,185      852,554           --            --    1,720,739
   IHOP -
     Shawnee, OK                       12/20/01   08/30/02    1,579,070    1,434,527           --            --    3,013,597
   HomeTown Buffet -
     Medford, OR                       02/15/02   09/05/02    2,800,571    2,410,406           --            --    5,210,977
   HomeTown Buffet -
     Manchester, CT                    12/28/01   09/13/02    1,945,681    1,774,390           --            --    3,720,071
   Jack in the Box -
     Kilgore, TX                       06/27/02   09/18/02    1,188,992    1,093,811           --            --    2,282,803
   IHOP -
     Bristol, VA                       12/28/00   09/20/02    1,432,612    1,350,001           --            --    2,782,613
   Bakers Square -
     Akron, OH                         05/14/01   09/27/02    1,501,502    1,257,883           --            --    2,759,385
   Texas Roadhouse -
     Peoria, IL                        06/25/02   09/30/02    2,550,000    2,127,261           --            --    4,677,261
   Jack in the Box -
     Mesa, AZ                          06/27/02   10/04/02    1,678,254    1,475,706           --            --    3,153,960

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   OCB -
     Bourbonnais, IL                    1,273,000               --    1,273,000          (1,087)
   HomeTown Buffet -
     Rockford, IL                       2,273,000               --    2,273,000          (1,941)
   Pizza-Hut -
     Belton, TX                           618,282               --      618,282           2,875
   IHOP -
     Covington, LA                      1,720,183               --    1,720,183           2,971
   IHOP -
     Flourissant, MO                    1,551,402               --    1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                      1,181,275               --    1,181,275          46,288
   Jack in the Box -
     Greer, SC                          1,474,257               --    1,474,257          22,417
   Jack in the Box -
     Conroe, TX                         1,459,375               --    1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                    553,145               --      553,145           3,009
   Jack in the Box -
     Greenville, SC                     1,551,255               --    1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                     1,181,818               --    1,181,818          13,617
   Bakers Square -
     Springfield, IL                    1,090,909               --    1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                        1,636,000               --    1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                    1,167,135               --    1,167,135          48,323
   TB/KFC -
     Center, TX                           863,636               --      863,636          10,412
   IHOP -
     Shawnee, OK                        1,441,500               --    1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                        2,409,000               --    2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                     1,773,000               --    1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                        1,097,200               --    1,097,200           4,625
   IHOP -
     Bristol, VA                        1,373,272               --    1,373,272          25,525
   Bakers Square -
     Akron, OH                          1,272,727               --    1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                         2,134,177               --    2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                           1,482,598               --    1,482,598           7,435

      Past performance is not necessarily indicative of future performance.

                                      B-37

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
     Rockmart, GA                      01/18/02   11/06/02      432,906      366,030           --            --      798,936
   Ruby Tuesday -
     Angola, IN                        07/01/01   11/08/02    1,499,694    1,415,770           --            --    2,915,464
   Krystals -
     Pelham, AL                        09/15/00   11/14/02    1,013,642      910,619           --            --    1,924,261
   HomeTown Buffets -
     Hilliard, OH                      12/28/01   11/22/02    1,816,424    1,615,595           --            --    3,432,019
   IHOP -
     Enid, OK                          09/28/01   12/05/02    1,537,046    1,323,224           --            --    2,860,270
   IHOP -
     Kansas City, MO                   03/29/02   12/05/02    1,719,949    1,500,970           --            --    3,220,919
   Perkins -
     Millington, TN                    05/24/02   12/06/02    1,274,829    1,111,111           --            --    2,385,940
   Perkins -
     Mankato, MN                       09/13/02   12/10/02    1,373,747    1,193,299           --            --    2,567,046
   Ruby Tuesday -
     Island Park, NY                   02/27/01   12/18/02    1,882,592    1,782,108           --            --    3,664,700
   Pizza Hut -
     Woodville, TX                     01/18/02   12/19/02      392,396      351,085           --            --      743,481
   Krystals -
     Trenton, GA                       09/15/00   12/20/02    1,027,940      896,970           --            --    1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                        05/15/01   08/17/01      163,730    1,076,685           --            --    1,240,414
   Jack in the Box -
     St. George, UT                    07/12/01   12/04/01      231,916    1,580,962           --            --    1,812,878
   Jack in the Box -
     Pumpkin Center, CA                08/30/02   11/09/01      128,563    1,206,531           --            --    1,335,094
   Black Angus -
     Las Vegas, NV                     10/11/01   11/19/01      545,658    2,675,155           --            --    3,220,813
   Jack in the Box -
     Harrington, TX                    05/31/01   11/29/01      144,639    1,280,652           --            --    1,430,291
   Black Angus -
     Phoenix, AZ                       08/02/01   03/29/02    2,271,337    1,962,499           --            --    4,233,836
   Black Angus -
     Goodyear, AZ                      07/23/01   05/01/02    2,161,317    1,855,849           --            --    4,017,166
   Jack in the Box -
     Charlotte, NC                     08/30/01   06/14/02    1,603,500    1,450,809           --            --    3,054,309
   Jack in the Box -
     Baton Rouge, LA                   08/30/01   07/12/02    1,225,654    1,145,280           --            --    2,370,934
   Jack in the Box -
     Lake Zurich, IL                   09/26/01   12/20/02    2,655,920    2,215,642           --            --    4,871,562
   Bennigans -
     Killeen, TX                       08/07/01   12/30/02    2,182,142    1,897,117           --            --    4,079,259

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Pizza Hut -
     Rockmart, GA                         368,764               --      368,764           2,914
   Ruby Tuesday -
     Angola, IN                         1,426,713               --    1,426,713          29,521
   Krystals -
     Pelham, AL                           928,108               --      928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                       1,614,000               --    1,614,000          (1,717)
   IHOP -
     Enid, OK                           1,336,499               --    1,336,499           4,742
   IHOP -
     Kansas City, MO                    1,509,346               --    1,509,346           8,575
   Perkins -
     Millington, TN                     1,111,111               --    1,111,111             756
   Perkins -
     Mankato, MN                        1,193,299               --    1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                    1,800,000               --    1,800,000          21,046
   Pizza Hut -
     Woodville, TX                        354,013               --      354,013           3,077
   Krystals -
     Trenton, GA                          915,294               --      915,294          26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                         1,078,143               --    1,078,143          27,638
   Jack in the Box -
     St. George, UT                     1,588,785               --    1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA                 1,210,280               --    1,210,280          22,265
   Black Angus -
     Las Vegas, NV                      2,675,155               --    2,675,155          31,169
   Jack in the Box -
     Harrington, TX                     1,285,047               --    1,285,047          68,509
   Black Angus -
     Phoenix, AZ                        1,967,245               --    1,967,245          13,445
   Black Angus -
     Goodyear, AZ                       1,862,193               --    1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                      1,467,708               --    1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                    1,160,007               --    1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                    2,246,512               --    2,246,512          39,380
   Bennigans -
     Killeen, TX                        1,925,583               --    1,925,583          31,785

      Past performance is not necessarily indicative of future performance.

                                      B-38

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                 09/25/02   09/25/02    1,096,799           --           --            --    1,096,799
   Burger King -
     Jackson, MI (8)                   09/25/02   09/25/02      958,464           --           --            --      958,464
   IHOP -
     Buffalo Grove, IL (8)             09/25/02   09/25/02    1,591,656           --           --            --    1,591,656
   Arby's-Lee's
     Summit, MO (8)                    09/25/02   09/25/02      956,778           --           --            --      956,778
   Krispy Kreme -
     Clive, IA (8)                     09/25/02   09/25/02      719,193           --           --            --      719,193
   Boston Market
     Eden Prairie, MN (8)              09/25/02   09/25/02    1,096,256           --           --            --    1,096,256
   Denny's -
     Glenwood Springs, CO              09/25/02   09/30/02      795,710      724,289           --            --    1,519,999
   JIB -
     Apple Valley, CA                  09/25/02   10/29/02    1,321,825    1,125,979           --            --    2,447,804
   Jack in the Box -
     Calexico, CA                      09/25/02   11/08/02    1,648,680    1,380,933           --            --    3,029,613
   IHOP -
     Smyrna, GA                        09/25/02   11/15/02    1,745,706    1,487,570           --            --    3,233,276
   IHOP -
     Las Vegas, NV                     09/25/02   11/19/02    1,757,708    1,532,903           --            --    3,290,611
   Arby's -
     Lafayette, IN                     09/25/02   11/21/02    1,375,742    1,233,489           --            --    2,609,231
   JIB -
     Pomona, CA                        09/25/02   12/06/02    1,487,290    1,256,692           --            --    2,743,982
   IHOP -
     Bend, OR                          09/25/02   12/10/02    1,531,730    1,335,109           --            --    2,866,839
   JIB -
     Woodinville, WA                   09/25/02   12/12/02    1,655,360    1,416,445           --            --    3,071,805
   IHOP -
     Chico, CA                         09/25/02   12/16/02    1,941,672    1,704,094           --            --    3,645,766
   IHOP -
     Phoenix, AZ                       09/25/02   12/16/02    1,678,713    1,421,205           --            --    3,099,918
   Denny's -
     Grand Prairie, TX                 09/25/02   12/18/02      808,300      641,605           --            --    1,449,905
   JIB -
     Stockton, CA                      09/25/02   12/19/02    1,318,360    1,194,990           --            --    2,513,350
   JIB -
     Altadena, CA                      09/25/02   12/19/02    1,807,332    1,568,973           --            --    3,376,305
   IHOP -
     Madera, CA                        09/25/02   12/20/02    1,738,750    1,517,381           --            --    3,256,131
   JIB -
     Los Angeles, CA                   09/25/02   12/20/02    1,722,484    1,440,875           --            --    3,163,359
   Stone Grill -
     Henderson, NV                     09/25/02   12/20/02      444,977      315,790           --            --      760,767

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                         --        1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                           --          958,464      958,464              --
   IHOP -
     Buffalo Grove, IL (8)                     --        1,591,656    1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                            --          956,778      956,778              --
   Krispy Kreme -
     Clive, IA (8)                             --          719,193      719,193              --
   Boston Market
     Eden Prairie, MN (8)                      --        1,096,256    1,096,256              --
   Denny's -
     Glenwood Springs, CO                 724,289               --      724,289          (2,560)
   JIB -
     Apple Valley, CA                   1,125,979               --    1,125,979            (390)
   Jack in the Box -
     Calexico, CA                       1,380,873               --    1,380,873            (431)
   IHOP -
     Smyrna, GA                         1,487,640               --    1,487,640            (255)
   IHOP -
     Las Vegas, NV                      1,533,114               --    1,533,114               4
   Arby's -
     Lafayette, IN                      1,234,521               --    1,234,521           1,632
   JIB -
     Pomona, CA                         1,256,583               --    1,256,583            (501)
   IHOP -
     Bend, OR                           1,334,916               --    1,334,916            (674)
   JIB -
     Woodinville, WA                    1,416,512               --    1,416,512            (421)
   IHOP -
     Chico, CA                          1,706,088               --    1,706,088           2,084
   IHOP -
     Phoenix, AZ                        1,422,679               --    1,422,679           1,492
   Denny's -
     Grand Prairie, TX                    643,812               --      643,812         (17,570)
   JIB -
     Stockton, CA                       1,195,358               --    1,195,358              44
   JIB -
     Altadena, CA                       1,569,349               --    1,569,349            (104)
   IHOP -
     Madera, CA                         1,517,799               --    1,517,799             (23)
   JIB -
     Los Angeles, CA                    1,441,506               --    1,441,506             319
   Stone Grill -
     Henderson, NV                        316,876               --      316,876            (501)

      Past performance is not necessarily indicative of future performance.

                                      B-39

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                             ---------------------------------------------------------------

                                                                Cash                    Purchase    Adjustments
                                                              received     Mortgage      money       resulting
                                                               net of      balance      mortgage       from
                                         Date     Date of     closing      at time     taken back   application
          Property                     Acquired    Sale        costs       of sale     by program     of GAAP       Total
----------------------------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP (18)
   (Continued):
   JIB -
     Veradale, WA                      09/25/02   12/20/02    1,584,962    1,432,938           --            --    3,017,900
   Denny's -
     Tulsa, OK                         09/25/02   12/23/02      198,995       87,719           --            --      286,714
   Chipolte Mexican Grill -
     Redlands, CA                      09/25/02   12/26/02    1,131,950      947,782           --            --    2,079,732
   Arby's -
     Boise, ID                         09/25/02   12/27/02    1,024,456      880,157           --            --    1,904,613
   IHOP -
     Las Vegas, NV - 752               09/25/02   12/30/02    1,956,162    1,654,627           --            --    3,610,789
   IHOP -
     Chesapeake, VA                    09/25/02   12/30/02    1,820,540    1,596,258           --            --    3,416,798
   JIB -
     Sacramento, CA                    09/25/02   12/31/02    1,351,820    1,230,480           --            --    2,582,300
   JIB -
     Delano, CA                        09/25/02   12/31/02    1,411,817    1,193,558           --            --    2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                       02/10/97   04/26/02    2,049,350           --           --            --    2,649,350
   Fazoli's -
     Cordova, TN (25)                  12/28/01   06/28/02      638,052           --           --            --      638,052
   Fazoli's -
     Collierville, TN (25)             12/23/99   08/08/02      667,882           --           --            --      667,882

                                                  Cost of Properties
                                                 Including Closing and
                                                        Soft Costs
                                       ----------------------------------------
                                                                                     Excess
                                                                                  (deficiency)
                                                        Total                      of property
                                                     acquisition                    operating
                                        Original    cost, capital                 cash receipts
                                        mortgage     improvements                   over cash
                                       financing     closing and                   expenditures
          Property                        (7)       soft costs (1)      Total          (19)
-----------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP (18)
   (Continued):
   JIB -
     Veradale, WA                       1,434,470               --    1,434,470           1,591
   Denny's -
     Tulsa, OK                             88,021               --       88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                         948,249               --      948,249             229
   Arby's -
     Boise, ID                            879,752               --      879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752                1,654,674               --    1,654,674            (737)
   IHOP -
     Chesapeake, VA                     1,595,915               --    1,595,915          (1,328)
   JIB -
     Sacramento, CA                     1,230,859               --    1,230,859             (85)
   JIB -
     Delano, CA                         1,193,846               --    1,193,846            (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                               --        1,748,118    1,496,871              --
   Fazoli's -
     Cordova, TN (25)                          --          501,969      501,969              --
   Fazoli's -
     Collierville, TN (25)                     --          621,070           --            (207)

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8) Each property was sold to one of the CNL Income Funds, which are Prior
Public Programs and affiliates of the Chairman and Vice Chairman of the Board of
Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP
sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9) This property was being constructed and was sold prior to completion of construction.

(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL Restaurant Properties, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL
Restaurant Properties, Inc.

(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income
Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd.
represent each partnership's percentage interest in the property owned by
Middleburg Joint Venture.

      Past performance is not necessarily indicative of future performance.

                                      B-40

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund
     XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd.
     represent each partnership's percentage interest in the property owned by
     Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund
     IX, Ltd. owned a 25 percent interest in the property in Dublin, California.
     The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX,
     Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value.
     The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17) Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.

(18) Information in this table includes properties sold by CNL Restaurant
     Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL
     Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP,
     subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X,
     Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd.
     represent each partnership's percentage interest owned by Peoria Joint
     Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund
     XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas.
     The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI,
     Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value.
     The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial
     Services, LP and CNL Franchise Network, LP, subsidiaries of CNL Restaurant
     Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund
     IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd.
     represent each partnership's percentage interest in the property owned by
     Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL
     Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant
     Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture.
     The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund
     VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for
     CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund
     IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X,
     Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a
     62.16 percent interest in this joint venture. The amounts presented for CNL
     Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd.
     represent each partnership's percentage interest in the property owned by
     Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund
     IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL
     Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund
     XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd.
     represent each partnership's percentage interest in the property owned by
     CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value.
     The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value.
     The mortgage note bore interest at a rate of 10.5 percent per annum. In
     December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

      Past performance is not necessarily indicative of future performance.

                                      B-41

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
CNL HOSPITALITY PROPERTIES, INC.                                 [Company Brand]

1.  -------------- INVESTMENT --------------------------------------------------

    This is an (check one): [ ] Initial    [ ] Additional Investment
                                Investment     in this offering

                            [ ] Check this box if you are purchasing these
                                Shares through a Registered Investment Adviser
                                or net of commission.

    MAKE INVESTMENT CHECK PAYABLE TO:  SouthTrust Bank

    This subscription is in the amount of $________________ for the purchase of
    _________ Shares ($10.00 per Share). The minimum initial subscription is 250
    Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

2.  -------------- FORM OF OWNERSHIP -------------------------------------------

    (Select only one)
    [ ] IRA                                        [ ] INDIVIDUAL
    [ ] SEP/IRA                                    [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
    [ ] ROTH IRA                                   [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
    [ ] KEOGH (H.R. 10)                                (two signatures required)
    [ ] PENSION OR PROFIT SHARING PLAN             [ ] A MARRIED PERSON SEPARATE PROPERTY (one signature required)
    [ ] TRUST (include title and signature pages)  [ ] TENANTS IN COMMON
        [ ] TAXABLE [ ] TAX EXEMPT                 [ ] CUSTODIAN FOR __________________________________________________
    [ ] CHARITABLE REMAINDER TRUST                     Under the [ ]  UGMA of the State of ____________________________
    [ ] NON-PROFIT ORGANIZATION                                  [ ] UTMA of the State of______________________________
                                                   [ ] CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership
                                                       Agreement must be attached)

3.  -------------- INVESTOR INFORMATION ----------------------------------------

    Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

    ___________________________________________  _______________________________
    1st Registration Name                        Investor Social Security Number

    ___________________________________________  _______________________________
    2nd Registration Name                        Taxpayer ID Number

    ___________________________________________  _______________________________
    Address                                      Custodian Account Number

    ___________________________________________  _______________________________
    City/State/Zip                               Custodian Phone Number

    ___________________________________________  _______________________________
    Investor Mailing Address (IRA Accounts)      Investor E-mail Address

    ___________________________________________  _______________________________
    City/State/Zip                               Daytime Phone Number

    [ ] U.S. citizen                           [ ] U.S. citizen residing outside
                                                   the U.S.
    [ ] Foreign citizen, country ____________  [ ] Check this box if you are subject to backup withholding

4.  -------------- DISTRIBUTIONS -----------------------------------------------

    Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated
    in Section 3. Choose Option a or b. IRA ACCOUNTS MAY NOT DIRECT
    DISTRIBUTIONS WITHOUT THE CUSTODIAN'S APPROVAL.

    a. [ ] DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)

    b. [ ] DIRECT DEPOSIT Please include a voided check. (Non-Custodian
           Investors Only)

    I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

    Financial Institution_______________________________________________________

    Address_____________________________________________________________________

    City/State/Zip______________________________________________________________

    Account Type (check one):  [ ]  Checking   [ ]  Savings

    Account Number _____________________ Bank ABA Routing Number________________

5.  -------------- SUBSCRIBER SIGNATURES ---------------------------------------

    TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number
    (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the
    Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
    CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING
    BOX HAS BEEN CHECKED IN SECTION 3].

    Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

    (a)  I have received the Prospectus for CNL Hospitality Properties, Inc.
                                                             ________   ________
                                                             Initials   Initials

    (b)  I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least
         $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under
         "Suitability Standards and How to Subscribe."
                                                             ________   ________
                                                             Initials   Initials

    X___________________________  ________ X___________________________  _______
     Signature of Investor       Date       Signature of Joint Investor  Date

6.  -------------- BROKER INFORMATION ------------------------------------------

    The Broker's Financial Advisor must sign below to complete order. Financial
    Advisor hereby warrants that he is duly licensed and may lawfully sell
    Shares in the state designated as the investor's legal residence.

    Broker/Dealer or RIA Name __________________________________________________

    Financial Advisor Name _____________________________________________________

    Advisor Mailing Address ____________________________________________________

    City/State/Zip _____________________________________________________________

    Advisor Number __________________________ Telephone Number _________________

    E-mail Address __________________________ Fax Number       _________________

    [ ] TELEPHONIC SUBSCRIPTION    (Please refer to the Prospectus for details.)

    [ ] REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered
    Representative, if applicable; (ii) a Registered Representative of a
    Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

    The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
    (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and
    (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the
    Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    I understand this subscription agreement is for CNL Hospitality Properties,
    Inc.

    X___________________________  ________ X___________________________  _______
     Financial Advisor Signature  Date      Branch Manager Signature     Date
                                            (If required by Broker/Dealer)

    All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the
    Prospectus in its entirety for a complete explanation of an investment in the Company.

   RETURN TO: CNL Investor Relations - PO Box 1033 - Orlando, FL - 32802-1033
     OVERNIGHT DELIVERY: CNL Investor Relations - 450 South Orange Avenue -
                              Orlando, FL - 32801
     CNL INVESTOR RELATIONS: tel (407) 650-1000 - toll-free (866) 650-0650 -
                               fax (407) 650-1231
________________________________________________________________________________

FOR OFFICE USE ONLY*****

Sub.#__________________ Admit Date______________ Amount_________________________

Check #________________ Region__________________ W/S_________________ Rev. 07/03
________________________________________________________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                Amount
                                             -----------
SEC registration fee ...................     $   323,600
NASD filing fee ........................          30,500
Accounting fees and expenses ...........          50,000*
Escrow agent's fees ....................          40,000*
Sales and advertising expenses..........       7,480,000*
Legal fees and expenses ................       1,420,000*
Blue Sky fees and expenses .............         240,000*
Printing expenses ......................       2,132,000*
Miscellaneous ..........................       4,033,900*
          Total ........................     $15,750,000*
                                             ===========

----------

      * Estimated through completion of offering, assuming sale of 350,000,000 shares.

ITEM 32. SALES TO SPECIAL PARTIES.

            Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

            Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Pursuant to Maryland corporate law and the Company's Articles of
Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee")
against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor,
Affiliate, employee, or agent and in such capacity, provided, that the
Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent
Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the
Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the
Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer,
Advisor or Affiliate and

                                      II-1

may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i)
the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the
Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of
Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and
(iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The
Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of
Incorporation will be furnished in accordance with the procedures in Section
2-418 of the Maryland General Corporation Law.

            Any indemnification may be paid only out of Net Assets of the
Company, and no portion may be recoverable from the stockholders.

            The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The
Company must also cover officers and Directors under the Company's directors'
and officers' liability insurance.

ITEM 35. TREATMENT OF PROCEEDS FROM SECURITIES BEING REGISTERED.

            Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements:

      The following financial statements are included in the Prospectus.

      (1)   Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
            2003

      (2)   Unaudited Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003

      (3)   Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002

      (4)   Notes to Unaudited Pro Forma Consolidated Financial Statements for
            the nine months ended September 30, 2003 and the year ended December
            31, 2002

      (5)   Condensed Consolidated Balance Sheets as of September 30, 2003 and
            December 31, 2002

      (6)   Condensed Consolidated Statements of Earnings for the quarters and nine months ended September 30, 2003 and 2002

      (7)   Condensed Consolidated Statements of Stockholders' Equity for the
            nine months ended September 30, 2003 and the year ended December 31,
            2002

      (8)   Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002

                                      II-2

      (9)   Notes to Condensed Consolidated Financial Statements for the
            quarters and nine months ended September 30, 2003 and 2002

      (10)  Report of Independent Certified Public Accountants

      (11)  Consolidated Balance Sheets as of December 31, 2002 and 2001

      (12)  Consolidated Statements of Earnings for the years ended December 31,
            2002, 2001 and 2000

      (13)  Consolidated Statements of Stockholders' Equity and Comprehensive
            Income for the years ended December 31, 2002, 2001 and 2000

      (14)  Consolidated Statements of Cash Flows for the years ended December
            31, 2002, 2001 and 2000

      (15)  Notes to Consolidated Financial Statements for the years ended
            December 31, 2002, 2001 and 2000

      (16)  Schedule III - Real Estate and Accumulated Depreciation as of
            December 31, 2002

      (17)  Notes to Schedule III - Real Estate and Accumulated Depreciation as
            of December 31, 2002

      Other Financial Statements:

      The following other financial information is included in the Prospectus.

      Desert Ridge Resort Partners, LLC

      (18)  Report of Independent Certified Public Accountants

      (19)  Consolidated Statements of Financial Position as of December 31,
            2002 and 2001

      (20)  Consolidated Statements of Operations for the years ended December
            31, 2002 and 2001

      (21)  Consolidated Statements of Members' Capital & Comprehensive Loss for
            the years ended December 31, 2002 and 2001

      (22)  Consolidated Statements of Cash Flows for the years ended December
            31, 2002 and 2001

      (23)  Notes to Consolidated Financial Statements for December 31, 2002 and
            2001

      WB Resort Partners, LP and Subsidiaries

      (24)  Report of Independent Certified Public Accountants

      (25)  Consolidated Balance Sheets as of December 31, 2002 and 2001

      (26)  Consolidated Statements of Operations for the year ended December
            31, 2002 and period from July 27, 2001 (inception) to December 31,
            2001

      (27)  Consolidated Statements of Partners' Capital as of December 31, 2002
            and the period from June 27, 2001 (inception) to December 31, 2001

      (28)  Consolidated Statements of Cash Flows for the year ended December
            31, 2002 and period from July 27, 2001 (inception) to December 31,
            2001

                                      II-3

      (29)  Notes to Consolidated Financial Statements as of December 31, 2002
            and 2001 RFS Hotel Investors, Inc.

      (30)  Consolidated Balance Sheets as of June 30, 2003 and December 31,
            2002

      (31)  Consolidated Statements of Operations for the three and six months ended June 30, 2003 and 2002

      (32)  Consolidated Statements of Cash Flows for the six months ended June
            30, 2003 and 2002

      (33)  Notes to Consolidated Financial Statements

      (34)  Report of Independent Accountants

      (35)  Consolidated Balance Sheets as of December 31, 2002 and December 31,
            2001

      (36)  Consolidated Statements of Operations for the years ended December
            31, 2002, 2001 and 2000

      (37)  Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2002, 2001 and 2000

      (38)  Consolidated Statements of Shareholders' Equity for the years ended
            December 31, 2002, 2001 and 2000

      (39)  Consolidated Statements of Cash Flows for the years ended December
            31, 2002, 2001 and 2000

      RFS Partnership, L.P.

      (40)  Report of Independent Accountants

      (41)  Consolidated Balance Sheets as of December 31, 2002 and December 31,
            2001

      (42)  Consolidated Statements of Operations for the years ended December
            31, 2002, 2001 and 2000

      (43)  Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2002, 2001 and 2000

      (44)  Consolidated Statements of Partners' Capital for the years ended
            December 31, 2002, 2001 and 2000

      (45)  Consolidated Statements of Cash Flows for the years ended December
            31, 2002, 2001 and 2000

      RFS Hotel Investors, Inc. and RFS Partnership, L.P.

      (46)  Notes to Consolidated Financial Statements

      Crystal City Courtyard by Marriott

      (47)  Unaudited Balance Sheets as of June 30, 2003 and December 31, 2002

      (48)  Unaudited Statements of Income and Changes in Owner's Equity for the
            six-month periods ended June 30, 2003 and 2002

      (49)  Unaudited Statements of Cash Flows for the six-month periods ended
            June 30, 2003 and 2002

      (50)  Notes to Unaudited Financial Statements for the six-month period ended June 30, 2003

      (51)  Report of Independent Certified Public Accountants

                                      II-4

      (52)  Balance Sheet as of December 31, 2002

      (53)  Statement of Income and Changes in Owner's Equity for the year ended
            December 31, 2002

      (54)  Statement of Cash Flows for the year ended December 31, 2002

      (55)  Notes to Financial Statements for the year ended December 31, 2002

      Marriott BWI

      (56)  Unaudited Balance Sheets as of June 30, 2003 and December 31, 2002

      (57)  Unaudited Statements of Income and Changes in Owner's Equity for the
            six-month periods ended June 30, 2003 and 2002

      (58)  Unaudited Statements of Cash Flows for the six-month periods ended
            June 30, 2003 and 2002

      (59)  Notes to Unaudited Financial Statements for the six-month period ended June 30, 2003

      (60)  Report of Independent Certified Public Accountants

      (61)  Balance Sheet as of December 31, 2002

      (62)  Statement of Income and Changes in Owner's Equity for the year ended
            December 31, 2002

      (63)  Statement of Cash Flows for the year ended December 31, 2002

      (64)  Notes to Financial Statements for the year ended December 31, 2002

      Hyatt Regency Dearborn

      (65)  Unaudited Balance Sheets as of June 30, 2003 and December 31, 2002

      (66)  Unaudited Statements of Income and Changes in Owner's Equity for the
            six-month periods ended June 30, 2003 and 2002

      (67)  Unaudited Statements of Cash Flows for the six-month periods ended
            June 30, 2003 and 2002

      (68)  Notes to Unaudited Financial Statements for the six-month period ended June 30, 2003

      (69)  Report of Independent Certified Public Accountants

      (70)  Balance Sheet as of December 31, 2002

      (71)  Statement of Income and Changes in Owner's Equity for the year ended
            December 31, 2002

      (72)  Statement of Cash Flows for the year ended December 31, 2002

      (73)  Notes to Financial Statements for the year ended December 31, 2002

                                      II-5

      Hotel del Coronado Entities

      (74)  Unaudited Combined Balance Sheets as of September 30, 2003 and
            December 31, 2002

      (75)  Unaudited Combined Statements of Operations and Changes in Owner's
            Equity for the nine months ended September 30, 2003 and 2002

      (76)  Unaudited Combined Statements of Cash Flows for the nine months ended September 30, 2003 and 2002

      (77)  Notes to Unaudited Combined Financial Statements for the nine months ended September 30, 2003

      (78)  Independent Auditors' Report

      (79)  Combined Balance Sheets as of December 31, 2002 and 2001

      (80)  Combined Statements of Operations for the years ended December 31,
            2002 and 2001

      (81)  Combined Statements of Owner's Equity for the years ended December
            31, 2002 and 2001

      (82)  Combined Statements of Cash Flows for the years ended December 31,
            2002 and 2001

      (83)  Notes to Combined Financial Statements for the years ended December
            31, 2002 and 2001

      Marriott International, Inc. and Subsidiaries

      (84)  Selected Financial Data for the thirty-six weeks ended September 12,
            2003, and the years ended January 3, 2003, December 28, 2001 and
            December 29, 2000

All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

      (b)   Exhibits:

      1.1   Form of Managing Dealer Agreement (Filed herewith.)

      1.2   Form of Participating Broker Agreement (Filed herewith.)

      2.1   Agreement by and among CNL Hospitality Properties, Inc., CNL Rose
            Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition
            OP, LP and RFS Partnership, L.P. (Previously filed as Exhibit 2.1 to the Registrant's Form 8-K filed May 9, 2003 and incorporated herein by reference.)

      2.2   Amendment to Merger Agreement dated May 27, 2003 among the Company,
            CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose
            Acquisition OP, LP and RFS Partnership, L.P. (Previously filed as
            Exhibit 2.2 to Post-Effective Amendment No. Two to the Registrant's
            Registration Statement on Form S-11 filed July 11, 2003 and incorporated herein by reference.)

      2.3   RFS Acquisition Agreement, dated as of July 10, 2003, by and among
            CNL Hospitality Partners, LP, CNL Hotel RI-Orlando, Ltd., CNL Hotel
            CY-Edison, LP, RFS Partnership, L.P. and CNL Rose Acquisition Corp.
            (Previously filed as Exhibit 2.1 to RFS Partnership, L.P.'s Current
            Report on Form 8-K filed July 25, 2003 and incorporated herein by reference).

      3.1   CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
            3.3 to the Registrant's Registration Statement on Form S-11 filed
            August 12, 1996 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                      II-6

      3.2   Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc.
            (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed
            October 23, 2000 and incorporated herein by reference.)

      3.3   Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc.
            (Previously filed as Exhibit 3.8 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed June
            11, 2001 and incorporated herein by reference.)

      3.4   Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc.
            (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June
            26, 2002 and incorporated herein by reference.)

      3.5   Articles of Amendment and Restatement of CNL Hospitality Properties,
            Inc. dated July 21, 2003 (Previously filed as Exhibit 3.18 to the
            Registrant's Registration Statement on Form S-11 filed July 23, 2003 and incorporated herein by reference.)

      3.6   Fifth Amended and Restated Agreement of Limited Partnership of RFS
            Partnership, L.P. dated January 2, 2001 (Previously filed as Exhibit
            3.3 to RFS Hotel Investors, Inc.'s ("RFS") Form 10-K filed March 15,
            2001 and incorporated herein by reference.)

      3.7   Charter of RFS 2002 Financing, Inc. dated February 8, 2002
            (Previously filed as Exhibit 3.4 to RFS's Form S-4 Registration
            Statement filed March 15, 2002 and incorporated herein by
            reference.)

      3.8   By-Laws of RFS 2002 Financing, Inc. dated February 8, 2002
            (Previously filed as Exhibit 3.5 to RFS's Form S-4 Registration
            Statement filed March 15, 2002 and incorporated herein by
            reference.)

      3.9   Charter of RFS Leasing VII, Inc. dated November 13, 2000 (Previously filed as Exhibit 3.6 to RFS's Form S-4 Registration Statement filed
            March 15, 2002 and incorporated herein by reference.)

      3.10  Articles of Amendment to the Charter of RFS Leasing VII, Inc. dated
            December 10, 2001 (Previously filed as Exhibit 3.6(a) to RFS's Form
            S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

      3.11  By-Laws of RFS Leasing VII, Inc. dated November 13, 2000 (Previously filed as Exhibit 3.7 to RFS's Form S-4 Registration Statement filed
            March 15, 2002 and incorporated herein by reference.)

      3.12  Amendment to the Certificate of Limited Partnership of RFS
            Partnership, L.P., dated July 10, 2003 (Previously filed as Exhibit
            3.17 to Post-Effective Amendment No. Two to the Registrant's
            Registration Statement on Form S-11 filed July 11, 2003 and incorporated herein by reference.)

      4.1   CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
            3.3 to the Registrant's Registration Statement on Form S-11 filed
            August 12, 1996 and incorporated herein by reference.)

      4.2   Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc.
            (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed
            October 23, 2000 and incorporated herein by reference.)

      4.3   Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc.
            (Previously filed as Exhibit 3.8 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed June
            11, 2001 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                      II-7

      4.4   Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc.
            (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June
            26, 2002 and incorporated herein by reference.)

      4.5   Indenture dated February 26, 2002 among RFS Partnership, L.P., RFS
            2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors,
            Inc. and U.S. Bank National Association (Previously filed as Exhibit
            4.1 to RFS's Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

      4.6   Form of Global Note evidencing the 9.75% Series B Senior Notes due
            2012 of RFS Partnership, L.P. and RFS 2002 Financing, Inc.
            (Previously filed as Exhibit A to Exhibit 4.1 to RFS's Form S-4
            Registration Statement filed March 15, 2002 and incorporated herein by reference.)

      4.7   Form of Guaranty by RFS Hotel Investors, Inc. and RFS Leasing VII,
            Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS's Form S-4
            Registration Statement filed March 15, 2002 and incorporated herein by reference.)

      4.8   Registration Rights Agreement dated February 26, 2002 among RFS
            Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc.,
            RFS Hotel Investors, Inc., Credit Suisse First Boston Corporation
            and Banc of America Securities LLC (Previously filed as Exhibit 4.4 to RFS's Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

      4.9   Articles of Amendment and Restatement of CNL Hospitality Properties,
            Inc. dated July 21, 2003 (Previously filed as Exhibit 3.18 to the
            Registrant's Registration Statement on Form S-11 filed July 23, 2003 and incorporated herein by reference.)

      4.10  Form of Reinvestment Plan (Included in the Prospectus as Appendix A
            and incorporated herein by reference.)

      *5    Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

      *8    Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

      10.1  Form of Escrow Agreement between CNL Hospitality Properties, Inc.
            and SouthTrust Bank (Previously filed as Exhibit 10.1 to the
            Registrant's Registration Statement on Form S-11 filed July 23, 2003 and incorporated herein by reference.)

      10.2  Form of Advisory Agreement (Filed herewith.)

      10.3  Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 filed November
            23, 1998 and incorporated herein by reference.)

      10.4  Form of Indemnification and Put Agreement (Previously filed as
            Exhibit 10.4 to the Registrant's Registration Statement on Form S-11
            filed August 12, 1996 and incorporated herein by reference.)

      10.5  Form of Unconditional Guaranty of Payment and Performance
            (Previously filed as Exhibit 10.5 to the Registrant's Registration
            Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

      10.6  Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the
            Registrant's Registration Statement on Form S-11 filed August 12,
            1996 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                      II-8

      10.7  Form of Lease Agreement (Previously filed as Exhibit 10.57 to the
            Registrant's Registration Statement on Form S-11 filed August 9,
            2001 and incorporated herein by reference.)

      10.8  Form of Reinvestment Plan (Included in the Prospectus as Appendix A
            and incorporated herein by reference.)

      10.9  Indemnification Agreement between CNL Hospitality Properties, Inc.
            and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A.
            Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman,
            Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9,
            1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster
            dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999;
            Thomas J. Hutchison III dated May 16, 2000; and Robert E. Parsons,
            Jr. dated November 3, 2003. (Previously filed as Exhibit 10.2 to the
            Registrant's Form 10-Q filed May 17, 1999 and incorporated herein by reference.)

      10.10 Agreement of Limited Partnership of CNL Hospitality Partners, LP
            (Previously filed as Exhibit 10.10 to Post-Effective Amendment No.
            Five to the Registrant's Registration Statement on Form S-11 filed
            September 23, 1998 and incorporated herein by reference.)

      10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors,
            Inc. and Gwinnett Residence Associates, LLC, relating to the
            Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to
            Post-Effective Amendment No. Five to the Registrant's Registration
            Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

      10.12 Assignment and Assumption Agreement between CNL Real Estate
            Advisors, Inc. and CNL Hospitality Partners, LP, relating to the
            Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to
            Post-Effective Amendment No. Five to the Registrant's Registration
            Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

      10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors,
            Inc. and Buckhead Residence Associates, LLC, relating to the
            Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
            10.13 to Post-Effective Amendment No. Five to the Registrant's
            Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

      10.14 Assignment and Assumption Agreement between CNL Real Estate
            Advisors, Inc. and CNL Hospitality Partners, LP, relating to the
            Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
            10.14 to Post-Effective Amendment No. Five to the Registrant's
            Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

      10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing
            Associates, LLC, dated August 1, 1998, relating to the Residence Inn
            - Gwinnett Place (Previously filed as Exhibit 10.15 to
            Post-Effective Amendment No. Five to the Registrant's Registration
            Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

      10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing
            Associates, LLC, dated August 1, 1998, relating to the Residence Inn
            - Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to
            Post-Effective Amendment No. Five to the Registrant's Registration
            Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

      10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality
            Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank,
            dated July 31, 1998 (Previously filed as Exhibit 10.17 to
            Post-Effective Amendment No. Five to the Registrant's Registration
            Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                      II-9

      10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and
            Jefferson-Pilot Life Insurance Company, dated February 24, 1999
            (Previously filed as Exhibit 10.18 to Post-Effective Amendment No.
            Seven to the Registrant's Registration Statement on Form S-11 filed
            March 16, 1999 and incorporated herein by reference.)

      10.19 Securities Purchase Agreement between CNL Hospitality Properties,
            Inc. and Five Arrows Realty Securities II L.L.C., dated February 24,
            1999 (Previously filed as Exhibit 10.19 to Post-Effective Amendment
            No. Seven to the Registrant's Registration Statement on Form S-11
            filed March 16, 1999 and incorporated herein by reference.)

      10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors,
            Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality
            Partners, LP and CNL Hospitality Properties, Inc., dated February
            24, 1999 (Previously filed as Exhibit 10.20 to Post-Effective
            Amendment No. Seven to the Registrant's Registration Statement on
            Form S-11 filed March 16, 1999 and incorporated herein by
            reference.)

      10.21 Registration Rights Agreement by and between CNL Hospitality
            Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated
            February 24, 1999 (Previously filed as Exhibit 10.21 to
            Post-Effective Amendment No. Seven to the Registrant's Registration
            Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

      10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center
            Annex Tenant Corporation, dated November 15, 1999, relating to the
            Courtyard - Philadelphia (Previously filed as Exhibit 10.22 to
            Post-Effective Amendment No. Four to the Registrant's Registration
            Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

      10.23 First Amended and Restated Limited Liability Company Agreement of
            Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia
            (Previously filed as Exhibit 10.23 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            February 17, 2000 and incorporated herein by reference.)

      10.24 Purchase and Sale Agreement between Marriott International, Inc.,
            CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL
            Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as
            Exhibit 10.24 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 17,
            2000 and incorporated herein by reference.)

      10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4
            Tenant LLC, dated December 10, 1999, relating to the Residence Inn -
            Mira Mesa (Previously filed as Exhibit 10.25 to Post-Effective
            Amendment No. Four to the Registrant's Registration Statement on
            Form S-11 filed February 17, 2000 and incorporated herein by reference.)

      10.26 Purchase and Sale Agreement between Marriott International, Inc.,
            TownePlace Management Corporation and Residence Inn by Marriott,
            Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser,
            dated November 24, 1999, relating to the Residence Inn - Mira Mesa and the TownePlace Suites - Newark (Previously filed as Exhibit
            10.26 to Post-Effective Amendment No. Four to the Registrant's
            Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

      10.27 First Amendment to Lease Agreement between CNL Hospitality Partners,
            LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Gwinnett Place, (amends Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998
            (amends Agreement of Guaranty attached as Exhibit I to 10.15 above)
            (Previously filed as Exhibit 10.15 to the Registrant's Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                     II-10

      10.28 First Amendment to Lease Agreement between CNL Hospitality Partners,
            LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Buckhead (Lenox Park) (amends Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated
            August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit 10.16 to the
            Registrant's Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

      10.29 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando
            Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech
            Center (Previously filed as Exhibit 10.29 to Post-Effective
            Amendment No. Six to the Registrant's Registration Statement on Form
            S-11 filed June 9, 2000 and incorporated herein by reference.)

      10.30 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando
            Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica
            (Previously filed as Exhibit 10.30 to Post-Effective Amendment No.
            Six to the Registrant's Registration Statement on Form S-11 filed
            June 9, 2000 and incorporated herein by reference.)

      10.31 Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as
            Sellers, and Wyndham International, Inc., relating to the Wyndham
            Denver Tech Center and the Wyndham Billerica (Previously filed as
            Exhibit 10.31 to Post-Effective Amendment No. Six to the
            Registrant's Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

      10.32 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant
            LLC, dated June 17, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit
            10.32 to Post-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

      10.33 Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer, dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm
            Desert (Previously filed as Exhibit 10.33 to Post-Effective
            Amendment No. One to the Registrant's Registration Statement on Form
            S-11 filed August 9, 2000 and incorporated herein by reference.)

      10.34 Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to the
            Courtyard - Palm Desert and the Residence Inn - Palm Desert (amends
            Exhibit 10.33 above) (Previously filed as Exhibit 10.34 to
            Post-Effective Amendment No. One to the Registrant's Registration
            Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

      10.35 Assignment Agreement between CNL Hospitality Corp. and CNL
            Hospitality Partners, LP, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit
            10.35 to Post-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

      10.36 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant
            LLC, dated July 28, 2000, relating to the SpringHill Suites -
            Gaithersburg (Previously filed as Exhibit 10.36 to Post-Effective
            Amendment No. One to the Registrant's Registration Statement on Form
            S-11 filed August 9, 2000 and incorporated herein by reference.)

      10.37 Purchase and Sale Agreement between SpringHill SMC Corporation, as
            Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites - Gaithersburg (Previously filed as Exhibit
            10.37 to Post-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                     II-11

      10.38 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant
            LLC, dated July 28, 2000, relating to the Residence Inn - Merrifield
            (Previously filed as Exhibit 10.38 to Post-Effective Amendment No.
            One to the Registrant's Registration Statement on Form S-11 filed
            August 9, 2000 and incorporated herein by reference.)

      10.39 Purchase and Sale Agreement between TownePlace Management
            Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL
            Hospitality Partners, LP, as Purchaser, and joined in by Marriott
            International, Inc., dated November 24, 1999, relating to the
            Residence Inn - Merrifield (Previously filed as Exhibit 10.39 to
            Post-Effective Amendment No. One to the Registrant's Registration
            Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

      10.40 First Amendment to Purchase and Sale Agreement between TownePlace
            Management Corporation and Residence Inn by Marriott, Inc., as
            Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Mira Mesa, SpringHill Suites -
            Gaithersburg, Residence Inn - Merrifield and TownePlace Suites -
            Newark (amends Exhibits 10.26, 10.37 and 10.39 above) (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. One to the
            Registrant's Registration Statement on Form S-11 filed August 9,
            2000 and incorporated herein by reference.)

      10.41 Lease Agreement between CNL Hospitality Partners, LP and CCCL
            Leasing LLC, dated August 18, 2000, relating to the Courtyard -
            Alpharetta (Previously filed as Exhibit 10.41 to Post-Effective
            Amendment No. Two to the Registrant's Registration Statement on Form
            S-11 filed October 23, 2000 and incorporated herein by reference.)

      10.42 Lease Agreement between CNL Hospitality Partners, LP and CCCL
            Leasing LLC, dated August 18, 2000, relating to the Residence Inn -
            Cottonwood (Previously filed as Exhibit 10.42 to Post-Effective
            Amendment No. Two to the Registrant's Registration Statement on Form
            S-11 filed October 23, 2000 and incorporated herein by reference.)

      10.43 Lease Agreement between CNL Hospitality Partners, LP and CCCL
            Leasing LLC, dated August 18, 2000, relating to the TownePlace
            Suites - Mt. Laurel (Previously filed as Exhibit 10.43 to
            Post-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

      10.44 Lease Agreement between CNL Hospitality Partners, LP and CCCL
            Leasing LLC, dated August 18, 2000, relating to the TownePlace
            Suites - Scarborough (Previously filed as Exhibit 10.44 to
            Post-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

      10.45 Lease Agreement between CNL Hospitality Partners, LP and CCCL
            Leasing LLC, dated August 18, 2000, relating to the TownePlace
            Suites - Tewksbury (Previously filed as Exhibit 10.45 to
            Post-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

      10.46 Purchase and Sale Agreement between Residence Inn by Marriott, Inc.,
            Courtyard Management Corporation, SpringHill SMC Corporation and
            TownePlace Management Corporation, as Sellers, CNL Hospitality
            Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline
            Capital Corporation, Marriott International, Inc., and joined in by
            CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta and Overland
            Park, SpringHill Suites - Raleigh, and TownePlace Suites - Mt.
            Laurel, Scarborough and Tewksbury (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                     II-12

      10.47 First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC
            Corporation and TownePlace Management Corporation, as Sellers, CNL
            Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant,
            Crestline Capital Corporation, and Marriott International, Inc.,
            dated August 18, 2000, relating to the Residence Inn - Cottonwood,
            Courtyard - Alpharetta and Overland Park, SpringHill Suites -
            Raleigh, and TownePlace Suites - Mt. Laurel, Scarborough and
            Tewksbury (Previously filed as Exhibit 10.47 to Post-Effective
            Amendment No. Two to the Registrant's Registration Statement on Form
            S-11 filed October 23, 2000 and incorporated herein by reference.)

      10.48 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant
            LLC, dated November 4, 2000, relating to the TownePlace Suites -
            Newark (Previously filed as Exhibit 10.48 to Post-Effective
            Amendment No. Three to the Registrant's Registration Statement on
            Form S-11 filed December 12, 2000 and incorporated herein by reference.)

      10.49 Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant
            Corporation, dated October 12, 2000, relating to the Courtyard -
            Little Lake Bryan (Previously filed as Exhibit 10.49 to
            Post-Effective Amendment No. Three to the Registrant's Registration
            Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

      10.50 Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant
            Corporation, dated October 12, 2000, relating to the Fairfield Inn -
            Little Lake Bryan (Previously filed as Exhibit 10.50 to
            Post-Effective Amendment No. Three to the Registrant's Registration
            Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

      10.51 First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and
            LLB Tenant Corporation, dated November 17, 2000, relating to the
            Courtyard - Little Lake Bryan (amends Exhibit 10.49 above)
            (Previously filed as Exhibit 10.51 to Post-Effective Amendment No.
            Three to the Registrant's Registration Statement on Form S-11 filed
            December 12, 2000 and incorporated herein by reference.)

      10.52 First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB
            Tenant Corporation, dated November 17, 2000, relating to the
            Fairfield Inn - Little Lake Bryan (amends Exhibit 10.50 above)
            (Previously filed as Exhibit 10.52 to Post-Effective Amendment No.
            Three to the Registrant's Registration Statement on Form S-11 filed
            December 12, 2000 and incorporated herein by reference.)

      10.53 Purchase and Sale Agreement between Marriott International, Inc., as
            Seller, and CNL Hospitality Partners, LP, as Purchaser, dated
            September 17, 1998, relating to the Courtyard - Little Lake Bryan, the Fairfield Inn - Little Lake Bryan and the SpringHill Suites -
            Little Lake Bryan (Previously filed as Exhibit 10.53 to
            Post-Effective Amendment No. Three to the Registrant's Registration
            Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

      10.54 Second Amendment to Lease Agreement between CNL LLB C-Hotel
            Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant
            Corporation, dated December 15, 2000, relating to the Courtyard -
            Little Lake Bryan (amends Exhibits 10.49 and 10.51 above)
            (Previously filed as Exhibit 10.54 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            March 12, 2001 and incorporated herein by reference.)

      10.55 Second Amendment to Lease Agreement between CNL LLB F-Inn
            Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant
            Corporation, dated December 15, 2000, relating to the Fairfield Inn
            - Little Lake Bryan (amends Exhibits 10.50 and 10.52 above)
            (Previously filed as Exhibit 10.55 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            March 12, 2001 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                     II-13

      10.56 Indenture Agreement among Desert Ridge Resort, LLC, as Issuer; Bank
            One, National Association, as Trustee; and Financial Structures
            Limited, as Insurer, dated December 15, 2000, relating to the Desert
            Ridge Property (Previously filed as Exhibit 10.56 to Post-Effective
            Amendment No. Four to the Registrant's Registration Statement on
            Form S-11 filed March 12, 2001 and incorporated herein by
            reference.)

      10.57 Promissory Note with CNL Hospitality Partners, LP, as Maker, and
            Security Life of Denver Insurance Company, as Payee, dated September
            7, 2001 (Previously filed as Exhibit 10.56 to the Registrant's Form
            10-Q filed May 15, 2003 and incorporated herein by reference.)

      10.58 Consolidated Lease Amendment dated as of February 27, 1996 between
            RFS Partnership, L.P. and RFS, Inc. (Previously filed as Exhibit
            10.3 to RFS's Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

      10.59 Form of Future Percentage Lease Agreement (Previously filed as
            Exhibit 10.4 to RFS's Current Report on Form 8-K filed March 14,
            1996 and incorporated herein by reference.)

      10.60 Schedule of terms of Percentage Leases (Previously filed as Exhibit
            10.2(a) to RFS's Form 10-K filed March 31, 1999 and incorporated herein by reference.)

      10.61 Form of Percentage Lease with TRS Lessees (Previously filed as
            Exhibit 10.1 to RFS's Current Report on Form 8-K filed January 16,
            2001 and incorporated herein by reference.)

      10.62 Form of Management Agreement with Flagstone (Previously filed as
            Exhibit 10.2 to RFS's Current Report on Form 8-K filed January 16,
            2001 and incorporated herein by reference.)

      10.63 Master Agreement dated February 1, 1996 among Doubletree
            Corporation, Seedling Merger Subsidiary, Inc., RFS, Inc., RFS Hotel
            Investors, Inc. and RFS Partnership, L.P. (Previously filed as
            Exhibit 10.2 to RFS's Current Report on Form 8-K filed March 14,
            1996 and incorporated herein by reference.)

      10.64 First Amendment to Master Agreement dated as of November 21, 1996 among Doubletree Corporation, RFS, Inc., RFS Hotel Investors, Inc.,
            RFS Partnership, L.P., RFS Leasing, Inc., RFS Financing Partnership,
            L.P., DTR RFS Lessee, Inc. (Previously filed as Exhibit 10.9(a) to
            RFS's Form 10-K filed March 31, 1997 and incorporated herein by reference.)

      10.65 Termination Agreement dated as of January 26, 2000 among RFS, Inc.,
            RFS Leasing, Inc., DTR RFS Lessee, Inc., RFS Partnership, L.P., RFS
            Financing Partnership, L.P., Plano Inn, L.P., RFS SPE 1 1998 LLC,
            RFS SPE 2 1998 LLC, Ridge Lake General Partner, Inc., RFS Hotel
            Investors, Inc., Doubletree Corporation and Hilton Hotels
            Corporation (Previously filed as Exhibit 10.15 to RFS's Form 10-K filed March 28, 2000 and incorporated herein by reference.)

      10.66 Loan Agreement dated August 9, 2000 by and between Bank of America,
            N.A. (as lender) and RFS SPE 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.19 to RFS's Form
            10-K filed March 15, 2001 and incorporated herein by reference.)

      10.67 Loan Agreement dated August 9, 2000 by and between Bank of America,
            N.A. (as lender) and RFS SPE 2 2000 LLC (as borrower), a
            wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.20 to
            RFS's Form 10-K filed March 15, 2001 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                     II-14

      10.68 Credit Agreement dated as of July 10, 2003 among RFS Partnership,
            L.P. and RFS Financing Partnership, L.P. (as borrowers), the
            Registrant (as parent to the borrowers), Bank of America, N.A. (as
            Administrative Agent) and the lenders named therein (Previously filed as Exhibit 10.68 to Post-Effective Amendment No. Two to the
            Registrant's Registration Statement on Form S-11 filed July 11, 2003 and incorporated herein by reference. The Registrant agrees to furnish supplementally any omitted schedule to the Commission upon request.)

      10.69 $320,000,000 Note between RFS Partnership, L.P. and RFS Financing
            Partnership, L.P. (as borrowers), and Banc of America Bridge LLC (as lender) (Previously filed as Exhibit 10.69 to Post-Effective
            Amendment No. Two to the Registrant's Registration Statement on Form
            S-11 filed July 11, 2003 and incorporated herein by reference.)

      10.70 Continuing Guaranty Agreement, dated as of July 10, 2003 among CNL
            Hospitality Properties, Inc., CNL Rose GP Corp., and CNL Rose
            Acquisition Corp., in favor of Bank of America, N.A. (Previously filed as Exhibit 10.3 to RFS Partnership, L.P.'s Current Report on
            Form 8-K filed July 25, 2003 and incorporated herein by reference.)

      10.71 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to common stock of RFS TRS Holdings, Inc.) (Previously filed as Exhibit 10.4 to RFS Partnership, L.P.'s Current Report on Form 8-K filed July 25,
            2003 and incorporated herein by reference.)

      10.72 Security and Pledge Agreement, dated as of July 10, 2003 between CNL
            Rose Acquisition Corp. and Bank of America, N.A. (relating to limited partner interests in RFS Partnership, L.P.) (Previously filed as Exhibit 10.5 to RFS Partnership, L.P.'s Current Report on
            Form 8-K filed July 25, 2003 and incorporated herein by reference.)

      10.73 Security and Pledge Agreement, dated as of July 10, 2003 between CNL
            Hospitality Properties, Inc. and Bank of America, N.A. (relating to common stock of CNL Rose Acquisition Corp.) (Previously filed as
            Exhibit 10.6 to RFS Partnership, L.P.'s Current Report on Form 8-K
            filed July 25, 2003 and incorporated herein by reference.)

      10.74 Security and Pledge Agreement, dated as of July 10, 2003 between CNL
            Rose GP Corp. and Bank of America, N.A. (relating to general partner interest in RFS Partnership, L.P.) (Previously filed as Exhibit 10.7 to RFS Partnership, L.P.'s Current Report on Form 8-K filed July 25,
            2003 and incorporated herein by reference.)

      10.75 Security and Pledge Agreement, dated as of July 10, 2003 between CNL
            Hospitality Properties, Inc. and Bank of America, N.A. (relating to common stock of CNL Rose GP Corp.) (Previously filed as Exhibit 10.8 to RFS Partnership, L.P.'s Current Report on Form 8-K filed July 25,
            2003 and incorporated herein by reference.)

      10.76 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to limited partner interest in Ridge Lake, L.P.) (Previously filed as Exhibit
            10.9 to RFS Partnership, L.P.'s Current Report on Form 8-K filed
            July 25, 2003 and incorporated herein by reference.)

      10.77 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to common stock of RFS 2002 Financing, Inc.) (Previously filed as Exhibit
            10.10 to RFS Partnership, L.P.'s Current Report on Form 8-K filed
            July 25, 2003 and incorporated herein by reference.)

----------
*     To be filed by amendment.

                                     II-15

      10.78 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to limited liability company interest in RFS Financing 2002, L.L.C.)
            (Previously filed as Exhibit 10.11 to RFS Partnership, L.P.'s
            Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

      10.79 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to limited partner interest in RFS Financing Partnership, L.P.) (Previously filed as Exhibit 10.12 to RFS Partnership, L.P.'s Current Report on
            Form 8-K filed July 25, 2003 and incorporated herein by reference.)

      10.80 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to common stock of Ridge Lake General Partner, Inc.) (Previously filed as
            Exhibit 10.13 to RFS Partnership, L.P.'s Current Report on Form 8-K
            filed July 25, 2003 and incorporated herein by reference.)

      10.81 Security and Pledge Agreement, dated as of July 10, 2003 between RFS
            Partnership, L.P. and Bank of America, N.A. (relating to limited liability company interests in Ridge Lake, L.L.C.) (Previously filed as Exhibit 10.14 to RFS Partnership, L.P.'s Current Report on Form
            8-K filed July 25, 2003 and incorporated herein by reference.)

      23.1  Consent of PricewaterhouseCoopers LLP, Independent Certified Public
            Accountants, dated December 4, 2003 (Filed herewith.)

     *23.2  Consent of Greenberg Traurig, LLP (To be contained in its opinions to be filed as Exhibits 5 and 8 and incorporated herein by reference.)

      23.3  Consent of PricewaterhouseCoopers LLP, Independent Certified Public
            Accountants, dated December 2, 2003 (Filed herewith.)

      23.4  Consent of KPMG LLP, Independent Certified Public Accountants, dated
            December 3, 2003 (Filed herewith.)

----------
*     To be filed by amendment.

ITEM 37. UNDERTAKINGS.

            The registrant undertakes (a) to file any prospectuses required by
Section 10(a)(3) as post-effective amendments to this registration statement,
(b) during any period in which offers or sales are being made, to file a post-effective amendment to this registration statement (i) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (c) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (d)
that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (e) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                                     II-16

            The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

            The registrant undertakes to file a sticker supplement pursuant to
Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

            The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of
Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment
(i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

            Insofar as indemnification for liabilities arising under the
Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-17

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS

      Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITs sponsored by Affiliates of the Company through December 31, 2002.
The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                   CNL Income     CNL Income     CNL Income     CNL Income
                                     Fund,         Fund II,       Fund III,      Fund IV,
                                      Ltd.           Ltd.           Ltd.           Ltd.
                                   -----------    -----------    -----------    -----------
                                    (Note 2)       (Note 3)       (Note 4)       (Note 5)

Locations                          AL, AZ, CA,    AL, AZ, CO,    AL, AZ, CA,    AL, DC, FL,
                                   FL, GA, LA,    FL, GA, IL,    CO, FL, GA,    GA, IL, IN,
                                   MD, OK, PA,    IN, KS, LA,    IA, IL, IN,    KS, MA, MD,
                                   TX, VA, WA     MI, MN, MO,    KS, KY, MD,    MI, MS, NC,
                                                  NC, NM, OH,    MI, MN, MO,    OH, PA, TN,
                                                  TN, TX, WA,    NC, NE, OK,    TX, VA
                                                  WY             TX

Type of property                   Restaurants    Restaurants    Restaurants    Restaurants

Gross leasable space
   (sq. ft.) or number                22 units       50 units       40 units       47 units
   of units and total
   square feet of units             80,314 s/f    190,753 s/f    170,944 s/f    166,494 s/f

Dates of purchase                    2/18/86 -      2/11/87 -      2/11/87 -     10/30/87 -
                                      12/31/97       11/18/99       10/25/99        1/19/99

Cash down payment (Note 1)         $13,435,137    $27,417,112    $25,000,031    $28,643,526

Contract purchase price plus
   acquisition fee                 $13,361,435    $27,266,696    $24,891,350    $28,541,500

Other cash expenditures
   expensed                                 --             --             --             --

Other cash expenditures
   capitalized                          73,702        150,416        108,681        102,026
                                   -----------    -----------    -----------    -----------

Total acquisition cost (Note 1)    $13,435,137    $27,417,112    $25,000,031    $28,643,526
                                   ===========    ===========    ===========    ===========

Note 1:     This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL American
            Properties Fund, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Retirement Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2:     The partnership owns a 50% interest in a joint venture which owns a restaurant property. In addition, the partnership owns a 12.17%
            interest in one restaurant property held as tenants-in-common with affiliates. The partnership previously owned a 50% interest in two separate joint ventures which each owned a restaurant property.

Note 3:     The partnership owns a 49%, a 50%, and a 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a
            47%, a 37.01%, a 39.39%, and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 4:     The partnership owns a 69.07% and a 46.88% interest in two separate joint ventures which each own one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 73.4% interest in a joint venture which owned a restaurant property.

Note 5:     The partnership owns a 51%, a 57%, a 96.1%, a 68.87%, and a 35.71%
            interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held as
            tenants-in-common with affiliates. The partnership previously owned a 26.6% interest in a joint venture which owned a restaurant property.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                   CNL Income     CNL Income     CNL Income     CNL Income
                                      Fund V,       Fund VI,      Fund VII,      Fund VIII,
                                       Ltd.           Ltd.           Ltd.           Ltd.
                                   -----------    -----------    -----------    -----------
                                    (Note 6)        (Note 7)      (Note 8)        (Note 9)
Locations                          AZ, FL, GA,    AR, AZ, CA,    AL, AZ, CO,    AZ, CO, FL,
                                   IL, IN, MI,    FL, GA, ID,    FL, GA, IN,    IL, IN, LA,
                                   NH, NY, OH,    IL, IN, KS,    LA, MI, MN,    MI, MN, NC,
                                   SC, TN, TX,    MA, MD, MI,    NC, NE, OH,    NY, OH, OR,
                                   UT, WA         MN, NC, NE,    PA, SC, TN,    TN, TX, VA,
                                                  NM, NY, OH,    TX, UT, WA     WI
                                                  OK, PA, TN,
                                                  TX, VA, WA,
                                                  WY

Type of property                   Restaurants    Restaurants    Restaurants    Restaurants

Gross leasable space
   (sq. ft.) or number                36 units       66 units       59 units       55 units
   of units and total
   square feet of units            149,519 s/f    266,003 s/f    235,628 s/f    244,702 s/f

Dates of purchase                     2/6/89 -       5/1/87 -       1/5/90 -      4/30/90 -
                                      12/14/99        6/26/02        9/25/02        9/25/02

Cash down payment (Note 1)         $26,459,769    $49,719,827    $37,154,958    $41,739,720

Contract purchase price plus
   acquisition fee                 $26,077,897    $49,199,318    $36,488,276    $41,206,994

Other cash expenditures
   expensed                                 --             --             --             --

Other cash expenditures
   capitalized                         381,872        520,509        666,682        532,726
                                   -----------    -----------    -----------    -----------
Total acquisition cost (Note 1)    $26,459,769    $49,719,827    $37,154,958    $41,739,720
                                   ===========    ===========    ===========    ===========

Note 6:     The partnership owns a 43% and a 53.12% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48.9% and a 66.5%
            interest in two separate joint ventures which each owned a restaurant property.

Note 7:     The partnership owns a 3.9%, a 14.46%, a 36%, a 50%, and a 64.29%
            interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 74%, an
            18%, a 23.04%, a 34.74%, a 46.2%, an 85%, a 60%, an 80%, a 14.2%,
            and a 9.5% interest in ten restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 66.14% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional property. In addition, the partnership previously owned a 51.67%, a
            77%, and a 75% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8:     The partnership owns an 83.3%, a 4.79%, an 18%, a 79%, a 56%, a 14%, a 68.75%, and a 36.88% interest in eight separate joint ventures.
            Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 71%, a 53%, a 35.64%, and a 43% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 51.1% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional restaurant property and one of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 48.33%
            interest in a restaurant property held as tenants-in-common with an affiliate.

Note 9:     The partnership owns an 85.54%, an 87.68%, a 36.8%, a 34%, and a 10%
            interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 66%, a 19.3%, a 10%, and a 17% interest in four restaurant properties held separately as tenants-in-common with affiliates. The
            partnership previously owned a 12.46% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 66% interest in a restaurant property held as tenants-in-common with an affiliate.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                    CNL Income     CNL Income     CNL Income     CNL Income
                                     Fund IX,        Fund X,      Fund XI,        Fund XII,
                                       Ltd.           Ltd.           Ltd.           Ltd.
                                   -----------    -----------    -----------    -----------
                                    (Note 10)      (Note 11)      (Note 12)      (Note 13)
Locations                          AL, CA, CO,    AL, AZ, CA,    AL, AZ, CA,    AL, AZ, CA,
                                   FL, GA, IL,    CO, FL, ID,    CO, CT, FL,    CO, FL, GA,
                                   IN, LA, MD,    IL, IN, LA,    KS, LA, MA,    IA, IN, LA,
                                   MI, MN, MS,    MI, MO, MT,    MI, MS, NC,    MO, MS, NC,
                                   NC, NH, NY,    NC, NE, NH,    NH, NM, OH,    NM, OH, SC,
                                   OH, SC, TN,    NM, NY, OH,    OK, PA, SC,    TN, TX, WA
                                   TX             PA, SC, TN,    TX, VA, WA
                                                  TX, WA

Type of property                   Restaurants    Restaurants    Restaurants    Restaurants

Gross leasable space
   (sq. ft.) or number                55 units       59 units       48 units       58 units
   of units and total
   square feet of units            242,175 s/f    252,572 s/f    202,269 s/f    244,910 s/f

Dates of purchase                    8/31/90 -      11/5/91 -      5/18/92 -     10/16/92 -
                                       9/25/02        6/26/02        6/26/02        9/25/02

Cash down payment (Note 1)         $41,519,232    $43,899,142    $42,615,776    $49,541,814

Contract purchase price plus
   acquisition fee                 $40,776,871    $43,196,644    $42,020,331    $49,044,383

Other cash expenditures
   expensed                                 --             --             --             --

Other cash expenditures
   capitalized                         742,361        702,498        595,445        497,431
                                   -----------    -----------    -----------    -----------
Total acquisition cost (Note 1)    $41,519,232    $43,899,142    $42,615,776    $49,541,814
                                   ===========    ===========    ===========    ===========

Note 10:    The partnership owns a 50%, a 45.2%, a 27.33%, and a 60% interest in four separate joint ventures. Two of the joint ventures own one restaurant property and the other two joint ventures own five restaurant properties each. In addition, the partnership owns a 67%, a 29%, a 15%, and a 34% interest in four restaurant properties held as tenants-in-common with affiliates. Two of the joint ventures previously owned one additional restaurant property each and one of the joint ventures owned two additional restaurant properties. In addition, the partnership previously owned a 25% and a 34% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 11:    The partnership owns a 50%, an 88.26%, a 40.95%, a 10.51%, a 69.06%, and a 10% interest in six separate joint ventures. Five of the joint ventures own one restaurant property each and the other joint venture owns five restaurant properties. In addition, the
            partnership owns a 13%, a 6.69%, and an 81.65% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 52% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 12:    The partnership owns a 62.16%, a 77.33%, an 85%, a 76.6%, and a
            42.8% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a
            72.58%, an 85.8%, and a 90.5% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 23% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 13:    The partnership owns a 31.13%, a 59.05%, an 18.61%, a 27.72%, a 55%, and an 80% interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 57% interest in a restaurant property held as
            tenants-in-common with an affiliate. The partnership previously owned an 87.54% interest in a joint venture which owned a restaurant property.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                    CNL Income     CNL Income     CNL Income     CNL Income
                                    Fund XIII,     Fund XIV,       Fund XV,      Fund XVI,
                                       Ltd.           Ltd.           Ltd.           Ltd.
                                   -----------    -----------    -----------    -----------
                                    (Note 14)      (Note 15)      (Note 16)      (Note 17)

Locations                          AL, AR, AZ,    AL, AZ, CO,    AL, CA, FL,    AZ, CA, CO,
                                   CA, CO, FL,    FL, GA, IL,    GA, KS, KY,    DC, FL, GA,
                                   GA, IN, KS,    KS, LA, MN,    MN, MO, MS,    ID, IN, KS,
                                   LA, MD, MO,    MO, MS, NC,    NC, NJ, NM,    LA, MN, MO,
                                   NC, OH, PA,    NJ, NV, OH,    OH, OK, PA,    NC, NM, NV,
                                   SC, TN, TX,    SC, TN, TX,    SC, TN, TX,    OH, PA, TN,
                                   VA             VA             VA             TX, UT, WI

Type of property                   Restaurants    Restaurants    Restaurants    Restaurants

Gross leasable space
   (sq. ft.) or number                53 units       71 units       61 units       54 units
   of units and total
   square feet of units            183,884 s/f    227,169 s/f    210,121 s/f    209,262 s/f

Dates of purchase                    5/18/93 -      9/27/93 -      4/28/94 -     10/21/94 -
                                       9/25/02       12/30/02        6/26/02        6/26/02

Cash down payment (Note 1)         $39,139,344    $49,758,797    $43,829,560    $47,077,424

Contract purchase price plus
   acquisition fee                 $38,771,218    $49,332,416    $43,439,270    $46,687,961

Other cash expenditures
   expensed                                 --             --             --             --

Other cash expenditures
   capitalized                         368,126        426,381        390,290        389,463
                                   -----------    -----------    -----------    -----------
Total acquisition cost (Note 1)    $39,139,344    $49,758,797    $43,829,560    $47,077,424
                                   ===========    ===========    ===========    ===========

Note 14:    The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 66.13%, a 63.09%, a 47.83%, and a
            41% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 15:    The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, an 11%, and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant
            properties. In addition, the partnership owns a 26% interest in a property held separately as tenants-in-common with an affiliate. One of the joint ventures previously owned three additional properties.

Note 16:    The partnership owns a 50% interest in a joint venture which owns five restaurant properties and a 23.62% and a 31.25% interest in two separate joint ventures, each of which owns one restaurant property.
            In addition, the partnership owns a 16%, a 15%, and a 59% interest in three restaurant properties held as tenants-in-common with affiliates. One of the joint ventures previously owned three additional properties.

Note 17:    The partnership owns a 32.35%, a 19.72%, and a 21% interest in three separate joint ventures which each own one restaurant. In addition, the partnership owns an 80.44%, a 40.42%, and an 83% interest in three restaurant properties held as tenants-in-common with affiliates.

TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)

                                   CNL Restaurant      CNL Income    CNL Income
                                    Properties,        Fund XVII,    Fund XVIII,    CNL Retirement
                                        Inc.             Ltd.           Ltd.        Properties, Inc.
                                   ---------------    -----------    -----------    ---------------
                                     (Note 18)         (Note 19)      (Note 20)         (Note 21)
Locations                          AL, AR, AZ, CA,    CA, FL, GA,    AZ, CA, CO,    AR, CA, CO, CT,
                                   CO, CT, DE, FL,    IL, IN, MD,    FL, GA, IL,    FL, GA, IL, MA,
                                   GA, IA, ID, IL,    MI, NC, NE,    KY, MD, MN,    MD, NC, NJ, OH,
                                   IN, KS, KY, LA,    NV, OH, SC,    NC, NV, NY,    OK, TN, TX, WA
                                   MD, MI, MN, MO,    TN, TX, WA,    OH, PA, TN,
                                   MS, NC, NE, NH,    WI             TX, VA
                                   NJ, NM, NV, NY,
                                   OH, OK, OR, PA,
                                   RI, SC, SD, TN,
                                   TX, UT, VA, WA,
                                   WI, WV

Type of property                       Restaurants    Restaurants    Restaurants         Retirement
                                                                                         Facilities

Gross leasable space
   (sq. ft.) or number                 1,118 units       39 units       30 units           37 units
   of units and total
   square feet of units              4,968,517 s/f    165,544 s/f    152,527 s/f      2,598,555 s/f

Dates of purchase                        6/30/95 -     12/20/95 -     12/27/96 -          4/20/00 -
                                          12/30/02        9/25/02        6/26/02           12/20/02

Cash down payment (Note 1)          $1,261,498,990    $34,701,715    $35,377,348       $391,807,462

Contract purchase price plus
   acquisition fee                  $1,259,245,179    $34,635,251    $35,270,361       $382,240,508

Other cash expenditures
   expensed                                     --             --             --                 --

Other cash expenditures
   capitalized                           2,253,811         66,464        106,987          9,566,954
                                   ---------------    -----------    -----------    ---------------
Total acquisition cost (Note 1)     $1,261,498,990    $34,701,715    $35,377,348       $391,807,462
                                   ===============    ===========    ===========    ===============

Note 18:    In May 1998, CNL Restaurant Properties, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold properties subsequent to the formation of CNL APF Partners, LP. CNL Restaurant
            Properties, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF
            Partners, LP. CNL Restaurant Properties, Inc. and CNL APF Partners,
            LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures, and 80% in six separate joint ventures. Each joint venture owns one restaurant property. On June 1, 2000, CNL
            Restaurant Properties, Inc. formed CNL Franchise Network, LP and transferred certain assets and operations to it in exchange for a combined general and limited partnership interest of 84.39%.

Note 19:    The partnership owns a 60.06%, a 30.94%, an 86%, and a 40% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, a
            27.42%, a 36.91%, a 25%, a 24%, and a 90% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned an 80% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional property.

Note 20:    The partnership owns a 39.93%, a 57.2%, and a 19.78% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns an 80.7% and an 18.35% interest in two restaurant properties held as
            tenants-in-common with affiliates.

Note 21:    In December 1999, CNL Retirement Properties, Inc. formed an operating partnership, CNL Retirement Partners, LP. Properties acquired are held by CNL Retirement Partners, LP or its wholly owned subsidiaries. CNL Retirement Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Retirement Partners, LP.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this
Pre-Effective Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Orlando, State of Florida, on December 4, 2003.

                                        CNL HOSPITALITY PROPERTIES, INC.
                                        (Registrant)

                                        By:   /s/ Thomas J. Hutchison III
                                              ---------------------------
                                              Thomas J. Hutchison III
                                              Chief Executive Officer
                                              (Principal Executive Officer)

                                        By:   /s/ C. Brian Strickland
                                              -----------------------
                                              C. Brian Strickland
                                              Executive Vice President
                                              (Principal Financial and
                                              Accounting Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. One to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----

/s/ James M. Seneff, Jr.       Chairman of the Board           December 4, 2003
---------------------------
JAMES M. SENEFF, JR.

/s/ Robert A. Bourne          Vice Chairman of the Board       December 4, 2003
---------------------------   and Treasurer
ROBERT A. BOURNE

/s/ Thomas J. Hutchison III   Chief Executive Officer          December 4, 2003
---------------------------   (Principal Executive Officer)
THOMAS J. HUTCHISON III

/s/ C. Brian Strickland       Executive Vice President         December 4, 2003
---------------------------   (Principal Financial and
C. BRIAN STRICKLAND           Accounting Officer)

/s/ Charles E. Adams          Independent Director             December 4, 2003
---------------------------
CHARLES E. ADAMS

/s/ Lawrence A. Dustin        Independent Director             December 4, 2003
---------------------------
LAWRENCE A. DUSTIN

/s/ Craig M. McAllaster       Independent Director             December 4, 2003
---------------------------
CRAIG M. MCALLASTER

/s/ Robert E. Parsons, Jr.    Independent Director             December 4, 2003
---------------------------
ROBERT E. PARSONS, JR.

                                  EXHIBIT INDEX

Exhibits                                                                    Page
--------                                                                    ----

1.1     Form of Managing Dealer Agreement (Filed herewith.)

1.2     Form of Participating Broker Agreement (Filed herewith.)

2.1     Agreement by and among CNL Hospitality Properties, Inc., CNL Rose
        Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose
        Acquisition OP, LP and RFS Partnership, L.P. (Previously filed as
        Exhibit 2.1 to the Registrant's Form 8-K filed May 9, 2003 and incorporated herein by reference.)

2.2     Amendment to Merger Agreement dated May 27, 2003 among the
        Company, CNL Rose Acquisition Corp., RFS Hotel Investors, Inc.,
        CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Previously
        filed as Exhibit 2.2 to Post-Effective Amendment No. Two to the
        Registrant's Registration Statement on Form S-11 filed July 11,
        2003 and incorporated herein by reference.)

2.3     RFS Acquisition Agreement, dated as of July 10, 2003, by and among CNL Hospitality Partners, LP, CNL Hotel RI-Orlando, Ltd.,
        CNL Hotel CY-Edison, LP, RFS Partnership, L.P. and CNL Rose
        Acquisition Corp. (Previously filed as Exhibit 2.1 to RFS
        Partnership, L.P.'s Current Report on Form 8-K filed July 25,
        2003 and incorporated herein by reference).

3.1     CNL American Realty Fund, Inc. Bylaws (Previously filed as
        Exhibit 3.3 to the Registrant's Registration Statement on Form
        S-11 filed August 12, 1996 and incorporated herein by reference.)

3.2     Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc.
        (Previously filed as Exhibit 3.7 to Post-Effective Amendment No.
        Two to the Registrant's Registration Statement on Form S-11 filed
        October 23, 2000 and incorporated herein by reference.)

3.3     Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc.
        (Previously filed as Exhibit 3.8 to Post-Effective Amendment No.
        Six to the Registrant's Registration Statement on Form S-11 filed
        June 11, 2001 and incorporated herein by reference.)

3.4     Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc.
        (Previously filed as Exhibit 3.9 to Post-Effective Amendment No.
        One to the Registrant's Registration Statement on Form S-11 filed
        June 26, 2002 and incorporated herein by reference.)

3.5     Articles of Amendment and Restatement of CNL Hospitality
        Properties, Inc. dated July 21, 2003 (Previously filed as Exhibit
        3.18 to the Registrant's Registration Statement on Form S-11
        filed July 23, 2003 and incorporated herein by reference.)

3.6     Fifth Amended and Restated Agreement of Limited Partnership of
        RFS Partnership, L.P. dated January 2, 2001 (Previously filed as
        Exhibit 3.3 to RFS Hotel Investors, Inc.'s ("RFS") Form 10-K
        filed March 15, 2001 and incorporated herein by reference.)

3.7     Charter of RFS 2002 Financing, Inc. dated February 8, 2002
        (Previously filed as Exhibit 3.4 to RFS's Form S-4 Registration
        Statement filed March 15, 2002 and incorporated herein by
        reference.)

3.8     By-Laws of RFS 2002 Financing, Inc. dated February 8, 2002
        (Previously filed as Exhibit 3.5 to RFS's Form S-4 Registration
        Statement filed March 15, 2002 and incorporated herein by
        reference.

---------
*    To be filed by amendment

                                    i

3.9     Charter of RFS Leasing VII, Inc. dated November 13, 2000
        (Previously filed as Exhibit 3.6 to RFS's Form S-4 Registration
        Statement filed March 15, 2002 and incorporated herein by
        reference.)

3.10    Articles of Amendment to the Charter of RFS Leasing VII, Inc.
        dated December 10, 2001 (Previously filed as Exhibit 3.6(a) to
        RFS's Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.11    By-Laws of RFS Leasing VII, Inc. dated November 13, 2000
        (Previously filed as Exhibit 3.7 to RFS's Form S-4 Registration
        Statement filed March 15, 2002 and incorporated herein by
        reference.)

3.12    Amendment to the Certificate of Limited Partnership of RFS
        Partnership, L.P., dated July 10, 2003 (Previously filed as
        Exhibit 3.17 to Post-Effective Amendment No. Two to the
        Registrant's Registration Statement on Form S-11 filed July 11,
        2003 and incorporated herein by reference.)

4.1     CNL American Realty Fund, Inc. Bylaws (Previously filed as
        Exhibit 3.3 to the Registrant's Registration Statement on Form
        S-11 filed August 12, 1996 and incorporated herein by reference.)

4.2     Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc.
        (Previously filed as Exhibit 3.7 to Post-Effective Amendment No.
        Two to the Registrant's Registration Statement on Form S-11 filed
        October 23, 2000 and incorporated herein by reference.)

4.3     Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc.
        (Previously filed as Exhibit 3.8 to Post-Effective Amendment No.
        Six to the Registrant's Registration Statement on Form S-11 filed
        June 11, 2001 and incorporated herein by reference.)

4.4     Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc.
        (Previously filed as Exhibit 3.9 to Post-Effective Amendment No.
        One to the Registrant's Registration Statement on Form S-11 filed
        June 26, 2002 and incorporated herein by reference.)

4.5     Indenture dated February 26, 2002 among RFS Partnership, L.P.,
        RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel
        Investors, Inc. and U.S. Bank National Association (Previously
        filed as Exhibit 4.1 to RFS's Form S-4 Registration Statement
        filed March 15, 2002 and incorporated herein by reference.)

4.6     Form of Global Note evidencing the 9.75% Series B Senior Notes due 2012 of RFS Partnership, L.P. and RFS 2002 Financing, Inc.
        (Previously filed as Exhibit A to Exhibit 4.1 to RFS's Form S-4
        Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.7     Form of Guaranty by RFS Hotel Investors, Inc. and RFS Leasing
        VII, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS's
        Form S-4 Registration Statement filed March 15, 2002 and
        incorporated herein by reference.)

4.8     Registration Rights Agreement dated February 26, 2002 among RFS
        Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII,
        Inc., RFS Hotel Investors, Inc., Credit Suisse First Boston
        Corporation and Banc of America Securities LLC (Previously filed as Exhibit 4.4 to RFS's Form S-4 Registration Statement filed
        March 15, 2002 and incorporated herein by reference.)

---------
*    To be filed by amendment

4.9     Articles of Amendment and Restatement of CNL Hospitality
        Properties, Inc. dated July 21, 2003 (Previously filed as Exhibit
        3.18 to the Registrant's Registration Statement on Form S-11
        filed July 23, 2003 and incorporated herein by reference.)

4.10    Form of Reinvestment Plan (Included in the Prospectus as Appendix
        A and incorporated herein by reference.)

*5      Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

*8      Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

10.1    Form of Escrow Agreement between CNL Hospitality Properties, Inc.
        and SouthTrust Bank (Previously filed as Exhibit 10.1 to the
        Registrant's Registration Statement on Form S-11 filed July 23,
        2003 and incorporated herein by reference.)

10.2    Form of Advisory Agreement (Filed herewith.)

10.3    Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 filed
        November 23, 1998 and incorporated herein by reference.)

10.4    Form of Indemnification and Put Agreement (Previously filed as
        Exhibit 10.4 to the Registrant's Registration Statement on Form
        S-11 filed August 12, 1996 and incorporated herein by reference.)

10.5    Form of Unconditional Guaranty of Payment and Performance
        (Previously filed as Exhibit 10.5 to the Registrant's
        Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.6    Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 filed August
        12, 1996 and incorporated herein by reference.)

10.7    Form of Lease Agreement (Previously filed as Exhibit 10.57 to the
        Registrant's Registration Statement on Form S-11 filed August 9,
        2001 and incorporated herein by reference.)

10.8    Form of Reinvestment Plan (Included in the Prospectus as Appendix
        A and incorporated herein by reference.)

10.9    Indemnification Agreement between CNL Hospitality Properties,
        Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A.
        Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C.
        Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose,
        dated July 9, 1997; C. Brian Strickland dated October 31, 1998;
        John A. Griswold dated January 7, 1999; Charles E. Adams and
        Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; Thomas J. Hutchison III dated May 16,
        2000; and Robert E. Parsons, Jr. dated November 3, 2003.
        (Previously filed as Exhibit 10.2 to the Registrant's Form 10-Q filed May 17, 1999 and incorporated herein by reference.)

10.10   Agreement of Limited Partnership of CNL Hospitality Partners, LP
        (Previously filed as Exhibit 10.10 to Post-Effective Amendment
        No. Five to the Registrant's Registration Statement on Form S-11
        filed September 23, 1998 and incorporated herein by reference.)

---------
*    To be filed by amendment

10.11   Hotel Purchase and Sale Contract between CNL Real Estate
        Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as
        Exhibit 10.11 to Post-Effective Amendment No. Five to the
        Registrant's Registration Statement on Form S-11 filed September
        23, 1998 and incorporated herein by reference.)

10.12   Assignment and Assumption Agreement between CNL Real Estate
        Advisors, Inc. and CNL Hospitality Partners, LP, relating to the
        Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. Five to the Registrant's
        Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.13   Hotel Purchase and Sale Contract between CNL Real Estate
        Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as
        Exhibit 10.13 to Post-Effective Amendment No. Five to the
        Registrant's Registration Statement on Form S-11 filed September
        23, 1998 and incorporated herein by reference.)

10.14   Assignment and Assumption Agreement between CNL Real Estate
        Advisors, Inc. and CNL Hospitality Partners, LP, relating to the
        Residence Inn - Buckhead (Lenox Park) (Previously filed as
        Exhibit 10.14 to Post-Effective Amendment No. Five to the
        Registrant's Registration Statement on Form S-11 filed September
        23, 1998 and incorporated herein by reference.)

10.15   Lease Agreement between CNL Hospitality Partners, LP and STC
        Leasing Associates, LLC, dated August 1, 1998, relating to the
        Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Five to the Registrant's
        Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.16   Lease Agreement between CNL Hospitality Partners, LP and STC
        Leasing Associates, LLC, dated August 1, 1998, relating to the
        Residence Inn - Buckhead (Lenox Park) (Previously filed as
        Exhibit 10.16 to Post-Effective Amendment No. Five to the
        Registrant's Registration Statement on Form S-11 filed September
        23, 1998 and incorporated herein by reference.)

10.17   Master Revolving Line of Credit Loan Agreement with CNL
        Hospitality Properties, Inc., CNL Hospitality Partners, LP and
        Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit
        10.17 to Post-Effective Amendment No. Five to the Registrant's
        Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.18   Master Loan Agreement by and between CNL Hotel Investors, Inc.
        and Jefferson-Pilot Life Insurance Company, dated February 24,
        1999 (Previously filed as Exhibit 10.18 to Post-Effective
        Amendment No. Seven to the Registrant's Registration Statement on
        Form S-11 filed March 16, 1999 and incorporated herein by
        reference.)

10.19   Securities Purchase Agreement between CNL Hospitality Properties,
        Inc. and Five Arrows Realty Securities II L.L.C., dated February
        24, 1999 (Previously filed as Exhibit 10.19 to Post-Effective
        Amendment No. Seven to the Registrant's Registration Statement on
        Form S-11 filed March 16, 1999 and incorporated herein by
        reference.)

10.20   Subscription and Stockholders' Agreement among CNL Hotel
        Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL
        Hospitality Partners, LP and CNL Hospitality Properties, Inc.,
        dated February 24, 1999 (Previously filed as Exhibit 10.20 to
        Post-Effective Amendment No. Seven to the Registrant's
        Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.21   Registration Rights Agreement by and between CNL Hospitality
        Properties, Inc. and Five Arrows Realty Securities II L.L.C.,
        dated February 24, 1999 (Previously filed as Exhibit 10.21 to
        Post-Effective Amendment No. Seven to the Registrant's
        Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

---------
*    To be filed by amendment

10.22   Lease Agreement between Courtyard Annex, L.L.C. and City Center
        Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Four to the Registrant's
        Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.23   First Amended and Restated Limited Liability Company Agreement of
        Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia
        (Previously filed as Exhibit 10.23 to Post-Effective Amendment
        No. Four to the Registrant's Registration Statement on Form S-11
        filed February 17, 2000 and incorporated herein by reference.)

10.24   Purchase and Sale Agreement between Marriott International, Inc.,
        CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL
        Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as
        Exhibit 10.24 to Post-Effective Amendment No. Four to the
        Registrant's Registration Statement on Form S-11 filed February
        17, 2000 and incorporated herein by reference.)

10.25   Lease Agreement between CNL Hospitality Partners, LP, and RST4
        Tenant LLC, dated December 10, 1999, relating to the Residence
        Inn - Mira Mesa (Previously filed as Exhibit 10.25 to
        Post-Effective Amendment No. Four to the Registrant's
        Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.26   Purchase and Sale Agreement between Marriott International, Inc.,
        TownePlace Management Corporation and Residence Inn by Marriott,
        Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser,
        dated November 24, 1999, relating to the Residence Inn - Mira
        Mesa and the TownePlace Suites - Newark (Previously filed as
        Exhibit 10.26 to Post-Effective Amendment No. Four to the
        Registrant's Registration Statement on Form S-11 filed February
        17, 2000 and incorporated herein by reference.)

10.27   First Amendment to Lease Agreement between CNL Hospitality
        Partners, LP and STC Leasing Associates, LLC, dated August 1,
        1998, related to the Residence Inn - Gwinnett Place, (amends
        Exhibit 10.15 above) and the First Amendment to Agreement of
        Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as
        Exhibit 10.15 to the Registrant's Form 10-Q filed November 10,
        1999 and incorporated herein by reference.)

10.28   First Amendment to Lease Agreement between CNL Hospitality
        Partners, LP and STC Leasing Associates, LLC, dated August 1,
        1998, related to the Residence Inn - Buckhead (Lenox Park)
        (amends Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as
        Exhibit 10.16 to the Registrant's Form 10-Q filed November 10,
        1999 and incorporated herein by reference.)

10.29   Lease Agreement between CNL Hospitality Partners, LP and WYN
        Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham
        Denver Tech Center (Previously filed as Exhibit 10.29 to
        Post-Effective Amendment No. Six to the Registrant's Registration
        Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.30   Lease Agreement between CNL Hospitality Partners, LP and WYN
        Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham
        Billerica (Previously filed as Exhibit 10.30 to Post-Effective
        Amendment No. Six to the Registrant's Registration Statement on
        Form S-11 filed June 9, 2000 and incorporated herein by
        reference.)

---------
*    To be filed by amendment

                                    v

10.31   Purchase and Sale Agreement between CNL Hospitality Corp., as
        Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company,
        LLC, as Sellers, and Wyndham International, Inc., relating to the
        Wyndham Denver Tech Center and the Wyndham Billerica (Previously
        filed as Exhibit 10.31 to Post-Effective Amendment No. Six to the
        Registrant's Registration Statement on Form S-11 filed June 9,
        2000 and incorporated herein by reference.)

10.32   Lease Agreement between CNL Hospitality Partners, LP and RST4
        Tenant LLC, dated June 17, 2000, relating to the Courtyard - Palm
        Desert and the Residence Inn - Palm Desert (Previously filed as
        Exhibit 10.32 to Post-Effective Amendment No. One to the
        Registrant's Registration Statement on Form S-11 filed August 9,
        2000 and incorporated herein by reference.)

10.33   Purchase and Sale Agreement between PDH Associates LLC, as
        Seller, and CNL Hospitality Corp., as Buyer, dated January 19,
        2000, relating to the Courtyard - Palm Desert and the Residence
        Inn - Palm Desert (Previously filed as Exhibit 10.33 to
        Post-Effective Amendment No. One to the Registrant's Registration
        Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

10.34   Amendment to Purchase and Sale Agreement between PDH Associates
        LLC and CNL Hospitality Corp., dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm
        Desert (amends Exhibit 10.33 above) (Previously filed as Exhibit
        10.34 to Post-Effective Amendment No. One to the Registrant's
        Registration Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

10.35   Assignment Agreement between CNL Hospitality Corp. and CNL
        Hospitality Partners, LP, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert (Previously filed as Exhibit
        10.35 to Post-Effective Amendment No. One to the Registrant's
        Registration Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

10.36   Lease Agreement between CNL Hospitality Partners, LP and RST4
        Tenant LLC, dated July 28, 2000, relating to the SpringHill
        Suites - Gaithersburg (Previously filed as Exhibit 10.36 to
        Post-Effective Amendment No. One to the Registrant's Registration
        Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

10.37   Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and
        joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites - Gaithersburg (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. One to the
        Registrant's Registration Statement on Form S-11 filed August 9,
        2000 and incorporated herein by reference.)

10.38   Lease Agreement between CNL Hospitality Partners, LP and RST4
        Tenant LLC, dated July 28, 2000, relating to the Residence Inn -
        Merrifield (Previously filed as Exhibit 10.38 to Post-Effective
        Amendment No. One to the Registrant's Registration Statement on
        Form S-11 filed August 9, 2000 and incorporated herein by
        reference.)

10.39   Purchase and Sale Agreement between TownePlace Management
        Corporation and Residence Inn by Marriott, Inc., as Sellers, and
        CNL Hospitality Partners, LP, as Purchaser, and joined in by
        Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Merrifield (Previously filed as Exhibit
        10.39 to Post-Effective Amendment No. One to the Registrant's
        Registration Statement on Form S-11 filed August 9, 2000 and incorporated herein by reference.)

---------
*    To be filed by amendment

10.40   First Amendment to Purchase and Sale Agreement between TownePlace
        Management Corporation and Residence Inn by Marriott, Inc., as
        Sellers, and CNL Hospitality Partners, LP, as Purchaser, and
        joined in by Marriott International, Inc., dated November 24,
        1999, relating to the Residence Inn - Mira Mesa, SpringHill
        Suites - Gaithersburg, Residence Inn - Merrifield and TownePlace
        Suites - Newark (amends Exhibits 10.26, 10.37 and 10.39 above)
        (Previously filed as Exhibit 10.40 to Post-Effective Amendment
        No. One to the Registrant's Registration Statement on Form S-11
        filed August 9, 2000 and incorporated herein by reference.)

10.41   Lease Agreement between CNL Hospitality Partners, LP and CCCL
        Leasing LLC, dated August 18, 2000, relating to the Courtyard -
        Alpharetta (Previously filed as Exhibit 10.41 to Post-Effective
        Amendment No. Two to the Registrant's Registration Statement on
        Form S-11 filed October 23, 2000 and incorporated herein by reference.)

10.42   Lease Agreement between CNL Hospitality Partners, LP and CCCL
        Leasing LLC, dated August 18, 2000, relating to the Residence Inn
        - Cottonwood (Previously filed as Exhibit 10.42 to Post-Effective
        Amendment No. Two to the Registrant's Registration Statement on
        Form S-11 filed October 23, 2000 and incorporated herein by reference.)

10.43   Lease Agreement between CNL Hospitality Partners, LP and CCCL
        Leasing LLC, dated August 18, 2000, relating to the TownePlace
        Suites - Mt. Laurel (Previously filed as Exhibit 10.43 to
        Post-Effective Amendment No. Two to the Registrant's Registration
        Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

10.44   Lease Agreement between CNL Hospitality Partners, LP and CCCL
        Leasing LLC, dated August 18, 2000, relating to the TownePlace
        Suites - Scarborough (Previously filed as Exhibit 10.44 to
        Post-Effective Amendment No. Two to the Registrant's Registration
        Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

10.45   Lease Agreement between CNL Hospitality Partners, LP and CCCL
        Leasing LLC, dated August 18, 2000, relating to the TownePlace
        Suites - Tewksbury (Previously filed as Exhibit 10.45 to
        Post-Effective Amendment No. Two to the Registrant's Registration
        Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

10.46   Purchase and Sale Agreement between Residence Inn by Marriott,
        Inc., Courtyard Management Corporation, SpringHill SMC
        Corporation and TownePlace Management Corporation, as Sellers,
        CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as
        Tenant, Crestline Capital Corporation, Marriott International,
        Inc., and joined in by CNL Hospitality Properties, Inc., dated
        August 18, 2000, relating to the Residence Inn - Cottonwood,
        Courtyard - Alpharetta and Overland Park, SpringHill Suites -
        Raleigh, and TownePlace Suites - Mt. Laurel, Scarborough and
        Tewksbury (Previously filed as Exhibit 10.46 to Post-Effective
        Amendment No. Two to the Registrant's Registration Statement on
        Form S-11 filed October 23, 2000 and incorporated herein by reference.)

10.47   First Amendment to Purchase and Sale Agreement between Residence
        Inn by Marriott, Inc., Courtyard Management Corporation,
        SpringHill SMC Corporation and TownePlace Management Corporation,
        as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL
        Leasing LLC, as tenant, Crestline Capital Corporation, and
        Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta and
        Overland Park, SpringHill Suites - Raleigh, and TownePlace Suites
        - Mt. Laurel, Scarborough and Tewksbury (Previously filed as
        Exhibit 10.47 to Post-Effective Amendment No. Two to the
        Registrant's Registration Statement on Form S-11 filed October
        23, 2000 and incorporated herein by reference.)

---------
*    To be filed by amendment

10.48   Lease Agreement between CNL Hospitality Partners, LP and RST4
        Tenant LLC, dated November 4, 2000, relating to the TownePlace
        Suites - Newark (Previously filed as Exhibit 10.48 to
        Post-Effective Amendment No. Three to the Registrant's
        Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.49   Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant
        Corporation, dated October 12, 2000, relating to the Courtyard -
        Little Lake Bryan (Previously filed as Exhibit 10.49 to
        Post-Effective Amendment No. Three to the Registrant's
        Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.50   Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant
        Corporation, dated October 12, 2000, relating to the Fairfield
        Inn - Little Lake Bryan (Previously filed as Exhibit 10.50 to
        Post-Effective Amendment No. Three to the Registrant's
        Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.51   First Amendment to Lease Agreement between LLB C-Hotel, L.L.C.
        and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibit 10.49 above)
        (Previously filed as Exhibit 10.51 to Post-Effective Amendment
        No. Three to the Registrant's Registration Statement on Form S-11
        filed December 12, 2000 and incorporated herein by reference.)

10.52   First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and
        LLB Tenant Corporation, dated November 17, 2000, relating to the
        Fairfield Inn - Little Lake Bryan (amends Exhibit 10.50 above)
        (Previously filed as Exhibit 10.52 to Post-Effective Amendment
        No. Three to the Registrant's Registration Statement on Form S-11
        filed December 12, 2000 and incorporated herein by reference.)

10.53   Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated
        September 17, 1998, relating to the Courtyard - Little Lake
        Bryan, the Fairfield Inn - Little Lake Bryan and the SpringHill
        Suites - Little Lake Bryan (Previously filed as Exhibit 10.53 to
        Post-Effective Amendment No. Three to the Registrant's
        Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.54   Second Amendment to Lease Agreement between CNL LLB C-Hotel
        Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant
        Corporation, dated December 15, 2000, relating to the Courtyard -
        Little Lake Bryan (amends Exhibits 10.49 and 10.51 above)
        (Previously filed as Exhibit 10.54 to Post-Effective Amendment
        No. Four to the Registrant's Registration Statement on Form S-11
        filed March 12, 2001 and incorporated herein by reference.)

10.55   Second Amendment to Lease Agreement between CNL LLB F-Inn
        Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant
        Corporation, dated December 15, 2000, relating to the Fairfield
        Inn - Little Lake Bryan (amends Exhibits 10.50 and 10.52 above)
        (Previously filed as Exhibit 10.55 to Post-Effective Amendment
        No. Four to the Registrant's Registration Statement on Form S-11
        filed March 12, 2001 and incorporated herein by reference.)

10.56   Indenture Agreement among Desert Ridge Resort, LLC, as Issuer;
        Bank One, National Association, as Trustee; and Financial
        Structures Limited, as Insurer, dated December 15, 2000, relating to the Desert Ridge Property (Previously filed as Exhibit 10.56 to Post-Effective Amendment No. Four to the Registrant's
        Registration Statement on Form S-11 filed March 12, 2001 and incorporated herein by reference.)

10.57   Promissory Note with CNL Hospitality Partners, LP, as Maker, and
        Security Life of Denver Insurance Company, as Payee, dated
        September 7, 2001 (Previously filed as Exhibit 10.56 to the
        Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

---------
*    To be filed by amendment

10.58   Consolidated Lease Amendment dated as of February 27, 1996 between RFS Partnership, L.P. and RFS, Inc. (Previously filed as
        Exhibit 10.3 to RFS's Current Report on Form 8-K filed March 14,
        1996 and incorporated herein by reference.)

10.59   Form of Future Percentage Lease Agreement (Previously filed as
        Exhibit 10.4 to RFS's Current Report on Form 8-K filed March 14,
        1996 and incorporated herein by reference.)

10.60   Schedule of terms of Percentage Leases (Previously filed as
        Exhibit 10.2(a) to RFS's Form 10-K filed March 31, 1999 and incorporated herein by reference.)

10.61   Form of Percentage Lease with TRS Lessees (Previously filed as
        Exhibit 10.1 to RFS's Current Report on Form 8-K filed January
        16, 2001 and incorporated herein by reference.)

10.62   Form of Management Agreement with Flagstone (Previously filed as
        Exhibit 10.2 to RFS's Current Report on Form 8-K filed January
        16, 2001 and incorporated herein by reference.)

10.63   Master Agreement dated February 1, 1996 among Doubletree
        Corporation, Seedling Merger Subsidiary, Inc., RFS, Inc., RFS
        Hotel Investors, Inc. and RFS Partnership, L.P. (Previously filed as Exhibit 10.2 to RFS's Current Report on Form 8-K filed March
        14, 1996 and incorporated herein by reference.)

10.64   First Amendment to Master Agreement dated as of November 21, 1996 among Doubletree Corporation, RFS, Inc., RFS Hotel Investors,
        Inc., RFS Partnership, L.P., RFS Leasing, Inc., RFS Financing
        Partnership, L.P., DTR RFS Lessee, Inc. (Previously filed as
        Exhibit 10.9(a) to RFS's Form 10-K filed March 31, 1997 and incorporated herein by reference.)

10.65   Termination Agreement dated as of January 26, 2000 among RFS,
        Inc., RFS Leasing, Inc., DTR RFS Lessee, Inc., RFS Partnership,
        L.P., RFS Financing Partnership, L.P., Plano Inn, L.P., RFS SPE 1
        1998 LLC, RFS SPE 2 1998 LLC, Ridge Lake General Partner, Inc.,
        RFS Hotel Investors, Inc., Doubletree Corporation and Hilton
        Hotels Corporation (Previously filed as Exhibit 10.15 to RFS's
        Form 10-K filed March 28, 2000 and incorporated herein by
        reference.)

10.66   Loan Agreement dated August 9, 2000 by and between Bank of
        America, N.A. (as lender) and RFS SPE 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.19 to RFS's Form 10-K filed March 15, 2001 and incorporated herein by reference.)

10.67   Loan Agreement dated August 9, 2000 by and between Bank of
        America, N.A. (as lender) and RFS SPE 2 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.20 to RFS's Form 10-K filed March 15, 2001 and incorporated herein by reference.)

10.68   Credit Agreement dated as of July 10, 2003 among RFS Partnership,
        L.P. and RFS Financing Partnership, L.P. (as borrowers), the
        Registrant (as parent to the borrowers), Bank of America, N.A.
        (as Administrative Agent) and the lenders named therein
        (Previously filed as Exhibit 10.68 to Post-Effective Amendment
        No. Two to the Registrant's Registration Statement on Form S-11
        filed July 11, 2003 and incorporated herein by reference. The
        Registrant agrees to furnish supplementally any omitted schedule to the Commission upon request.)

10.69   $320,000,000 Note between RFS Partnership, L.P. and RFS Financing
        Partnership, L.P. (as borrowers), and Banc of America Bridge LLC
        (as lender) (Previously filed as Exhibit 10.69 to Post-Effective
        Amendment No. Two to the Registrant's Registration Statement on
        Form S-11 filed July 11, 2003 and incorporated herein by
        reference.)

---------
*    To be filed by amendment

10.70   Continuing Guaranty Agreement, dated as of July 10, 2003 among
        CNL Hospitality Properties, Inc., CNL Rose GP Corp., and CNL Rose
        Acquisition Corp., in favor of Bank of America, N.A. (Previously filed as Exhibit 10.3 to RFS Partnership, L.P.'s Current Report
        on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

10.71   Security and Pledge Agreement, dated as of July 10, 2003 between
        RFS Partnership, L.P. and Bank of America, N.A. (relating to common stock of RFS TRS Holdings, Inc.) (Previously filed as
        Exhibit 10.4 to RFS Partnership, L.P.'s Current Report on Form
        8-K filed July 25, 2003 and incorporated herein by reference.)

10.72   Security and Pledge Agreement, dated as of July 10, 2003 between
        CNL Rose Acquisition Corp. and Bank of America, N.A. (relating to limited partner interests in RFS Partnership, L.P.) (Previously filed as Exhibit 10.5 to RFS Partnership, L.P.'s Current Report
        on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

10.73   Security and Pledge Agreement, dated as of July 10, 2003 between
        CNL Hospitality Properties, Inc. and Bank of America, N.A.
        (relating to common stock of CNL Rose Acquisition Corp.)
        (Previously filed as Exhibit 10.6 to RFS Partnership, L.P.'s
        Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

10.74   Security and Pledge Agreement, dated as of July 10, 2003 between
        CNL Rose GP Corp. and Bank of America, N.A. (relating to general partner interest in RFS Partnership, L.P.) (Previously filed as
        Exhibit 10.7 to RFS Partnership, L.P.'s Current Report on Form
        8-K filed July 25, 2003 and incorporated herein by reference.)

10.75   Security and Pledge Agreement, dated as of July 10, 2003 between
        CNL Hospitality Properties, Inc. and Bank of America, N.A.
        (relating to common stock of CNL Rose GP Corp.) (Previously filed as Exhibit 10.8 to RFS Partnership, L.P.'s Current Report on Form
        8-K filed July 25, 2003 and incorporated herein by reference.)

10.76   Security and Pledge Agreement, dated as of July 10, 2003 between
        RFS Partnership, L.P. and Bank of America, N.A. (relating to limited partner interest in Ridge Lake, L.P.) (Previously filed as Exhibit 10.9 to RFS Partnership, L.P.'s Current Report on Form
        8-K filed July 25, 2003 and incorporated herein by reference.)

10.77   Security and Pledge Agreement, dated as of July 10, 2003 between
        RFS Partnership, L.P. and Bank of America, N.A. (relating to common stock of RFS 2002 Financing, Inc.) (Previously filed as
        Exhibit 10.10 to RFS Partnership, L.P.'s Current Report on Form
        8-K filed July 25, 2003 and incorporated herein by reference.)

10.78   Security and Pledge Agreement, dated as of July 10, 2003 between
        RFS Partnership, L.P. and Bank of America, N.A. (relating to limited liability company interest in RFS Financing 2002, L.L.C.)
        (Previously filed as Exhibit 10.11 to RFS Partnership, L.P.'s
        Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

10.79   Security and Pledge Agreement, dated as of July 10, 2003 between
        RFS Partnership, L.P. and Bank of America, N.A. (relating to limited partner interest in RFS Financing Partnership, L.P.)
        (Previously filed as Exhibit 10.12 to RFS Partnership, L.P.'s
        Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

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*    To be filed by amendment

                                    x

 10.80   Security and Pledge Agreement, dated as of July 10, 2003 between
         RFS Partnership, L.P. and Bank of America, N.A. (relating to common stock of Ridge Lake General Partner, Inc.) (Previously filed as Exhibit 10.13 to RFS Partnership, L.P.'s Current Report
         on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

 10.81   Security and Pledge Agreement, dated as of July 10, 2003 between
         RFS Partnership, L.P. and Bank of America, N.A. (relating to limited liability company interests in Ridge Lake, L.L.C.)
         (Previously filed as Exhibit 10.14 to RFS Partnership, L.P.'s
         Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference.)

 23.1    Consent of PricewaterhouseCoopers LLP, Independent Certified
         Public Accountants, dated December 4, 2003 (Filed herewith.)

*23.2    Consent of Greenberg Traurig, LLP (To be contained in its
         opinions to be filed as Exhibits 5 and 8 and incorporated herein by reference.)

 23.3    Consent of PricewaterhouseCoopers LLP, Independent Certified
         Public Accountants, dated December 2, 2003 (Filed herewith.)

 23.4    Consent of KPMG LLP, Independent Certified Public Accountants,
         dated December 3, 2003 (Filed herewith..)

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*    To be filed by amendment